       Prospectus Supplement To Accompany Prospectus Dated March 18, 2008

                                  $542,544,000
                                 (Approximate)

         Commercial Mortgage Pass-Through Certificates, Series 2008-C1

             Credit Suisse Commercial Mortgage Trust Series 2008-C1
                                 issuing entity

              Credit Suisse First Boston Mortgage Securities Corp.
                                   depositor

                             Column Financial, Inc.
                          KeyBank National Association
                         sponsors/mortgage loan sellers

                               National City Bank
                              mortgage loan seller

                            ------------------------

     We, Credit Suisse First Boston Mortgage Securities Corp., intend to establish a trust fund to act as an issuing entity, which we refer to herein as the "issuing entity." The primary assets of that issuing entity will consist of 60 commercial and multifamily mortgage loans, with the characteristics described in this prospectus supplement. The issuing entity will issue 28 classes of certificates, 5 of which are being offered by this prospectus supplement, as listed below. The issuing entity will pay interest and/or principal monthly, commencing in May 2008. The offered certificates represent obligations of the issuing entity only and do not represent obligations of or interests in us or any of our affiliates. We do not intend to list the offered certificates on any national securities exchange or any automated quotation system of any registered securities association.

     The underwriters have agreed to purchase the offered certificates from us at a price of 99.7% of the total initial principal balance of the offered certificates plus accrued interest from April 1, 2008. The underwriters propose to offer the offered certificates from time to time for sale in negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

     Investing in the offered certificates involves risks. See "Risk Factors" beginning on page S-37 of this prospectus supplement.

                               Approximate                                                                  Expected
                           Initial Certificate   Initial Pass-      Assumed Final        Rated Final        Ratings
Offered Classes             Principal Balance     Through Rate    Distribution Date   Distribution Date   (S&P/Fitch)
---------------            -------------------   --------------   -----------------   -----------------   ------------
Class A-1................      $ 12,500,000       6.1540%             May 2012          February 2041       AAA/AAA
Class A-2................      $150,500,000       6.2191%           February 2013       February 2041       AAA/AAA
Class A-AB...............      $ 22,262,000       6.2191%           January 2017        February 2041       AAA/AAA
Class A-3................      $258,000,000       6.2191%          September 2017       February 2041       AAA/AAA
Class A-1-A..............      $ 99,282,000       6.2191%           November 2017       February 2041       AAA/AAA

     Delivery of the offered certificates, in book-entry form only, will be made on or about April 18, 2008. Credit enhancement will be provided by the subordination of certain classes of certificates to certain other classes of certificates and by a cash reserve fund in the amount of $300,000 as described in this prospectus supplement under "Summary of Prospectus Supplement--Distributions--B. Subordination," "--Distributions--C. Priority of Distributions" and "Description of the Offered Certificates--Distributions-- Subordination," and "Description of Credit Support--Subordinate Certificates" in the accompanying prospectus.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     Credit Suisse Securities (USA) LLC, Morgan Stanley & Co. Incorporated and Deutsche Bank Securities Inc. will act as underwriters with respect to this offering. Credit Suisse Securities (USA) LLC and Morgan Stanley & Co. Incorporated will be the co-lead managers and the co-bookrunners. Deutsche Bank Securities Inc. will be the co-manager (other than with respect to the class A-2 certificates, for which it will not act as underwriter). Not every underwriter will be obligated to purchase offered certificates from us.

Credit Suisse                                                         Morgan Stanley

                            Deutsche Bank Securities

              The date of this prospectus supplement is March 28, 2008.

[CREDIT SUISSE LOGO]

CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2008-C1

[MAP OMITTED]

WASHINGTON                      PUERTO RICO
1 PROPERTY                      1 PROPERTY
1.4% OF TOTAL                   3.8% OF TOTAL

CALIFORNIA                      TENNESSEE
5 PROPERTIES                    1 PROPERTY
13.0% OF TOTAL                  0.9% OF TOTAL

NORTHERN CALIFORNIA             SOUTH CAROLINA
1 PROPERTY                      2 PROPERTIES
1.0% OF TOTAL                   1.3% OF TOTAL

SOUTHERN CALIFORNIA             KENTUCKY
4 PROPERTIES                    1 PROPERTY
12.0% OF TOTAL                  0.5% OF TOTAL

UTAH                            NORTH CAROLINA
1 PROPERTY                      6 PROPERTIES
0.4% OF TOTAL                   4.5% OF TOTAL

HAWAII                          VIRGINIA
1 PROPERTY                      4 PROPERTIES
14.7% OF TOTAL                  3.1% OF TOTAL

ARIZONA                         MARYLAND
1 PROPERTY                      1 PROPERTY
0.2% OF TOTAL                   0.8% OF TOTAL

KANSAS                          PENNSYLVANIA
1 PROPERTY                      5 PROPERTIES
0.5% OF TOTAL                   5.8% OF TOTAL

TEXAS                           NEW YORK
6 PROPERTIES                    8 PROPERTIES
15.1% OF TOTAL                  15.5% OF TOTAL

OKLAHOMA                        OHIO
1 PROPERTY                      5 PROPERTIES
0.3% OF TOTAL                   4.5% OF TOTAL

MISSOURI                        MICHIGAN
3 PROPERTIES                    1 PROPERTY
1.9% OF TOTAL                   1.9% OF TOTAL

MISSISSIPPI                     INDIANA
1 PROPERTY                      3 PROPERTIES
0.6% OF TOTAL                   1.9% OF TOTAL

ALABAMA                         ILLINOIS
2 PROPERTIES                    4 PROPERTIES
0.5% OF TOTAL                   2.2% OF TOTAL

FLORIDA                         NEBRASKA
6 PROPERTIES                    1 PROPERTY
3.5% OF TOTAL                   0.3% OF TOTAL

GEORGIA                         COLORADO
1 PROPERTY                      1 PROPERTY
0.6% OF TOTAL                   0.1% OF TOTAL

[CHART]

Industrial          0.7%
Other               0.2%
Retail             40.0%
Office             27.3%
Hotel              14.5%
Multifamily        11.2%
Mixed Use           6.0%

[GRAPHIC OMITTED]

WAIKIKI BEACH WALK RETAIL
HONOLULU, HI

[GRAPHIC OMITTED]

HOLIDAY INN EXPRESS PETERSBURG
PETERSBURG, VA

[GRAPHIC OMITTED]

BARRON'S PROMENADE SHOPPING CENTER
SNELLVILLE, GA

[GRAPHIC OMITTED]

THE SHOPPES AT MONARCH
MIRAMAR, FL

[GRAPHIC OMITTED]

SHARON POINTE
CHARLOTTE, NC

[GRAPHIC OMITTED]

RADISSON HOTEL DALLAS NORTH
RICHARDSON, TX

[GRAPHIC OMITTED]

HILTON GARDEN INN JOPLIN
JOPLIN, MO

[GRAPHIC OMITTED]

SOUTHSIDE WORKS
PITTSBURGH, PA

[GRAPHIC OMITTED]

450 LEXINGTON AVENUE
NEW YORK, NY

[GRAPHIC OMITTED]

STONES CROSSING
ROCK HILL, SC

[GRAPHIC OMITTED]

PACIFIC PLAZA
TORRANCE, CA

[GRAPHIC OMITTED]

WATERS EDGE
CONCORD, NC

                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
   SUPPLEMENT                                                                S-4
NOTICE TO RESIDENTS OF THE UNITED KINGDOM                                    S-4
SUMMARY OF PROSPECTUS SUPPLEMENT                                             S-6
RISK FACTORS                                                                S-37
CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT                        S-64
FORWARD-LOOKING STATEMENTS                                                  S-64
AFFILIATIONS                                                                S-64
DESCRIPTION OF THE ISSUING ENTITY                                           S-64
DESCRIPTION OF THE DEPOSITOR                                                S-66
DESCRIPTION OF THE SPONSORS AND MORTGAGE LOAN SELLERS                       S-66
DESCRIPTION OF THE UNDERLYING MORTGAGE LOANS                                S-71
DESCRIPTION OF THE OFFERED CERTIFICATES                                    S-132
YIELD AND MATURITY CONSIDERATIONS                                          S-158
DESCRIPTION OF THE SWAP AGREEMENT                                          S-163
THE SERIES 2008-C1 POOLING AND SERVICING AGREEMENT                         S-163
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS FOR MORTGAGED PROPERTIES
   LOCATED IN NEW YORK, TEXAS AND HAWAII                                   S-201
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS FOR MORTGAGED
   PROPERTIES LOCATED IN PUERTO RICO                                       S-202
FEDERAL INCOME TAX CONSEQUENCES                                            S-202
ERISA CONSIDERATIONS                                                       S-205
LEGAL INVESTMENT                                                           S-208
USE OF PROCEEDS                                                            S-208
UNDERWRITING                                                               S-208
LEGAL MATTERS                                                              S-209
RATING                                                                     S-210
GLOSSARY                                                                   S-211

                        EXHIBITS TO PROSPECTUS SUPPLEMENT

EXHIBIT A-1  --  CHARACTERISTICS OF THE UNDERLYING MORTGAGE LOANS AND THE
                 RELATED MORTGAGED REAL PROPERTIES

EXHIBIT A-2  --  MORTGAGE POOL INFORMATION

EXHIBIT B    --  FORM OF TRUSTEE REPORT

EXHIBIT C    --  DECREMENT TABLES FOR THE OFFERED CERTIFICATES

EXHIBIT D    --  CLASS A-AB TARGETED PRINCIPAL BALANCE TABLE

EXHIBIT E    --  GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

                                   PROSPECTUS

IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS            3
AVAILABLE INFORMATION; INCORPORATION BY REFERENCE                              3
SUMMARY OF PROSPECTUS                                                          4
RISK FACTORS                                                                  12
CAPITALIZED TERMS USED IN THIS PROSPECTUS                                     31
CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP                           31
THE SPONSOR                                                                   32
USE OF PROCEEDS                                                               32
DESCRIPTION OF THE TRUST FUND                                                 33
YIELD AND MATURITY CONSIDERATIONS                                             54
DESCRIPTION OF THE CERTIFICATES                                               59
DESCRIPTION OF THE GOVERNING DOCUMENTS                                        70
DESCRIPTION OF CREDIT SUPPORT                                                 79
LEGAL ASPECTS OF MORTGAGE LOANS                                               81
FEDERAL INCOME TAX CONSEQUENCES                                               91
STATE AND OTHER TAX CONSEQUENCES                                             124
ERISA CONSIDERATIONS                                                         124
LEGAL INVESTMENT                                                             127
PLAN OF DISTRIBUTION                                                         129
LEGAL MATTERS                                                                130
FINANCIAL INFORMATION                                                        130
RATING                                                                       130
GLOSSARY                                                                     132

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS DOCUMENT MAY ONLY BE USED WHERE IT IS LEGAL TO SELL THESE SECURITIES. THE INFORMATION IN THIS DOCUMENT MAY ONLY BE ACCURATE ON THE DATE OF THIS DOCUMENT.

   IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT

          This free writing prospectus is also referred to herein as the "prospectus supplement." We provide information to you about the offered certificates in two separate documents that progressively provide more detail--

          - the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates, and

          - this prospectus supplement, which describes the specific terms of the offered certificates.

          You should read both this prospectus supplement and the accompanying prospectus in full to obtain material information concerning the offered certificates.

          In addition, we have filed with the Securities and Exchange Commission a registration statement (file no. 333-141613) under the Securities Act of 1933, as amended, with respect to the offered certificates. This prospectus supplement and the accompanying prospectus form a part of that registration statement. However, this prospectus supplement and the accompanying prospectus do not contain all of the information contained in our registration statement. For further information regarding the documents referred to in this prospectus supplement and the accompanying prospectus, you should refer to our registration statement and the exhibits to it. Our registration statement and the exhibits to it can be inspected and copied at prescribed rates at the public reference facility maintained by the SEC at its public reference room, 450 Fifth Street, N.W., Washington, D.C. 20549. Information on the operation of the public reference room can be obtained by calling the SEC at 1-800-SEC-0330. Copies of these materials can also be obtained electronically through the SEC's internet web site (http://www.sec.gov).

          The photographs of mortgaged real properties included in this prospectus supplement are not representative of all the mortgaged real properties that secure the mortgage loans expected to back the offered certificates or of any particular type of mortgaged real property.

          This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The Table of Contents in each of this prospectus supplement and the accompanying prospectus identify the pages where these sections are located.

                    NOTICE TO RESIDENTS OF THE UNITED KINGDOM

          The issuing entity described in this prospectus supplement is a collective investment scheme as defined in the Financial Services and Markets Act 2000 ("FSMA") of the United Kingdom. It has not been authorized, or otherwise recognized or approved, by the United Kingdom's Financial Services Authority and, as an unregulated collective investment scheme, accordingly cannot be marketed in the United Kingdom to the general public.

          The distribution of this prospectus supplement (A) if made by a person who is not an authorized person under the FSMA, is being made only to, or directed only at, persons who (i) are outside the United Kingdom, or (ii) have professional experience in matters relating to investments, or (iii) are persons falling within Article 49(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2001 (all such persons together being referred to as "FPO Persons"); and (B) if made by a person who is an authorized person under the FSMA, is being made only to, or directed only at, persons who (i) are outside the United Kingdom, or (ii) have professional experience in participating in unregulated collective investment schemes, or (iii) are persons falling within Article 22(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Markets Act 2000 (Promotion of Collective Investment Schemes) (Exemptions) Order 2001 (all such persons together being referred to as "PCIS Persons" and, together with the FPO Persons, the "Relevant Persons"). This prospectus supplement must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus supplement relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons.

          Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the issuing entity and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

EUROPEAN ECONOMIC AREA

          In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), each Underwriter has represented and agreed, and each further Underwriter appointed under the Programme will be required to represent and agree, that with effect from and including the date on which the Prospectus Directive is implemented in that Member State (the Relevant Implementation Date) it has not made and will not make an offer of certificates to the public in that Relevant Member State, except that it may, with effect from and including the Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State:

          (a) in (or in Germany, where the offer starts within) the period beginning on the date of publication of a prospectus in relation to those certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive and ending on the date which is 12 months after the date of such publication;

          (b) at any time to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

          (c) at any time to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than (euro)43,000,000 and (3) an annual net turnover of more than (euro)50,000,000, as shown in its last annual or consolidated accounts; or

          (d) at any time in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

          For the purposes of this provision, the expression an "offer of certificates to the public" in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

UNITED KINGDOM

          Each Underwriter has represented and agreed, and each further Underwriter appointed under the Programme will be required to represent and agree, that:

          - it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any certificates in circumstances in which
               Section 21(1) of the FSMA does not apply to the Issuer; and

          - it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any certificates in, from or otherwise involving the United Kingdom.

                        SUMMARY OF PROSPECTUS SUPPLEMENT

          This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision.

          To understand all of the terms of the offered certificates, carefully read this prospectus supplement and the accompanying prospectus.

          This summary provides an overview of certain information to aid your understanding and is qualified by the full description presented in this prospectus supplement and the accompanying prospectus.

                              TRANSACTION OVERVIEW

          The offered certificates will be part of a series of commercial mortgage pass-through certificates designated as the Series 2008-C1 Commercial Mortgage Pass-Through Certificates. The series 2008-C1 certificates will consist of 28 classes. The table below identifies and specifies various characteristics for 25 of those classes.

                       INITIAL    APPROXIMATE %
                     CERTIFICATE     OF TOTAL                                         ASSUMED
                      PRINCIPAL      INITIAL     APPROXIMATE                INITIAL  WEIGHTED                  ASSUMED
         EXPECTED      BALANCE     CERTIFICATE     INITIAL    PASS-THROUGH   PASS-    AVERAGE    ASSUMED        FINAL
         RATINGS    OR NOTIONAL     PRINCIPAL       CREDIT        RATE      THROUGH    LIFE     PRINCIPAL   DISTRIBUTION
CLASS  (S&P/FITCH)     AMOUNT        BALANCE       SUPPORT     DESCRIPTION    RATE    (YEARS)    WINDOW         DATE
-----  -----------  ------------  -------------  -----------  ------------  -------  --------  ----------  --------------

OFFERED CERTIFICATES

 A-1   AAA/AAA      $ 12,500,000       1.41%        30.00%       WAC Cap    6.1540%     2.3     5/08-5/12     May 2012
 A-2   AAA/AAA      $150,500,000      16.96%        30.00%         WAC      6.2191%     4.2     5/12-2/13  February 2013
A-AB   AAA/AAA      $ 22,262,000       2.51%        30.00%         WAC      6.2191%     6.8     2/13-1/17   January 2017
 A-3   AAA/AAA      $258,000,000      29.08%        30.00%         WAC      6.2191%     9.2     1/17-9/17  September 2017
A-1-A  AAA/AAA      $ 99,282,000      11.19%        30.00%         WAC      6.2191%     7.4    5/08-11/17  November 2017

NON-OFFERED CERTIFICATES

A-2FL   AAA/AAA     $ 78,500,000       8.85%        30.00%      Floating    LIBOR +     N/A        N/A          N/A
                                                              (LIBOR Plus)  2.4000%
 A-M    AAA/AAA     $ 88,721,000      10.00%        20.00%         WAC      6.2191%     N/A        N/A          N/A
 A-J    AAA/AAA     $ 57,668,000       6.50%        13.50%         WAC      6.2191%     N/A        N/A          N/A
  B     AA+/AA+     $  8,872,000       1.00%        12.50%         WAC      6.2191%     N/A        N/A          N/A
  C      AA/AA      $  8,872,000       1.00%        11.50%         WAC      6.2191%     N/A        N/A          N/A
  D     AA-/AA-     $ 12,199,000       1.37%        10.13%         WAC      6.2191%     N/A        N/A          N/A
  E      A+/A+      $  9,982,000       1.13%         9.00%         WAC      6.2191%     N/A        N/A          N/A
  F       A/A       $  6,654,000       0.75%         8.25%         WAC      6.2191%     N/A        N/A          N/A
  G      A-/A-      $  8,872,000       1.00%         7.25%         WAC      6.2191%     N/A        N/A          N/A
  H    BBB+/BBB+    $ 14,417,000       1.62%         5.63%         WAC      6.2191%     N/A        N/A          N/A
  J     BBB/BBB     $  6,654,000       0.75%         4.88%         WAC      6.2191%     N/A        N/A          N/A
  K    BBB-/BBB-    $  9,981,000       1.12%         3.75%         WAC      6.2191%     N/A        N/A          N/A
  L     BB+/BB+     $  3,327,000       0.37%         3.38%        Fixed     4.0540%     N/A        N/A          N/A
  M      BB/BB      $  3,327,000       0.37%         3.00%        Fixed     4.0540%     N/A        N/A          N/A
  N     BB-/BB-     $  3,327,000       0.37%         2.63%        Fixed     4.0540%     N/A        N/A          N/A
  O      B+/B+      $  1,109,000       0.12%         2.50%        Fixed     4.0540%     N/A        N/A          N/A
  P       B/B       $  2,218,000       0.25%         2.25%        Fixed     4.0540%     N/A        N/A          N/A
  Q      B-/B-      $  2,218,000       0.25%         2.00%        Fixed     4.0540%     N/A        N/A          N/A
  S      NR/NR      $ 17,744,600       2.00%         0.00%        Fixed     4.0540%     N/A        N/A          N/A
 A-X    AAA/AAA     $887,206,600        N/A           N/A      Variable IO  0.0821%     N/A        N/A          N/A

          In reviewing the foregoing table, please note that:

          - Only the class A-1, A-2, A-AB, A-3 and A-1-A certificates are offered by this prospectus supplement.

          - The assets of the issuing entity will include a swap agreement that relates to the class A-2FL certificates. No class of offered certificates will have any beneficial interest in that swap agreement.

          - The ratings shown in the foregoing table are those of Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and Fitch, Inc., respectively. "NR" means not rated.

          - Subject to the discussion under "Rating" in this prospectus supplement, the ratings on the offered certificates address the likelihood of the timely receipt by holders of all payments of interest to which they are entitled on each distribution date and the ultimate receipt by holders of all payments of principal to which they are entitled on or before the applicable rated final distribution date. The rated final distribution date for each class of offered certificates is the distribution date in February 2041.

          - All of the classes in the table shown on page S-6, except the class A-X certificates, will have principal balances. All of the classes shown in that table will bear interest. The series 2008-C1 certificates with principal balances constitute the series 2008-C1 principal balance certificates.

          - For purposes of calculating the accrual of interest, the class A-X certificates will have a total notional amount that is, as of any date of determination, equal to the then total principal balance of the class A-1, A-2, A-AB, A-3, A-1-A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, O, P, Q and S certificates and the class A-2FL REMIC II regular interest.

          - The total initial principal balance or notional amount of any class shown in the table on page S-6 may be larger or smaller depending on, among other things, the actual initial mortgage pool balance. The initial mortgage pool balance may be 5% more or less than the amount shown in this prospectus supplement.

          - Each class identified in the table on page S-6 as having a "Fixed" pass-through rate has a fixed pass-through rate that will remain constant at the initial pass-through rate shown for that class in that table.

          - Each class identified in the table on page S-6 as having a "WAC" pass-through rate has a variable pass-through rate equal to a weighted average coupon derived from net interest rates on the underlying mortgage loans.

          - The class identified in the table on page S-6 as having a "WAC Cap" pass-through rate has a variable pass-through rate equal to the lesser of--

               (a) the initial pass-through rate shown for that class in that table, and

               (b) a weighted average coupon derived from net interest rates on the underlying mortgage loans.

          - The class A-2FL certificates identified in the table on page S-6 as having a "Floating (LIBOR Plus)" pass-through rate, for so long as the swap agreement is in effect and there exists no swap default by the swap counterparty under the swap agreement, will have a pass-through rate for any interest accrual period equal to LIBOR plus 2.4000% (subject to certain adjustments). Under certain circumstances, the swap agreement may terminate or there may be a swap default by the swap counterparty under the swap agreement and the pass-through rate applicable to the class A-2FL certificates may convert to the pass-through rate on the class A-2FL REMIC II regular interest, which is equal to the weighted average net mortgage rate on the underlying mortgage loans for the related distribution date. The initial value of LIBOR will be determined by the swap counterparty on April 16, 2008, and subsequent values of LIBOR will be determined by the swap counterparty two (2) LIBOR business days before the start of the related interest accrual period.

          - The pass-through rate for the class A-X certificates for any interest accrual period will equal the weighted average of the respective strip rates, which we refer to as class A-X strip rates, at which interest accrues from time to time on the respective components of the total notional amount of the class A-X certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of the total principal balance of one of the classes of series 2008-C1 principal balance certificates (exclusive of the class A-2FL certificates) or the total principal balance of the class A-2FL REMIC II regular interest. See "Description of the Offered Certificates--Distributions--Calculation of Pass-Through Rates" in this prospectus supplement.

          - The references to "net interest rates on the underlying mortgage loans" in any of the preceding bullets mean, as to any particular underlying mortgage loan, an interest rate that is generally equal to the related mortgage interest rate in effect as of the date of initial issuance of the offered certificates, minus the sum of the annual rates at which the related master servicing fee, including the primary servicing fee, and the trustee fee are calculated (including, in the case of the 450 Lexington Avenue mortgage loan, the servicing fee payable to the master servicer under the CSMC 2007-C5 pooling and servicing agreement); PROVIDED that, if the subject mortgage loan accrues interest on the basis of the actual number of days elapsed during any one-month interest accrual period in a year assumed to consist of 360 days, then, in some months, the foregoing rate for that mortgage loan will be converted to an annual rate that would produce an equivalent amount of interest accrued on the basis of an assumed 360-day year consisting of twelve 30-day months.

          - The initial pass-through rates shown in the table on page S-6 for the class A-X, A-2, A-AB, A-3, A-1-A, A-M, A-J, B, C, D, E, F, G, H, J and K certificates are approximate.

          - As to any given class of offered certificates shown in the table on page S-6, the assumed weighted average life, the assumed principal window and the assumed final distribution date have been calculated assuming, among other things, that--

               1. any of the underlying mortgage loans with an anticipated repayment date will be repaid in full on that date,

               2. there are otherwise no voluntary or involuntary prepayments with respect to the underlying mortgage loans, and

               3. there are no defaults with respect to the underlying mortgage loans.

          - As to any given class of offered certificates shown in the table on page S-6, the assumed weighted average life is the average amount of time in years between the assumed settlement date for the offered certificates and the payment of each dollar of principal on that class.

          - As to any given class of offered certificates shown in the table on page S-6, the assumed principal window is the period during which holders of that class would receive distributions of principal.

          - As to any given class of offered certificates shown in the table on page S-6, the assumed final distribution date is the distribution date on which the last distribution of principal and interest is assumed to be made on that class.

          - The class R, LR and V certificates are not represented in the table on page S-6. They do not have principal balances, notional amounts or pass-through rates.

          The document that will govern the issuance of the series 2008-C1 certificates, the creation of the related issuing entity and the servicing and administration of the underlying mortgage loans (other than the 450 Lexington Avenue underlying mortgage loan) will be a pooling and servicing agreement to be dated as of April 1, 2008, between us, as depositor, and a trustee, a master servicer and a special servicer.

          The series 2008-C1 certificates will evidence the entire beneficial ownership of the issuing entity that we intend to establish. The primary assets of that issuing entity will be a segregated pool of commercial and multifamily mortgage loans. Those mortgage loans will provide for monthly debt service payments and, except as described under "--The Underlying Mortgage Loans" below, will have fixed mortgage interest rates in the absence of default. We will acquire those mortgage loans, for deposit in the issuing entity, from three mortgage loan sellers. The assets of the issuing entity will also include a swap agreement.

          As of their respective due dates in April 2008, which we refer to herein as the "cut-off date," the mortgage loans that we intend to include in the issuing entity will have the general characteristics discussed under the heading "--The Underlying Mortgage Loans" below.

          For purposes of calculating distributions on the respective classes of the series 2008-C1 certificates, the underlying mortgage loans will be divided into the following two loan groups:

          - Loan group no. 1, which will consist of all of the underlying mortgage loans that are secured by property types other than multifamily and manufactured housing property types. Loan group no. 1 will consist of 47 mortgage loans, with an initial loan group no. 1 balance of $787,924,156 representing approximately 88.8% of the initial mortgage pool balance.

          - Loan group no. 2, which will consist of 13 of the underlying mortgage loans that are secured by the multifamily and manufactured housing property types, with an initial loan group no. 2 balance of $99,282,445, representing approximately 11.2% of the initial mortgage pool balance.

Exhibit A-1 to this prospectus supplement identifies which mortgage loans are included in each of loan group no. 1 and loan group no. 2.

                            RELEVANT PARTIES/ENTITIES

ISSUING ENTITY                   Credit Suisse Commercial Mortgage Trust
                                 2008-C1, a New York common law trust, will issue the series 2008-C1 certificates. The primary assets of the issuing entity will be the mortgage loans that we are acquiring from the mortgage loan sellers.

DEPOSITOR                        Credit Suisse First Boston Mortgage Securities
                                 Corp., a Delaware corporation and an affiliate of one of the sponsors and mortgage loan sellers, one of the primary servicers and one of the underwriters, will create the issuing entity and transfer the subject mortgage loans to it. Our principal executive office is located at Eleven Madison Avenue, New York, New
                                 York 10010. All references to "we," "us" and
                                 "our" in this prospectus supplement and the accompanying prospectus are intended to mean
                                 Credit Suisse First Boston Mortgage Securities
                                 Corp. See "Credit Suisse First Boston Mortgage
                                 Securities Corp." in the accompanying
                                 prospectus.

SPONSORS AND MORTGAGE LOAN
SELLERS We will acquire the mortgage loans that are to back the offered certificates from Column Financial, Inc., KeyBank National Association and National City Bank.

                                 Column Financial, Inc., a Delaware corporation, will act as a sponsor and mortgage loan seller with respect to the issuing entity and will also act as non-cashiering primary servicer with respect to certain of the mortgage loans. Column Financial, Inc. is an affiliate of the depositor and of Credit Suisse Securities (USA) LLC, one of the underwriters. Column Financial, Inc. maintains an office at 3414 Peachtree Road, N.E., Suite 1140, Atlanta, Georgia 30326.

                                 KeyBank National Association, a national banking association, will act as a sponsor and mortgage loan seller with respect to the issuing entity. It is the parent of KeyCorp Real Estate Capital Markets, Inc., the master servicer. KeyBank National Association maintains an office at Key Tower, 127 Public Square, Cleveland, Ohio 44114.

                                 National City Bank, a national banking
                                 association, will act as a mortgage loan seller. National City Bank originated and underwrote all of the mortgage loans it is selling to us. National City Bank is a wholly-owned subsidiary of National City Corporation (NYSE: NCC) and is an affiliate of Capstone Realty Advisors, LLC, the primary servicer of the underlying mortgage loans sold to the issuing entity by National City Bank. National City Bank maintains an office at 1900 East Ninth Street, Cleveland, Ohio 44114.

                                 See "Description of the Sponsors and Mortgage Loan Sellers" in this prospectus supplement.

MASTER SERVICER                  KeyCorp Real Estate Capital Markets, Inc., an
                                 Ohio corporation, will act as master servicer with respect to the mortgage pool. It is a wholly owned subsidiary of KeyBank National
                                 Association, one of the sponsors and mortgage loan sellers. The primary servicing offices of KeyCorp Real Estate Capital Markets, Inc. are located at 911 Main Street, Suite 1500, Kansas
                                 City, Missouri 64105.

                                 As consideration for servicing the underlying mortgage loans, the master servicer will receive a master servicing fee. The master servicing fee rate (including any primary servicing fee) ranges from 0.02% to 0.11% PER ANNUM on the stated principal balance of each underlying mortgage loan that the master servicer services. Such fee is calculated on the same basis as interest on the underlying mortgage loan and will be paid out of interest payments received by the related borrower prior to any distributions made on the offered certificates.

                                 The master servicer will also be entitled to additional servicing compensation as more particularly described in "The Series 2008-C1 Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses--Additional Servicing Compensation."

                                 See "The Series 2008-C1 Pooling and Servicing Agreement--The Master Servicer" in this prospectus supplement.

SPECIAL SERVICER                 If and when necessary, Midland Loan Services,
                                 Inc., a Delaware corporation, will act as special servicer with respect to the mortgage pool (other than with respect to the 450
                                 Lexington Avenue underlying mortgage loan). Its servicing offices are located at 10851 Mastin
                                 Street, Suite 700, Overland Park, Kansas 66210.
                                 The special servicer for the 450 Lexington
                                 Avenue underlying mortgage loan is set forth below under "--450 Lexington Avenue Primary
                                 Servicer, Special Servicer and Trustee."

                                 The special servicer will, in general, be responsible for servicing and administering:

                                 -    underlying mortgage loans that, in
                                      general, are in default or as to which
                                      default is reasonably foreseeable; and

                                 -    any real estate acquired by the issuing
                                      entity upon foreclosure of a defaulted
                                      underlying mortgage loan.

                                 The special servicer and its affiliates will be permitted to purchase series 2008-C1 certificates.

                                 The holders of a majority interest in the series 2008-C1 controlling class can replace the special servicer, with or without cause, in respect of the entire mortgage pool.

                                 As consideration for servicing each underlying mortgage loan that is being specially serviced and each underlying mortgage loan as to which the corresponding mortgaged real property has become foreclosed upon, the special servicer will receive a special servicing fee that will accrue at a rate of 0.25% PER ANNUM on the stated principal balance of the underlying mortgage loan. Such fee is calculated on the same basis as interest on the underlying mortgage loan and will generally be payable to the special servicer monthly from collections on the mortgage loans. Additionally, the special servicer will, in general, be entitled to receive a work-out fee with respect to each specially serviced mortgage loan in the issuing entity that has been returned to performing status. The work-out fee will be payable out of, and will generally be calculated by application of a work-out fee rate of 1.00% to, each payment of interest (other than default interest) and principal received on the mortgage loan for so long as such mortgage loan remains a worked-out mortgage loan. The special servicer will also be entitled to receive a liquidation fee with respect to each specially serviced mortgage loan in the issuing entity for which it obtains a full, partial or discounted payoff from the related borrower or which is repurchased by the related mortgage loan seller upon the breach of a representation or warranty of such seller after the applicable cure period (and any applicable extension thereof) or, in certain cases, which is purchased by certain purchase option holders, as more particularly described under "The Series 2008-C1 Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses-- Principal Special Servicing Compensation--Liquidation Fee." As to each specially serviced mortgage loan and REO property in the issuing entity, the liquidation fee will generally be payable from, and will be calculated by application of a liquidation fee rate of 1.00% to, the related payment or proceeds, exclusive of liquidation expenses.

                                 Notwithstanding the foregoing, the special servicer will not have any obligations, and will not be entitled to any compensation, with respect to the 450 Lexington Avenue underlying mortgage loan.

                                 See "The Series 2008-C1 Pooling and Servicing Agreement--The Special Servicer" in this prospectus supplement.

PRIMARY SERVICERS                No primary servicer with respect to the series
                                 2008-C1 mortgage pool, other than the master servicer, will service mortgage loans representing 10% or more of the initial mortgage pool balance.

                                 Column Financial, Inc., a Delaware corporation and an affiliate of the depositor, will act as a non-cashiering primary servicer with respect to 12 mortgage loans in the issuing entity, representing 7.5% of the initial mortgage pool balance, which were originated or acquired by Column Financial, Inc. Column Financial, Inc. is also a sponsor and a mortgage loan seller with respect to the issuing entity and an affiliate of Credit Suisse Securities (USA) LLC, one of the underwriters.

                                 Capstone Realty Advisors, LLC will act as primary servicer with respect to five (5) mortgage loans in the issuing entity, representing 6.0% of the initial mortgage pool balance, which were sold to the depositor by National City Bank. Capstone Realty Advisors, LLC is an affiliate of National City Bank.

                                 See "The Series 2008-C1 Pooling and Servicing Agreement--The Primary Servicers" in this prospectus supplement.

TRUSTEE Wells Fargo Bank, N.A., a national banking association, will act as trustee on behalf of the series 2008-C1 certificateholders. It maintains an office at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951.

                                 As consideration for acting as trustee, Wells Fargo Bank, N.A. will receive a trustee fee of 0.0026% PER ANNUM on the stated principal balance of each underlying mortgage loan.

                                 See "The Series 2008-C1 Pooling and Servicing Agreement--The Trustee" in this prospectus supplement.

SIGNIFICANT OBLIGORS             The mortgaged real properties securing the
                                 mortgage loans identified on Exhibit A-1 to this prospectus supplement as Waikiki Beach
                                 Walk Retail, 450 Lexington Avenue and 1100
                                 Executive Tower represent 14.7%, 12.4% and
                                 10.1%, respectively, of the initial mortgage pool balance, and are therefore considered
                                 "significant obligors" of the mortgage pool within the meaning of Regulation AB. See
                                 "Description of the Underlying Mortgage
                                 Loans--Significant Mortgage Loans" in this prospectus supplement.

450 LEXINGTON AVENUE LOAN
PRIMARY SERVICER, SPECIAL
SERVICER AND TRUSTEE             Notwithstanding the foregoing, the 450
                                 Lexington Avenue underlying mortgage loan will be primary serviced and administered pursuant to the CSMC 2007-C5, Commercial Mortgage
                                 Pass-Through Certificates, Series 2007-C5 pooling and servicing agreement (the governing document for the CSMC 2007-C5 commercial mortgage securitization), which provides that:

                                 - Wells Fargo Bank, N.A., a national banking association, which is the initial trustee under the CSMC 2007-C5 pooling and servicing agreement, will, in that capacity, be the mortgagee of record for the 450 Lexington Avenue underlying mortgage loan;

                                 - KeyCorp Real Estate Capital Markets, Inc. an Ohio corporation, which is one of the initial master servicers under the CSMC 2007-C5 pooling and servicing agreement, will, in that capacity, be the primary servicer for the 450 Lexington Avenue underlying mortgage loan; and

                                 -    Centerline Servicing Inc., a Delaware
                                      corporation, which is the special servicer under the CSMC 2007-C5 pooling and servicing agreement, will, in that capacity, be the special servicer for the 450 Lexington Avenue underlying mortgage loan.

                                 References in this prospectus supplement to the trustee, the master servicer and the special servicer will mean the trustee, the master servicer and the special servicer under the series 2008-C1 pooling and servicing agreement unless the context clearly indicates otherwise.

PARTIES The following diagram illustrates the various parties involved in the transaction and their functions.

                                    -----------------------------
                                      Column Financial, Inc. and
                                    KeyBank National Association
                                      (Mortgage Loan Sellers and
                                     Sponsors) National City Bank
                                        (Mortgage Loan Seller)
                                    -----------------------------
                                                  |
                                                  |Mortgage Loans
                                                  |
                                                 \|/
                                    -----------------------------        ---------------------------
                                      Credit Suisse First Boston              KeyCorp Real Estate
                                       Mortgage Securities Corp.    |---     Capital Markets, Inc.
                                              (Depositor)           |         (Master Servicer)
                                    -----------------------------   |    ---------------------------
                                                  |                 |
                                                  |Mortgage Loans   |
                                                  |                 |
                                                 \|/                |
                                    -----------------------------   |    ---------------------------
                                       Credit Suisse Commercial     |
                                    Mortgage Trust Series 2008-C1------- Midland Loan Services, Inc.
                                          (Issuing Entity)          |         (Special Servicer)
                                    -----------------------------   |    ---------------------------
                                                                    |
                                                                    |    ---------------------------
                                                                    |       Wells Fargo bank, N.A.
                                                                    |---            (Trustee)
                                                                         ---------------------------

CONTROLLING CLASS OF SERIES
2008-C1 CERTIFICATEHOLDERS       At any time of determination, the controlling
                                 class of series 2008-C1 certificateholders will be the holders of the most subordinate class of series 2008-C1 certificates, exclusive of the A-X, R, LR and V classes, that has a total principal balance at least equal to 25% of the total initial principal balance of that class.
                                 However, if no class of series 2008-C1
                                 certificates, exclusive of the A-X, R, LR and V classes, has a total principal balance at least equal to 25% of the total initial principal balance of that class, then the controlling class of series 2008-C1 certificateholders will be the holders of the most subordinate class of series 2008-C1 certificates, exclusive of the A-X, R, LR and V classes, that has a total principal balance greater than zero. For purposes of determining and exercising the rights of the controlling class of series
                                 2008-C1 certificateholders, the class A-1, A-2, A-2FL, A-AB, A-3 and A-1-A certificateholders will be considered a single class. See "The Series
                                 2008-C1 Pooling and Servicing Agreement--The
                                 Series 2008-C1 Directing Certificateholder and the Series 2008-C1 Controlling Class" in this prospectus supplement.

SERIES 2008-C1 DIRECTING
CERTIFICATEHOLDER                The series 2008-C1 directing certificateholder
                                 will, in general, be a certificateholder or its designee (or, in the case of a class of book-entry certificates, a beneficial owner) of the series 2008-C1 controlling class selected by holders (or beneficial owners) of series
                                 2008-C1 certificates representing a majority interest in the series 2008-C1 controlling class. It is anticipated that Hillenbrand
                                 Capital, LLC will serve as the initial series
                                 2008-C1 directing certificateholder.

                                 With respect to the 450 Lexington Avenue underlying mortgage loan, the directing certificateholder under the CSMC 2007-C5 pooling and servicing agreement will be the directing holder for the 450 Lexington Avenue whole loan. However, the series 2008-C1 issuing entity (through its designee, the series 2008-C1 directing certificateholder), as holder of the 450 Lexington Avenue underlying mortgage loan, will have certain rights as described below under "--450 Lexington Avenue Companion Lender."

                                 As and to the extent described under "The
                                 Series 2008-C1 Pooling and Servicing
                                 Agreement--The Series 2008-C1 Directing
                                 Certificateholder and the Series 2008-C1
                                 Controlling Class" in this prospectus
                                 supplement, the series 2008-C1 directing certificateholder may direct the special servicer with respect to various servicing matters involving each of the underlying mortgage loans, other than the 450 Lexington Avenue underlying mortgage loan (for which the series 2008-C1 directing certificateholder will be entitled only to exercise certain consultation rights).

450 LEXINGTON AVENUE
COMPANION LENDER                 The mortgaged real property identified on
                                 Exhibit A-1 to this prospectus supplement as 450 Lexington Avenue secures, on a PARI PASSU basis relative to the 450 Lexington Avenue underlying mortgage loan, a mortgage loan that will not be part of the issuing entity. The 450
                                 Lexington Avenue companion mortgage loan has a cut-off date principal balance of $200,000,000.

                                 The series 2008-C1 directing certificateholder will be entitled to consult with the master servicer and the special servicer under the CSMC 2007-C5 pooling and servicing agreement with respect to certain servicing matters involving the 450 Lexington Avenue whole loan, including the 450 Lexington Avenue underlying mortgage loan.

                                 See "Description of the Underlying Mortgage
                                 Loans--The 450 Lexington Avenue Mortgage Loan," "Certain Matters Regarding the 450 Lexington Avenue Mortgage Loan" and "--Significant Mortgage Loans--450 Lexington Avenue" in this prospectus supplement.

UNDERWRITERS                     Credit Suisse Securities (USA) LLC, Morgan
                                 Stanley & Co. Incorporated and Deutsche Bank
                                 Securities Inc. are the underwriters with respect to this offering. Credit Suisse
                                 Securities (USA) LLC and Morgan Stanley & Co.
                                 Incorporated will be co-lead managers and co-bookrunners. Deutsche Bank Securities Inc.
                                 will be the co-manager (other than with respect to the class A-2 certificates, for which it will not act as underwriter). Credit Suisse
                                 Securities (USA) LLC is an affiliate of us and Column Financial, Inc., a sponsor and a mortgage loan seller. Morgan Stanley & Co.
                                 Incorporated is an affiliate of the swap counterparty.

SWAP COUNTERPARTY                Morgan Stanley Capital Services Inc., a
                                 Delaware corporation, will be the counterparty under the swap agreement relating to the class
                                 A-2FL certificates. The payment obligations of Morgan Stanley Capital Services Inc. under the swap agreement will be guaranteed by Morgan
                                 Stanley. Morgan Stanley Capital Services Inc.
                                 is an affiliate of Morgan Stanley & Co.
                                 Incorporated, one of the underwriters.

                          SIGNIFICANT DATES AND PERIODS

CUT-OFF DATE                     The underlying mortgage loans will be
                                 considered part of the issuing entity as of their respective due dates in April 2008. All payments and collections received on each of the underlying mortgage loans after its due date in April 2008, excluding any payments or collections that represent amounts due on or before that date, will belong to the issuing entity. The respective due dates for the underlying mortgage loans in April 2008 are individually and collectively considered the cut-off date for the issuing entity.

ISSUE DATE                       The date of initial issuance for the series
                                 2008-C1 certificates will be on or about April
                                 18, 2008.

DUE DATES                        Subject, in some cases, to a next business day
                                 convention, monthly installments of principal and/or interest will be due on the underlying mortgage loans as follows:

                                              NUMBER OF        % OF INITIAL
                                 DUE DATE  MORTGAGE LOANS  MORTGAGE POOL BALANCE
                                 --------  --------------  ---------------------
                                    1st          22                37.6%
                                   11th          38                62.4%

DETERMINATION DATE               The monthly cut-off for collections on the
                                 underlying mortgage loans that are to be distributed, and information regarding the underlying mortgage loans that is to be reported, to the holders of the series 2008-C1 certificates on any distribution date will be the close of business on the determination date in the same month as that distribution date.
                                 The determination date will be the 11th
                                 calendar day of each month, commencing in May
                                 2008, or, if the 11th calendar day of any such month is not a business day, then the next succeeding business day.

DISTRIBUTION DATE                Distributions of principal and/or interest on
                                 the series 2008-C1 certificates are scheduled to occur monthly, commencing in May 2008.
                                 During any given month, the distribution date will be the fourth business day following the determination date in that month.

RECORD DATE                      The record date for each monthly distribution
                                 on a series 2008-C1 certificate will be the last business day of the prior calendar month.
                                 The registered holders of the series 2008-C1 certificates at the close of business on each record date will be entitled to receive any distribution on those certificates on the following distribution date, except that the final distribution of principal and/or interest on any offered certificate will be made only upon presentation and surrender of that certificate at the location to be specified in a notice of the pendency of that final distribution.

COLLECTION PERIOD                Amounts available for distribution on the
                                 series 2008-C1 certificates on any distribution date will depend on the payments and other collections received, and any advances of payments due, on or with respect to the underlying mortgage loans during the related collection period. Each collection period--

                                 - will relate to a particular distribution date,

                                 -    will begin when the prior collection
                                      period ends or, in the case of the first collection period, will begin as of the issue date, and

                                 - will end at the close of business on the determination date that occurs in the same month as the related distribution date.

INTEREST ACCRUAL PERIOD          The amount of interest payable with respect to
                                 the interest-bearing classes of the series
                                 2008-C1 certificates and the class A-2FL REMIC
                                 II regular interest on any distribution date will be a function of the interest accrued during the related interest accrual period. The interest accrual period for the interest-bearing classes of the series 2008-C1 certificates (other than the class A-2FL certificates) and the class A-2FL REMIC II regular interest for any distribution date will be the calendar month immediately preceding the month in which that distribution date occurs.
                                 Interest will be calculated with respect to each interest bearing class of series 2008-C1 certificates (other than the class A-2FL certificates) and the class A-2FL REMIC II regular interest assuming that each year consists of twelve 30 day months (or, in the case of the class A-2FL certificates, for so long as the swap agreement is in effect and no swap default exists under the swap agreement, based on the actual number of days in that interest accrual period and the assumption that each year consists of 360 days).

LIBOR DETERMINATION DATE         The applicable value of LIBOR, for purposes of
                                 calculating the pass-through rate for the class
                                 A-2FL certificates as well as the payment obligations under the swap agreement, will initially be determined on April 16, 2008 and will thereafter be determined monthly on the second LIBOR business day preceding the first day of the applicable interest accrual period.

ASSUMED FINAL DISTRIBUTION
DATE For each class of offered certificates, the date set forth on the cover page of this prospectus supplement.

RATED FINAL DISTRIBUTION DATE    The distribution date occurring in February
                                 2041.

                            THE OFFERED CERTIFICATES

GENERAL The series 2008-C1 certificates offered by this prospectus supplement are the class A-1, A-2, A-AB, A-3 and A-1-A certificates. Each class of offered certificates will have the total initial principal balance and pass-through rate set forth in the table on page S-6 or otherwise described under "--Transaction Overview" above. There are no other securities offered by this prospectus supplement.

                                   COLLECTIONS

GENERAL The master servicer, the primary servicers, if any, or the special servicer, as applicable, will make reasonable efforts in accordance with the applicable servicing standards to collect all payments due under the terms and provisions of the underlying mortgage loans. Such payments will be deposited in the master servicer's collection account within two (2) business days of receipt.

                                  DISTRIBUTIONS

A. GENERAL                       Funds collected or advanced on the underlying
                                 mortgage loans during the related collection period will be distributed on each corresponding distribution date, net of specified issuing entity expenses including servicing fees, trustee fees and related compensation.

B. SUBORDINATION                 The chart below under "--Distributions--C.
                                 Priority of Distributions" describes the manner in which the rights of various classes will be senior to the rights of other classes.
                                 Entitlement to receive principal and interest
                                 (other than excess liquidation proceeds and certain excess interest in connection with any underlying mortgage loan having an anticipated repayment date) on any distribution date is depicted in descending order. The manner in which mortgage loan losses (including interest losses other than losses with respect to certain excess interest (over the amount of interest that would have accrued if the interest rate did not increase) in connection with any mortgage loan having an anticipated repayment date) are allocated is depicted in ascending order.

C. PRIORITY OF DISTRIBUTIONS     The following chart illustrates generally the
                                 distribution priorities and the subordination features applicable to the following classes of series 2008-C1 certificateholders:

                                            |               class A-1              |
                                            |               class A-2              |
                                            |             class A-2FL*,            |
                                            |              class A-AB,             |
                                            |               class A-3,             |
                                            |              class A-1-A             |
                                 Accrued    |             and class A-X            |
                                 cerificate |                                      |
                                 interest,  |--------------------------------------| Losses
                                 then       |                                      |
                                 principal  |       non offered certificates       |
                                            |(exclusive of class A-2FL*, class A-X,|
                                            |    class R, class LR and class V)    |
                                            |                                      |

                                 ----------
                                 * Reference is to the class A-2FL REMIC II regular interest.

                                 A reserve fund in the amount of $300,000 will be established with the trustee to offset any realized losses with respect to the issuing entity. No other form of credit enhancement will be available to you as a holder of offered certificates.

                                 Interest distributions among the class A-1, A-2, A-AB, A-3, A-1-A and A-X certificates and the class A-2FL REMIC II regular interest are to be made concurrently:

                                 -    in the case of the class A-1, A-2, A-AB
                                      and A-3 certificates and the class A-2FL
                                      REMIC II regular interest, on a PRO RATA basis in accordance with the respective interest entitlements evidenced by those classes, from available funds attributable to loan group no. 1;

                                 -    in the case of the class A-1-A
                                      certificates, from available funds
                                      attributable to loan group no. 2; and

                                 - in the case of the class A-X certificates, from available funds attributable to loan group no. 1 and/or loan group no. 2;

                                 PROVIDED that, if the foregoing would result in a shortfall in the interest distributions on any of the class A-1, A-2, A-AB, A-3, A-1-A and/or A-X certificates and/or the class A-2FL REMIC II regular interest, then distributions of interest will be made on those classes, on a PRO RATA basis in accordance with the respective interest entitlements evidenced by those classes, from available funds attributable to the entire mortgage pool.

                                 Allocation of principal distributions among the class A-1, A-2, A-AB, A-3 and A-1-A certificates and the class A-2FL REMIC II regular interest is described under "--Distributions--F. Principal Distributions" below. The class A-X, R, LR and V certificates do not have principal balances and do not entitle holders to distributions of principal.

                                 See "Description of the Offered
                                 Certificates--Distributions--Priority of
                                 Distributions" in this prospectus supplement.

D. INTEREST DISTRIBUTIONS        Each class of series 2008-C1 certificates
                                 (other than the class R, class LR and class V certificates) and the class A-2FL REMIC II regular interest will bear interest. With respect to each interest-bearing class of series 2008-C1 certificates and the class A-2FL REMIC II regular interest, that interest will accrue during each interest accrual period based upon:


                                 - the pass-through rate with respect to that class of certificates or the class A-2FL REMIC II regular interest, as the case may be, for that interest accrual period;


                                 -    the total principal balance or notional
                                      amount, as the case may be, of that class of certificates or the class A-2FL REMIC II regular interest, as the case may be, outstanding immediately prior to the related distribution date; and

                                 - the assumption that each year consists of twelve 30-day months (or, in the case of the class A-2FL certificates, for so long as the swap agreement is in effect and no swap default exists under the swap agreement, based on the actual number of days in that interest accrual period and the assumption that each year consists of 360 days);

                                 except that if (a) the total amount of interest distributions with respect to the class A-2FL REMIC II regular interest for any distribution date is less than (b) 1/12th of the product of
                                 (i) the weighted average net interest rate on the underlying mortgage loans for that distribution date, multiplied by (ii) the principal balance of the class A-2FL REMIC II regular interest on the last day of the calendar month immediately preceding that distribution date, then there will be a proportionate reduction to the amount of interest distributable on the class A-2FL certificates. In this regard, the class A-2FL REMIC II regular interest will accrue interest at a variable rate and the class A-2FL certificates will accrue interest at the pass-through rate for such class set forth on page 6 hereof.

                                 A whole or partial prepayment on an underlying mortgage loan may not be accompanied by the amount of a full month's interest on the prepayment. These shortfalls (to the extent not covered by the master servicer as described under "The Series 2008-C1 Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement) will be allocated, as described under "Description of the Offered Certificates--Distributions--Interest
                                 Distributions," to reduce the amount of accrued interest otherwise payable on the class A-2FL REMIC II regular interest and to the holders of one or more of the interest-bearing classes of series 2008-C1 certificates (other than, subject to the discussion in the next sentence, the class A-2FL certificates), including the offered certificates, on a PRO RATA basis in accordance with the respective amounts of interest actually accrued on those classes during the related interest accrual period. Any shortfalls allocated to the class A-2FL REMIC II regular interest will, in turn, result in a proportionate reduction (for so long as the swap agreement is in effect and no continuing swap default exists) or a dollar-for-dollar reduction (if there is no longer an effective swap agreement or there exists a continuing swap default) to the interest distributable on the class A-2FL certificates.

                                 On each distribution date, subject to available funds and the distribution priorities described under "--Distributions--C. Priority of Distributions" above and, in the case of the class A-2FL certificates only, the amount payable to or received from the swap counterparty for that distribution date, you will be entitled to receive your proportionate share of all unpaid distributable interest accrued with respect to your class of offered certificates through the end of the related interest accrual period.

                                 See "Description of the Offered
                                 Certificates--Distributions--Interest
                                 Distributions" and "--Distributions--C.
                                 Priority of Distributions" in this prospectus supplement.

E. SWAP AGREEMENT                The assets of the issuing entity will include
                                 an interest rate swap agreement between the issuing entity and Morgan Stanley Capital
                                 Services Inc. as swap counterparty, relating to the class A-2FL certificates. None of the holders of any class of offered certificates will have any beneficial interest in the swap agreement.

F. PRINCIPAL DISTRIBUTIONS       Subject to--

                                 -    available funds,

                                 -    the distribution priorities described
                                      under "--Distributions--C. Priority of
                                      Distributions" above, and

                                 -    the reductions to principal balances
                                      described under "--Reductions of
                                      Certificate Principal Balances in
                                      Connection with Losses and Expenses"
                                      below,

                                 the holders of each class of offered
                                 certificates will be entitled to receive a total amount of principal over time equal to the total principal balance of their particular class.

                                 The total distributions of principal to be made on the series 2008-C1 certificates (including, in the case of the class A-2FL certificates, through the class A-2FL REMIC II regular interest) on any distribution date will, in general, be a function of--

                                      -    the amount of scheduled payments of
                                           principal due or, in some cases,
                                           deemed due, on the underlying
                                           mortgage loans during the related
                                           collection period, which payments are
                                           either received as of the end of that
                                           collection period or advanced by the
                                           master servicer and/or the trustee,
                                           as applicable, and

                                      -    the amount of any prepayments,
                                           including in the form of accelerated
                                           amortization on any underlying
                                           mortgage loan that remains
                                           outstanding past any applicable
                                           anticipated repayment date, and other
                                           unscheduled collections of previously
                                           unadvanced principal with respect to
                                           the underlying mortgage loans that
                                           are received during the related
                                           collection period.

                                 However, if the master servicer or the trustee reimburses itself (or, with respect to the 450 Lexington Avenue underlying mortgage loan, any servicer or trustee under the CSMC 2007-C5 pooling and servicing agreement) out of general collections on the mortgage pool for any advance that it or the special servicer (or, with respect to the 450 Lexington Avenue underlying mortgage loan, any servicer or trustee under the CSMC 2007-C5 pooling and servicing agreement) has determined is not recoverable out of collections on the related underlying mortgage loan, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed first out of payments and other collections of principal on the mortgage pool (thereby reducing the amount of principal otherwise distributable on the series 2008-C1 certificates), prior to being deemed reimbursed out of payments and other collections of interest on the mortgage pool otherwise distributable on the series 2008-C1 certificates.

                                 Additionally, in the event that any advance
                                 (including any interest accrued thereon) with respect to a defaulted underlying mortgage loan remains unreimbursed following the time that such underlying mortgage loan is modified and returned to performing status, the master servicer, the special servicer or the trustee, as the case may be, will be entitled to reimbursement for that advance (even though that advance is not deemed nonrecoverable out of collections on the related underlying mortgage loan), on a monthly basis, out of - but solely out of - payments and other collections of principal on all the underlying mortgage loans after the application of those principal payments and collections to reimburse any party for nonrecoverable debt service advances and/or servicing advances as described in the prior paragraph (thereby reducing the amount of principal otherwise distributable on the series 2008-C1 certificates on the related distribution date). If any such advance is not reimbursed in whole on any distribution date due to insufficient principal collections during the related collection period, then the portion of that advance which remains unreimbursed will be carried over (with interest thereon continuing to accrue) for reimbursement on the following distribution date (to the extent of principal collections available for that purpose). Notwithstanding the preceding two sentences, if any such advance, or any portion of any such advance, is determined, at any time during this reimbursement process, to be ultimately nonrecoverable out of collections on the related underlying mortgage loan, then the master servicer, the special servicer or the trustee, as applicable, will be entitled to immediate reimbursement as a nonrecoverable advance in an amount equal to the portion of that advance that remains outstanding, plus accrued interest. See "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement.

                                 The trustee must make principal distributions in a specified sequential order, taking account of whether the payments (or advances in lieu thereof) and other collections of principal that are to be distributed were received and/or made with respect to underlying mortgage loans in loan group no. 1 or underlying mortgage loans in loan group no. 2, such that:

                                 - no principal distributions will be made to the holders of any of the class A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, O, P, Q or S certificates until the total principal balance of the offered certificates and the class A-2FL REMIC II regular interest is reduced to zero;

                                 -    except as described in the paragraph
                                      following these bullets, no distributions of principal with respect to loan group no. 1 will be made to the holders of the class A-1-A certificates until the total principal balances of the class A-1, A-2, A-AB and A-3 certificates and the class A-2FL REMIC II regular interest are reduced to zero;

                                 -    except as described in the paragraph
                                      following these bullets, no distributions of principal with respect to loan group no. 2 will be made to the holders of the class A-1, A-2, A-AB and A-3 certificates or the class A-2FL REMIC II regular interest until the total principal balance of the class A-1-A certificates is reduced to zero;

                                 -    except as described in the paragraph
                                      following these bullets, no distributions of principal will be made to the holders of the class A-AB certificates in excess of the amount necessary to reduce the principal balance to the balance set forth for such distribution date on Exhibit D, until the total principal balances of the class A-1, A-2 and A-3 certificates and the class A-2FL REMIC II regular interest are reduced to zero;

                                 -    except as described in the paragraph
                                      following these bullets, no distributions of principal will be made to the holders of the class A-3 certificates until the total principal balances of the class A-1 and A-2 certificates and the class A-2FL REMIC II regular interest are reduced to zero and the total principal balance of the class A-AB certificates is reduced to the balance set forth for such distribution date on Exhibit D;

                                 -    except as described in the paragraph
                                      following these bullets, no distributions of principal will be made to the holders of the class A-2 certificates or the class A-2FL REMIC II regular interest until the total principal balance of the class A-1 certificates is reduced to zero and the total principal balance of the class A-AB certificates is reduced to the balance set forth for such distribution date on Exhibit D (it being understood that principal distributions on the class A-2 certificates and the class A-2FL REMIC II regular interest will be made concurrently on a PRO RATA basis);

                                 -    except as described in the paragraph
                                      following these bullets, no distributions of principal will be made to the holders of the class A-1 certificates until the total principal balance of the class A-AB certificates is reduced to the balance set forth for such distribution date on Exhibit D; and

                                 -    except as described in the following
                                      paragraph and the fourth preceding bullet, no distributions of principal will be made to the holders of the class A-AB certificates until the distribution date in February 2013 (the first distribution date on which the schedule on Exhibit D targets a principal balance for such class that is less than the initial balance).

                                 Because of the losses on the underlying
                                 mortgage loans and/or default-related or other unanticipated issuing entity expenses, the total principal balance of the class A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, O, P, Q and S certificates could be reduced to zero at a time when any two or more of the class A-1, A-2, A-AB, A-3 and A-1-A certificates and the class A-2FL REMIC II regular interest remain outstanding. Under those circumstances, any principal distributions on the class A-1, A-2, A-AB, A-3 and A-1-A certificates and the class A-2FL REMIC II regular interest will be made on a PRO RATA basis in accordance with the relative sizes of the respective then outstanding total principal balances of those classes.

                                 The total distributions of principal to be made on the series 2008-C1 certificates on any distribution date will, in general, be a function of--

                                 -    the amount of scheduled payments of
                                      principal due or, in some cases, deemed
                                      due, on the underlying mortgage loans
                                      during the related collection period,
                                      which payments are either received as of the end of that collection period or advanced by the master servicer or the trustee, as applicable, and


                                 - the amount of any prepayments, including in the form of accelerated amortization on any underlying mortgage loan that remains outstanding past any applicable anticipated repayment date, and other unscheduled collections of previously unadvanced principal with respect to the underlying mortgage loans that are received during the related collection period.

                                 The class A-X, R, LR and V certificates do not have principal balances. They do not entitle holders to any distributions of principal.

                                 See "Description of the Offered
                                 Certificates--Distributions--Principal
                                 Distributions" and "--Distributions--C.
                                 Priority of Distributions" in this prospectus supplement.

G. DISTRIBUTIONS OF YIELD
   MAINTENANCE CHARGES           Any yield maintenance charge collected in
                                 respect of any of the underlying mortgage loans will be distributed, in the proportions described under "Description of the Offered
                                 Certificates--Distributions--Distributions of
                                 Yield

                                 Maintenance Charges" in this prospectus
                                 supplement, as additional interest to the holders of the class A-X certificates and/or as additional interest to any holders of class A-1, A-2, A-AB, A-3, A-1-A, A-M, A-J, B, C, D,
                                 E, F, G, H, J and/or K certificates and/or the class A-2FL REMIC II regular interest that are then entitled to receive principal distributions.

REDUCTIONS OF CERTIFICATE
PRINCIPAL BALANCES IN
CONNECTION WITH LOSSES AND
EXPENSES                         As and to the extent described under
                                 "Description of the Offered
                                 Certificates--Reductions of Certificate
                                 Principal Balances in Connection with Realized Losses and Additional Issuing Entity Expenses" in this prospectus supplement, losses on, and default-related or other unanticipated issuing entity expenses attributable to, the underlying mortgage loans will, in general, be allocated to reduce the principal balances of the following classes of the series 2008-C1 principal balance certificates (or, in the case of the reference to "A-2FL" below, the class A-2FL REMIC II regular interest), sequentially, in the following order:

                                 REDUCTION ORDER               CLASS
                                 ---------------   ----------------------------
                                       1st          Non-offered certificates
                                                   (other than the class A-2FL
                                                         certificates)
                                       2nd           A-1, A-2, A-2FL, A-AB, A-3
                                                             and A-1-A

                                 Any reduction of the principal balances of the class A-1, A-2, A-AB, A-3 and A-1-A certificates and the class A-2FL REMIC II regular interest as a result of losses will be made on a PRO RATA basis in accordance with the relative sizes of those principal balances at the time of the reduction.

                                 See "Description of the Offered
                                 Certificates--Reductions of Certificate
                                 Principal Balances in Connection with Realized Losses and Additional Issuing Entity Expenses" in this prospectus supplement.

ADVANCES OF DELINQUENT MONTHLY
DEBT SERVICE PAYMENTS            Except as described below in this "--Advances
                                 of Delinquent Monthly Debt Service Payments" section, the master servicer will be required to make advances with respect to any delinquent scheduled monthly payments, other than certain payments (including balloon payments), of principal and/or interest due on those underlying mortgage loans for which it is acting as master servicer. The master servicer will be required to make advances of assumed monthly payments for those balloon loans that become defaulted upon their maturity dates on the same amortization schedule as if the maturity date had not occurred. In addition, the trustee must make any of those advances that the master servicer is required but fails to make. As described under "Description of the Offered Certificates--Advances of Delinquent
                                 Monthly Debt Service Payments" in this
                                 prospectus supplement, any party that makes an advance (including with respect to the 450
                                 Lexington Avenue underlying mortgage loan, the applicable servicer or trustee under the CSMC
                                 2007-C5 pooling and servicing agreement) will be entitled to be reimbursed for the advance, together with interest at the prime rate as published in the "Money Rates" section of The
                                 Wall Street Journal, as that prime rate may change from time to time.

                                 Notwithstanding the foregoing, neither the master servicer nor the trustee will advance master servicing fees, primary servicing fees or work-out fees. Moreover, neither the master servicer nor the trustee will be required to make any advance that it determines will not be ultimately recoverable from proceeds of the related underlying mortgage loan. In addition, the trustee may conclusively rely on any determination of nonrecoverability made by the master servicer and the master servicer and the trustee will conclusively rely on any determination of nonrecoverability made by the special servicer. With respect to the 450 Lexington Avenue underlying mortgage loan, if any servicer or trustee under the CSMC 2007-C5 pooling and servicing agreement determines with respect to the 450 Lexington Avenue companion mortgage loan that any advance if made would be nonrecoverable, the master servicer under the series 2008-C1 pooling and servicing agreement generally will not be permitted to make any advance of delinquent scheduled monthly payments with respect to the 450 Lexington Avenue underlying mortgage loan.

                                 In addition, if any of the adverse events or circumstances that we refer to under "The Series 2008-C1 Pooling and Servicing Agreement--Required Appraisals" in this prospectus supplement occur or exist with respect to any underlying mortgage loan or the related mortgaged real property, the special servicer will generally be obligated to obtain a new appraisal or, in some cases involving mortgage loans with principal balances of $2,000,000 or less, conduct an internal valuation of that property. If, based on that appraisal or other valuation, it is determined that--

                                 -    the principal balance of, and other
                                      delinquent amounts (which may include
                                      unpaid servicing fees, unreimbursed
                                      servicing advances and interest on
                                      advances) due under or with respect to,
                                      the subject mortgage loan, exceed

                                 -    an amount equal to--

                                      1.   90% of the new appraised/estimated
                                           value of that real property, minus

                                      2.   any liens on that real property that
                                           are prior to the lien of the subject
                                           mortgage loan, plus

                                      3.   the amount of related escrow
                                           payments, reserve funds and letters
                                           of credit which are posted as
                                           additional security for payments due
                                           on the subject mortgage loan,

                                 then the amount otherwise required to be advanced with respect to interest on the subject mortgage loan will be reduced. That reduction will generally be in the same proportion that (a) the excess, sometimes referred to in this prospectus supplement as an appraisal reduction amount, bears to (b) the principal balance of the subject mortgage loan, net of related unreimbursed advances of principal. Due to the distribution priorities, any reduction will first reduce the funds available to pay interest on the most subordinate interest-bearing class of series 2008-C1 certificates outstanding.

                                 Furthermore, with respect to the 450 Lexington Avenue underlying mortgage loan, the amount required to be advanced may be reduced based on an appraisal performed by the special servicer under, and in accordance with, the CSMC 2007-C5 pooling and servicing agreement, which reduction will be calculated with respect to the 450 Lexington Avenue underlying mortgage loan in a manner similar to the calculation described in the preceding paragraph.

                                 Notwithstanding the foregoing, any reductions in advances with respect to the 450 Lexington Avenue underlying mortgage loan or any CBA A-Note underlying mortgage loan in accordance with the preceding paragraph will be based on the portion of any appraisal reduction amount calculated with respect to the 450 Lexington Avenue whole loan and the related CBA A/B loan pair that is allocable to the 450 Lexington Avenue underlying mortgage loan or such CBA A-Note underlying mortgage loan, as applicable. The master servicer or special servicer (or, with respect to the 450 Lexington Avenue underlying mortgage loan, the applicable servicer under the CSMC 2007-C5 pooling and servicing agreement) will calculate any appraisal reduction amount with respect to the 450 Lexington Avenue whole loan and such CBA A/B loan pair, as applicable, in the manner described above with respect to appraisal reduction amounts relating to individual underlying mortgage loans and will then allocate that appraisal reduction amount, (i) with respect to 450 Lexington Avenue, PRO RATA, to the companion mortgage loan and to the 450 Lexington Avenue underlying mortgage loan and
                                 (ii) with respect to the CBA A/B loan pair, FIRST, to the junior CBA B-Note mortgage loan up to the unpaid principal balance of such junior mortgage loan, and THEN to the CBA A-Note underlying mortgage loan.

                                 See "Description of the Offered
                                 Certificates--Advances of Delinquent Monthly
                                 Debt Service Payments" and "The Series 2008-C1 Pooling and Servicing Agreement--Required Appraisals" in this prospectus supplement. See also "Description of the
                                 Certificates--Advances" in the accompanying prospectus.

REPORTS TO CERTIFICATEHOLDERS    On each distribution date, the trustee will
                                 provide or make available to the registered holders of the offered certificates a monthly report substantially in the form of Exhibit B to this prospectus supplement. The trustee's report will detail, among other things, the distributions made to the series 2008-C1 certificateholders on that distribution date and the performance of the underlying mortgage loans and the mortgaged real properties. The trustee will also make available to the registered holders of the offered certificates, via its website initially located at "www.ctslink.com," any report at our request.

                                 You may also review via the trustee's website or, upon reasonable prior notice, at the trustee's offices during normal business hours, a variety of information and documents that pertain to the underlying mortgage loans and the mortgaged real properties securing those loans. We expect that the available information and documents will include loan documents, borrower operating statements, rent rolls and property inspection reports, to the extent received by the trustee.

                                 See "Description of the Offered
                                 Certificates--Reports to Certificateholders;
                                 Available Information" in this prospectus supplement.

SALE OF DEFAULTED LOANS          If any mortgage loan in the issuing entity
                                 becomes delinquent as to any balloon payment or becomes 60 days delinquent as to any other monthly debt service payment (in each case without giving effect to any applicable grace period) or becomes a specially serviced mortgage loan as a result of any non-monetary event of default, then the series 2008-C1 directing certificateholder or the special servicer may, at its option, purchase that underlying mortgage loan from the issuing entity at the price and on the terms described under "The Series 2008-C1 Pooling and Servicing
                                 Agreement--Fair Value Purchase Option" in this prospectus supplement, subject to any prior purchase rights of any mezzanine lender or the holder of any related junior CBA B-Note companion loan.

                                 The 450 Lexington Avenue underlying mortgage loan will be subject to the fair value purchase option described above if it is determined in accordance with the CSMC 2007-C5 pooling and servicing agreement that such mortgage loan, together with the 450 Lexington Avenue companion mortgage loan, has become a defaulted loan.

                                 With respect to the CBA A/B loan pair, the holder of the B-Note companion loan will have certain rights as described under "Description of the Underlying Mortgage Loans--The CBA A/B Loan Pair."

REPURCHASE OBLIGATION            If the related mortgage loan seller has been
                                 notified of a defect in any mortgage file or a breach of any of its representations and warranties, or, itself, has discovered any such defect or breach, which, in either case, materially and adversely affects the value of any mortgage loan (including any foreclosure property acquired in respect of any foreclosed mortgage loan) or any interests of the holders of any class of series 2008-C1 certificates, then the related mortgage loan seller will be required to either cure such breach or defect, repurchase the affected underlying mortgage loan from the issuing entity or substitute the affected underlying mortgage loan with another mortgage loan. If the related mortgage loan seller opts to repurchase the affected underlying mortgage loan, such repurchase would have the same effect on the offered certificates as a prepayment in full of such underlying mortgage loan, except that such purchase will not be accompanied by any prepayment premium or yield maintenance charge. See "Description of the Underlying Mortgage Loans--Representations and
                                 Warranties" in this prospectus supplement.

OPTIONAL TERMINATION             Various parties will each in turn, according to
                                 the order listed in this prospectus supplement under "The Series 2008-C1 Pooling and Servicing
                                 Agreement--Termination," have the option to purchase all of the underlying mortgage loans and all other property remaining in the issuing entity on any distribution date on which the total principal balance of the underlying mortgage loans from the perspective of the series 2008-C1 certificateholders, based on collections and advances of principal on those underlying mortgage loans previously distributed, and losses on those underlying mortgage loans previously allocated, to the series 2008-C1 certificateholders, is less than 1.0% of the initial mortgage pool balance.

                                 In the event that any party so entitled
                                 exercises this option, the issuing entity will terminate and all outstanding offered certificates will be retired, as described in more detail under "The Series 2008-C1 Pooling and Servicing Agreement--Termination" in this prospectus supplement.

DENOMINATIONS                    The offered certificates will be issuable in
                                 registered form, in the denominations set forth under "Description of the Offered
                                 Certificates--Registration and Denominations" in this prospectus supplement.

CLEARANCE AND SETTLEMENT         You will initially hold your offered
                                 certificates through The Depository Trust
                                 Company, in the United States, or Clearstream
                                 Banking, Luxembourg or The Euroclear System, in
                                 Europe. As a result, you will not receive a fully registered physical certificate representing your interest in any offered certificate, except under the limited circumstances described under "Description of the Offered Certificates--Registration and
                                 Denominations" in this prospectus supplement and "Description of the
                                 Certificates--Book-Entry Registration" in the accompanying prospectus. We may elect to terminate the book-entry system through DTC with respect to all or any portion of any class of offered certificates.

                       LEGAL AND INVESTMENT CONSIDERATIONS

FEDERAL INCOME TAX
CONSEQUENCES                     The trustee or its agent will make elections to
                                 treat designated portions of the assets of the issuing entity as multiple separate real estate mortgage investment conduits under sections
                                 860A through 860G of the Code. There will be the following REMICs:

                                 -    REMIC I, which will consist of, among
                                      other things--

                                      1.   the mortgage loans that back the
                                           offered certificates, and

                                      3.   any mortgaged real properties that
                                           may be acquired by the issuing entity
                                           following a borrower default,

                                      but will exclude collections of additional interest accrued and deferred as to payment with respect to each underlying mortgage loan with an anticipated repayment date that remains outstanding past that date; and

                                 -    REMIC II, which will hold the regular
                                      interests in REMIC I.

                                 Any assets not included in a REMIC will
                                 constitute one or more grantor trusts for federal income tax purposes.

                                 The offered certificates will be treated as regular interests in REMIC II. This means that they will be treated as newly issued debt instruments for federal income tax purposes. You will have to report income on your offered certificates in accordance with the accrual method of accounting even if you are otherwise a cash method taxpayer. The offered certificates will not represent any interest in the grantor trusts referred to above.

                                 For a description of the tax opinions that our counsel will be issuing on the closing date and a more detailed discussion of the federal income tax aspects of investing in the offered certificates, see "Federal Income Tax Consequences" in this prospectus supplement and "Federal Income Tax Consequences" in the accompanying prospectus.

ERISA CONSIDERATIONS             The acquisition of an offered certificate by an
                                 employee benefit plan or other plan or
                                 arrangement subject to the Employee Retirement
                                 Income Security Act of 1974, as amended, or to
                                 section 4975 of the Code, could, in some instances, result in a prohibited transaction or other violation of the fiduciary responsibility provisions of these laws.

                                 We anticipate, however, that, subject to satisfaction of the conditions referred to under "ERISA Considerations" in this prospectus supplement, retirement plans and other employee benefit plans and arrangements subject to--

                                 -    Title I of ERISA, or

                                 -    Section 4975 of the Code

                                 will be able to invest in the offered
                                 certificates without giving rise to a
                                 prohibited transaction. This is based upon individual prohibited transaction exemptions granted to Credit Suisse Securities (USA) LLC, Morgan Stanley & Co. Incorporated and Deutsche Bank Securities Inc. by the U.S. Department of Labor.

                                 If you are a fiduciary of any retirement plan or other employee benefit plan or arrangement subject to Title I of ERISA or section 4975 of the Code or any materially similar provisions of applicable federal, state or local law, you should consult your own legal advisors to determine whether the purchase or holding of the offered certificates could give rise to a transaction that is prohibited under ERISA or section 4975 of the Code or applicable similar law. See "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus.

RATINGS It is a condition to the issuance of the offered certificates that they receive the following credit ratings from any and all of the following rating agencies:

                                               S&P   FITCH
                                               ---   -----
                                 Class A-1     AAA    AAA
                                 Class A-2     AAA    AAA
                                 Class A-AB    AAA    AAA
                                 Class A-3     AAA    AAA
                                 Class A-1-A   AAA    AAA

                                 The rated final distribution date for each class of offered certificates is the distribution date occurring in February 2041. For a description of the limitations of the ratings of the offered certificates, see "Rating."

LEGAL INVESTMENT                 The offered certificates will constitute
                                 "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as
                                 amended, so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization.

                                 If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates.

                                 You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the offered certificates. See "Legal Investment" in this prospectus supplement and in the accompanying prospectus.

INVESTMENT CONSIDERATIONS        The rate and timing of payments and other
                                 collections of principal on or with respect to the underlying mortgage loans will affect the yield to maturity on each offered certificate.
                                 In the case of offered certificates purchased at a discount, a slower than anticipated rate of payments and other collections of principal on the underlying mortgage loans could result in a lower than anticipated yield. In the case of offered certificates purchased at a premium, a faster than anticipated rate of payments and other collections of principal on the underlying mortgage loans could result in a lower than anticipated yield. Additionally, certain classes of offered certificates will be affected by the rate and timing of payments and collections of principal of the underlying mortgage loans.

                                 Holders of the class A-1, A-2, A-AB and A-3 certificates will be greatly affected by the rate and timing of payments and other collections of principal of the mortgage loans in loan group no. 1 and, in the absence of significant events, should be largely unaffected by the rate and timing of payments and other collections of principal on the mortgage loans in loan group no. 2.

                                 Holders of the class A-1-A certificates will be greatly affected by the rate and timing of payments and other collections of principal of the mortgage loans in loan group no. 2 and, in the absence of significant events, should be largely unaffected by the rate and timing of payments and other collections of principal on the mortgage loans in loan group no. 1.

                                 The yield on the offered certificates with variable or capped pass-through rates could also be adversely affected if the underlying mortgage loans with relatively higher net mortgage interest rates pay principal faster than the mortgage loans with relatively lower net mortgage interest rates.

                                 See "Yield and Maturity Considerations" in this prospectus supplement and in the accompanying prospectus. Consult your legal advisor as to the appropriate characterization of the offered certificates under any legal investment restrictions applicable to you.

                          THE UNDERLYING MORTGAGE LOANS

GENERAL We intend to include 60 underlying mortgage loans identified on Exhibit A-1 to this prospectus supplement in the issuing entity for the offered certificates. With respect to the underlying mortgage loan identified on Exhibit A-1 to this prospectus supplement as 450 Lexington Avenue, references to "underlying mortgage loans" in this prospectus supplement include only the 450 Lexington Avenue underlying mortgage loan (and not the PARI PASSU 450 Lexington Avenue companion mortgage loan). With respect to each underlying mortgage loan that is a CBA A-Note underlying mortgage loan, references to "underlying mortgage loans" in this prospectus supplement include only the related CBA A-Note underlying mortgage loan (and not the CBA B-Note mortgage loan). In this section, "--The Underlying Mortgage Loans," we provide summary information with respect to those mortgage loans. For more detailed information regarding those mortgage loans, you should review the following sections in this prospectus supplement:


                                 -    "Description of the Underlying Mortgage
                                      Loans";

                                 -    "Risk Factors--Risks Related to the
                                      Underlying Mortgage Loans";

                                 -    Exhibit A-1--Characteristics of the
                                      Underlying Mortgage Loans and the Related
                                      Mortgaged Real Properties; and

                                 -    Exhibit A-2--Mortgage Pool Information.

                                 For purposes of calculating distributions on the respective classes of series 2008-C1 certificates, the pool of mortgage loans backing the offered certificates will be divided into the following two loan groups:

                                 -    Loan group no. 1, which will consist of
                                      all of the underlying mortgage loans that are secured by property types other than multifamily and manufactured housing property types. Loan group no. 1 will consist of 47 mortgage loans, with an initial loan group no. 1 balance of $787,924,156, representing approximately
                                      88.8% of the initial mortgage pool
                                      balance.

                                 - Loan group no. 2, which will consist of 13 of the underlying mortgage loans that are secured by the multifamily and manufactured housing property types, with an initial loan group no. 2 balance of $99,282,445, representing approximately
                                      11.2% of the initial mortgage pool
                                      balance.

                                 Exhibit A-1 to this prospectus supplement identifies which underlying mortgage loans are included in each of loan group no. 1 and loan group no. 2.

                                 When reviewing the information that we have included in this prospectus supplement with respect to the mortgage loans that we intend to include in the issuing entity, please note that--

                                 -    All numerical information provided with
                                      respect to the mortgage loans is provided on an approximate basis.

                                 - All weighted average information provided with respect to the underlying mortgage loans or any sub-group thereof reflects a weighting based on their respective cut-off date principal balances. We will transfer the cut-off date principal balance for each of the underlying mortgage loans to the issuing entity. We show the cut-off date principal balance for each of the underlying mortgage loans on Exhibit A-1 to this prospectus supplement.

                                 - In calculating the respective cut-off date principal balances of the underlying mortgage loans, we have assumed that--

                                      1.   all scheduled payments of principal
                                           and/or interest due on those mortgage
                                           loans on or before their respective
                                           due dates in April 2008 are timely
                                           made, and

                                      2.   there are no prepayments or other
                                           unscheduled collections of principal
                                           with respect to any of those mortgage
                                           loans during the period from its due
                                           date in March 2008 up to and
                                           including its due date in April 2008.

                                 - Whenever we refer to the following terms in this prospectus supplement, we intend for them to have the respective meanings specified below:

                                      1.   initial mortgage pool balance -- the
                                           total cut-off date principal balance
                                           of the entire mortgage pool;

                                      2.   initial loan group no. 1 balance --
                                           the total cut-off date principal
                                           balance of all of loan group no. 1;
                                           and

                                      3.   initial loan group no. 2 balance --
                                           the total cut-off date principal
                                           balance of all of loan group no. 2.

                                 - When information with respect to mortgaged real properties is expressed as a percentage of the initial mortgage pool balance, the initial loan group no. 1 balance or the initial loan group no. 2 balance, as the case may be, the percentages are based upon the cut-off date principal balances of the related underlying mortgage loans.

                                 - Some of the underlying mortgage loans are cross-collateralized and cross-defaulted with one or more other underlying mortgage loans. Except as otherwise indicated, when an underlying mortgage loan is cross-collateralized and cross-defaulted with another underlying mortgage loan, we present the information regarding those mortgage loans as if each of them was secured only by a mortgage lien on the corresponding mortgaged real property identified on Exhibit A-1 to this prospectus supplement. One exception is that each and every underlying mortgage loan in any particular group of cross-collateralized and cross-defaulted mortgage loans is treated as having the same loan-to-value ratio and the same debt service coverage ratio. Other than as described under "Description of the Underlying Mortgage Loans--The CBA A/B Loan Pair," "--Certain Matters Regarding the 450 Lexington Avenue Mortgage Loan" and "--Significant Mortgage Loans--450 Lexington Avenue" in this prospectus supplement, none of the underlying mortgage loans will be cross-collateralized with any mortgage loan that is not in the issuing entity.

                                 -    In some cases, an individual underlying
                                      mortgage loan is secured by multiple
                                      mortgaged real properties. For purposes of providing property-specific information, we have allocated each of those mortgage loans among the related mortgaged real properties based upon--

                                      1.   relative appraised values,

                                      2.   relative underwritten net cash flow,
                                           or

                                      3.   prior allocations reflected in the
                                           related loan documents.

                                 - In some cases, an individual mortgage loan is secured by additional collateral that will be released upon satisfaction of certain performance related criteria or, if not so satisfied, may be applied to prepayment of principal. In such cases, the annual debt service coverage and loan-to-value ratio may be calculated after netting out the letters of credit and/or holdback amounts.

                                 - If an underlying mortgage loan is secured by multiple parcels of real property and the operation or management of those parcels so warranted, we treat those parcels as a single parcel of real property.

                                 -    Whenever we refer to a particular
                                      mortgaged real property by name, we mean the property identified by that name on Exhibit A-1 to this prospectus supplement. Whenever we refer to a particular underlying mortgage loan by name, we mean the underlying mortgage loan secured by the mortgaged real property identified by that name on Exhibit A-1 to this prospectus supplement.

                                 -    Statistical information regarding the
                                      underlying mortgage loans may change prior to the date of initial issuance of the offered certificates due to changes in the composition of the mortgage pool prior to that date.

                                 - The general characteristics of the entire mortgage pool backing the offered certificates are not necessarily representative of the general characteristics of either loan group no. 1 or loan group no. 2. The yield and risk of loss on any class of offered certificates may depend on, among other things, the composition of each of loan group no. 1 and loan group no. 2. The general characteristics of each of those loan groups should also be analyzed when making an investment decision. See "--Additional Statistical Information" below.

SOURCE OF THE UNDERLYING
MORTGAGE LOANS                   We are not the originator of the underlying
                                 mortgage loans that we intend to include in the issuing entity. We will acquire those mortgage loans from three separate mortgage loan sellers. Each of the underlying mortgage loans that will comprise the assets of the issuing entity was originated or acquired by--

                                 - the related mortgage loan seller from whom we are acquiring the mortgage loan,


                                 - an affiliate of the related mortgage loan seller,

                                 -    a correspondent in the related mortgage
                                      loan seller's or its affiliate's conduit lending program, or

                                 - another third-party originator that sold such mortgage loan to the related mortgage loan seller or to an affiliate of the related mortgage loan seller.

                                 The following table sets forth the number of underlying mortgage loans, and the percentage of initial mortgage pool balance, that we will acquire from each of the mortgage loan sellers:

                                                                NUMBER OF   % OF INITIAL
                                                                 MORTGAGE      MORTGAGE
                                    MORTGAGE LOAN SELLER          LOANS     POOL BALANCE
                                 ----------------------------   ---------   ------------
                                 Column Financial, Inc.             39           77.1%
                                 KeyBank National Association       16           16.9%
                                 National City Bank                  5            6.0%
                                                                   ---          -----
                                 TOTAL                              60          100.0%

PAYMENT AND OTHER TERMS          Each of the mortgage loans that we intend to
                                 include in the issuing entity is the obligation of a borrower to repay a specified sum with interest.

                                 Repayment of each of the underlying mortgage loans is secured by a mortgage lien on the fee and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily real properties. That mortgage lien will be a first priority lien, except for certain limited permitted encumbrances that are described herein. See also "Description of the Underlying Mortgage Loans--General" in this prospectus supplement.

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                                 With limited exceptions, the mortgage loans
                                 that we intend to include in the issuing entity are nonrecourse. Even where a mortgage loan that we intend to include in the issuing entity is fully or partially recourse, however, we have generally not evaluated the creditworthiness of the subject obligor. Accordingly, even fully or partially recourse mortgage loans that we will include in the issuing entity should be considered nonrecourse. None of the underlying mortgage loans are insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer.

                                 Each of the underlying mortgage loans currently accrues interest at the annual rate specified with respect to that mortgage loan on Exhibit A-1 to this prospectus supplement. Except as otherwise described below with respect to underlying mortgage loans that have anticipated repayment dates, the mortgage interest rate for each underlying mortgage loan is, in the absence of default, fixed for the entire term of the loan.

BALLOON LOANS                    Fifty-six (56) of the mortgage loans that we
                                 intend to include in the issuing entity, representing 96.9% of the initial mortgage pool balance, of which 43 mortgage loans are in loan group no. 1, representing 96.5% of the initial loan group no. 1 balance, and 13 mortgage loans are in loan group no. 2, representing 100.0% of the initial loan group no. 2 balance are balloon loans that provide for:

                                 -    an amortization schedule that is
                                      significantly longer than its remaining
                                      term to stated maturity or no amortization prior to stated maturity; and

                                 - a substantial payment of principal on its maturity date.

LOANS WITH ANTICIPATED
REPAYMENT DATES                  Four (4) of the mortgage loans that we intend
                                 to include in the issuing entity, representing
                                 3.1% of the initial mortgage pool balance, all of which are in loan group no. 1, representing
                                 3.5% of the initial loan group no. 1 balance, provide material incentives to, but do not require, the related borrower to pay its mortgage loan in full by a specified date prior to stated maturity. We consider each such specified date to be the anticipated repayment date for the related underlying mortgage loan.
                                 See "Description of the Underlying Mortgage
                                 Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--ARD Loans" in this prospectus supplement.

MORTGAGE LOANS WITH
INTEREST ONLY PERIODS            Six (6) of the mortgage loans that we intend to
                                 include in the issuing entity, representing
                                 50.7% of the initial mortgage pool balance, of which five (5) mortgage loans are in loan group no. 1, representing 52.8% of the initial loan group no. 1 balance, and one (1) mortgage loan is in loan group no. 2, representing 33.7% of the initial loan group no. 2 balance, do not provide for any amortization prior to the maturity date or, in the case of the ARD Loans, the anticipated repayment date. Nineteen (19) other mortgage loans that we intend to include in the issuing entity, representing 21.2% of the initial mortgage pool balance, of which 14 mortgage loans are in loan group no. 1, representing 18.8% of the initial loan group no. 1 balance, and five (5) mortgage loans are in loan group no. 2, representing 39.7% of the initial loan group no. 2 balance, provide for an initial interest only period of between 12 and 60 months following origination.

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CROSSED MORTGAGE LOANS AND
MULTI-PROPERTY, MORTGAGE LOANS   The issuing entity will include two (2) groups
                                 of mortgage loans that are cross-collateralized and cross-defaulted with each other. The table below identifies those mortgage loans that are cross-collateralized and cross-defaulted. See
                                 "Risk Factors--Mortgage Loans to Related
                                 Borrowers May Result in More Severe Losses on
                                 Your Offered Certificates" for a list of those mortgage loans with affiliated borrowers.

                                                                   NUMBER OF   % OF INITIAL
                                                                    MORTGAGE      MORTGAGE
                                             LOAN NAMES              LOANS     POOL BALANCE
                                 -------------------------------   ---------   ------------
                                 Stones Crossing and Grand Eagle       2            1.3%
                                 Holiday Inn Express Brooksville
                                    and Hampton Inn Spring Hill        2            1.0%

                                 The issuing entity will also include four (4) mortgage loans that are, in each such case, secured by multiple real properties. The table below identifies those multi-property mortgage loans.

                                                                                     % OF INITIAL
                                                                        NUMBER OF   MORTGAGE POOL
                                    PROPERTY/PORTFOLIO NAME(S)         PROPERTIES      BALANCE
                                 -----------------------------------   ----------   -------------
                                 McHugh Marriott Hilton Portfolio           9             5.7%
                                 Charlotte Multifamily Portfolio            5             3.8%
                                 Rochester New York Retail Portfolio        2             0.6%
                                 George Portfolio (2)                       2             0.4%

                                 In reviewing the foregoing tables, you should note that cross-collateralization provisions may be terminated, and/or individual mortgaged real properties may be released, subject to certain property performance and/or other criteria set forth in the related loan documents. See "Description of the Underlying Mortgage Loans--Cross-Collateralized Mortgage
                                 Loans, Multi-Property Mortgage Loans and
                                 Mortgage Loans with Affiliated Borrowers" in this prospectus supplement.

DEFEASANCE MORTGAGE LOANS        Forty-nine (49) of the mortgage loans that we
                                 intend to include in the issuing entity, representing 82.3% of the initial mortgage pool balance, of which 36 mortgage loans are in loan group no. 1, representing 80.0% of the initial loan group no. 1 balance, and 13 mortgage loans are in loan group no. 2, representing 100.0% of the initial loan group no. 2 balance, permit the borrower to obtain the release of the related mortgaged real property - or, in the case of a multi-property mortgage loan, the release of one or more of the related mortgaged real properties - from the lien of the related mortgage instrument(s) upon the pledge to the trustee of certain non-callable U.S. government obligations. The U.S. government obligations must provide for payments that equal or exceed scheduled interest and principal payments due under the related mortgage note(s) (or in certain cases, payments due under the related mortgage note through and including the date that such mortgage note may be freely prepaid).

                                 In addition, one (1) of the mortgage loans that we intend to include in the issuing entity, representing 10.1% of the initial mortgage pool balance, which mortgage loan is in loan group no. 1, representing 11.4% of the initial loan group no. 1 balance, permits the borrower to obtain the release of the related mortgaged real property either through the defeasance described in the preceding sentence or prepayment in full with the payment of a yield maintenance premium.

                                 See "Description of the Underlying Mortgage
                                 Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Defeasance Loans" in this prospectus supplement.

ADDITIONAL COLLATERAL MORTGAGE
LOANS Four (4) of the mortgage loans that we intend to include in the issuing entity, representing 4.7% of the initial mortgage pool balance, all of which mortgage loans are in loan group no. 1, representing 5.3% of the initial loan group no. 1 balance, are secured by letters of credit or cash reserves or a combination thereof in material amounts that in each such case:

                                 - will be released to the related borrower in whole or in part, upon satisfaction by the related borrower of certain performance related conditions (e.g., meeting debt service coverage ratio levels and/or satisfying leasing conditions); and

                                 - if not so released, will or, under certain mortgage loans, at the discretion of the lender, may prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay or defease the subject mortgage loan if such performance related conditions are not satisfied within specified time periods (any such prepayment may or may not require that additional prepayment consideration, such as a yield maintenance premium, also be due, and any such prepayment consideration may in some cases be paid out of the related additional collateral).

                                 In some instances such additional collateral is comprised of cash reserves specifically established for other uses benefiting the related property (i.e., including tenant improvements or capital needs), with the related borrower having the obligation to replenish such cash reserves or increase the amount of the related letter of credit as a condition to using the cash reserve for any such purpose. If such cash is used to prepay or defease the mortgage loan as described in the immediately preceding bullet point, there is no obligation on the part of the related borrower to replenish such cash.

                                 Based on the amount of such collateral at the time of closing of each such loan, the aggregate additional collateral is $1,635,000.

                                 See "Description of the Underlying Mortgage
                                 Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Mortgage Loans Which May Require Principal Paydowns" in this prospectus supplement.

LOCKBOX TERMS                    Twenty-two (22) mortgage loans that we intend
                                 to include in the issuing entity, representing
                                 72.6% of the initial mortgage pool balance, of which 21 mortgage loans are in loan group no.
                                 1, representing 77.6% of the initial loan group no. 1 balance, and one (1) mortgage loan is in loan group no. 2, representing 33.7% of the initial loan group no. 2 balance, generally provide that all rents, credit card receipts, accounts receivable payments and other income derived from the related mortgaged real properties will be paid into one of the types of lockboxes described under "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage
                                 Loans--Lockboxes" in this prospectus
                                 supplement.

PREPAYMENT CHARACTERISTICS OF
THE MORTGAGE LOANS               Each underlying mortgage loan restricts
                                 voluntary prepayments in one or more of the following ways:

                                 - by prohibiting any voluntary prepayments for a specified period of time after the underlying mortgage loan is originated; and/or

                                 - by prohibiting any voluntary prepayments for a specified period of time after the underlying mortgage loan is originated, although, for a portion of that period, beginning no sooner than the second anniversary of the date of initial issuance of the offered certificates, the underlying mortgage loan may be defeased; and/or

                                 - by prohibiting any voluntary prepayments for a specified period of time after the underlying mortgage loan is originated, and thereafter requiring that any voluntary principal prepayment made be accompanied by a prepayment premium or yield maintenance charge; and/or


                                 - by requiring that any voluntary principal prepayment made during a specified period of time be accompanied by a prepayment premium or yield maintenance charge.

                                 However, as described under "--Additional
                                 Collateral Mortgage Loans" above, some
                                 underlying mortgage loans may require partial principal prepayments during the related lock-out period due to failure of the related property to meet certain performance and other criteria.

                                 The holder of the CBA B-Note companion loan will have the right to purchase the related underlying mortgage loan under certain circumstances following a default under such mortgage loan, which would have the same effect on the offered certificates as a prepayment in full of such mortgage loan, except that in certain circumstances, such purchase will not be accompanied by any prepayment premium or yield maintenance charge. See "Description of the Underlying Mortgage Loans--The CBA A/B Loan Pair" in this prospectus supplement.

                                 The purchase of any underlying mortgage loan by any party that has an option or is otherwise entitled to purchase that loan from the issuing entity following default generally would have the same effect on the offered certificates as a prepayment, except that the required purchase price will not include or be accompanied by any prepayment premium or yield maintenance charge. In addition if the related mortgage loan seller has been notified of a defect in any mortgage file or a breach of any of its representations and warranties, and required to repurchase the affected mortgage loan, it would have the same effect on the offered certificates as a prepayment, except that the required purchase price will not include or be accompanied by any prepayment premium or yield maintenance charge.

                                 Set forth below is information regarding the remaining terms of the prepayment lock-out or prepayment lock-out/defeasance periods, as applicable, for the underlying mortgage loans that currently prohibit voluntary prepayments:

                                                                       MORTGAGE    LOAN GROUP   LOAN GROUP
                                                                         POOL         NO. 1        NO. 2
                                                                      ----------   ----------   ----------
                                 Maximum remaining lock-out
                                    or lock-out/defeasance
                                    period                            115 months   114 months   115 months
                                 Minimum remaining lock-out
                                    or lock-out/defeasance
                                    period                             36 months    36 months    46 months
                                 Weighted average remaining
                                    lock-out or lock-out/defeasance
                                     period                            95 months    96 months    90 months

                                 In general, the underlying mortgage loans that provide for a yield maintenance charge also provide that such yield maintenance charge will not be less than a fixed percentage of the amount prepaid. See "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Prepayment Provisions" in this prospectus supplement.

DELINQUENCY STATUS               None of the mortgage loans that we intend to
                                 include in the issuing entity was 30 days or more delinquent in respect of any monthly debt service payment as of the related due date in April 2008.

ADDITIONAL STATISTICAL INFORMATION

A. GENERAL CHARACTERISTICS       The mortgage loans that we intend to include in
                                 the mortgage pool, loan group no. 1 and loan group no. 2, respectively, will have the following general characteristics as of their respective due dates in April 2008:

                                                        MORTGAGE      LOAN GROUP     LOAN GROUP
                                                          POOL           NO. 1         NO. 2
                                                     ------------   -------------   -----------
Initial mortgage pool/loan group balance             $887,206,601    $787,924,156   $99,282,445
Number of underlying mortgage loans                            60              47            13
Number of mortgaged real properties                            74              57            17

Greatest cut-off date principal balance              $130,310,000    $130,310,000   $33,465,000
Smallest cut-off date principal balance              $    996,168    $  1,115,379   $   996,168
Average cut-off date principal balance               $ 14,786,777    $ 16,764,344   $ 7,637,111

Highest annual mortgage interest rate                      8.2300%         8.2300%       7.0450%
Lowest annual mortgage interest rate                       5.3870%         5.3870%       5.6800%
Weighted average annual mortgage interest rate             6.2519%         6.2655%       6.1445%

Longest original term to maturity or anticipated
   repayment date                                      122 months      122 months    120 months
Shortest original term to maturity or anticipated
   repayment date                                       58 months       58 months     60 months
Weighted average original term to maturity or
   anticipated repayment date                          101 months      101 months     99 months

Longest remaining term to maturity or anticipated
   repayment date                                      119 months      119 months    118 months
Shortest remaining term to maturity or anticipated
   repayment date                                       49 months       49 months     50 months
Weighted average remaining term to maturity or
   anticipated repayment date                           95 months       96 months     94 months

Highest debt service coverage ratio, based on
   underwritten net cash flow                                1.89x           1.89x         1.40x
Lowest debt service coverage ratio, based on
   underwritten net cash flow                                1.17x           1.17x         1.21x
Weighted average debt service coverage ratio,
   based on underwritten net cash flow                       1.41x           1.43x         1.26x

Highest cut-off date loan-to-value ratio                     80.0%           80.0%         79.7%
Lowest cut-off date loan-to-value ratio                      36.4%           36.4%         62.5%
Weighted average cut-off date loan-to-value ratio            65.2%           64.4%         72.0%

                                 In reviewing the foregoing table, please note that:

                                 - The mortgaged real property identified on Exhibit A-1 to this prospectus supplement as 450 Lexington Avenue secures, on a PARI PASSU basis, two (2) senior mortgage loans. We intend to include one of those two (2) senior mortgage loans, with a $110,000,000 cut-off date principal balance, in the issuing entity. The other senior mortgage loan, with a total $200,000,000 cut-off date principal balance, will not be included in the --- issuing entity. Loan-to-value and debt service coverage information shown in this prospectus supplement, including in the table above, with respect to the 450 Lexington Avenue underlying mortgage loan will be calculated based on the relevant total principal balance of, and debt service payments on, the 450 Lexington Avenue underlying mortgage loan and the 450 Lexington Avenue companion mortgage loan.

                                 - In the case of one (1) of the underlying mortgage loans, representing 5.7% of the initial mortgage pool balance, the borrower has encumbered the related mortgaged real property with junior debt that is evidenced by a separate promissory note, but which junior debt is secured by the same mortgage or deed of trust that secures the related underlying mortgage loan. None of the statistical information regarding those underlying mortgage loans provided in this prospectus supplement includes any numerical information with respect to those junior loans. For more information regarding these loans, see "Description of the Underlying Mortgage Loans--The CBA A/B Loan Pair" in this prospectus supplement.

                                 -    The underwritten net cash flow for any
                                      mortgaged real property is an estimated
                                      number based on numerous assumptions that may not necessarily reflect recent historical performance and may not ultimately prove to be an accurate prediction of future performance.

B. GEOGRAPHIC CONCENTRATION      The table below shows the number of, and
                                 percentage of the initial mortgage pool balance secured by, mortgaged real properties located in these states:

                                                   NUMBER OF     % OF INITIAL
                                                MORTGAGED REAL     MORTGAGE
                                    STATE          PROPERTIES     POOL BALANCE
                                 ------------   --------------   -------------
                                 New York              8              15.5%
                                 Texas                 6              15.1%
                                 Hawaii                1              14.7%
                                 California            5              13.0%
                                 Pennsylvania          5               5.8%

                                 See "Certain Legal Aspects of Mortgage Loans for Mortgaged Properties Located in New York, Texas and Hawaii."

                                 The remaining mortgaged real properties with respect to the mortgage pool are located throughout 22 other states and Puerto Rico. See "Certain Legal Aspects of Mortgage Loans for Mortgaged Properties Located in Puerto Rico." No more than 5.0% of the initial mortgage pool balance is secured by mortgaged real properties located in any of these other states. In circumstances where a particular underlying mortgage loan is secured by multiple mortgaged real properties located in two or more states, the foregoing information reflects the allocated loan amounts for those properties.

                                 Four (4) of the California properties, securing 12.0% of the initial mortgage pool balance, are located in southern California - areas with zip codes of 93600 or below - and one (1) of the California properties, securing 1.0% of the initial mortgage pool balance, is located in northern California - areas with zip codes above 93600.

C. PROPERTY TYPES                The table below shows the number of, and
                                 percentage of the initial mortgage pool balance secured by, mortgaged real properties operated for each indicated purpose:

                                                   NUMBER OF   % OF INITIAL MORTGAGE
                                  PROPERTY TYPE   PROPERTIES       POOL BALANCE
                                 --------------   ----------   ---------------------
                                 Retail               24                 40.0%
                                 Office                8                 27.3%
                                 Hotel                18                 14.5%
                                 Multifamily(1)       17                 11.2%
                                 Mixed Use             4                  6.0%
                                 Industrial            2                  0.7%
                                 Other                 1                  0.2%
                                                     ---                -----
                                 TOTAL                74                100.0%
                                                     ===                =====

                                 ----------
                                 (1)  Multifamily properties include
                                      conventional rental properties and
                                      manufactured housing properties.

                                 See "Risk Factors" in this prospectus
                                 supplement.

D. ENCUMBERED INTERESTS          The table below shows the number of, and
                                 percentage of the initial mortgage pool balance secured by, mortgaged real properties for which the encumbered interest is as indicated:

                                 ENCUMBERED INTEREST IN THE    NUMBER OF   % OF INITIAL MORTGAGE
                                  MORTGAGED REAL PROPERTY     PROPERTIES        POOL BALANCE
                                 --------------------------   ----------   ---------------------
                                 Fee                              73                87.6%
                                 Leasehold                         1                12.4%
                                                                 ---               -----
                                 TOTAL                            74               100.0%
                                                                 ===               =====

                                 In circumstances where both the fee and
                                 leasehold interest in the entire mortgaged real property are encumbered, we have treated that as simply an encumbered fee interest.

E. SIGNIFICANT MORTGAGE LOANS    The ten (10) largest mortgage loans that we
                                 intend to include in the issuing entity
                                 represent 67.5% of the initial mortgage pool balance. See "Description of the Underlying
                                 Mortgage Loans--Significant Mortgage Loans" in this prospectus supplement.

                                  RISK FACTORS

          The risks and uncertainties described below, in addition to those risks described in the prospectus under "Risk Factors," summarize the material risks in connection with the purchase of the offered certificates. All numerical information concerning the mortgage loans is provided on an approximate basis.

RISKS RELATED TO THE UNDERLYING MORTGAGE LOANS

          COMMERCIAL AND MULTIFAMILY LENDING SUBJECTS YOUR INVESTMENT TO SPECIAL RISKS THAT ARE NOT ASSOCIATED WITH SINGLE-FAMILY RESIDENTIAL LENDING. The mortgage loans that we intend to include in the issuing entity are secured by the following income-producing property types:

          - anchored, including shadow anchored, and unanchored retail properties;

          -    office properties;

          -    limited service and full service hotel properties;

          - multifamily properties, including conventional rental properties and manufactured housing properties;

          -    mixed use properties;

          -    industrial properties; and

          -    parking lot properties.

          A concentration of mortgage loans secured by the same type of mortgaged real property can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans.

          Commercial and multifamily lending is generally thought to be riskier than single-family residential lending because, among other things, larger loans are made to single borrowers or groups of related borrowers.

          Furthermore, the risks associated with lending on commercial and multifamily properties are inherently different from those associated with lending on the security of single-family residential properties. For example, repayment of each of the underlying mortgage loans will be dependent on the performance and/or value of the related mortgaged real property.

          There are additional factors in connection with commercial and multifamily lending, not present in connection with single-family residential lending, which could adversely affect the economic performance of the respective mortgaged real properties that secure the underlying mortgage loans. Any one of these additional factors, discussed in more detail in this prospectus supplement, could result in a reduction in the level of cash flow from those mortgaged real properties that is required to ensure timely distributions on your offered certificates.

          THE SOURCE OF REPAYMENT ON YOUR OFFERED CERTIFICATES WILL BE LIMITED TO PAYMENTS AND OTHER COLLECTIONS ON THE UNDERLYING MORTGAGE LOANS. The offered certificates will represent interests solely in the issuing entity. The primary assets of the issuing entity will be a segregated pool of commercial and multifamily mortgage loans and a swap agreement relating to the class A-2FL certificates. Accordingly, repayment of the offered certificates will be limited to payments and other collections on the underlying mortgage loans.

          The underlying mortgage loans will not be an obligation of, or be insured or guaranteed by:

          -    any governmental entity;

          -    any private mortgage insurer;

          -    us;

          -    the sponsors;

          -    the mortgage loan sellers;

          -    the master servicer;

          -    the special servicer;

          -    any sub-servicer of the master servicer or the special servicer;

          -    the swap counterparty;

          -    the trustee; or

          -    any of their respective affiliates.

          With respect to certain of the underlying mortgage loans, the issuing entity will have the benefit of certain environmental insurance policies. See "Description of the Underlying Mortgage Loans--Underwriting
Matters--Environmental Insurance" in this prospectus supplement.

          REPAYMENT OF EACH OF THE UNDERLYING MORTGAGE LOANS WILL BE DEPENDENT ON THE CASH FLOW PRODUCED BY THE RELATED MORTGAGED REAL PROPERTY, WHICH CAN BE VOLATILE AND INSUFFICIENT TO ALLOW TIMELY DISTRIBUTIONS ON YOUR OFFERED CERTIFICATES, AND ON THE VALUE OF THE RELATED MORTGAGED REAL PROPERTY, WHICH MAY FLUCTUATE OVER TIME. Except for certain underlying mortgage loans, the mortgage loans that we intend to include in the issuing entity are, or should be considered to be, nonrecourse. If there is a default with respect to any of the underlying mortgage loans (other than, in many (but not all) cases, a default resulting from voluntary bankruptcy, fraud or willful misconduct), there will generally only be recourse against the specific real property or properties that secure the defaulted mortgage loan and other assets that have been pledged to secure that mortgage loan. Even if an underlying mortgage loan provides for recourse to a borrower or any of its affiliates, it is unlikely the issuing entity will ultimately recover any amounts in excess of the liquidation proceeds from the related mortgaged real property or properties.

          Repayment of loans secured by commercial and multifamily rental properties typically depends on the cash flow produced by those properties. The ratio of net cash flow to debt service of a mortgage loan secured by an income-producing property is an important measure of the risk of default on the loan.

          Payment on each underlying mortgage loan may also depend on:

          - with respect to balloon loans and loans with anticipated repayment dates, the ability of the related borrower to sell the related mortgaged real property or refinance the subject mortgage loan, whether at scheduled maturity or on the anticipated repayment date, in an amount sufficient to repay the underlying mortgage loan; and/or

          - in the event of a default under the underlying mortgage loan and a subsequent sale of the related mortgaged real property upon the acceleration of such mortgage loan's maturity, the amount of the sale proceeds, taking into account any adverse effect of a foreclosure proceeding on those sale proceeds.

          In general, if an underlying mortgage loan has a relatively high loan-to-value ratio or a relatively low debt service coverage ratio, a foreclosure sale is more likely to result in proceeds insufficient to satisfy the outstanding debt.

          Fifty-six (56) of the mortgage loans that we intend to include in the issuing entity, representing 96.9% of the initial mortgage pool balance, of which 43 mortgage loans are in loan group no. 1, representing 96.5% of the initial loan group no. 1 balance, and 13 mortgage loans are in loan group no. 2, representing 100.0% of the initial loan group no. 2 balance, are balloon loans; in addition, four (4) of the mortgage loans that we intend to include in the issuing entity, representing 3.1% of the initial mortgage pool balance, all of which mortgage loans are in loan group no. 1, representing 3.5% of the initial loan group no. 1 balance, provide material incentives to, but do not require the related borrower to repay its mortgage loan by a specified date (which we refer to herein as the "anticipated repayment date" for such loan) prior to maturity. Forty (40) of these mortgage loans, representing 53.1% of the initial mortgage pool balance, of which 33 mortgage loans are in loan group no. 1, representing 55.2% of the initial loan group no. 1 balance, and seven (7) mortgage loans are in loan group no. 2, representing 36.5% of the initial loan group no. 2 balance, have balloon payments that are scheduled to be due or anticipated repayment dates that are to occur, in each case, during the 12-month period from January 1, 2017 through December 31, 2017, inclusive. Although an underlying mortgage loan may provide the related borrower with incentives to repay its mortgage loan by an anticipated repayment date prior to maturity, the failure of that borrower to do so will not be a default under that mortgage loan.

          The cash flows from the operation of commercial and multifamily real properties are volatile and may be insufficient to cover debt service on the related mortgage loan and pay operating expenses at any given time. This may cause the value of a property to decline. Cash flows and property values generally affect:

          -    the ability to cover debt service;

          - the ability to pay an underlying mortgage loan in full with sales or refinance proceeds; and

          -    the amount of proceeds recovered upon foreclosure.

          Cash flows and property values depend upon a number of factors, including:

          - national, regional and local economic conditions, including plant closings, military base closings, industry slowdowns and unemployment rates;

          - local real estate conditions, such as an oversupply of space similar to the space at the related mortgaged real property;

          -    increases in vacancy rates;

          - changes or continued weakness in a specific industry segment that is important to the success of the related mortgaged real property;

          - the nature of expenses of the related mortgaged real property, such as whether expenses are fixed or vary with revenue;

          - increases in insurance rates, real estate taxes and other operating expenses at the mortgaged real property and in relation to competing properties;

          - the nature of income from the related mortgaged real property, such as whether rents are fixed or vary with tenant revenues;

          - a decline in rental rates as leases are renewed or entered into with new tenants;

          - the level of required capital expenditures for proper maintenance and improvements demanded by tenants at the related mortgaged real property;

          - creditworthiness of tenants, a decline in the financial condition of a major tenant or tenant defaults;

          - the number and type of tenants at the related mortgaged real property and the duration of their respective leases;

          - dependence upon a single tenant, or a concentration of tenants in a particular business or industry;

          -    demographic factors;

          -    consumer confidence;

          -    consumer tastes and preferences;

          - retroactive changes in building or similar codes that require modifications to the related mortgaged real property;

          - capable management and adequate maintenance for the related mortgaged real property;

          - location and neighborhood characteristics of the related mortgaged real property;

          -    proximity and attractiveness of competing properties;

          - if the mortgaged real property has uses subject to significant regulation, changes in applicable laws;

          - in the case of rental properties, the rate at which new rentals occur;

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          -    perceptions by prospective tenants and, if applicable, their customers, of the safety, convenience, services and attractiveness of the related mortgaged real property;

          - the age, construction, quality and design of the related mortgaged real property; and

          - whether the related mortgaged real property is readily convertible to alternative uses.

          THE MARKET VALUE OF THE OFFERED CERTIFICATES MAY BE ADVERSELY AFFECTED BY FACTORS UNRELATED TO THE PERFORMANCE OF THE OFFERED CERTIFICATES AND THE MORTGAGE LOANS, SUCH AS FLUCTUATIONS IN INTEREST RATES AND THE SUPPLY AND DEMAND OF CMBS GENERALLY.

          The market value of the offered certificates can decline even if those certificates and the mortgage loans are performing at or above your expectations.

          The market value of the offered certificates will be sensitive to fluctuations in current interest rates. However, a change in the market value of the offered certificates as a result of an upward or downward movement in current interest rates may not equal the change in the market value of the offered certificates as a result of an equal but opposite movement in interest rates.

          The market value of the offered certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally. The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolio, that are available for securitization. A number of factors will affect investors' demand for commercial mortgage-backed securities, including:

          - the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid;

          - legal and other restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities or limit the amount or types of commercial mortgage-backed securities that it may acquire;

          - investors' perceptions regarding the commercial and multifamily real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by income producing properties; and

          - investors' perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial and multifamily real estate markets.

          If you decide to sell any offered certificates, the ability to sell those certificates will depend on, among other things, whether and to what extent a secondary market then exists for these offered certificates, and you may have to sell at discount from the price you paid for reasons unrelated to the performance of the offered certificates or the mortgage loans. Pricing information regarding the offered certificates may not be generally available on an ongoing basis or on any particular date.

          ONE OF THE MORTGAGE LOANS THAT WE INTEND TO INCLUDE IN THE ISSUING ENTITY IS BEING SERVICED AND ADMINISTERED PURSUANT TO THE SERVICING ARRANGEMENTS FOR A DIFFERENT SECURITIZATION; THEREFORE, THE SERIES 2008-C1 CERTIFICATEHOLDERS WILL HAVE LIMITED ABILITY TO CONTROL THE SERVICING OF THAT UNDERLYING MORTGAGE LOAN. The mortgage loan identified on Exhibit A-1 to this prospectus supplement as 450 Lexington Avenue is secured on a PARI PASSU basis with one (1) additional mortgage loan (referred to herein as the 450 Lexington Avenue underlying companion mortgage loan), by a single mortgage instrument encumbering the 450 Lexington Avenue mortgaged real property. The 450 Lexington Avenue companion mortgage loan will not be included in the 2008-C1 issuing entity and has been separately securitized and directly backs the CSMC 2007-C5 Commercial Mortgage Pass-Through Certificates, Series 2007-C5. A co-lender agreement governs the relationship between the holders of the 450 Lexington Avenue underlying mortgage loan and the 450 Lexington Avenue companion mortgage loan and generally provides that each of those mortgage loans will be serviced and administered pursuant to the CSMC 2007-C5 pooling and servicing agreement. Neither the series 2008-C1 certificateholders nor the trustee on their behalf will have any right, title or interest in or to, or any other claim to any asset of the CSMC 2007-C5 issuing entity, including as security for or in satisfaction of any claim arising from the performance or failure of performance by any party under the CSMC 2007-C5 pooling and servicing agreement, except as related to the 2008-C1 issuing entity's rights to receive payments of principal and interest on the 450 Lexington Avenue underlying mortgage loan and certain rights to payments of servicing fees and to reimbursement for advances. However, the 2008-C1 issuing entity, as the holder of the

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450 Lexington Avenue underlying mortgage loan, is a third-party beneficiary of the CSMC 2007-C5 pooling and servicing agreement. Furthermore, the master servicer, the special servicer and trustee under the series 2008-C1 pooling and servicing agreement will not be entitled to exercise any remedies following a default with respect to the 450 Lexington Avenue underlying mortgage loan. The directing certificateholder under the CSMC 2007-C5 pooling and servicing agreement, subject to certain consultation rights of the series 2008-C1 directing certificateholder, will be entitled to direct the servicing parties under the CSMC 2007-C5 pooling and servicing agreement with respect to various servicing matters involving the 450 Lexington Avenue whole loan. The applicable master servicer and the special servicer under the CSMC 2007-C5 pooling and servicing agreement are required to service the 450 Lexington Avenue whole loan in accordance with the servicing standard set forth in the CSMC 2007-C5 pooling and servicing agreement on behalf of the CSMC 2007-C5 certificateholders and the series 2008-C1 certificateholders, as a collective whole.

          See "Description of the Underlying Mortgage Loans--Certain Matters Regarding the 450 Lexington Avenue Mortgage Loan" in this prospectus supplement.

          TEN PERCENT OR MORE OF THE INITIAL MORTGAGE POOL BALANCE WILL BE REPRESENTED BY MORTGAGE LOANS SECURED BY RETAIL PROPERTIES, THEREBY MATERIALLY EXPOSING OFFERED CERTIFICATEHOLDERS TO RISKS ASSOCIATED WITH THE PERFORMANCE OF RETAIL PROPERTIES. Twenty-four (24) mortgaged real properties, securing mortgage loans that represent 40.0% of the initial mortgage pool balance, are primarily used for retail purposes. A number of factors may adversely affect the value and successful operation of a retail property. Some of these factors include:

          -    the strength, stability, number and quality of the tenants;

          -    tenants' sales;

          -    the rights of certain tenants to terminate their leases;

          -    tenant mix;

          - the ability of the management team to effectively manage the subject property;

          -    whether the subject property is in a desirable location;

          - the physical condition and amenities of the subject building in relation to competing buildings;

          - competition from nontraditional sources such as catalog retailers, home shopping networks, electronic media shopping, telemarketing and outlet centers;

          - whether a retail property is anchored, shadow anchored or unanchored and, if anchored or shadow anchored, the strength, stability, quality and continuous occupancy of the anchor tenant or the shadow anchor, as the case may be, are particularly important factors; and

          -    the financial condition of the owner of the subject property.

          We consider eight (8) of the subject retail properties, securing mortgage loans that represent 18.9% of the initial mortgage pool balance, to be anchored; and 16 of the subject retail properties, securing mortgage loans that represent 21.2% of the initial mortgage pool balance, to be unanchored. Retail properties that are anchored have traditionally been perceived as less risky than unanchored properties. As to any given retail property, an anchor tenant is generally understood to be a nationally or regionally recognized tenant whose space is proportionately larger in size than the space occupied by other tenants at the subject property and is important in attracting customers to the subject property. A shadow anchor is a store or business that satisfies the criteria for an anchor tenant, but which may be located at an adjoining property or on a portion of the subject retail property that is not collateral for the related mortgage loan. A shadow anchor may own the space it occupies and, therefore, that space is not part of the collateral.

          In those cases where the property owner does not control the space occupied by the anchor tenant, and in cases involving a shadow anchor, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as removing or replacing an ineffective anchor tenant. In some cases, an anchor tenant or shadow anchor may cease to operate at a retail property, thereby leaving its space unoccupied even though it continues to own or pay rent on the vacant space. If an anchor tenant or a shadow anchor ceases operations at a retail property, other tenants at the property may be entitled to terminate their leases prior to the scheduled termination date or to pay rent at a reduced rate for the remaining term of the lease.

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          See "Description of the Trust Fund--Mortgage Loans--Various Types of
Multifamily and Commercial Properties May Secure Mortgage Loans Underlying a Series of Offered Certificates--Retail Properties" in the accompanying prospectus.

          TEN PERCENT OR MORE OF THE INITIAL MORTGAGE POOL BALANCE WILL BE REPRESENTED BY MORTGAGE LOANS SECURED BY OFFICE PROPERTIES, THEREBY MATERIALLY EXPOSING OFFERED CERTIFICATEHOLDERS TO RISKS ASSOCIATED WITH THE PERFORMANCE OF OFFICE PROPERTIES. Eight (8) mortgaged real properties, securing mortgage loans that represent 27.3% of the initial mortgage pool balance, are primarily used for office purposes. A number of factors may adversely affect the value and successful operation of an office property. Some of these factors include:

          -    the strength, stability, number and quality of the tenants;

          -    accessibility from surrounding highways/streets;

          - the ability of the management team to effectively manage the subject property;

          - the physical condition and amenities of the subject building in relation to competing buildings, including the condition of the HVAC system, parking and the subject building's compatibility with current business wiring requirements;

          - whether the area is a desirable business location, including local labor cost and quality, access to transportation, tax environment, including tax benefits, and quality of life issues, such as schools and cultural amenities; and

          -    the financial condition of the owner of the subject property.

          See "Description of the Trust Fund--Mortgage Loans--Various Types of Multifamily and Commercial Properties May Secure Mortgage Loans Underlying a Series of Offered Certificates--Office Properties" in the accompanying prospectus.

          TEN PERCENT OR MORE OF THE INITIAL MORTGAGE POOL BALANCE WILL BE REPRESENTED BY MORTGAGE LOANS SECURED BY HOTEL PROPERTIES, THEREBY MATERIALLY EXPOSING OFFERED CERTIFICATEHOLDERS TO RISKS ASSOCIATED WITH THE PERFORMANCE OF THE HOTEL PROPERTIES. Eighteen (18) of the mortgaged real properties, securing mortgage loans that represent 14.5% of the initial mortgage pool balance, are primarily used for hotels. Decreases in room rates or occupancy at a hotel property could adversely affect the value and successful operation of the hotel. Room rates and occupancy levels may depend upon the following factors:

          - the proximity of a hotel property to major population centers or attractions;

          - changes in travel patterns caused by changes in energy prices, strikes, access, relocation and construction of highways, concern about travel safety and other factors;

          - adverse local, regional or national economic conditions or the existence or construction of competing hotel properties. Because hotel rooms typically are rented for short periods of time, the performance of hotel properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties;

          - a hotel property's ability to attract customers and a portion of its revenues may depend on its having a liquor license. A liquor license may not be transferable if a foreclosure on the mortgaged real property occurs;

          - in many parts of the country the hotel and lodging industry is seasonal in nature. Seasonality will cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses; and

          - limited service hospitality properties have lower barriers to entry than other types of hospitality properties, and over-building could occur.

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          Hotel properties also face risks related to their specialized function, including:

          - conversions to alternate uses may not be able to be achieved in a timely or cost-effective manner;

          - borrower may be required to expend continuing amounts on modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

          - deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel; and

          - the relative illiquidity of hotel investments limits the ability of borrowers and property managers to respond to changes in economic or other conditions in a timely or successful manner.

          The viability of hotel properties that are franchisees of national, international or regional hotel chains or managed by hotel management companies depends in large part on the continued existence and financial strength of the franchisor or management company, as applicable. The public perception of the franchise or chain service mark, and the duration of the franchise license agreement or hotel management agreement are also important. If the borrower defaults on its debt, the issuing entity may be unable to use the franchise license without the consent of the franchisor or hotel management company due to restrictions on transfers imposed by the franchise license agreement or hotel management agreement, as applicable.

          TEN PERCENT OR MORE OF THE INITIAL MORTGAGE POOL BALANCE WILL BE REPRESENTED BY MORTGAGE LOANS SECURED BY MULTIFAMILY RENTAL AND MANUFACTURED HOUSING, THEREBY MATERIALLY EXPOSING OFFERED CERTIFICATEHOLDERS TO RISKS ASSOCIATED WITH THE PERFORMANCE OF MULTIFAMILY RENTAL PROPERTIES AND MANUFACTURED HOUSING PROPERTIES. Seventeen (17) mortgaged real properties, securing mortgage loans that represent 11.2% of the initial mortgage pool balance, are primarily used for multifamily rental purposes or are manufactured housing properties. A number of factors may adversely affect the value and successful operation of a multifamily rental property or a manufactured housing property. Some of these factors include:

          - the number of competing residential developments in the local market, including apartment buildings, manufactured housing communities and site-built single family homes;

          - the physical condition and amenities, including access to transportation, of the subject property in relation to competing properties;

          -    the subject property's reputation;

          - in the case of student housing facilities, which may be more susceptible to damage or wear and tear than other types of multifamily housing,

                    (i) the reliance on the financial well-being of the college or university to which it relates,

                    (ii) competition from on-campus housing units, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and

                    (iii) that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;

          - applicable state and local regulations designed to protect tenants in connection with evictions and rent increases;

          - the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or personnel from a local military base;

          -    local factory or other large employer closings;

          - the location of the property, for example, a change in the neighborhood over time;

          - the level of mortgage interest rates to the extent it encourages tenants to purchase single-family housing;

          - the ability of the management team to effectively manage the subject property;

          - the ability of the management to provide adequate maintenance and insurance;

          - compliance and continuance of any government housing rental subsidiary programs from which the subject property receives benefits and whether such subsidies or vouchers may be used at other properties;

          -    distance from employment centers and shopping areas;

          - adverse local or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payment or a reduction in occupancy level;

          -    the financial condition of the owner of the subject property; and

          - government agency rights to approve the conveyance of such mortgaged real properties could potentially interfere with the foreclosure or execution of a deed in lieu of foreclosure of such properties.

In addition, multifamily rental properties and manufactured housing properties are part of a market that, in general, is characterized by low barriers to entry. Thus, a particular multifamily rental/manufactured housing property market with historically low vacancies could experience substantial new construction and a resultant oversupply of rental units within a relatively short period of time. Because leases with respect to a multifamily rental/manufactured housing property are typically leased on a short-term basis, the tenants residing at a particular property may easily move to alternative multifamily rental/manufactured housing properties with more desirable amenities or locations or to single family housing.

          Some of the multifamily rental properties that will secure mortgage loans that we intend to include in the issuing entity are subject to land use restrictive covenants, affordable housing covenants or contractual covenants in favor of federal or state housing agencies. These covenants normally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the applicable area or region. These covenants may limit the potential rental rates that may govern rentals at any of those properties, the potential tenant base for any of those properties or both.

          Some of the mortgaged real properties have tenants that rely on rent subsidies under various government funded programs, including the Section 8 Tenant-Based Assistance Rental Certificate Program of the United States Department of Housing and Urban Development. With respect to certain of the mortgage loans, the borrower may receive subsidies or other assistance from government programs. Generally, the mortgaged real property must satisfy certain requirements, the borrower must observe certain leasing practices and/or the tenant(s) must regularly meet certain income requirements. There is no assurance that such programs will be continued in their present form or that the borrower will continue to comply with the requirements of the programs to enable the borrower to receive the subsidies in the future or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related mortgage loans. The mortgage loan sellers may have underwritten the related mortgage loan on the assumption that such assistance will continue. Loss of any applicable assistance could have an adverse effect on the ability of the related borrower to make timely payments of debt service. In addition, the restrictions described above relating to the use of the related mortgaged real property could reduce the market value of the related mortgaged real property.

          Some of the mortgaged real properties that will secure mortgage loans that we intend to include in the issuing entity entitle their owners to receive low-income housing tax credits pursuant to Section 42 of the Code. Section 42 of the Code provides a tax credit for owners of multifamily rental properties meeting the definition of low-income housing who have received a tax credit allocation from the state or local allocating agency. The total amount of tax credits to which the property owner is entitled, is based upon the percentage of total units made available to qualified tenants.

          The tax credit provisions limit the gross rent for each low-income unit. Under the tax credit provisions, a property owner must comply with the tenant income restrictions and rental restrictions over a minimum of a 15-year compliance period. In addition, agreements governing the multifamily rental property may require an "extended use period," which has the effect of extending the income and rental restrictions for an additional period.

          In the event a multifamily rental property does not maintain compliance with the tax credit restrictions on tenant income or rental rates or otherwise satisfy the tax credit provisions of the Code, the property owner may suffer a reduction in the amount of available tax credits and/or face the recapture of all or part of the tax credits related to the period of the noncompliance and face the partial recapture of previously taken tax credits. The loss of tax credits, and the possibility of recapture of tax credits already taken, may provide significant incentive for the property owner to keep the related multifamily rental property in compliance with such tax credit restrictions and limit the income derived from the related property.

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          See "Description of the Trust Fund--Mortgage Loans--Various Types of
Multifamily and Commercial Properties May Secure Mortgage Loans Underlying a Series of Offered Certificates--Multifamily Rental Properties" in the accompanying prospectus.

          THE BANKRUPTCY OF THE DEPOSITOR OR A MORTGAGE LOAN SELLER MAY DELAY OR REDUCE COLLECTIONS ON THE UNDERLYING MORTGAGE LOANS. Although the depositor has been structured as a bankruptcy remote entity, and the transfer of the underlying mortgage loans from the mortgage loan sellers to the depositor and from the depositor to the issuing entity has been structured as a sale, there can be no assurance that the depositor will not be subject to a bankruptcy proceeding or that the sale of the underlying mortgage loans will not be recharacterized as a pledge, with the result that the depositor or issuing entity could be deemed to be a creditor of the applicable mortgage loan seller rather than an owner of the underlying mortgage loans. See "Description of the Issuing Entity" in this prospectus supplement.

          PROPERTY MANAGEMENT IS IMPORTANT TO THE SUCCESSFUL OPERATION OF THE MORTGAGED REAL PROPERTY. The successful operation of a real estate project depends in part on the performance and viability of the property manager. The property manager is generally responsible for:

          -    operating the property and providing building services;

          -    establishing and implementing the rental structure;

          -    managing operating expenses;

          -    responding to changes in the local market; and

          - advising the borrower with respect to maintenance and capital improvements.

          Properties deriving revenues primarily from short-term sources, such as hotels and short-term or month-to-month leases, generally are more management intensive than properties leased to creditworthy tenants under long-term leases.

          A good property manager, by controlling costs, providing necessary services to tenants and overseeing and performing maintenance or improvements on the property, can improve cash flow, reduce vacancies, reduce leasing and repair costs and preserve building value. On the other hand, management errors can, in some cases, impair short-term cash flow and the long-term viability of an income-producing property.

          We, the underwriters, the sponsors and the mortgage loan sellers do not make any representation or warranty as to the skills of any present or future property managers with respect to the mortgaged real properties that will secure the underlying mortgage loans. Furthermore, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements. In addition, certain of the mortgaged real properties are managed by affiliates of the applicable borrower. If an underlying mortgage loan is in default or undergoing special servicing, this could disrupt the management of the mortgaged real property and may adversely affect cash flow.

          CERTAIN RISKS RELATING TO TENANTS. The income from, and market value of, the mortgaged real properties leased to various tenants would be adversely affected if:

          - space in the mortgaged real properties could not be leased or re-leased;

          - leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged real properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

          - substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

          -    tenants were unwilling or unable to meet their lease obligations;

          - a significant tenant were to become a debtor in a bankruptcy case;

          -    rental payments could not be collected for any other reason;

          - a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease; or

          - a tenant exercises any termination options that may be unrelated to borrower performance as lessor under the lease.

          The mortgaged real properties related to many of the mortgage loans may experience substantial (50% of gross leasable area or more) lease rollover prior to the maturity date, and in many cases relatively near, or soon after, the maturity dates of the mortgage loans. In addition, many of the related mortgage loan documents may require tenant improvement and leasing commission reserves (including trapping excess cash flow after notice of lease termination), and in many cases, the leases contain lessee extension options extending the term of such leases for a specified term. However, there can be no assurance that any such extension options will be exercised or that the amount of any such reserves will be adequate to mitigate the lack of rental income associated with these rollovers. Also, certain of the mortgaged real properties may be subject to tenant termination rights prior to the maturity date of the related mortgage loan.

          The costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged real properties. Moreover, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the related mortgaged real property.

          Further, certain of the mortgaged real properties are and/or may be leased in whole or in part by government-sponsored tenants who have the right to rent reductions or to cancel their leases at any time or for lack of appropriations or for damage to the leased premises caused by casualty or condemnation.

          See "Description of the Underlying Mortgage Loans--Additional Loan and Property Information--Tenant Matters" in this prospectus supplement.

          RELIANCE ON A SINGLE OR MAJOR TENANT MAY INCREASE THE RISK THAT CASH FLOW WILL BE INTERRUPTED. Four (4) mortgaged real properties, securing 2.3% of the initial mortgage pool balance, are each leased by a single tenant. In addition, nine (9) other mortgaged real properties, securing 26.6% of the initial mortgage pool balance, have, in each case, a single tenant that occupies 50% or more, but less than 100%, of the space at the particular property. In certain cases, the single tenant or major tenant lease is a master lease or similar arrangement with a tenant who is an affiliate of the borrower under the subject mortgage loan. In some cases such affiliated single tenant or major tenant is physically occupying space related to its business; in other cases, the affiliated tenant is a tenant under a master lease with the borrower, under which the affiliated tenant is obligated to make rent payments but does not physically occupy the related space at the related mortgaged real property. In such circumstances, there can be no assurance that the space "leased" by any such affiliated tenant will eventually be occupied by third party tenants.

          Reliance on a single or major tenant may increase the risk that cash flow will be interrupted, which will adversely affect the ability of a borrower to repay its mortgage loan. In such circumstances, the deterioration of the financial condition of the tenant can be particularly significant, the impact to the financial condition of the borrower due to the absence or reduction in operating income or rental income may be severe, and an increased period of time may be required to re-lease the space or substantial costs may be incurred to modify the space to satisfy the needs of replacement tenants.

          OPTIONS AND OTHER PURCHASE RIGHTS MAY AFFECT VALUE OR HINDER RECOVERY WITH RESPECT TO MORTGAGED REAL PROPERTIES. With respect to certain of the underlying mortgage loans, the related borrower has given to one or more tenants a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the related mortgaged real property or right of first offer to purchase all or a portion of the mortgaged real property or such rights may be conferred by statute. These tenant rights may impede the mortgagee's ability to sell the related mortgaged real property at foreclosure or after acquiring such property pursuant to foreclosure, or adversely affect the future proceeds from any sale of that mortgaged real property.

          CONDOMINIUM OWNERSHIP MAY LIMIT USE AND IMPROVEMENTS. Certain of the mortgage loans that we intend to include in the issuing entity are secured by a mortgaged real property that consists of the related borrower's interest in condominium interests in buildings and/or other improvements, the related percentage interests in the common areas and the related voting rights in the condominium association. Such interests may in some cases constitute less than a majority of such voting rights. In the case of condominiums, a board of managers generally has discretion to make decisions affecting the condominium building and there may be no assurance that the borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers. Thus, decisions made by that board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium building and many other decisions affecting the maintenance, repair and, in the event of a casualty or condemnation, restoration of that building, may have a significant impact on the mortgage loans in the issuing entity that are secured by mortgaged real properties consisting of such condominium interests. There can be no assurance that the related board of managers will always act in the best interests of the borrower under those mortgage loans. Further, due to the nature of condominiums, a default under the related mortgage loan will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to properties that are not condominiums. For example, a mortgaged real property may not be readily convertible due to restrictive covenants applicable to a mortgaged real property subject to a condominium regime. The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. Certain transfers of condominium units may require filings with state agencies or other governmental authorities. In addition, in the event of a casualty with respect to such a mortgaged real property, due to the possible existence of multiple loss payees on any insurance policy covering that mortgaged real property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the series 2008-C1 certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a property that is not a condominium.

          LOSSES ON LARGER LOANS MAY ADVERSELY AFFECT DISTRIBUTIONS ON YOUR OFFERED CERTIFICATES. Certain of the mortgage loans that we intend to include in the issuing entity have cut-off date principal balances that are substantially higher than the average cut-off date principal balance. In general, these concentrations can result in losses that are more severe than would be the case if the total principal balance of the mortgage loans backing the offered certificates were more evenly distributed. The following chart lists the ten
(10) largest mortgage loans that are to be included in the issuing entity.

                           TEN LARGEST MORTGAGE LOANS

                                                         % OF INITIAL
                                         CUT-OFF DATE      MORTGAGE
       PROPERTY/PORTFOLIO NAME        PRINCIPAL BALANCE  POOL BALANCE
------------------------------------  -----------------  ------------
1.  Waikiki Beach Walk Retail            $130,310,000        14.7%
2.  450 Lexington Avenue                 $110,000,000        12.4%
3.  1100 Executive Tower                 $ 89,500,000        10.1%
4.  Killeen Mall                         $ 82,000,000         9.2%
5.  McHugh Marriott Hilton Portfolio     $ 51,003,260         5.7%
6.  Aguadilla Mall                       $ 34,000,000         3.8%
7.  Charlotte Multifamily Portfolio      $ 33,465,000         3.8%
8.  Southside Works                      $ 32,900,000         3.7%
9.  Lakeside Apartments (Phase II)       $ 19,135,000         2.2%
10. Radisson Hotel Dallas North          $ 16,750,852         1.9%

          MORTGAGE LOANS TO RELATED BORROWERS MAY RESULT IN MORE SEVERE LOSSES ON YOUR OFFERED CERTIFICATES. Certain groups of the mortgage loans that we intend to include in the issuing entity were made to the same borrower or to borrowers under common ownership. In some cases, the mortgage loans in any of those groups are not cross-collateralized. Mortgage loans with the same borrower or related borrowers pose additional risks. Among other things:

          - financial difficulty at one mortgaged real property could cause the owner to defer maintenance at another mortgaged real property in order to satisfy current expenses with respect to the troubled mortgaged real property; and

          - the owner could attempt to avert foreclosure on one mortgaged real property by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all of the related mortgage loans.

          See "Description of the Underlying Mortgage
Loans--Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers" in this prospectus supplement. The following chart identifies groups of two (2) or more mortgage loans that represent 1.0% or more of the initial mortgage pool balance and that have the same borrower or related borrower, but are not cross-collateralized.

                             RELATED BORROWER LOANS

                                                                                                       % OF INITIAL
                                                                                                         MORTGAGE
                          PROPERTY/PORTFOLIO NAME                           NUMBER OF MORTGAGED LOANS  POOL BALANCE
--------------------------------------------------------------------------  -------------------------  ------------
Radisson Hotel Dallas North and Holiday Inn Dallas North                                2                  3.7%
R&F Amherst, R&F Furniture Showroom - Philadelphia and R&F Cheektowaga CSC              3                  2.3%
Arbors of Olmsted and Stoney Run Apartments                                             2                  1.9%

          A BORROWER'S OTHER LOANS MAY REDUCE THE CASH FLOW AVAILABLE TO OPERATE AND MAINTAIN THE RELATED MORTGAGED REAL PROPERTY OR MAY INTERFERE WITH THE ISSUING ENTITY'S RIGHTS UNDER THE RELATED UNDERLYING MORTGAGE LOAN, THEREBY ADVERSELY AFFECTING DISTRIBUTIONS ON YOUR OFFERED CERTIFICATES. As described under "Description of the Underlying Mortgage Loans--Additional Loan and Property Information--Additional Secured Financing" in this prospectus supplement, some mortgaged real properties securing the underlying mortgage loans have been or may be encumbered by other subordinate or PARI PASSU debt. In addition, subject, in some cases, to certain limitations relating to maximum amounts, the borrowers generally may incur trade and operational debt or other unsecured debt, and enter into equipment and other personal property and fixture financing and leasing arrangements, in connection with the ordinary operation and maintenance of the related mortgaged real property. Furthermore, in the case of those mortgage loans which require or allow letters of credit to be posted by the related borrower as additional security for its mortgage loan, in lieu of reserves or otherwise, the related borrower may be obligated to pay fees and expenses associated with the letter of credit and/or to reimburse the letter of credit issuer or others in the event of a draw on the letter of credit by the lender.

          The existence of other debt could:

          - adversely affect the financial viability of a borrower by reducing the cash flow available to the borrower to operate and maintain the related mortgaged real property;

          - adversely affect the borrower's ability to service the mortgage loan;

          - adversely affect the security interest of the lender in the equipment or other assets acquired through its financings;

          -    complicate bankruptcy proceedings;

          -    delay foreclosure on the related mortgaged real property; and

          - make it more difficult for the borrower to obtain refinancing of the mortgage loan and jeopardize repayment of the mortgage loan.

          In this regard, the mortgage loans generally prohibit borrowers from incurring any additional debt secured by their mortgaged real property without the satisfaction of certain loan-to-value tests and/or debt service coverage ratio tests and/or without consent of the lender. No investigations, searches or inquiries to determine the existence or status of any subordinate secured financing with respect to any of the mortgaged real properties have been made since the origination of the related mortgage loan. There can be no assurance that the borrowers have complied with the restriction on indebtedness in the related mortgage loan documents.

          The mortgage on each of the mortgaged real properties collectively identified on Exhibit A-1 to this prospectus supplement as McHugh Marriott Hilton Portfolio, representing 5.7% of the initial mortgage pool balance, also secure subordinate debt that is evidenced by another note that will not be included in the issuing entity. In the case of the foregoing mortgage loan, the holder of the related junior loan secured by the related mortgaged real properties has one or more of the following rights:

          - the right to direct or consult with one or more of the applicable servicing parties with respect to various servicing actions affecting the related underlying mortgage loan; and

          - the right to purchase the related underlying mortgage loan under various default scenarios.

          These parties may have interests that conflict with the interests of the holders of the series 2008-C1 certificates.

          See "--Offered Certificates--The Interests of the Holder of the CBA B-Note Companion Loan May Be in Conflict with the Interests of the Offered Certificateholders" below and "Description of the Underlying Mortgage Loans--CBA A/B Loan Pair" in this prospectus supplement.

          In addition, in the case of one (1) mortgage loan that we intend to include in the issuing entity, representing 12.4% of the initial mortgage pool balance, and secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as 450 Lexington Avenue, such mortgage loan will be primary serviced and administered pursuant to the CSMC 2007-C5 pooling and servicing agreement. The series 2008-C1 directing certificateholder will only have certain consultation rights under the CSMC 2008-C1 pooling and servicing agreement and the 450 Lexington Avenue intercreditor agreement with respect to certain servicing matters involving the 450 Lexington Avenue whole loan, including the 450 Lexington Avenue underlying mortgage loan.

          The party or parties entitled to exercise or participate in the exercise of the rights described in the preceding paragraphs may have interests that conflict with the interests of the holders of the series 2008-C1 certificates.

          See "Description of the Underlying Mortgage Loans--Certain Matters Regarding the 450 Lexington Avenue Mortgage Loan" in this prospectus supplement.

          MEZZANINE DEBT CAN ACT AS A DISINCENTIVE TO THE PRINCIPALS OF A BORROWER. The principals of the borrowers under three (3) of the mortgage loans, which collectively represent 22.8% of the initial mortgage pool balance, have mezzanine debt. If any of the principals in a borrower under one of the mortgage loans that we intend to include in the issuing entity pledges its equity interest in that borrower to secure a debt, frequently called mezzanine debt, then:

          - depending on the use of the proceeds from that loan, the equity interest of that principal in that borrower will be reduced and, further, depending on its remaining equity interest, that principal could be less inclined to infuse that borrower with additional funds if the performance and/or value of the related mortgaged real property declines; and

          - if that equity interest is foreclosed upon following a default under the mezzanine debt, there could be a change in control of that borrower.

          As described under "Description of the Underlying Mortgage Loans--Additional Loan and Property Information--Additional Secured Financing" in this prospectus supplement, we are aware of certain mortgage loans that we intend to include in the issuing entity as to which mezzanine financing exists or is permitted to be incurred.

          SOME BORROWERS UNDER THE UNDERLYING MORTGAGE LOANS WILL NOT BE LIMITED TO OWNING THEIR RESPECTIVE MORTGAGED REAL PROPERTIES, THEREBY INCREASING THE RISK OF BORROWER BANKRUPTCY. The business activities of some of the borrowers under mortgage loans that we intend to include in the issuing entity are not limited to owning their respective mortgaged real properties. Accordingly, the financial success of these borrowers may be affected by the performance of their other business activities, including other real estate interests. Moreover, some borrowers have incurred or are permitted in the future to incur debt unrelated to operating the related mortgaged real property. Moreover, the organizational documents for the borrowers under certain mortgage loans in the issuing entity do not require the borrowers to be special purpose entities. Also, although a borrower may currently be a special purpose entity, in certain cases, that borrower was not originally a special purpose entity, but at origination of the related mortgage loan its organizational documents were amended. That borrower may have previously owned property other than the related mortgaged real property and may not have observed all covenants that are typically required to consider a borrower a "special purpose entity." Those other business activities and/or that additional debt increase the possibility that the borrower may become bankrupt or insolvent. See "Description of the Underlying Mortgage Loans--Additional Loan and Property Information--Non-Special Purpose Entity Borrowers" in this prospectus supplement.

          TENANCIES IN COMMON MAY HINDER RECOVERY. Six (6) of the mortgage loans that we intend to include in the issuing entity, which represent 4.7% of the initial mortgage pool balance, have borrowers that own the related mortgaged real properties as tenants-in-common. In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided interest in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant-in-common proportionally. Therefore, the related mortgage loan may be subject to prepayment. We cannot assure you that all borrowers have waived their right of partition.

          The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, a significant delay in recovery against the tenant-in-common borrowers, a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. In some cases, the related mortgage loan documents provide for full recourse to the related tenant-in-common borrower or the guarantor if a tenant-in-common files for partition or bankruptcy. In most cases, the related tenant-in-common borrower is a special purpose entity (in some cases bankruptcy-remote), reducing the risk of bankruptcy. However, not all tenants-in-common for these mortgage loans are special purpose entities and, in some cases, the borrower is actually an individual. The tenant-in-common structure may cause delays in the enforcement of remedies because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated. This risk can be mitigated if, after the commencement of the first such bankruptcy, a mortgagee commences an involuntary proceeding against the other tenant-in-common borrowers and moves to consolidate all such cases. However, there can be no assurance that a court will consolidate all such cases. Also, there can be no assurance that a bankruptcy proceeding by a single tenant-in-common borrower will not delay enforcement of these mortgage loans.

          CHANGES IN MORTGAGE POOL COMPOSITION CAN CHANGE THE NATURE OF YOUR INVESTMENT. If you purchase any class A-2, A-AB and/or A-3 certificates, you will be more exposed to risks associated with changes in concentrations of borrower, loan or property characteristics in loan group no. 1 than are persons who own class A-1 certificates.

          GEOGRAPHIC CONCENTRATION OF THE MORTGAGED REAL PROPERTIES MAY ADVERSELY AFFECT DISTRIBUTIONS ON YOUR OFFERED CERTIFICATES. The concentration of mortgaged real properties in a specific state or region will make the performance of the mortgage loans that we intend to include in the issuing entity, as a whole, more sensitive to the following factors in the state or region where the borrowers and the mortgaged real properties are concentrated:

          -    economic conditions, including real estate market conditions;

          -    changes in governmental rules and fiscal policies;

          - regional factors such as earthquakes, floods, forest fires or hurricanes;

          -    acts of God, which may result in uninsured losses; and

          -    other factors that are beyond the control of the borrowers.

          The mortgaged real properties are located in 27 states and Puerto Rico. The table below sets forth the states in which a significant percentage of the mortgaged real properties are located. Except as set forth below, no state contains more than 5.0%, by cut-off date principal balance or allocated loan amount, of the mortgaged real properties that secure the underlying mortgage loans.

       SIGNIFICANT GEOGRAPHIC CONCENTRATIONS OF MORTGAGED REAL PROPERTIES

                                         % OF INITIAL
                      NUMBER OF            MORTGAGE
    STATE     MORTGAGED REAL PROPERTIES  POOL BALANCE
------------  -------------------------  ------------
New York                  8                  15.5%
Texas                     6                  15.1%
Hawaii                    1                  14.7%
California                5                  13.0%
Pennsylvania              5                   5.8%

          See "Certain Legal Aspects of Mortgage Loans for Mortgaged Properties Located in New York, Texas and Hawaii" in this prospectus supplement and "Legal Aspects of Mortgage Loans" in the accompanying prospectus.

          RISKS RELATED TO LOANS SECURED BY MORTGAGED PROPERTIES LOCATED IN PUERTO RICO. One (1) mortgage loan, securing 3.8% of the initial mortgage pool balance, is secured by a mortgaged real property located in Puerto Rico.

          Currently, Puerto Rico does not impose income or withholding tax on interest received on loans by foreign (non-Puerto Rico) entities not engaged in trade or business in Puerto Rico, as long as the foreign (non-Puerto Rico) entity receiving the interest payment and the debtor making the interest payment are not related, or if the interest payment is not from sources within Puerto Rico (i.e., when the entity making the interest payment is not a resident of Puerto Rico). For purposes of the interest income tax withholding provisions, an entity is related to the debtor if it owns 50% or more of the value of the stock or participation of the debtor. In the event that payments on the mortgage become subject to Puerto Rico income or withholding tax, the related borrower will be obligated to pay such taxes to the appropriate taxing authority and make "gross-up" payments to (or otherwise indemnify) the mortgagee pursuant to the loan documents. However, there can be no assurance that the borrower will have sufficient cash flow from the related mortgaged property to make such gross-up payments.

          Furthermore, the Commonwealth of Puerto Rico is an unincorporated territory of the United States. The provisions of the United States Constitution and laws of the United States apply to the Commonwealth of Puerto Rico as determined by the United States Congress and the continuation or modification of current federal law and policy applicable to the Commonwealth of Puerto Rico remains within the discretion of the United States Congress. If the Commonwealth of Puerto Rico were granted complete independence, there can be no assurance of what impact this would have on the trust's interest in the mortgaged real property located in Puerto Rico.

          Commercial mortgage loans in Puerto Rico are generally evidenced by the execution of a promissory note in favor of the mortgagee and a "mortgage note" payable to the bearer thereof, which is then pledged to the mortgagee as security for the promissory note. The mortgage note in turn is secured by a deed of mortgage on certain real property of the borrower. Notwithstanding the existence of both the promissory note and the bearer mortgage note, the borrower has only a single indebtedness to the mortgagee and in the event of default the mortgagee may bring a single unitary action to proceed directly against the mortgaged property without any requirement to take any separate action under the promissory or mortgage notes. Foreclosure of a mortgage in Puerto Rico is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. When the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time consuming and costly. The costs of foreclosure would reduce the proceeds from a foreclosure sale available to satisfy the mortgage loan. In any case, there can be no assurance that the net proceeds realized from foreclosures on the mortgage, after payment of all foreclosure expenses, would be sufficient to pay the principal, interest and other expenses, if any, which are due under the mortgage loan and thus the amount of accrued and unpaid interest and unpaid principal on the series 2008-C1 certificates.

          SOME REMEDIES MAY NOT BE AVAILABLE FOLLOWING A MORTGAGE LOAN DEFAULT. The mortgage loans that we intend to include in the issuing entity contain, subject to certain exceptions, "due-on-sale" and "due-on-encumbrance" clauses. These clauses permit the holder of an underlying mortgage loan to accelerate the maturity of the mortgage loan if the related borrower sells or otherwise transfers or encumbers the related mortgaged real property or its interest in the related mortgaged real property in violation of the terms of the mortgage. All of the mortgage loans that we intend to include in the issuing entity also include a debt-acceleration clause that permits the related lender to accelerate the debt upon specified monetary or non-monetary defaults of the related borrower.

          The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of a state, however, may refuse the foreclosure or other sale of a mortgaged real property or refuse to permit the acceleration of the indebtedness as a result of a default deemed to be immaterial or if the exercise of these remedies would be inequitable or unjust.

          Each of the mortgage loans that we intend to include in the issuing entity is secured by an assignment of leases and rents from the related borrower, which assignment may be contained within the mortgage instrument. However, in many cases, the related borrower generally may collect rents for so long as there is no default. As a result, the issuing entity's rights to these rents will be limited because:

          - the issuing entity may not have a perfected security interest in the rent payments until the master servicer, special servicer, primary servicers or sub-servicers collect them;

          - the master servicer, special servicer, primary servicers or sub-servicers may not be entitled to collect the rent payments without court action; and

          - the bankruptcy of the related borrower could limit the ability of the master servicer, special servicer, primary servicers or sub-servicers to collect the rents.

          LENDING ON INCOME-PRODUCING REAL PROPERTIES ENTAILS ENVIRONMENTAL RISKS. Under various federal and state laws, a current or previous owner or operator of real property may be liable for the costs of cleanup of environmental contamination on, under, at or emanating from, the property. These laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the contamination. The costs of any required cleanup and the owner's liability for these costs are generally not limited under these laws and could exceed the value of the property and/or the total assets of the owner. Contamination of a property may give rise to a lien on the property to assure the costs of cleanup. An environmental lien may have priority over the lien of an existing mortgage. In addition, the presence of hazardous or toxic substances, or the failure to properly clean up contamination on the property, may adversely affect the owner's or operator's future ability to refinance the property.

          Certain environmental laws impose liability for releases of asbestos into the air, and govern the responsibility for the removal, encapsulation or disturbance of asbestos-containing materials when the asbestos-containing materials are in poor condition or when a property with asbestos-containing materials undergoes renovation or demolition. Certain laws impose liability for lead-based paint, lead in drinking water, elevated radon gas inside buildings and releases of polychlorinated biphenyl compounds. Third parties may also seek recovery from owners or operators of real property for personal injury or property damage associated with exposure to asbestos, lead, radon, polychlorinated biphenyl compounds and any other contaminants.

          A third-party environmental consultant conducted some form of environmental investigation with respect to all of the mortgaged real properties securing the mortgage loans that we intend to include in the issuing entity, except for ten (10) mortgaged real properties, securing 2.0% of the initial mortgage pool balance, as to which the related mortgage loan seller obtained environmental insurance. With respect to those mortgaged real properties as to which an environmental assessment was prepared, such environmental assessments were generally prepared during the 12-month period ending in April 2008, except in the case of nine (9) mortgaged real properties as to which the assessment was prepared within a 14-month period ending in April 2008. In the case of 64 mortgaged real properties, securing 98.0% of the initial mortgage pool balance, that environmental investigation included a Phase I environmental site assessment or an update of a previously conducted assessment (which may, in some instances in lieu of a Phase I environmental assessment, have been performed pursuant to a database or transaction screen meeting ASTM standards). In some cases, a third-party consultant also conducted a Phase II environmental site assessment of the mortgaged real property.

          In several cases, the environmental testing for a mortgaged real property identified potential and, in some cases, significant environmental issues at nearby properties.

          If the environmental investigations described above identified material adverse or potentially material adverse environmental conditions at or with respect to any of the respective mortgaged real properties securing a mortgage loan that we intend to include in the issuing entity or at a nearby property with potential to affect a mortgaged real property, then one of the following events may have occurred:

          - an environmental consultant investigated those conditions and recommended no further investigations or remediation;

          - an operation and maintenance plan or other remediation was required and/or an escrow reserve was established to cover the estimated costs of obtaining that plan and/or effecting that remediation;

          - those conditions were remediated or abated prior to the closing date;

          - a letter was obtained from the applicable regulatory authority stating that no further action was required;

          - either the expenditure of funds reasonably estimated to be necessary to remediate the conditions is not more than the greater of (a) $50,000 and (b) 2% of the outstanding principal balance of the related mortgage loan or an environmental insurance policy was obtained, a letter of credit was provided, an escrow reserve account was established, another party has acknowledged responsibility or an indemnity from a responsible party other than the related borrower was obtained to cover the estimated costs of any required investigation, testing, monitoring or remediation, which in some cases has been estimated to be in excess of $50,000;

          - another responsible party has agreed to indemnify the holder of the mortgage loan from any losses that such party suffers as a result of such environmental conditions;

          - in those cases in which it was known that an offsite property is the location of a leaking underground storage tank or groundwater contamination, a responsible party other than the related borrower has been identified under applicable law, and generally one or more of the following are true--

               1. that condition is not known to have affected the mortgaged real property, or

               2. the responsible party has either received a letter from the applicable regulatory agency stating no further action is required, established a remediation fund, engaged in responsive remediation, or provided an indemnity or guaranty to the borrower or the mortgagee/lender, or

               3. an environmental insurance policy was obtained (which is not necessarily in all cases a secured creditor impaired property policy); or

          - the borrower expressly agreed to comply with all federal, state and local statutes or regulations respecting the identified adverse environmental condition.

          In many cases, the environmental investigation described above identified the presence of asbestos-containing materials, lead-based paint, mold and/or radon. Where these substances were present, the environmental consultant often recommended, and the related loan documents generally required, the establishment of an operation and maintenance plan to address the issue or, in some cases involving asbestos-containing materials, lead-based paint, mold and/or radon, an abatement, mitigation, removal or long-term testing program. In a few cases, the particular asbestos-containing materials, lead-based paint, mold and/or radon was in need of repair, mitigation or other remediation. This could result in a claim for damages by any party injured by that condition. In certain cases, the related lender did not require the establishment of an operation and maintenance plan despite the identification of issues involving asbestos-containing materials and/or lead-based paint.

          In some cases, the environmental consultant did not recommend that any action be taken with respect to a potentially material adverse environmental condition at a mortgaged real property securing a mortgage loan that we intend to include in the issuing entity, because a responsible party with respect to that condition had already been identified. There can be no assurance, however, that such a responsible party will be financially able to address the subject condition.

          In some cases where the environmental consultant recommended specific remediation of an adverse environmental condition, the related originator of a mortgage loan that we intend to include in the issuing entity required the related borrower generally:

          -    to carry out the specific remedial measures prior to closing;

          - to carry out the specific remedial measures post-closing and, if deemed necessary by the related originator of the subject mortgage loan, deposit with the lender a cash reserve in an amount generally equal to 100% to 125% of the estimated cost to complete the remedial measures; or

          - to monitor the environmental condition and/or to carry out additional testing, in the manner and within the time frame specified in the related loan documents.

          Some borrowers under the mortgage loans that we intend to include in the issuing entity have not satisfied all post-closing obligations required by the related loan documents with respect to environmental matters. There can be no assurance that those obligations will be satisfied or that recommended operations and maintenance plans have been or will continue to be implemented.

          Furthermore, any particular environmental testing may not have covered all potential adverse conditions. For example, testing for lead-based paint, asbestos-containing materials, lead in water and radon was done only if the use, age and condition of the subject property warranted that testing. In general, testing was done for lead based paint only in the case of a multifamily property built prior to 1978, for asbestos containing materials only in the case of a property built prior to 1981 and for radon gas only in the case of a multifamily property located in an area determined by the Environmental Protection Agency to have a high concentration of radon gas or within a state or local jurisdiction requiring radon gas testing.

          There can be no assurance that--

          - the environmental testing referred to above identified all material adverse environmental conditions and circumstances at the subject properties,

          - the recommendation of the environmental consultant was, in the case of all identified problems, the appropriate action to take,

          - any of the environmental escrows established or letters of credit obtained with respect to any of the mortgage loans that we intend to include in the issuing entity will be sufficient to cover the recommended remediation or other action,

          - actions by tenants at mortgaged real properties will not adversely affect the environmental condition of the mortgaged real properties, or

          - an environmental insurance policy will cover all or part of a claim asserted against it because such policies are subject to various deductibles, terms, exclusions, conditions and limitations, and have not been extensively interpreted by the courts.

          In the case of ten (10) mortgaged real properties, securing 2.0% of the initial mortgage pool balance, the environmental investigation which was conducted in connection with the origination of the related underlying mortgage loan was limited to testing for asbestos-containing materials, lead-based paint and/or radon. In general, the related originator's election to limit the environmental testing with respect to those ten (10) mortgaged real properties was based upon the delivery of a secured creditor impaired property policy covering specific environmental matters with respect to the particular property. Those ten (10) mortgaged real properties are covered by a blanket secured creditor impaired property policy. The policy, however, does not provide coverage for adverse environmental conditions at levels below legal limits and typically does not provide coverage for conditions involving asbestos and lead-based paint or, in some cases, microbial matter.

          In some cases, the originator of the related mortgage loan--

          - agreed to release a principal of the related borrower from its obligations under an environmental or hazardous substances indemnity with respect to the particular mortgaged real property in connection with the delivery of a secured creditor impaired property policy covering that property, or

          - required an environmental insurance policy (which may not have been a secured creditor impaired property policy) because of a specific environmental issue with respect to the particular mortgaged real property.

          See "Description of the Underlying Mortgage Loans--Underwriting Matters--Environmental Insurance" in this prospectus supplement.

          APPRAISALS AND MARKET STUDIES MAY INACCURATELY REFLECT THE VALUE OF THE MORTGAGED REAL PROPERTIES. In connection with the origination of each of the mortgage loans that we intend to include in the issuing entity, the related mortgaged real property was appraised by an independent appraiser.

          Appraisals are not guarantees, and may not be fully indicative, of present or future value because:

          - they represent the analysis and opinion of the appraiser at the time the appraisal is conducted and the value of the mortgaged real property may have fluctuated since the appraisal was performed;

          - there can be no assurance that another appraiser would not have arrived at a different valuation, even if the appraiser used the same general approach to, and the same method of, appraising the mortgaged real property; and

          - appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and therefore, could be significantly higher than the amount obtained from the sale of a mortgaged real property under a distress or liquidation sale.

          In some cases, the related appraisal may value the property on a portfolio basis, which may result in a higher value than the aggregate value that would result from a separate individual appraisal on each mortgaged real property.

          PROPERTY MANAGERS AND BORROWERS MAY EACH EXPERIENCE CONFLICTS OF INTEREST IN MANAGING MULTIPLE PROPERTIES. In the case of many of the mortgage loans that we intend to include in the issuing entity, the related property managers and borrowers may experience conflicts of interest in the management and/or ownership of the related mortgaged real properties because:

          - a substantial number of those mortgaged real properties are managed by property managers affiliated with the respective borrowers;


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          -    the property managers also may manage additional properties, including properties that may compete with those mortgaged real properties; and

          - affiliates of the property managers and/or the borrowers, or the property managers and/or the borrowers themselves, also may own other properties, including properties that may compete with those mortgaged real properties.

          THE MASTER SERVICER, THE SPECIAL SERVICER, THE PRIMARY SERVICERS AND THE SUB-SERVICERS MAY EXPERIENCE CONFLICTS OF INTEREST. The master servicer, the special servicer, the primary servicers (if any) and the sub-servicers (if any) will service loans other than those included in the issuing entity in the ordinary course of their businesses. These other loans may be similar to the mortgage loans in the issuing entity. The mortgaged real properties securing these other loans may--

          - be in the same markets as mortgaged real properties securing mortgage loans in the issuing entity, and/or

          - have owners and/or property managers in common with mortgaged real properties securing mortgage loans in the issuing entity, and/or

          - be sponsored by parties that also sponsor mortgaged real properties securing mortgage loans in the issuing entity.

          In these cases, the interests of the master servicer, the special servicer, a primary servicer or a sub-servicer, as applicable, and its other clients may differ from and compete with the interests of the issuing entity and these activities may adversely affect the amount and timing of collections on the mortgage loans in the issuing entity. In addition, KeyBank National Association, a national banking association, which is a sponsor, a mortgage loan seller and an originator of certain of the underlying mortgage loans, is the parent of KeyCorp Real Estate Capital Markets, Inc., the master servicer under the series 2008-C1 pooling and servicing agreement and a master servicer under the CSMC 2007-C5 pooling and servicing agreement. National City Bank, which is a mortgage loan seller, is an affiliate of Capstone Realty Advisors, LLC, the primary servicer of the underlying mortgage loans being sold to the issuing entity by National City Bank. Under the series 2008-C1 pooling and servicing agreement, the master servicer, the special servicer, the primary servicers and the sub-servicers are each required to service the mortgage loans in the issuing entity for which it is responsible in the same manner, and with the same care, as similar mortgage loans serviced by it and held as part of its own portfolio or the portfolios of third parties.

          Additionally, certain of the mortgage loans included in the issuing entity may have been refinancings of debt previously held by the related mortgage loan seller or an affiliate of the related mortgage loan seller and the mortgage loan seller or its affiliates may have or have had equity investments in the borrowers (or in the owners of the borrowers) or properties under certain of the mortgage loans included in the issuing entity. The mortgage loan sellers and its affiliates have made and/or may make or have preferential rights to make loans (including, in certain instances, subordinate loans secured by the related mortgaged real property) to, or equity investments in, the borrower or affiliates of the borrowers under the mortgage loans.

          ENCUMBERED LEASEHOLD INTERESTS ARE SUBJECT TO TERMS OF THE GROUND LEASE AND ARE THEREFORE RISKIER THAN ENCUMBERED FEE ESTATES AS COLLATERAL. One
(1) mortgaged real property that we intend to include in the issuing entity, representing 12.4% of the initial mortgage pool balance, which mortgaged real property is in loan group no. 1, representing 14.0% of the initial loan group no. 1 balance, is secured in whole or in material part by leasehold interests with respect to which the related owner of the fee estate has not mortgaged the corresponding fee estate as security for the related mortgage loan. For the purposes of this prospectus supplement, when the ground lessee and ground lessor are both parties to the related mortgage instrument, or have each entered into a mortgage instrument encumbering their respective estates, the interest in the related mortgaged real property has been categorized as a fee simple estate.

          Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to continue or terminate the ground lease. Pursuant to Section 365(h) of the U.S. Bankruptcy Code, subject to the discussion in the next paragraph, a ground lessee whose ground lease is terminated by a debtor ground lessor has the right to remain in possession of its leased premises under the rent reserved in the lease for the term thereof, including any renewals, but is not entitled to enforce the obligation of the ground lessor to provide any services required under the ground lease. In the event of concurrent bankruptcy proceedings involving the ground lessor and the ground lessee/borrower, the ground lease could be terminated.

          Further, in a recent decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (2003)), the court ruled that where a statutory sale of the leased property occurs


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under Section 363(f) of the U.S. Bankruptcy Code upon the bankruptcy of a landlord, that sale terminates a lessee's possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section 363(e) of the U.S. Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, there can be no assurance that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the U.S. Bankruptcy Code, the lessee may be able to maintain possession of the property under the ground lease. In addition, there can be no assurance that the lessee and/or the lender (to the extent it can obtain standing to intervene) will be able to recoup the full value of the leasehold interest in bankruptcy court.

          Because of the possible termination of the related ground lease, lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

          In those cases where the ground lessor has subjected its fee interest to the related mortgage instrument, we have identified the subject underlying mortgage loans as being secured by fee mortgages. However, a ground lessor's execution of a mortgage over its fee interest to secure the ground lessee's debt may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of any such lien may focus on the benefits realized by the ground lessor from the related mortgage loan. If a court concluded that the ground lessor's granting of the mortgage was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certificates, including, under certain circumstances, invalidating the mortgage over the ground lessor's fee interest.

          SOME OF THE MORTGAGED REAL PROPERTIES ARE LEGAL NONCONFORMING USES OR LEGAL NONCONFORMING STRUCTURES. Many of the underlying mortgage loans are secured by a mortgage lien on a real property that is a legal nonconforming use or a legal nonconforming structure. This may impair the ability of the related borrower to restore the improvements on a mortgaged real property to its current form or use following a major casualty. See "Description of the Underlying Mortgage Loans--Underwriting Matters--Zoning and Building Code Compliance" in this prospectus supplement and "Risk Factors--Changes in Zoning Laws May Adversely Affect the Use or Value of a Real Property" in the accompanying prospectus.

          CHANGES IN ZONING LAWS MAY AFFECT ABILITY TO REPAIR OR RESTORE A MORTGAGED REAL PROPERTY. Due to changes in applicable building and zoning ordinances and codes affecting several of the mortgaged real properties that are to secure the underlying mortgage loans, which changes occurred after the construction of the improvements on these properties, these mortgaged real properties may not comply fully with current zoning laws because of:

          -    density;

          -    use;

          -    parking;

          -    height and set-back requirements; or

          -    other building related conditions.

          These changes will not interfere with the current use of the mortgaged real property. However, these changes may limit the ability of the related borrower to rebuild the premises "as is" in the event of a substantial casualty loss which may adversely affect the ability of the related borrower to meet its mortgage loan obligations from cash flow. With some exceptions, the underlying mortgage loans secured by mortgaged real properties which no longer conform to current zoning ordinances and codes will require, or contain provisions under which the lender in its reasonable discretion may require, the borrower to maintain "law and ordinance" coverage which, subject to the terms and conditions of such coverage, will insure the increased cost of construction to comply with current zoning ordinances and codes. Insurance proceeds may not be sufficient to pay off the related mortgage loan in full. In addition, if the mortgaged real property were to be repaired or restored in conformity with then current law, its value could be less than the remaining balance on the related mortgage loan and it may produce less revenue than before repair or restoration.

          LENDING ON INCOME-PRODUCING PROPERTIES ENTAILS RISKS RELATED TO PROPERTY CONDITION. Seventy-three (73) of the mortgaged real properties, representing 99.8% of the initial mortgage pool balance, were inspected by engineers during the 14-month period ending April 2008. Sixty-three (63) of those inspected mortgaged real properties, securing 94.0% of the initial mortgage pool balance, were inspected during the 12-month period ending April 2008.


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          At three (3) of those properties representing 1.4% of the initial mortgage pool balance, the inspections identified conditions requiring escrows to be established for repairs or replacements estimated to cost in excess of $100,000. In many of these cases, the originator required the related borrower to fund reserves, or deliver letters of credit or other instruments, to cover all or a portion of these costs. While the aforementioned escrows were based on recommendations in an engineering report, there can be no assurance that the reserves or letters of credit or other instruments will be sufficient to cover the repairs or replacements. Additionally, there can be no assurance that all conditions requiring repair or replacement have been identified in these inspections, or that all building code and other legal compliance issues have been identified through inspection or otherwise, or, if identified, adequately addressed by escrows or otherwise.

          THE ABSENCE OR INADEQUACY OF TERRORISM INSURANCE COVERAGE ON THE MORTGAGED PROPERTIES MAY ADVERSELY AFFECT PAYMENTS ON YOUR OFFERED CERTIFICATES. After the September 11, 2001 terrorist attacks in New York City, the Washington, D.C. area and Pennsylvania, the cost of insurance coverage for acts of terrorism increased and the availability of such insurance decreased. In response, in November 2002, Congress passed and the President signed the Terrorism Risk Insurance Act of 2002 ("TRIA") which established a temporary program (the "Terrorism Risk Insurance Program") intended to ensure that commercial property and casualty insurance for terrorism risk is widely available and affordable by providing a federal risk sharing program to spread the risk of losses in the event of future terrorist attacks among the federal government, insurers and policyholders. Substantially all property and casualty insurers doing business in the United States are required to participate in the program established by TRIA and all terrorism exclusions in effect on the date of enactment of TRIA are void to the extent they would exclude losses covered by TRIA.

          The Terrorism Risk Insurance Program was originally scheduled to expire on December 31, 2005. However, on December 22, 2005, the Terrorism Risk Insurance Extension Act of 2005 was enacted, which extended the duration of the Terrorism Risk Insurance Program through December 31, 2007. Further, on December 26, 2007, the Terrorism Risk Insurance Program Reauthorization Act of 2007 was enacted, which extended the duration of the Terrorism Risk Insurance Program through December 31, 2014.

          The Terrorism Risk Insurance Program is administered by the Secretary of the Treasury and, through December 31, 2014, will provide some financial assistance from the United States Government to insurers in the event of another terrorist attack that results in an insurance claim. The program, as extended and revised by the Terrorism Risk Insurance Program Reauthorization Act of 2007, applies not only to acts by individuals acting on behalf of any foreign person or foreign interest but also to acts of "domestic terrorism." The 2007 revisions also require that the Comptroller General study the availability and affordability of insurance coverage for nuclear, biological, chemical and radiological attacks.

          In addition, with respect to any act of terrorism for any program year, no compensation will be paid under the Terrorism Risk Insurance Program unless the aggregate industry losses relating to such act of terror exceed $100 million. As a result, unless the borrowers obtain separate coverage for events that do not meet that threshold (which coverage may not be required by the respective loan documents and may not otherwise be obtainable), such events would not be covered.

          The Treasury Department has established procedures for the program under which the federal share of compensation will be equal to 85% of that portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year (which insurer deductible was fixed by the 2007 revisions at 20% of an insurer's direct earned premium for any program year). The federal share in the aggregate in any program year may not exceed $100 billion (and the insurers will not be liable for any amount that exceeds this cap).

          Through December 2014, insurance carriers are required under the program to provide terrorism coverage in their basic "all risk" policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses. Any state approvals of those types of exclusions in force on November 26, 2002 are also voided.

          There can be no assurance that upon the expiration of the Terrorism Risk Insurance Program, subsequent terrorism insurance legislation will be passed. Because it is a temporary program, there is no assurance that it will create any long-term changes in the availability and cost of such insurance.

          The master servicer will use reasonable efforts to cause the borrower to maintain -- or, if the borrower does not so maintain, then the master servicer will maintain -- all-risk casualty insurance (the cost of which will be payable as a servicing advance), which does not contain any carve-out for terrorist or similar acts, to the extent not prohibited by the terms of the related mortgage loan documents; PROVIDED, HOWEVER, that the master servicer will not be obligated to require any borrower to obtain or maintain insurance in excess of the amounts of coverage and deductibles required by the related mortgage loan documents or by the related mortgage loan seller immediately prior to the date of initial issuance of the offered certificates, unless the master servicer determines, in accordance with the Servicing Standard, that the insurance required (if


                                      S-57

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less than what is required by the related loan documents) would not be commercially reasonable for the property of the same type, size and/or location as the related mortgaged real property. The cost of any such insurance so maintained by the master servicer will be reimbursable to it as a servicing advance. Notwithstanding the foregoing, the master servicer will not be required to call a default under a mortgage loan in the issuing entity if the related borrower fails to maintain such insurance, and the master servicer need not maintain such insurance, if the master servicer has determined after due inquiry and taking into account the insurance required at closing (with the consent of the series 2008-C1 directing certificateholder or, solely with respect to terrorism insurance, the special servicer; PROVIDED, that the master servicer will not follow any such direction, or refrain from acting based upon the lack of any such direction, of the series 2008-C1 directing certificateholder, if following any such direction of the series 2008-C1 directing certificateholder or refraining from taking such action based upon the lack of any such direction of the series 2008-C1 directing certificateholder would violate the Servicing Standard), in accordance with the Servicing Standard, that:

          - such insurance is not then available at commercially reasonable rates;

          - such hazards are not at the time commonly insured against for properties similar to the subject mortgaged real property and located in and around the region in which the subject mortgaged real property is located; or

          -    such insurance is not available at any rate.

          If the related loan documents do not expressly require insurance against acts of terrorism, but permit the mortgagee to require such other insurance as is reasonable, the related borrower may challenge whether maintaining insurance against acts of terrorism is reasonable in light of all the circumstances, including the cost. The master servicer's efforts to require such insurance may be further impeded if the originating lender did not require the subject borrower to maintain such insurance, regardless of the terms of the related loan documents.

          If any mortgaged real property securing an underlying mortgage loan sustains damage as a result of an uninsured terrorist or similar act, a default on the subject mortgage loan may result, and such damaged mortgaged real property may not provide adequate collateral to satisfy all amounts owing under such mortgage loan, which could result in losses on some classes of the series 2008-C1 certificates.

          If a borrower is required, under the circumstances described above, to maintain insurance coverage with respect to terrorist or similar acts, the borrower may incur higher costs for insurance premiums in obtaining that coverage which would have an adverse effect on the net cash flow of the related mortgaged real property.

          Some of the mortgage loans that we intend to include in the issuing entity specifically require terrorism insurance, but such insurance may be required only to the extent it can be obtained for premiums less than or equal to a "cap" amount specified in the related loan documents, only if it can be purchased at commercially reasonable rates, only with a deductible at a certain threshold and/or only with respect to foreign acts of terrorism covered by the Terrorism Risk Insurance Act of 2002. For example, in the case of the underlying mortgage loan identified on Exhibit A-1 to this prospectus supplement as 1100 Executive Tower, representing 10.1% of the initial mortgage pool balance, the related borrower will not be required to obtain terrorism insurance coverage in excess of 150% of the aggregate premiums for all other insurance coverage required pursuant to the related loan documents. In the case of the underlying mortgage loan identified on Exhibit A-1 to this prospectus supplement as Killeen Mall, representing 9.2% of the initial mortgage pool balance, the related borrower is required to maintain terrorism insurance only up to an additional annual cost of $80,000 (in excess of the cost of the other insurance coverage required pursuant to the related loan documents). In the case of the underlying mortgage loan identified on Exhibit A-1 to this prospectus supplement as Southside Works, representing 3.7% of the initial mortgage pool balance, the related borrowers are required, in accordance with the related loan documents, if commercially available, to maintain insurance that does not contain an exclusion from coverage for loss or damage incurred as a result of an act of terrorism or similar acts of sabotage. See "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Hazard, Liability and Other Insurance" in this prospectus supplement.

          We are aware that in the case of certain of the underlying mortgage loans that we intend to include in the issuing entity, property damage at the related mortgaged real property resulting from acts of terrorism is not required to be covered by the related property insurance, a separate terrorism insurance policy is not required, the related mortgaged real property is not required to be covered by terrorism insurance if the related insurance premium increases by a certain threshold as set forth in the related mortgage loan documents and/or the lender has agreed to a cap on premiums related to terrorism insurance. There can be no assurance that mortgaged real properties currently covered by terrorism insurance will continue to be so covered or that the coverage is, or will remain, adequate.


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          THE ABSENCE OR INADEQUACY OF EARTHQUAKE, FLOOD AND OTHER INSURANCE MAY
ADVERSELY AFFECT PAYMENTS ON YOUR OFFERED CERTIFICATES. The mortgaged real properties may suffer casualty losses due to risks that were not covered by insurance or for which insurance coverage is inadequate. In addition, certain of the mortgaged real properties are located in Texas, California and Florida, states or territory, as applicable, that have historically been at greater risk regarding acts of nature (such as hurricanes, floods and earthquakes) than other states or territory, as applicable. There is no assurance borrowers will be able to maintain adequate insurance. Moreover, if reconstruction or any major repairs are required, changes in laws may materially affect the borrower's ability to effect such reconstruction or major repairs or may materially increase the costs of reconstruction and repair. As a result of any of these factors, the amount available to make distributions on the offered certificates could be reduced.

          COMPLIANCE WITH AMERICANS WITH DISABILITIES ACT MAY RESULT IN ADDITIONAL COSTS TO BORROWERS. Under the Americans with Disabilities Act of 1990, all existing facilities considered to be "public accommodations" are required to meet certain federal requirements related to access and use by disabled persons such that the related borrower is required to take steps to remove architectural and communication barriers that are deemed "readily achievable" under the Americans with Disabilities Act of 1990. Factors to be considered in determining whether or not an action is "readily achievable" include the nature and cost of the action, the number of persons employed at the related mortgaged real property and the financial resources of the related borrower. To the extent a mortgaged real property securing an underlying mortgage loan does not comply with the Americans with Disabilities Act of 1990, the related borrower may be required to incur costs to comply with this law. There can be no assurance that the related borrower will have the resources to comply with the requirements imposed by the Americans with Disabilities Act of 1990, which could result in the imposition of fines by the federal government or an award of damages to private litigants.

          CERTAIN LOANS MAY REQUIRE PRINCIPAL PAYDOWNS WHICH MAY REDUCE THE YIELD ON YOUR OFFERED CERTIFICATES. Some of the mortgage loans that we intend to include in the issuing entity may require the related borrower to make, or permit the lender to apply reserve funds or letter of credit proceeds to make, partial prepayments if certain conditions, such as meeting certain debt service coverage ratios and/or satisfying certain leasing conditions, have not been satisfied. The required prepayment, which may not include a yield maintenance premium, may need to be made even though the subject mortgage loan is in its lock-out period. See "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Mortgage Loans Which May Require Principal Paydowns" in this prospectus supplement.

          LITIGATION MAY ADVERSELY AFFECT PROPERTY PERFORMANCE. There may be pending or, from time to time, threatened legal proceedings against the borrowers under the underlying mortgage loans, the managers of the related mortgaged real properties and their respective affiliates, arising out of the ordinary business of those borrowers, managers and affiliates. We cannot assure you that litigation will not have a material adverse effect on your investment.

          THE BANKRUPTCY OF THE DEPOSITOR OR THE MORTGAGE LOAN SELLERS MAY DELAY OR REDUCE COLLECTIONS ON THE UNDERLYING MORTGAGE LOANS. Although the depositor has been structured as a bankruptcy remote entity, and the transfer of the underlying mortgage loans from the mortgage loan sellers to the depositor and from the depositor to the issuing entity has been structured as a sale, there can be no assurance that the depositor will not be subject to a bankruptcy proceeding or that the sale of the underlying mortgage loans will not be recharacterized as a pledge, with the result that the depositor or issuing entity could be deemed to be a creditor of the mortgage loan sellers rather than an owner of the underlying mortgage loans. See "Description of the Issuing Entity" in this prospectus supplement.

          ONE ACTION RULES MAY LIMIT REMEDIES. Several states, including California, have laws that prohibit more than one "judicial action" to enforce a mortgage obligation, and some courts have construed the term "judicial action" broadly. Accordingly, the special servicer is required to obtain advice of counsel prior to enforcing any of the issuing entity's rights under any of the underlying mortgage loans that are secured by mortgaged real properties located where the rule could be applicable. In the case of a multi-property mortgage loan that is secured by mortgaged real properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where the "one action" rules apply, and where non-judicial foreclosure is permitted, before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure.

          TAX CONSIDERATIONS RELATED TO FORECLOSURE. Under the series 2008-C1 pooling and servicing agreement, the special servicer, on behalf of the issuing entity, among others, may acquire one or more mortgaged real properties pursuant to a foreclosure or deed in lieu of foreclosure. The special servicer must then retain an independent contractor to operate the property. The independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant buildouts unless the construction is at least 10% completed when the mortgage loan defaulted or the default of the mortgage loan became imminent. Any net income from the operation and management of any such property that is not qualifying "rents from real property," within the meaning of section 856(d) of the Code, and any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of


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property involved, will subject the issuing entity to federal (and possibly state or local) tax on such income at the highest marginal corporate tax rate (currently 35%), thereby reducing net proceeds available for distribution to the series 2008-C1 certificateholders. The risk of taxation being imposed on income derived from the operation of foreclosed property is particularly present in the case of hotels. The series 2008-C1 pooling and servicing agreement permits the special servicer to cause the issuing entity to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to the series 2008-C1 certificateholders is greater than another method of operating or net-leasing the subject mortgaged real properties. See "Federal Income Tax Consequences" in this prospectus supplement and "Federal Income Tax Consequences" in the accompanying prospectus.

          In addition, if the special servicer, on behalf of the issuing entity, among others, were to acquire one or more mortgaged real properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged real properties, it may be required in certain jurisdictions, particularly in California and New York, to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the series 2008-C1 certificateholders.

RISKS RELATED TO THE OFFERED CERTIFICATES

          THE ISSUING ENTITY'S ASSETS MAY BE INSUFFICIENT TO ALLOW FOR REPAYMENT IN FULL ON YOUR OFFERED CERTIFICATES. If the assets of the issuing entity are insufficient to make distributions on the offered certificates, no other assets will be available for distribution of the deficiency. The offered certificates will represent interests in the issuing entity only and will not be obligations of or represent interests in us, any of our affiliates or any other person or entity. The offered certificates have not been guaranteed or insured by any governmental agency or instrumentality or by any other person or entity.

          LOSSES AND SHORTFALLS ON THE OFFERED CERTIFICATES. If losses and/or shortfalls relating to the issuing entity exceed amounts payable out of collections on the issuing entity, then the holders of the offered certificates and the class A-2FL REMIC II regular interest may suffer shortfalls and losses, to the extent the subordination of the class A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, O, P, Q and S certificates is not sufficient to bear such shortfalls or losses.

          When making an investment decision, you should consider, among other things--

          - the distribution priorities of the respective classes of the series 2008-C1 certificates,

          - the order in which the principal balances of the respective classes of the series 2008-C1 certificates with principal balances will be reduced in connection with losses and default-related shortfalls, and

          -    the characteristics and quality of the underlying mortgage loans.

          THE OFFERED CERTIFICATES HAVE UNCERTAIN YIELDS TO MATURITY. The yield on your offered certificates will depend on, among other things--

          -    the price you paid for your offered certificates, and

          - the rate, timing and amount of distributions on your offered certificates.

          The rate, timing and amount of distributions on your offered certificates will depend on--

          - the pass-through rate for, and the other payment terms of, your offered certificates,

          - the rate and timing of payments and other collections of principal on the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans,

          - the rate and timing of defaults, and the severity of losses, if any, on the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans,

          - the rate, timing, severity and allocation of other shortfalls and expenses that reduce amounts available for distribution on the series 2008-C1 certificates,

          - the collection and payment of yield maintenance charges with respect to the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans,


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          -    whether any underlying mortgage loan is repurchased due to a breach of any of its representations and warranties, and

          - servicing decisions with respect to the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans.

          These factors cannot be predicted with any certainty. Accordingly, you may find it difficult to analyze the effect that these factors might have on the yield to maturity of your offered certificates.

          In the absence of significant losses, holders of the class A-1, A-2, A-AB and A-3 certificates should be concerned with the factors described in the second, third, fourth, fifth, sixth and seventh bullets of the second preceding paragraph primarily insofar as they relate to the mortgage loans in loan group no. 1 and holders of the class A-1-A certificates should be concerned with those factors primarily insofar as they relate to the mortgage loans in loan group no.
2. In certain scenarios that result in the payment in full of the class A-1, A-2, A-AB and A-3 certificates, the holders of the class A-1-A certificates should also be concerned with those factors insofar as they relate to the mortgage loans in loan group no. 1. In certain scenarios that result in the payment in full of the class A-1-A certificates, the holders of the class A-1, A-2, A-AB and A-3 certificates should also be concerned with those factors insofar as they relate to the mortgage loans in loan group no. 2.

          If you purchase your offered certificates at a premium, and if payments and other collections of principal on the underlying mortgage loans occur at a rate faster than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Conversely, if you purchase your offered certificates at a discount, and if payments and other collections of principal on the underlying mortgage loans occur at a rate slower than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Holders of the class A-1, A-2, A-AB and A-3 certificates will be greatly affected by the rate of payments and other collections of principal on the mortgage loans in loan group no. 1 and, in the absence of significant events, should be largely unaffected by the rate of payments and other collections of principal on the mortgage loans in loan group no. 2. Holders of the class A-1-A certificates will be greatly affected by the rate of payments and other collections of principal on the mortgage loans in loan group no. 2 and, in the absence of significant events, should be largely unaffected by the rate of payments and other collections of principal on the mortgage loans in loan group no. 1.

          The yields on the offered certificates with variable or capped pass-through rates could also be adversely affected if the underlying mortgage loans with relatively higher mortgage interest rates pay principal faster than the mortgage loans with relatively lower mortgage interest rates.

          Generally speaking, a borrower is less likely to prepay if prevailing interest rates are at or above the interest rate borne by its mortgage loan. On the other hand, a borrower is more likely to prepay if prevailing rates fall significantly below the interest rate borne by its mortgage loan. Borrowers are less likely to prepay mortgage loans with lock-out periods or yield maintenance charge provisions or prepayment premium provisions, to the extent enforceable, than otherwise identical mortgage loans without these provisions, with shorter lock-out periods or with lower or no yield maintenance charges or prepayment premiums. None of the master servicer, the special servicer, any primary servicer or any sub-servicer will be required to advance any yield maintenance charges.

          Delinquencies on the underlying mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month. Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Even if losses on the underlying mortgage loans are not allocated to a particular class of offered certificates, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. Losses on the underlying mortgage loans, even if not allocated to a class of offered certificates, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining underlying mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of the remaining underlying mortgage loans. Even if defaults are non-monetary, the special servicer may still accelerate the maturity of the related mortgage loan which could result in an acceleration of payments to the series 2008-C1 certificateholders.

          Shortfalls in the available distribution amount resulting from uncovered prepayment interest shortfalls will generally be allocated to all classes of the regular certificates, on a PRO RATA basis, based on interest accrued. See "Description of the Offered Certificates--Distributions--Interest Distributions" in this prospectus supplement.


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          Provisions requiring prepayment consideration may not be enforceable in some states and under federal bankruptcy law, and may constitute interest for usury purposes. You should consider that prepayment premiums and yield maintenance charges may not be collected in all circumstances. For example, in September 2006, a federal district court in Illinois held that the subject "yield maintenance" premium due in connection with a voluntary prepayment of a commercial mortgage loan was an unenforceable penalty under Illinois law. This decision is currently on appeal to the U.S. Court of Appeals for the Seventh Circuit. Furthermore, even if a prepayment premium or yield maintenance charge is collected and payable on your offered certificates, it may not be sufficient to offset fully any loss in yield on your offered certificates resulting from the corresponding prepayment. Accordingly, no assurance can be given that the obligation to pay a yield maintenance charge will be enforceable or, if enforceable, that the foreclosure proceeds will be sufficient to pay the yield maintenance charge in connection with an involuntary prepayment. In general, yield maintenance charges will be among the last items payable out of foreclosure proceeds. Additionally, although the collateral substitution provisions related to defeasance are not intended to be, and do not have the same effect on the series 2008-C1 certificateholders as, a prepayment, there can be no assurance that a court would not interpret these provisions as requiring a yield maintenance charge which may be unenforceable or usurious under applicable law.

          THE RIGHT OF THE MASTER SERVICER, THE SPECIAL SERVICER AND THE TRUSTEE TO RECEIVE INTEREST ON ADVANCES MAY RESULT IN ADDITIONAL LOSSES TO THE ISSUING Entity. The master servicer, the special servicer and the trustee will each be entitled to receive interest on unreimbursed advances made by it. This interest will generally accrue from the date on which the related advance is made through the date of reimbursement. The right to receive these distributions of interest is senior to the rights of holders to receive distributions on the offered certificates and, consequently, may result in losses being allocated to the offered certificates that would not have resulted absent the accrual of this interest.

          IF THE MASTER SERVICER OR THE SPECIAL SERVICER PURCHASES SERIES 2008-C1 CERTIFICATES, A CONFLICT OF INTEREST COULD ARISE BETWEEN THEIR DUTIES AND THEIR INTERESTS IN THE SERIES 2008-C1 CERTIFICATES. The master servicer, the special servicer or an affiliate of the master servicer or the special servicer may purchase any of the series 2008-C1 certificates. The purchase of series 2008-C1 certificates by the master servicer or the special servicer could cause a conflict between its duties under the series 2008-C1 pooling and servicing agreement and its interest as a holder of a series 2008-C1 certificate, especially to the extent that certain actions or events have a disproportionate effect on one or more classes of series 2008-C1 certificates. However, under the series 2008-C1 pooling and servicing agreement, the master servicer and the special servicer are each required to service the underlying mortgage loans for which it is responsible in the same manner, and with the same care, as similar mortgage loans serviced by it for its own portfolio or for the portfolios of third parties.

          THE INTERESTS OF THE SERIES 2008-C1 CONTROLLING CLASS CERTIFICATEHOLDERS MAY BE IN CONFLICT WITH THE INTERESTS OF THE OFFERED CERTIFICATEHOLDERS. The holders (or, in the case of a class of book-entry certificates, the beneficial owners) of series 2008-C1 certificates representing a majority interest in the controlling class of series 2008-C1 certificates will be entitled to designate a particular series 2008-C1 controlling class certificateholder (or beneficial owner of series 2008-C1 controlling class certificates), referred to in this prospectus supplement as the series 2008-C1 directing certificateholder, to exercise the various rights and powers in respect of the mortgage pool described under "The Series 2008-C1 Pooling and Servicing Agreement--The Series 2008-C1 Directing Certificateholder and the Series 2008-C1 Controlling Class" in this prospectus supplement. You should expect that the series 2008-C1 directing certificateholder will exercise those rights and powers on behalf of the series 2008-C1 controlling class certificateholders, and it will not be liable to any class of series 2008-C1 certificateholders for doing so. In addition, subject to the conditions described under "The Series 2008-C1 Pooling and Servicing Agreement--Removal, Resignation and Replacement of Servicers; Transfer of Servicing Duties" in this prospectus supplement, the holders of series 2008-C1 certificates representing a majority interest in the controlling class of series 2008-C1 certificates may remove the special servicer, with or without cause, and appoint a successor special servicer chosen by them without the consent of the holders of any other series 2008-C1 certificates, the trustee or the master servicer. In the absence of significant losses on the underlying mortgage loans, the series 2008-C1 controlling class will be a non-offered class of series 2008-C1 certificates. The series 2008-C1 controlling class certificateholders are therefore likely to have interests that conflict with those of the holders of the offered certificates.

          THE INTERESTS OF THE DIRECTING HOLDER OF THE 450 LEXINGTON AVENUE WHOLE LOAN MAY BE IN CONFLICT WITH THE INTERESTS OF THE OFFERED CERTIFICATEHOLDERS. The 450 Lexington Avenue underlying mortgage loan will be primary serviced and administered pursuant to the CSMC 2007-C5 pooling and servicing agreement. The directing certificateholder under the CSMC 2007-C5 pooling and servicing agreement will be entitled, through a designee, to exercise certain material rights and powers with respect to the 450 Lexington Avenue underlying mortgage loan and the 450 Lexington Avenue companion mortgage loan described under "Description of the Underlying Mortgage Loans--Certain Matters Regarding the 450 Lexington Avenue Mortgage Loan" in this prospectus supplement. The series 2008-C1 directing certificateholder will only have certain consultation rights under the CSMC 2007-C5 pooling and servicing agreement and the 450 Lexington Avenue intercreditor agreement with respect to certain servicing matters involving the 450 Lexington Avenue whole loan, including the 450 Lexington Avenue underlying mortgage loan. In the absence of significant losses on the underlying mortgage loans,


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the series 2008-C1 directing certificateholder will be appointed by a non-offered class of series 2008-C1 certificates. The series 2008-C1 directing certificateholders are therefore likely to have interests that conflict with those of the holders of the offered certificates. You should expect that the directing certificateholder under the CSMC 2007-C5 pooling and servicing agreement and the series 2008-C1 directing certificateholder will exercise those rights and powers exclusively for their own benefit, and will not be liable to any class of series 2008-C1 certificateholders for doing so.

          THE INTERESTS OF THE HOLDERS OF THE CBA B-NOTE COMPANION LOAN MAY BE IN CONFLICT WITH THE INTERESTS OF THE OFFERED CERTIFICATEHOLDERS. The holders of the CBA B-Note companion loan will be entitled, through a designee, to exercise the rights and powers with respect to the related CBA A/B loan pair described under "Description of the Underlying Mortgage Loans--The CBA A/B Loan Pair" in this prospectus supplement. You should expect that the holder of the CBA B-Note companion loan will exercise those rights and powers exclusively for the holder's own benefit, and will not be liable to any class of series 2008-C1 certificateholders for doing so. The holders of the CBA B-Note companion loan are therefore likely to have interests that conflict with those of the holders of the offered certificates.

          BOOK-ENTRY REGISTRATION OF THE OFFERED CERTIFICATES MAY REQUIRE YOU TO EXERCISE YOUR RIGHTS THROUGH THE DEPOSITORY TRUST COMPANY. Each class of offered certificates initially will be represented by one or more certificates registered in the name of Cede & Co., as the nominee for The Depository Trust Company, and will not be registered in the names of the related beneficial owners of those certificates or their nominees. As a result, unless and until definitive certificates are issued, beneficial owners of offered certificates will not be recognized as "certificateholders" for certain purposes. Therefore, until you are recognized as a "certificateholder," you will be able to exercise the rights of holders of certificates only indirectly through The Depository Trust Company and its participating organizations. See "Description of the Offered Certificates--Registration and Denominations" in this prospectus supplement.

          As a beneficial owner holding an offered certificate through the book-entry system, you will be entitled to receive the reports described under "Description of the Offered Certificates--Reports to Certificateholders; Available Information" in this prospectus supplement and notices only through the facilities of The Depository Trust Company and its respective participants or from the trustee, if you have certified to the trustee that you are a beneficial owner of offered certificates using the form annexed to the Series 2008-C1 pooling and servicing agreement. Upon presentation of evidence satisfactory to the trustee of your beneficial ownership interest in the offered certificates, you will be entitled to receive, upon request in writing, copies of monthly reports to certificateholders from the trustee.

          YOU MAY BE BOUND BY THE ACTIONS OF OTHER SERIES 2008-C1
CERTIFICATEHOLDERS. In some circumstances, the consent or approval of the holders of a specified percentage of the series 2008-C1 certificates will be required to direct, consent to or approve certain actions, including amending the Series 2008-C1 pooling and servicing agreement. In these cases, this consent or approval will be sufficient to bind all holders of series 2008-C1 certificates.

          LACK OF A SECONDARY MARKET FOR THE OFFERED CERTIFICATES MAY MAKE IT DIFFICULT FOR YOU TO RESELL YOUR OFFERED CERTIFICATES. There currently is no secondary market for the offered certificates. Although the underwriters have advised us that they currently intend to make a secondary market in the offered certificates, they are under no obligation to do so. Accordingly, there can be no assurance that a secondary market for the offered certificates will develop. Moreover, if a secondary market does develop, there can be no assurance that it will provide you with liquidity of investment or that it will continue for the life of the offered certificates. The offered certificates will not be listed on any securities exchange. Lack of liquidity could adversely affect the market value of the offered certificates. The market value of the offered certificates at any time may be affected by many other factors, including then prevailing interest rates, and no representation is made by any person or entity as to what the market value of any offered certificate will be at any time.

          POTENTIAL DEFAULTS UNDER CERTAIN MORTGAGE LOANS MAY AFFECT THE TIMING AND/OR PAYMENT ON YOUR OFFERED CERTIFICATES. Any defaults that may occur under the mortgage loans may result in shortfalls in the payments on these mortgage loans. Even if these defaults are non-monetary, the master servicer or the special servicer may still accelerate the maturity of the related mortgage loan which could result in an acceleration of payments to the series 2008-C1 certificateholders.

FUTURE TERRORIST ATTACKS AND MILITARY ACTIONS MAY ADVERSELY AFFECT THE VALUE OF THE OFFERED CERTIFICATES AND PAYMENTS ON THE UNDERLYING MORTGAGE LOANS

          On September 11, 2001, the United States was subjected to multiple terrorist attacks, resulting in the loss of many lives and massive property damage and destruction in New York City, the Washington D.C. area and Pennsylvania. It is impossible to predict the extent to which future terrorist activities may occur in the United States.


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          The United States military currently occupies Iraq and maintains a presence in Afghanistan, which may prompt further terrorist attacks against the United States.

          It is uncertain what effects the U.S. military occupation of Iraq, any future terrorist activities in the United States or abroad and/or any consequent actions on the part of the United States Government and others, including military action, could have on general economic conditions, real estate markets, particular business segments (including those that are important to the performance of commercial and multifamily mortgage loans) and/or insurance costs and the availability of insurance coverage for terrorist acts. Among other things, reduced investor confidence could result in substantial volatility in securities markets and a decline in real estate-related investments. In addition, reduced consumer confidence, as well as a heightened concern for personal safety, could result in a material decline in personal spending and travel.

          As a result of the foregoing, defaults on commercial real estate loans could increase; and, regardless of the performance of the underlying mortgage loans, the liquidity and market value of the offered certificates may be impaired. See "Risk Factors--Limited Liquidity of Your Certificates May Have An Adverse Impact on Your Ability To Sell Your Offered Certificates," "--The Market Value of Your Certificates Will Be Sensitive to Factors Unrelated to the Performance of Your Certificates and the Underlying Mortgage Assets" and "--Risks Associated with Commercial or Multifamily Mortgage Loans" in the accompanying prospectus.

              CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT

          From time to time we use capitalized terms in this prospectus supplement. A capitalized term used throughout this prospectus supplement will have the meaning assigned to it in the "Glossary" to this prospectus supplement.

                           FORWARD-LOOKING STATEMENTS

          This prospectus supplement and the accompanying prospectus includes the words "expects," "intends," "anticipates," "likely," "estimates," and similar words and expressions. These words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties that could cause actual results to differ materially from those stated. These risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this prospectus supplement are accurate as of the date stated on the cover of this prospectus supplement. We have no obligation to update or revise any forward-looking statement.

                                  AFFILIATIONS

          Column Financial, Inc., which is a sponsor, a mortgage loan seller, an originator and a primary servicer of certain of the underlying mortgage loans, is an affiliate of Credit Suisse Securities (USA) LLC, an underwriter, and of the depositor. KeyBank National Association, which is a sponsor, a mortgage loan seller and an originator of certain of the underlying mortgage loans, is an affiliate of KeyCorp Real Estate Capital Markets, Inc., the master servicer for the underlying mortgage loans. National City Bank, which is a mortgage loan seller, is an affiliate of Capstone Realty Advisors, LLC, the primary servicer of the underlying mortgage loans being sold to the issuing entity by National City Bank. Morgan Stanley Capital Services, Inc., the swap counterparty, is an affiliate of Morgan Stanley & Co. Incorporated, one of the underwriters. There are no additional relationships, agreements or arrangements outside of this transaction among the affiliated parties that are material to an understanding of the offered certificates that are not otherwise described herein.

                        DESCRIPTION OF THE ISSUING ENTITY

          The entity issuing the offered certificates will be Credit Suisse Commercial Mortgage Trust Series 2008-C1, which we refer to herein as the "issuing entity." The issuing entity is a New York common law trust that will be formed on the closing date pursuant to the series 2008-C1 pooling and servicing agreement. The series 2008-C1 pooling and servicing agreement will be filed on a current report form 8-K with the Securities and Exchange Commission after the closing date. The only activities that the issuing entity may perform are those set forth in the series 2008-C1 pooling and servicing agreement, which are generally limited to owning and administering the underlying mortgage loans and any REO Property, disposing of defaulted mortgage loans and REO Property, issuing the offered certificates and making distributions and providing reports to certificateholders. Accordingly, the issuing entity may not issue securities other than the certificates, or


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invest in securities, other than investment of funds in the collection accounts and other accounts maintained under the series 2008-C1 pooling and servicing agreement in certain short-term, high-quality investments. The issuing entity may not lend or borrow money, except that the master servicer or the trustee may make advances to the issuing entity only to the extent it deems such advances to be recoverable from the related underlying mortgage loan. Such advances are intended to be in the nature of a liquidity, rather than a credit facility. The series 2008-C1 pooling and servicing agreement may be amended as set forth under "The Series 2008-C1 Pooling and Servicing Agreement--Amendment" in this prospectus supplement. The issuing entity administers the underlying mortgage loans through the master servicer and the special servicer. A discussion of the duties of the servicers, including any discretionary activities performed by each of them, is set forth herein under "The Series 2008-C1 Pooling and Servicing Agreement" in this prospectus supplement.

          The only assets of the issuing entity other than the underlying mortgage loans and any REO Properties are the collection accounts and other accounts maintained pursuant to the series 2008-C1 pooling and servicing agreement and the short-term investments in which funds in the collection accounts and other accounts are invested. The issuing entity has no present liabilities, but has potential liability relating to ownership of the underlying mortgage loans and any REO Properties, and indemnity obligations to the trustee, the master servicer and the special servicer. The fiscal year of the issuing entity is the calendar year. The issuing entity has no executive officers or board of directors. It acts through the trustee, the master servicer and the special servicer.

          The depositor is contributing the underlying mortgage loans to the issuing entity. The depositor is purchasing the underlying mortgage loans from the mortgage loan sellers pursuant to mortgage loan purchase agreements, as described herein under "Summary of Prospectus--The Underlying Mortgage Loans--Source of the Underlying Mortgage Loans" and "Description of the Underlying Mortgage Loans--Representations and Warranties." The mortgage loan purchase agreements will be filed with the Securities and Exchange Commission after the closing date on a current report form 8-K.

          Expenses related to the selection and acquisition of the underlying mortgage loans in the amount of $4,500,000 will be paid by the depositor from the proceeds of the offering of the certificates.

          As a common-law trust, it is anticipated that the issuing entity would not be subject to the United States Bankruptcy Code. The depositor has been formed as a special purpose bankruptcy remote entity. In connection with the formation of the depositor, a legal opinion was rendered that if the parent company of the depositor were to become a debtor in a case under the United States Bankruptcy Code, a federal bankruptcy court, which acted reasonably and correctly applied the law to the facts as set forth in such opinion after full consideration of the relevant factors, would not disregard the separate corporate existence of the depositor so as to order substantive consolidation of the assets and liabilities of the depositor with those of such parent company. In addition, in connection with the sale of the underlying mortgage loans from the mortgage loan sellers to the depositor and from the depositor to the issuing entity, legal opinions are required to be rendered to the effect that:

          - If such mortgage loan seller were to become a debtor in a case under the United States Bankruptcy Code, a federal bankruptcy court, which acted reasonably and correctly applied the law to the facts as set forth in such legal opinion after full consideration of all relevant factors, would hold that (i) underlying mortgage loans and payments thereunder and proceeds thereof are not property of the estate of such mortgage loan seller under Section 541 of the United States Bankruptcy Code and
               (ii) the automatic stay arising pursuant to Section 362 of the United States Bankruptcy Code upon the commencement of a bankruptcy case involving such mortgage loan seller are not applicable to payments on the certificates.

          - With respect to KeyBank National Association, if the Federal Deposit Insurance Corporation (the "FDIC") were appointed as conservator or receiver for KeyBank National Association pursuant to Section 11(c) of the Federal Deposit Insurance Act (the "FDIA"), a court, which acted reasonably and correctly applied the law to the facts as set forth in such legal opinion after full consideration of all relevant factors, would hold that the FDIC could not (i) in the exercise of its authority under 12 U.S.C. Section 1821(e), reclaim, recover, or recharacterize as property of such mortgage loan seller or the receivership the underlying mortgage loans that have been transferred by such mortgage loan seller to the depositor and (ii) seek to avoid the sale of the underlying mortgage loans under 12 U.S.C. Section 1823(e).

          - With respect to National City Bank, if the Federal Deposit Insurance Corporation (the "FDIC") were appointed as conservator or receiver for National City Bank pursuant to Section 11(c) of the Federal Deposit Insurance Act (the "FDIA"), a court, which acted reasonably and correctly applied the law to the facts as set forth in such legal opinion after full consideration of all relevant factors, would hold that the FDIC could not (i) in the exercise of its authority under 12 U.S.C. Section 1821(e), reclaim, recover, or recharacterize as property of such mortgage loan seller or the receivership the underlying mortgage loans


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               that have been transferred by such mortgage loan seller to the depositor and (ii) seek to avoid the sale of the underlying mortgage loans under 12 U.S.C. Section 1823(e).

          - If the depositor were to become a debtor in a case under the United States Bankruptcy Code, a federal bankruptcy court, which acted reasonably and correctly applied the law to the facts as set forth in such legal opinion after full consideration of all relevant factors, would hold (i) the underlying mortgage loans, and payments thereunder and proceeds thereof are not property of the estate of the depositor under Section 541 of the United States Bankruptcy Code and (ii) the automatic stay arising pursuant to Section 362 of the United States Bankruptcy Code upon the commencement of a bankruptcy case of the depositor is not applicable to payments on the certificates.

          Such legal opinions are based on numerous assumptions, and there can be no assurance that all of such assumed facts are true, or will continue to be true. Moreover, there can be no assurance that a court would rule as anticipated in the foregoing legal opinions. Accordingly, although the depositor has been structured as a bankruptcy remote entity, and the transfer of the underlying mortgage loans from the mortgage loan sellers to the depositor and from the depositor to the issuing entity has been structured as a sale, there can be no assurance that the depositor will not be subject to a bankruptcy proceeding or that the sale of the underlying mortgage loans will not be recharacterized as a pledge, with the result that the depositor or issuing entity is deemed to be a creditor of the related mortgage loan seller rather than an owner of the underlying mortgage loans. See "Risk Factors--Risks Related to the Underlying Mortgage Loans--The Bankruptcy of the Depositor or a Mortgage Loan Seller May Delay or Reduce Collections on the Underlying Mortgage Loans" in this prospectus supplement.

                          DESCRIPTION OF THE DEPOSITOR

          Credit Suisse First Boston Mortgage Securities Corp., the depositor, is a wholly-owned subsidiary of Credit Suisse Management LLC, which is a wholly-owned subsidiary of Credit Suisse (USA), which in turn is a wholly-owned subsidiary of Credit Suisse Holdings (USA), Inc., the ultimate parent. The depositor was incorporated in the State of Delaware on December 31, 1985. The depositor will create the issuing entity and transfer the underlying mortgage loans to it. The principal executive offices of the depositor are located at Eleven Madison Avenue, New York, New York, 10010. Its telephone number is (212) 325-2000. See "Credit Suisse First Boston Mortgage Securities Corp." in the accompanying prospectus.

              DESCRIPTION OF THE SPONSORS AND MORTGAGE LOAN SELLERS

THE SPONSORS

          Fifty-five (55) of the underlying mortgage loans, representing 94.0% of the initial mortgage pool balance, were sold to us by the sponsors. The remaining five (5) underlying mortgage loans, representing 6.0% of the initial mortgage pool balance, were sold to us by National City Bank. See "--Mortgage Loan Seller--National City Bank" below. Each of the mortgage loans sold to us by the sponsors or by National City Bank was purchased or originated by the related sponsor, National City Bank or one of their affiliates and underwritten by the related sponsor's, National City Bank's or such affiliate's underwriters.

     COLUMN FINANCIAL, INC.

          Column Financial, Inc. ("Column"), a Delaware corporation, is a sponsor of this securitization and one of the mortgage loan sellers. Column is the seller of 39 of the underlying mortgage loans or 77.1% of the initial mortgage pool balance. Column or an affiliate of Column originated all of the Column mortgage loans and underwrote all of the Column mortgage loans in this transaction. Column is an affiliate of the depositor and one of the underwriters, and will also act as a non-cashiering primary servicer with respect to certain of the Column mortgage loans. See "The Sponsor" in the accompanying prospectus and "Description of the Series 2008-C1 Pooling and Servicing Agreement--The Primary Servicers" in this prospectus supplement.

          Column's principal offices are in Atlanta, Georgia. Column underwrites and closes multifamily rental and commercial mortgage loans through its own origination offices and various correspondents in local markets across the country. Loan underwriting and quality control procedures are undertaken principally in regional offices located in Atlanta, Georgia; Bethesda, Maryland; Boston, Massachusetts; Chicago, Illinois; Cleveland, Ohio; Dallas, Texas; Denver, Colorado; Houston, Texas; Los Angeles, California; New York, New York; Newport Beach, California; Norwalk, Connecticut;


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Philadelphia, Pennsylvania; San Francisco, California and Tampa, Florida. Column
has originated more than 10,165 commercial and multifamily rental mortgage loans totaling more than $134.2 billion since beginning operations in 1993.

KEYBANK NATIONAL ASSOCIATION

          KeyBank National Association ("KeyBank") is a sponsor of this securitization and is one of the mortgage loan sellers. KeyBank is the seller of 16 of the underlying mortgage loans or 16.9% of the initial mortgage pool balance, all of which loans were underwritten and originated by KeyBank. KeyBank is a national banking association that is a wholly-owned subsidiary of KeyCorp (NYSE: KEY). KeyBank is the parent of KeyCorp Real Estate Capital Markets, Inc., the master servicer and a primary servicer. KeyBank maintains its primary offices at Key Tower, 127 Public Square, Cleveland, Ohio 44114, and its telephone number is (216) 689-6300. KeyBank has approximately 950 banking centers located in 13 states. As of December 31, 2007, KeyBank had total assets of approximately $95.862 billion, total liabilities (including minority interest in consolidated subsidiaries) of approximately $88.448 billion and approximately $7.414 billion in stockholder's equity.

          KeyBank provides financial services, including commercial real estate financing, throughout the United States. In 2007, KeyBank's Real Estate Capital Group originated a total of $21.5 billion in construction, development, permanent and private equity loans from 32 offices nationwide. Of this total, $4.1 billion was originated for sale through commercial mortgage-backed securities ("CMBS") transactions, acquisition by Fannie Mae or Freddie Mac, or sale to life insurance companies and pension funds.

          KeyBank began selling commercial mortgage loans into CMBS transactions in 2000. KeyBank's commercial mortgage loans that are originated for sale into a CMBS transaction (or through a sale of whole loan interests to third party investors) are generally fixed rate and are secured primarily by retail, office, multifamily, industrial, self-storage, and hospitality properties. As of December 31, 2007, KeyBank had originated approximately $10.5 billion of commercial mortgage loans that have been securitized in 39 securitization transactions. The following table sets forth information for the past three (3) years regarding the amount of commercial mortgage loans that KeyBank (i) originated for the purposes of securitization in CMBS transactions and (ii) actually securitized in CMBS transactions (which amounts include mortgage loans that were originated or purchased by KeyBank).

                                                       YEAR
                                               (AMTS IN $ BILLIONS)
                                              ---------------------
                                               2005    2006    2007
                                              -----   -----   -----
Originated by KeyBank                         1.385   2.221   2.668
                                              -----   -----   -----
TOTAL COMMERCIAL MORTGAGE LOANS SECURITIZED   1.323   1.905   2.770
                                              =====   =====   =====

          Generally, KeyBank originates the commercial mortgage loans that it contributes to CMBS transactions. However, if KeyBank purchases mortgage loans from third-party originators (which mortgage loans may have been originated using underwriting guidelines not established by KeyBank), KeyBank re-underwrites those mortgage loans and performs other procedures to ascertain the quality of those mortgage loans, which procedures are subject to approval by a credit officer of KeyBank.

          KeyBank originates commercial mortgage loans and, together with other sponsors or loan sellers, participates in a securitization by transferring the mortgage loans to an unaffiliated securitization depositor, which then transfers the mortgage loans to the issuing entity for the related securitization. KeyBank initially selects the mortgage loans that it will contribute to the securitization, but it has no input on the mortgage loans contributed by other sponsors or loan sellers. KeyBank generally participates in securitizations with multiple mortgage loan sellers and an unaffiliated depositor. KeyBank's wholly-owned subsidiary, KeyCorp Real Estate Capital Markets, Inc., acts as the primary servicer of KeyBank's commercial mortgage loans that are securitized and in most cases, including this transaction, acts as a master servicer for securitizations in which KeyBank participates. Other than the securitization of commercial mortgage loans, KeyBank securitizes federal and private student loans that it originates or purchases from third parties.

MORTGAGE LOAN SELLER

          NATIONAL CITY BANK

          Five (5) of the underlying mortgage loans, representing 6.0% of the initial mortgage pool balance, were sold to us by National City Bank.

          National City Bank, a national banking association ("National City Bank"), is one of the mortgage loan sellers. National City Bank originated and underwrote all of the mortgage loans it is selling to us. National City Bank is a wholly-owned subsidiary of National City Corporation (NYSE: NCC). The principal office of National City Bank's commercial mortgage origination division is located at 1900 East Ninth Street, Cleveland, Ohio 44114, and its telephone number is (216) 222-2000. National City Bank is engaged in a general commercial and retail banking, mortgage financing and servicing, consumer finance and asset management business, offering a wide range of commercial, corporate, international, financial market, retail and fiduciary banking services. National City Bank is a national banking association chartered by the Office of the Comptroller of the Currency (the "OCC") and is subject to the regulation, supervision and examination of the OCC.

          The information set forth herein concerning National City Bank has been provided by National City Bank.

LITIGATION INVOLVING TRANSACTION PARTIES

          There are no legal proceedings pending against the sponsors, the mortgage loan sellers, the depositor, the trustee, the issuing entity, the master servicer, the special servicer, the primary servicers or the originators that are material to the certificateholders.

UNDERWRITING STANDARDS

          COLUMN'S UNDERWRITING STANDARDS

          General. All of the Column mortgage loans were originated by Column, in each case, generally in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding a particular underlying mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to that specific loan. This underwriting criteria is general, and there is no assurance that every loan will comply in all respects with the guidelines. Column originates mortgage loans principally for securitization.

          Loan Analysis. Column and its affiliates' credit underwriting team for each mortgage loan is required to conduct an extensive review of the related mortgaged real property, including an analysis of the appraisal, engineering report, environmental report, historical property operating statements, rent rolls, current and historical real estate taxes, and a review of tenant leases. The credit of the borrower and certain key principals of the borrower is examined for financial strength and character prior to approval of the loan. This analysis generally includes a review of historical financial statements (which are generally unaudited), historical income tax returns of the borrower and its principals, third-party credit reports, judgment, lien, bankruptcy and pending litigation searches. Borrowers generally are required to be special purpose entities. The credit of key tenants is also examined as part of the underwriting process. Generally, a member of the underwriting team visits the property for a site inspection to confirm the occupancy rates of the property, analyze the property's market and the utility of the property within the market.

          Loan Approval. Prior to commitment, all mortgage loans must be approved by a loan committee comprised of senior real estate professionals from Column and its affiliates. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms or reject a mortgage loan. The underwriting criteria set forth in this section may be overridden as to any particular underlying mortgage loan to the extent that, in the professional judgment of senior real estate professionals of Column and its affiliates, there exist mitigating factors relating to the related mortgaged real property and/or borrower of such underlying mortgage loan. Certain characteristics of the mortgage loans in the issuing entity are set forth in Exhibit A-1 to this prospectus supplement, and such information indicates where certain underwriting criteria have been overridden.

          Debt Service Coverage Ratio and LTV Ratio. Column's underwriting standards generally require that the underwritten debt service coverage ratio for each underlying mortgage loan is equal to or greater than 1.20x and the loan-to-value ratio for each underlying mortgage loan is less than or equal to 80%. Because the underwritten debt service coverage ratios are calculated based on anticipated Underwritten Net Cash Flow at the time of origination, the debt service coverage ratio for each mortgage loan as reported elsewhere in this prospectus supplement may differ from the amount calculated at the time of origination.

          Escrow Requirements. In many cases, Column requires a borrower to fund various escrows for taxes and insurance, replacement reserves and capital expenses. Often, the required escrows for mortgage loans originated by Column are as follows:

          - Taxes and Insurance-Typically, a pro-rated initial deposit and monthly deposits equal to one-twelfth of the annual property taxes (based on the most recent property assessment and the current millage rate) and annual property insurance premium.

          - Replacement Reserves-Monthly deposits generally based on recommended amounts pursuant to a property condition report prepared for Column.

          - Deferred Maintenance/Environmental Remediation-An initial deposit, upon funding of the mortgage loan, generally in an amount equal to at least 100% of the estimated costs of the recommended repairs or replacements pursuant to the building condition report completed by a licensed engineer and the estimated costs of environmental remediation expenses as recommended by an independent environmental assessment.

          - Re-tenanting-In some cases major leases expire within the mortgage loan term. To mitigate this risk, special reserves may be established to be funded either at closing and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which may be associated with re-leasing the space occupied by these tenants.

          KEYBANK'S UNDERWRITING STANDARDS

          General. Set forth below is a general discussion of certain of KeyBank's underwriting guidelines for originating commercial mortgage loans. KeyBank also generally applies these underwriting guidelines when it re-underwrites commercial mortgage loans acquired from third-party originators. KeyBank generally does not outsource to third parties any credit underwriting decisions or originating duties other than those services performed by providers of environmental, engineering and appraisal reports and other related consulting services.

          The underwriting and origination procedures and credit analysis described below may vary from one commercial mortgage loan to another based on the unique circumstances of the related commercial property (including its type, current use, size, location, market conditions, tenants and leases, performance history and/or other factors), and KeyBank may, on a case-by-case basis, permit exceptions to its underwriting guidelines based upon other compensating factors. Consequently, there can be no assurance that the underwriting of any particular underlying mortgage loan sold into this transaction by KeyBank strictly conformed to the general guidelines described in this "--KeyBank's Underwriting Standards" section.

          Loan Analysis. KeyBank generally performs both a credit analysis and a collateral analysis for each commercial mortgage loan as well as a site inspection of the related real property collateral. The credit analysis of the borrower generally includes a review of third-party credit reports and/or judgment, lien, bankruptcy and pending litigation searches as well as searches to determine OFAC and PATRIOT Act compliance. Generally, borrowers of loans greater than $4.0 million are required to be special-purpose entities, although exceptions are made on a case-by-case basis. The collateral analysis generally includes an analysis, in each case to the extent available and applicable, of the historical property operating statements, rent rolls and a review of certain significant tenant leases. KeyBank's credit underwriting also generally includes a review of third-party appraisals, as well as environmental reports, property condition reports and seismic reports, if applicable.

          Loan Approval. Prior to commitment, all commercial mortgage loans to be originated or purchased by KeyBank must be approved by a dedicated credit officer of KeyBank. The credit officer may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

          Debt Service Coverage Ratio and Loan-to-Value Ratio. KeyBank's underwriting includes a calculation of the debt service coverage ratio (DSCR) in connection with the origination of a commercial mortgage loan. The DSCR will generally be calculated based on the underwritten net cash flow from the subject property as determined by KeyBank and payments on the mortgage loan based on actual principal and/or interest due on the mortgage loan. However, underwritten net cash flow is a subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral, and there is no assurance that those assumptions or adjustments will, in fact, be consistent with actual property performance. KeyBank's underwriting also generally includes a calculation of the loan-to-value ratio of a prospective commercial mortgage loan in connection with its origination. In general, the loan-to-value ratio of a commercial mortgage loan at any given time is the ratio, expressed as a percentage, of (i) the then outstanding principal balance of the mortgage loan, to (ii) the estimated value of the related real property collateral based on an appraisal. See also the definition of "Underwritten Net Cash Flow" in the "Glossary" to this prospectus supplement and "Exhibit A-1-Characteristics of the Underlying Mortgage Loans and the Mortgaged Real Properties" in this prospectus supplement.

          Property Assessments. As part of its underwriting process, KeyBank will obtain the following property assessments.

               APPRAISALS. KeyBank will require independent appraisals in connection with the origination of each commercial mortgage loan that meet the requirements of the "Uniform Standards of Professional Appraisal Practice" as adopted by the Appraisal Standards Board of the Appraisal Foundation and the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989.

               ENVIRONMENTAL ASSESSMENT. KeyBank will require a Phase I environmental assessment with respect to the real property collateral for a prospective commercial mortgage loan. However, when circumstances warrant, KeyBank may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Depending on the findings of the initial environmental assessment, KeyBank may require additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral, an environmental insurance policy, an escrow of funds or a guaranty or indemnity with respect to environmental matters.

               PROPERTY CONDITION ASSESSMENT. KeyBank will require that an engineering firm inspect the real property collateral for any prospective commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, KeyBank will determine the appropriate response to any recommended repairs, corrections or replacements and any identified deferred maintenance.

               SEISMIC REPORT. If the subject real property collateral includes any material improvements and is located in California or in seismic zones 3 or 4, KeyBank may require a report to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake. If that loss is in excess of 20% of the estimated replacement cost for the improvements at the property, KeyBank may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price.

          Zoning and Building Code Compliance. KeyBank will generally examine whether the use and occupancy of the subject real property collateral securing a commercial mortgage loan is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering, appraisal or consulting reports; and/or representations by the related borrower.

          Escrow Requirements. Based on its analysis of the real property collateral, the borrower and the principals of the borrower, KeyBank may require a borrower under a commercial mortgage loan to fund various escrows for taxes and/or insurance, capital expenses, replacement reserves, potential re-tenanting expenses and/or environmental remediation. KeyBank conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by KeyBank. Furthermore, KeyBank may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.

          Notwithstanding the foregoing discussion under this "--KeyBank's Underwriting Standards" section, the depositor may purchase underlying mortgage loans for inclusion in the issuing entity that vary from, or do not comply with, KeyBank's underwriting guidelines.

SELECTION OF MORTGAGE LOANS

          The selection of mortgage loans for the series 2008-C1 securitization was made based on various considerations concerning the mortgage pool in an effort to maximize the execution of the series 2008-C1 certificates. Such considerations include, but are not limited to, the property types that serve as collateral for the mortgage loans, the geographic location of such properties and certain financial characteristics of the mortgage loans, such as debt service coverage ratios and loan-to-value ratios. Additionally, concentrations of each of the foregoing characteristics are evaluated to create a diverse mortgage pool. For a description of the types of underlying mortgage loans included in the issuing entity and a description of the material terms of such underlying mortgage loans, see "Description of the Underlying Mortgage Loans" and "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans," respectively, below.

                  DESCRIPTION OF THE UNDERLYING MORTGAGE LOANS

GENERAL

          The issuing entity will consist primarily of 60 fixed rate loans, secured by 74 multifamily and commercial properties, which we refer to collectively herein as the underlying mortgage loans. The underlying mortgage loans will have an initial total principal balance of approximately $887,206,601 as of April 11, 2008 (which we refer to herein as the "cut-off date"), subject to a variance of plus or minus 5%.

          For purposes of calculating distributions on the respective classes of the series 2008-C1 certificates, the mortgage loans will be divided into the following two loan groups:

          - Loan group no. 1, which will consist of all of the underlying mortgage loans that are secured by property types other than multifamily and manufactured housing property types. Loan group no. 1 will consist of 47 mortgage loans, with an initial loan group no. 1 balance of $787,924,156, representing approximately 88.8% of the initial mortgage pool balance.

          - Loan group no. 2, which will consist of 13 of the underlying mortgage loans that are secured in whole or in part by multifamily and manufactured housing property types, with an initial loan group no. 2 balance of $99,282,445, representing approximately 11.2% of the initial mortgage pool balance.

Exhibit A-1 to this prospectus supplement identifies which mortgage loans are included in each of loan group no. 1 and loan group no. 2.

          The initial mortgage pool balance will equal the total cut-off date principal balance of all the underlying mortgage loans, the initial loan group no. 1 balance will equal the total cut-off date principal balance of the mortgage loans in loan group no. 1, and the initial loan group no. 2 balance will equal the total cut-off date principal balance of the mortgage loans in loan group no. 2. The cut-off date principal balance of any underlying mortgage loan or any Companion Loan is equal to its unpaid principal balance as of its due date in April 2008, after application of all monthly debt service payments due with respect to the mortgage loan on or before that date, whether or not those payments were received. The cut-off date principal balance of each mortgage loan that we intend to include in the issuing entity is shown on Exhibit A-1 to this prospectus supplement.

          Each of the mortgage loans that we intend to include in the issuing entity is an obligation of the related borrower to repay a specified sum with interest. Each of those mortgage loans is evidenced by one or more promissory notes and secured by a mortgage, deed of trust or other similar security instrument that creates a mortgage lien on the ownership and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily real properties. That mortgage lien will, in all cases, be a first priority lien, subject only to certain permitted encumbrances.

            You should consider each of the mortgage loans that we intend to include in the issuing entity to be a nonrecourse obligation of the related borrower. You should assume that, in the event of a payment default by the related borrower, recourse will be limited to the corresponding mortgaged real property or properties for satisfaction of that borrower's obligations. Even in those cases where recourse to a borrower or guarantor is permitted under the related loan documents, we have not undertaken an evaluation of the financial condition of any of these persons. None of the mortgage loans that we intend to include in the issuing entity will be insured or guaranteed by any governmental entity or by any other person.

            The 450 Lexington Avenue Property secures the 450 Lexington Avenue Mortgage Loan and the 450 Lexington Avenue Companion Loan on a PARI PASSU basis. The 450 Lexington Avenue Mortgage Loan and the 450 Lexington Avenue Companion Loan collectively constitute the 450 Lexington Avenue Whole Loan. However, the 450 Lexington Avenue Companion Loan is not included in the issuing entity. The 450 Lexington Avenue Mortgage Loan has a cut-off date principal balance of $110,000,000 and the 450 Lexington Avenue Companion Loan has a cut-off date principal balance of $200,000,000.

          We provide in this prospectus supplement a variety of information regarding the mortgage loans that we intend to include in the issuing entity. When reviewing this information, please note that--

          - All numerical information provided with respect to those mortgage loans is provided on an approximate basis.

          - All weighted average information provided with respect to those mortgage loans or any sub-group of those mortgage loans reflects a weighting by their respective cut-off date principal balances.

          - In calculating the cut-off date principal balances of the mortgage loans that we intend to include in the issuing entity, we have assumed that--

               1. all scheduled payments of principal and/or interest due on those mortgage loans on or before their respective due dates in April 2008, are timely made, and

               2. there are no prepayments or other unscheduled collections of principal with respect to any of those mortgage loans during the period from its due date in March 2008 up to and including its due date in April 2008.

          - When information with respect to mortgaged real properties is expressed as a percentage of the initial mortgage pool balance, the initial mortgage pool balance, the initial loan group no. 1 balance, the initial loan group no. 2 balance, as the case may be, the percentages are based upon the cut-off date principal balances of the related underlying mortgage loans.

          - The general characteristics of the entire mortgage pool are not necessarily representative of the general characteristics of either loan group no. 1 or loan group no. 2. The yield and risk of loss on any class of offered certificates will depend on, among other things, the composition of each of loan group no. 1 and loan group no. 2. The general characteristics of each such loan group should also be analyzed when making an investment decision.

          - Except as otherwise indicated, when an underlying mortgage loan is cross-collateralized and cross defaulted with one or more other mortgage loans in the issuing entity, we present the information regarding those mortgage loans as if each of them was secured only by a mortgage lien on the corresponding mortgaged real property identified on Exhibit A-1 to this prospectus supplement. One exception is that each and every underlying mortgage loan in any particular group of cross-collateralized and cross-defaulted mortgage loans is treated as having the same loan-to-value ratio and the same debt service coverage ratio. Other than as described under "--The CBA A/B Loan Pair" and "--Significant Mortgage Loans--450 Lexington Avenue" below in this prospectus supplement, none of the mortgage loans that we intend to include in the issuing entity is cross-collateralized with any loan outside of the issuing entity.

          - Unless otherwise specified, loan-to-value and debt service coverage information shown in this prospectus supplement with respect to the 450 Lexington Avenue Mortgage Loan will be calculated based on the relevant total principal balance of, and debt service payments on, the 450 Lexington Avenue Whole Loan, respectively, and with respect to the CBA A/B Loan Pair, will be calculated based on the relevant total principal balance of, and debt service payments on, the related A-Note Mortgage Loan.

          - In some cases, multiple mortgaged real properties secure a single underlying mortgage loan. For purposes of providing property-specific information, we have allocated that mortgage loan among those properties based upon--

               1.   relative appraised values,

               2.   relative underwritten net cashflow, or

               3.   prior allocations reflected in the related loan documents.

          - In some cases, an individual mortgage loan is secured by additional collateral that will be released upon satisfaction of certain performance related criteria or, if not so satisfied, may be applied to prepayment of principal. In such cases, the annual debt service coverage and loan-to-value ratio may be calculated after netting out the letters of credit and/or holdback amounts.

          - If multiple parcels of real property secure a single underlying mortgage loan and the operation or management of those parcels so warrant, we treat those parcels as a single real property.

          - Whenever we refer to a particular mortgaged real property by name, we mean the property identified by that name on Exhibit A-1 to this prospectus supplement. Whenever we refer to a particular underlying mortgage loan by name, we mean the underlying mortgage loan secured by the mortgaged real property identified by that name on Exhibit A-1 to this prospectus supplement.

          - Statistical information regarding the mortgage loans that we intend to include in the issuing entity may change prior to the date of initial issuance of the offered certificates due to changes in the composition of the mortgage pool prior to that date.

CROSS-COLLATERALIZED MORTGAGE LOANS, MULTI-PROPERTY MORTGAGE LOANS AND MORTGAGE LOANS WITH AFFILIATED BORROWERS

          The mortgage pool will include four (4) mortgage loans, representing approximately 10.4% of the initial mortgage pool balance, that are individually secured by two (2) or more real properties, and two (2) groups of mortgage loans, representing approximately 2.4% of the initial mortgage pool balance, that are secured by two (2) or more real properties through cross-collateralization with other mortgage loans. However, the amount of the mortgage lien encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, generally to minimize recording tax. The mortgage amount may equal the appraised value or allocated loan amount for the particular real property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other mortgaged real properties securing the same mortgage loan or group of cross-collateralized mortgage loans in the issuing entity.

          The table below identifies each group of cross-collateralized mortgage loans that we intend to include in the issuing entity:

                                                             NUMBER OF STATES WHERE                   % OF INITIAL
                                                               THE MORTGAGED REAL       NUMBER OF    MORTGAGE POOL
                 LOAN NAMES                                  PROPERTIES ARE LOCATED  MORTGAGE LOANS     BALANCE
-----------------------------------------------------------  ----------------------  --------------  -------------
Stones Crossing and Grand Eagle                                         1                   2             1.3%
Holiday Inn Express Brooksville and Hampton Inn Spring Hill             1                   2             1.0%

          In the case of the underlying mortgage loans identified on Exhibit A-1 to this prospectus supplement as Stones Crossing and Grand Eagle, which collectively represent 1.3% of the initial mortgage pool balance, each borrower has the right to obtain the release of the property securing its related mortgage loan in connection with a full defeasance of such mortgage loan, upon satisfaction of certain conditions set forth in the mortgage loan documents, including among others, (i) the satisfaction of certain loan-to-value and debt service coverage ratios for the property securing the related cross-collateralized mortgage loan and (ii) payment by such borrower of all expenses incurred by the lender in connection with such defeasance.

          In the case of the underlying mortgage loans identified on Exhibit A-1 to this prospectus supplement as Holiday Inn Express Brooksville and Hampton Inn Spring Hill, which collectively represent 1.0% of the initial mortgage pool balance, each borrower has the right to obtain the release of the property securing its related mortgage loan in connection with a full defeasance of such mortgage loan, upon satisfaction of certain conditions set forth in the mortgage loan documents, including among others, (i) the full defeasance of the related cross-collateralized mortgage loan and (ii) payment by such borrower of all expenses incurred by the lender in connection with such defeasance.

          The table below identifies each group of mortgaged real properties that secures an individual multi-property mortgage loan that we intend to include in the issuing entity.

                                       NUMBER OF STATES     % OF INITIAL
                                     WHERE THE PROPERTIES     MORTGAGE
          PROPERTY NAME                  ARE LOCATED        POOL BALANCE
-----------------------------------  --------------------  -------------
McHugh Marriott Hilton Portfolio              3                 5.7%
Charlotte Multifamily Portfolio               1                 3.8%
Rochester New York Retail Portfolio           1                 0.6%
George Portfolio (2)                          1                 0.4%

          In the case of the underlying mortgage loans identified on Exhibit A-1 to this prospectus supplement as McHugh Marriott Hilton Portfolio, which represents 5.7% of the initial mortgage pool balance, the borrower has the right to obtain the release of one or more of the underlying mortgaged real properties in connection with a partial defeasance of the mortgage loan, upon satisfaction of certain conditions set forth in the related mortgage loan documents. See "Description of Underlying Mortgage Loans--Significant Mortgage Loans--McHugh Marriott Hilton Portfolio" in this prospectus supplement.

          In the case of the underlying mortgage loans identified on Exhibit A-1 to this prospectus supplement as Charlotte Multifamily Portfolio, which represents 3.8% of the initial mortgage pool balance, the borrower has the right to obtain the release of one or more of the underlying mortgaged real properties in connection with a partial defeasance of the mortgage loan, upon satisfaction of certain conditions set forth in the related mortgage loan documents. See "Description of Underlying Mortgage Loans--Significant Mortgage Loans-- Charlotte Multifamily Portfolio" in this prospectus supplement.

          The table below shows each group of mortgaged real properties that--

          -    has the same or affiliated borrowers, and

          - secures two (2) or more non-cross-collateralized mortgage loans or groups of mortgage loans that we intend to include in the issuing entity.

                             RELATED BORROWER LOANS


                                                                                            % OF INITIAL
                                                                              NUMBER OF       MORTGAGE
                          PROPERTY/PORTFOLIO NAMES                          MORTGAGE LOANS  POOL BALANCE
--------------------------------------------------------------------------  --------------  ------------
Radisson Hotel Dallas North and Holiday Inn Dallas North                           2            3.7%
R&F Amherst, R&F Furniture Showroom - Philadelphia and R&F Cheektowaga CSC         3            2.3%
Arbors of Olmsted and Stoney Run Apartments                                        2            1.9%

COLLATERAL SUBSTITUTION AND RELEASES (OTHER THAN IN CONNECTION WITH DEFEASANCE)

          In addition to the release of a mortgaged real property in connection with full or partial defeasance, certain of the loan documents provide for (i) the substitution of an individual mortgaged real property for another property,
(ii) the partial release of a portion of the mortgaged real property upon a partial prepayment in certain cases, with yield maintenance or other prepayment consideration or (iii) the free release of a portion of the mortgaged real property, which portion is undeveloped, non-income producing or an out-parcel, and/or which portion was not material in the underwriting of the mortgage loan (even if it was included in the appraised value of the mortgaged real property). In addition, certain loan documents permit the addition of property.

          In the case of the underlying mortgage loan identified on Exhibit A-1 to this prospectus supplement as 1100 Executive Tower, which represents 10.1% of the initial mortgage pool balance, the borrower has the right to obtain the release of certain specified parcels at the mortgaged real property upon satisfaction of certain conditions set forth in the mortgage loan documents. See "Description of the Underlying Mortgage Loans--Significant Mortgage Loans--1100 Executive Tower" in this prospectus supplement.

          In the case of the underlying mortgage loan identified on Exhibit A-1 to this prospectus supplement as Killeen Mall, which represents 9.2% of the initial mortgage pool balance, the borrower has the right to obtain the release of certain specified parcels at the mortgaged real property upon satisfaction of certain conditions set forth in the mortgage loan documents. See "Description of the Underlying Mortgage Loans--Significant Mortgage Loans--Killeen Mall" in this prospectus supplement.

          In the case of the underlying mortgage loan identified on Exhibit A-1 to this prospectus supplement as Southside Works, which represents 3.7% of the initial mortgage pool balance, the borrower has the right to obtain the release of one or more parcels at the mortgaged real property through partial defeasance, upon satisfaction of certain conditions set forth in the mortgage loan documents. See "Description of the Underlying Mortgage Loans--Significant Mortgage Loans--Southside Works" in this prospectus supplement.

          In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Radisson Hotel Dallas North, representing 1.9% of the initial mortgage pool balance, the borrower has the right to obtain the release of a certain specified parcel at the mortgaged real property, without payment of any release


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price, upon satisfaction of certain conditions set forth in the mortgage loan documents. See "Description of the Underlying Mortgage Loans--Significant Mortgage Loans--Radisson Hotel Dallas North" in this prospectus supplement.

          In the case of the underlying mortgage loan identified on Exhibit A-1 to this prospectus supplement as Park Place at Heathrow, representing 1.3% of the initial mortgage pool balance, the borrower is permitted to obtain the release of a portion of the collateral subject to the satisfaction of certain conditions set forth in the mortgage loan documents, including among others: (i) if the release occurs on or prior to that certain date which is 2 years and 15 days following the date of issuance of the series 2008-C1 certificates, then (a) partial prepayment of an amount equal to the sum of (1) the product obtained by multiplying 23.5% times the outstanding principal balance of the mortgage loan, times 115% and (2) the applicable yield maintenance amount, (b) after giving effect to such release, the debt service coverage ratio of the remaining mortgaged real property is no less than 1.20x and (c) after giving effect to such release, the loan-to-value ratio of the remaining mortgaged real property is less than or equal to 75%; or (ii) if the release occurs after that certain date which is 2 years and 15 days following the date of issuance of the series 2008-C1 certificates, then (a) partial defeasance of an amount equal to the product obtained by multiplying 23.5% times the outstanding principal balance of the mortgage loan, times 115% and (b) after giving effect to such release, (1) if the release occurs prior to November 1, 2012, (A) the debt service coverage ratio of the remaining mortgaged real property is no less than 1.20x and (B) the loan-to-value ratio of the remaining mortgaged real property is less than or equal to 75% or (2) if the release occurs on or after November 1, 2012, (A) the debt service coverage ratio of the remaining mortgaged real property is no less than 1.25x and (B) the loan-to-value ratio of the remaining mortgaged real property is less than or equal to 70%.

          In addition to the foregoing discussion, some of the underlying mortgage loans that we intend to include in the issuing entity may permit, in some cases, upon the satisfaction of certain loan-to-value, debt service coverage ratio, leasing and other conditions, the release of one or more undeveloped or non-income producing parcels or outparcels that, in each such case do not represent a significant portion of the appraised value of the related mortgaged real property or were not taken into account in underwriting the subject underlying mortgage loan.

CERTAIN TERMS AND CONDITIONS OF THE UNDERLYING MORTGAGE LOANS

          DUE DATES. Subject, in some cases, to a next business day convention, monthly installments of principal and/or interest will be due on the underlying mortgage loans are as follows:

DUE DATE  NUMBER OF MORTGAGE LOANS  % OF INITIAL MORTGAGE POOL BALANCE
--------  ------------------------  ----------------------------------
  1st                22                            37.6%
  11th               38                            62.4%

          MORTGAGE RATES; CALCULATIONS OF INTEREST. In general, each of the mortgage loans that we intend to include in the issuing entity bears interest at a mortgage interest rate that, in the absence of default, is fixed until maturity. However, as described below under "--ARD Loans" below, each of the ARD Loans will accrue interest after its anticipated repayment date at a rate that is in excess of its mortgage interest rate prior to that date.

          The current mortgage interest rate for each of the mortgage loans that we intend to include in the issuing entity is shown on Exhibit A-1 to this prospectus supplement.

          Except for ARD Loans that remain outstanding past their respective anticipated repayment dates, none of the mortgage loans that we intend to include in the issuing entity provides for negative amortization or for the deferral of interest.

          All of the mortgage loans that we intend to include in the issuing entity accrue interest on an Actual/360 Basis.

          BALLOON LOANS. Fifty-six (56) of the mortgage loans that we intend to include in the issuing entity, representing 96.9% of the initial mortgage pool balance, of which 43 mortgage loans are in loan group no. 1, representing 96.5% of the initial loan group no. 1 balance, and 13 mortgage loans are in loan group no. 2, representing 100.0% of the initial loan group no. 2 balance, are each characterized by--

          - either (a) an amortization schedule that is significantly longer than the actual term of the subject mortgage loan or (b) no amortization prior to the stated maturity of the subject mortgage loan, and

          - in either case, a substantial payment of principal on its stated maturity date.


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          ARD LOANS. Four (4) of the mortgage loans that we intend to include in the issuing entity, representing 3.1% of the initial mortgage pool balance, all of which are in loan group no. 1, representing 3.5% of the initial loan group no. 1 balance, are each characterized by the following features:

          - A maturity date that is generally 15 to 30 years following the first payment date.

          - The designation of an anticipated repayment date that is generally 5 to 10 years following origination. The anticipated repayment date for each of the ARD Loans is listed on Exhibit A-1 to this prospectus supplement.

          - The ability of the related borrower to prepay the subject mortgage loan, without restriction, including without any obligation to pay a Yield Maintenance Charge, at any time on or after a date that is generally not later than the related anticipated repayment date.

          - Until its anticipated repayment date, the calculation of interest at its initial mortgage interest rate.

          - From and after its anticipated repayment date, the accrual of interest at a revised annual rate that is equal to the greater of
               (x) two percentage points over the initial mortgage interest rate, and (y) two percentage points over the value of a particular U.S. Treasury or other benchmark floating rate at or about the related anticipated repayment date.

          - The deferral of any additional interest accrued with respect to the subject mortgage loan from and after the related anticipated repayment date at the difference between its revised mortgage interest rate and its initial mortgage interest rate. This Post-ARD Additional Interest may, in some cases, compound at the new revised mortgage interest rate. Any Post-ARD Additional Interest accrued with respect to an ARD Loan following its anticipated repayment date will not be payable until the entire principal balance of that mortgage loan has been paid in full.

          - From and after its anticipated repayment date, the accelerated amortization of the subject mortgage loan out of any and all monthly cash flow from the corresponding mortgaged real property which remains after payment of the applicable monthly debt service payments and permitted operating expenses and capital expenditures and the funding of any required reserves. These accelerated amortization payments and the Post-ARD Additional Interest are considered separate from the monthly debt service payments due with respect to an ARD Loan.

          In the case of each of the ARD Loans that we intend to include in the issuing entity, the related borrower has agreed to enter into a cash management agreement no later than the related anticipated repayment date if it has not already done so. The related borrower or the manager of the corresponding mortgaged real property will be required under the terms of that cash management agreement to deposit or cause the deposit of all revenue from that property received after the related anticipated repayment date into a designated account controlled by the lender under the ARD Loan.

          ADDITIONAL AMORTIZATION CONSIDERATIONS. Six (6) of the mortgage loans that we intend to include in the issuing entity, representing 50.7% of the initial mortgage pool balance, of which five (5) mortgage loans are in loan group no. 1, representing 52.8% of the initial loan group no. 1 balance, and one
(1) mortgage loan is in loan group no. 2, representing 33.7% of the initial loan group no. 2 balance, provide for an interest-only period that extends to maturity, or in the case of the ARD Loans, the anticipated repayment date.

          Three (3) of the mortgage loans that we intend to include in the issuing entity, representing 1.2% of the initial mortgage pool balance, of which two (2) mortgage loans are in loan group no. 1, representing 1.2% of the initial loan group no. 1 balance, and one (1) mortgage loan is in loan group no. 2, representing 1.5% of the initial loan group no. 2 balance, provide for an initial interest only period of 12 months or less.

          Six (6) of the mortgage loans that we intend to include in the issuing entity, representing 4.8% of the initial mortgage pool balance, of which four
(4) mortgage loans are in loan group no. 1, representing 2.8% of the initial loan group no. 1 balance, and two (2) mortgage loans are in loan group no. 2, representing 21.2% of the initial loan group no. 2 balance, provide for an initial interest only period of 18 to 24 months.


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          Ten (10) of the mortgage loans that we intend to include in the issuing entity, representing 15.1% of the initial mortgage pool balance, of which eight (8) mortgage loans are in loan group no. 1, representing 14.9% of the initial loan group no. 1 balance, and two (2) mortgage loans are in loan group no. 2, representing 17.0% of the initial loan group no. 2 balance, provide for an initial interest only period of 25 to 60 months.

          Some of the underlying mortgage loans will provide, in each case, for a recast of the amortization schedule and an adjustment of the monthly debt service payments on the mortgage loan upon application of specified amounts of condemnation proceeds or insurance proceeds to pay the related unpaid principal balance.

     PREPAYMENT PROVISIONS. As of origination:

          - Forty-nine (49) of the mortgage loans that we intend to include in the issuing entity, representing 82.3% of the initial mortgage pool balance, of which 36 mortgage loans are in loan group no. 1, representing 80.0% of the initial loan group no. 1 balance, and 13 mortgage loans are in loan group no. 2, representing 100.0% of the initial loan group no. 2 balance, provide for--

               1. a prepayment lock-out period and/or a defeasance period, during which voluntary principal prepayments are prohibited although, for a portion of that period, beginning no sooner than the day after the second anniversary of the start-up date of the related REMIC, the mortgage loan may be defeased, followed by

               2. an open prepayment period during which voluntary principal prepayments may be made without prepayment consideration;

          - Three (3) of the mortgage loans that we intend to include in the issuing entity, representing 1.0% of the initial mortgage pool balance, all of which are in loan group no. 1 representing 1.2% of the initial loan group no. 1 balance, provide for--

               1. a prepayment lock-out period during which voluntary principal prepayments are prohibited, followed by

               2. a prepayment consideration period during which voluntary principal prepayments must be accompanied by a Yield Maintenance Charge, followed by

               3. an open prepayment period during which voluntary principal prepayments may be made without prepayment consideration.


          - Seven (7) mortgage loans that we intend to include in the issuing entity, representing 6.6% of the initial mortgage pool balance, all of which mortgage loans are in loan group no. 1, representing 7.4% of the initial loan group no. 1 balance, provide for--

               1. a prepayment consideration period during which voluntary principal prepayments may be made in connection with a release of such mortgaged real property if accompanied by a Yield Maintenance Charge or prepayment premium, followed by

               2. an open prepayment period during which voluntary principal prepayments may be made without prepayment consideration.

          - One (1) of the mortgage loans that we intend to include in the issuing entity, representing 10.1% of the initial mortgage pool balance, which mortgage loan is in loan group no. 1, representing 11.4% of the initial loan group no. 1 balance, provides for--

               1. a prepayment consideration period during which voluntary principal prepayments may be made in connection with a release of such mortgaged real property if accompanied by a Yield Maintenance Charge or prepayment premium or

               2. beginning no sooner than the day after the second anniversary of the date of initial issuance of the offered certificates, a defeasance period where the mortgage loan may be defeased, followed by

               3. an open prepayment period during which voluntary principal prepayments may be made without prepayment consideration.


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          Notwithstanding otherwise applicable prepayment lock-out periods, partial prepayments of the Additional Collateral Loans will be required under the circumstances described under "--Mortgage Loans Which May Require Principal Paydowns" below and partial prepayments of multi-property mortgage loans will be required under the circumstances described under "--Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers" above.

          The prepayment terms of the mortgage loans that we intend to include in the issuing entity are more particularly described in Exhibit A-1 to this prospectus supplement.

          For the purposes of this prospectus supplement and the statistical information presented in this prospectus supplement--

          - the entire principal balance of each Additional Collateral Loan is deemed to be subject to a prepayment lock-out period for the related remaining prepayment lock-out period set forth on Exhibit A-1 hereto, notwithstanding that required prepayments could occur under that Additional Collateral Loan during that prepayment lock-out period, and

          - it is assumed that each ARD Loan prepays on the related anticipated repayment date, notwithstanding the fact that prepayments could occur under such ARD Loans prior to that anticipated repayment date and that, in either case, such prepayments would not be accompanied by payment of a Yield Maintenance Charge.

          Prepayment Lock-Out Periods. Fifty-two (52) of the mortgage loans that we intend to include in the issuing entity, representing 83.3% of the initial mortgage pool balance, of which 39 mortgage loans are in loan group no. 1, representing 81.2% of the initial loan group no. 1 balance, and 13 mortgage loans are in loan group no. 2, representing 100.0% of the initial loan group no. 2 balance, provide for prepayment lock-out/defeasance periods as of their respective due dates in April 2008. With respect to those mortgage loans, and taking into account periods during which defeasance can occur so long as the subject mortgage loan cannot be voluntarily prepaid:

          - the maximum remaining prepayment lock-out/defeasance period as of the related due date in April 2008 is 115 months with respect to the entire mortgage pool, 114 months with respect to loan group no. 1 and 115 months with respect to loan group no. 2;

          - the minimum remaining prepayment lock-out/defeasance period as of the related due date in April 2008 is 36 months with respect to the entire mortgage pool, 36 months with respect to loan group no. 1 and 46 months with respect to loan group no. 2; and

          - the weighted average remaining prepayment lock-out/defeasance period as of the respective related due dates in April 2008 is 95 months with respect to the entire mortgage pool, 96 months with respect to loan group no. 1 and 90 months with respect to loan group no. 2.

          Notwithstanding otherwise applicable prepayment lock-out periods, partial prepayments of the Additional Collateral Loans will be required under the circumstances described under "--Mortgage Loans Which May Require Principal Paydowns" below, and partial prepayments of multi-property mortgage loans will be required under the circumstances described under "--Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers" above.

          Prepayment Consideration Periods. Eleven (11) of the mortgage loans that we intend to include in the issuing entity, representing 17.7% of the initial mortgage pool balance, all of which mortgage loans are in loan group no. 1, representing 20.0% of the initial loan group no. 1 balance, provide for a prepayment consideration period during some portion of their respective loan terms and, in some cases, following an initial prepayment lock-out and/or defeasance period. The relevant prepayment consideration will generally consist of the following:

          - In the case of ten (10) of those mortgage loans, representing 7.6% of the initial mortgage pool balance, all of which mortgage loans are in loan group no. 1, representing 8.6% of the initial loan group no. 1 balance, a Yield Maintenance Charge in an amount generally equal to the greater of the following: (1) a specified percentage of the principal balance of the subject mortgage loan being prepaid; and (2) the present value, as of the prepayment date, of the remaining scheduled payments of principal and interest from the prepayment date through the maturity date (including any balloon payment) or, in the case of an ARD Loan, the anticipated repayment date (including the principal balance scheduled to be due on the related anticipated repayment date), determined by discounting such payments at the Discount Rate as defined in the related


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               loan documents, less the amount of principal being prepaid. In certain cases, alternative methods of the calculation of yield maintenance charges are set forth in the loan documents.

          - In the case of one (1) of those mortgage loans, representing 10.1% of the initial mortgage pool balance, which mortgage loan is in loan group no. 1, representing 11.4% of the initial loan group no. 1 balance, permits the borrower to obtain the release of the related mortgaged real property either through the defeasance or prepayment in full with the payment of a yield maintenance premium.

          Unless a mortgage loan is relatively near its stated maturity date or anticipated repayment date, as applicable, or unless the sale price or the amount of the refinancing of the related mortgaged real property is considerably higher than the current outstanding principal balance of that mortgage loan, due to an increase in the value of the mortgaged real property or otherwise, the prepayment consideration may, even in a relatively low interest rate environment, offset entirely or render insignificant any economic benefit to be received by the borrower upon a refinancing or sale of the mortgaged real property. The prepayment consideration provision of a mortgage loan creates an economic disincentive for the borrower to prepay that mortgage loan voluntarily and, accordingly, the related borrower may elect not to prepay that mortgage loan.

          However, there can be no assurance that the imposition of a Yield Maintenance Charge will provide a sufficient disincentive to prevent a voluntary principal prepayment. Furthermore, certain state laws limit the amounts that a lender may collect from a borrower as an additional charge in connection with the prepayment of a mortgage loan.

          The underlying mortgage loans generally provide that, in the event of an involuntary prepayment made after an event of default has occurred, a Yield Maintenance Charge will be due. The enforceability of provisions providing for payments comparable to the prepayment consideration upon an involuntary prepayment is unclear under the laws of a number of states. No assurance can be given that, at the time a Yield Maintenance Charge is required to be made on any of the underlying mortgage loans in connection with an involuntary prepayment, the obligation to pay that Yield Maintenance Charge will be enforceable under applicable state law. Furthermore, the series 2008-C1 pooling and servicing agreement will provide that amounts received from borrowers will be applied to payments of principal and interest on the underlying mortgage loans being prepaid prior to being distributed as prepayment consideration. See "Legal Aspects of Mortgage Loans" in the accompanying prospectus.

          Neither we nor the sponsors nor the mortgage loan sellers make any representation as to the enforceability of the provision of any underlying mortgage loan requiring the payment of a Yield Maintenance Charge, or of the collectability of any Yield Maintenance Charge.

          Casualty and Condemnation. In the event of a condemnation or casualty at the mortgaged real property securing any of the underlying mortgage loans, the borrower will generally be required to restore that mortgaged real property. However, the lender may under certain circumstances apply the condemnation award or insurance proceeds to the repayment of debt, which, in the case of substantially all of the underlying mortgage loans, will not require payment of any prepayment consideration.

          Several of the mortgage loans that we intend to include in the issuing entity provide that, if casualty or condemnation proceeds are applied to the loan (usually above a specified amount or above a specified percentage of the value of the related mortgaged real property), then the borrower will be permitted to supplement those proceeds with an amount sufficient to prepay all or a portion of the remaining principal balance of the subject mortgage loan without any prepayment consideration. Some mortgage loans that we intend to include in the issuing entity provide that, in the event of a partial prepayment resulting from the occurrence of a casualty or condemnation, the constant monthly debt service payment may be reduced based on the remaining amortization period, the mortgage interest rate and the outstanding principal balance.

          MORTGAGE LOANS WHICH MAY REQUIRE PRINCIPAL PAYDOWNS. Four (4) mortgage loans that we intend to include in the issuing entity, representing 4.7% of the initial mortgage pool balance, all of which are in loan group no. 1, representing 5.3% of the initial loan group no. 1 balance, are secured by letters of credit or cash reserves, or a combination of both, that in each such case:

          - will be released to the related borrower, in whole or in part, upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions (the borrowers under certain of the mortgage loans may have satisfied one or more of the conditions for such release); and

          - if not so released, will or, under certain mortgage loans, at the discretion of the lender, may prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay or defease the


                                      S-79

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               subject mortgage loan if such performance related conditions are not satisfied within specified time periods (any such prepayment may or may not require that additional prepayment consideration, such as a yield maintenance premium, also be due and any such prepayment consideration may in some cases be paid out of the related additional collateral).

See Exhibit A-1 to this prospectus supplement.

          In some instances such additional collateral is comprised of cash reserves specifically established for other uses benefiting the related property (i.e., including tenant improvements or capital needs), with the related borrower having the obligation to replenish such cash reserves or increase the amount of the related letter of credit as a condition to using the cash reserve for any such purpose. If such cash is used to prepay or defease the mortgage loan as described in the immediately preceding bullet point, there is no obligation on the part of the related borrower to replenish such cash.

          Based on the amount of such collateral at the time of closing of each such loan, the aggregate additional collateral is $1,635,000.

          DEFEASANCE LOANS. Forty-nine (49) of the mortgage loans that we intend to include in the issuing entity, representing 82.3% of the initial mortgage pool balance, of which 36 mortgage loans are in loan group no. 1, representing 80.0% of the initial loan group no. 1 balance, and 13 mortgage loans are in loan group no. 2, representing 100.0% of the initial loan group no. 2 balance, permit the borrower to deliver government securities as defined by Section 2(a)(16) of the Investment Company Act of 1940 as substitute collateral.

          One (1) of the mortgage loans, representing 10.1% of the initial mortgage pool balance, which mortgage loan is in loan group no. 1, representing 11.4% of the initial loan group no. 1 balance, permits the borrower to obtain the release of the related mortgaged real property either through the defeasance or prepayment in full with the payment of a yield maintenance premium.

          Each of these mortgage loans permits the related borrower, during specified periods and subject to specified conditions, to pledge to the holder of the subject underlying mortgage loan the requisite amount of government securities as defined by Section 2(a)(16) of the Investment Company Act of 1940 and obtain a full or partial release of the mortgaged real property. In general, the U.S. government securities that are to be delivered in connection with the defeasance of any underlying mortgage loan must provide for a series of payments that--

          - will be made prior, but as closely as possible, to all successive due dates through and including the maturity date (or, in some cases, the end of the lockout period), and

          - will, in the case of each due date, be in a total amount equal to or greater than the monthly debt service payment, including any applicable balloon payment, scheduled to be due on that date.

For purposes of determining the defeasance collateral for an ARD Loan, however, the subject underlying mortgage loan will be treated as if it was a balloon loan that matures on its anticipated repayment date.

          If fewer than all of the real properties securing any particular multi-property mortgage loan are to be released in connection with any defeasance, the requisite defeasance collateral will be calculated based on the allocated loan amount for the properties to be released and the portion of the monthly debt service payments attributable to the defeased loan amount.

          In connection with any delivery of defeasance collateral, the related borrower will be required to deliver a security agreement granting the issuing entity a first priority security interest in the collateral, together with an opinion of counsel confirming the first priority status of the security interest.

          None of the mortgage loans that we intend to include in the issuing entity may be defeased prior to the second anniversary of the date of initial issuance of the offered certificates.

          Neither we nor the sponsors nor the mortgage loan sellers make any representation as to the enforceability of the defeasance provisions of any of the underlying mortgage loans.

          LOCKBOXES. Twenty-two (22) mortgage loans that we intend to include in the issuing entity, representing 72.6% of the initial mortgage pool balance, of which 21 mortgage loans are in loan group no. 1, representing 77.6% of the initial loan group no. 1 balance, and one (1) mortgage loan is in loan group no. 2, representing 33.7% of the initial loan group no. 2 balance, generally provide that all rents, credit card receipts, accounts receivable payments and other income derived from


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the related mortgaged real properties will be paid into one of the following types of lockboxes, each of which is described below.


          - HARD LOCKBOX. Income (or some portion of income sufficient to pay monthly debt service) is paid directly to a lockbox account controlled by the lender, except that with respect to multifamily rental properties, income (or some portion of income sufficient to pay monthly debt service) is collected and deposited in the lockbox account by the manager of the mortgaged real property and, with respect to hospitality properties, cash or "over-the-counter" receipts are deposited into the lockbox account by the manager, while credit card receivables will be deposited directly into a lockbox account.

          - SPRINGING LOCKBOX. Income is collected and retained by or is otherwise accessible by the borrower until the occurrence of a triggering event, following which a hard lockbox or modified lockbox is put in place. Examples of triggering events include:

               1. a failure to pay the related mortgage loan in full on or before any related anticipated repayment date; or

               2. a decline, by more than a specified amount, in the net operating income of the related mortgaged real property; or

               3.   a failure to meet a specified debt service coverage ratio;
                    or

               4. an event of default under the mortgage (in certain cases, only a monetary event of default); or

               5. certain specified events relating to the tenancy at the related mortgaged real property (i.e., termination of a major lease).

               For purposes of this prospectus supplement, a springing lockbox can be either an account that is currently under the control of both the lender and the borrower, but which comes under the sole control of the lender upon the occurrence of the triggering event, or an account that is required to be established by the borrower (but to be under the sole control of the lender) upon the occurrence of the triggering event.

The above-referenced mortgage loans provide for the following types of lockbox accounts:

                   NUMBER OF     % OF INITIAL MORTGAGE
TYPE OF LOCKBOX  MORTGAGE LOANS       POOL BALANCE
---------------  --------------  ---------------------
Springing              11                 18.9%
Hard                   11                 53.8%
                      ---                 ----
TOTAL                  22                 72.6%

          For any hard lockbox, income (or some portion of income sufficient to pay monthly debt service) deposited directly into the related lockbox account may not include amounts paid in cash which are paid directly to the related property manager or borrower, notwithstanding requirements to the contrary. Mortgage loans whose terms call for the establishment of a lockbox account require that amounts paid to the property manager of the related mortgaged real property, to the related borrower or "over-the-counter" will be deposited into a lockbox account on a regular basis. Lockbox accounts will not be assets of the issuing entity.

          ESCROW AND RESERVE ACCOUNTS. Many of the mortgage loans that we intend to include in the issuing entity provide for the establishment of escrow and/or reserve accounts for the purpose of holding amounts required to be on deposit as reserves for--

          -    taxes and insurance,

          -    capital improvements,

          -    furniture, fixtures and equipment, and/or

          -    various other purposes.

          As of the date of initial issuance of the offered certificates, these accounts will be under the sole control of the master servicer or a primary servicer pursuant to a subservicing agreement with such master servicer (or, in the case of the 450 Lexington Avenue Mortgage Loan, the applicable master servicer under the CSMC 2007-C5 pooling and servicing


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agreement). In the case of most of the underlying mortgage loans as to which there is this type of account, the account will be funded out of monthly escrow and/or reserve payments by the related borrower or from funds transferred from another account.

          Tax Escrows. In the case of 58 of the mortgage loans that we intend to include in the issuing entity, representing 98.0% of the initial mortgage pool balance, of which 45 mortgage loans are in loan group no. 1, representing 97.7% of the initial loan group no. 1 balance, and 13 mortgage loans are in loan group no. 2, representing 100.0% of the initial loan group no. 2 balance, escrows were established for taxes. The related borrower is generally required to deposit on a monthly basis an amount equal to one-twelfth of the annual real estate taxes and assessments.

          If an escrow was or is established, the funds will be applied by the master servicer to pay for taxes and assessments at the related mortgaged real property.

          In some cases, no tax escrow was required because the originator did not deem it necessary for various reasons, including because a tenant at the mortgaged real property is responsible for paying all or a portion of the real estate taxes and assessments.

          Insurance Escrows. In the case of 58 of the mortgage loans that we intend to include in the issuing entity, representing 98.0% of the initial mortgage pool balance, of which 45 mortgage loans are in loan group no. 1, representing 97.7% of the initial loan group no. 1 balance, and 13 mortgage loans are in loan group no. 2, representing 100.0% of the initial loan group no. 2 balance, escrows were established for insurance premiums. The related borrower is generally required to deposit on a monthly basis an amount equal to one-twelfth of the annual premiums payable on insurance policies that the borrower is required to maintain.

          If an escrow was or is established, the funds will be applied by the master servicer (or, in the case of the 450 Lexington Avenue Mortgage Loan, the applicable master servicer under the CSMC 2007-C5 pooling and servicing agreement) to pay for insurance premiums at the related mortgaged real property.

          Under some of the other mortgage loans that we intend to include in the issuing entity, the insurance carried by the related borrower is in the form of a blanket policy. In these cases, the amount of the escrow is an estimate of the proportional share of the premium allocable to the mortgaged real property, or the related borrower pays the premium directly.

          In still other cases, no insurance escrow was required because the originator did not deem it necessary for various reasons, including because a tenant at the mortgaged real property is responsible for paying all or a portion of the insurance premiums directly or because the tenant has the right to self-insure.

          Recurring Replacement Reserves. The table titled "Engineering Reserves and Recurring Replacement Reserves" on Exhibit A-1 to this prospectus supplement shows for each applicable mortgage loan that we intend to include in the issuing entity the reserve deposits that the related borrower has been or is required to make into a separate account or, if applicable, a sub-account of another account for--

          - capital replacements, repairs and furniture, fixtures and equipment, or

          -    leasing commissions and tenant improvements.

          In the case of most of the mortgaged real properties that secure a mortgage loan that we intend to include in the issuing entity, those reserve deposits are initial amounts and may vary over time. In these cases, the related mortgage instrument and/or other related loan documents may provide for applicable reserve deposits to cease upon achieving predetermined maximum amounts in the related reserve account. In addition, in some cases, reserves for leasing commissions and tenant improvements were determined for specific tenant spaces, in which cases the execution of a lease covering the space could result in the termination and/or release of the corresponding reserve. Under some of the mortgage loans that we intend to include in the issuing entity, the related borrowers were permitted to deliver letters of credit from third parties in lieu of establishing and funding the reserve accounts or may substitute letters of credit and obtain release of established reserve accounts.

          Engineering Reserves. The table titled "Engineering Reserves and Recurring Replacement Reserves" on Exhibit A-1 to this prospectus supplement shows the engineering reserves established at the origination of the corresponding underlying mortgage loans for deferred maintenance items that are required to be corrected within 12 months from origination. In most of those cases, the engineering reserve is 100% to 125% of the estimated cost to make the required


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repairs. However, in some of those cases, the engineering reserve for a mortgaged real property is less than the cost estimate in the related inspection report because--

          - the related originator may not have considered various items identified in the related inspection report significant enough to require a reserve,

          - the borrower agreed to perform the required repairs within a certain time period, and/or

          - various items identified in the related inspection report may have been corrected.

          In the case of several mortgaged real properties securing mortgage loans that we intend to include in the issuing entity, the engineering reserve was a significant amount and substantially in excess of the cost estimate set forth in the related inspection report because the related originator required the borrower to establish reserves for the completion of major work that had been commenced. In the case of some mortgaged real properties acquired with the proceeds of the related mortgage loan to be included in the issuing entity, the related borrower escrowed an amount substantially in excess of the cost estimate set forth in the related inspection report because it contemplated completing repairs in addition to those shown in the related inspection report. No engineering reserve is required to be replenished. We cannot provide any assurance that the work for which reserves were required will be completed in a timely manner or that the reserved amounts will be sufficient to cover the entire cost of the required work.

          DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS. Most of the mortgage loans that we intend to include in the issuing entity contain both a due-on-sale clause and a due-on-encumbrance clause. In general, except for the permitted transfers discussed in the next paragraph and subject to the discussion under "--Additional Loan and Property Information--Additional Secured Financing" below, these clauses either--

          - permit the holder of the related mortgage instrument to accelerate the maturity of the subject mortgage loan if the borrower sells or otherwise transfers or encumbers the corresponding mortgaged real property without the consent of the holder of the mortgage, or

          - prohibit the borrower from selling, transferring or encumbering the corresponding mortgaged real property without the consent of the holder of the mortgage.

          Some of the mortgage loans that we intend to include in the issuing entity permit one or more of the following types of transfers:

          - transfers of the corresponding mortgaged real property if specified conditions are satisfied, which conditions may include--

               1. confirmation in writing by each applicable rating agency that the transfer will not result in a qualification, downgrade or withdrawal of any of its then current ratings of the series 2008-C1 certificates, or

               2. the reasonable acceptability of the transferee to the lender;

          - a transfer of the corresponding mortgaged real property to a person that is affiliated with or otherwise related to the related borrower;

          - involuntary transfers caused by the death of any owner, general partner or manager of the related borrower;

          - transfers of the corresponding mortgaged real property or ownership interests in the related borrower to specified entities or types of entities or entities satisfying the minimum criteria relating to creditworthiness and/or other standards specified in the related mortgage loan documents;

          - issuance by the related borrower of new partnership or membership interests, so long as there is no change in control of the related borrower;

          -    a transfer of ownership interests for estate planning purposes;

          - changes in ownership between existing partners and members of the related borrower;


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          -    transfers permitting additional tenants-in-common to take title to the mortgaged real property subject to the terms of the related mortgage loan documents;

          - a transfer of non-controlling ownership interests in the related borrower;

          - a required or permitted restructuring of a tenant-in-common group of borrowers into a single purpose successor borrower; or

          - other transfers similar in nature to the foregoing or otherwise disclosed in this prospectus supplement and/or in the related mortgage loan purchase agreement.

          The depositor, the sponsors and the mortgage loan sellers make no representation as to the enforceability of any due-on-sale or due-on-encumbrance provision in any underlying mortgage loan.

          MORTGAGE PROVISIONS RELATING TO THE MORTGAGEE'S RIGHT TO TERMINATE MANAGEMENT AGREEMENTS. Most of the underlying mortgage loans permit the master servicer or the special servicer, as applicable, to cause the related borrowers to terminate the related management agreements upon the occurrence of certain events. Certain of the underlying mortgage loans may provide that if the DSCR for the applicable mortgage loan falls below a certain level, the master servicer or the special servicer, as applicable, will have the right to cause the termination of the related management agreement and replace the manager with a manager acceptable to such special servicer. In addition, certain of the underlying mortgage loans allow the master servicer or the special servicer to cause the termination of the related management agreements upon the failure to meet certain performance triggers and/or the occurrence of certain events of default under the related loan agreements or mortgage documents or if the manager breaches certain provisions of the management agreement which would permit the termination of such agreement thereunder.

          PROVISIONS RELATING TO CERTAIN UNDERLYING MULTI-PROPERTY MORTGAGE LOANS. Four (4) of the underlying mortgage loans, representing 10.4% of the initial mortgage pool balance, are "multi-property loans" that are evidenced by one mortgage note and secured by more than one mortgaged real property. Because certain states exact a mortgage recording or documentary stamp tax based on the principal amount of debt secured by a mortgage, the individual mortgages recorded with respect to certain multi-property loans may secure only a multiple (generally 100% to 150%) of the property release amount of the related mortgaged real property rather than the entire initial principal balance of the related mortgage note.

          HAZARD, LIABILITY AND OTHER INSURANCE. The loan documents for each of the mortgage loans that we intend to include in the issuing entity generally require the related borrower to maintain with respect to the corresponding mortgaged real property the following insurance coverage, subject to exceptions in some cases for tenant insurance or for permitted self-insurance:

          - hazard insurance in an amount that is, subject to a customary deductible, at least equal to the lesser of--

               1. the outstanding principal balance of the related mortgage loan, and

               2. the full insurable replacement cost of the improvements located on the insured property;

          - if any portion of the subject property was in an area identified in the federal register by the Flood Emergency Management Agency as having special flood hazards, flood insurance meeting the requirements of the Federal Insurance Administration guidelines, in an amount that is equal to the least of--

               1. the outstanding principal balance of the related mortgage loan, and

               2. the maximum amount of insurance available under the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973, as amended, or the National Flood Insurance Reform Act of 1994, as amended;

          - comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the insured property, in an amount at least equal to $1,000,000 per occurrence; and

          - business interruption or rent loss insurance either in an amount not less than 100% of the projected rental income or revenue or maintenance income from the insured property for at least 12 months or,


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               alternatively, in a specified dollar amount, subject to certain exceptions in the case of some underlying mortgage loans with respect to which such insurance may not be required or may be required for a shorter period.

          In general, the mortgaged real properties for the mortgage loans that we intend to include in the issuing entity are not insured against earthquake risks. In the case of those properties located in California and in seismic zones 3 and 4, other than those that are manufactured housing communities, a third-party consultant conducted seismic studies to assess the probable maximum loss for the property. In general, when the resulting reports concluded that a mortgaged real property was likely to experience a probable maximum loss in excess of 20% of the estimated replacement cost of the improvements, the related originator required the borrower to--

          -    obtain earthquake insurance, or

          - establish reserves to cover the estimated costs of completing seismic retrofitting recommended by the consultant.

          With respect to each of the mortgaged real properties for the underlying mortgage loans, subject to the discussion below regarding insurance for acts of terrorism, the master servicer will use reasonable efforts, consistent with the Servicing Standard, to cause the related borrower to maintain all insurance coverage as is required under the related mortgage loan documents; PROVIDED, that with respect to the 450 Lexington Avenue Mortgage Loan, the applicable master servicer under the CSMC 2007-C5 pooling and servicing agreement will cause the related borrower to maintain all insurance coverage in accordance with the terms of such pooling and servicing agreement and the related loan documents. If the related borrower fails to do so, the master servicer must maintain that insurance coverage, to the extent--

          -    the trustee has an insurable interest,

          - the insurance coverage is available at commercially reasonable rates, and

          - any related servicing advance is deemed by the master servicer to be recoverable from collections on the related mortgage loan.

          Where insurance coverage at the mortgaged real property for any mortgage loan in the issuing entity is left to the lender's discretion, the master servicer will be required to exercise that discretion in a manner consistent with the Servicing Standard.

          In addition, the master servicer must, to the extent it is not prohibited by the terms of the related mortgage loan documents, use reasonable efforts to cause the related borrower to maintain, and if the related borrower does not so maintain, the master servicer must maintain, all-risk casualty insurance or extended coverage insurance (with special form coverage) which does not contain any carve-out for (or, alternatively, a separate insurance policy that expressly provides coverage for) property damage resulting from a terrorist or similar act; PROVIDED, HOWEVER, the master servicer will not be obligated to require any borrower to obtain or maintain insurance in excess of the amounts of coverage and deductibles required by the mortgage loan documents or by the mortgage loan sellers immediately prior to the date of initial issuance of the offered certificates. Notwithstanding the foregoing, the master servicer will not be required to call a default under a mortgage loan in the issuing entity if the related borrower fails to maintain such insurance, and the master servicer need not maintain such insurance, if the master servicer has determined after due inquiry and taking into account the insurance required at closing (with the consent of the series 2008-C1 directing certificateholder or, solely with respect to terrorism insurance, the special servicer; PROVIDED, that the master servicer will not follow any such direction, or refrain from acting based upon the lack of any such direction, of the series 2008-C1 directing certificateholder, if following any such direction of the series 2008-C1 directing certificateholder or refraining from taking such action based upon the lack of any such direction of the series 2008-C1 directing certificateholder would violate the Servicing Standard), in accordance with the Servicing Standard, that either:

          - such insurance is not then available at commercially reasonable rates;

          - such hazards are not at the time commonly insured against for properties similar to the subject mortgaged real property and located in and around the region in which the subject mortgaged real property is located; or

          -    such insurance is not available at any rate.


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          If the related loan documents do not expressly require a particular type of insurance but permit the mortgagee to require such other insurance as is reasonable, the related borrower may challenge whether maintaining that type of insurance is reasonable in light of all the circumstances, including the cost. The master servicer's efforts to require such insurance may be further impeded if the originating lender did not require the subject borrower to maintain such insurance, regardless of the terms of the related loan documents.

          Various forms of insurance maintained with respect to one or more of the mortgaged real properties securing the underlying mortgage loans, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure loans in the issuing entity. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in the issuing entity.

          The mortgage loans that we intend to include in the issuing entity generally provide that insurance and condemnation proceeds in excess of minimum thresholds specified in the related mortgage loan documents are to be applied either--

          - to restore the related mortgaged real property (with any balance to be paid to the borrower), or

          -    towards payment of the subject mortgage loan.

          If any mortgaged real property is acquired by the issuing entity through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the related underlying mortgage loan, the special servicer will be required to maintain for that property generally the same insurance coverage as was previously required under the mortgage instrument that had covered the property or, at the special servicer's election with the series 2008-C1 directing certificateholder's consent, coverage satisfying insurance requirements consistent with the Servicing Standard; PROVIDED, in each case, that such coverage is available at commercially reasonable rates.

          The master servicer and the special servicer may satisfy its obligations regarding maintenance of the hazard insurance policies referred to in this prospectus supplement by maintaining a blanket insurance policy or master single interest insurance policy insuring against hazard losses on all of the mortgage loans and/or REO Properties in the issuing entity for which it is responsible. If any blanket insurance policy or master single interest insurance policy maintained by the master servicer or the special servicer contains a deductible clause, however, the master servicer or special servicer, as the case may be, will be required, in the event of a casualty that would have been covered by an individual policy, to pay out of its own funds all sums that--

          -    are not paid because of the deductible clause, and

          - exceed the deductible limitation that pertains to the related mortgage loan or, in the absence of any such deductible limitation, an assumed deductible limitation for an individual policy which is consistent with the Servicing Standard.

          There can be no assurance as regards the extent to which the mortgaged real properties securing the underlying mortgage loans will be insured against acts of terrorism.

          Some of the mortgage loans that we intend to include in the issuing entity specifically require terrorism insurance, but such insurance may be required only to the extent it can be obtained for premiums less than or equal to a "cap" amount specified in the related loan documents, only if it can be purchased at commercially reasonable rates, only with a deductible at a certain threshold and/or only with respect to foreign acts of terrorism covered by the Terrorism Risk Insurance Act of 2002 or any amendments or extensions thereof. For example, in the case of the underlying mortgage loan identified on Exhibit A-1 to this prospectus supplement as 1100 Executive Tower, representing 10.1% of the initial mortgage pool balance, the related borrower will not be required to obtain terrorism insurance coverage in excess of 150% of the aggregate premiums for all other insurance coverage required pursuant to the related loan documents. In the case of the underlying mortgage loan identified on Exhibit A-1 to this prospectus supplement as Killeen Mall, representing 9.2% of the initial mortgage pool balance, the related borrower is required to maintain terrorism insurance only up to an additional annual cost of $80,000 (in excess of the cost of the other insurance coverage required pursuant to the related loan documents). In the case of the underlying mortgage loan identified on Exhibit A-1 to this prospectus supplement as Southside Works, representing 3.7% of the initial mortgage pool balance, the related borrowers are required, in accordance with the related loan documents, if commercially available, to maintain insurance that does not contain an exclusion from coverage for loss or damage incurred as a result of an act of terrorism or similar acts of sabotage.


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            We are aware that in the case of certain of the underlying mortgage loans that we intend to include in the issuing entity, property damage at the related mortgaged real property resulting from acts of terrorism is not required to be covered by the related property insurance, a separate terrorism insurance policy is not required, the related mortgaged real property is not required to be covered by terrorism insurance if the related insurance premium increases by a certain threshold as set forth in the related mortgage loan documents and/or the lender has agreed to a cap on premiums related to terrorism insurance. There can be no assurance that mortgaged real properties currently covered by terrorism insurance will continue to be so covered or that the coverage is, or will remain, adequate.

MORTGAGE POOL CHARACTERISTICS

          A detailed presentation of various characteristics of the mortgage loans that we intend to include in the issuing entity, and of the corresponding mortgaged real property, on an individual basis and in tabular format, is shown on Exhibit A-1 and Exhibit A-2 to this prospectus supplement. The statistics in the tables and schedules on Exhibit A-1 and Exhibit A-2 to this prospectus supplement were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. The information and the operating statements were generally unaudited and have not been independently verified by us or any of the underwriters.

ADDITIONAL LOAN AND PROPERTY INFORMATION

          DELINQUENCIES. None of the mortgage loans that we intend to include in the issuing entity was as of its due date in April 2008, 30 days or more delinquent with respect to any monthly debt service payment.

          TENANT MATTERS. Described and listed below are special considerations regarding tenants at the mortgaged real properties that will secure the underlying mortgage loans--

          - Nine (9) mortgaged real properties, securing 26.6% of the initial mortgage pool balance, all of which mortgage loans are in loan group no. 1, representing 29.9% of the initial loan group no. 1 balance, are, in each case, a retail property, an office property, an industrial property or a mixed-use property that is leased to one or more significant tenants that each occupies at least 50%, but less than 100%, of the net rentable area of the particular property.

          - Four (4) mortgaged real properties, securing 2.3% of the initial mortgage pool balance, all of which mortgage loans are in loan group no. 1, representing 2.6% of the initial loan group no. 1 balance, are either wholly owner-occupied or leased to a single tenant.

          - Some of the mortgaged real properties that are retail or office properties may have Dark Tenants.

          - A number of the anchor tenants at the mortgaged real properties that are retail properties are not subject to operating covenants, and shadow anchors are not generally subject to operating covenants.

          - A number of companies are Major Tenants at more than one of the mortgaged real properties.

          - Reserves were established with respect to certain of the underlying mortgage loans for tenants that have yet to take occupancy, tenants that have not yet begun to pay rent or to be held as additional security for the related underlying mortgage loan until a certain tenant has re-signed its lease at the related mortgaged real property.

          - There are several cases in which a particular entity is a tenant at more than one of the mortgaged real properties, and although it may not be a Major Tenant at any of those properties, may be significant to the success of the properties in the aggregate.

          - With respect to certain of the underlying mortgage loans, one or more tenants (which may include Major Tenants) have lease expiration dates or early termination options, that occur prior to the maturity date of the related underlying mortgage loan. Additionally, underlying mortgage loans may have concentrations of leases expiring at varying rates in varying percentages prior to the related maturity date and in some situations, all of the leases, at a mortgaged real property may expire prior to the related maturity date. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged real properties.


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          -    Tenant leases at some of the mortgaged retail properties may provide for tenant "exclusive use" provisions which may be linked to the limitation on use of an adjoining property over which the related mortgagor may not have control.

          GROUND LEASES. One (1) mortgaged real property, securing a mortgage loan representing 12.4% of the initial mortgage pool balance, which mortgaged real property is in loan group no. 1, representing 14.0% of the initial loan group no. 1 balance, is secured by a mortgage lien on the borrower's leasehold interest in all or a material portion of the related mortgaged real property but not by any mortgage lien on the corresponding fee interest. The following is true in such case--

          - the related ground lease, after giving effect to all extension options, expires approximately 20 years or more after the stated maturity of the related mortgage loan,

          - the related ground lessor has agreed, in the related ground lease or under a separate estoppel or other agreement, to give the holder of the related mortgage loan notice of, and the right to cure, any default or breach by the ground lessee, and

          - in general, the ground lease or a separate estoppel or other agreement otherwise contains standard provisions that are intended to protect the interests of the holder of the related mortgage loan.

          ADDITIONAL SECURED FINANCING. Other than as described in the succeeding paragraphs, the mortgage loans that we intend to include in the issuing entity generally prohibit borrowers from incurring, without lender consent, any additional debt that is secured by the related mortgaged real property, other than financing for fixtures, equipment and other personal property.

          The 450 Lexington Avenue Mortgage Loan, which represents 12.4% of the initial mortgage pool balance, is secured by the 450 Lexington Avenue Property, on a PARI PASSU basis with the 450 Lexington Avenue Companion Loan, which is not included in the issuing entity.

          The CBA A-Note Mortgage Loan is secured by a mortgaged real property that also secures, on a subordinated basis, one other loan, the CBA B-Note Companion Loan, which is not included in the issuing entity. The CBA A-Note Mortgage Loan represents 5.7% of the initial mortgage pool balance. See "--The CBA A/B Loan Pair."

          In the case of the underlying mortgage loan identified on Exhibit A-1 to this prospectus supplement as Wilshire Plaza Office Building, representing 1.9% of the initial outstanding mortgage balance, the borrower may obtain additional debt secured by the mortgaged real property PROVIDED that, among other things: (a) the aggregate debt of the mortgage loan and such secured subordinate debt does not result in an aggregate loan-to-value ratio in excess of 80%, (b) the related mortgaged real property satisfies an aggregate debt service coverage ratio of at least 1.25x and (c) the subordinate lender enters into an intercreditor agreement reasonably acceptable to the lender.

          In the case of the underlying mortgage loan identified on Exhibit A-1 to this prospectus supplement as University Centre Professional Building II, representing 0.4% of the initial mortgage pool balance, the borrower may obtain additional debt secured by the mortgaged real property PROVIDED that, among other things: (a) the aggregate debt of the mortgage loan and such secured subordinate debt does not result in an aggregate loan-to-value ratio in excess of 65%, (b) the related mortgaged real property has an aggregate debt service coverage ratio of at least 1.40x and (c) the subordinate lender enters into an intercreditor agreement reasonably acceptable to the lender.

          MEZZANINE DEBT. In the case of four (4) mortgage loans that we intend to include in the issuing entity, one or more of the principals of the related borrower have incurred or are permitted to incur mezzanine debt. Further, many of the mortgage loans included in the issuing entity do not prohibit limited partners or other owners of non-controlling interests in the related borrower from pledging their interests in the borrower as security for mezzanine debt. Mezzanine lenders generally have the right to cure certain defaults occurring on the related mortgage loan and upon a default under the mezzanine debt, the mezzanine lender may foreclose upon the ownership interests in the related borrower. Mezzanine debt is debt that is secured by the principal's ownership interest in the borrower. This type of financing effectively reduces the indirect equity interest of any principal in the corresponding real mortgaged real property. Although the mezzanine lender has no security interest in or rights to the related mortgaged real property, a default under the mezzanine loan could cause a change in control of the related borrower.

          In the case of the underlying mortgage loan identified on Exhibit A-1 to this prospectus supplement as 450 Lexington Avenue, which represents 12.4% of the initial mortgage pool balance, the equity owners of the related borrower have incurred mezzanine debt in the aggregate amount of $290,000,000, secured by their ownership interests in such


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borrower. See "Description of Underlying Mortgage Loans--Significant Mortgage
Loans--450 Lexington Avenue" in this prospectus supplement.

          In the case of the underlying mortgage loan identified on Exhibit A-1 to this prospectus supplement as 1100 Executive Tower, which represents 10.1% of the initial mortgage pool balance, the equity owners of the related borrower have incurred mezzanine debt in the aggregate amount of $17,320,000, secured by their ownership interests in such borrower. See "Description of Underlying Mortgage Loans--Significant Mortgage Loans--1100 Executive Tower" in this prospectus supplement.

          In the case of the underlying mortgage loan identified on Exhibit A-1 to this prospectus supplement as Waterstone I & II, which represents 0.3% of the initial mortgage pool balance, the equity owners of the related borrower have incurred mezzanine debt in the aggregate amount of $210,000, secured by their ownership interests in such borrower.

          In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Killeen Mall, which represents 9.2% of the initial mortgage pool balance, the member of the related borrowing entity may obtain mezzanine financing secured by such ownership interests upon the satisfaction of various specified conditions, including specified debt service coverage and loan-to-value ratios, execution of an intercreditor agreement by the mezzanine lender and receipt of rating agency confirmation. See "Description of Underlying Mortgage Loans--Significant Mortgage Loans--Killeen Mall" in this prospectus supplement.

          UNSECURED INDEBTEDNESS. The borrowers under some of the mortgage loans that we intend to include in the issuing entity have incurred or, pursuant to the provisions of the related loan agreements or otherwise, may incur unsecured indebtedness other than in the ordinary course of business which is or may be substantial in relation to the amount of the subject mortgage loan. Each unsecured debt creditor could cause the related borrower to seek protection under applicable bankruptcy laws. Additionally, in some instances, the borrower under a mortgage loan intended to be included in the issuing entity is required or allowed to post letters of credit as additional security for that mortgage loan, in lieu of reserves or otherwise, and the related borrower may be obligated to pay fees and expenses associated with the letter of credit and/or to reimburse the letter of credit issuer or others in the event of a draw upon the letter of credit by the lender.

          With respect to the mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Killeen Mall, representing 9.2% of the initial mortgage pool balance, Column is the lender under a $75,487,000 bridge loan (which has a current principal balance of $26,987,000) at the parent level (the parent of each of the sole members of the individual uncrossed SPE borrowers under the Killeen Mall underlying mortgage loan and other mortgage loans not included in the issuing entity), which bridge loan is not secured by the related mortgaged real properties. The bridge loan is secured by a collateral assignment of special funding agreement, which is a funding agreement with an indirect, ultimate Australian parent entity that has contractually agreed to advance funds to the bridge loan borrower as needed pursuant to the terms of such funding agreement. Column is also the beneficiary of a guaranty agreement by Babcock & Brown Real Estate Investments LLC, a Delaware limited liability company, which guaranty backstops the enforceability of the collateral assignment of special funding agreement. The bridge loan is scheduled to mature on June 9, 2009. The bridge loan is interest only through and including December 9, 2008, after which the bridge loan borrower will be required to make monthly payments of principal (a) with respect to the January 9, 2009 payment date, in an amount equal to the lesser of (x) $10 million and
(y) 37.3% of the outstanding principal amount of the bridge loan, and (b) thereafter, in an amount sufficient to fully amortize the bridge loan by its maturity date, in each case, together with interest thereon. The bridge loan accrues interest at LIBOR + 3.00% per annum.

          NON-SPECIAL PURPOSE ENTITY BORROWERS. The business activities of the borrowers under many mortgage loans that we intend to include in the issuing entity with cut-off date principal balances below $5,000,000 are generally not limited to owning their respective mortgaged real properties or limited in their business activities, including incurring debt and other liabilities. In addition, even in the case of mortgage loans with cut-off date principal balances of $5,000,000 or more, there are several borrowers that are similarly not limited to owning their respective mortgaged real properties nor limited in their business activities. In addition, the borrowers under some mortgage loans that we intend to include in the issuing entity have incurred or are permitted in the future to incur debt unrelated to operating the related mortgaged real property. The financial success of the borrowers under these mortgage loans may be affected by the performance of their respective business activities (other than owning their respective properties). These other business activities increase the possibility that these borrowers may become bankrupt or insolvent.

          TITLE, SURVEY AND SIMILAR ISSUES. In the case of a few of the mortgaged real properties securing mortgage loans that we intend to include in the issuing entity, the permanent improvements on the subject property encroach over an easement or a setback line or onto another property. In other instances, certain oil, gas or water estates affect a property. Generally in those cases, either (i) the related lender's title policy insures against loss if a court orders the removal of the improvements


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causing the encroachment or (ii) the respective title and/or survey issue was analyzed by the originating lender and determined not to materially affect the respective mortgaged real property for its intended use. There is no assurance, however, that any such analysis in this regard is correct, or that such determination was made in each and every case.

CERTAIN MATTERS REGARDING THE 450 LEXINGTON AVENUE MORTGAGE LOAN

          GENERAL. The mortgage loan identified on Exhibit A-1 to this prospectus supplement as 450 Lexington Avenue (referred to herein as the "450 Lexington Avenue Mortgage Loan") is secured, on a PARI PASSU basis with one other note (the "450 Lexington Avenue Companion Loan") by the related mortgaged real property (the "450 Lexington Avenue Property"). The 450 Lexington Avenue Mortgage Loan together with the 450 Lexington Avenue Companion Loan are collectively referred to herein as the "450 Lexington Avenue Whole Loan" and the holder of the 450 Lexington Avenue Companion Loan is referred to herein as a "450 Lexington Avenue Companion Lender." The 450 Lexington Avenue Mortgage Loan and the 450 Lexington Avenue Companion Loan have the same interest rate, maturity date and amortization term. Only the 450 Lexington Avenue Mortgage Loan is included in the issuing entity. The 450 Lexington Avenue Companion Loan is not an asset of the issuing entity.

          The 450 Lexington Avenue Whole Loan will be serviced pursuant to the terms of the pooling and servicing agreement that governs the CSMC 2007-C5 transaction (together with any successor servicing agreement in accordance with the 450 Lexington Avenue Intercreditor Agreement (as defined below), the "CSMC 2007-C5 Pooling and Servicing Agreement"), which contains servicing provisions substantially similar to, but not necessarily identical with, the provisions of the series 2008-C1 pooling and servicing agreement. The master servicer or the trustee, as applicable, will be obligated to make any required P&I advances on the 450 Lexington Avenue Mortgage Loan unless the master servicer or the trustee, as applicable, determines that such an advance would not be recoverable from collections on the 450 Lexington Avenue Mortgage Loan. The applicable master servicer under the CSMC 2007-C5 Pooling and Servicing Agreement (the "CSMC 2007-C5 Master Servicer"), the special servicer under the CSMC 2007-C5 Pooling and Servicing Agreement (the "CSMC 2007-C5 Special Servicer") or the trustee under the CSMC 2007-C5 Pooling and Servicing Agreement (the "CSMC 2007-C5 Trustee"), as applicable, is obligated to make Servicing Advances with respect to the 450 Lexington Avenue Whole Loan unless the CSMC 2007-C5 Master Servicer, the CSMC 2007-C5 Special Servicer, or the CSMC 2007-C5 Trustee, as applicable, determines that such advances would not be recoverable from collections on the 450 Lexington Avenue Whole Loan.

          450 LEXINGTON AVENUE INTERCREDITOR AGREEMENT. The holders of the 450 Lexington Avenue Mortgage Loan and the 450 Lexington Avenue Companion Loan have entered into an intercreditor agreement (the "450 Lexington Avenue Intercreditor Agreement") that sets forth the respective rights of each of the holders of the 450 Lexington Avenue Whole Loan and provides, in general, that:

          - the 450 Lexington Avenue Mortgage Loan and the 450 Lexington Avenue Companion Loan are of equal priority with each other and no portion of either of them will have priority or preference over the other; and

          - all payments, proceeds and other recoveries on or in respect of the 450 Lexington Avenue Mortgage Loan and the 450 Lexington Avenue Companion Loan will be applied to the 450 Lexington Avenue Mortgage Loan and the 450 Lexington Avenue Companion Loan on a PARI PASSU basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the CSMC 2007-C5 Master Servicer, the CSMC 2007-C5 Special Servicer and the other servicing entities under the CSMC 2007-C5 Pooling and Servicing Agreement) in accordance with the terms of the CSMC 2007-C5 Pooling and Servicing Agreement.

          CONSULTATION. Pursuant to the 450 Lexington Avenue Intercreditor Agreement, the Series 2008-C1 Directing Certificateholder will be entitled to consult with--but not direct--the CSMC 2007-C5 Special Servicer with respect to various servicing matters involving the 450 Lexington Avenue Whole Loan.

          The CSMC 2007-C5 Special Servicer will be required to notify the Series 2008-C1 Directing Certificateholder and the 450 Lexington Avenue Companion Lender, among others, of its intention to take, or consent to the taking by the CSMC 2007-C5 Master Servicer of any Specially Designated Servicing Action in respect of the 450 Lexington Avenue Whole Loan (or any related REO Property). In general, the CSMC 2007-C5 Special Servicer will not be permitted to take any of the Specially Designated Servicing Actions with respect to the 450 Lexington Avenue Whole Loan (or any related REO Property) as to which the 450 Lexington Avenue Companion Lender has objected, in writing, within ten (10) business days of having been notified in writing of, and having been provided with all reasonably requested information with respect to, the particular action; PROVIDED that, in the event that the CSMC 2007-C5 Special Servicer determines that immediate action is necessary to protect the interests of the series 2008-C1 certificateholders and the 450 Lexington Avenue Companion Lender


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(as a collective whole), the CSMC 2007-C5 Special Servicer may take, or consent to the CSMC 2007-C5 Master Servicer's taking, a Specially Designated Servicing Action with respect to the 450 Lexington Avenue Whole Loan (or any related REO Property) without waiting for the response of the 450 Lexington Avenue Companion Lender or any other person or entity. The Series 2008-C1 Directing Certificateholder will have ten (10) business days after having been notified in writing of, and having been provided with all reasonably requested information with respect to, the particular action to contact and consult with the CSMC 2007-C5 Master Servicer or the CSMC 2007-C5 Special Servicer; PROVIDED that, the CSMC 2007-C5 Master Servicer and the CSMC 2007-C5 Special Servicer will not be required to follow any advice of the Series 2008-C1 Directing Certificateholder with respect to any such action or otherwise.

          In addition, the 450 Lexington Avenue Companion Lender may direct the CSMC 2007-C5 Special Servicer to take, or to refrain from taking, any actions with respect to the servicing and/or administration of the 450 Lexington Avenue Whole Loan (if it is being specially serviced) or any related REO Property that it may consider advisable or as to which provision is otherwise made in the CSMC 2007-C5 Pooling and Servicing Agreement.

          Notwithstanding the foregoing, no such advice, direction or objection of the Series 2008-C1 Directing Certificateholder or the 450 Lexington Avenue Companion Lender contemplated by the foregoing paragraph may--

          - require or cause the CSMC 2007-C5 Master Servicer or the CSMC 2007-C5 Special Servicer to violate any applicable law;

          - require or cause the CSMC 2007-C5 Master Servicer or the CSMC 2007-C5 Special Servicer to violate the provisions of the series 2008-C1 pooling and servicing agreement or the CSMC 2007-C5 Pooling and Servicing Agreement, including those requiring the CSMC 2007-C5 Master Servicer and the CSMC 2007-C5 Special Servicer to act in accordance with the Servicing Standard and not to impair the status of any REMIC created pursuant to the series 2008-C1 pooling and servicing agreement or the CSMC 2007-C5 Pooling and Servicing Agreement;

          - require or cause the CSMC 2007-C5 Master Servicer or the CSMC 2007-C5 Special Servicer to violate the terms of a mortgage loan or any applicable intercreditor, co-lender or similar agreement; and

          - expose the CSMC 2007-C5 Master Servicer, the CSMC 2007-C5 Special Servicer, the depositor, the mortgage loan sellers or issuing entity with respect to the CSMC 2007-C5 transaction, the CSMC 2007-C5 Trustee, or their affiliates, officers, directors, employees or agents to any claim, suit or liability or materially expand the scope of the CSMC 2007-C5 Master Servicer's or the CSMC 2007-C5 Special Servicer's responsibilities under the CSMC 2007-C5 Pooling and Servicing Agreement.

          Neither the CSMC 2007-C5 Master Servicer or the CSMC 2007-C5 Special Servicer will follow any such direction if given by the Series 2008-C1 Directing Certificateholder and the 450 Lexington Avenue Companion Lender or initiate any such actions.

          SALE OF DEFAULTED MORTGAGE LOAN. Under the CSMC 2007-C5 Pooling and Servicing Agreement, if the 450 Lexington Avenue Companion Loan included in the issuing entity created by the CSMC 2007-C5 Pooling and Servicing Agreement is subject to a fair value purchase option, the CSMC 2007-C5 Special Servicer will be required to determine the purchase price for the 450 Lexington Avenue Mortgage Loan and the 450 Lexington Avenue Companion Loan. Each option holder specified in "--Sale of Defaulted Mortgage Loans" of this prospectus supplement will have an option to purchase the 450 Lexington Avenue Mortgage Loan at the purchase price determined by the CSMC 2007-C5 Special Servicer under the CSMC 2007-C5 Pooling and Servicing Agreement.

          TERMINATION OF SPECIAL SERVICER. The CSMC 2007-C5 Controlling Class Representative (or its designee) will be entitled to terminate the CSMC 2007-C5 Special Servicer with respect to the special servicing of the 450 Lexington Avenue Whole Loan at any time, with cause, and to appoint a replacement CSMC 2007-C5 Special Servicer, subject to satisfaction of the conditions contained in the CSMC 2007-C5 Pooling and Servicing Agreement, and will provide prompt notice to the Series 2008-C1 Directing Certificateholder and the holder of the 450 Lexington Avenue Companion Loan that it intends to remove the CSMC 2007-C5 Special Servicer for the 450 Lexington Avenue Whole Loan. Any successor special servicer will be required to have the rating specified in the 450 Lexington Avenue Intercreditor Agreement and such appointment will be subject to receipt of confirmation from each rating agency that such appointment would not, in and of itself, result in the downgrade, qualification or withdrawal of the then current ratings assigned to any class of series 2008-C1 certificates by such rating agency.


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THE CBA A/B LOAN PAIR

          GENERAL. The CBA A-Note Mortgage Loan, which represents 5.7% of the initial mortgage pool balance, are secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as McHugh Marriott Hilton Portfolio. In the case of the CBA A-Note Mortgage Loan, the related borrower has encumbered the related mortgaged real property with junior debt, which constitutes the CBA B-Note Companion Loan. The aggregate debt consisting of the CBA A-Note Mortgage Loan and the CBA B-Note Companion Loan, which two mortgage loans constitute the CBA A/B Loan Pair, is secured by a single mortgage or deed of trust on the subject mortgaged real property. We intend to include the CBA A-Note Mortgage Loan in the issuing entity. The CBA B-Note Companion Loan was sold immediately after origination to CBA-Mezzanine Capital Finance, LLC ("CBA"), and will not be included in the issuing entity.

          The CBA A-Note Mortgage Loan and the CBA B-Note Companion Loan are cross-defaulted. The outstanding principal balance of the CBA B-Note Companion Loan does not exceed 5% of the underwritten appraised value of the related mortgaged real property that secures the related CBA A/B Loan Pair. The McHugh Marriott Hilton Portfolio Companion Loan has an interest rate of 12.950% PER ANNUM and has generally the same maturity date, amortization schedule and prepayment structure as the CBA A-Note Mortgage Loan. For purposes of the information presented in this prospectus supplement with respect to the CBA A-Note Mortgage Loan, the loan-to-value ratio and debt service coverage ratio information reflects only the CBA A-Note Mortgage Loan and does not take into account the CBA B-Note Companion Loan.

          The issuing entity, as the holder of the CBA A-Note Mortgage Loan, and the holder of the CBA B-Note Companion Loan will be successor parties to a separate intercreditor agreement, which we refer to as the CBA A/B Intercreditor Agreement, with respect to the CBA A/B Loan Pair. Servicing and administration of the CBA A-Note Mortgage Loan (and, to the extent described below, the CBA B-Note Companion Loan) will be performed by the master servicer on behalf of the issuing entity (or, in the case of the CBA B-Note Companion Loan, on behalf of the holder of that loan). The master servicer will provide certain information and reports related to the CBA A/B Loan Pair to the holder of the CBA B-Note Companion Loan. The master servicer will collect payments with respect to the CBA B-Note Companion Loan, but not until the occurrence of certain events of default with respect to the CBA A/B Loan Pair described in the CBA A/B Intercreditor Agreement. The following describes certain provisions of the CBA A/B Intercreditor Agreement. The following does not purport to be complete and is subject, and qualified in its entirety by reference to the actual provisions of CBA A/B Intercreditor Agreement.

          ALLOCATION OF PAYMENTS BETWEEN THE CBA A-NOTE MORTGAGE LOAN AND THE CBA B-NOTE COMPANION LOAN. The right of the holder of the CBA B-Note Companion Loan to receive payments of interest, principal and other amounts are subordinated to the rights of the holder of the CBA A-Note Mortgage Loan to receive such amounts. For the CBA A/B Loan Pair, an "CBA A/B Material Default" consists of the following events: (a) the acceleration of the CBA A-Note Mortgage Loan or the CBA B-Note Companion Loan; (b) the existence of a continuing monetary default; and/or (c) the filing of a bankruptcy or insolvency action by, or against, the related borrower or the related borrower otherwise being the subject of a bankruptcy or insolvency proceeding. So long as a CBA A/B Material Default has not occurred or, if a CBA A/B Material Default has occurred, that CBA A/B Material Default is no longer continuing with respect to the CBA A/B Loan Pair, the related borrower under the CBA A/B Loan Pair will make separate payments of principal and interest to the respective holders of the CBA A-Note Mortgage Loan and CBA B-Note Companion Loan. Escrow and reserve payments will be made to the master servicer on behalf of the issuing entity (as the holder of the CBA A-Note Mortgage Loan). Any proceeds under title, hazard or other insurance policies, or awards or settlements in respect of condemnation proceedings or similar exercises of the power of eminent domain, or any other principal prepayment of the CBA A/B Loan Pair (together with any applicable Yield Maintenance Charges), will generally be applied first to the principal balance of the CBA A-Note Mortgage Loan and then to the principal balance of the CBA B-Note Companion Loan. If a CBA A/B Material Default occurs and is continuing with respect to the CBA A/B Loan Pair, then all amounts tendered by the related borrower or otherwise available for payment of such CBA A/B Loan Pair will be applied by the master servicer (with any payments received by the holder of the CBA B-Note Companion Loan after and during such a CBA A/B Material Default to be forwarded to the master servicer), net of certain amounts, in the order of priority set forth in a sequential payment waterfall in the CBA A/B Intercreditor Agreement, which generally provides that all interest, principal, Yield Maintenance Charges and outstanding expenses with respect to the CBA A-Note Mortgage Loan will be paid in full prior to any application of payments to the CBA B-Note Companion Loan.

          If, after the expiration of the right of the holder of the CBA B-Note Companion Loan to purchase the CBA A-Note Mortgage Loan (as described below), the CBA A-Note Mortgage Loan or the CBA B-Note Companion Loan is modified in connection with a work-out so that, with respect to either the CBA A-Note Mortgage Loan or the CBA B-Note Companion Loan, (a) the outstanding principal balance is decreased, (b) payments of interest or principal are waived, reduced or deferred or (c) any other adjustment is made to any of the terms of such mortgage loan, then all payments to the issuing entity (as the holder of the CBA A-Note Mortgage Loan) will be made as though such work-out did not occur and the payment terms of the CBA A-Note Mortgage Loan will remain the same. In that case, the holder of the CBA B-Note Companion Loan will bear


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the full economic effect of all waivers, reductions or deferrals of amounts due on either the CBA A-Note Mortgage Loan or the CBA B-Note Companion Loan attributable to such work-out (up to the outstanding principal balance, together with accrued interest thereon, of the CBA B-Note Companion Loan).

          SERVICING OF THE CBA A/B LOAN PAIR. The CBA A-Note Mortgage Loan and the related mortgaged real property will be serviced and administered by the master servicer pursuant to the series 2008-C1 pooling and servicing agreement. The master servicer and/or the special servicer will service and administer the CBA B-Note Companion Loan to the extent described below. The servicing standard set forth in the series 2008-C1 pooling and servicing agreement will require the master servicer and the special servicer to take into account the interests of both the issuing entity and the holder of the CBA B-Note Companion Loan when servicing the CBA A/B Loan Pair, with a view to maximizing the realization for both the issuing entity and such holder as a collective whole. Any holder of the CBA B-Note Companion Loan will be deemed a third-party beneficiary of the series 2008-C1 pooling and servicing agreement.

          The master servicer and the special servicer have the sole and exclusive authority to service and administer, and to exercise the rights and remedies with respect to, the CBA A/B Loan Pair, and (subject to certain limitations with respect to modifications and certain rights of the holder of the CBA B-Note Companion Loan to purchase the corresponding CBA A-Note Mortgage
Loan) the holder of the CBA B-Note Companion Loan has no voting, consent or other rights whatsoever with respect to the master servicer's or the special servicer's administration of, or the exercise of its rights and remedies with respect to, the CBA A/B Loan Pair.

          So long as a CBA A/B Material Default has not occurred with respect to the CBA A/B Loan Pair, the master servicer will have no obligation to collect payments with respect to the CBA B-Note Companion Loan. A separate servicer of the CBA B-Note Companion Loan will be responsible for collecting amounts payable in respect of such CBA B-Note Companion Loan. That servicer will have no servicing duties or obligations with respect to the CBA A-Note Mortgage Loan or the related mortgaged real property. If a CBA A/B Material Default occurs with respect to the CBA A/B Loan Pair, the master servicer or the special servicer, as applicable, will (during the continuance of that CBA A/B Material Default) collect and distribute payments for both of the CBA A-Note Mortgage Loan and the CBA B-Note Companion Loan pursuant to the sequential payment waterfall set forth in the CBA A/B Intercreditor Agreement.

          ADVANCES. Neither the master servicer nor the trustee is required to make any monthly debt service advances with respect to the CBA B-Note Companion Loan. Neither the holder of the CBA B-Note Companion Loan nor any related separate servicer is required to make any monthly debt service advance with respect to the CBA A-Note Mortgage Loan or any servicing advance with respect to the related mortgaged real property. The master servicer, the special servicer and, if applicable, the trustee will make servicing advances with respect to the mortgaged real properties securing the CBA A/B Loan Pair.

          MODIFICATIONS. The ability of the master servicer and the special servicer, as applicable, to enter into any amendment, deferral, extension, modification, increase, renewal, replacement, consolidation, supplement or waiver of any term or provision of the CBA B-Note Companion Loan, the CBA A-Note Mortgage Loan or the related loan documents, is limited by the rights of the holder of the CBA B-Note Companion Loan to approve such modifications and other actions as set forth in the CBA A/B Intercreditor Agreement; PROVIDED that the consent of the holder of the CBA B-Note Companion Loan will not be required in connection with any such modification or other action with respect to the CBA A/B Loan Pair after the expiration of such holder's right to purchase the CBA A-Note Mortgage Loan. The holder of the CBA B-Note Companion Loan may not enter into any assumption, amendment, deferral, extension, modification, increase, renewal, replacement, consolidation, supplement or waiver of such CBA B-Note Companion Loan or the related loan documents without the prior written consent of the trustee, as holder of the CBA A-Note Mortgage Loan.

          PURCHASE OF THE CBA A-NOTE MORTGAGE LOAN BY THE HOLDER OF THE CBA B-NOTE COMPANION LOAN. Upon the occurrence of any one of certain defaults that are set forth in the CBA A/B Intercreditor Agreement, the holder of the CBA B-Note Companion Loan will have the right to purchase the CBA A-Note Mortgage Loan at a purchase price determined under that CBA A/B Intercreditor Agreement and generally equal the sum of (a) the outstanding principal balance of such CBA A-Note Mortgage Loan, (b) accrued and unpaid interest on the outstanding principal balance of the CBA A-Note Mortgage Loan (excluding any default interest or other late payment charges), (c) any unreimbursed servicing advances made by the master servicer, the special servicer or the trustee with respect to such CBA A-Note Mortgage Loan, together with any advance interest thereon, (d) reasonable out-of-pocket legal fees and costs incurred in connection with enforcement of the CBA A/B Loan Pair by the master servicer or the special servicer, (e) any interest on any unreimbursed debt service advances made by the master servicer or the trustee with respect to such CBA A-Note Mortgage Loan,
(f) any related master servicing fees, primary servicing fees, special servicing fees and trustee's fees payable under the series 2008-C1 pooling and servicing agreement, and (g) out-of-pocket expenses incurred by the trustee or the master servicer with respect to the CBA A/B Loan


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Pair together with advance interest thereon. The holder of the CBA B-Note
Companion Loan does not have any rights to cure any defaults with respect to the CBA A/B Loan Pair.

UNDERWRITING MATTERS

          GENERAL. In connection with the origination or acquisition of each of the mortgage loans that we intend to include in the issuing entity, the related originator or acquiror of the subject mortgage loan evaluated the corresponding mortgaged real property or properties in a manner generally consistent with the standards described in this "--Underwriting Matters" section.

          ENVIRONMENTAL ASSESSMENTS. A third-party environmental consultant conducted some form of environmental investigation with respect to all of the mortgaged real properties securing the mortgage loans that we intend to include in the issuing entity. With respect to those mortgaged real properties as to which an environmental assessment was prepared, such environmental assessments were generally prepared during the 12-month period ending in April 2008, except in the case of nine (9) mortgaged real properties as to which the assessment was prepared within an 14-month period ending in April 2008. In the case of 64 mortgaged real properties, securing 98.0% of the initial mortgage pool balance, that environmental investigation included a Phase I environmental site assessment which may have been performed pursuant to a database or transaction screen performed in accordance with ASTM standards or an update of a previously conducted assessment, in some instances in lieu of a Phase I environmental assessment. In the case of ten (10) mortgaged real properties, securing 2.0% of the initial mortgage pool balance, which properties are covered by environmental insurance, that environmental investigation was limited to an assessment concerning asbestos-containing materials, lead based paint and/or radon. In some cases, a third-party consultant also conducted a Phase II environmental site assessment of the mortgaged real property.

          The information provided by us in this prospectus supplement regarding environmental conditions at the respective mortgaged real properties is based on the environmental site assessments referred to in this "--Underwriting Matters--Environmental Assessments" subsection and has not been independently verified by--

          -    us,

          - any of the other parties to the series 2008-C1 pooling and servicing agreement,

          -    the mortgage loan sellers,

          -    any of the underwriters, or

          -    the affiliates of any of these parties.

          There can be no assurance that the environmental assessments or studies, as applicable, identified all environmental conditions and risks at, or that any environmental conditions will not have a material adverse effect on the value of or cash flow from, one or more of the mortgaged real properties.

          In the case of ten (10) mortgaged real properties, securing 2.0% of the initial mortgage pool balance, the environmental investigation which was conducted in connection with the origination of the related mortgage loan was limited to testing for asbestos-containing materials, lead-based paint and/or radon. In general, the related originator's election to limit the environmental testing with respect to any of those ten (10) properties was based upon the delivery of a secured creditor impaired property policy covering environmental matters with respect to that property. All of those ten (10) mortgaged real properties are covered by a blanket secured creditor impaired property policy. However, those policies have coverage limits. In addition, those policies do not provide coverage for adverse environmental conditions at levels below legal limits or for conditions involving asbestos, lead-based paint or, in some cases, microbial matter.

          In some cases, the originator of the related mortgage loan--

          - agreed to release a principal of the related borrower from its obligations under an environmental or hazardous substances indemnity with respect to the particular mortgaged real property in connection with the delivery of a secured creditor impaired property policy covering that property, or

          - required an environmental insurance policy (which may not be a secured creditor impaired property policy) because of a specific environmental issue with respect to the particular mortgaged real property.

          See "--Environmental Insurance" below.

          The series 2008-C1 pooling and servicing agreement requires that the special servicer obtain an environmental site assessment of a mortgaged real property within 12 months prior to acquiring title to the property or assuming its operation. This requirement precludes enforcement of the security for the related mortgage loan until a satisfactory environmental site assessment is obtained or until any required remedial action is taken. There can be no assurance that the requirements of the series 2008-C1 pooling and servicing agreement will effectively insulate the issuing entity from potential liability for a materially adverse environmental condition at any mortgaged real property.

          ENVIRONMENTAL INSURANCE. As discussed above, some of the mortgaged real properties securing underlying mortgage loans will, in each case, be covered by an individual or a blanket environmental insurance policy. In general, those policies are secured creditor impaired property policies that provide coverage for the following losses, subject to the applicable deductibles, policy terms and exclusions, any maximum loss amount and, further, subject to the various conditions and limitations discussed below:

          1. if during the term of the policy, a borrower defaults under one of the subject mortgage loans and adverse environmental conditions exist at the related mortgaged real property in concentrations or amounts exceeding maximum levels allowed by applicable environmental laws or standards or, in some cases, if remediation has been ordered by a governmental authority, the insurer will indemnify the issuing entity for the lesser of clean up costs or the outstanding principal balance of the subject mortgage loan on the date of the default, which is defined by the policy as principal and accrued interest, from the day after a payment was missed under a loan until the date that the outstanding principal balance is paid;

          2. if the issuing entity becomes legally obligated to pay as a result of a claim first made against the issuing entity and reported to the insurer during the term of the policy, for bodily injury, property damage or clean-up costs resulting from adverse environmental conditions on, under or emanating from a mortgaged real property, the insurer will defend against and pay that claim; and

          3. if the issuing entity enforces the related mortgage or, in some cases, if remediation has been ordered by a governmental authority, the insurer will thereafter pay legally required clean-up costs for adverse environmental conditions at levels above legal limits which exist on or under the acquired mortgaged real property, if those costs were incurred because the insured first became aware of the conditions during the policy period, PROVIDED that those conditions were reported to the government in accordance with applicable law.

          Each of the secured creditor impaired property policies described above requires that the appropriate party associated with the issuing entity report a loss as soon as possible and covers only losses reported during the term of the policy. Not all of those policies pays for unreimbursed servicing advances. In addition to other excluded matters, the policies typically do not cover claims arising out of conditions involving lead-based paint or asbestos or, in some cases, microbial matter.

          The premium for each of the secured creditor impaired property policies described above, has been or, as of the date of initial issuance of the offered certificates, will have been paid in full. The insurer under those policies is Steadfast Insurance Co. or one of its member company. Steadfast Insurance Co. currently has an "A+" rating by S&P and an "A" rating by A.M. Best.

          PROPERTY CONDITION ASSESSMENTS. Seventy-three (73) of the mortgaged real properties securing the mortgage loans that we intend to include in the issuing entity were inspected during the 14-month period ending in April 2008 by third-party engineering firms or, a previously conducted inspection was updated, to assess exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at each of the mortgaged real properties. Sixty-three (63) of those mortgaged real properties, securing 94.0% of the initial mortgage pool balance, of which 51 mortgaged real properties are in loan group no. 1, representing 97.5% of the initial loan group no. 1 balance, and 12 mortgaged real properties are in loan group no. 2, representing 66.3% of the initial loan group no. 2 balance, were inspected during the 12-month period ending in April 2008.

          The inspections identified various deferred maintenance items and necessary capital improvements at some of the mortgaged real properties. The resulting inspection reports generally included an estimate of cost for any recommended repairs or replacements at a mortgaged real property. When repairs or replacements were recommended and deemed material by the related originator, the related borrower was required to carry out necessary repairs or replacements and, in some instances, to establish reserves, generally in the amount of 100% to 125% of the cost estimated in the inspection report, to fund deferred maintenance or replacement items that the reports characterized as in need of prompt attention. See the table titled "Engineering Reserves and Recurring Replacement Reserves" on Exhibit A-1 to this prospectus supplement. There can be no assurance that another inspector would not have discovered additional maintenance problems or risks, or arrived at different, and perhaps significantly different, judgments regarding the problems and risks disclosed by the respective inspection reports and the cost of corrective action.

          APPRAISALS AND MARKET STUDIES. In the case of 68 mortgaged real properties, securing 95.7% of the initial mortgage pool balance, of which 56 mortgaged real properties secure mortgage loans which are in loan group no. 1, representing 99.4% of the initial loan group no. 1 balance, and 12 mortgaged real properties secure mortgage loans which are in loan group no. 2, representing 66.3% of the initial loan group no. 2 balance, an independent appraiser that is state-certified and/or a member of the Appraisal Institute conducted an appraisal during the 12-month period ending in April 2008, in order to establish the approximate value of the mortgaged real property. Those appraisals are the basis for the Most Recent Appraised Values for the respective mortgaged real properties set forth on Exhibit A-1 to this prospectus supplement.

          Each of the appraisals referred to above represents the analysis and opinions of the appraiser at or before the origination of the related underlying mortgage loan. The appraisals are not guarantees of, and may not be indicative of, the present or future value of the subject mortgaged real property. There can be no assurance that another appraiser would not have arrived at a different valuation of any particular mortgaged real property, even if the appraiser used the same general approach to, and the same method of, appraising that property. Neither we nor any of the sponsors, the mortgage loan sellers, the master servicer, the special servicer, the trustee or any underwriter has confirmed the values of the respective mortgaged real properties in the appraisals referred to above.

          In general, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. However, this amount could be significantly higher than the amount obtained from the sale of a particular mortgaged real property under a distress or liquidation sale. Implied in the Most Recent Appraised Values shown on Exhibit A-1 to this prospectus supplement, is the contemplation of a sale at a specific date and the passing of ownership from seller to buyer under the following conditions:

          -    buyer and seller are motivated;

          - both parties are well informed or well advised, and each is acting in what he considers his own best interests;

          - a reasonable time is allowed to show the property in the open market;

          - payment is made in terms of cash in U.S. dollars or in comparable financial arrangements; and

          - the price paid for the property is not adjusted by special or creative financing or sales concessions granted by anyone associated with the sale.

          Each appraisal of a mortgaged real property referred to above involved a physical inspection of the property and reflects a correlation of the values established through the Sales Comparison Approach, the Income Approach and/or the Cost Approach.

          Either the appraisal upon which is based the Most Recent Appraised Value for each mortgaged real property shown on Exhibit A-1 to this prospectus supplement, or a separate letter, contains a statement to the effect that the appraisal guidelines set forth in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing that appraisal. However, neither we nor any of the underwriters, the sponsors or the mortgage loan sellers has independently verified the accuracy of this statement.

          In the case of any underlying mortgage loan, the related borrower may have acquired the mortgaged real property at a price less than the appraised value on which the subject mortgage loan was underwritten.

          ZONING AND BUILDING CODE COMPLIANCE. In connection with the origination of each mortgage loan that we intend to include in the issuing entity, the related originator examined whether the use and operation of the related mortgaged real property were in material compliance with zoning, land-use, building, fire and health ordinances, rules, regulations and orders then-applicable to the mortgaged real property. Evidence of this compliance may have been in the form of legal opinions, certifications and other correspondence from government officials, title insurance endorsements, engineering or consulting reports, appraisals and/or representations by the related borrower. Where a material noncompliance was found or the property as currently operated is a permitted non-conforming use and/or structure, an analysis was generally conducted as to--

          - whether, in the case of material noncompliance, such noncompliance constitutes a permitted non-conforming use and/or structure, and if not, whether an escrow or other requirement was appropriate to secure the taking of necessary steps to remediate any material noncompliance or constitute the condition as a permitted non-conforming use or structure,

          - the likelihood that a material casualty would occur that would prevent the property from being rebuilt in its current form, and

          - whether existing replacement cost hazard insurance or, if necessary, supplemental law or ordinance coverage would, in the event of a material casualty, be sufficient--

               1.   to satisfy the entire subject mortgage loan, or

               2. taking into account the cost of repair, to pay down the subject mortgage loan to a level that the remaining collateral would be adequate security for the remaining loan amount.

There is no assurance, however, that any such analysis in this regard is correct, or that the above determinations were made in each and every case.

          SMALL BALANCE LOANS. When originating mortgage loans under its "small balance loan" program, Column generally follows its standard underwriting procedures, subject to one or both of the following exceptions:

          - all third-party reports made on the related mortgaged real property are abbreviated; and

          - review and analysis of environmental conditions of the related mortgaged real property are based on transaction screen assessments or other reduced environmental testing, rather than Phase I environmental site assessments, performed on the mortgaged real property.

In addition, the related mortgage loan documents, in some cases, provide for full recourse against the related borrower and, in certain cases, against a principal of such borrower. In some cases the borrower is actually an individual. Seven (7) of the underlying mortgage loans, representing 1.7% of the initial mortgage pool balance, of which four (4) mortgage loans are in loan group no. 1, representing 1.4% of the initial loan group no. 1 balance, and three (3) mortgage loans are in loan group no. 2, representing 4.4% of the initial loan group no. 2 balance, were originated under Column's "small balance loan" program.

SIGNIFICANT MORTGAGE LOANS

          Set forth below are summary discussions of the ten (10) largest mortgage loans, that we intend to include in the issuing entity.

                            WAIKIKI BEACH WALK RETAIL

                               LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE(1):       $130,310,000
CUT-OFF DATE PRINCIPAL BALANCE(2):   $130,310,000
FIRST PAYMENT DATE:                  December 1, 2007
MORTGAGE INTEREST RATE:              5.3870% per annum
AMORTIZATION TERM:                   Interest-only
HYPERAMORTIZATION:                   N/A
ARD DATE:                            N/A
MATURITY DATE:                       July 1, 2017
MATURITY/ARD BALANCE:                $130,310,000
INTEREST CALCULATION:                Actual/360
CALL PROTECTION:                     Lockout/defeasance until the date that is
                                     four (4) months prior to the Maturity
                                     Date.
LOAN PER SF(2):                      $1,478
UP-FRONT RESERVES:                   TI/LC Reserve:                  $635,133(3)
ONGOING RESERVES:                    Tax and Insurance Reserve:           Yes(4)
                                     Replacement Reserve:                 Yes(5)
                                     TI/LC Reserve:                       Yes(6)
                                     Assessment Reserve:            Springing(7)
LOCKBOX:                             Hard
SUBORDINATE FINANCING:               None

                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:              Single Asset
PROPERTY TYPE:                       Retail
PROPERTY SUB-TYPE:                   Unanchored
LOCATION:                            Honolulu, Hawaii
YEAR BUILT/RENOVATED:                2007/N/A
SQUARE FEET:                         88,160
OCCUPANCY AT U/W(8):                 97%
OWNERSHIP INTEREST:                  Fee

MAJOR TENANT(S)                       NRSF    % OF TOTAL NRSF   LEASE EXPIRATION
---------------                      ------   ---------------   ----------------
Yard House                           11,558        13.1%            2/28/2020
Roy's Waikiki                         9,382        10.6%            1/31/2022
Ruth's Chris Steak House              6,288         7.1%            2/28/2019

PROPERTY MANAGEMENT:                 Retail Resort Properties LLC, as property
                                     manager, and Elite Services/Valet LLC, as
                                     parking manager
                                                                          U/W
                                                                      ----------
NET OPERATING INCOME:                                                 $9,967,769
NET CASH FLOW:                                                        $9,679,058
DSCR:                                                                    1.36x

APPRAISED VALUE:                     $173,800,000
APPRAISAL DATE:                      November 1, 2007
CUT-OFF DATE LTV RATIO(2):           75.0%
MATURITY/ARD LTV RATIO:              75.0%

(1) The Waikiki Beach Walk Retail Loan was originated in the original principal amount of $150,000,000. The borrower prepaid the portion of the Waikiki Beach Walk Loan attributable to certain real property (the "Previously Owned Property"), which partially secured the Waikiki Beach Walk Retail Loan prior to the sale of the Previously Owned Property to a borrower affiliate.

(2)  Based on the April 2008 cut-off date principal balance.

(3) The TI/LC reserve was established at closing to fund tenant improvement and leasing commission obligations.

(4) The borrower is required to make monthly deposits into the tax and insurance reserve equal to 1/12th of the amount of annual estimated taxes and insurance premiums; PROVIDED, HOWEVER, that monthly deposits for insurance premiums are waived so long as (i) no event of default under the loan documents occurs and is continuing, (ii) the borrower pays all insurance premiums by no later than ten (10) business days prior to the applicable premium payment date, and (iii) the borrower provides to the lender paid receipts for the payment of the insurance premiums by no later than one (1) business day prior to the applicable premium payment date.

(5) The borrower is required to deposit $777 per month into a replacement reserve to fund ongoing replacements at the property; PROVIDED that the borrower will not be required to make any such monthly payments so long as the amounts on deposit in the replacement reserve equal or exceed $10,000.

(6) The borrower is required to deposit $7,768 per month into the TI/LC reserve to fund tenant improvement and leasing commission obligations; PROVIDED that the borrower will not be required to make any such monthly payments so long as the amounts on deposit in the TI/LC reserve equal or exceed $50,000.

(7) If the borrower fails to provide the lender with evidence that it has paid the condominium assessments due pursuant to the condominium documents, the borrower will be required to make monthly deposits to the assessment reserve sufficient to pay condominium assessments when due.

(8)  Based on the October 1, 2007 rent roll.

          THE LOAN. The largest loan in the issuing entity (the "Waikiki Beach Walk Retail Loan") was originated by Column Financial, Inc. on February 15, 2007, and amended on October 31, 2007. The Waikiki Beach Walk Retail Loan is secured by a first priority mortgage encumbering a retail property (the "Waikiki Beach Walk Retail Property") in Honolulu, Hawaii.

          THE BORROWER. The borrower under the Waikiki Beach Walk Retail Loan is ABW Holdings LLC. The borrower is a limited liability company organized under the laws of the State of Delaware. The borrower is a special purpose entity, whose business is limited to owning and operating the Waikiki Beach Walk Retail Property.

          The sponsor, ABW Lewers, LLC, is a joint venture among the principals of American Assets, Inc. and Outrigger Enterprises, Inc. Outrigger Enterprises, Inc. ("Outrigger") is a privately held hospitality services company that manages approximately $1 billion in assets. Outrigger operates and markets hotels, full-service resorts, resort condominiums and vacation ownership properties in Hawaii, Australia, New Zealand, Fiji, Tahiti and Guam. American Assets, Inc. ("American Assets"), which was founded in 1967, is a full-service real estate company specializing in the development and management of retail, office and multifamily real estate throughout the United States. Based in San Diego, California, American Assets, Inc. has real estate holdings that include approximately 3.1 million square feet of retail space, 3.5 million square feet of office and industrial space and 1,000 residential apartment units located in California, Texas, Hawaii and Illinois.

          THE PROPERTY. The Waikiki Beach Walk Retail Property consists of a portion of Waikiki Beach Walk Retail, which is a component of Waikiki Beach Walk, a master planned project that will include, upon completion, various hotels, restaurants, shopping destinations and vacation ownership properties located in Honolulu, Hawaii. The Waikiki Beach Walk Retail Property is located within certain commercial condominium units owned in fee by the borrower in two
(2) condominium regimes, and consists of approximately 88,160 square feet of net rentable area and approximately 315 parking spaces. See "CONDOMINIUM REGIME" below. As of October 1, 2007, the overall occupancy of the Waikiki Beach Walk Retail Property was approximately 97% and the average effective annual rent was $96.31 PSF. See "LEASE SUMMARY" below.

          The Waikiki Beach Walk Retail Property, which is primarily used for retail purposes, is located off of Kalakaua Avenue, one of the primary retail corridors in Honolulu. Tenants at the Waikiki Beach Walk Retail Property include local retailers, as well as national restaurant chains such as Ruth's Chris Steak House and Roy's. Other development in the area surrounding the Waikiki Beach Walk Retail Property consists predominantly of other retail and hotel properties that accommodate the large number of tourists that visit the area. Other major retail developments in the area include the Ala Moana Shopping Center, which is located to the west of the Waikiki Beach Walk Retail Property.

          LEASE SUMMARY. The following chart sets forth certain lease information at the Waikiki Beach Walk Retail Property for each of the indicated years (assuming no tenant renews its lease, exercises renewal options or terminates its lease prior to the scheduled expiration date):

                           LEASE ROLLOVER SCHEDULE(1)

                                                                                                      % GROSS ANNUAL RENTAL
         AVERAGE EFFECTIVE  # LEASES SCHEDULED TO  TOTAL AREA COVERED BY  ANNUAL RENTAL REPRESENTED  REPRESENTED BY EXPIRING
 YEAR   ANNUAL RENT PER SF         EXPIRE          EXPIRING LEASES (SF)      BY EXPIRING LEASES              LEASES
------  ------------------  ---------------------  ---------------------  -------------------------  -----------------------
 2008         $ 16.28                7                    1,687                   $   27,456                  0.3%
 2009         $ 96.00                1                      205                   $   19,680                  0.2%
 2010         $106.86                3                    3,047                   $  325,596                  3.8%
 2011         $163.69                2                    1,271                   $  208,056                  2.5%
 2012         $214.64                8                    5,648                   $1,212,262                 14.3%
 2013         $138.50                5                    4,805                   $  665,508                  7.8%
 2014         $ 80.88                2                    2,272                   $  183,756                  2.2%
 2015         $ 99.45                7                   12,234                   $1,216,708                 14.3%
 2016         $168.67               10                   12,254                   $2,066,874                 24.3%
 2017         $115.82                3                    5,010                   $  580,233                  6.8%
 2018         $145.99                2                    4,673                   $  682,200                  8.0%
 2019         $ 45.05                2                   11,662                   $  525,342                  6.2%
> 2019        $ 37.13                2                   20,940                   $  777,456                  9.2%
Vacant          N/A                 N/A                   2,452                         N/A                    N/A

----------

(1)  Based on rent roll dated October 1, 2007.

          Two (2) tenants occupy 10% or more, but less than 100%, of the total rentable space at the Waikiki Beach Walk Retail Property. The following chart summarizes significant lease provisions for each of these major tenants:

               TOTAL RENTABLE  % TOTAL RENTABLE  PRINCIPAL NATURE               LEASE EXPIRATION
   TENANT        SPACE (SF)         SPACE          OF BUSINESS     ANNUAL RENT        DATE        RENEWAL OPTIONS (IF ANY)
-------------  --------------  ----------------  ----------------  -----------  ----------------  ------------------------
Yard House         11,558           13.1%             retail         $369,902      2/28/2020         Two 5-year options
Roy's Waikiki      9,382            10.6%             retail         $407,554      1/31/2022                None

          OPERATING HISTORY. The following table shows certain information regarding the operating history of the Waikiki Beach Walk Retail Property:

                             ADJUSTED NET CASH FLOW

                         UNDERWRITTEN
                        NET CASH FLOW
                        -------------
Revenues                 $15,171,360
Expenses                 $(5,203,591)
                         -----------
Net Operating Income     $ 9,967,769
Underwritten Reserves    $  (288,711)
                         -----------
Adjusted Net Cash Flow   $ 9,679,058
                         ===========

          PROPERTY MANAGEMENT. The Waikiki Beach Walk Retail Property is managed by Retail Resort Properties LLC, an affiliate of Outrigger. The management agreement generally provides for a base management fee of 3% of net revenues per annum, which fee is subordinated to the Waikiki Beach Walk Retail Loan. The management of the Waikiki Beach Walk Retail Property will be performed by either
(x) Retail Resort Properties LLC or (y) (I) American Assets or Outrigger (unless such entity (A) is the entity being replaced as property manager or (B) has suffered a material adverse change in its general business standing or reputation from that as exists as of the date of the closing of the loan (as reasonably determined by the lender)), or (II) a reputable and experienced professional management organization (a) that manages, together with its affiliates, at least 2,000,000 square feet of gross leasable area (including all anchor space), exclusive of the Waikiki Beach Walk Retail Property (or such lesser amount as may be reasonably acceptable to the lender), (b) approved by the lender and (c) for which lender has received written confirmation from the applicable rating agencies that the employment of such manager will not result in a downgrade, withdrawal or qualification of the then current ratings of the series 2008-C1 certificates. Retail Resort Properties LLC manages approximately 380,000 square feet of retail space throughout Waikiki, Hawaii. The lender has the right to require the termination of the management agreement following the occurrence of, among other things, an event of default under the Waikiki Beach Walk Retail Loan.

          The parking areas at the Waikiki Beach Walk Retail Property are managed by Elite Services/Valet LLC, which entity is not affiliated with the borrower, pursuant to two (2) parking management agreements. The parking management agreements collectively provide for a base management fee of approximately $3,800 per month in the aggregate, which fees are subordinated to the Waikiki Beach Walk Retail Loan. The management of the parking at the Waikiki Beach Walk Retail Property will be performed by either (x) Elite Services/Valet LLC or (y) (I) American Assets or Outrigger (unless such entity (A) is the entity being replaced as property manager or (B) has suffered a material adverse change in its general business standing or reputation from that as exists as of the date of the closing of the loan (as reasonably determined by the lender)), or (II) a reputable and experienced professional management organization (a) that manages, together with its affiliates, at least 2,000,000 square feet of gross leasable parking area, exclusive of the Waikiki Beach Walk Retail Property (or such lesser amount as may be reasonably acceptable to the lender), (b) approved by the lender and (c) for which the lender has received written confirmation from the applicable rating agencies that the employment of such manager will not result in a downgrade, withdrawal or qualification of the then current ratings of the series 2008-C1 certificates. The lender has the right to require the termination of the parking management agreements following the occurrence of, among other things, an event of default under the Waikiki Beach Walk Retail Loan. Elite Services/Valet LLC has been in business since 1991 and currently employs approximately 100 people. Elite Services/Valet LLC, which is headquartered in Honolulu, Hawaii, currently provides valet services at approximately seven (7) hotels and eight (8) restaurant locations in Hawaii. In addition, it operates two (2) golf parking lots and offers services for private parties and special events.

          PAYMENT TERMS; INTEREST RATE. The Waikiki Beach Walk Retail Loan is an interest-only loan for its entire term. The interest rate with respect to the Waikiki Beach Walk Retail Loan is calculated on an Actual/360 Basis and is equal to 5.3870% per annum. The due date under the Waikiki Beach Walk Retail Loan is the 1st day of each month (or, if such day is not a business day, the next succeeding business day, except with respect to the balloon payment due on the Maturity Date, which will be based on a preceding business day convention).

          ESCROWS AND RESERVES. For reserves established for the Waikiki Beach Walk Retail Loan, see Exhibit A-1 to this prospectus supplement.

          CASH MANAGEMENT/LOCKBOX. The rents at the Waikiki Beach Walk Retail Property are deposited directly into an account (the "Waikiki Beach Walk Retail Property Account") under the control of the lender. Prior to the occurrence and continuance of a Waikiki Beach Walk Retail Cash Management Period (as defined below), funds on deposit in the Waikiki Beach Walk Retail Property Account are disbursed on each business day to the borrower. Upon the occurrence and during the continuance of a Waikiki Beach Walk Retail Cash Management Period, amounts on deposit in the Waikiki Beach Walk Retail Property Account are transferred on each business day to an account under the control of the lender (the "Waikiki Beach Walk Retail Cash Management Account") from which all required payments under the Waikiki Beach Walk Retail Loan are made. A "Waikiki Beach Walk Retail Cash Management Period" means a period occurring and continuing (i) during the continuance of an event of default under the Waikiki Beach Walk Retail Loan,
(ii) after a petition in bankruptcy is filed by or against the borrower (subject to revocation to the extent that the applicable bankruptcy proceeding is involuntary, non-collusive and dismissed within 90 days of filing with no adverse effect on the borrower or the Waikiki Beach Walk Retail Property), or
(iii) so long as the debt service coverage ratio of the Waikiki Beach Walk Retail Property is less than 1.10x (as tested on a quarterly basis) and thereafter fails to achieve a debt service coverage ratio of at least 1.15x for three (3) consecutive calendar quarters.

          CONDOMINIUM REGIME. The Waikiki Beach Walk Retail Property consists of certain condominium units owned in fee by the borrower (together with their appurtenant common elements), located in two (2) separate condominium regimes:
(i) the condominium regime commonly known as the "Beach Walk Condominium," in which the borrower owns the retail unit and (ii) the condominium regime commonly known as the "227 Lewers Condominium," in which the borrower owns six (6) retail units and one (1) parking unit. The other units in each of the condominium regimes are owned by parties other than the borrower and do not serve as collateral for the Waikiki Beach Walk Retail Loan. Estoppel certificates relating to each of the condominium regimes were obtained in favor of the lender in connection with the Waikiki Beach Walk Retail Loan.

          CENTRAL PLANT. WBW CHP, LLC, a Hawaii limited liability company and an affiliate of the borrower (the "Central Plant Owner"), is the owner of a central plant located adjacent to the Waikiki Beach Walk Retail Property, which plant supplies chilled water services to the Waikiki Beach Walk Retail Property as well as to other properties. The borrower owns a 16.98% equity interest in the Central Plant Owner. The borrower has pledged its membership interests in the Central Plant Owner as additional security for the Waikiki Beach Walk Retail Loan pursuant to that certain Pledge and Security Agreement, dated as of February 15, 2007, executed by the borrower in favor of the lender, and joined in by Central Plant Owner (as amended, the "Pledge Agreement"). Ownership of an equity interest in the Central Plant Owner entitles the holder thereof to chilled water services at cost. The Central Plant Owner is a single purpose entity and, pursuant to the Pledge Agreement, covenanted to the lender to act as a bankruptcy remote entity.

                              450 LEXINGTON AVENUE

                                LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE(1):  $110,000,000
CUT-OFF DATE PRINCIPAL
BALANCE(1)(2):                  $110,000,000
FIRST PAYMENT DATE:             August 11, 2007
MORTGAGE INTEREST RATE:         7.0425580645%  per annum
AMORTIZATION TERM:              Interest-only
HYPERAMORTIZATION:              N/A
ARD DATE:                       N/A
MATURITY DATE:                  July 11, 2012
MATURITY/ARD BALANCE(1):        $110,000,000
INTEREST CALCULATION:           Actual/360
CALL PROTECTION:                Lockout/defeasance until the date that is
                                three (3) months prior to the Maturity Date.
LOAN PER SF(1)(2):              $340
UP-FRONT RESERVES:              Debt Service Reserve:             $32,188,079(3)
                                TI/LC Reserve:                       $317,000(4)
                                Tenant Improvement and
                                Rent Abatement Reserve:           $16,285,000(5)
ONGOING RESERVES:               Tax and Insurance Reserve:                Yes(6)
                                Replacement Reserve:                Springing(7)
                                Ground Lease Reserve:                     Yes(8)
LOCKBOX:                        Hard
SUBORDINATE FINANCING:          Yes(9)

                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:         Single Asset
PROPERTY TYPE:                  Office
PROPERTY SUB-TYPE:              Central Business District
LOCATION:                       New York, New York
YEAR BUILT/RENOVATED:           1992/N/A
SQUARE FEET:                    910,473
OCCUPANCY AT U/W(10):           100%
OWNERSHIP INTEREST:             Leasehold

MAJOR TENANT(S)                  NRSF       % OF TOTAL NRSF    LEASE EXPIRATION
-----------------------------  -----------  ---------------  -------------------
Davis Polk & Wardwell            650,288         71.4%            5/31/2022
Warburg Pincus(11)               125,539         13.8%            7/31/2024
Citigroup Global
Markets, Inc.                     35,989          4.0%           12/31/2014

PROPERTY MANAGEMENT:            CB Richard Ellis, Inc.

                                    12/31/2005       12/31/2006          U/W
                                   -----------      -----------      -----------
NET OPERATING INCOME:              $27,236,720      $26,564,405      $42,072,046
NET CASH FLOW:                                                       $41,841,562
DSCR(1):                                                                   1.89x

APPRAISED VALUE:                $851,000,000
APPRAISAL DATE:                 August 1, 2007
CUT-OFF DATE LTV RATIO(1)(2):   36.4%
MATURITY/ARD LTV RATIO(1):      36.4%

(1) The 450 Lexington Avenue Loan is a $110,000,000 PARI PASSU portion of a $310,000,000 mortgage loan (the "450 Lexington Avenue Whole Loan"). Unless otherwise stated, loan per SF, DSCR and LTV calculations presented herein are based on the principal balance of the 450 Lexington Avenue Whole Loan.

(2)  Based on the April 2008 cut-off date principal balance.

(3) The debt service reserve was established at closing to pay estimated debt service shortfalls throughout the term of the 450 Lexington Avenue Loan.

(4) The TI/LC reserve was established at closing to fund tenant improvement and leasing commission obligations incurred after July 9, 2007. In addition, the borrower is required to deposit into the TI/LC reserve all funds received in connection with the cancellation, termination, surrender or rejection (including in any bankruptcy case) of any lease.

(5) The tenant improvement and rent abatement reserve was established at closing to fund certain obligations incurred prior to July 9, 2007 (allocated as follows: $7,406,800 for tenant improvements and $8,878,200 for rental abatements).

(6) The borrower is required to make monthly payments into a tax and insurance reserve to accumulate funds necessary to (a) pay all taxes prior to their respective due dates and (b) pay insurance premiums prior to the expiration of the related policies.

(7) The borrower is required to deposit $11,381 per month into a replacement reserve to fund ongoing repairs and replacements, commencing in September 2008.

(8) The borrower is required to make monthly payments into the ground lease reserve in an amount equal to 1/12th of the ground rent that lender reasonably estimates will be payable with respect to the 450 Lexington Avenue Property during the next ensuing 12 months in order to accumulate sufficient funds to pay all such ground rents at least 30 days prior to their respective due dates. The current monthly payment to the ground lease reserve is $1,136,575 (based on the current annual ground rent of $13,638,900 for the period from July 1, 2007 to June 30, 2008 (which ground rent will be subject to increase on an annual basis in accordance with the terms of the ground lease)).

(9) The equity owners of the borrower have incurred mezzanine indebtedness in the aggregate principal amount of $290,000,000.

(10) Based on the May 1, 2007 rent roll.

(11) Warburg Pincus executed a lease in 2007 to occupy 125,539 square feet on part of the 32nd floor and all of the 33rd through 36th floors at the 450 Lexington Avenue Property. Such space will become available in stages as the current tenants vacate through July 2008. It is anticipated that Warburg Pincus will take occupancy in August 2008 once the entire demised premises become available and the related build-out is complete.

     THE LOAN. The second largest loan in the issuing entity (the "450 Lexington Avenue Loan") was originated by Column Financial, Inc. on July 9, 2007. The 450 Lexington Avenue Loan is secured by a first priority mortgage encumbering an office building (the "450 Lexington Avenue Property") in New York, New York.

          THE BORROWER. The borrower under the 450 Lexington Avenue Loan is Lexington Operating Partners LLC. The borrower is a limited liability company organized under the laws of the State of Delaware. The borrower is a special purpose entity, whose business is limited to owning and operating the 450 Lexington Avenue Property. The sponsor, Istithmar Building FZE, is a Jebel Ali Free Zone establishment incorporated in Dubai.

          THE PROPERTY. The 450 Lexington Avenue Property consists of the leasehold interest in the property located at 450 Lexington Avenue located in New York, New York. The 450 Lexington Avenue Property consists of approximately 910,473 square feet and is situated on approximately 1.4 acres. As of May 1, 2007, the overall occupancy of the 450 Lexington Avenue Property was 100%.

          The 450 Lexington Avenue Property, which is primarily used for office purposes, is positioned on the southern border of the Plaza submarket of the Manhattan office market. According to Cushman & Wakefield, the Plaza District includes approximately 103.1 million square feet of office space. The 450 Lexington Avenue Property is considered to be a "Class A" office property and competes predominately with other "Class A" office properties in the area, such as 375 Park Avenue, 390 Park Avenue, 645 Madison Avenue, 630 Fifth Avenue, 320 Park Avenue, 595 Madison Avenue, 527 Madison Avenue and 590 Madison Avenue. "Class A" properties represent approximately 97.8 million square feet of office space within the Plaza submarket.

          GROUND LEASE. All of the improvements and all of the land constituting the 450 Lexington Avenue Property are subject to a ground lease from the United States Postal Service. The ground lease expires in December 2103 and provides for a current annual ground rent of $13,638,900 for the period from July 1, 2007 to June 30, 2008 (which ground rent will be subject to increase on an annual basis in accordance with the terms of the ground lease).

          LEASE SUMMARY. The following chart sets forth certain lease information at the 450 Lexington Avenue Property for each of the indicated years (assuming no tenant renews its lease, exercises renewal options or terminates its lease prior to the scheduled expiration date):

                           LEASE ROLLOVER SCHEDULE(1)

                                                                                                            % GROSS ANNUAL RENTAL
        AVERAGE EFFECTIVE ANNUAL  # LEASES SCHEDULED TO  TOTAL AREA COVERED BY  ANNUAL RENTAL REPRESENTED  REPRESENTED BY EXPIRING
 YEAR          RENT PER SF               EXPIRE           EXPIRING LEASES (SF)      BY EXPIRING LEASES              LEASES
------  ------------------------  ---------------------  ---------------------  -------------------------  -----------------------
  2011           $107.00                    1                    13,208                $ 1,413,256                   2.0%
  2012           $ 71.48                    2                    10,695                $   764,529                   1.1%
  2014           $ 60.39                    3                    58,584                $ 3,538,104                   4.9%
> 2014           $ 79.79                    6                   825,102                $65,833,781                  92.0%
Vacant             N/A                     N/A                      657                     N/A                      N/A


----------
(1)  Data based on the rent roll dated May 1, 2007.

          Historical occupancy at the 450 Lexington Avenue Property for 2003, 2004, 2005, 2006 and 2007 was 92%, 99%, 100%, 100% and 97%, respectively. The average effective annual rent at the 450 Lexington Avenue Property for 2005, 2006 and 2007 was 43.93 PSF, 44.40 PSF and 50.40 PSF, respectively.

          Two (2) tenants occupy 10% or more, but less than 100%, of the total rentable space at the 450 Lexington Avenue Property. The following chart summarizes significant lease provisions for each of these major tenants:

                                                       PRINCIPAL
                       TOTAL RENTABLE      % TOTAL     NATURE OF               LEASE EXPIRATION     RENEWAL OPTIONS
        TENANT           SPACE (SF)    RENTABLE SPACE   BUSINESS  ANNUAL RENT        DATE              (IF ANY)
---------------------  --------------  --------------  ---------  -----------  ----------------  --------------------
Davis Polk & Wardwell      650,288        71.4%          Office   $46,798,694      5/31/2022     Three 5-year options
Warburg Pincus(1)          125,539        13.8%          Office   $14,653,900      7/31/2024     One 5-year option(2)

----------
(1) Warburg Pincus executed a lease in 2007 to occupy 125,539 square feet on part of the 32nd floor and all of the 33rd through 36th floors at the 450 Lexington Avenue Property. Such space will become available in stages as the current tenants vacate through July 2008. It is anticipated that Warburg Pincus will take occupancy commencing in August 2008 once the entire demised premises become available and the related build-out is complete.

(2) Option may be converted into a 10-year extension option, at tenant's election, pursuant to and in accordance with the related lease.

          OPERATING HISTORY. The following table shows certain information regarding the operating history of the 450 Lexington Avenue Property:

                             ADJUSTED NET CASH FLOW

                                                      UNDERWRITTEN NET
                         12/31/2005      12/31/2006       CASH FLOW
----------------------  -------------  -------------  ----------------
Revenues                $ 61,371,133   $ 60,922,689     $ 81,153,025
Expenses                $(34,134,413)  $(34,358,284)    $(39,080,978)
                        ------------   ------------     ------------
Net Operating Income    $ 27,236,720   $ 26,564,405     $ 42,072,046
Underwritten Reserves                                   $   (230,484)
                                                        ------------
Adjusted Net Cash Flow                                  $ 41,841,562
                                                        ============

          PROPERTY MANAGEMENT. The 450 Lexington Avenue Property is managed by CB Richard Ellis, Inc., which entity is not affiliated with the borrower. The management agreement generally provides for a management fee of $360,000 per annum (PROVIDED that such fee may not exceed $500,000 per annum, which cap is subject to increase by 3% per annum), which fee is subordinated to the 450 Lexington Avenue Loan. The management of the 450 Lexington Avenue Property will be performed by either CB Richard Ellis, Inc., Vornado Realty Trust, Jones Lang LaSalle Americas, Inc., SL Green, Cushman & Wakefield or a substitute manager which, in the reasonable judgment of the lender, is a reputable and experienced management organization possessing experience in managing properties similar in size, scope, use and value as the 450 Lexington Avenue Property; PROVIDED that the borrower has obtained prior written confirmation from the applicable rating agencies that such substitute management organization will not cause a downgrade, withdrawal or qualification of the series 2008-C1 certificates. The lender under the 450 Lexington Avenue Loan has the right to require termination of the management agreement(s) following the occurrence of, among other circumstances, an event of default under the 450 Lexington Avenue Loan. CB Richard Ellis, Inc. manages 1.13 billion square feet of office properties and is headquartered in Los Angeles, California.

          PAYMENT TERMS; INTEREST RATE. The 450 Lexington Avenue Loan is an interest-only loan for its entire term. The interest rate with respect to the 450 Lexington Avenue Loan is calculated on an Actual/360 Basis and is equal to 7.0425580645% per annum. The due date under the 450 Lexington Avenue Loan is the 11th day of each month (or, if such day is not a business day, the immediately preceding business day).

          ESCROWS AND RESERVES. For reserves established for the 450 Lexington Avenue Loan, see Exhibit A-1 to this prospectus supplement.

          CASH MANAGEMENT/LOCKBOX. The borrower or the property manager must cause all income to be deposited within one (1) business day of receipt directly into a lockbox account under the control of the lender. The rents will be transferred once every business day to an account maintained by the lender from which all required payments and deposits to reserves under the 450 Lexington Avenue Loan will be made. Unless and until an event of default occurs under the 450 Lexington Avenue Loan, the borrower will have access to the remaining funds after all such required payments are made.

          OTHER FINANCING. The borrower's members have incurred mezzanine debt in the aggregate principal amount of $290,000,000 that consists of three (3) mezzanine loans, which are each secured by the ownership interests in the borrower. The mezzanine lender with respect to mezzanine loan 1 and mezzanine loan 2 is Column Financial, Inc. The mezzanine lender with respect to mezzanine loan 3 is Cadim Note, Inc. The mezzanine loans have a weighted average interest rate of 6.5914% and each mezzanine loan has a maturity date of July 11, 2012. The mezzanine lender has executed an intercreditor agreement that subordinates collection and enforcement rights of the mezzanine lender to the corresponding rights of the mortgage lender.

          Additionally, the 450 Lexington Avenue Property secures, on a PARI PASSU basis to the 450 Lexington Avenue Loan, the 450 Lexington Avenue Companion Loan, which has been securitized in the Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2007-C5 transaction. See "Description of the Underlying Mortgage Loans--Certain Matters Regarding the 450 Lexington Avenue Mortgage Loan" in this prospectus supplement.

                              1100 EXECUTIVE TOWER

                                LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE:          $89,500,000
CUT-OFF DATE PRINCIPAL BALANCE(1):   $89,500,000
FIRST PAYMENT DATE:                  August 11, 2007
MORTGAGE INTEREST RATE:              5.40937977653626% per annum
AMORTIZATION TERM:                   Interest-only
HYPERAMORTIZATION:                   N/A
ARD DATE:                            N/A
MATURITY DATE:                       May 11, 2012
MATURITY/ARD BALANCE:                $89,500,000
INTEREST CALCULATION:                Actual/360
CALL PROTECTION:                     Yield maintenance until the date that is
                                     three (3) months prior to the Maturity
                                     Date.(2)
LOAN PER SF(1):                      $240
UP-FRONT RESERVES:                   TI/LC Reserve:                $2,120,000(3)
                                     Interest Reserve:             $3,200,000(4)
                                     Credit Enhancement Reserve:   $7,500,000(5)
ONGOING RESERVES:                    Tax and Insurance Reserve:           Yes(6)
                                     Replacement Reserve:           Springing(7)
                                     TI/LC Reserve:                       Yes(8)
LOCKBOX:                             Hard
SUBORDINATE FINANCING:               Yes(9)

                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:              Single Asset
PROPERTY TYPE:                       Office
PROPERTY SUB-TYPE:                   Central Business District
LOCATION:                            Orange, California
YEAR BUILT/RENOVATED:                1987/2004
SQUARE FEET:                         372,814
OCCUPANCY AT U/W(10):                83%
OWNERSHIP INTEREST:                  Fee

MAJOR TENANT(S)                       NRSF    % OF TOTAL NRSF   LEASE EXPIRATION
---------------------------------   -------   ---------------   ----------------
CitiCorp North America, Inc.        204,900      55.0%(10)          5/14/2010
Kinder Morgan Energy                 64,008      17.2%              7/31/2011
Citigroup Global Market              11,700       3.1%             11/30/2008
PROPERTY MANAGEMENT:                                 The Muller Company

                                           12/31/2005   12/31/2006      U/W
                                           ----------   ----------   ----------
NET OPERATING INCOME:                      $5,613,816   $5,857,021   $7,021,249
NET CASH FLOW:                                                       $6,946,686
DSCR:                                                                      1.42x
APPRAISED VALUE:                     $165,400,000
APPRAISAL DATE:                      July 19, 2007
CUT-OFF DATE LTV RATIO(1):           54.1%
MATURITY/ARD LTV RATIO:              54.1%

(1)  Based on the April 2008 cut-off date principal balance.

(2) In addition to the option to prepay with yield maintenance, the borrower has the option to defease the loan at any time after the date that is two
     (2) years after the start-up date of the related REMIC.

(3) The TI/LC reserve was established at closing to fund tenant improvement and leasing commission obligations.

(4) The interest reserve was established at closing to pay estimated debt service shortfalls.

(5) The credit enhancement reserve was established at closing to (x) pay estimated up to $2,500,000 in debt service shortfalls after the interest reserve has been fully disbursed and (y) fund up to $5,000,000 tenant improvement and leasing commission obligations after the TI/LC reserve has been fully disbursed.

(6) The borrower is required to make monthly payments into a tax and insurance reserve to accumulate funds necessary to (a) pay all taxes prior to their respective due dates and (b) pay insurance premiums prior to the expiration of the related policies.

(7) Upon the occurrence of an event of default under the 1100 Executive Tower Loan, the borrower is required to deposit $6,109 per month into a replacement reserve to fund ongoing repairs and replacements.

(8) Commencing on the July 2009 due date, the borrower will be required to deposit $22,909 per month into the TI/LC reserve to fund ongoing tenant improvement and leasing commission obligations.

(9) The equity owner of the borrower has incurred mezzanine indebtedness in the original principal amount of $17,320,000.

(10) Based on the October 15, 2007 rent roll. Includes 56,841 SF of space (approximately 15.3% of net rentable area) as to which Citicorp North America, Inc. has given notice of its intent to terminate the related lease. As a condition of such termination, CitiCorp will be required to pay base rent and its PRO RATA share of reimbursements through January 31, 2009, while the borrower is free to market the space to potential new tenants. Excluding such 56,841 SF space, the occupancy rate of the 1100 Executive Tower Property is 67.5%, based on tenants currently in occupancy at the 1100 Executive Tower Property.

          THE LOAN. The third largest loan in the issuing entity (the "1100 Executive Tower Loan") was originated by Column Financial, Inc. to Maguire Properties-1100 Executive Tower, LLC on April 24, 2007 and assumed by Mullrock Executive Tower Fee, LLC on June 29, 2007. 1100 Executive Tower Loan is secured by a first priority deed of trust encumbering the fee interest in the office property (the "1100 Executive Tower Property") in Orange, California.

          THE BORROWER. The borrower under the 1100 Executive Tower Loan is Mullrock Executive Tower Fee, LLC. The borrower is a limited liability company organized under the laws of the State of Delaware. The borrower is a special purpose entity, whose business is limited to owning and operating the 1100 Executive Tower Property. The sponsor, Rockwood Capital, is a privately held real estate investment company, investing in various property types, including office, residential, retail and hotel properties. Through the creation of separate investment funds, Rockwood Capital invests in real estate projects throughout the United States, with an emphasis on projects located in Boston, New York, Washington D.C., San Francisco and the greater Los Angeles area.

          THE PROPERTY. The 1100 Executive Tower Property consists of the 16-story, 372,814 square foot office building located at 1100 Town and Country Road in Orange, California.

          Primarily used for office purposes, the 1100 Executive Tower Property, is situated on a 5.74 acre parcel that is located in Orange County. The 1100 Executive Tower Property is considered to be a "Class A" office property and competes predominately with other "Class A" office properties in the area, such as City Plaza, City Tower, Orange Tower, City Parkway, The City-3800 Chapman, Stadium Towers Plaza and Lincoln Town Center. "Class A" properties represent approximately 39.7 million square feet of space within the Orange County office market and 7.0 million square feet in the subject's Central submarket.

          LEASE SUMMARY. The following chart sets forth certain lease information at the 1100 Executive Tower Property for each of the indicated years (assuming no tenant renews its lease, exercises renewal options or terminates its lease prior to the scheduled expiration date):

                           LEASE ROLLOVER SCHEDULE(1)

                                                                                                      % GROSS ANNUAL RENTAL
        AVERAGE EFFECTIVE   # LEASES SCHEDULED TO  TOTAL AREA COVERED BY  ANNUAL RENTAL REPRESENTED  REPRESENTED BY EXPIRING
 YEAR   ANNUAL RENT PER SF         EXPIRE          EXPIRING LEASES (SF)      BY EXPIRING LEASES              LEASES
------  ------------------  ---------------------  ---------------------  -------------------------  -----------------------
 MTM          $18.60                   1                    4,274                 $   79,496                   1.0%
 2008         $29.49                   3                   23,131                 $  682,018                   9.0%
 2009         $30.00                   2                    7,006                 $  210,180                   2.8%
 2010         $22.84                  13                  210,088                 $4,798,342                  63.2%
 2011         $28.42                   3                   64,008                 $1,819,389                  24.0%
Vacant           N/A                 N/A                   64,307                        N/A                    N/A

----------
(1)  Data based on the rent roll dated October 15, 2007.

          Historical occupancy at the 1100 Executive Tower Property for 2003, 2004, 2005, 2006 and 2007 was 100%, 100%, 95%, 98% and 83%, respectively. The average effective annual rent at the 1100 Executive Tower Property for 2005, 2006 and 2007 was $22.43 PSF, $23.51 PSF and $25.48 PSF, respectively.

          Two (2) tenants occupy 10% or more, but less than 100%, of the total rentable space at the 1100 Executive Tower Property. The following chart summarizes significant lease provisions for each of these major tenants:

                                 TOTAL                    PRINCIPAL
                               RENTABLE       % TOTAL     NATURE OF               LEASE EXPIRATION    RENEWAL OPTIONS
           TENANT             SPACE (SF)  RENTABLE SPACE   BUSINESS  ANNUAL RENT        DATE             (IF ANY)
----------------------------  ----------  --------------  ---------  -----------  ----------------  ------------------
CitiCorp North America, Inc.    204,900      55.0%(1)       Office    $4,652,040      5/14/2010            None
Kinder Morgan Energy             64,008      17.2%          Office    $1,819,389      7/31/2011     Two 5-year options

----------
(1) Includes 56,841 SF of space (approximately 15.3% of net rentable area) as to which Citicorp North America, Inc. has given notice of its intent to terminate the related lease. As a condition of such termination, CitiCorp will be required to pay base rent and its PRO RATA share of reimbursements through January 31, 2009, while the borrower is free to market the space to potential new tenants. Excluding such 56,841-SF space, the occupancy rate of the 1100 Executive Tower Property is 67.5%, based on tenants currently in occupancy at the 1100 Executive Tower Property.

          OPERATING HISTORY. The following table shows certain information regarding the operating history of the 1100 Executive Tower Property:

                             ADJUSTED NET CASH FLOW

                                                     UNDERWRITTEN NET CASH
                          12/31/2005    12/31/2006            FLOW
----------------------   -----------   -----------   ---------------------
Revenues                 $ 9,760,117   $10,341,898        $12,337,491
Expenses                 $(4,146,301)  $(4,484,877)       $(5,316,242)
                         -----------   -----------        -----------
Net Operating Income     $ 5,613,816   $ 5,857,021        $ 7,021,249
Underwritten Reserves                                     $   (74,563)
                                                          -----------
Adjusted Net Cash Flow                                    $ 6,946,686
                                                          ===========

          PROPERTY MANAGEMENT. The 1100 Executive Tower Property is managed by The Muller Company, which entity is affiliated with the borrower. The management agreement generally provides for a management fee of 2.5% of gross income from operations per annum, which fee is subordinated to the 1100 Executive Tower Loan. The management of the 1100 Executive Tower Property will be performed by either The Muller Company or a substitute manager which, in the reasonable judgment of the lender, is a reputable management organization possessing experience in managing properties similar in size, scope, use and value as the 1100 Executive Tower Property; provided that the borrower has obtained prior written confirmation from the applicable rating agencies that such substitute management organization will not cause a downgrade, withdrawal or qualification of the then current ratings of the series 2008-C1 certificates. The lender under the 1100 Executive Tower Loan has the right to require termination of the management agreement following the occurrence of, among other circumstances, an event of default under the 1100 Executive Tower Loan. The Muller Company is a full-service real estate development, management, and investment company, managing over 12 million square feet of office, industrial and retail real estate throughout the Western U.S. and is headquartered in Laguna Hills, California.

          PAYMENT TERMS; INTEREST RATE. The 1100 Executive Tower Loan is an interest-only loan for its entire term. The interest rate with respect to the 1100 Executive Tower Loan is calculated on an Actual/360 Basis. The due date under the 1100 Executive Tower Loan is the 11th day of each month (or, if such day is not a business day, the immediately preceding business day).

          ESCROWS AND RESERVES. For reserves established for the 1100 Executive Tower Loan, see Exhibit A-1 to this prospectus supplement.

          CASH MANAGEMENT/LOCKBOX. The borrower and the property manager must cause all income to be deposited within one (1) business day of receipt directly into a lockbox account controlled by the lender. Unless and until an event of default has occurred under the 1100 Executive Tower Loan, all amounts on deposit in the lockbox account will be transferred once every business day to an account designated by the borrower. Upon the occurrence and during the continuation of an event of default under the 1100 Executive Tower Loan or under the related mezzanine loan, amounts on deposit in the lockbox account will be transferred once every business day to an account maintained by the lender from which all required payments and deposits to reserves under the 1100 Executive Tower Loan and the related mezzanine loan will be made.

          OTHER FINANCING. The borrower's managing member has incurred mezzanine debt in the aggregate principal amount of $17,320,000, which is secured by the ownership interests in the borrower. The mezzanine lender is Mullrock Executive Tower Lender, LLC, which is an affiliate of the borrower. The mezzanine loan has an interest rate of 11.115% and a maturity date of May 11, 2012. The mezzanine lender has executed an intercreditor agreement that subordinates collection and enforcement rights of the mezzanine lender to the corresponding rights of the mortgage lender.

          RELEASE. The borrower has the right to obtain the release of certain specified parcels at the 1100 Executive Tower Property in connection with a transfer or ground lease of such parcels to certain affiliated entities, upon satisfaction of certain conditions set forth in the mortgage loan documents, including without limitation, that (i) no event of default has occurred and is continuing under the 1100 Executive Tower Loan and (ii) either (a) the loan-to-value ratio of the 1100 Executive Tower Property following such release does not exceed 65% or (b) the borrower has paid down the 1100 Executive Tower Loan (x) in an amount, together with any applicable yield maintenance premium, such that the loan-to-value ratio of the 1100 Executive Tower Property following such release does not exceed 65% or (y) in an amount equal to $4,000,000.

                                  KILLEEN MALL

                                LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE:             $82,000,000
CUT-OFF DATE PRINCIPAL BALANCE(1):      $82,000,000
FIRST PAYMENT DATE:                     November 11, 2007
MORTGAGE INTEREST RATE:                 5.8390% per annum
AMORTIZATION TERM:                      Interest-only
HYPERAMORTIZATION:                      N/A
ARD DATE:                               N/A
MATURITY DATE:                          July 11, 2017
MATURITY/ARD BALANCE:                   $82,000,000
INTEREST CALCULATION:                   Actual/360
CALL PROTECTION:                        Lockout/defeasance until the date that
                                        is three (3) months prior to the
                                        Maturity Date.
LOAN PER SF(1):                         $212
UP-FRONT RESERVES:                      TI/LC Reserve:               $517,228(2)
                                        Deferred Maintenance
                                        and Environmental
                                        Remediation Reserve:             $500(3)
ONGOING RESERVES:                       Tax and Insurance Reserve:        Yes(4)
                                        Replacement Reserve:              Yes(5)
                                        TI/LC Reserve:                    Yes(6)
LOCKBOX:                                Hard
SUBORDINATE FINANCING:                  Yes(7)

                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:                 Single Asset
PROPERTY TYPE:                          Retail
PROPERTY SUB-TYPE:                      Anchored
LOCATION:                               Killeen, Texas
YEAR BUILT/RENOVATED:                   1981/2005
SQUARE FEET:                            386,759
OCCUPANCY AT U/W(8):                    91%
OWNERSHIP INTEREST:                     Fee

MAJOR TENANT(S)                        NRSF   % OF TOTAL NRSF   LEASE EXPIRATION
----------------------------------   ------   ---------------   ----------------
Sears                                82,305        21.3%            3/25/2031
Steve & Barry's                      58,713        15.2%            1/31/2012
Old Navy                             15,196         3.9%           12/31/2008
PROPERTY MANAGEMENT:                           Jones Lang LaSalle Americas, Inc.

                             12/31/2005   12/31/2006   10/31/2007       U/W
                             ----------   ----------   ----------   ----------
NET OPERATING INCOME:        $5,808,966   $6,025,010   $6,749,404   $6,765,795
NET CASH FLOW:                                                      $6,154,026
DSCR:                                                                     1.27x
APPRAISED VALUE:                        $102,500,000
APPRAISAL DATE:                         June 16, 2007
CUT-OFF DATE LTV RATIO(1):              80.0%
MATURITY/ARD LTV RATIO:                 80.0%

(1)  Based on the April 2008 cut-off date principal balance.

(2) The TI/LC reserve was established at closing to fund tenant improvement and leasing commission obligations.

(3) The deferred maintenance and environmental remediation reserve was established at closing to fund deferred maintenance and environmental remediation required under the loan documents.

(4) The borrower is required to make monthly payments into a tax and insurance reserve to accumulate funds necessary to (a) pay all taxes prior to their respective due dates and (b) pay insurance premiums prior to the expiration of the related policies.

(5) The borrower is required to deposit $6,208 per month into a replacement reserve to fund ongoing repairs and replacements.

(6) The borrower is required to deposit $9,312 per month into a TI/LC reserve to fund tenant improvement and leasing commission obligations.

(7) Future mezzanine debt is permitted subject to conditions set forth in the applicable loan documents.

(8)  Based on the January 22, 2008 rent roll.

          THE LOAN. The fourth largest loan in the issuing entity (the "Killeen Mall Loan") was originated by Column Financial, Inc. on October 9, 2007. The Killeen Mall Loan is secured by a first priority mortgage encumbering a retail shopping center (the "Killeen Mall Property") in Killeen, Texas.

          THE BORROWER. The borrower under the Killeen Mall Loan is Killeen Mall LLC. The borrower is a limited liability company organized under the laws of the State of Delaware. The borrower is a special purpose entity, whose business is limited to owning and operating the Killeen Mall Property. The sponsor, Babcock & Brown Real Estate Investments LLC, is a Delaware limited partnership and owns 16 properties in its U.S. retail portfolio and manages an additional six (6) retail properties.

          THE PROPERTY. The Killeen Mall Property consists of the Killeen Mall located in Killeen, Texas. The Killeen Mall Property consists of approximately 386,759 square feet. As of January 22, 2008, the overall occupancy of the Killeen Mall Property was approximately 91%. The Killeen Mall Property is primarily used for retail purposes.

          PROPERTY MANAGEMENT. The Killeen Mall Property is managed by Jones Lang LaSalle Americas, Inc., which entity is not affiliated with the borrower. The management agreement generally provides for a management fee of 3.75% of the total minimum rent collected from the Killeen Mall Property and various fees based on other miscellaneous income, which fees are subordinated to the Killeen Mall Loan. The management of the Killeen Mall Property will be performed by either

Jones Lang LaSalle Americas, Inc. or a substitute manager; PROVIDED that either
(i) such substitute manager is a Killeen Mall Qualified Manager (as defined below) or (ii) the borrower has obtained prior written confirmation from the applicable rating agencies that such substitute management organization will not cause a downgrade, withdrawal or qualification of the then current ratings of the series 2008-C1 certificates. A "Killeen Mall Qualified Manager" means (a) a property manager which (I) is a reputable management company having at least five (5) years' experience in the management of commercial properties with similar uses as the Killeen Mall Property, (II) has, for at least five (5) years prior to its engagement as property manager, managed at least five (5) properties of the same property type as the Killeen Mall Property, (III) at the time of its engagement as property manager has under management leasable square footage of the same property type as the Killeen Mall Property equal to five (5) times the leasable square feet of the Killeen Mall Property and (IV) is not the subject of a bankruptcy or similar insolvency proceeding; or (b) any entity under the control of (I) Jones Lang LaSalle America, Inc., (II) Babcock & Brown GPT REIT Inc., (III) GPT RE Limited, (IV) Gregory Greenfield & Associates, Ltd. or (V) any affiliate of any of Babcock & Brown LP, GPT RE Limited or Babcock & Brown GPT REIT Inc., PROVIDED that such affiliate remains under the control of a person who otherwise meets the definition of "Killeen Mall Qualified Manager" as set forth in clause (a) above.

          The lender under the Killeen Mall Loan has the right to require termination of the management agreement following the occurrence of, among other circumstances, an event of default under the Killeen Mall Loan. Jones Lang LaSalle Americas, Inc. manages over 1.1 billion square feet worldwide and is headquartered in Chicago, Illinois.

          PAYMENT TERMS; INTEREST RATE. The Killeen Mall Loan is an interest-only loan for its entire term. The interest rate with respect to the Killeen Mall Loan is calculated on an Actual/360 Basis and is equal to 5.8390% per annum. The due date under the Killeen Mall Loan is the 11th day of each month (or, if such day is not a business day, the immediately preceding business day).

          ESCROWS AND RESERVES. For reserves established for the Killeen Mall Loan, see Exhibit A-1 to this prospectus supplement.

          CASH MANAGEMENT/LOCKBOX. The borrower or the property manager must cause all rents to be deposited directly into a lockbox account under the control of the lender; any rents not directly deposited by the tenants into such lockbox account must be deposited therein within three (3) business days of receipt. Unless and until an event of default occurs under the Killeen Mall Loan, the borrower will have access to the funds on deposit in the lockbox account.

          OTHER FINANCING. With respect to the Killeen Mall Loan, Column is the lender under a $26,987,000 bridge loan at the parent level (the parent of each of the sole members of the individual uncrossed SPE borrowers under the Killen Mall Loan and other mortgage loans not included in the issuing entity), which bridge loan is not secured by the related mortgaged real properties. The bridge loan is secured by a Collateral Assignment of Special Funding Agreement, which is a funding agreement with an indirect, ultimate Australian parent entity that has contractually agreed to advance funds to the bridge loan borrower as needed pursuant to the terms of such funding agreement. Column is also the beneficiary of a Guaranty Agreement by Babcock & Brown Real Estate Investments LLC, a Delaware limited liability company, which guaranty backstops the enforceability of the Collateral Assignment of Special Funding Agreement. The bridge loan is not secured by pledges of direct or indirect ownership interests in the borrower of the Killeen Mall Loan. The bridge loan is scheduled to mature June 9, 2009. The bridge loan is interest-only through and including December 9, 2008, after which the bridge loan borrower will be required to make monthly payments of principal (a) with respect to the January 9, 2009 payment date, in an amount equal to the lesser of (x) $10 million and (y) 37.3% of the outstanding principal amount of the bridge loan, and (b) thereafter, in an amount sufficient to fully amortize the bridge loan by its maturity date, in each case, together with interest thereon. The bridge loan accrues interest at LIBOR + 3.00 % per annum.

          The equity owners of borrower are permitted to incur mezzanine indebtedness secured by direct or indirect equity interests in the borrower, upon satisfaction of certain conditions set forth under the related mortgage loan documents, including without limitation: (i) the aggregate loan-to-value ratio of the Killeen Mall Loan and the mezzanine loan does not exceed 85%, (ii) the aggregate debt service coverage ratio of the Killeen Mall Loan and the mezzanine loan is at least 1.15x, (iii) the term of the mezzanine loan is not less than the remaining term of the Killeen Mall Loan, (iv) the mezzanine lender has executed an intercreditor agreement reasonably satisfactory to the mortgage lender and the applicable rating agencies and (v) the mortgage lender has received prior written confirmation from the applicable rating agencies that such mezzanine loan will not cause any qualification, withdrawal or downgrading of the then current ratings of the series 2008-C1 certificates.

          RELEASE. The borrower has the right to obtain the release of certain specified parcels at the Killeen Mall Property, without payment of a release price, upon the satisfaction of certain conditions set forth in the mortgage loan documents, including without limitation, that (i) no event of default has occurred and is continuing under the Killeen Mall Loan and (ii) the lender has received an opinion of counsel acceptable to the applicable rating agencies that such release would not cause a

"significant modification" of the Killeen Mall Loan within the meaning of Treasury regulations section 1.860G-2(b), together with such additional documentation as may be required by the applicable rating agencies. Such release parcels do not represent a significant portion of the appraised value of the Killeen Mall Property and were not taken into account in underwriting the Killeen Mall Loan.

                        MCHUGH MARRIOTT HILTON PORTFOLIO

                                LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE:          $51,080,000
CUT-OFF DATE PRINCIPAL BALANCE(1):   $51,003,260
FIRST PAYMENT DATE:                  March 11, 2008
MORTGAGE INTEREST RATE:              7.4600% per annum
AMORTIZATION TERM:                   360 months
HYPERAMORTIZATION:                   N/A
ARD DATE:                            N/A
MATURITY DATE:                       February 11, 2018
MATURITY/ARD BALANCE:                $45,075,340
INTEREST CALCULATION:                Actual/360
CALL PROTECTION:                     Lockout/defeasance until the date that is
                                     three (3) months prior to the Maturity
                                     Date.
LOAN PER ROOM(1):                    $68,277
UP-FRONT RESERVES:                   Engineering Reserve:             $37,500(2)
                                     Environmental Reserve:            $8,750(3)
                                     Property Improvement
                                     Reserve:                      $3,902,717(4)
ONGOING RESERVES:                    Tax and Insurance Reserve:           Yes(5)
                                     FF&E Replacement Reserve:            Yes(6)
                                     Excess Cash Flow Reserve:      Springing(7)
LOCKBOX:                             Springing
SUBORDINATE FINANCING:               Yes(8)

                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:      Portfolio
PROPERTY TYPE:               Hotel
PROPERTY SUB-TYPE:           Limited Service
LOCATION:                    Various(9)
YEAR BUILT/RENOVATED:        Various(10)
ROOMS:                       747
OCCUPANCY AT U/W:            72%
OWNERSHIP INTEREST:          Fee
PROPERTY MANAGEMENT:         McHugh Hospitality Group, Inc.

                             12/31/2005   12/31/2006   11/30/2007       U/W
                             ----------   ----------   ----------       ---
NET OPERATING INCOME:        $5,213,847   $5,599,072   $6,621,087   $6,505,212
NET CASH FLOW:                                                      $5,838,227
DSCR:                                                               $     1.37x
APPRAISED VALUE:             $71,200,000
APPRAISAL DATE:              Various(11)
CUT-OFF DATE LTV RATIO(1):   71.6%
MATURITY/ARD LTV RATIO:      63.3%

(1)  Based on the April 2008 cut-off date principal balance.

(2) The engineering reserve was established at closing to fund immediate repairs at the McHugh Marriott Hilton Portfolio Properties.

(3) The environmental reserve was established at closing to fund immediate environmental remediation work at the McHugh Marriott Hilton Portfolio Properties.

(4) The property improvement reserve was established at closing to fund work required by certain franchisors.

(5) The borrower is required to make monthly payments into a tax and insurance reserve to accumulate funds necessary to (a) pay all taxes prior to their respective due dates and (b) pay insurance premiums prior to the expiration of the related policies.

(6) On each due date beginning on March 11, 2008, the borrower will be required to deposit into an FF&E replacement reserve an amount equal to 1/12th of the sum of (i) 4% of gross revenues for the prior calendar year for each of the Hampton Inn Mt. Vernon property, the Hampton Inn Joplin property, the Hilton Garden Inn Joplin property, the Hampton Inn Marion property and the Hampton Inn Anderson property; and (ii) 5% of the gross revenues for the prior calendar year for each of the Courtyard Inn Southport Crossing property, the Fairfield Inn Indianapolis property, the Fairfield Inn Collinsville property and the Fairfield Inn Joplin property.

(7) Upon the occurrence and during the continuance of a McHugh Marriott Hilton Sweep Period (as defined below), all excess cash flow (if any) will be deposited into an excess cash flow reserve and held as cash collateral for the McHugh Marriott Hilton Portfolio Loan. Upon the termination of McHugh Marriott Hilton Sweep Period, all funds on deposit in the excess cash reserve will released to the borrower; PROVIDED that no McHugh Marriott Hilton Sweep Period has occurred and is then continuing under the McHugh Marriott Hilton Portfolio Loan. A "McHugh Marriott Hilton Sweep Period" will be triggered (a) if at any time the aggregate debt service coverage ratio for the McHugh Marriott Hilton Properties is less than 1.215x (based on the trailing 12-month period) (such occurrence, a "McHugh Marriott Hilton Low DSCR Period"), (b) upon the earlier of (x) the occurrence of a default under management agreement beyond any applicable notice and cure period and (y) the occurrence of an event of default under the McHugh Marriott Hilton Portfolio Loan, and (c) during the existence and continuance of a McHugh Marriott Hilton DSCR Cash Trap Period (as defined below), and will terminate, in case of a McHugh Marriott Hilton Sweep Period triggered by a McHugh Marriott Hilton Low DSCR Period, upon the McHugh Marriott Hilton Properties achieving an aggregate debt service coverage ratio (based on the trailing 12-month period) of at least 1.35x for two consecutive calendar quarters; PROVIDED that in no event will the lender be obligated to terminate a McHugh Marriott Hilton Sweep Period more than one (1) time during any consecutive 12-month period. Upon the termination of a McHugh Marriott Hilton Sweep Period (PROVIDED that no new McHugh Marriott Hilton Sweep Period has occurred or is continuing) and upon request of the borrower, the funds on deposit in the excess cash reserve will be released to the borrower. A "McHugh Marriott Hilton DSCR Cash Trap Period" will commence if, as of any date which is 45 days after the end of a calendar quarter, the aggregate debt service coverage ratio for the McHugh Marriott

     Hilton Properties is less than 1.215x, and will terminate upon the McHugh Marriott Hilton Properties achieving an aggregate debt service coverage ratio of at least 1.215x for two consecutive calendar quarters.

(8) The McHugh Marriott Hilton Portfolio Properties also secure a CBA B-note companion loan in the original principal amount of $3,755,000, which has the same maturity date as the McHugh Marriott Hilton Portfolio Loan and accrues interest at 12.9500% per annum.

(9) The McHugh Marriott Hilton Portfolio Loan is secured by nine (9) hotel properties located in Missouri, Illinois and Indiana.

(10) The McHugh Marriott Hilton Portfolio Properties were constructed between 1994 and 2006 and renovated between 2004 and 2007.

(11) All appraisals were completed between October 22, 2007 and October 24,
     2007.

          THE LOAN. The fifth largest loan in the issuing entity (the "McHugh Marriott Hilton Portfolio" Loan) was originated by Column Financial, Inc. on January 30, 2008. The McHugh Marriott Hilton Portfolio Loan is secured by first priority mortgages/deeds of trust encumbering each of the nine (9) hotel properties (the "McHugh Marriott Hilton Portfolio Properties") in Missouri, Illinois and Indiana.

          THE BORROWER. The borrowers under the McHugh Marriott Hilton Portfolio Loan are Brisam Court Indy LLC, Risingsam Inn Indy LLC, Brisam Anderson LLC, Brisam Vernon LLC, RS Hospitality of Marion LLC, RS Joplin 36 LLC, Brisam Inn Joplin LLC, RS Inn of Collinsville LLC and SC Joplin 32 LLC. The borrowers are limited liability companies organized under the laws of the State of Delaware. Each individual borrower is a special purpose entity, whose business is limited to owning and operating its respective property. The sponsor, Sam Chang, is an individual who develops and operates hotel properties, predominantly located in the metropolitan New York area.

          THE PROPERTY. The McHugh Marriott Hilton Portfolio Property consists of the nine (9) hotel properties set forth in the table below. The McHugh Marriott Hilton Portfolio Property is used primarily for hotel purposes.

                                                           YEAR    YEAR                       ALLOCATED ORIGINAL
          PROPERTY NAME                 CITY/STATE        BUILT  RENOVATED  ROOMS  OCCUPANCY     LOAN BALANCE     APPRAISED VALUE
--------------------------------  ----------------------  -----  ---------  -----  ---------  ------------------  ---------------
Hampton Inn Mt. Vernon            Mount Vernon, Illinois   1998     2005     101      78%         $ 7,470,000       $10,700,000
Courtyard Inn Southport Crossing  Indianapolis, Indiana    1998     2006      83      77%         $ 7,177,000       $10,600,000
Hampton Inn Joplin                   Joplin, Missouri      1994     2006      89      77%         $ 7,010,000       $ 8,600,000
Hilton Garden Inn Joplin             Joplin, Missouri      2006      N/A      96      60%         $ 6,930,000       $10,700,000
Hampton Inn Marion                   Marion, Illinois      1998     2004      89      74%         $ 6,230,000       $ 8,000,000
Hampton Inn Anderson                Anderson, Indiana      2000     2006      99      73%         $ 6,080,000       $ 8,100,000
Fairfield Inn Indianapolis        Indianapolis, Indiana    1995     2007      62      71%         $ 3,764,000       $ 5,300,000
Fairfield Inn Collinsville        Collinsville, Illinois   1995     2006      64      71%         $ 3,350,000       $ 4,700,000
Fairfield Inn Joplin                 Joplin, Missouri      1997     2007      64      68%         $ 3,069,000       $ 4,500,000
                                                                            -----  ---------  ------------------  ---------------
TOTAL/WTD. AVG.                                                              747      72%         $51,080,000       $71,200,000

          PROPERTY MANAGEMENT. The McHugh Marriott Hilton Portfolio Properties are managed by McHugh Hospitality Group, Inc., which entity is not affiliated with the borrower. The management agreement generally provides for a management fee of 3% of revenues per annum and a monthly accounting fee of $1,000, which fees are subordinated to the McHugh Marriott Hilton Portfolio Loan. Upon the occurrence and during the continuance of a McHugh Marriott Hilton DSCR Cash Trap Period (as defined under "--CASH MANAGEMENT/LOCKBOX" below), the borrower will be required to suspend (and the property manger will not be entitled to receive) payment of the management fee and to deposit into a fee termination reserve an amount equal to the management fee to be held cash collateral for the McHugh Marriott Hilton Portfolio Loan. Upon the termination of the McHugh Marriott Hilton Cash Trap Period, all funds on deposit in the fee termination reserve will released to the borrower for payment to the property manager. The management of the McHugh Marriott Hilton Portfolio Property will be performed by either McHugh Hospitality Group, Inc. or a substitute manager which, in the reasonable judgment of the lender, is a reputable management organization possessing experience in managing properties similar in size, scope, use and value as the McHugh Marriott Hilton Portfolio Property; PROVIDED that the borrower has obtained prior written confirmation from the applicable rating agencies that such substitute management organization will not cause a downgrade, withdrawal or qualification of the then current ratings of the series 2008-C1 certificates. The lender under the McHugh Marriott Hilton Portfolio Loan has the right to require termination of the management agreement following the occurrence of, among other circumstances, an event of default under the McHugh Marriott Hilton Portfolio Loan. McHugh Hospitality Group, Inc. exclusively manages the nine (9) hotel properties that secure the McHugh Hilton Marriott Portfolio Loan. McHugh Hospitality Group, Inc. is headquartered in Effingham, Illinois.

          PAYMENT TERMS; INTEREST RATE. The McHugh Marriott Hilton Portfolio Loan amortizes on a 360-month schedule and the borrower will be required to pay interest and principal on each due date. The interest rate with respect to the McHugh Marriott Hilton Portfolio Loan is calculated on an Actual/360 Basis and is equal to 7.4600% per annum. The due date under the McHugh Marriott Hilton Portfolio Loan is the 11th day of each month (or, if such day is not a business day, the immediately preceding business day).

          ESCROWS AND RESERVES. For reserves established for the McHugh Marriott Hilton Portfolio Loan, see Exhibit A-1 to this prospectus supplement.

          CASH MANAGEMENT/LOCKBOX. All credit card receipts are deposited directly into a lockbox account and the borrower or the property manager must cause all other income received at the McHugh Marriott Hilton Portfolio Properties to be deposited within one (1) business day of receipt directly into a lockbox account under the control of the lender. Unless and until the occurrence of a McHugh Marriott Hilton Sweep Period (as defined below), the borrower will have access to those funds. Upon the occurrence and during the continuance of a McHugh Marriott Hilton Sweep Period, all excess cash flow (if any) will be deposited into an excess cash flow reserve and held as cash collateral for the McHugh Marriott Hilton Portfolio Loan. Upon the termination of McHugh Marriott Hilton Sweep Period, all funds on deposit in the excess cash reserve will released to the borrower; PROVIDED that no McHugh Marriott Hilton Sweep Period has occurred and is then continuing under the McHugh Marriott Hilton Portfolio Loan. A "McHugh Marriott Hilton Sweep Period" will be triggered
(a) if at any time the aggregate debt service coverage ratio for the McHugh Marriott Hilton Properties is less than 1.215x (based on the trailing 12-month period) (such occurrence, a "McHugh Marriott Hilton Low DSCR Period"), (b) upon the earlier of (x) the occurrence of a default under management agreement beyond any applicable notice and cure period and (y) the occurrence of an event of default under the McHugh Marriott Hilton Portfolio Loan, and (c) during the existence and continuance of a McHugh Marriott Hilton DSCR Cash Trap Period (as defined below), and will terminate in case of a McHugh Marriott Hilton Sweep Period triggered by a McHugh Marriott Hilton Low DSCR Period, upon the McHugh Marriott Hilton Properties achieving an aggregate debt service coverage ratio (based on the trailing 12-month period) of at least 1.35x for two consecutive calendar quarters; PROVIDED that in no event will the lender be obligated to terminate a McHugh Marriott Hilton Sweep Period more than one (1) time during any consecutive 12-month period. Upon the termination of a McHugh Marriott Hilton Sweep Period (PROVIDED that no new McHugh Marriott Hilton Sweep Period has occurred or is continuing) and upon request of the borrower, the funds on deposit in the excess cash reserve will be released to the borrower. A "McHugh Marriott Hilton DSCR Cash Trap Period" will commence if the aggregate debt service coverage ratio for the McHugh Marriott Hilton Properties is less than 1.215x as of any date which is 45 days after the end of any calendar quarter, and will terminate upon the McHugh Marriott Hilton Properties achieving an aggregate debt service coverage ratio of at least 1.215x for two consecutive calendar quarters.

          OTHER FINANCING. The McHugh Marriott Hilton Portfolio Properties also secure a CBA B-note companion loan in the original principal amount of $3,755,000, which has the same maturity date as the McHugh Marriott Hilton Portfolio Loan and accrues interest at 12.9500% per annum. The lender under the CBA B-note is CBA-Mezzanine Capital Finance, LLC. See "Description of the Underlying Mortgage Loans--The CBA A/B Loan Pair" in this prospectus supplement.

          PARTIAL RELEASE. The borrower is permitted to release one or more individual McHugh Marriott Hilton Portfolio Properties through partial defeasance upon the satisfaction of certain conditions set forth in the related mortgage loan documents, including among others: (i) after giving effect to such release, the aggregate debt service coverage ratio for the remaining properties is equal to or greater than the greater of (A) 1.35x, (B) the aggregate debt service coverage ratio for the McHugh Marriott Hilton Portfolio Properties for the 12 full calendar months immediately preceding the loan closing and (C) the aggregate debt service coverage ratio for the McHugh Marriott Hilton Portfolio Properties (including the property to be released) for the 12 full calendar months immediately preceding such release; (ii) after giving effect to such release, the aggregate loan-to-value ratio for the remaining properties is less than or equal to the lesser of (A) the aggregate loan-to-value ratio for the McHugh Marriott Hilton Properties at loan closing and (B) the aggregate loan-to-value ratio for the remaining McHugh Marriott Hilton Properties (including the property to be released) immediately preceding such release and
(iii) payment by the borrowers of the applicable release amount for the subject release property and all costs and expenses of the lender associated with such release. The release amount for each individual McHugh Marriott Hilton Portfolio Property is equal to 115% of the product of (a) the quotient obtained by dividing the release amount for such individual property by the sum of the release amounts for all McHugh Marriott Hilton Portfolio Properties and (b) the outstanding principal balance of the McHugh Marriott Hilton Portfolio Loan.

                                 AGUADILLA MALL

                                LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE:          $34,000,000
CUT-OFF DATE PRINCIPAL BALANCE(1):   $34,000,000
FIRST PAYMENT DATE:                  October 1, 2007
MORTGAGE INTEREST RATE:              6.5700% per annum
AMORTIZATION TERM:                   360 months(2)
HYPERAMORTIZATION:                   N/A
ARD DATE:                            N/A
MATURITY DATE:                       September 1, 2017
MATURITY/ARD BALANCE:                $32,036,970
INTEREST CALCULATION:                Actual/360
CALL PROTECTION:                     Lockout/defeasance until the date that is
                                     two (2) months prior to the Maturity Date.
LOAN PER SF(1):                      $125
UPFRONT RESERVES:                    None
ONGOING RESERVES:                    Tax and Insurance Reserve:           Yes(3)
                                     Replacement Reserve:           Springing(4)
                                     TI/LC Reserve:                 Springing(5)
LOCKBOX:                             N/A
SUBORDINATE FINANCING:               None

                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:      Single Asset
PROPERTY TYPE:               Retail
PROPERTY SUB-TYPE:           Anchored
LOCATION:                    Aguadilla, Puerto Rico
YEAR BUILT/RENOVATED:        1993/2007
SQUARE FEET:                 272,006
OCCUPANCY AT U/W(6):         99%
OWNERSHIP INTEREST:          Fee
MAJOR TENANT(S)      NRSF    % OF TOTAL NRSF   LEASE EXPIRATION
---------------      ----    ---------------   ----------------
Kmart               87,449         32%            12/31/2017
Amigo Supermarket   38,393         14%            10/31/2016

PROPERTY MANAGEMENT:         Commercial Centers Management, Inc.

                              1/31/2006    1/31/2007    9/30/2007       U/W
                              ---------    ---------    ---------       ---
NET OPERATING INCOME:        $4,435,776   $4,615,166   $4,215,587   $4,385,643
NET CASH FLOW:                                                      $4,132,108
DSCR:                                                                     1.59x
APPRAISED VALUE:             $63,000,000
APPRAISAL DATE:              May 24, 2007
CUT-OFF DATE LTV RATIO(1):   54.0%
MATURITY/ARD LTV RATIO:      50.9%

(1)  Based on the April 2008 cut-off date principal balance.

(2) The Aguadilla Mall Loan has an interest-only period of 60 months, after which the borrower will be required to pay principal and interest on each due date.

(3) The borrower is required to make monthly payments into a tax and insurance reserve to accumulate funds necessary to (a) pay all taxes prior to their respective due dates and (b) pay insurance premiums prior to the expiration of the related policies; PROVIDED that the insurance reserve is waived if the Aguadilla Mall Property is covered by a blanket policy meeting certain requirements set forth in the related loan documents. Currently, there is a monthly insurance reserve in place.

(4) If the debt service coverage ratio on the Aguadilla Mall Property falls below 1.20x, the borrower will be required to deposit $3,790 per month into a replacement reserve to fund ongoing repairs and replacements; PROVIDED that the borrower will not be required to make any such monthly payments so long as the amounts on deposit in the replacement reserve equal or exceed $136,400.

(5) If the debt service coverage ratio on the Aguadilla Mall Property falls below 1.20x, the borrower will be required to deposit $10,000 per month into a TI/LC reserve to fund tenant improvements and leasing commissions; PROVIDED that the borrower will not be required to make any such monthly payments so long as the amounts on deposit in the TI/LC reserve equal or exceed $360,000.

(6)  Based on the October 31, 2007 rent roll.

          THE LOAN. The sixth largest loan in the issuing entity (the "Aguadilla Mall Loan") was originated by KeyBank National Association on August 30, 2007. The Aguadilla Mall Loan is secured by a first priority deed of trust encumbering a 272,006 square foot enclosed mall known as Aguadilla Mall (the "Aguadilla Mall Property") in Aguadilla, Puerto Rico.

          THE BORROWER. The borrower under the Aguadilla Mall Loan is Luan Investment, S.E. The borrower is a special purpose entity, whose business is limited to owning and operating the Aguadilla Mall Property. The sponsor, Mirta
C. Ramos-Cruz, is a natural person, who originally developed the Aguadilla Mall Property in 1993 and controls 100% of the borrowing entity.

          THE PROPERTY. The Aguadilla Mall Property is located in Aguadilla, Puerto Rico, approximately 81 miles west of San Juan and 17 miles north of Mayaguez, both which are major urban cities. The Aguadilla Mall Property was originally constructed in 1993 and renovated in 2007. The Aguadilla Mall Property consists of a 272,006 square foot, one-story enclosed regional shopping center that includes 125,842 square feet of anchored space, 40,857 square feet of junior anchors and 105,307 square feet of inline space. The Aguadilla Mall Property is situated on approximately 25.09 acres and includes 1,500 parking spaces. The Aguadilla Mall Property is anchored by Kmart, whose parent company is Sears Holding Corp., and Amigo Supermarket, whose parent company is Wal-Mart Stores Inc. As of the fiscal year-end 2006, Kmart reported sales of $233 per square foot and Amigo Supermarket reported sales of $388 per square foot. Occupancy costs for Kmart and Amigo Supermarket were reported as 5.23% and 3.30%, respectively.

          PROPERTY MANAGEMENT. The Aguadilla Mall Property is managed by Commercial Centers Management, Inc. The management agreement generally provides for a management fee of 4.5% of revenues per annum that is subordinated to the Aguadilla Mall Loan. The management of the Aguadilla Mall Property will be performed by either (i) Commercial Centers Management, Inc. or (ii) a replacement manager that, in the lender's reasonable judgment, is a reputable management organization possessing experience in managing properties similar in size, scope, use and value as the Aguadilla Mall Property; PROVIDED that, upon the lender's request, the borrower must obtain prior written confirmation from the applicable rating agencies that such substitute management organization does not cause a downgrade, withdrawal or qualification of the then current ratings of the series 2008-C1 certificates. The holder of the Aguadilla Mall Loan has the right to require termination of the management agreement following (i) the occurrence of an event of default under the Aguadilla Mall Loan, (ii) the occurrence of a default under the management agreement or (iii) any manager of the Aguadilla Mall Property becomes bankrupt or insolvent.

          PAYMENT TERMS; INTEREST RATE. The Aguadilla Mall Loan has an interest-only period of 60 months, after which the borrower will be required to pay interest and principal on each due date. The interest rate with respect to the Aguadilla Mall Loan is calculated on an Actual/360 Basis and is equal to 6.5700% per annum. The due date under the Aguadilla Mall Loan is the 1st day of each month (or, if such day is not a business day, the immediately preceding business day).

          ESCROWS AND RESERVES. For reserves established for the Aguadilla Mall Loan, see Exhibit A-1 to this prospectus supplement.

                         CHARLOTTE MULTIFAMILY PORTFOLIO

         LOAN INFORMATION
ORIGINAL PRINCIPAL BALANCE:          $33,465,000
CUT-OFF DATE PRINCIPAL BALANCE(1):   $33,465,000
FIRST PAYMENT DATE:                  July 11, 2007
MORTGAGE INTEREST RATE:              6.0500% per annum
AMORTIZATION TERM:                   Interest-only
HYPERAMORTIZATION:                   N/A
ARD DATE:                            N/A
MATURITY DATE:                       June 11, 2012
MATURITY/ARD BALANCE:                $33,465,000
INTEREST CALCULATION:                Actual/360
CALL PROTECTION:                     Lockout/defeasance until the date that is
                                     three (3) months prior to the Maturity
                                     Date.

LOAN PER UNIT(1):                    $44,980
UP-FRONT RESERVES:                   Engineering Reserve:             $19,018(2)
                                     Renovation Reserve:             $725,000(3)
ONGOING RESERVES:                    Tax and Insurance Reserve:           Yes(4)
                                     Replacement Reserve:                 Yes(5)
                                     Excess Cash Flow Reserve:      Springing(6)
LOCKBOX:                             Springing

SUBORDINATE FINANCING:               None

       PROPERTY INFORMATION
SINGLE ASSET/PORTFOLIO:                          Portfolio
PROPERTY TYPE:                                   Multifamily
PROPERTY SUB-TYPE:                               Conventional
LOCATION:                                        Various(7)
YEAR BUILT/RENOVATED:                            Various(8)
UNITS:                                           744
OCCUPANCY AT U/W(9):                             90%
OWNERSHIP INTEREST:                              Fee
PROPERTY MANAGEMENT:                             Westdale Asset Management, Ltd.

                                                         T-5 ENDED
                                                         ---------
                                                         10/31/2007
                                                         ----------
                                            12/31/2006   ANNUALIZED          U/W
                                            ----------   ----------          ---
NET OPERATING INCOME:                       $2,565,038   $2,851,482   $2,807,073
NET CASH FLOW:                                                        $2,621,073
DSCR:                                                                      1.28x
APPRAISED VALUE:                                    $47,900,000
APPRAISAL DATE:                                     Various(10)
CUT-OFF DATE LTV RATIO(1):                          69.9%
MATURITY/ARD LTV RATIO:                             69.9%

(1)  Based on the April 2008 cut-off date principal balance.

(2) The engineering reserve was established at closing to fund immediate repairs.

(3) The renovation reserve was established at closing to fund planned renovations in respect of the Charlotte Multifamily Portfolio Properties.

(4) The borrower is required to make monthly payments into a tax and insurance reserve to accumulate funds necessary to (a) pay all taxes prior to their respective due dates and (b) pay insurance premiums prior to the expiration of the related policies.

(5) The borrower is required to deposit $15,500 per month into a replacement reserve to fund ongoing repairs and replacements.

(6) On each due date upon the occurrence and during the continuance of a Charlotte Multifamily Portfolio Cash Sweep Period (as defined below) due to a Charlotte Multifamily Portfolio DSCR Test Failure (as defined below), PROVIDED that no event of default under the Charlotte Multifamily Portfolio Loan has occurred and is then continuing, a portion of excess cash flow (if any) equal to the amount of principal due and payable under the Charlotte Multifamily Portfolio Loan for the related month will be paid to lender and held as cash collateral for the Charlotte Multifamily Portfolio Loan until its maturity date (with the remainder of excess cash flow (if any) to be remitted to the borrowers). A "Charlotte Multifamily Portfolio Cash Sweep Period" will begin upon (a) an event of default under the Charlotte Multifamily Portfolio Loan or (b) the failure of the Charlotte Multifamily Portfolio Properties to achieve an aggregate debt service coverage ratio (based on a 360-month amortization schedule) equal to 1.20x by May 24, 2009 (such failure, a "Charlotte Multifamily Portfolio DSCR Test Failure"). A Charlotte Multifamily Portfolio Cash Sweep Period will terminate upon the due date following the cure of all outstanding events of default under the Charlotte Multifamily Portfolio Loan (with respect to clause (a) of the preceding sentence, PROVIDED that a Charlotte Multifamily Portfolio DSCR Test Failure has not occurred).

(7) The Charlotte Multifamily Portfolio Loan is secured by five (5) multifamily properties located in North Carolina.

(8) The Charlotte Multifamily Portfolio Properties were constructed between 1995 and 2004 and renovated between 2003 and 2005.

(9)  Based on the November 1, 2007 rent roll.

(10) All appraisals were completed between March 12, 2007 and March 21, 2007.

          THE LOAN. The seventh largest loan in the issuing entity (the "Charlotte Multifamily Portfolio Loan") was originated by Column Financial, Inc. on May 24, 2007. The Charlotte Multifamily Portfolio Loan is secured by a first priority mortgage encumbering five (5) multifamily apartment properties (the "Charlotte Multifamily Portfolio Properties") located in High Point, Shelby, Charlotte and Concord, North Carolina.

          THE BORROWER. The borrowers under the Charlotte Multifamily Portfolio Loan are BMA Bellemeade Apartments, LLC, BMA Shelby Apartments, LLC, BMA North Sharon Amity Apartments, LLC, BMA Water's Edge Apartments, LLC and BMA Wexford Apartments, LLC. The borrowers are limited liability companies organized under the laws of the State of

Delaware. Each individual borrower is a special purpose entity, whose business is limited to owning and operating its respective property. The sponsor, Brian Martin, is a natural person and the founder of BMA Capital, LLC, a real estate investment company, with a primary focus on multifamily properties and residential redevelopment. Since its founding in 2004, BMA Capital, LLC has acquired approximately 7,000 multifamily units throughout the midwestern, southern and southeastern United States.

          THE PROPERTY. The Charlotte Multifamily Portfolio Property consists of the five (5) multifamily apartment properties set forth in the table below. As of November 1, 2007, the overall occupancy of the Charlotte Multifamily Portfolio Property was approximately 90%. The Charlotte Multifamily Portfolio Property is primarily used for multifamily purposes.

                                              YEAR     YEAR                      ALLOCATED ORIGINAL   APPRAISED
 PROPERTY NAME        CITY/STATE             BUILT  RENOVATED  UNITS  OCCUPANCY     LOAN BALANCE        VALUE
---------------  --------------------------  -----  ---------  -----  ---------  ------------------  -----------
Sharon Pointe    Charlotte, North Carolina    2001      N/A     190      86%         $10,330,000     $13,600,000
Wexford          Charlotte, North Carolina    1996     2005     142      92%         $ 6,825,000     $ 9,000,000
Waters Edge       Concord, North Carolina     1995     2003     144      85%         $ 6,670,000     $ 9,450,000
Highland Ridge   High Point, North Carolina   2004      N/A     120      87%         $ 5,580,000     $ 7,500,000
Marion Ridge       Shelby, North Carolina     1999      N/A     148      98%         $ 4,060,000     $ 8,350,000
                                                                ---      --          -----------     -----------
TOTAL/WTD. AVG.                                                 744      90%         $33,465,000     $47,900,000

          PROPERTY MANAGEMENT. The Charlotte Multifamily Portfolio Property is managed by Westdale Asset Management, Ltd., which entity is not affiliated with the borrower. The management agreement generally provides for a management fee of 3.25% of revenues per annum, which fee is subordinated to the Charlotte Multifamily Portfolio Loan. The management of the Charlotte Multifamily Portfolio Properties will be performed by either Westdale Asset Management, Ltd. or a substitute manager which, in the reasonable judgment of the lender, is a reputable management organization possessing experience in managing properties similar in size, scope, use and value as the Charlotte Multifamily Portfolio Property; PROVIDED that the borrower has obtained prior written confirmation from the applicable rating agencies that such substitute management organization will not cause a downgrade, withdrawal or qualification of the then current ratings of the series 2008-C1 certificates. The lender under the Charlotte Multifamily Portfolio Loan has the right to require termination of the management agreement following the occurrence of, among other circumstances, an event of default under the Charlotte Multifamily Portfolio Loan. Westdale Asset Management, Ltd. manages over 150 multifamily properties and approximately 40,000 residential units in ten (10) states. Westdale Asset Management, Ltd. is headquartered in Dallas, Texas.

          PAYMENT TERMS; INTEREST RATE. The Charlotte Multifamily Portfolio Loan is an interest-only loan for its entire term. The interest rate with respect to the Charlotte Multifamily Portfolio Loan is calculated on an Actual/360 Basis and is equal to 6.0500% per annum. The due date under the Charlotte Multifamily Portfolio Loan is the 11th day of each month (or, if such day is not a business day, the immediately preceding business day).

          ESCROWS AND RESERVES. For reserves established for the Charlotte Multifamily Portfolio Loan, see Exhibit A-1 to this prospectus supplement.

          CASH MANAGEMENT/LOCKBOX. The borrowers or the property manager must cause all rents to be deposited directly into a lockbox account under the control of the lender; any rents not directly deposited by the tenants into such lockbox account must be deposited therein within one (1) business day of receipt. Unless and until a Charlotte Multifamily Portfolio Cash Sweep Period (as defined below) has occurred or is continuing, the borrower and the property manager will have access to the funds in the lockbox account. Upon the occurrence and during the continuance of a Charlotte Multifamily Portfolio Cash Sweep Period, (x) amounts in the lockbox account will be transferred once every business day to a cash management account maintained by the lender to fund all required payments under Charlotte Multifamily Portfolio Loan on each due date and (y) in the case of a Charlotte Multifamily Portfolio Cash Sweep Period due to a Charlotte Multifamily Portfolio DSCR Test Failure (as defined below), PROVIDED that no event of default under the Charlotte Multifamily Portfolio Loan has occurred and is then continuing, a portion of excess cash flow (if any) equal to the amount of principal due and payable under the Charlotte Multifamily Portfolio Loan for the related month will be paid to lender on each due date and held as cash collateral for the Charlotte Multifamily Portfolio Loan until its maturity date (with the remainder of excess cash flow (if any) to be remitted to the borrowers). A "Charlotte Multifamily Portfolio Cash Sweep Period" will begin upon (a) an event of default under the Charlotte Multifamily Portfolio Loan or
(b) the failure of the Charlotte Multifamily Portfolio Properties to achieve an aggregate debt service coverage ratio (based on a 360-month amortization schedule) equal to 1.20x by May 24, 2009 (such failure, a "Charlotte Multifamily Portfolio DSCR Test Failure"). A Charlotte Multifamily Portfolio Cash Sweep Period will terminate upon the due date following the cure of all outstanding events of default under the Charlotte Multifamily Portfolio Loan (with respect to clause (a) of the preceding sentence, PROVIDED that a Charlotte Multifamily Portfolio DSCR Test Failure has not occurred).

          PARTIAL RELEASE. The borrowers have the right to obtain a partial release of one or more individual Charlotte Multifamily Portfolio Properties in connection with a voluntary partial defeasance of the Charlotte Multifamily Portfolio Loan (or at any time after any casualty or condemnation in which the lender applies all net proceeds to the prepayment of the principal amount of the Charlotte Multifamily Portfolio Loan), upon satisfaction of the conditions set forth in the related mortgage loan documents, including, among others: (i) after giving effect to such release, the aggregate debt service coverage ratio (based on a 360-month amortization schedule) for the remaining properties is equal to the greater of (A) 1.47x and (B) the aggregate debt service coverage ratio (based on a 360-month amortization schedule) for the Charlotte Multifamily Portfolio Properties (including the property to be released) for the 12 full calendar months immediately preceding such release, (ii) after giving effect to such release, the aggregate loan-to-value ratio for the remaining properties is less than or equal to the lesser of (A) 69.86% and (B) the aggregate loan-to-value ratio for the Charlotte Multifamily Portfolio Properties (including the property to be released) immediately preceding such release and
(iii) payment by the borrowers of the applicable release amount for the subject release property and all costs and expenses of the lender associated with such release. The release amount for each individual Charlotte Multifamily Portfolio Property is equal to 110% (or 100%, with respect to one individual property, as may be identified by the borrowers in accordance with the related loan documents) of the product of (a) the quotient obtained by dividing the release amount for such individual property by the sum of the original release amounts for the Charlotte Multifamily Portfolio Properties (including the property to be released) and (b) the outstanding principal balance of the Charlotte Multifamily Portfolio Loan.

                                 SOUTHSIDE WORKS

                                LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE:          $32,900,000
CUT-OFF DATE PRINCIPAL BALANCE(1):   $32,900,000
FIRST PAYMENT DATE:                  February 1, 2008
MORTGAGE INTEREST RATE:              6.4900% per annum
AMORTIZATION TERM:                   360 months(2)
HYPERAMORTIZATION:                   N/A
ARD DATE:                            N/A
MATURITY DATE:                       January 1, 2018
MATURITY/ARD BALANCE:                $30,968,920
INTEREST CALCULATION:                Actual/360
CALL PROTECTION:                     Lockout/defeasance until the date that is
                                     three (3) months prior to the Maturity
                                     Date.
LOAN PER SF(1):                      $165
UP-FRONT RESERVES:                   Debt Service Holdback Reserve:  $900,000(3)
ONGOING RESERVES:                    Tax Reserve:                         Yes(4)
                                     Insurance Reserve:             Springing(5)
                                     Cap Ex Reserve:                      Yes(6)
                                     TI/LC Reserve:                       Yes(7)
LOCKBOX:                             Hard
SUBORDINATE FINANCING:               None

                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:              Single Asset
PROPERTY TYPE:                       Mixed Use
PROPERTY SUB-TYPE:                   Office/Retail
LOCATION:                            Pittsburgh, Pennsylvania
YEAR BUILT/RENOVATED:                2004/2005
SQUARE FEET:                         199,031
OCCUPANCY AT U/W(8):                 88%
OWNERSHIP INTEREST:                  Fee
MAJOR TENANTS                         NRSF    % OF TOTAL NRSF   LEASE EXPIRATION
--------------                       ------   ---------------   ----------------
Soffer SSW Cinema LP                 42,430         21.3%          12/31/2019
REI                                  23,347         11.7%          10/30/2020
PCMC                                 12,991          6.5%           4/30/2014

PROPERTY MANAGEMENT:                          Penn Center Management Corporation
                                                                       U/W
                                                                       ---
NET OPERATING INCOME:                                              $3,029,738
NET CASH FLOW:                                                     $2,918,430
DSCR:                                                                   1.17x(9)
APPRAISED VALUE:                     $42,700,000
APPRAISAL DATE:                      September 12, 2007
CUT-OFF DATE LTV RATIO(1):           77.0%
MATURITY/ARD LTV RATIO:              72.5%

(1)  Based on the April 2008 cut-off date principal balance.

(2) The Southside Works Loan has an interest-only period of 60 months, after which the borrowers will be required to pay interest and principal on each due date.

(3) At closing, a debt service holdback reserve was established at closing to fund shortfalls in debt service payments on the Southside Works Loan. Funds in the debt service holdback reserve may be released to the borrowers on June 1, 2008 and every 90 days thereafter, upon satisfaction of certain conditions, including that (i) the aggregate debt service coverage ratio of the Southside Works Property is at least equal to 1.20x (based on a 30-year amortization schedule as calculated in accordance with the related loan documents) for at least six (6) months after the release request.

(4) The borrowers are required to make monthly payments into a tax reserve, in an amount equal to 1/12th of annual real estate taxes, to accumulate funds necessary to pay all taxes prior to their respective due dates.

(5) The borrowers are required to deposit all accrued insurance for the related insurance period into an insurance reserve (x) upon the occurrence and continuance of an event of default under the Southside Works Loan or (y) if the aggregate debt service coverage ratio of the Southside Works Property is less than 1.05x.

(6) The borrowers are required to deposit $2,388 per month into a capital expenditure reserve, to fund ongoing repairs and replacements; PROVIDED that the borrower will not be required to make any such monthly payments so long as the amounts on deposit in the capital expenditure reserve equal or exceed $57,300.

(7) The borrowers are required to deposit $5,188 per month into a TI/LC reserve, to fund tenant improvement and leasing commissions; PROVIDED that the borrower will not be required to make any such monthly payments so long as the amounts on deposit in the TI/LC reserve equal or exceed $124,500.

(8) Based on the September 30, 2007 rent roll for tenants then in occupancy, paying rent and open for business. This does not include Kay Jewelers (1,826 SF; 0.9% of NRA), which has executed a lease and is expected to take occupancy by April 2008.

(9) Based on principal balance of the Southside Works Loan, which includes balance of the debt service holdback reserve. Amortizing DSCR on the principal balance of the Southside Works Loan net of the debt service holdback reserve is 1.20x.

          THE LOAN. The eighth largest loan in the issuing entity (the "Southside Works Loan") was originated by National City Bank on December 20, 2007. The Southside Works Loan is secured by a first priority mortgage encumbering a mixed use office/retail property (the "Southside Works Property") in Pittsburgh, Pennsylvania.

          THE BORROWER. The borrowers under the Southside Works Loan are 2700 Sydney Street Associates, LP, 2600 Block B2 Associates, L.P., and Soffer Restaurant Park Associates, LP, Pennsylvania Limited Partnerships. The borrowers are limited partnerships organized under the laws of the State of Pennsylvania. The sponsors, Violet Soffer and R. Damian

Soffer, are natural persons and principals in the Soffer Organization, a commercial real estate firm that owns and manages approximately two (2) million square feet of office, retail, and residential property in the Pittsburgh metropolitan area. Founded approximately 40 years ago, the Soffer Organization has developed every building in its existing portfolio, including the Southside Works Property and the entire Southside Works master-planned development.

          THE PROPERTY. The Southside Works Property is located in Pittsburgh, Pennsylvania and is primarily used for mixed use retail and office purposes. The Southside Works Property consists of approximately 144,074 square feet of retail space and 54,957 square feet of office space, and is situated on approximately
4.6 acres of a larger 34-acre master-planned development known as the Southside Works Lifestyle Center. As of September 30, 2007, the overall occupancy of the Southside Works Property was 88% (based on tenants then in occupancy paying rent and open for business). The Southside Works Lifestyle Center, is expected to consist of over 610,000 square feet of "Class A" office space, approximately 300,000 square feet of retail and restaurants, a hotel and conference center and riverfront condominiums. The development also includes 2,448 parking spaces available on-site in parking garages owned by the City of Pittsburgh.

          PROPERTY MANAGEMENT. The Southside Works Property is managed by Penn Center Management Corporation. The management agreement generally provides for a management fee of 5% of revenues per annum which is subordinated to the Southside Works Loan. The lender under the Southside Works Loan has the right to require termination of the management agreement following the occurrence of, among other circumstances, an event of default under the Southside Works Loan. Penn Center Management Corporation manages office buildings and is headquartered in Pittsburgh, Pennsylvania.

          PAYMENT TERMS; INTEREST RATE. The Southside Works Loan has an interest-only period of 60 months, after which the borrower will be required to pay interest and principal on each due date. The interest rate with respect to the Southside Works Loan is calculated on a Actual/360 Basis and is equal to 6.4900% per annum. The due date under the Southside Works Loan is the 1st day of each month (or, if such day is not a business day, the immediately preceding business day).

          ESCROWS AND RESERVES. For reserves established for the Southside Works Loan, see Exhibit A-1 to this prospectus supplement.

          CASH MANAGEMENT/LOCKBOX. The borrower or the property manager must cause all rents to be deposited directly into a lockbox account under the control of the lender; any rents not directly deposited by the tenants into such lockbox account must be deposited therein within one (1) business day of receipt. The borrower will have access to the funds on deposit in the lockbox account unless and until either (x) an event of default occurs under the Southside Works Loan or (y) the aggregate debt service coverage ratio of the Southside Works Property (calculated in accordance with the related loan documents) is less than 1.05x.

          PARTIAL RELEASE. The borrower may obtain a release of the parcels known as the Sydney Street parcel and/or the Soffer parcel through partial defeasance, upon the satisfaction of certain conditions set forth in the related loan documents, including among others: (i) delivery of a defeasance note in the amount of 120% of the allocated loan amount for the applicable release parcel ($13,872,656 for the Sydney Street parcel; $3,074,977 for the Soffer parcel),
(ii) after giving effect to such release, the aggregate debt service coverage ratio of the remaining parcels is not less than the greater of (a) 1.20x or (b) the aggregate debt service coverage ratio of the Southside Works Property immediately preceding such release, (iii) after giving effect to such release, the aggregate loan-to-value ratio of the remaining parcels does not exceed the lesser of (a) 80% or (b) the aggregate loan-to-value ratio for the Southside Works Property immediately preceding such release and (iv) delivery of written confirmation from the applicable rating agencies that such release organization will not cause a downgrade, withdrawal or qualification of the then current ratings of the series 2008-C1 certificates.

                         LAKESIDE APARTMENTS (PHASE II)

                                LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE:          $19,135,000
CUT-OFF DATE PRINCIPAL BALANCE(1):   $19,135,000
FIRST PAYMENT DATE:                  January 11, 2008
MORTGAGE INTEREST RATE:              5.6800% per annum
AMORTIZATION TERM:                   360 months(2)
HYPERAMORTIZATION:                   N/A
ARD DATE:                            N/A
MATURITY DATE:                       December 11, 2017
MATURITY/ARD BALANCE:                $16,833,306
INTEREST CALCULATION:                Actual/360
CALL PROTECTION:                     Lockout/defeasance until the date that is
                                     two (2) months prior to the Maturity Date.
LOAN PER UNIT(1):                    $95,675
UP-FRONT RESERVES:                   Replacement Reserve:             $20,000(3)
ONGOING RESERVES:                    Tax and Insurance Reserve:           Yes(4)
                                     Replacement Reserve:           Springing(5)

LOCKBOX:                             N/A
SUBORDINATE FINANCING:               None

                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:      Single Asset
PROPERTY TYPE:               Multifamily
PROPERTY SUB-TYPE:           Conventional
LOCATION:                    Charlottesville, Virginia
YEAR BUILT/RENOVATED:        1996/2007
UNITS:                       200
OCCUPANCY AT U/W(6):         100%
OWNERSHIP INTEREST:          Fee
PROPERTY MANAGEMENT:         Cathcart Management Limited Liability Company

                             12/31/2005    12/31/2006    10/31/2007       U/W
                             ----------    ----------    ----------       ---
NET OPERATING INCOME:        $1,595,736    $1,651,726    $1,728,199   $1,658,764
NET CASH FLOW:                                                        $1,603,764
DSCR:                                                                      1.21x
APPRAISED VALUE:             $27,300,000
APPRAISAL DATE:              July 10, 2007
CUT-OFF DATE LTV RATIO(1):   70.1%
MATURITY/ARD LTV RATIO:      61.7%

(1)  Based on the April 2008 cut-off date principal balance.

(2) The Lakeside Apartments (Phase II) Loan has an interest-only period of 24 months, after which the borrower will be required to pay interest and principal on each due date.

(3) The replacement reserve was established at closing to fund repairs and replacements at the property.

(4) The borrower is required to make monthly payments into a tax and insurance reserve to accumulate funds necessary to (a) pay all taxes prior to their respective due dates and (b) pay insurance premiums prior to the expiration of the related policies.

(5) The borrower is required to deposit $3,333 per month into the replacement reserve to fund ongoing repairs and replacements at the property; PROVIDED that the borrower will not be required to make any such monthly payments so long as the amounts on deposit in the replacement reserve equal or exceed $20,000.

(6)  Based on the November 8, 2007 rent roll.

          THE LOAN. The ninth largest loan in the issuing entity (the "Lakeside Apartments (Phase II) Loan") was originated on November 29, 2007. The Lakeside Apartments (Phase II) Loan is secured by a first priority mortgage encumbering a multifamily apartment complex (the "Lakeside Apartments (Phase II) Property") in Charlottesville, Virginia.

          THE BORROWER. The borrower under the Lakeside Apartments (Phase II) Loan is Lakeside Associates II, LLC. The borrower is a limited liability company organized under the laws of the State of Virginia. The borrower is a special purpose entity, whose business is limited to owning and operating the Lakeside Apartments (Phase II) Property. The sponsor, Robert B. Cathcart, is the chairman and chief executive officer of Cathcart Properties, Inc. a land acquisition and development company based in Charlottesville, Virginia. Cathcart Properties was founded in 1984 and has developed more than 650 luxury apartment homes.

          THE PROPERTY. The Lakeside Apartments (Phase II) Property consists of the Lakeside Apartments (Phase II) located in Charlottesville, Virginia. The Lakeside Apartments (Phase II) Property, which is part of a two-phase development, is situated on approximately 11.4 acres and includes 334 parking spaces. As of November 8, 2007, the overall occupancy of the Lakeside Apartments (Phase II) Property was 100%. The Lakeside Apartments (Phase II) Property is primarily used for multifamily purposes.

          PROPERTY MANAGEMENT. The Lakeside Apartments (Phase II) Property is managed by Cathcart Management Limited Liability Company ("Cathcart"). The management agreement generally provides for a management fee of 5% of revenues per annum which is subordinated to the Lakeside Apartments (Phase II) Loan. The management of the Lakeside Apartments (Phase II) Property will be performed by either Cathcart or a substitute manager which, in the reasonable judgment of the lender, is a reputable management organization possessing experience in managing properties similar in size, scope, use and


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value as the Lakeside Apartments (Phase II) Property. The lender under the
Lakeside Apartments (Phase II) Loan has the right to require termination of the management agreement following the occurrence of, among other circumstances, an event of default under the Lakeside Apartments (Phase II) Loan. Management of the Lakeside Apartments (Phase II) Property is conducted out of a management office located on Phase I of the development (the "Phase I Property"). Under the related loan documents, the borrower has covenanted to not perform, or to allow others to perform, the management of the development in a manner favorable to the Phase I Property (which does not secure the Lakeside Apartments (Phase II
Loan) at the expense of the Lakeside Apartments (Phase II) Property. In the event of a sale, conveyance or transfer of the Lakeside Apartments (Phase II) Property, the development must at all times be operated and managed by a disinterested third-party management company that is reasonably acceptable to the lender and the owner of the Phase I Property. In addition, for so long as the borrower owns the Lakeside Apartments (Phase II) Property, in the event of a sale, conveyance or transfer of the Phase I Property, the development must be managed by either an affiliate of the borrower that is approved by the lender or a third party management company that is reasonably acceptable to the lender. The sponsor has agreed to indemnify the lender for any losses, damages and expenses incurred by the lender on account of the borrower's failure to comply with such requirements and/or certain other joint leasing and management covenants set forth under the related loan documents.

          PAYMENT TERMS; INTEREST RATE. The Lakeside Apartments (Phase II) Loan has an interest-only period of 24 months, after which the borrower will be required to pay interest and principal on each due date. The interest rate with respect to the Lakeside Apartments (Phase II) Loan is calculated on a Actual/360 Basis and is equal to 5.6800% per annum. The due date under the Lakeside Apartments (Phase II) Loan is the 11th day of each month (or, if such day is not a business day, the immediately preceding business day).

          ESCROWS AND RESERVES. For reserves established for the Lakeside Apartments (Phase II) Loan, see Exhibit A-1 to this prospectus supplement.


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                           RADISSON HOTEL DALLAS NORTH

                                LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE:          $16,785,000
CUT-OFF DATE PRINCIPAL BALANCE(1):   $16,750,852
FIRST PAYMENT DATE:                  March 11, 2008
MORTGAGE INTEREST RATE:              8.2300% per annum
AMORTIZATION TERM:                   300 months
HYPERAMORTIZATION:                   N/A
ARD DATE:                            N/A
MATURITY DATE:                       February 11, 2013
MATURITY/ARD BALANCE:                $15,649,750
INTEREST CALCULATION:                Actual/360
CALL PROTECTION:                     Lockout/defeasance until the date that is
                                     three (3) months prior to the Maturity
                                     Date.

LOAN PER ROOM(1):                    $56,976
UP-FRONT RESERVES:                   Property Improvement

                                     Reserve:                      $1,517,600(2)
                                     Seasonality Reserve:             $15,030(3)
ONGOING RESERVES:                    Tax and Insurance Reserve:           Yes(4)
                                     FF&E Reserve:                        Yes(5)
                                     Seasonality Reserve:                 Yes(6)
                                     Excess Cash Flow Reserve:      Springing(7)
LOCKBOX:                             Springing

SUBORDINATE FINANCING:               None

                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:      Single Asset
PROPERTY TYPE:               Hotel
PROPERTY SUB-TYPE:           Full Service
LOCATION:                    Richardson, Texas
YEAR BUILT/RENOVATED:        1982/2007
ROOMS:                       294
OCCUPANCY AT U/W:            59%
OWNERSHIP INTEREST:          Fee
PROPERTY MANAGEMENT:         Taraz Kooh LLC

                             12/31/2005    12/31/2006    12/31/2007       U/W
                             ----------    ----------    ----------       ---
NET OPERATING INCOME:        $1,635,391    $1,980,530    $2,478,126   $2,546,041
NET CASH FLOW:                                                        $2,218,149
DSCR:                                                                      1.40x
APPRAISED VALUE:             $27,100,000
APPRAISAL DATE:              November 29, 2007
CUT-OFF DATE LTV RATIO(1):   61.8%
MATURITY/ARD LTV RATIO:      57.7%

(1)  Based on the April 2008 cut-off date principal balance.

(2) The property improvement reserve was established at closing to fund work required by the franchisor.

(3) The seasonality reserve was established at closing to provide an additional source of funds for the payment of operating expenses and debt service for the Radisson Hotel Dallas North Property during seasonal periods when the gross income from the Radisson Hotel Dallas North Property may be reduced.

(4) The borrower is required to make monthly payments into a tax and insurance reserve to accumulate funds necessary to (a) pay all taxes prior to their respective due dates and (b) pay insurance premiums prior to the expiration of the related policies.

(5) Commencing on the March 2008 due date, the borrower is required to make monthly deposits into an FF&E reserve, in an amount equal to 1/12th of 5% of the annual gross revenues (as calculated in accordance with the related loan documents) from the Radisson Hotel Dallas North Property for the current calendar year (each such deposit, a "First Year FF&E Monthly Deposit") until the aggregate amount of all First Year FF&E Monthly Deposits (irrespective of the amount then on deposit in the FF&E reserve) is equal to or greater than $328,000, after which time the First Year FF&E Monthly Deposit will no longer be required. From the loan closing date through and including the February 2009 due date, all amounts on deposit in the FF&E reserve are required to be used exclusively for the payment of costs and expenses incurred by the borrower in connection with the performance of the franchisor's property improvement plan. In addition, commencing on the March 2009 due date, the borrower is required to make monthly deposits to the FF&E reserve, in an amount equal to 1/12 of 4% of the annual gross revenues (as calculated in accordance with the related loan documents) for the current calendar year (the "FF&E Required Deposit Amount"); PROVIDED that the borrower will not be required to make any such monthly payments so long as the amount on deposit in the FF&E reserve is equal to or greater than the product of (x) 24 and (y) the FF&E Required Deposit Amount at the time of calculation.

(6) On each due date, the borrower is required to deposit $15,030 into the seasonality reserve; PROVIDED that the lender may, at any time in its discretion, increase or decrease such monthly deposit amount in accordance with the related documents; PROVIDED, HOWEVER, that the total annual amount of required deposits into the seasonality reserve may not be increased except (i) in the event of a material change in the monthly fluctuation of occupancy, average daily rate or gross income from operations at the Radisson Hotel Dallas North Property, (ii) if the debt service coverage ratio (based on trailing 12-month period) of the Radisson Hotel Dallas North Property is less than 1.40x for two consecutive quarters, (iii) to address increases in amounts to required to be deposited into the reserves or (iv) if so required by the applicable rating agencies; PROVIDED, FURTHER, that so long as no event of default has occurred and is continuing under the Radisson Hotel Dallas North Loan, such monthly contributions will cease and funds on deposit will be released to the borrower if either (a) the borrower delivers a letter of credit in an amount equal to total annual amount due with respect to the seasonality reserve or (b) RevPAR for the Radisson Hotel Dallas North Property is greater than $45.66 for each of 24 consecutive months.


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(7)  Upon the occurrence and during the continuance of a Radisson Hotel Dallas
     North Cash Sweep Period (as defined below), all excess cash flow (if any) will be deposited into an excess cash reserve and held as cash collateral for the Radisson Hotel Dallas North Loan. A "Radisson Hotel Dallas North Cash Sweep Period" will be triggered (a) if the borrower fails to produce a loan commitment to refinance on or before the date that is three (3) months prior to the stated maturity of the Radisson Hotel Dallas North Loan, (b) upon the occurrence of a Radisson Hotel Dallas North Low DSCR Period (as defined below) or (c) upon the occurrence of an event of default under the Radisson Hotel Dallas North Loan. A "Radisson Hotel Dallas North Low DSCR Period" will commence if the debt service coverage ratio of the Radisson Hotel Dallas North Property (based on trailing six month period) is less than 1.20x and will terminate if the debt service coverage ratio of the Radisson Hotel Dallas North Property (based on trailing six month period) is at least 1.20x for three (3) consecutive months. Upon the termination of Radisson Hotel Dallas North Cash Sweep Period triggered by a Radisson Hotel Dallas North Low DSCR Period, all funds on deposit in the excess cash reserve will be released to the borrower; PROVIDED that no event of default has occurred and is then continuing under the Radisson Hotel Dallas North Loan.

          THE LOAN. The Radisson Hotel Dallas North Loan (the "Radisson Hotel Dallas North Loan") was originated by Column Financial, Inc. on February 1, 2008. The Radisson Hotel Dallas North Loan is secured by a first priority mortgage encumbering a hotel in Richardson, Texas (the "Radisson Hotel Dallas North Property").

          THE BORROWER. The borrower under the Radisson Hotel Dallas North Loan is Taraz Kooh LLC, a limited liability company organized under the laws of the State of Texas. The borrower is a special purpose entity, whose business is limited to owning and operating the Radisson Hotel Dallas North Property. The sponsors, Parvin Mosavi and Alireza Morirahimi, are natural persons. In addition to the Radisson Hotel Dallas North Property, the sponsors also own one hotel property in Jacksonville, Florida and one other hotel property in Richardson, Texas.

          THE PROPERTY. The Radisson Hotel Dallas North Property consists of the Radisson Hotel Dallas North located in Richardson, Texas. The Radisson Hotel Dallas North Property consists of 294 rooms and includes 370 parking spaces. The Radisson Hotel Dallas North Property is primarily used for hotel purposes and includes a full-service restaurant.

          PROPERTY MANAGEMENT. The Radisson Hotel Dallas North Property is self-managed by the borrower and is operated under a license agreement between the borrower and the franchisor, Radisson Hotels International, Inc. The license agreement expires no less than five (5) years after the stated maturity date of the Radisson Hotel Dallas North Loan. In addition, a liquor license has been issued for the adjacent full-service restaurant at the Radisson Hotel Dallas North Property. The current holder of the liquor license is The Ticket, Inc. (the "Club"), a non-profit corporation operated under the laws of the State of Texas. The liquor license consists of a private club permit (such that only Club members may purchase alcohol). The Club is managed by three directors (the "Directors"), two of which are the sponsors of the Radisson Hotel Dallas North Loan. At loan closing, the lender obtained resignations of the Directors of the Club executed in blank, to be effective in the event that that the lender forecloses on the Radisson Hotel Dallas North Property after an event of default, such that the Club may, subject to applicable law, continue to operate under the current liquor license.

          PAYMENT TERMS; INTEREST RATE. The interest rate with respect to the Radisson Hotel Dallas North Loan is calculated on an Actual/360 Basis and is equal to 8.2300% per annum. The payment due date under the Radisson Hotel Dallas North Loan is the 11th day of each month (or, if such day is not a business day, the immediately preceding business day).

          ESCROWS AND RESERVES. For reserves established for the Radisson Hotel Dallas North Loan, see Exhibit A-1 to this prospectus supplement.

          CASH MANAGEMENT/LOCKBOX. All rent payments and credit card receipts are deposited directly into a lockbox account and the borrower (or the property manager, if applicable) must cause all other income to be deposited within one
(1) business day of receipt directly therein. Unless and until a Radisson Hotel Dallas North Cash Sweep Period (as defined below) has occurred or is continuing, the borrower (and the property manager, if applicable) will have access to the funds in the lockbox account. Upon the occurrence and during the continuance of a Radisson Hotel Dallas North Cash Sweep Period, all excess cash flow (if any) will be deposited into an excess cash reserve and held as cash collateral for the Radisson Hotel Dallas North Loan. Upon the termination of Radisson Hotel Dallas North Cash Sweep Period, all funds on deposit in the excess cash reserve will be released to the borrower; PROVIDED that no event of default has occurred and is then continuing under the Radisson Hotel Dallas North Loan. A "Radisson Hotel Dallas North Cash Sweep Period" will be triggered (a) if the borrower fails to produce a loan commitment to refinance on or before the date that is three (3) months prior to the stated maturity of the Radisson Hotel Dallas North Loan, (b) upon the occurrence of a Radisson Hotel Dallas North Low DSCR Period (as defined below) or (c) upon the occurrence of an event of default under the Radisson Hotel Dallas North Loan. A "Radisson Hotel Dallas North Low DSCR Period" will commence if the debt service coverage ratio of the Radisson Hotel Dallas North Property (based on trailing six month period) is less than 1.20x and will terminate if the debt service coverage ratio of the Radisson Hotel Dallas North Property (based on trailing six month period) is at least 1.20x for three (3) consecutive months. Upon the termination of Radisson Hotel Dallas North Cash Sweep Period triggered by a Radisson Hotel


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Dallas North Low DSCR Period, all funds on deposit in the excess cash reserve will be released to the borrower; PROVIDED that no event of default has occurred and is then continuing under the Radisson Hotel Dallas North Loan.

          PARTIAL RELEASE. The borrower has the right to obtain the release of a certain specified parcel at the Radisson Hotel Dallas North Property, without payment of any release price, upon satisfaction of certain conditions set forth in the mortgage loan documents, including among others, that (i) no event of default has occurred and is continuing under the Radisson Hotel Dallas North Property Loan and (ii) at the time of release, such parcel is vacant, non-income producing and generally unimproved.


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ASSIGNMENT OF THE UNDERLYING MORTGAGE LOANS

          On or before the date of initial issuance of the offered certificates, the mortgage loan sellers will transfer to us those mortgage loans that it is including in the issuing entity, and we will transfer to the trustee all of those mortgage loans. In each case, the transferor will assign the subject mortgage loans, without recourse, to the transferee.

          In connection with the foregoing transfers, at the closing or at such later date as is permitted under the series 2008-C1 pooling and servicing agreement, the mortgage loan sellers will generally be required to deliver or cause the delivery of the following documents, among others, to the trustee with respect to each of the mortgage loans (other than the 450 Lexington Avenue Mortgage Loan):

          -    either--

               1. the original promissory note, endorsed without recourse to the order of the trustee or in blank, or

               2. if the original promissory note has been lost, a copy of that note, together with a lost note affidavit and indemnity;

          - the original or a copy of the mortgage instrument, together with originals or copies of any intervening assignments of that document, in each case, unless the particular document has not been returned from the applicable recording office, with evidence of recording on the document or certified by the applicable recording office;

          - the original or a copy of any separate assignment of leases and rents, together with originals or copies of any intervening assignments of that document, in each case, unless the particular document has not been returned from the applicable recording office, with evidence of recording on the document or certified by the applicable recording office;

          - an executed original assignment of the related mortgage instrument in favor of the trustee or in blank, in recordable form except for missing recording information relating to that mortgage instrument;

          - an executed original assignment of any separate related assignment of leases and rents in favor of the trustee or in blank, in recordable form except for missing recording information relating to that assignment of leases and rents;

          - originals or copies of all written assumption, modification and substitution agreements, if any, in those instances where the terms or provisions of the related mortgage instrument or promissory note have been modified or the mortgage loan has been assumed;

          - copies of letters of credit, if any, and amendments thereto which entitle the issuing entity to draw thereon; PROVIDED, HOWEVER, that originals of letters of credit will be delivered to and held by the master servicer;

          - copies of franchise agreements and franchisor comfort letters, if any, for hospitality properties;

          - an original or copy of the lender's title insurance policy or, if a title insurance policy has not yet been issued or located, a PRO FORMA title policy or a "marked up" commitment for title insurance, which in either case is binding on the title insurance company; and

          - in those cases where applicable, the original or a copy of the related ground lease.

          With respect to the 450 Lexington Avenue Mortgage Loan, the above-listed mortgage loan documents, among others, have been delivered to the CSMC 2007-C5 Trustee pursuant to the CSMC 2007-C5 Pooling and Servicing Agreement. The trustee will hold the 450 Lexington Avenue Intercreditor Agreement and the promissory note representing the 450 Lexington Avenue Mortgage Loan.

          The trustee, either directly or through a custodian, is required to hold all of the documents delivered to it with respect to the mortgage loans, including all of the documents delivered to it with respect to the 450 Lexington Avenue Whole Loan and a copy of the 450 Lexington Avenue Intercreditor Agreement, in trust for the benefit of the series 2008-C1 certificateholders under the terms of the series 2008-C1 pooling and servicing agreement. Within a specified period of time


                                     S-126

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following that delivery, the trustee directly or through a custodian, will be further required to conduct a review of those documents. The scope of the trustee's review of those documents will, in general, be limited solely to confirming that they have been received, that they appear regular on their face (handwritten additions, changes or corrections will not be considered irregularities if initialed by the borrower), that (if applicable) they appear to have been executed and that they purport to relate to a mortgage loan in the issuing entity. None of the trustee, the master servicer, the special servicer or any custodian is under any duty or obligation to inspect, review or examine any of the documents relating to the mortgage loans to determine whether the document is valid, effective, enforceable, in recordable form or otherwise appropriate for the represented purpose.

          If--

          - any of the above-described documents required to be delivered by a mortgage loan seller to the trustee is not delivered or is otherwise defective, and

          - that omission or defect materially and adversely affects the value of the subject mortgage loan, or the interests of any class of series 2008-C1 certificateholders,

then the omission or defect will constitute a material document defect as to which the series 2008-C1 certificateholders will have the rights against the related mortgage loan seller as described under "--Cures, Repurchases and Substitutions" below.

          Within a specified period of time following the later of--

          - the date on which the offered certificates are initially issued, and

          - the date on which all recording information necessary to complete the subject document is received by the trustee,

the trustee or a third-party independent contractor will be required to submit for recording in the real property records of the applicable jurisdiction each of the assignments of recorded loan documents in the trustee's favor described above. Because most of the mortgage loans that we intend to include in the issuing entity are newly originated, many of those assignments cannot be completed and recorded until the related mortgage instrument and/or the assignment of leases and rents, reflecting the necessary recording information, is returned from the applicable recording office.

REPRESENTATIONS AND WARRANTIES

          As of the date of initial issuance of the offered certificates, each mortgage loan seller will make, with respect to each mortgage loan that it is selling to us for inclusion in the issuing entity (except as described below), specific representations and warranties generally to the effect listed below, together with any other representations and warranties as may be required by the rating agencies. The respective representations and warranties to be made by the related mortgage loan seller may not be identical and may be qualified by exceptions disclosed in the related mortgage loan purchase agreement between the related mortgage loan seller and us. However, the representations and warranties to be made by the mortgage loan sellers will, subject to certain exceptions, generally include, among other things--

          - The information relating to the subject mortgage loan set forth in the loan schedule attached to the related mortgage loan purchase agreement, will be accurate in all material respects as of the related due date in April 2008 or such other specific date as of which it is provided. That information will include various items of information regarding each of the underlying mortgage loans, including:

               1. the street address, including city, state and zip code, of the related mortgaged real property,

               2. the original principal balance and cut-off date principal balance of the subject mortgage loan,

               3. the amount of the monthly debt service payment for the subject mortgage loan due on the related due date in April 2008,

               4. the mortgage interest rate for the subject mortgage loan as of the related due date in April 2008, and

               5. the original and remaining term to stated maturity for the subject mortgage loan.


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          -    The related mortgage loan seller is transferring the mortgage loan free and clear of any and all pledges, liens and/or other security interests.

          - No scheduled payment of principal and interest under the mortgage loan was 30 days or more delinquent as of the cut-off date, and the mortgage loan has not been more than 30 days delinquent on such payments since origination, or with respect to certain mortgage loans, in the 12-month period immediately preceding the cut-off date.

          - The related mortgage constitutes a valid and enforceable first priority mortgage lien (subject to the Permitted Encumbrances) upon the related mortgaged real property, except as enforcement thereof may be limited by laws affecting the enforcement of creditors' rights and by general principles of equity.

          - The assignment of the related mortgage in favor of the trustee constitutes a legal, valid and binding assignment, except as enforcement thereof may be limited by laws affecting the enforcement of creditors' rights and by general principles of equity.

          - The related assignment of leases and rents (or, in certain cases, the related mortgage) establishes and creates a valid and, subject to certain creditors' rights exceptions and general principles of equity, enforceable first priority lien (subject to certain Permitted Encumbrances) in the related borrower's interest in all leases of the mortgaged real property.

          - The related mortgage has not been satisfied, canceled, rescinded or subordinated in whole or in material part, except as set forth in the related mortgage file, and the related mortgaged real property has not been released from the lien of such mortgage in any manner which materially interferes with the security intended to be provided by such mortgage.

          - Except as set forth in a property inspection report or engineering report prepared in connection with the mortgage loan, the related mortgaged real property is, to the related mortgage loan seller's knowledge, free of any material damage that would materially and adversely affect its value as security for the mortgage loan (with respect to certain mortgage loans, normal wear and tear excepted) or, with respect to certain mortgage loans, reserves have been established to remediate such damage.

          - Either (i) to the related mortgage loan seller's knowledge, there is no proceeding pending for the condemnation of all or any material portion of any mortgaged real property that would have a material adverse effect on the use or value of that property or
               (ii) with respect to certain mortgage loans, the related mortgage loan seller has received no notice of the commencement of any such proceeding.

          - The related mortgaged real property is covered by an American Land Title Association (or an equivalent form of) lender's title insurance policy (or a binding commitment therefor) or the equivalent thereof in the applicable jurisdiction, insuring that the related mortgage is a valid, first priority lien on such mortgaged real property, subject only to certain Permitted Encumbrances.

          - The proceeds of the mortgage loan have been fully disbursed and there is no obligation for future advances with respect thereto.

          - An environmental site assessment report was prepared with respect to the related mortgaged real property, and the related mortgage loan seller has no knowledge of any material noncompliance with environmental laws affecting such mortgaged real property that was not disclosed in such report; PROVIDED, HOWEVER, as previously described in this prospectus supplement, for certain mortgage loans an environmental insurance policy was obtained in lieu of an environmental site assessment.

          - Each mortgage note, mortgage and other agreement executed by or for the benefit of the related borrower (and, with respect to certain mortgage loans, any related guarantor) in connection with the mortgage loan is the legal, valid and binding obligation of the maker thereof (subject to certain creditors' rights exceptions and other exceptions of general application), enforceable in accordance with its terms, and there is no valid defense, counterclaim or right of rescission available to such borrower with respect to such mortgage note, mortgage or other agreement, except as such enforcement may be limited by laws affecting the enforcement of creditors' rights and by general principles of equity.

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          -    The related mortgaged real property is, and is required pursuant to the related loan documents to be, insured by casualty and liability insurance policies of the type(s) specified in the related loan documents.

          - There are no delinquent and unpaid taxes or assessments affecting the related mortgaged real property that are or may become a lien of priority equal to or higher than the lien of the related mortgage or, with respect to certain mortgage loans, an escrow of funds has been created for the payment of such taxes and assessments.

          - The related borrower is not, to the related mortgage loan seller's knowledge, a debtor in any state or federal bankruptcy or insolvency proceeding.

          - For any mortgage loan where all or a material portion of the interest of the borrower is a leasehold estate, and the related mortgage does not also encumber the related lessor's fee interest in the mortgaged real property--

               1. such ground lease or a memorandum thereof has been or will be duly recorded and the lessor does not prohibit the interest of the lessee thereunder to be encumbered by the related mortgage;

               2. the borrower's interest in such ground lease is assignable to the related mortgage loan seller and its assigns without the consent of the lessor thereunder (or, with respect to certain mortgage loans, if such consent was required, it was obtained prior to the loan closing);

               3. to the knowledge of the related mortgage loan seller, such ground lease is in full force and effect and, to the knowledge of the related mortgage loan seller, no default (or, with respect to certain mortgage loans, no event of default) has occurred thereunder;

               4. such ground lease, or an estoppel letter or other agreement related thereto, requires the lessor under such ground lease to give notice of any default by the lessee to the holder of the mortgage;

               5. the holder of the mortgage is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such ground lease, with respect to certain mortgage loans, so long as the holder is proceeding diligently) to cure any default under such ground lease which is curable after the receipt of notice of any such default, before the lessor thereunder may terminate such ground lease; and

               6. such ground lease has an original term (including any extension options set forth therein) which extends not less than 20 years beyond the scheduled maturity date of the mortgage loan.

          - Except as otherwise described in this prospectus supplement, the mortgage loan is not cross-collateralized or cross-defaulted with any loan other than one or more other mortgage loans in the issuing entity.

          - Except as disclosed in this prospectus supplement (and/or, with respect to certain mortgage loans, in the related mortgage loan purchase agreement) with respect to cross-collateralized loans and multi-property loans, no mortgage requires the holder thereof to release any material portion of the related mortgaged real property from the lien thereof except upon payment in full of the mortgage loan or defeasance, or in certain cases, except (a) upon the satisfaction of certain legal and underwriting requirements,
               (b) releases of unimproved out-parcels or (c) releases of portions which will not have a material adverse effect on the value of the collateral for the mortgage loan.

          - To such mortgage loan seller's knowledge, there exists no material default, breach, violation or event of acceleration (and no event -- other than, with respect to certain mortgage loans, payments due but not yet delinquent -- which, with the passage of time or the giving of notice, or both, would constitute any of the foregoing) under the related mortgage note or mortgage in any such case to the extent the same materially and adversely affects the value of the mortgage loan or the related mortgaged real property; PROVIDED that this representation and warranty will not cover a default, breach, violation or event of acceleration arising out of any other representation and warranty made by the related mortgage loan seller.

          The representations and warranties made by the mortgage loan sellers as listed and described above will be assigned by us to the trustee under the series 2008-C1 pooling and servicing agreement.

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          If--

          - there exists a breach of any of the above-described representations and warranties made by the mortgage loan sellers), and

          - that breach materially and adversely affects the value of the subject mortgage loan, or the interests of any class of series 2008-C1 certificateholders,

then that breach will be a material breach of the representation and warranty. The rights of the series 2008-C1 certificateholders against the applicable warranting party with respect to any material breach are described under "--Cures, Repurchases and Substitutions" below.

CURES, REPURCHASES AND SUBSTITUTIONS

          If the related mortgage loan seller has been notified of a defect in any mortgage file or a breach of any of its representations and warranties, or, itself, has discovered any such defect or breach, which, in either case, materially and adversely affects the value of any mortgage loan (including any REO Property acquired in respect of any foreclosed mortgage loan) or any interests of the holders of any class of series 2008-C1 certificates, then that mortgage loan seller will be required to take one of the following courses of action:

          -    cure such breach or defect in all material respects; or

          - repurchase the affected mortgage loan at a price generally equal to the sum of--

               1. the outstanding principal balance of such mortgage loan as of the date of purchase, plus

               2. all accrued and unpaid interest on such mortgage loan at the related mortgage interest rate in effect from time to time in absence of a default, to but not including the due date in the collection period of purchase (which includes unpaid master servicing fees and primary servicing fees), but exclusive of Post-ARD Additional Interest, yield maintenance or prepayment penalties, plus

               3. all related unreimbursed servicing advances plus, in general, accrued and unpaid interest on related advances at the reimbursement rate (as set forth in the series 2008-C1 pooling and servicing agreement), plus

               4. all expenses incurred (whether paid or then owing) by the master servicer, the special servicer, us and the trustee in respect of the defect or breach giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation, plus

               5. the amount of any special servicing fees accrued on such mortgage loan and, if the mortgage loan is repurchased following the expiration of the applicable cure period (as it may be extended as described below), the amount of the liquidation fee payable to the special servicer; or

          - replace the affected mortgage loan with a Qualified Substitute Mortgage Loan; PROVIDED that in no event may a substitution occur later than the second anniversary of the date of initial issuance of series 2008-C1 certificates; or

          - for certain breaches, reimburse the issuing entity for certain costs.

            If the related mortgage loan seller replaces one mortgage loan with another, as described in the third bullet of the preceding paragraph, then it will be required to pay to the issuing entity the amount, if any, by which--

          - the price at which it would have had to purchase the removed mortgage loan, as described in the second bullet of the preceding paragraph, exceeds

          - the Stated Principal Balance of the substitute mortgage loan as of the due date during the month that it is added to the issuing entity.

          The time period within which the related mortgage loan seller must complete the remedy, repurchase or substitution described in the second preceding paragraph, will generally be limited to 90 days following its receipt of notice of the subject material breach or material document defect. However, if the subject material breach or material document defect is capable

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of being cured and if the related mortgage loan seller is diligently attempting to correct the material breach or material document defect, then it will be entitled to as much as an additional 90 days to complete that remedy, repurchase or substitution (unless such material breach or material document defect causes any mortgage loan to not be a "qualified mortgage" within the meaning of the REMIC provisions of the Code).

          Any of the following document defects will be conclusively presumed to be a "Material Document Defect" (other than with respect to the 450 Lexington Avenue Mortgage Loan, for which only the first and fourth bullet points will be conclusively presumed to be a "Material Document Defect" for such mortgage loan):

          - the absence from the mortgage file of the original signed mortgage note, unless the mortgage file contains a signed lost note affidavit and indemnity;

          - the absence from the mortgage file of the original signed mortgage, unless there is included in the mortgage file a certified copy of the recorded mortgage as recorded or a certified copy of the mortgage in the form sent for recording and a certificate stating that the original mortgage was sent for recordation or a copy of the mortgage and the related recording information;

          - the absence from the mortgage file of the original lender's title insurance policy or a copy thereof (together with all endorsements or riders that were issued with or subsequent to the issuance of such policy), or if the policy has not yet been issued, executed escrow instructions, or a binding written commitment (including a PRO FORMA or specimen title insurance policy) or interim binder that is marked as binding and countersigned by the title company, insuring the priority of the mortgage as a first lien on the related mortgaged real property relating to such mortgage loan;

          - the absence from the mortgage file of any intervening assignments required to create an effective assignment to the trustee on behalf of the issuing entity, unless there is included in the mortgage file a certified copy of the intervening assignment and a certificate stating that the original intervening assignments were sent for recordation;

          - the absence from the mortgage file of any original letter of credit; PROVIDED that such defect may be cured by any substitute letter of credit or cash reserve on behalf of the related borrower; or

          - the absence from the mortgage file of a copy of any required ground lease.

          The foregoing obligation to cure, repurchase, provide a substitute mortgage loan or loans or reimburse the issuing entity will constitute the sole remedies available to the certificateholders and the trustee for any defect in a mortgage file or any breach on the part of a mortgage loan seller of its representations or warranties regarding the underlying mortgage loans. No other person will be obligated to repurchase or replace any affected mortgage loan in connection with a material breach of any of the representations and warranties made by a mortgage loan seller or in connection with a material document defect, if such mortgage loan seller defaults on its obligation to do so.

          Any defect or any breach that, in either case, causes any mortgage loan not to be a "qualified mortgage" within the meaning of the REMIC provisions of the Code will be deemed to materially and adversely affect the interests of certificateholders therein, requiring the related mortgage loan seller to purchase or substitute for the affected mortgage loan from the issuing entity within 90 days following the earlier of its receipt of notice or its discovery of the defect or breach at the applicable purchase price or in conformity with the mortgage loan purchase agreements.

          The mortgage loan sellers have only limited assets with which to fulfill any repurchase/substitution obligations on its part that may arise as a result of a material document defect or a material breach of any of its representations or warranties. There can be no assurance that the mortgage loan sellers have or will have sufficient assets with which to fulfill any repurchase/substitution obligations on its part that may arise.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

          The description in this prospectus supplement of the mortgage pool is based upon the mortgage pool as it is expected to be constituted at the time the offered certificates are issued, with adjustments for the monthly debt service payments due on the underlying mortgage loans on or before their respective due dates in April 2008. Prior to the issuance of the offered certificates, one or more mortgage loans may be removed from the mortgage pool if we consider the removal necessary or appropriate. A limited number of other mortgage loans may be included in the mortgage pool prior to the issuance of the offered certificates, unless including those mortgage loans would materially alter the characteristics of the mortgage pool as

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described in this prospectus supplement. We believe that the information in this prospectus supplement will be generally representative of the characteristics of the mortgage pool as it will be constituted at the time the offered certificates are issued. However, the range of mortgage interest rates and maturities, as well as the other characteristics of the underlying mortgage loans described in this prospectus supplement, may vary, and the actual initial mortgage pool balance may be as much as 5% larger or smaller than the initial mortgage pool balance specified in this prospectus supplement.

          A current report on Form 8-K will be available to purchasers of the offered certificates on or shortly after the date of initial issuance of the offered certificates. That current report on Form 8-K will be filed, together with the series 2008-C1 pooling and servicing agreement, with the SEC within 15 days after the initial issuance of the offered certificates. If mortgage loans are removed from or added to the mortgage pool, that removal or addition will be noted in that current report on Form 8-K.

                     DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL

          The series 2008-C1 certificates will be issued, on or about April 18, 2008 under a pooling and servicing agreement to be dated as of April 1, 2008 between us, as depositor, and the trustee, the master servicer and the special servicer. They will represent the entire beneficial ownership interest of the issuing entity. The assets of the issuing entity will include:

          -    the underlying mortgage loans;

          - any and all payments under and proceeds of the underlying mortgage loans received after their respective due dates in April 2008, exclusive of payments of principal, interest and other amounts due on or before that date;

          -    the loan documents for the underlying mortgage loans;

          -    our rights under each of the mortgage loan purchase agreements;

          - any REO Properties acquired by the issuing entity with respect to defaulted underlying mortgage loans;

          - those funds or assets as from time to time are deposited in the master servicer's collection account described under "The Series 2008-C1 Pooling and Servicing Agreement--Collection Account" in this prospectus supplement, the special servicer's REO account described under "The Series 2008-C1 Pooling and Servicing Agreement--REO Properties," the trustee's distribution account described under "--Distribution Account" below or the trustee's interest reserve account described under "--Interest Reserve Account" below; and

          - the swap agreement relating to the class A-2FL certificates; PROVIDED that none of the offered certificates will have any beneficial interest in such swap agreement.

          The series 2008-C1 certificates will include the following classes:

          - the A-1, A-2, A-AB, A-3 and A-1-A classes, which are the classes of series 2008-C1 certificates that are offered by this prospectus supplement; and

          - the A-X, A-2FL, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, O, P, Q, S, R, LR and V classes, which are the classes of series 2008-C1 certificates that--

               1.   will be retained or privately placed by us, and

               2.   are not offered by this prospectus supplement.

          The issuing entity will also include the class A-2FL REMIC II regular interest, which will be represented by the class A-2FL certificates, which are not being offered by this prospectus supplement.

          The class A-1, A-2, A-2FL, A-AB, A-3, A-1-A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, O, P, Q and S certificates are the series 2008-C1 certificates that will have principal balances. The series 2008-C1 certificates with principal balances constitute the series 2008-C1 principal balance certificates. The principal balance of any of these

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certificates will represent the total distributions of principal to which the holder of the certificate is entitled over time out of payments, or advances in lieu of payments, and other collections on the assets of the issuing entity. Accordingly, on each distribution date, the principal balance of each of these certificates will be permanently reduced by any principal distributions actually made with respect to the certificate on that distribution date. See "--Distributions" below. On any particular distribution date, the principal balance of each of these certificates may also be permanently reduced, without any corresponding distribution, in connection with losses on the underlying mortgage loans and default-related and otherwise unanticipated issuing entity expenses. See "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Issuing Entity Expenses" below.

          The class A-X, R, LR and V certificates will not have principal balances, and the holders of those certificates will not be entitled to receive distributions of principal. However, the class A-X certificates will have a notional amount for purposes of calculating the accrual of interest with respect to those certificates. The class A-X certificates are sometimes referred to in this prospectus supplement as the series 2008-C1 interest only certificates.

          For purposes of calculating the accrual of interest, the class A-X certificates will have a total notional amount that is, as of any date of determination, equal to the then total principal balance of the class A-1, A-2, A-AB, A-3, A-1-A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, O, P, Q and S certificates and the class A-2FL REMIC II regular interest.

          In general, principal balances and notional amounts will be reported on a class-by-class basis. In order to determine the principal balance of any of your offered certificates from time to time, you may multiply the original principal balance of that certificate as of the date of initial issuance of the series 2008-C1 certificates, as specified on the face of that certificate, by the then-applicable certificate factor for the relevant class. The certificate factor for any class of offered certificates, as of any date of determination, will equal a fraction, expressed as a percentage, the numerator of which will be the then outstanding total principal balance of that class, and the denominator of which will be the original total principal balance of that class. Certificate factors will be reported monthly in the trustee's report.

REGISTRATION AND DENOMINATIONS

          GENERAL. The offered certificates will be issued in book-entry form in original denominations of $10,000 initial principal balance or notional amount, as applicable, and any whole dollar denomination in excess of $10,000.

          Each class of offered certificates will initially be represented by one or more certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company. You will not be entitled to receive an offered certificate issued in fully registered, certificated form, except under the limited circumstances described under "Description of the Certificates--Book-Entry Registration" in the accompanying prospectus. For so long as any class of offered certificates is held in book-entry form--

          - all references in this prospectus supplement to actions by holders of those certificates will refer to actions taken by DTC upon instructions received from beneficial owners of those certificates through its participating organizations, and

          - all references in this prospectus supplement to payments, distributions, remittances, notices, reports and statements made or sent to holders of those certificates will refer to payments, distributions, remittances, notices, reports and statements made or sent to DTC or Cede & Co., as the registered holder of those certificates, for payment or transmittal, as applicable, to the beneficial owners of those certificates through its participating organizations in accordance with DTC's procedures.

          The trustee will initially serve as registrar for purposes of providing for the registration of the offered certificates and, if and to the extent physical certificates are issued to the actual beneficial owners of any of the offered certificates, the registration of transfers and exchanges of those certificates.

          DTC, EUROCLEAR AND CLEARSTREAM, LUXEMBOURG. You will hold your certificates through DTC, in the United States, or Clearstream Banking Luxembourg or The Euroclear System, in Europe, if you are a participating organization of the applicable system, or indirectly through organizations that are participants in the applicable system. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of organizations that are participants in either of these systems, through customers' securities accounts in Clearstream, Luxembourg's or Euroclear's names on the books of their respective depositaries. Those depositaries will, in turn, hold those positions in customers' securities accounts in the depositaries' names on the books of DTC. For a discussion of DTC, Euroclear and Clearstream, Luxembourg, see "Description of the Certificates--Book-Entry Registration--DTC, Euroclear and Clearstream, Luxembourg" in the accompanying prospectus.

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          Transfers between participants in DTC will occur in accordance with
DTC's rules. Transfers between participants in Clearstream, Luxembourg and Euroclear will occur in accordance with their applicable rules and operating procedures. See "Description of the Certificates--Book-Entry
Registration--Holding and Transferring Book-Entry Certificates" in the accompanying prospectus.

          Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through participants in Clearstream, Luxembourg or Euroclear, on the other, will be accomplished through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. However, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities through DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Participants in Clearstream, Luxembourg and Euroclear may not deliver instructions directly to the depositaries.

          Because of time-zone differences--

          - credits of securities in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and

          - those credits or any transactions in those securities settled during that processing will be reported to the relevant Clearstream, Luxembourg or Euroclear participant on that business day.

          Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC. For additional information regarding clearance and settlement procedures for the offered certificates and for information with respect to tax documentation procedures relating to the offered certificates, see Exhibit E hereto.

          Beneficial owners of offered certificates that are not participating organizations in DTC, Clearstream, Luxembourg or Euroclear, but desire to purchase, sell or otherwise transfer ownership or other interests in those certificates, may do so only through participating organizations in DTC, Clearstream, Luxembourg or Euroclear. In addition, those beneficial owners will receive all distributions of principal and interest from the trustee through DTC and its participating organizations. Similarly, reports distributed to holders of the offered certificates pursuant to the series 2008-C1 pooling and servicing agreement and requests for the consent of those holders will be delivered to the beneficial owners of those certificates only through DTC, Clearstream, Luxembourg, Euroclear and their participating organizations. Under a book-entry format, beneficial owners of offered certificates may experience some delay in their receipt of payments, reports and notices, since these payments, reports and notices will be forwarded by the trustee to Cede & Co., as nominee for DTC. DTC will forward the payments, reports and notices to its participating organizations, which thereafter will forward them to indirect DTC participants, Clearstream, Luxembourg, Euroclear or beneficial owners of the offered certificates, as applicable.

          Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of offered certificates among participating organizations on whose behalf it acts with respect to the offered certificates and to receive and transmit distributions of principal of, and interest on, the offered certificates. Direct and indirect DTC participants with which beneficial owners of the offered certificates have accounts with respect to those certificates similarly are required to make book-entry transfers and receive and transmit the payments on behalf of those beneficial owners. Accordingly, although the beneficial owners of offered certificates will not possess the offered certificates, the DTC rules provide a mechanism that will allow them to receive payments on their certificates and will be able to transfer their interests.

          DTC has no knowledge of the actual certificate owners of the book-entry certificates. DTC's records reflect only the identity of the direct participants to whose accounts those certificates are credited, which may or may not be the beneficial owners of those certificates. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

          DTC's practice is to credit direct participants' accounts on the related distribution date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on that date. Disbursement of those distributions by participants to beneficial owners of offered certificates will be governed by standing

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instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of each such participant (and not of DTC, us or any trustee, or servicer), subject to any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, the beneficial owners of offered certificates may receive payments after the related distribution date.

          The only holder of the offered certificates will be the nominee of DTC, and the beneficial owners of the offered certificates will not be recognized as certificateholders under the series 2008-C1 pooling and servicing agreement. Beneficial owners of the offered certificates will be permitted to exercise the rights of certificateholders under the series 2008-C1 pooling and servicing agreement only indirectly through the participants, which in turn will exercise their rights through DTC.

          Because DTC can only act on behalf of direct DTC participants, who in turn act on behalf of indirect DTC participants and certain banks, the ability of a beneficial owner of offered certificates to pledge those certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to those certificates, may be limited due to the lack of a physical certificate for those certificates.

          DTC has advised us that it will take any action permitted to be taken by holders of the offered certificates under the series 2008-C1 pooling and servicing agreement only at the direction of one or more participating organizations to whose accounts with DTC those certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that those actions are taken on behalf of participating organizations in DTC whose holdings include those undivided interests.

          Neither we nor any of the master servicer, the certificate registrar, the sponsors, the mortgage loan sellers, the underwriters, the special servicer or the trustee will have any liability for any actions taken by DTC or its nominee, including actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the offered certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

          Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the offered certificates among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

          See "Description of the Certificates--Book-Entry Registration--Holding and Transferring Book-Entry Certificates" in the accompanying prospectus.

DISTRIBUTION ACCOUNT

          GENERAL. The trustee must establish and maintain an account in which it will hold funds pending their distribution on the series 2008-C1 certificates and from which it will make those distributions. That distribution account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. Funds held in the trustee's distribution account may be held in cash or, at the trustee's risk, invested in Permitted Investments. Subject to the limitations in the series 2008-C1 pooling and servicing agreement, any interest or other income earned on funds in the trustee's distribution account will be paid to the trustee as additional compensation.

          DEPOSITS. On the business day prior to each distribution date, the master servicer will be required to remit to the trustee for deposit in the distribution account the following funds:

          - All payments and other collections on the mortgage loans and any REO Properties in the issuing entity that are then on deposit in the master servicer's collection account, exclusive of any portion of those payments and other collections that represents one or more of the following:

               1. monthly debt service payments due on a due date subsequent to the end of the related collection period;

               2. payments and other collections received after the end of the related collection period;

               3. amounts that are payable or reimbursable from the master servicer's collection account to any person other than the series 2008-C1 certificateholders, including--

                    (a) amounts payable to the master servicer or the special servicer as compensation, including master servicing fees, primary servicing fees, special servicing fees, work-out fees,

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                         liquidation fees, assumption fees, assumption
                         application fees, modification fees, extension fees, consent fees, waiver fees, earnout fees and similar charges and, to the extent not otherwise applied to cover interest on advances and/or other Additional Issuing Entity Expenses with respect to the related underlying mortgage loan, Default Interest and late payment charges, or as indemnification;

                    (b) amounts payable in reimbursement of outstanding advances, together with interest on those advances; and


                    (c) amounts payable with respect to other issuing entity expenses;

               4. net investment income on the funds in the master servicer's collection account;

               5. amounts deposited in the master servicer's collection account in error; and

               6.   any amounts payable to the holder of a Companion Loan.

          - Any advances of delinquent monthly debt service payments made by the master servicer with respect to that distribution date.

          - Any payments made by the master servicer to cover Prepayment Interest Shortfalls incurred during the related collection period.

          See "--Advances of Delinquent Monthly Debt Service Payments" below and "The Series 2008-C1 Pooling and Servicing Agreement--Collection Account" and "--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

          With respect to each distribution date that occurs during March, commencing in 2009, the trustee will be required to transfer from its interest reserve account, which we describe under "--Interest Reserve Account" below, to its distribution account the interest reserve amounts that are then being held in that interest reserve account with respect to the mortgage loans in the issuing entity that accrue interest on an Actual/360 Basis.

          The trustee will be required to deposit in its distribution account the amount of any losses of principal arising from investments of funds held in the distribution account. However, it will not be obligated to cover any losses resulting from the bankruptcy or insolvency of any depository institution holding the distribution account that meets the requirements set forth in the series 2008-C1 pooling and servicing agreement.

          WITHDRAWALS. The trustee may from time to time make withdrawals from its distribution account for any of the following purposes:

          - to pay itself a monthly fee which is described under "The Series 2008-C1 Pooling and Servicing Agreement--Matters Regarding the Trustee" in this prospectus supplement;

          - to reimburse itself, the master servicer or, with respect to the 450 Lexington Avenue Mortgage Loan, any servicing party under the CSMC 2007-C5 Pooling and Servicing Agreement, as applicable, with interest thereon, for any unreimbursed advance made by that party as described under "--Advances of Delinquent Monthly Debt Service Payments" below and/or "The Series 2008-C1 Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement, which advance has been determined not to be ultimately recoverable out of collections on the related underlying mortgage loans (any such advance, a "Nonrecoverable Advance"); PROVIDED that the trustee or the master servicer may choose in its sole discretion to be reimbursed in installments; and PROVIDED, FURTHER, that any such reimbursement would first be made out of payments and other collections of principal on the mortgage pool and second be made out of payments of interest on the mortgage pool;

          - to reimburse itself, the master servicer or, with respect to the 450 Lexington Avenue Mortgage Loan, any servicing party under the CSMC 2007-C5 Pooling and Servicing Agreement, as applicable, with interest thereon, for any unreimbursed advance made by that party as described under "--Advances of Delinquent Monthly Debt Service Payments" below and/or "The Series 2008-C1 Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement, which advance remains unreimbursed following the time that the related underlying mortgage is modified in connection with a default and returned to performing status (and without regard to whether that advance would ultimately be recoverable out of collections on the related underlying mortgage loan), on a monthly basis, out of - but solely out of - payments and other collections of principal on all the underlying mortgage loans after the application of those principal payments and collections to reimburse any party for Nonrecoverable Advances;

          - to indemnify itself and various related persons as described under "Description of the Governing Documents--Matters Regarding the Trustee" in the accompanying prospectus and under "The Series 2008-C1 Pooling and Servicing Agreement--Certain Indemnities" in this prospectus supplement;

          - to pay for the cost of recording the series 2008-C1 pooling and servicing agreement;

          - to pay for any opinions of counsel required to be obtained in connection with any amendments to the series 2008-C1 pooling and servicing agreement;

          - to pay any federal, state and local taxes imposed on the issuing entity, its assets and/or transactions, together with all incidental costs and expenses, that are required to be borne by the issuing entity as described under "Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in the accompanying prospectus and "The Series 2008-C1 Pooling and Servicing Agreement--REO Properties" in this prospectus supplement;

          - with respect to each distribution date during February of any year and each distribution date during January of any year that is not a leap year (unless such distribution date is the final distribution date), to transfer to the trustee's interest reserve account the interest reserve amounts required to be so transferred in that month with respect to the underlying mortgage loans that accrue interest on an Actual/360 Basis;

          - to pay itself interest and other investment income earned on funds held in the distribution account; and

          - to pay to the person entitled thereto any amounts deposited in the distribution account in error.

          On each distribution date, all amounts on deposit in the trustee's distribution account, exclusive of any portion of those amounts that are to be withdrawn for the purposes contemplated in the foregoing paragraph, will represent the Total Available Funds for that date. On each distribution date, the trustee will apply the Total Available Funds to make distributions on the series 2008-C1 certificates (exclusive of the class A-2FL certificates) and the class A-2FL REMIC II regular interest.

          For any distribution date, the Total Available Funds will consist of three separate components:

          - the portion of those funds that represent Yield Maintenance Charges collected on the underlying mortgage loans during the related collection period, which will be paid as additional interest to the holders of the class A-X certificates and/or the holders of the class A-1, A-2, A-AB, A-3, A-1-A, A-M, A-J, B, C, D, E, F, G, H, J and/or K certificates and/or the class A-2FL REMIC II regular interest, as described under "--Distributions--Distributions of Yield Maintenance Charges" below;

          - the portion of those funds that represent Post-ARD Additional Interest collected on the ARD Loans in the issuing entity during the related collection period, which will be paid to the holders of the class V certificates as described under "--Distributions--Distributions of Post-ARD Additional Interest" below; and

          - the remaining portion of those funds, referred to in this prospectus supplement as the Available P&I Funds, which will be paid to the holders of all the series 2008-C1 certificates, other than the class A-2FL certificates and the class V certificates, and the class A-2FL REMIC II regular interest, as described under "--Distributions--Priority of Distributions" below.

          In no event will any amounts allocable to the 450 Lexington Avenue Companion Loan or the CBA B-Note Companion Loan be available to cover any payments or reimbursements associated with any mortgage loan other than the 450 Lexington Avenue Mortgage Loan or the CBA A-Note Mortgage Loan, as applicable. In addition, any amounts allocable to the 450 Lexington Avenue Companion Loan or the CBA B-Note Companion Loan, as applicable, will be available to cover payments and/or reimbursements associated with the 450 Lexington Avenue Mortgage Loan or the CBA A-Note Mortgage Loan, as applicable, only to the extent described under "Description of the Underlying Mortgage Loans--

Certain Matters Regarding the 450 Lexington Avenue Mortgage Loan" or "--The CBA A/B Loan Pair" in this prospectus supplement.

FLOATING RATE ACCOUNT

          The trustee, on behalf of the holders of the class A-2FL certificates, will be required to establish and maintain an account (or a sub-account) in which it will hold funds pending their distribution on the class A-2FL certificates or to the swap counterparty and from which it will make those distributions. No holder of any class of offered certificates will have any beneficial interest in the floating rate account.

INTEREST RESERVE ACCOUNT

          The trustee, on behalf of the issuing entity, must maintain an account or sub-account in which it will hold the interest reserve amounts described in the next paragraph with respect to the underlying mortgage loans that accrue interest on an Actual/360 Basis. That interest reserve account must be maintained in a manner and with a depository that satisfies rating agency standards for securitizations similar to the one involving the offered certificates.

          During January, except in a leap year, and February of each calendar year, beginning in 2009, the trustee will, on or before the distribution date in that month (unless such distribution date is the final distribution date), withdraw from its distribution account and deposit in its interest reserve account the interest reserve amount with respect to each of the underlying mortgage loans that accrue interest on an Actual/360 Basis and for which the monthly debt service payment due in that month was either received or advanced. In general, that interest reserve amount for each of those mortgage loans will equal one day's interest accrued at the related Net Mortgage Interest Rate on the Stated Principal Balance of that loan as of the end of the related collection period. In the case of an ARD Loan, the interest reserve amount will not include Post-ARD Additional Interest.

          During March of each calendar year, beginning in 2009 (or February if the related distribution date is the final distribution date), the trustee will, on or before the distribution date in that month, withdraw from its interest reserve account and deposit in its distribution account any and all interest reserve amounts then on deposit in the interest reserve account with respect to the underlying mortgage loans that accrue interest on an Actual/360 Basis. All interest reserve amounts that are so transferred from the interest reserve account to the distribution account will be included in the Available P&I Funds for the distribution date during the month of transfer.

          The funds held in the trustee's interest reserve account may be held in cash or, at the risk of the trustee, invested in Permitted Investments. Subject to the limitations in the series 2008-C1 pooling and servicing agreement, any interest or other income earned on funds in the trustee's interest reserve account may be withdrawn from the interest reserve account and paid to the trustee as additional compensation.

          The trustee will be required to deposit in its interest reserve account the amount of any losses of principal arising from investments of funds held in the interest reserve account. However, it will not be obligated to cover any losses resulting from the bankruptcy or insolvency of any depository institution holding the interest reserve account.

FEES AND EXPENSES

          The amounts available for distribution on the series 2008-C1 certificates on any Distribution Date will generally be net of the following amounts:

           TYPE/RECIPIENT                               AMOUNT                        FREQUENCY              SOURCE OF FUNDS
-----------------------------------  -------------------------------------------  -----------------  -------------------------------
servicing fee / master servicer      the Stated Principal Balance of each         monthly            interest payments on related
                                     mortgage loan multiplied by the servicing                       mortgage loan (or, if mortgage
                                     fee rate (such fee is calculated using the                      loan or REO property is
                                     same interest accrual basis of such                             liquidated, then from
                                     mortgage loan)                                                  liquidation proceeds allocable
                                                                                                     as recoveries of interest)

additional servicing compensation /  -    all late payment fees and net default   from time to time  the related fee / related net
   master servicer                        interest (other than on specially                          default interest in the related
                                          serviced mortgage loans) not used to                       collection period
                                          pay interest on advances on the
                                          related underlying mortgage loan or
                                          used to reimburse the issuing entity
                                          for additional issuing entity expenses
                                          with respect to the mortgage pool

                                     -    100% of assumption application fees on  from time to time  the related fee

           TYPE/RECIPIENT                               AMOUNT                        FREQUENCY              SOURCE OF FUNDS
-----------------------------------  -------------------------------------------  -----------------  -------------------------------
                                          non-specially serviced loans (unless
                                          in connection with a completed
                                          assumption for which no assumption fee
                                          is charged and the consent of the
                                          special servicer is required, then
                                          50%); 50% of assumption, modification,
                                          extension, consent, processing,
                                          release, waiver and other fees on
                                          non-specially serviced mortgage loans
                                          (in each case, unless the consent of
                                          the special servicer is not required,
                                          then 100%); and 100% of defeasance
                                          fees if processed by the master
                                          servicer

                                     -    all investment income earned on         monthly            investment income
                                          amounts on deposit in the collection
                                          account and certain reserve accounts

                                     -    all Prepayment Interest Excesses        from time to time  interest payments made by the
                                                                                                     related borrower intended to
                                                                                                     cover interest on the
                                                                                                     prepayment with respect to the
                                                                                                     related mortgage loan during
                                                                                                     the period from and after the
                                                                                                     related due date

special servicing fee / special      the Stated Principal Balance of each         monthly            from general collections on the
   servicer                          specially serviced mortgage loan multiplied                     mortgage pool
                                     by the special servicing fee rate (such fee
                                     is calculated using the same interest
                                     accrual basis of such mortgage loan)

work-out fee / special servicer      1.00% of each collection of principal and    monthly            the related collections of
                                     interest on each Corrected Mortgage Loan                        principal and interest

liquidation fee / special servicer   1.00% of each recovery of liquidation        upon receipt of    the related liquidation
                                     proceeds, except as specified under "The     liquidation        proceeds
                                     Series 2008-C1 Pooling and Servicing         proceeds
                                     Agreement--Servicing and Other Compensation
                                     and Payment of Expenses"

additional special servicing         -    all late payment fees and net default   from time to time  the related fee / related net
   compensation / special servicer        interest (on specially serviced                            default interest in the related
                                          mortgage loans) not used to pay                            collection period
                                          interest on advances on the related
                                          underlying mortgage loan or used to
                                          reimburse the issuing entity for
                                          additional issuing entity expenses
                                          with respect to the mortgage pool

                                     -    50% of assumption application fees on   from time to time  the related fee
                                          non-specially serviced loans (solely
                                          in connection with any completed
                                          assumption for which no assumption fee
                                          is charged and the consent of the
                                          special servicer is required); 50% of
                                          assumption, modification, extension,
                                          consent, processing, release, waiver
                                          and other fees on non-specially
                                          serviced mortgage loans (for which, in
                                          each case, the consent of the special
                                          servicer is required); and 100% of
                                          such fees on specially serviced
                                          mortgage loans

                                     -   all investment income received on funds  from time to time  investment income in any REO account

trustee fee / trustee                the trustee fee rate multiplied by the       monthly            interest payments on the
                                     Stated Principal Balance of the mortgage                        related mortgage loan
                                     loans (such fee is calculated using the
                                     same interest accrual basis of each
                                     mortgage loan)

EXPENSES

servicing advances / master          to the extent of funds available, the        from time to time  collections on the related
   servicer and trustee              amount of any Servicing Advances                                mortgage loan (or, if a
                                                                                                     non-recoverable advance, from
                                                                                                     all collections on all mortgage
                                                                                                     loans)

           TYPE/RECIPIENT                               AMOUNT                        FREQUENCY              SOURCE OF FUNDS
-----------------------------------  -------------------------------------------  -----------------  -------------------------------
interest on servicing advances /     at Prime Rate                                when advance is    first from default interest /
   master servicer and trustee                                                    reimbursed         late payment fees, then from
                                                                                                     general collections on the
                                                                                                     mortgage pool

P&I advances / master servicer and   to the extent of funds available, the        from time to time  collections on the related
   trustee                           amount of any P&I advances                                      mortgage loan (or, if a
                                                                                                     non-recoverable advance, from
                                                                                                     all collections on all mortgage
                                                                                                     loans)

interest on P&I advances / master    at Prime Rate                                when advance is    first from default interest /
   servicer and trustee                                                           reimbursed         late payment fees, then from
                                                                                                     general collections on the
                                                                                                     mortgage pool

indemnification expenses / trustee,  amounts for which the trustee, the master    from time to time  general collections on the
   master servicer and special       servicer and the special servicer are                           mortgage pool
   servicer                          entitled to indemnification

DISTRIBUTIONS

          GENERAL. For purposes of allocating payments on the respective classes of the series 2008-C1 certificates, the underlying mortgage loans will be divided into:

          - Loan group no. 1, which will consist of all of the underlying mortgage loans that are secured by property types other than multifamily and manufactured housing property types. Loan group no. 1 will consist of 47 mortgage loans, with an initial loan group no. 1 balance of $787,924,156, representing approximately 88.8% of the initial mortgage pool balance.

          - Loan group no. 2, which will consist of 13 of the underlying mortgage loans that are secured by the multifamily and manufactured housing property types, with an initial loan group no. 2 balance of $99,282,445, representing approximately 11.2% of the initial mortgage pool balance.

Exhibit A-1 to this prospectus supplement identifies which underlying mortgage loans are included in each of loan group no. 1 and loan group no. 2.

          On each distribution date, the trustee will, subject to the applicable available funds and the exception described in the next sentence, make all distributions required to be made on the series 2008-C1 certificates on that date to the holders of record as of the close of business on the last business day of the calendar month preceding the month in which those distributions are to occur. The final distribution of principal and/or interest on any offered certificate, however, will be made only upon presentation and surrender of that certificate at the location to be specified in a notice of the pendency of that final distribution.

          In order for a series 2008-C1 certificateholder to receive distributions by wire transfer on and after any particular distribution date, that certificateholder must provide the trustee with written wiring instructions no later than the last day of the calendar month preceding the month in which that distribution date occurs. Otherwise, that certificateholder will receive its distributions by check mailed to it.

          Cede & Co. will be the registered holder of your offered certificates, and you will receive distributions on your offered certificates through DTC and its participating organizations, until physical certificates are issued, if ever. See "--Registration and Denominations" above.

          Distributions made to a class of series 2008-C1 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

          DISTRIBUTIONS ON THE CLASS A-2FL REMIC II REGULAR INTEREST. Notwithstanding anything in this prospectus supplement to the contrary, all distributions allocable to the class A-2FL REMIC II regular interest will be deposited into the floating rate account pending distribution thereof to the class A-2FL certificateholders and/or the swap counterparty. No holder of any class of offered certificates will have any beneficial interest in the floating rate account.

          INTEREST DISTRIBUTIONS. All of the classes of the series 2008-C1 certificates (except for the R, LR, and V classes) and the class A-2FL REMIC II regular interest will bear interest.

          With respect to each interest-bearing class of the series 2008-C1 certificates and the class A-2FL REMIC II regular interest, that interest will accrue during each interest accrual period based upon:

          - the pass-through rate with respect to that class for that interest accrual period;

          - the total principal balance or notional amount, as the case may be, of that class outstanding immediately prior to the related distribution date; and

          - the assumption that each year consists of twelve 30-day months (or, in the case of the class A-2FL certificates, for so long as the swap agreement is in effect and no swap default exists under the swap agreement, based on the actual number of days in that interest accrual period and the assumption that each year consists of 360 days);

except that if (a) the total amount of interest distributions with respect to the class A-2FL REMIC II regular interest for any distribution date is less than
(b) 1/12th of the product of (i) the Weighted Average Net Mortgage Pass-Through Rate for such distribution date, multiplied by (ii) the principal balance of the class A-2FL REMIC II regular interest on the last day of the calendar month immediately preceding that distribution date, then there will be a proportionate reduction to the amount of interest distributable on the class A-2FL certificates. In this regard, the class A-2FL REMIC II regular interest will accrue interest at a variable rate and the class A-2FL certificates will accrue interest at the pass-through rate for such class set forth on page 6 hereof.

          On each distribution date, subject to the Available P&I Funds for that date and the distribution priorities described below, the holders of each interest-bearing class of the series 2008-C1 certificates (other than the class A-2FL certificates) or the class A-2FL REMIC II regular interest will be entitled to receive--

          - the total amount of interest accrued during the related interest accrual period with respect to that class of series 2008-C1 certificates, reduced (to not less than zero) by

          - the total portion of any Net Aggregate Prepayment Interest Shortfall for that distribution date that is allocable to that class of series 2008-C1 certificates.

          If the holders of any interest-bearing class of the series 2008-C1 certificates (other than the class A-2FL certificates) or the class A-2FL REMIC II regular interest do not receive all of the interest to which they are entitled on any distribution date, as described in the prior paragraph, then they will continue to be entitled to receive the unpaid portion of that interest on future distribution dates, subject to the Available P&I Funds for those future distribution dates and the distribution priorities described below.

          The portion of any Net Aggregate Prepayment Interest Shortfall for any distribution date that is allocable to reduce the current accrued interest then payable with respect to any particular interest-bearing class of the series 2008-C1 (other than the class A-2FL certificates) or the class A-2FL REMIC II regular interest will equal the product of:

          - the total amount of that Net Aggregate Prepayment Interest Shortfall, multiplied by

          - a fraction, the numerator of which is the total amount of interest accrued during the related interest accrual period with respect to the subject interest-bearing class of series 2008-C1 certificates (other than the class A-2FL certificates) or the class A-2FL REMIC II regular interest, as the case may be, (calculated without regard to any allocation of that Net Aggregate Prepayment Interest Shortfall), and the denominator of which is the total amount of interest accrued during the related interest accrual period with respect to all of the interest-bearing classes of the series 2008-C1 certificates (other than the class A-2FL certificates) and the class A-2FL REMIC II regular interest (calculated without regard to any allocation of that Net Aggregate Prepayment Interest Shortfall).

          CALCULATION OF PASS-THROUGH RATES. The pass-through rate applicable to each interest-bearing class of series 2008-C1 certificates for the initial interest accrual period is shown on page S-6.

          The pass-through rates applicable to the class L, class M, class N, class O, class P, class Q and class S certificates for each interest accrual period will remain fixed at the initial pass-through rate for that class shown on page S-6.

          The pass-through rates applicable to the class A-2, class A-AB, class A-3, class A-1-A, class A-M, class A-J, class B, class C, class D, class E, class F, class G, class H, class J and class K certificates and the class A-2FL REMIC II regular interest for each interest accrual period will, in the case of each of those classes, equal the Weighted Average Net Mortgage Pass-Through Rate for the related distribution date.

          The pass-through rate applicable to the class A-1 certificates for each interest accrual period will equal the lesser of--

          - the pass-through rate applicable to the class A-1 certificates for the initial interest accrual period shown on page S-6, and

          - the Weighted Average Net Mortgage Pass-Through Rate for the related distribution date.

          For so long as the swap agreement is in effect and no continuing swap default exists, the pass-through rate applicable to the class A-2FL certificates for each interest accrual period will equal LIBOR + 2.4000% per annum (subject to certain adjustments). Under certain circumstances, the swap agreement may terminate or there may be a swap default by the swap counterparty under the swap agreement and the pass-through rate applicable to the class A-2FL certificates may convert to the pass-through rate on the class A-2FL REMIC II regular interest, which is equal to the Weighted Average Net Mortgage Pass-Through Rate for the related distribution date.

          The pass-through rate for the class A-X certificates for any interest accrual period will equal the weighted average of the respective strip rates, which we refer to as class A-X strip rates, at which interest accrues from time to time on the respective components of the total notional amount of the class A-X certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components.

          The total principal balance of each class of series 2008-C1 principal balance certificates (exclusive of the class A-2FL certificates) and the total principal balance of the class A-2FL REMIC II regular interest will each constitute a single separate component of the total notional amount of the class A-X certificates and the applicable class A-X strip rate with respect to each such component for each such interest accrual period will equal the excess, if any, of (a) the Weighted Average Net Mortgage Pass-Through Rate for the related distribution date, over (b) the pass-through rate in effect during the subject interest accrual period for the class of series 2008-C1 principal balance certificates or the class A-2FL REMIC II regular interest, as the case may be, whose principal balance makes up such component.

          The calculation of the Weighted Average Net Mortgage Pass-Through Rate and the Net Mortgage Pass-Through Rate will be unaffected by any change in the mortgage interest rate for any underlying mortgage loan, including in connection with any bankruptcy or insolvency of the related borrower or any modification of that mortgage loan agreed to by the master servicer or the special servicer.

          The class R, class LR and class V certificates will not be interest-bearing and, therefore, will not have pass-through rates.

          PRINCIPAL DISTRIBUTIONS. Subject to the Available P&I Funds and the priority of distributions described below, the total amount of principal payable with respect to the series 2008-C1 principal balance certificates (exclusive of the class A-2FL certificates) and the class A-2FL REMIC II regular interest on each distribution date will equal the Total Principal Distribution Amount for that date.

          In general, subject to the Available P&I Funds and the priority of distributions described below, the total amount of principal to which the holders of the class A-1, A-2, A-AB, A-3 and A-1-A certificates and the Class A-2FL REMIC II regular interest will be entitled on each distribution date will, in the case of each of those classes, generally equal:

          - in the case of the class A-1-A certificates, an amount (not to exceed the total principal balance of the class A-1-A certificates outstanding immediately prior to the subject distribution date) equal to the portion of the Total Principal Distribution Amount for the subject distribution date that is attributable to loan group no. 2;

          - in the case of the class A-AB certificates, an amount up to the Total Principal Distribution Amount for the subject distribution date (exclusive of any distributions of principal to which the holders of the class A-1-A certificates are entitled on the subject distribution date as described in the immediately preceding bullet) until the principal balance of the class A-AB certificates has been reduced to the targeted principal balance set forth for the class A-AB certificates for the subject distribution date on Exhibit D hereto;

          - in the case of the class A-1 certificates, an amount (not to exceed the total principal balance of the class A-1 certificates outstanding immediately prior to the subject distribution date) equal to the Total Principal Distribution Amount for the subject distribution date (exclusive of any distributions of principal to which the holders of the class A-1-A and class A-AB certificates are entitled on the subject distribution date as described in the immediately preceding two bullets);

          - in the case of the class A-2 certificates and the class A-2FL REMIC II regular interest, an amount (not to exceed the total principal balance of the class A-2 certificates or the class A-2FL REMIC II regular interest, as the case may be, outstanding immediately prior to the subject distribution date) equal to the Total Principal Distribution Amount for the subject distribution date (exclusive of any distributions of principal to which the holders of the class A-1-A, A-AB and A-1 certificates are entitled on the subject distribution date as described in the immediately preceding three bullets); PROVIDED that principal distributions on the class A-2 certificates and the class A-2FL REMIC II regular interest will be made concurrently on a PRO RATA basis based on the total outstanding principal balances of such classes;

          - in the case of the class A-3 certificates, an amount (not to exceed the total principal balance of the class A-3 certificates outstanding immediately prior to the subject distribution date) equal to the Total Principal Distribution Amount for the subject distribution date (exclusive of any distributions of principal to which the holders of the class A-1-A, A-AB, A-1 and A-2 certificates and the class A-2FL REMIC II regular interest are entitled on the subject distribution date as described in the immediately preceding four bullets); and

          - in the case of the class A-AB certificates, an amount (not to exceed the total principal balance of the class A-AB certificates outstanding after application of principal as described in the fourth preceding bullet) equal to the Total Principal Distribution Amount for the subject distribution date (exclusive of any distributions of principal to which the holders of the class A-1-A, A-AB, A-1, A-2 and A-3 certificates and the class A-2FL REMIC II regular interest are entitled on the subject distribution date as described in the immediately preceding five bullets).

          In addition, if the total principal balances of the class A-1, A-2, A-AB and A-3 certificates and the class A-2FL REMIC II regular interest are reduced to zero before the total principal balance of the class A-1-A certificates is reduced to zero, then (subject to the Available P&I Funds and the priority of distributions described below) the holders of the class A-1-A certificates, to the extent necessary to reduce the total principal balance of the class A-1-A certificates to zero, will be entitled to an additional distribution of principal up to the portion of the Total Principal Distribution Amount for each distribution date attributable to loan group no. 1 (to the extent such portion of the Total Principal Distribution Amount was not otherwise applied, on such distribution date, to reduce the total principal balance of the class A-1, A-2, A-AB and A-3 certificates and the class A-2FL REMIC II regular interest to zero).

          Notwithstanding the foregoing, on each distribution date coinciding with or following the Senior Principal Distribution Cross-Over Date and in any event on the final distribution date, assuming that any two or more of the class A-1, A-2, A-AB, A-3 and A-1-A certificates and the class A-2FL REMIC II regular interest are outstanding at that time, distributions of principal on the class A-1, A-2, A-AB, A-3 and/or A-1-A certificates and/or the class A-2FL REMIC II regular interest, as applicable, will be made on a PRO RATA basis in accordance with the respective total principal balances of those classes then outstanding, up to the Total Principal Distribution Amount for the subject distribution date.

          While any of the class A-1, A-2, A-AB, A-3 and A-1-A certificates and the class A-2FL REMIC II regular interest are outstanding, no portion of the Total Principal Distribution Amount for any distribution date will be allocated to any other class of series 2008-C1 principal balance certificates.

          Following the retirement of the class A-1, A-2, A-AB, A-3 and A-1-A certificates and the class A-2FL REMIC II regular interest, the Total Principal Distribution Amount for each distribution date will be allocated to the respective classes of series 2008-C1 principal balance certificates identified in the table below in the order of priority set forth in that table, in each case up to the lesser of--

          - the portion of that Total Principal Distribution Amount that remains unallocated, and

          - the total principal balance of the subject class immediately prior to that distribution date.

ORDER OF ALLOCATION   CLASS
-------------------   -----
         1st           A-M
         2nd           A-J
         3rd            B
         4th            C
         5th            D
         6th            E
         7th            F
         8th            G
         9th            H
        10th            J
        11th            K
        12th            L
        13th            M
        14th            N
        15th            O
        16th            P
        17th            Q
        18th            S

          In no event will the holders of any class of series 2008-C1 principal balance certificates listed in the foregoing table be entitled to receive any distributions of principal until the total principal balance of all other classes of series 2008-C1 principal balance certificates, if any, listed above it in the foregoing table is reduced to zero.

          If the master servicer or the trustee reimburses itself (or, with respect to the 450 Lexington Avenue Mortgage Loan, any servicing party under the CSMC 2007-C5 Pooling and Servicing Agreement) out of general collections on the mortgage pool for any Nonrecoverable Advance, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed first out of payments and other collections of principal on the mortgage pool (thereby reducing the amount of principal otherwise distributable on the series 2008-C1 certificates (other than the class A-2FL certificates) and the class A-2FL REMIC II regular interest), prior to being deemed reimbursed out of payments and other collections of interest on the mortgage pool otherwise distributable on the series 2008-C1 certificates (other than the class A-2FL certificates) and the class A-2FL REMIC II regular interest.

          Additionally, in the event that any advance (including any interest accrued thereon) with respect to a defaulted mortgage loan in the issuing entity remains unreimbursed following the time that such mortgage loan is modified and returned to performing status, the master servicer or the trustee will be entitled to reimbursement for such advance (even though such advance is not deemed to be a Nonrecoverable Advance), on a monthly basis, out of - but solely out of - payments and other collections of principal on all the underlying mortgage loans after the application of those principal payments and collections to reimburse any party for any Nonrecoverable Advance, as described in the preceding paragraph, prior to any distributions of principal on the series 2008-C1 certificates (other than the class A-2FL certificates) and the class A-2FL REMIC II regular interest. If any such advance is not reimbursed in whole on any distribution date due to insufficient principal collections during the related collection period, then the portion of that advance which remains unreimbursed will be carried over (with interest thereon continuing to accrue) for reimbursement on the following distribution date (to the extent of principal collections available for that purpose). If any such advance, or any portion of any such advance, is determined, at any time during this reimbursement process, to be a Nonrecoverable Advance, then the master servicer or the trustee, as applicable, will be entitled to immediate reimbursement out of general collections as a Nonrecoverable Advance in an amount equal to the portion of that advance that remains outstanding, plus accrued interest.

          Reimbursements of the type described in the two preceding paragraphs would result in a reduction of the Total Principal Distribution Amount for the related distribution date.

          In addition, to the extent that reimbursements of any nonrecoverable and/or other advances relating to one or more underlying mortgage loans are deemed to be reimbursed out of payments and other collections of principal on all the underlying mortgage loans as described in the second and third preceding paragraphs, the reimbursements will further be deemed to have been reimbursed, first, out of the payments and other collections of principal on the loan group that includes the respective mortgage loans for which the nonrecoverable or other advances were incurred, until there are no remaining principal payments or other collections for that loan group for the related collection period, and then out of the payments and other collections of principal on the other loan group, until there are no remaining principal payments or other collections for that loan group for the related collection period.

          CLASS A-AB TARGETED PRINCIPAL BALANCE. The "Class A-AB Targeted Principal Balance" for any distribution date is the balance shown for such distribution date in the table set forth in Exhibit D to this prospectus supplement. Such balances were calculated using, among other things, the Modeling Assumptions. Based on such assumptions, the total principal balance of the class A-AB certificates on each distribution date would be reduced to approximately the balance indicated for such distribution date on the table. There is no assurance, however, that the mortgage loans will perform in conformity with the Modeling Assumptions. Therefore, there can be no assurance that the balance of the class A-AB certificates on any distribution date will be equal to the approximate balance that is specified for such distribution date in the table. In particular, once the total principal balances of the class A-1-A, class A-1, class A-2 and class A-3 certificates and the class A-2FL REMIC II regular interest have been reduced to zero, any remaining portion on any distribution date of the Total Principal Distribution Amount attributable to loan group no. 2 will be distributed on the class A-AB certificates until the total principal balance of the class A-AB certificates is reduced to zero, and once the total principal balances of the class A-1, class A-2 and class A-3 certificates and the class A-2FL REMIC II regular interest have been reduced to zero, any remaining portion on any distribution date of the Total Principal Distribution Amount attributable to loan group no. 1 will be distributed on the class A-AB certificates until the total principal balance of the class A-AB certificates is reduced to zero. If the mortgage loans perform in accordance with the Modeling Assumptions, it is anticipated that on or prior to the distribution date in February 2013 (the first distribution date on which the schedule on Exhibit D targets a principal balance for such class that is less than its initial balance), the principal balances of the class A-1 and class A-2 certificates and the class A-2FL REMIC II regular interest will have been reduced to zero.

          LOSS REIMBURSEMENT AMOUNTS. As discussed under "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Issuing Entity Expenses" below, the total principal balance of any class of series 2008-C1 principal balance certificates (exclusive of the class A-2FL certificates) and the class A-2FL REMIC II regular interest may be reduced without a corresponding distribution of principal. If that occurs with respect to any class of series 2008-C1 principal balance certificates (exclusive of the class A-2FL certificates) or the class A-2FL REMIC II regular interest, then, subject to the Available P&I Funds for each subsequent distribution date and the priority of distributions described below, the holders of that class will be entitled to be reimbursed for the amount of that reduction, without interest. References to "loss reimbursement amount" in this prospectus supplement mean, in the case of any class of series 2008-C1 principal balance certificates (exclusive of the class A-2FL certificates) and the class A-2FL REMIC II regular interest, for any distribution date, the total amount to which the holders of that class are entitled as reimbursement for all previously unreimbursed reductions, if any, made in the total principal balance of that class on all prior distribution dates as discussed under "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Issuing Entity Expenses" below.

          PRIORITY OF DISTRIBUTIONS. On each distribution date, the trustee will apply the Available P&I Funds for that date to make the following distributions in the following order of priority, in each case to the extent of the remaining portion of the Available P&I Funds:

                RECIPIENT
  ORDER OF      CLASS OR
DISTRIBUTION     CLASSES               TYPE AND AMOUNT OF DISTRIBUTION
------------   ------------   --------------------------------------------------
         1st     A-1, A-2,    From the portion of the Available P&I Funds
               A-2FL*, A-AB   attributable to the underlying mortgage loans in
                 and A-3**    loan group no. 1, interest up to the total
                              interest distributable on those classes, PRO RATA based on the respective interest entitlements of those classes

                  A-1-A** From the portion of the Available P&I Funds attributable to the underlying mortgage loans in loan group no. 2, interest up to the total interest distributable on that class

                   A-X** From the entire Available P&I Funds, interest up to the total interest distributable on such class without regard to loan groups

         2nd   A-1, A-2,      Principal up to the portion of the Total Principal
               A-2FL*, A-AB   Distribution Amount that is attributable to loan
                and A-3***    group no. 1 (and, if the class A-1-A certificates
                              are retired, any remaining portion of the Total
                              Principal Distribution Amount that is attributable to loan group no. 2), to class A-AB until the balance thereof has been reduced to the targeted principal balance put forth for the subject distribution date on Exhibit D

----------
* Reference is to the class A-2FL REMIC II regular interest. Interest, principal and loss reimbursement amounts in respect of the class A-2FL REMIC II regular interest will be paid to the trustee's floating rate account for distribution to the holders of the class A-2FL certificates and/or the swap counterparty on the subject distribution date. No holder of any class of offered certificates will have any beneficial interest in the floating rate account.

** If the portion of the Available P&I Funds allocable to pay interest on any one or more of the class A-1, A-2, A-AB, A-3, A-1-A and A-X certificates and the class A-2FL REMIC II regular interest as set forth in the table above, is insufficient for that purpose, then the Available P&I Funds will be applied to pay interest on all those classes, PRO RATA based on entitlement.

                 RECIPIENT
  ORDER OF       CLASS OR
DISTRIBUTION      CLASSES                                          TYPE AND AMOUNT OF DISTRIBUTION
------------   -------------   -----------------------------------------------------------------------------------------------------
                               hereto and then to the class A-1 certificates, class A-2
                               certificates and class A-2FL REMIC II regular interest PRO
                               RATA, class A-3 certificates and class A-AB certificates, in that order, in each case until the total principal balance of that class has been reduced to zero

                  A-1-A***     Principal up to the portion of the Total Principal Distribution Amount that is attributable to loan group no. 2 (and, if the class A-1 certificates, class A-2 certificates, class A-2FL REMIC II regular interest, class A-3 certificates and class A-AB certificates are retired, any remaining portion of the Total Principal Distribution Amount that is attributable to loan group no. 1), until the total principal balance of that class has been reduced to zero

                  A-1, A-2,    Reimbursement up to the loss reimbursement amounts for those classes, PRO RATA based on the
3rd            A-2FL*, A-AB,   respective loss reimbursement amounts for those classes
               A-3 and A-1-A
4th                 A-M        Interest up to the total interest distributable on that class
5th                 A-M        Principal up to the total principal distributable on that class
6th                 A-M        Reimbursement up to the loss reimbursement amount for that class
7th                 A-J        Interest up to the total interest distributable on that class
8th                 A-J        Principal up to the total principal distributable on that class
9th                 A-J        Reimbursement up to the loss reimbursement amount for that class
10th                 B         Interest up to the total interest distributable on that class
11th                 B         Principal up to the total principal distributable on that class
12th                 B         Reimbursement up to the loss reimbursement amount for that class
13th                 C         Interest up to the total interest distributable on that class
14th                 C         Principal up to the total principal distributable on that class
15th                 C         Reimbursement up to the loss reimbursement amount for that class
16th                 D         Interest up to the total interest distributable on that class
17th                 D         Principal up to the total principal distributable on that class
18th                 D         Reimbursement up to the loss reimbursement amount for that class
19th                 E         Interest up to the total interest distributable on that class
20th                 E         Principal up to the total principal distributable on that class
21st                 E         Reimbursement up to the loss reimbursement amount for that class
22nd                 F         Interest up to the total interest distributable on that class
23rd                 F         Principal up to the total principal distributable on that class
24th                 F         Reimbursement up to the loss reimbursement amount for that class
25th                 G         Interest up to the total interest distributable on that class
26th                 G         Principal up to the total principal distributable on that class
27th                 G         Reimbursement up to the loss reimbursement amount for that class
28th                 H         Interest up to the total interest distributable on that class
29th                 H         Principal up to the total principal distributable on that class
30th                 H         Reimbursement up to the loss reimbursement amount for that class
31st                 J         Interest up to the total interest distributable on that class
32nd                 J         Principal up to the total principal distributable on that class
33rd                 J         Reimbursement up to the loss reimbursement amount for that class
34th                 K         Interest up to the total interest distributable on that class
35th                 K         Principal up to the total principal distributable on that class
36th                 K         Reimbursement up to the loss reimbursement amount for that class
37th                 L         Interest up to the total interest distributable on that class
38th                 L         Principal up to the total principal distributable on that class

----------
*** Priority of principal distributions among the class A-1, A-2, A-AB, A-3 and A-1-A certificates and the class A-2FL REMIC II regular interest is described above under "Distributions--Principal Distributions."

               RECIPIENT
  ORDER OF      CLASS OR
DISTRIBUTION     CLASSES                        TYPE AND AMOUNT OF DISTRIBUTION
------------   -------------   ----------------------------------------------------------------
39th                 L         Reimbursement up to the loss reimbursement amount for that class
40th                 M         Interest up to the total interest distributable on that class
41st                 M         Principal up to the total principal distributable on that class
42nd                 M         Reimbursement up to the loss reimbursement amount for that class
43rd                 N         Interest up to the total interest distributable on that class
44th                 N         Principal up to the total principal distributable on that class
45th                 N         Reimbursement up to the loss reimbursement amount for that class
46th                 O         Interest up to the total interest distributable on that class
47th                 O         Principal up to the total principal distributable on that class
48th                 O         Reimbursement up to the loss reimbursement amount for that class
49th                 P         Interest up to the total interest distributable on that class
50th                 P         Principal up to the total principal distributable on that class
51st                 P         Reimbursement up to the loss reimbursement amount for that class
52nd                 Q         Interest up to the total interest distributable on that class
53rd                 Q         Principal up to the total principal distributable on that class
54th                 Q         Reimbursement up to the loss reimbursement amount for that class
55th                 S         Interest up to the total interest distributable on that class
56th                 S         Principal up to the total principal distributable on that class
57th                 S         Reimbursement up to the loss reimbursement amount for that class
58th              R and LR     Any remaining portion of the Available P&I Funds

          SUBORDINATION. As and to the extent described in this prospectus supplement, the rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the underlying mortgage loans will be subordinated, to the extent described in this prospectus supplement, to the rights of holders of the Senior Certificates (which term for the purposes of the following discussion excludes the class A-2FL certificates and includes the class A-2FL REMIC II regular interest), and to the rights of the holders of each other class of Subordinate Certificates with an earlier alphabetical class designation (except that the class A-J certificates are subordinate to the class A-M certificates). This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of all interest payable in respect of the Senior Certificates on each distribution date, and the ultimate receipt by the holders of each class of the Senior Certificates of principal in an amount equal to the entire outstanding principal balance of the Senior Certificates.

          Similarly, but to decreasing degrees and in alphabetical order of class designation (except that the class A-J certificates are subordinate to the class A-M certificates), this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Subordinate Certificates, other than the class S certificates, which do not have the benefit of any subordination, of the full amount of interest payable in respect of such classes of certificates on each distribution date, and the ultimate receipt by such holders of principal equal to, in each case, the entire outstanding principal balance of such class of series 2008-C1 certificates. This subordination will be accomplished by the application of the Available P&I Funds on each distribution date in accordance with the order of priority described above under "--Priority of Distributions" and by the allocation of Realized Losses and additional issuing entity expenses as described below under "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Issuing Entity Expenses." Additionally, a reserve fund in the amount of $300,000 will be established with the trustee to offset any Realized Losses with respect to the issuing entity. No other form of credit support will be available for the benefit of the holders of the certificates.

          Allocation to the Senior Certificates, for so long as they are outstanding, of the entire Total Principal Distribution Amount for each distribution date will generally have the effect of reducing the outstanding principal balance of those classes at a faster rate than would be the case if principal payments were allocated PRO RATA to all classes of certificates with outstanding principal balances. Thus, as principal is distributed to the holders of the Senior Certificates, the percentage interest in the issuing entity evidenced by the Senior Certificates will be decreased, with a corresponding increase in the percentage interest in the issuing entity evidenced by the Subordinate Certificates, thereby increasing, relative to their respective outstanding principal balances, the subordination afforded the Senior Certificates by the Subordinate Certificates.

          Following retirement of the Senior Certificates, the successive allocation to the Subordinate Certificates, in alphabetical order of class designation (except that the class A-J certificates are subordinate to the class A-M certificates), in each case until such class is paid in full, of the entire Total Principal Distribution Amount for each distribution date will provide a similar benefit to each such class of certificates as regards the relative amount of subordination afforded by the other classes of certificates with later alphabetical class designations (except that the class A-J certificates are subordinate to the class A-M certificates).

          DISTRIBUTIONS OF YIELD MAINTENANCE CHARGES. If any Yield Maintenance Charge is collected during any particular collection period in connection with the prepayment of any of the underlying mortgage loans, then the trustee will distribute that Yield Maintenance Charge as additional interest, on the distribution date corresponding to that collection period, as follows:

          - the holders of any class A-1, A-2, A-AB, A-3, A-1-A, A-M, A-J, B, C, D, E, F, G, H, J and/or K certificates and/or the class A-2FL REMIC II regular interest that are then entitled to distributions of principal on that distribution date out of that portion of the Total Principal Distribution Amount for that date that is attributable to the loan group (i.e., loan group no. 1 or loan group no. 2) that includes the prepaid mortgage loan, will be entitled to an amount equal to, in the case of each such class, the product of--

               1. the amount of the subject Yield Maintenance Charge multiplied by

               2. a fraction, not greater than one or less than zero, the numerator of which is equal to the excess, if any, of the pass-through rate applicable to that class of series 2008-C1 principal balance certificates (other than the class A-2FL certificates) or the class A-2FL REMIC II regular interest, as applicable, for the related interest accrual period, over the relevant discount rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate for the prepaid mortgage loan, over the relevant discount rate, multiplied by

               3. a fraction, not greater than one or less than zero, the numerator of which is equal to the total distributions of principal to be made with respect to that class of series 2008-C1 principal balance certificates (other than the class A-2FL certificates) or the class A-2FL REMIC II regular interest, as applicable, on the subject distribution date from that portion of the Total Principal Distribution Amount for that date that is attributable to the loan group that includes the prepaid mortgage loan, and the denominator of which is equal to the Total Principal Distribution Amount for the subject distribution date that is attributable to the loan group that includes the prepaid mortgage loan; and


          - any portion of the subject Yield Maintenance Charge that may remain after any distribution(s) contemplated by the prior bullet will be distributed to the holders of the class A-X certificates.

          For purposes of the foregoing, the relevant discount rate will, in general, be the same discount rate that was used to calculate the subject Yield Maintenance Charge, exclusive of any applicable spread. However, in the case of any underlying mortgage loan that provides for a discount rate that is equal to or based on a U.S. Treasury rate that has not been converted to a monthly equivalent rate, the relevant discount rate for purposes of the foregoing, exclusive of any applicable spread, will be so converted.

          For so long as the swap agreement relating to the class A-2FL certificates remains in effect and no swap default exists under the swap agreement, all Yield Maintenance Charges allocated to the class A-2FL REMIC II regular interest will be payable to the swap counterparty.

          After the distribution date on which the last of the offered certificates is retired, 100% of all prepayment consideration collected on the mortgage loans will be distributed to the holders of non-offered classes of the series 2008-C1 certificates.

          As described under "The Series 2008-C1 Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement, liquidation fees may be paid from Yield Maintenance Charges. In such cases, the formulas described above for allocating any Yield Maintenance Charges to any particular class of series 2008-C1 certificates will be applied to the prepayment consideration in question, net of any liquidation fee payable therefrom.

          Neither we nor any of the sponsors, the mortgage loan sellers, the master servicer, the special servicer or any underwriter makes any representation as to--

          - the enforceability of any provision of the underlying mortgage loans requiring the payment of any prepayment consideration, or

          -    the collectability of that prepayment consideration.

          See "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Prepayment Provisions" in this prospectus supplement.

          In no event will the holders of the offered certificates receive any Yield Maintenance Charge or other prepayment consideration in connection with any repurchase of an underlying mortgage loan as described under "Description of the Underlying Mortgage Loans--Cures, Repurchases and Substitutions" in this prospectus supplement.

          DISTRIBUTIONS OF POST-ARD ADDITIONAL INTEREST. The holders of the class V certificates will be entitled to all amounts, if any, collected on the ARD Loans in the issuing entity that are applied as Post-ARD Additional Interest (exclusive of any liquidation fees and/or work-out fees payable to the special servicer from that Post-ARD Additional Interest).

TREATMENT OF REO PROPERTIES

          Notwithstanding that any mortgaged real property may be acquired as part of the issuing entity through foreclosure, deed-in-lieu of foreclosure or otherwise, the related underlying mortgage loan will be treated as having remained outstanding, until the REO Property is liquidated, for purposes of determining--

          - distributions on the series 2008-C1 certificates (in the case of the class A-2FL certificates, through the class A-2FL REMIC II regular interest),

          - allocations of Realized Losses and Additional Issuing Entity Expenses to the series 2008-C1 certificates and/or the class A-2FL REMIC II regular interest, and

          - the amount of all fees payable to the master servicer, the special servicer and the trustee under the series 2008-C1 pooling and servicing agreement.

          In connection with the foregoing, the related underlying mortgage loan will be taken into account when determining the Weighted Average Net Mortgage Pass-Through Rate and the Total Principal Distribution Amount for each distribution date.

          Operating revenues and other proceeds from an REO Property will be applied--

          - FIRST, to pay, or to reimburse the master servicer, the special servicer and/or the trustee for the payment of, any fees, costs and expenses incurred in connection with the operation and disposition of the REO Property, and

          - THEREAFTER, as collections of principal, interest and other amounts due on the related underlying mortgage loan.

          To the extent described under "--Advances of Delinquent Monthly Debt Service Payments" below, the master servicer and the trustee will be required to advance delinquent monthly debt service payments with respect to each underlying mortgage loan as to which the corresponding mortgaged real property has become an REO Property, in all cases as if that underlying mortgage loan had remained outstanding.

REDUCTIONS OF CERTIFICATE PRINCIPAL BALANCES IN CONNECTION WITH REALIZED LOSSES AND ADDITIONAL ISSUING ENTITY EXPENSES

          As a result of Realized Losses and Additional Issuing Entity Expenses, the total Stated Principal Balance of the mortgage pool may decline below the total principal balance of the series 2008-C1 principal balance certificates (exclusive of the class A-2FL certificates) and the class A-2FL REMIC II regular interest. If this occurs following the distributions made to the 2008-C1 certificateholders on any distribution date, then: the respective total principal balances of the following classes of the series 2008-C1 (exclusive of the class A-2FL certificates) and the class A-2FL REMIC II regular interest certificates are to be sequentially reduced in the following order, until the total principal balance of those classes equals the total Stated Principal Balance of the mortgage pool (which total Stated Principal Balance will be increased, for this purpose only, by amounts of principal previously used to reimburse nonrecoverable advances and certain advances related to rehabilitated mortgage loans, as described herein under "--Advances of Delinquent Monthly Debt Service Payments" and "The Series 2008-C1 Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses--Payment of Expenses; Servicing Advances," other than any such amounts previously used to reimburse advances with respect to mortgage loans that have since become liquidated loans) that will be outstanding immediately following that distribution date.

ORDER OF ALLOCATION              CLASS
-------------------   --------------------------
         1st                       S
         2nd                       Q
         3rd                       P
         4th                       O
         5th                       N
         6th                       M
         7th                       L
         8th                       K
         9th                       J
        10th                       H
        11th                       G
        12th                       F
        13th                       E
        14th                       D
        15th                       C
        16th                       B
        17th                      A-J
        18th                      A-M
        19th          A-1, A-2, A-2FL*, A-AB, A-
                             3 and A-1-A**

----------
* Reference is to the class A-2FL REMIC II regular interest. However, any reduction in the total principal balance of the class A-2FL REMIC II regular interest, as described above, will result in a dollar-for-dollar reduction in the total principal balance of the class A-2FL certificates.

** PRO RATA based on the respective total outstanding principal balances of the subject classes.

          The above-described reductions in the total principal balances of the respective classes of the series 2008-C1 certificates (exclusive of the class A-2FL certificates) and the class A-2FL REMIC II regular interest identified in the foregoing table, will represent an allocation of the Realized Losses and/or Additional Issuing Entity Expenses that caused the particular mismatch in balances between the underlying mortgage loans and those classes of series 2008-C1 certificates (exclusive of the class A-2FL certificates) and the class A-2FL REMIC II regular interest.

          The Realized Loss, if any, in connection with the liquidation of a defaulted underlying mortgage loan, or related REO Property, held by the issuing entity, will be an amount generally equal to the excess, if any, of:

          - the outstanding principal balance of the subject mortgage loan as of the date of liquidation, together with all accrued and unpaid interest on the subject mortgage loan to but not including the due date in the collection period in which the liquidation occurred, exclusive, however, of any portion of that interest that represents Default Interest or Post-ARD Additional Interest, and

          - all related unreimbursed servicing advances and unpaid liquidation expenses, over

          - the total amount of liquidation proceeds, if any, recovered in connection with the liquidation that are available to pay interest (other than Default Interest and/or Post-ARD Additional Interest, if applicable) on and principal of the subject mortgage loan.

          If any portion of the debt due under any of the underlying mortgage loans is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the master servicer or the special servicer or in connection with the bankruptcy, insolvency or similar proceeding involving the related borrower, the amount forgiven, other than Default Interest and Post ARD Additional Interest, also will be treated as a Realized Loss.


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          The following items, to the extent that they are paid out of collections on the mortgage pool (other than late payment charges and/or Default Interest collected on the underlying mortgage loans), are some examples of Additional Issuing Entity Expenses:

          - any special servicing fees, work-out fees and liquidation fees paid to the special servicer;

          - any interest paid to the master servicer, the special servicer and/or the trustee with respect to advances;

          - the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the underlying mortgage loans and the administration of the other assets of the issuing entity;

          - any unanticipated, non-mortgage loan specific expenses of the issuing entity, including--

               1. any reimbursements and indemnifications to the trustee and various related persons and entities, as described under "Description of the Governing Documents--Matters Regarding the Trustee" in the accompanying prospectus and "The Series 2008-C1 Pooling and Servicing Agreement--Certain Indemnities" in this prospectus supplement,

               2. any reimbursements and indemnification to the master servicer, the special servicer, us and various related persons and entities, as described under "Description of the Governing Documents--Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us" in the accompanying prospectus and "The Series 2008-C1 Pooling and Servicing Agreement--Certain Indemnities" in this prospectus supplement, and

               3. any federal, state and local taxes, and tax-related expenses, payable out of assets of the issuing entity, as described under "Federal Income Tax
                    Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in the accompanying prospectus;

          - rating agency fees, other than on-going surveillance fees, that cannot be recovered from the borrower and that are not paid by any party to the series 2008-C1 pooling and servicing agreement or the mortgage loan sellers; and

          - any amounts expended on behalf of the issuing entity to remediate an adverse environmental condition at any mortgaged real property securing a defaulted underlying mortgage loan, as described under "The Series 2008-C1 Pooling and Servicing Agreement--Procedures with Respect to Defaulted Mortgage Loans" in this prospectus supplement.

          Late payment charges and Default Interest collected with respect to any underlying mortgage loan are to be applied to pay interest on any advances that have been or are being reimbursed with respect to that mortgage loan. In addition, late payment charges and Default Interest collected with respect to any underlying mortgage loan are also to be applied to reimburse the issuing entity for any Additional Issuing Entity Expenses previously incurred by the issuing entity with respect to the mortgage pool. Late payment charges and Default Interest collected with respect to any underlying mortgage loan that are not so applied to pay interest on advances or to reimburse the issuing entity for previously incurred Additional Issuing Entity Expenses will be paid to the master servicer and/or the special servicer as additional servicing compensation.

ADVANCES OF DELINQUENT MONTHLY DEBT SERVICE PAYMENTS

          The master servicer will be required to make, for each distribution date, a total amount of advances of principal and/or interest generally equal to all scheduled monthly debt service payments, other than balloon payments, Post-ARD Additional Interest, Default Interest and late payment charges, and assumed monthly debt service payments, in each case net of related master servicing fees, primary servicing fees and work-out fees, that--

          - were due or deemed due, as the case may be, during the related collection period with respect to the underlying mortgage loans as to which it acts as master servicer, and

          - were not paid by or on behalf of the respective borrowers thereunder or otherwise collected as of the close of business on the last day of the related collection period.

          Notwithstanding the foregoing, if it is determined that an Appraisal Reduction Amount exists with respect to any mortgage loan in the issuing entity, then the master servicer will reduce the interest portion, but not the principal portion, of

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each monthly debt service advance that it must make with respect to that mortgage loan during the period that the Appraisal Reduction Amount exists. The interest portion of any monthly debt service advance required to be made with respect to any underlying mortgage loan as to which there exists an Appraisal Reduction Amount, will equal the product of--

          - the amount of the interest portion of that monthly debt service advance that would otherwise be required to be made for the subject distribution date without regard to this sentence and the prior sentence, multiplied by

          -    a fraction--

               1. the numerator of which is equal to the Stated Principal Balance of the subject mortgage loan, net of the Appraisal Reduction Amount, and

               2. the denominator of which is equal to the Stated Principal Balance of the subject mortgage loan.

          Any reduction in advances with respect to the CBA A-Note Mortgage Loan in accordance with the preceding paragraph will be based on the portion of any Appraisal Reduction Amount calculated with respect to the CBA A/B Loan Pair that is allocable to the CBA A-Note Mortgage Loan. The master servicer or special servicer will calculate any Appraisal Reduction Amount with respect to the CBA A/B Loan Pair in generally the same manner described in this prospectus supplement as if it were an individual underlying mortgage loan and will then allocate that Appraisal Reduction Amount, FIRST, to the CBA B-Note Companion loan, up to the amount of its unpaid principal balance, and SECOND, to the CBA A-Note Mortgage Loan.

          Also, any reduction in advances with respect to the 450 Lexington Avenue Mortgage Loan in accordance with the second preceding paragraph will be based on the portion of any Appraisal Reduction Amount calculated by the applicable servicer under the CSMC 2007-C5 Pooling and Servicing Agreement with respect to the 450 Lexington Avenue Whole Loan in generally the same manner described in this prospectus supplement as if it were an individual underlying mortgage loan and then such party will allocate that appraisal reduction amount, PRO RATA, to the 450 Lexington Avenue Companion Loan and to the 450 Lexington Avenue Mortgage Loan.

          With respect to any distribution date, the master servicer will be required to make monthly debt service advances either out of its own funds or, subject to replacement as and to the extent provided in the series 2008-C1 pooling and servicing agreement, out of funds held in the master servicer's collection account that are not required to be paid on the series 2008-C1 certificates on the related distribution date.

          Neither the master servicer or the trustee is required to make any monthly debt service advances with respect to a Companion Loan. Neither the holder of a Companion Loan nor any related servicer or any party associated with a securitization of a Companion Loan is required to make any monthly debt service advance with respect to the related underlying mortgage loan or any servicing advance with respect to the related mortgaged real property.

          If the master servicer fails to make a required monthly debt service advance and the trustee is aware of that failure, the trustee will be obligated to make that advance.

          The master servicer and the trustee will each be entitled to recover any monthly debt service advance made by it out of its own funds, from collections on the underlying mortgage loan as to which the advance was made. Neither the master servicer or the trustee will be obligated to make any monthly debt service advance that, in its judgment, would not ultimately be recoverable out of collections on the related underlying mortgage loan and will not make any monthly debt service advance that the special servicer determines would not be ultimately recoverable out of collections on the related underlying mortgage loan. If the master servicer or the trustee makes any monthly debt service advance with respect to any of the underlying mortgage loans that it or the special servicer subsequently determines will not be recoverable out of collections on that mortgage loan (such advance, a "Nonrecoverable P&I Advance"), it may obtain reimbursement for that advance, together with interest accrued on the advance as described in the third succeeding paragraph, out of general collections on the mortgage pool. See "Description of the Certificates--Advances" in the accompanying prospectus and "The Series 2008-C1 Pooling and Servicing Agreement--Collection Account" in this prospectus supplement. Any reimbursement of a Nonrecoverable P&I Advance (including interest accrued thereon) as described in the second preceding sentence will be deemed to be reimbursed first from payments and other collections of principal on the mortgage pool (thereby reducing the amount of principal otherwise distributable on the series 2008-C1 certificates on the related distribution date) prior to the application of any other general collections on the mortgage pool against such reimbursement. The trustee may conclusively rely on the determination of the master servicer regarding the nonrecoverability of any monthly debt service advance and the

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trustee and the master servicer will conclusively rely on the determination of the special servicer regarding the nonrecoverability of any monthly debt service advance.

          Notwithstanding the foregoing, instead of obtaining reimbursement out of general collections on the mortgage pool immediately for a Nonrecoverable P&I Advance, the master servicer or the trustee, as applicable, may, in its sole discretion, elect to obtain reimbursement for such Nonrecoverable P&I Advance over a period of time (not to exceed 6 months without the consent of the Series 2008-C1 Directing Certificateholder or 12 months in any event), with interest continuing to accrue thereon at the Prime Rate. At any time after such a determination to obtain reimbursement over time in accordance with the preceding sentence, the master servicer or the trustee, as applicable, may, in its sole discretion, decide to obtain reimbursement for such Nonrecoverable P&I Advance from general collections on the mortgage pool (including, without limitation, interest collections) immediately. In general, such a reimbursement deferral will only be permitted under the series 2008-C1 pooling and servicing agreement if and to the extent that the subject Nonrecoverable P&I Advance, after taking into account other outstanding Nonrecoverable Advances, could not be reimbursed with interest out of payments and other collections of principal on the mortgage pool. The fact that a decision to recover a Nonrecoverable P&I Advance over time, or not to do so, benefits some classes of series 2008-C1 certificateholders to the detriment of other classes of 2008-C1 certificateholders will not constitute a violation of the Servicing Standard or a breach of the terms of the series 2008-C1 pooling and servicing agreement by any party thereto or a violation of any duty owed by any party thereto to the series 2008-C1 certificateholders.

          In addition, in the event that any monthly debt service advance (including interest accrued thereon) with respect to a defaulted underlying mortgage loan remains unreimbursed following the time that such mortgage loan is modified and returned to performing status, the master servicer or the trustee will be entitled to reimbursement for that advance (even though that advance is not deemed a Nonrecoverable P&I Advance), on a monthly basis, out of - but solely out of - payments and other collections of principal on all the underlying mortgage loans after the application of those principal payments and collections to reimburse any party for any Nonrecoverable Advance, prior to any distributions of principal on the series 2008-C1 certificates. If any such advance is not reimbursed in whole on any distribution date due to insufficient principal collections during the related collection period, then the portion of that advance which remains unreimbursed will be carried over (with interest thereon continuing to accrue) for reimbursement on the following distribution date (to the extent of principal collections available for that purpose). If any such advance, or any portion of any such advance, is determined, at any time during this reimbursement process, to be a Nonrecoverable Advance, then the master servicer or the trustee, as applicable, will be entitled to immediate reimbursement out of general collections in the master servicer's collection account as a Nonrecoverable Advance in an amount equal to the portion of that advance that remains outstanding, plus accrued interest.

          In addition, to the extent that reimbursements of any Nonrecoverable P&I Advances and/or other above-described monthly debt service advances relating to one or more underlying mortgage loans are reimbursed out of payments and other collections of principal on all the underlying mortgage loans as described in the preceding paragraphs, the reimbursements will further be deemed to have been reimbursed, first, out of the payments and other collections of principal on the loan group that includes the respective mortgage loans for which the Nonrecoverable P&I Advances and/or other monthly debt service advances were incurred, until there are no remaining principal payments or other collections for that loan group for the related collection period, and then out of the payments and other collections of principal on the other loan group, until there are no remaining principal payments or other collections for that loan group for the related collection period. This would affect the relative portions of the Total Principal Distribution Amount that are attributable to the respective loan groups.

          The master servicer and the trustee will each be entitled to receive interest on monthly debt service advances made by that party out of its own funds. That interest will accrue on the amount of each monthly debt service advance for so long as that advance is outstanding from the date made (or, if made prior to the end of the applicable grace period, from the end of that grace period), at an annual rate equal to the Prime Rate. Interest accrued with respect to any monthly debt service advance made with respect to any mortgage loan in the issuing entity will be payable in connection with the reimbursement of that monthly debt service advance--

          - FIRST, out of any Default Interest and late payment charges collected on that mortgage loan subsequent to the accrual of that advance interest, and

          - THEN, at the time or after the advance has been reimbursed, if and to the extent that the Default Interest and late payment charges referred to in the prior bullet are insufficient to cover the advance interest, out of any amounts then on deposit in the master servicer's collection account.

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          Amounts paid to the master servicer or the trustee out of general collections on the mortgage pool to cover interest on advances made by it with respect to any underlying mortgage loan will be offset by Default Interest and late payment charges, if any, subsequently collected on that mortgage loan. To the extent not offset by Default Interest and/or late payment charges accrued and actually collected on the related underlying mortgage loan, interest accrued on outstanding monthly debt service advances will result in a reduction in amounts payable on the series 2008-C1 certificates.

          Any determination made by the applicable servicing party under the CSMC 2007-C5 Pooling and Servicing Agreement regarding the nonrecoverability of any monthly debt service advance with respect to the 450 Lexington Avenue Companion Loan generally will be binding on the series 2008-C1 issuing entity and the master servicer in which case, the master servicer will not be permitted to make a monthly debt service advance on the 450 Lexington Avenue Mortgage Loan until further consultation and agreement among such servicing parties.

          A monthly debt service payment will be assumed to be due with respect to:

          - each underlying mortgage loan that is delinquent with respect to its balloon payment beyond the end of the collection period in which its maturity date occurs and as to which no arrangements have been agreed to for the collection of the delinquent amounts, including an extension of maturity; and

          - each underlying mortgage loan as to which the corresponding mortgaged real property has become an REO Property.

          The assumed monthly debt service payment deemed due on any underlying mortgage loan described in the prior sentence will equal, for its maturity date (if applicable) and for each successive due date following the relevant event that it or any related REO Property remains part of the issuing entity, the sum of (a) the principal portion, if any, of the monthly debt service payment that would have been due on the subject mortgage loan on the relevant date if the related balloon payment had not come due or the related mortgaged real property had not become an REO property, as the case may be, and the subject mortgage loan had, instead, continued to amortize and accrue interest according to its terms in effect prior to that event, plus (b) one month's interest on the Stated Principal Balance of the subject mortgage loan at the related mortgage interest rate (but not including Post-ARD Additional Interest or Default Interest).

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

          TRUSTEE REPORTS. Based solely on information provided on a one-time basis by the mortgage loan sellers, and in monthly reports prepared by the master servicer and the special servicer, and in any event delivered to the trustee, the trustee will be required to prepare and make available electronically or, upon written request, provide by first class mail, on each distribution date to each registered holder of a series 2008-C1 certificate, a reporting statement substantially in the form of, and containing substantially the information set forth in, Exhibit B to this prospectus supplement. The trustee's reporting statement will detail the distributions on the series 2008-C1 certificates on that distribution date and the performance, both in total and individually to the extent available, of the underlying mortgage loans and the related mortgaged real properties. Recipients will be deemed to have agreed to keep the subject information confidential.

          (a) Such statement (in the form of Exhibit B) will set forth, to the extent applicable:

               (i) the amount, if any, of such distributions to the holders of each class of principal balance certificates applied to reduce the aggregate certificate balance of such class;

               (ii) the amount of such distributions to holders of each class of series 2008-C1 certificates or the class A-2FL REMIC II regular interest allocable to (A) interest and
                        (B) Yield Maintenance Charges;

               (iii) the number of outstanding underlying mortgage loans and the aggregate principal balance and scheduled principal balance of the underlying mortgage loans at the close of business on the related determination date, and any material modifications, extensions or waivers to mortgage loan terms, fees, penalties or payments;

               (iv) the number and aggregate scheduled principal balance of underlying mortgage loans:

                    (A)  delinquent 30 to 59 days,

                    (B)  delinquent 60 to 89 days,

                    (C)  delinquent 90 days or more,

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                    (D)  as to which foreclosure proceedings have been
                         commenced, or

                    (E)  as to which bankruptcy proceedings have been commenced;

               (v) with respect to any REO Property included in the issuing entity, the principal balance of the related underlying mortgage loan as of the date of acquisition of the REO Property and the scheduled principal balance of the related underlying mortgage loan;

               (vi)     as of the related determination date:

                    (A) as to any REO Property sold during the related collection period, the date of the related determination by the special servicer that it has recovered all payments which it expects to be finally recoverable and the amount of the proceeds of such sale deposited into the collection account, and

                    (B) the aggregate amount of other revenues collected by the special servicer with respect to each REO Property during the related collection period and credited to the collection account, in each case identifying such REO Property by the loan number of the related underlying mortgage loan;

               (vii) the aggregate certificate balance or notional amount of each class of series 2008-C1 certificates before and after giving effect to the distribution made on such distribution date;

               (viii) the aggregate amount of principal prepayments made during the related collection period;

               (ix) the pass-through rate applicable to each class of series 2008-C1 certificates for such distribution date;

               (x) the aggregate amount of servicing fees paid to the master servicer, any primary servicer and the special servicer and the holders of the rights to excess servicing fees;

               (xi) the amount of unpaid interest, realized losses or expense losses, if any, incurred with respect to the underlying mortgage loans, including a break out by type of such expense losses on an aggregate basis;

               (xii) the aggregate amount of advances outstanding, separately stated, that have been made by the master servicer, the special servicer and the trustee and the aggregate amount of advances made by the master servicer in respect of the non-specially serviced mortgage loans;

               (xiii) any Appraisal Reduction Amounts effected during the related collection period on a loan-by-loan basis and the total Appraisal Reduction Amounts in effect as of such distribution date;

               (xiv) the amount on deposit in certain accounts established pursuant to the series 2008-C1 pooling and servicing agreement before and after giving effect to the distribution made on such distribution date;

               (xv)     the record date for such distribution date;

               (xvi) updated mortgage loan information, such as weighted average interest rate, and weighted average remaining term;

               (xvii) material breaches of mortgage loan representations and warranties of which the trustee, the master servicer or the special servicer has received written notice;

               (xviii) material breaches of any covenants under the series 2008-C1 pooling and servicing agreement of which the trustee, the master servicer or the special servicer has received written notice;

               (xix) the LIBOR rate in effect for the related distribution date, and if available, the LIBOR rate for the next succeeding distribution date; and

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               (xx)     such other information and in such form as will be
                        specified in the series 2008-C1 pooling and servicing agreement.

          (b) A report containing information regarding the underlying mortgage loans as of the end of the related collection period, which report will contain substantially the categories of information regarding the underlying mortgage loans presented in Exhibit B and will be presented in a tabular format substantially similar to the format utilized in Exhibit B.

          The reports described in clauses (a) and (b) above may be combined into one report for purposes of dissemination.

          In the case of information furnished pursuant to subclauses (a)(i),
(a)(ii) and (a)(xi) above, the amounts will be expressed as a dollar amount per $1,000 of original actual principal amount of the certificates for all certificates of each applicable class.

          The master servicer will be required to provide the standard CMSA investor reporting package available as of the closing date on the CMSA website, or such other form for the presentation of such information and containing such additional information or reports as may from time to time be approved by CMSA for commercial mortgage backed securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "CMSA Investor Reporting Package" available as of the closing date on the CMSA website, as is reasonably acceptable to the master servicer, the special servicer, the trustee and the paying agent, to the trustee on a monthly basis. However, due to the time required to collect all the necessary data and enter it onto the master servicer's computer system, the master servicer is not required to provide monthly CMSA reports, other than the CMSA loan periodic update file, before the distribution date in June 2008; PROVIDED, that neither the master servicer nor the special servicer will be required to prepare or deliver any of the files or reports comprising the CMSA Investor Reporting Package (other than the CMSA Loan Periodic Update File) before the first business day after the third Determination Date following the closing date, and the trustee will not be obligated to deliver any such report until provided by the master servicer.

          BOOK-ENTRY CERTIFICATES. If you hold your offered certificates in book-entry form through DTC, you may obtain direct access to the monthly reports of the trustee as if you were a registered certificateholder; PROVIDED that you deliver a written certification to the trustee in the form attached to the series 2008-C1 pooling and servicing agreement confirming your beneficial ownership in the offered certificates and agree to keep the subject information confidential to the extent such information is not available to the general public. Otherwise, until definitive certificates are issued with respect to your offered certificates, the information contained in the trustee's monthly reports will be available to you only to the extent that it is made available through DTC and the DTC participants or is available on the trustee's internet website. Conveyance of notices and other communications by DTC to the DTC participants, and by the DTC participants to beneficial owners of the offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. We, the master servicer, the special servicer and the trustee are required to recognize as series 2008-C1 certificateholders only those persons in whose names the series 2008-C1 certificates are registered on the books and records of the certificate registrar.

          INFORMATION AVAILABLE ELECTRONICALLY. The trustee will make the trustee's reports available each month via the trustee's internet website. In addition, the trustee will also make this prospectus supplement, the accompanying prospectus, the series 2008-C1 pooling and servicing agreement and certain underlying mortgage loan information as presented in the standard CMSA investor reporting package formats available to any registered holder or beneficial owner of an offered certificate and to certain other persons via the trustee's internet website in accordance with the terms and provisions of the series 2008-C1 pooling and servicing agreement. The trustee's internet website will initially be located at "http://www.ctslink.com." For assistance with the trustee's internet website certificateholders may call (866) 846-4526.

          The trustee will make no representations or warranties as to the accuracy or completeness of, and may disclaim responsibility for, any information made available by it for which it is not the original source.

          The trustee may require registration and the acceptance of a disclaimer, as well as an agreement to keep the subject information confidential and to indemnify the trustee, in connection with providing access to its internet website. The trustee will not be liable for the dissemination of information made by it in accordance with the series 2008-C1 pooling and servicing agreement.

          OTHER INFORMATION. The series 2008-C1 pooling and servicing agreement will obligate the trustee (or in the case of the items listed in the fifth, sixth and seventh points below, the master servicer or the special servicer, as applicable) to make available at its offices, during normal business hours, upon reasonable advance written notice, or electronically via its website, for review by any holder or beneficial owner of an offered certificate or any person identified to the trustee (or to the

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master servicer or the special servicer) as a prospective transferee of an offered certificate or any interest in that offered certificates, originals or copies, in paper or electronic form, of, among other things, the following items:

               1. the series 2008-C1 pooling and servicing agreement, including exhibits, and any amendments to the series 2008-C1 pooling and servicing agreement;

               2. all monthly reports of the trustee delivered, or otherwise electronically made available, to series 2008-C1 certificateholders since the date of initial issuance of the offered certificates;

               3. all officer's certificates delivered to the trustee by the master servicer and/or the special servicer since the date of initial issuance of the offered certificates, as described under "The Series 2008-C1 Pooling and Servicing Agreement--Evidence as to Compliance" in this prospectus supplement;

               4. all accountant's reports delivered to the trustee with respect to the master servicer and/or the special servicer since the date of initial issuance of the offered certificates, as described under "The Series 2008-C1 Pooling and Servicing Agreement--Evidence as to Compliance" in this prospectus supplement;

               5. the most recent inspection report with respect to each mortgaged real property securing a mortgage loan prepared by the master servicer or the special servicer as described under "The Series 2008-C1 Pooling and Servicing Agreement--Inspections; Collection of Operating Information" in this prospectus supplement;

               6. the most recent appraisal, if any, with respect to each mortgaged real property securing a mortgage loan obtained by the master servicer or the special servicer;

               7. the most recent quarterly and annual operating statement and rent roll for each mortgaged real property securing a mortgage loan and financial statements of the related borrower collected by the master servicer or the special servicer as described under "The Series 2008-C1 Pooling and Servicing Agreement--Inspections; Collection of Operating Information" in this prospectus supplement; and

               8. the mortgage files for the mortgage loans, including all documents, such as modifications, waivers and amendments, that are to be added to those mortgage files from time to time and any updated list of exceptions to the trustee's review of the mortgage files for the underlying mortgage loans.

          Copies of any and all of the foregoing items will be available from the trustee (and, in the case of items 5, 6 and 7, from the master servicer or the special servicer, as applicable), upon request. However, the trustee, master servicer or the special servicer, as applicable, will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies.

          In connection with providing access to or copies of the items described above to registered holders, beneficial owners and prospective purchasers (or licensed or registered investment adviser acting on their behalf) of series 2008-C1 certificates, the trustee, the master servicer or the special servicer, as applicable, may require:

          - in the case of a registered holder or beneficial owner of an offered certificate, a written confirmation executed by the requesting person or entity, in the form attached to the series 2008-C1 pooling and servicing agreement (or such other form as may be reasonably acceptable to the trustee, the master servicer or the special servicer, as applicable), generally to the effect that, among other things, the person or entity is a registered holder or beneficial owner of offered certificates and will keep the information confidential and will indemnify the trustee, the master servicer and the special servicer; and

          - in the case of a prospective purchaser (or licensed or registered investment adviser acting on its behalf) of an offered certificate or any interest in that offered certificate, confirmation executed by the requesting person or entity, in the form attached to the series 2008-C1 pooling and servicing agreement (or such other form as may be reasonably acceptable to the trustee, the master servicer or the special servicer, as applicable), generally to the effect that, among other things, the person or entity is a prospective purchaser (or licensed or registered investment adviser acting on its behalf) of offered certificates or an interest in offered certificates, is requesting the information for use in evaluating a possible investment in the offered

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               certificates and will otherwise keep the information confidential and will indemnify the trustee, the master servicer and the special servicer.

VOTING RIGHTS

          The voting rights for the series 2008-C1 certificates will be allocated as follows:

          - 99% of the voting rights will be allocated to the class A-1, A-2, A-2FL, A-AB, A-3, A-1-A, A-M, A-J, B, C, D, E, F, G, H, J, K, L,
               M, N, O, P, Q and S certificates, in proportion to the respective total principal balances of those classes;

          - 1% of the voting rights will be allocated to the class A-X certificates; and

          - 0% of the voting rights will be allocated to the holders of the class R, LR, and V certificates.

          Voting rights allocated to a class of series 2008-C1 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

                        YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

          GENERAL. The yield on any offered certificate will depend on--

          - the price at which the certificate is purchased by an investor, and

          -    the rate, timing and amount of distributions on the certificate.

          The rate, timing and amount of distributions on any offered certificate will in turn depend on, among other things--

          -    the pass-through rate for the certificate,

          - the rate and timing of principal payments, including principal prepayments, and other principal collections on the underlying mortgage loans and the extent to which those amounts are to be applied or otherwise result in reduction of the principal balance of the certificate,

          - the rate, timing and severity of Realized Losses and Additional Issuing Entity Expenses and the extent to which those losses and expenses result in the reduction of the principal balance of the certificate, and

          - the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which those shortfalls result in the reduction of the interest distributions on the certificate.

          PASS-THROUGH RATES. The pass-through rates on the class A-1, A-2, A-AB, A-3 and class A-1-A certificates will be variable and will be equal to or limited by the Weighted Average Net Mortgage Pass-Through Rate from time to time. The Weighted Average Net Mortgage Pass-Through Rate would decline if the rate of principal payments on the underlying mortgage loans with higher Net Mortgage Pass-Through Rates was faster than the rate of principal payments on the underlying mortgage loans with lower Net Mortgage Pass-Through Rates. Accordingly, the yields on each of those classes of offered certificates will (or in the case of the class A-1 certificates, may) be sensitive to changes in the relative composition of the mortgage pool as a result of scheduled amortization, voluntary prepayments and liquidations of underlying mortgage loans following default. The Weighted Average Net Mortgage Pass-Through Rate will not be affected by modifications, waivers or amendments with respect to the underlying mortgage loans.

          RATE AND TIMING OF PRINCIPAL PAYMENTS. The yield to maturity on any offered certificates purchased at a discount or a premium will be affected by, the rate and timing of principal distributions made in reduction of the total principal balances of those certificates. In turn, the rate and timing of principal distributions that are paid or otherwise result in reduction of the total principal balance of any offered certificate will be directly related to the rate and timing of principal payments on or with respect to the underlying mortgage loans. Finally, the rate and timing of principal payments on or with respect to the underlying mortgage loans will be affected by their amortization schedules, the dates on which balloon payments are due and the rate and timing of principal prepayments and other unscheduled collections on them, including for this purpose, collections made in connection with liquidations of underlying mortgage loans due to defaults, casualties or condemnations affecting the mortgaged real properties, pay-downs of mortgage loans due to failure of the related property to meet certain performance and other criteria or purchases or other removals of underlying mortgage loans from the issuing entity.

          Prepayments and other early liquidations of the underlying mortgage loans will result in distributions on the offered certificates of amounts that would otherwise be paid over the remaining terms of the subject mortgage loans. This will tend to shorten the weighted average lives of the offered certificates. Defaults on the underlying mortgage loans, particularly at or near their maturity dates, may result in significant delays in distributions of principal on the subject mortgage loans and, accordingly, on the offered certificates, while work-outs are negotiated or foreclosures are completed. These delays will tend to lengthen the weighted average lives of the offered certificates. See "The Series 2008-C1 Pooling and Servicing Agreement--Modifications, Waivers, Amendments and Consents" in this prospectus supplement. In addition, the ability of a borrower under an ARD Loan to repay that loan on the related anticipated repayment date will generally depend on its ability to either refinance that mortgage loan or sell the corresponding mortgaged real property. Also, a borrower may have little incentive to repay its mortgage loan on the related anticipated repayment date if then prevailing interest rates are relatively high. Accordingly, there can be no assurance that any ARD Loan in the issuing entity will be paid in full on its anticipated repayment date.

          As described in this prospectus supplement, the principal up to the portion of the Total Principal Distribution Amount that is attributable to loan group no. 1 (and, after the class A-1-A certificates have been reduced to zero, any remaining portion of the Total Principal Distribution Amount that is attributable to loan group no. 2) for each distribution date will be distributable entirely in respect of the class A-1 certificates, class A-2 certificates and class A-2FL REMIC II regular interest PRO RATA, class A-3 certificates and class A-AB certificates, in that order (except that the class A-AB certificates will receive distributions of principal prior to such other classes until the balance thereof has been reduced to the targeted principal balance set forth for the class A-AB certificates for the subject distribution date on Exhibit D hereto), in each case until the total principal balance of that class is reduced to zero, and the principal up to the portion of the Total Principal Distribution Amount that is attributable to loan group no. 2 (and after the total principal balances of the class A-1, A-2, A-AB and A-3 certificates and the class A-2FL REMIC II regular interest have been reduced to zero, any remaining portion of the Total Principal Distribution Amount that is attributable to loan group no. 1) for each distribution date will be generally distributable to the class A-1-A certificates. Following retirement of the class A-1, A-2, A-AB, A-3 and A-1-A certificates and the class A-2FL REMIC II regular interest, the Total Principal Distribution Amount for each distribution date will be distributable entirely in respect of the remaining classes entitled to principal, sequentially in alphabetical order of class designation (except that the class A-J certificates are subordinate to the class A-M certificates), in each such case until the related certificate balance is reduced to zero.

          With respect to the class A-AB certificates, the extent to which the principal balance of the class A-AB certificates has been reduced to the targeted principal balance set forth for the class A-AB certificates for the subject distribution date on Exhibit D hereto, the sensitivity of the class A-AB certificates to principal prepayments on the mortgage loans will depend in part on the period of time during which (i) the class A-1, A-2 and A-3 certificates and the class A-2FL REMIC II regular interest remaining outstanding with respect to principal attributable to loan group no. 1 and (ii) the class A-1-A, A-1, A-2 and A-3 certificates and the class A-2FL REMIC II regular interest remain outstanding with respect to principal attributable to loan group no. 2. In particular, once such classes are no longer outstanding, any remaining portion on any distribution date of the portion of the Total Principal Distribution Amount that is attributable to loan group no. 1 and/or the portion of the Total Principal Distribution Amount that is attributable to loan group no. 2, as applicable, will be distributed on the class A-AB certificates until the total principal balance of the class A-AB certificates is reduced to zero. As such, the class A-AB certificates will become more sensitive to the rate of prepayments on the mortgage loans than they were when the class A-1, A-2, A-3 and A-1-A certificates and the class A-2FL REMIC II regular interest were outstanding.

          The extent to which the yield to maturity on any offered certificate may vary from the anticipated yield will depend upon the degree to which the certificate is purchased at a discount or premium and when, and to what degree payments of principal on the underlying mortgage loans are in turn paid in a reduction of the principal balance of the certificate. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

          Because the rate of principal payments on or with respect to the underlying mortgage loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments in particular.

          DELINQUENCIES AND DEFAULTS ON THE MORTGAGE LOANS. The rate and timing of delinquencies and defaults on the underlying mortgage loans will affect--

          -    the amount of distributions on your offered certificates,

          -    the yield to maturity of your offered certificates,

          - the rate of principal distributions on your offered certificates, and

          -    the weighted average life of your offered certificates.

          Delinquencies on the underlying mortgage loans, unless covered by advances, may result in shortfalls in distributions of interest and/or principal on your offered certificates for the current month. Although any shortfalls in distributions of interest may be made up on future distribution dates, no interest would accrue on those shortfalls. Thus, any shortfalls in distributions of interest would adversely affect the yield to maturity of your offered certificates.

          If--

          - you calculate the anticipated yield to maturity for your offered certificates based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, and

          - the additional losses result in a reduction of the total distributions on or the total principal balance of your offered certificates,

then your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative.

          The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the total principal balance of your offered certificates will also affect your actual yield to maturity, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier your loss occurs, the greater the effect on your yield to maturity.

          Even if losses on the underlying mortgage loans do not result in a reduction of the total distributions on or the total principal balance of your offered certificates, the losses may still affect the timing of distributions on, and the weighted average life and yield to maturity of, your offered certificates.

          In addition, if the master servicer or the trustee reimburses itself out of general collections on the mortgage pool for any Nonrecoverable Advance, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed first out of payments and other collections of principal on the mortgage pool (thereby reducing the amount of principal otherwise distributable on the series 2008-C1 certificates (exclusive of the class A-2FL certificates) and the class A-2FL REMIC II regular interest, prior to being deemed reimbursed out of payments and other collections of interest on the mortgage pool otherwise distributable on the series 2008-C1 certificates (exclusive of the class A-2FL certificates) and the class A-2FL REMIC II regular interest.

          In the event that any advance (including any interest accrued thereon) with respect to a defaulted underlying mortgage loan remains unreimbursed following the time that such underlying mortgage loan is modified and returned to performing status, the master servicer, the special servicer or the trustee, as applicable, will be entitled to reimbursement for that advance (even though that advance is not deemed a Nonrecoverable Advance), on a monthly basis, out of
- but solely out of - payments and other collections of principal on all the underlying mortgage loans after the application of those principal payments and collections to reimburse any party for any Nonrecoverable Advance, as described in the preceding paragraph, prior to any distributions of principal on the series 2008-C1 certificates (exclusive of the class A-2FL certificates) and the class A-2FL REMIC II regular interest. If any such advance is not reimbursed in whole on any distribution date due to insufficient principal collections during the related collection period, then the portion of that advance which remains unreimbursed will be carried over (with interest thereon continuing to accrue) for reimbursement on the following distribution date (to the extent of principal collections available for that purpose). If any such advance, or any portion of any such advance, is determined, at any time during this reimbursement process, to be a Nonrecoverable Advance, then the master servicer, the special servicer or the trustee, as applicable, will be entitled to immediate reimbursement as a Nonrecoverable Advance in an amount equal to the portion of that advance that remains outstanding, plus accrued interest.

          THE EFFECT OF LOAN GROUPS. Because the mortgage pool has been divided into two loan groups for purposes of calculating distributions on the series 2008-C1 certificates, the holders of the class A-1, A-2, A-AB and A-3 certificates will be very affected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in loan group no. 1 and, in the absence of significant events, should be largely unaffected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in loan group no. 2. Similarly, the holders of the class A-1-A certificates will be very affected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in loan group no. 2 and, in the absence of significant events, should be largely unaffected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in loan group no. 1. Investors should take this into account when reviewing this "Yield and Maturity Considerations" section.

          RELEVANT FACTORS. The following factors, among others, will affect the rate and timing of principal payments and defaults and the severity of losses on or with respect to the underlying mortgage loans:

          -    prevailing interest rates;

          -    the terms of those mortgage loans, including--

               1. provisions that impose prepayment lock-out periods or require Yield Maintenance Charges, and

               2.   amortization terms that require balloon payments;

          - the demographics and relative economic vitality of the areas in which the mortgaged real properties are located;

          - the general supply and demand for commercial and multifamily rental space of the type available at the mortgaged real properties in the areas in which those properties are located;

          -    the quality of management of the mortgaged real properties;

          -    the servicing of those mortgage loans;

          -    possible changes in tax laws; and

          -    other opportunities for investment.

          See "Risk Factors--Risks Related to the Underlying Mortgage Loans," "Description of the Underlying Mortgage Loans" and "The Series 2008-C1 Pooling and Servicing Agreement" in this prospectus supplement and "Description of the Governing Documents" and "Yield and Maturity Considerations--Yield and Prepayment Considerations" in the accompanying prospectus.

          The rate of prepayment on the mortgage loans in the issuing entity is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below the annual rate at which a mortgage loan accrues interest, the related borrower may have an increased incentive to refinance that mortgage loan. Conversely, to the extent prevailing market interest rates exceed the annual rate at which a mortgage loan accrues interest, the related borrower may be less likely to voluntarily prepay that mortgage loan. Assuming prevailing market interest rates exceed the revised mortgage interest rate at which an ARD Loan accrues interest following its anticipated repayment date, the primary incentive for the related borrower to prepay the subject mortgage loan on or before its anticipated repayment date is to give the borrower access to excess cash flow, all of which, net of the minimum required debt service, approved property expenses and any required reserves, must be applied to pay down principal of the subject mortgage loan. Accordingly, there can be no assurance that any ARD Loan in the issuing entity will be prepaid on or before its anticipated repayment date or on any other date prior to maturity.

          Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some underlying borrowers may sell their mortgaged real properties in order to realize their equity in those properties, to meet cash flow needs or to make other investments. In addition, some underlying borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their mortgaged real properties.

          In addition, certain of the mortgage loans have performance escrows or letters of credit pursuant to which the funds held in escrow or the proceeds of such letters of credit may be applied to reduce the principal balance of such mortgage loans if certain performance triggers are not satisfied. This circumstance would have the same effect on the offered certificate as a partial prepayment on such mortgage loans without payment of a yield maintenance charge. For more information regarding these escrows and letters of credit, see the footnotes to Exhibit A-1 to this prospectus supplement.

          A number of the underlying borrowers are partnerships. The bankruptcy of the general partner in a partnership may result in the dissolution of the partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related mortgage loan.

          We make no representation or warranty regarding:

          - the particular factors that will affect the rate and timing of prepayments and defaults on the underlying mortgage loans;

          -    the relative importance of those factors;

          - the percentage of the total principal balance of the underlying mortgage loans that will be prepaid or as to which a default will have occurred as of any particular date; or

          - the overall rate of prepayment or default on the underlying mortgage loans.

          DELAY IN DISTRIBUTIONS. Because monthly distributions will not be made on the offered certificates until several days after the due dates for the underlying mortgage loans during the related collection period, your effective yield will be lower than the yield that would otherwise be produced by your pass-through rate and purchase price, assuming that purchase price did not account for a delay.

WEIGHTED AVERAGE LIVES OF THE OFFERED CERTIFICATES

          For purposes of this prospectus supplement, the weighted average life of any offered certificate refers to the average amount of time that will elapse from the assumed settlement date of April 18, 2008 until each dollar to be applied in reduction of the total principal balance of those certificates is paid to the investor. For purposes of this "Yield and Maturity Considerations" section, the weighted average life of any offered certificate is determined by:

          - multiplying the amount of each principal distribution on the certificate by the number of years from the assumed settlement date to the related distribution date;

          -    summing the results; and

          - dividing the sum by the total amount of the reductions in the principal balance of the certificate.

          Accordingly, the weighted average life of any offered certificate will be influenced by, among other things, the rate at which principal of the underlying mortgage loans is paid or otherwise collected or advanced and the extent to which those payments, collections and/or advances of principal are in turn applied in reduction of the principal balance of that certificate.

          As described in this prospectus supplement, the Total Principal Distribution Amount from underlying mortgage loans in loan group no. 1 for each distribution date will generally be payable FIRST to make distributions of principal to the holders of the class A-AB certificates (until the principal balance of the class A-AB certificates is reduced to the scheduled principal balance set forth on Exhibit D to this prospectus supplement), THEN to the class A-1 certificates, class A-2 certificates and class A-2FL REMIC II regular interest PRO RATA, class A-3 certificates and class A-AB certificates (allocated among those classes as described under "Description of the Offered Certificates--Distributions--Principal Distributions" in this prospectus supplement) until the total principal balances of those classes are reduced to zero. The Total Principal Distribution Amount from underlying mortgage loans in loan group no. 2 for each distribution date will generally be payable FIRST to make distributions of principal to the holders of the class A-1-A certificates, THEN to the class A-AB certificates (until the principal balance of the class A-AB certificates is reduced to the scheduled principal balance set forth on Exhibit D to this prospectus supplement), THEN to the class A-1 certificates, class A-2 certificates and class A-2FL REMIC II regular interest PRO RATA, class A-3 certificates and class A-AB certificates (allocated among those classes as described under "Description of the Offered Certificates--Distributions--Principal Distributions" in this prospectus supplement) until the total principal balances of those classes are reduced to zero. In each case, principal distributions will thereafter be distributable entirely with respect to the other classes of offered certificates, sequentially based upon their relative seniority, in each case until the related total principal balance is reduced to zero. As a consequence of the foregoing, the weighted average lives of the class A-1, A-2, A-AB, A-3 and A-1-A certificates and the class A-2FL REMIC II regular interest may be shorter, and the weighted average lives of the other classes of certificates may be longer, than would otherwise be the case if the Total Principal Distribution Amount for each distribution date was being paid on a PRO RATA basis among the respective classes of series 2008-C1 certificates (exclusive of the class A-2FL certificates) and the class A-2FL REMIC II regular interest with principal balances.

          The tables set forth in Exhibit C show with respect to each class of offered certificates--

          -    the weighted average life of that class, and

          - the percentage of the initial total principal balance of that class that would be outstanding after each of the specified dates,

based upon each of the indicated levels of CPR and the Modeling Assumptions.

          The actual characteristics and performance of the underlying mortgage loans will differ from the Modeling Assumptions used in calculating the tables on Exhibit C to this prospectus supplement. Those tables are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under the assumed prepayment scenarios. Any differences between the Modeling Assumptions used in calculating the tables on Exhibit C to this prospectus supplement and the actual characteristics and performance of the underlying mortgage loans, or actual prepayment or loss experience, will affect the percentages of initial total principal balances outstanding over time and the weighted average lives of the respective classes of offered certificates. You must make your own decisions as to the appropriate prepayment, liquidation and loss assumptions to be used in deciding whether to purchase any offered certificate.

          We make no representation that--

          - the underlying mortgage loans will prepay in accordance with the assumptions set forth in this prospectus supplement at any of the indicated levels of CPR or at any other particular prepayment rate,

          - all the underlying mortgage loans will prepay in accordance with the assumptions set forth in this prospectus supplement at the same rate, or

          - underlying mortgage loans that are in a prepayment lock-out period, including any part of that period when defeasance is allowed, or prepayable with a Yield Maintenance Charge will not prepay as a result of involuntary liquidations upon default or otherwise during that period.

                        DESCRIPTION OF THE SWAP AGREEMENT

          On the closing date, the trustee, on behalf of the entity, will enter into a swap agreement with Morgan Stanley Capital Services Inc., as swap counterparty, relating to the class A-2FL certificates. None of the holders of any class of offered certificates will have any beneficial interest in the swap agreement.

               THE SERIES 2008-C1 POOLING AND SERVICING AGREEMENT

GENERAL

          The series 2008-C1 certificates will be issued, the issuing entity will be created and the underlying mortgage loans (other than the 450 Lexington Avenue Mortgage Loan) will be serviced and administered under a pooling and servicing agreement to be dated as of April 1, 2008, by and among us, as depositor, and the master servicer, the special servicer and the trustee. The swap counterparty will be a third-party beneficiary of the series 2008-C1 pooling and servicing agreement.

          The 450 Lexington Avenue Whole Loan, including the 450 Lexington Avenue Mortgage Loan included in the issuing entity, will be primary serviced and administered pursuant to the CSMC 2007-C5 Pooling and Servicing Agreement and the 450 Lexington Avenue Intercreditor Agreement. All decisions, consents, waivers, approvals and other actions in respect of the 450 Lexington Avenue Whole Loan will be effected in accordance with the CSMC 2007-C5 Pooling and Servicing Agreement and the 450 Lexington Avenue Intercreditor Agreement. Consequently, the servicing provisions set forth herein will not be applicable to the 450 Lexington Avenue Mortgage Loan, unless so specifically stated.

          Reference is made to the accompanying prospectus for important information in addition to that set forth in this prospectus supplement regarding the terms of the series 2008-C1 pooling and servicing agreement, in particular the section entitled "Description of the Governing Documents." The trustee will provide a copy of the series 2008-C1 pooling and servicing agreement to a prospective or actual holder or beneficial owner of an offered certificate, upon written request and, at the trustee's discretion, payment of a reasonable fee for any expenses. The series 2008-C1 pooling and servicing agreement will also be made available by the trustee on its website, at the address set forth under "Description of the Offered Certificates--Reports to Certificateholders; Available Information" in this prospectus supplement. In addition, we will arrange for the series 2008-C1 pooling and servicing agreement to be filed with the SEC by means of the EDGAR System, and it should be available on the SEC's website, the address of which is "http://www.sec.gov."

THE MASTER SERVICER

          KeyCorp Real Estate Capital Markets, Inc. ("KRECM") will be the master servicer under the series 2008-C1 pooling and servicing agreement with respect to the mortgage pool. KRECM is an Ohio corporation that is a wholly-owned subsidiary of KeyBank National Association, one of the mortgage loan sellers and sponsors, which is a wholly-owned subsidiary of KeyCorp. KRECM maintains servicing offices at 911 Main Street, Suite 1500, Kansas City, Missouri 64105 and 1717 Main Street, Suite 1000, Dallas, Texas 75201.

          KRECM has been engaged in the servicing of commercial mortgage loans since 1995 and commercial mortgage loans originated for securitization since 1998. The following table sets forth information about KRECM's portfolio of master or primary serviced commercial mortgage loans as of the dates indicated.

                 LOANS                                     12/31/2005   12/31/2006   12/31/2007
--------------------------------------------------------   ----------   ----------   ----------
By Approximate Number                                          11,218       11,322       11,892
By Approximate Aggregate Principal Balance (in billions)      $73.692      $94.726     $136.090

          Within this servicing portfolio are, as of December 31, 2007, approximately 9,658 loans with a total principal balance of approximately $97 billion that are included in approximately 132 commercial mortgage-backed securitization transactions. KRECM's servicing portfolio includes mortgage loans secured by multifamily, office, retail, hospitality and other types of income-producing properties that are located throughout the United States. KRECM also services newly-originated commercial mortgage loans and mortgage loans acquired in the secondary market for issuers of commercial and multifamily mortgage-backed securities, financial institutions and a variety of investors and other third-parties. Based on the aggregate outstanding principal balance of loans being serviced as of June 30, 2007, the Mortgage Bankers Association of America ranked KRECM the fifth largest commercial mortgage loan servicer in terms of total master and primary servicing volume.

          KRECM is approved as a master servicer, primary servicer and special servicer for commercial mortgage-backed securities rated by Moody's, S&P and Fitch. Moody's does not assign specific ratings to servicers. KRECM is on S&P's Select Servicer list as a U.S. Commercial Mortgage Master Servicer, and S&P has assigned to KRECM the rating of STRONG as a master servicer, primary servicer and special servicer. Fitch has assigned to KRECM the ratings of CMS1 as a master servicer, CPS1 as a primary servicer and CSS2+ as a special servicer. S&P's and Fitch's ratings of a servicer are based on an examination of many factors, including the servicer's financial condition, management team, organizational structure and operating history.

          No securitization transaction involving commercial mortgage loans in which KRECM was acting as master servicer has experienced a master servicer event of default as a result of any action or inaction of KRECM as master servicer, including as a result of KRECM's failure to comply with the applicable servicing criteria in connection with any securitization transaction.

          KRECM's servicing system utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows KRECM to process mortgage servicing activities including: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports. KRECM generally uses the CMSA format to report to trustees of commercial mortgage-backed securities (CMBS) transactions and maintains a website (www.Keybank.com/Key2CRE) that provides access to reports and other information to investors in CMBS transactions for which KRECM is a master servicer.

          Certain duties and obligations of the master servicer and the provisions of the series 2008-C1 pooling and servicing agreement are described in this prospectus supplement under "The Series 2008-C1 Pooling and Servicing Agreement." KRECM's ability to waive or modify any terms, fees, penalties or payments on the underlying mortgage loans and the effect of that ability on the potential cash flows from the underlying mortgage loans are described in this prospectus supplement under "--Enforcement of Due-on-Sale and Due-on-Encumbrance Clauses" and "--Modifications, Waivers, Amendments and Consents."

          The master servicer's obligations to make debt service advances and/or servicing advances, and the interest or other fees charged for those advances and the terms of the master servicer's recovery of those advances, are described in this prospectus supplement under "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" and "The Series 2008-C1 Pooling and Servicing Agreement--Required Appraisals" and "--Servicing and Other Compensation and Payment of Expenses--Payment of Expenses; Servicing Advances." KRECM will not have primary responsibility for the custody of original documents evidencing the underlying mortgage loans. Rather, the trustee acts as custodian of the original documents evidencing the underlying mortgage loans. On occasion, however, KRECM may have custody of certain original documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent KRECM performs custodial functions as the master servicer, original documents will be maintained in a manner consistent with the Servicing Standard.

          Certain terms of the series 2008-C1 pooling and servicing agreement regarding the master servicer's removal, replacement, resignation or transfer are described in this prospectus supplement under "--Removal, Resignation and Replacement of Servicers; Transfer of Servicing Duties," "--Events of Default" and "--Rights Upon Event of Default." Certain limitations on the master servicer's liability under the series 2008-C1 pooling and servicing agreement are described in this prospectus supplement under "--Liability of the Servicers" and "--Certain Indemnities."

          The manner in which collections on the underlying mortgage loans are to be maintained is described under"--Servicing Under the Series 2008-C1 Pooling and Servicing Agreement" in this prospectus supplement. Generally, all amounts received by KRECM on the underlying mortgage loans are initially deposited into a common clearing account with collections on other commercial mortgage loans serviced by KRECM and are then allocated and transferred to the appropriate account described under "--Collection Account" in this prospectus supplement within the time required by the series 2008-C1 pooling and servicing agreement. Similarly, KRECM generally transfers any amount that is to be disbursed to a common disbursement account on the day of the disbursement.

          KRECM maintains the accounts it uses in connection with servicing commercial mortgage loans with its parent company, KeyBank National Association. The following table sets forth the ratings assigned to KeyBank National Association's long-term deposits and short-term deposits:

                      S&P   FITCH   MOODY'S
                      ---   -----   -------
Long-Term Deposits      A      A      A-1
Short-Term Deposits   A-1     F1      P-1

          KRECM believes that its financial condition will not have any material adverse effect on the performance of its duties under the series 2008-C1 pooling and servicing agreement and, accordingly, will not have any material adverse impact on the mortgage pool performance or the performance of the series 2008-C1 certificates. There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against KRECM or of which any of its property is the subject, that is material to the series 2008-C1 certificateholders.

          KRECM has developed policies, procedures and controls for the performance of its master servicing obligations in compliance with applicable servicing agreements, servicing standards and the servicing criteria set forth in Item 1122 of Regulation AB. These policies, procedures and controls include, among other things, procedures to (i) notify borrowers of payment delinquencies and other loan defaults, (ii) work with borrowers to facilitate collections and performance prior to the occurrence of a servicing transfer event, and (iii) if a servicing transfer event occurs as a result of a delinquency, loss, bankruptcy or other loan default, transfer the subject loan to the special servicer. KRECM's servicing policies and procedures for the servicing functions it will perform under the series 2008-C1 pooling and servicing agreement for assets of the same type included in the series 2008-C1 securitization transaction are updated periodically to keep pace with the changes in the CMBS industry. For example, KRECM has, in response to changes in federal or state law or investor requirements, (i) made changes in its insurance monitoring and risk-management functions as a result of the Terrorism Risk Insurance Act of 2002 and (ii) established a website where investors and mortgage loan borrowers can access information regarding their investments and mortgage loans. Otherwise, KRECM's servicing policies and procedures have been generally consistent for the last three (3) years in all material respects.

          KRECM is, as master servicer, generally responsible for both master servicing functions and primary servicing functions with respect to the mortgage pool. However, KRECM will be permitted to appoint one or more sub-servicers to perform all or any portion of its primary servicing functions under the series 2008-C1 pooling and servicing agreement, as further described in this prospectus supplement under "--Servicing Under the Series 2008-C1 Pooling and Servicing


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Agreement." At the request of Column Financial, Inc. and National City Bank,
KRECM intends to appoint sub-servicers to perform primary servicing functions for certain underlying mortgage loans or groups of underlying mortgage loans (in each case aggregating less than 10% of the initial mortgage pool balance) pursuant to subservicing agreements that will require and entitle the respective sub-servicers to handle collections, hold escrow and reserve accounts and respond to and make recommendations regarding assignments and assumptions and other borrower requests.

          In addition, KRECM may from time to time perform some of its servicing obligations under the series 2008-C1 pooling and servicing agreement through one or more third-party vendors that provide servicing functions such as tracking and reporting of flood zone changes, performing UCC searches or filing UCC financing statements and amendments.

          KRECM will, in accordance with its internal procedures and applicable law, monitor and review the performance of the sub-servicers that it appoints and any third-party vendors retained by it to perform servicing functions.

          KRECM is not an affiliate of the depositor, the sponsors (other than KeyBank), the issuing entity, the special servicer, the trustee, or any originator (other than KeyBank) of any of the underlying mortgage loans identified in this prospectus supplement.

          The information set forth in this prospectus supplement concerning KRECM has been provided by it. KRECM will make no representations as to the validity or sufficiency of the series 2008-C1 pooling and servicing agreement, the series 2008-C1 certificates, the underlying mortgage loans or this prospectus supplement.

THE PRIMARY SERVICERS

          No primary servicer with respect to the series 2008-C1 mortgage pool, other than the master servicer, will service mortgage loans representing 10% or more of the initial mortgage pool balance.

          Column Financial, Inc. will act as a non-cashiering primary servicer with respect to 12 mortgage loans in the issuing entity, representing 7.5% of the initial mortgage pool balance, which were originated or acquired by Column Financial, Inc. Capstone Realty Advisors, LLC will act as primary servicer with respect to the mortgage loans sold to the issuing entity by National City Bank.

          COLUMN FINANCIAL, INC.

          Column Financial, Inc. ("Column") will act as a non-cashiering primary servicer for 12 mortgage loans in the issuing entity (the "Column Serviced Loans"), collectively representing 7.5% of the initial mortgage pool balance, that were originated or acquired by Column. Column is a sponsor, a mortgage loan seller and an affiliate of the depositor and of one of the underwriters. The principal servicing offices of Column are located at 3414 Peachtree Road N.E., Suite 1140, Atlanta, Georgia 30326. See "Description of the Sponsors and Mortgage Loan Sellers" in this prospectus supplement and "The Sponsor" in the accompanying prospectus for additional information regarding Column.

          On August 31, 2006, Column launched its program for servicing commercial and multifamily loans, including loans securitized in mortgage-backed securitization transactions. As part of this program, Column entered into a sub-servicing agreement (the "Centerline Subservicing Agreement") with Centerline Servicing Inc. ("Centerline"), pursuant to which Centerline is generally responsible for performing all routine, non-discretionary servicing obligations with respect to the mortgage loans in Column's servicing portfolio. Under the Centerline Subservicing Agreement, Centerline is required to consult with Column regarding certain discretionary servicing matters, as specifically outlined and in accordance with the procedures set forth therein. Centerline is not an affiliate of the depositor, the trustee, the issuing entity, the sponsors or the mortgage loan sellers identified in this prospectus supplement.

          As of March 14, 2008, 139 loans (including the Column Serviced Loans), with an aggregate original principal balance of $1,334,961,600, were being serviced under the sub-servicing arrangement described in the foregoing paragraph. Over time, Column expects its servicing portfolio to include loans secured by multifamily, office, retail, hospitality, industrial and other types of income-producing properties.

          Column has developed policies, procedures and controls relating to its servicing functions to maintain compliance with applicable servicing agreements and servicing standards. Column intends to update its servicing policies and procedures periodically to keep pace with the changes in the commercial mortgage-backed securities industry. Column is not currently rated as a primary servicer or master servicer by any rating agency.

          Column will act as a non-cashiering primary servicer with respect to the Column Serviced Loans pursuant to a primary servicing agreement entered into with KRECM. In general, Column's obligations under the primary servicing


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agreement will be performed by Centerline pursuant to the Centerline
Subservicing Agreement described above. Under the primary servicing agreement, Column, as primary servicer for the Column Serviced Loans, will be required to act as the point of contact for the related borrowers with respect to certain servicing duties of the master servicer described under "The Series 2008-C1 Pooling and Servicing Agreement--Servicing Under the Series 2008-C1 Pooling and Servicing Agreement" in this prospectus supplement.

          The primary servicing agreement will require Column (as primary servicer) to perform its servicing obligations in a manner which is consistent with the series 2008-C1 pooling and servicing agreement. In consideration of the performance of its servicing obligations, Column (as primary servicer) will be paid a servicing fee that is included in the administrative fee rate for the Column Serviced Loans, as set forth on Exhibit A-1. In addition, Column will be entitled to the additional compensation described under "The Series 2008-C1 Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses--Additional Servicing Compensation" with respect to the Column Serviced Loans.

          Column's obligations under the primary servicing agreement include, but are not limited to (in each case, in accordance with the terms of the primary servicing agreement and the series 2008-C1 pooling and servicing agreement):

          - collecting and delivering to the master servicer copies of periodic inspection reports, operating statements, rent rolls and other financial statements required under the 2008-C1 pooling and servicing agreement in respect of the Column Serviced Loans;

          - processing defeasance requests, modifications, requests for assumptions and transfers of interest in the related borrower or related mortgaged real property and requests for subordinate financing in respect of the Column Serviced Loans; and

          - providing to the certificateholders, the depositor, the trustee, the special servicer, the series 2008-C1 controlling class representative and the master servicer access to certain information regarding the Column Serviced Loans.

          Column may also exercise some custodial responsibility with respect to the Column Serviced Loans and may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise, including custody of any applicable letters of credit. To the extent Column performs custodial functions as servicer, documents will be maintained in a secure location.

          In addition, unless an event of default under the primary servicing agreement occurs or the series 2008-C1 pooling and servicing agreement is terminated, the primary servicing agreement will remain in full force and effect until all of the Column Serviced Loans are repaid, repurchased or liquidated or the related mortgaged real properties become REO property. Events of default under the primary servicing agreement include, but are not limited to:

          - the failure of the Column (as primary servicer) to perform in any material respect its obligations under the primary servicing agreement which is not cured within the period set forth in the primary servicing agreement,

          - a breach by Column (as primary servicer) of any representation or warranty contained in the primary servicing agreement which materially and adversely affects the interests of any class of series 2008-C1 certificates or the master servicer which is not cured within the period set forth in the primary servicing agreement,

          -    certain events of bankruptcy or insolvency involving Column, and

          - any action or inaction by Column with respect to its servicing obligations, which action or inaction has caused a master servicer event of default under the series 2008-C1 pooling and servicing agreement.

          Upon the occurrence and continuance of an event of default by Column under the primary servicing agreement, KRECM may (but is not required to) terminate the rights and obligations of Column under the primary servicing agreement. KRECM is also authorized under the primary servicing agreement to waive any event of default under the primary servicing agreement. In addition, the primary servicing agreement provides that Column may resign from its obligations and duties as primary servicer thereunder. In the event that Column is terminated or resigns as primary servicer under the primary servicing agreement (or if the parties otherwise agree to terminate the primary servicing agreement), KRECM will be required to itself perform its servicing responsibilities under the series 2008-C1 pooling and servicing agreement with respect to the Column Serviced Loans until a new primary servicer, if any, is appointed by KRECM with respect to such mortgage


                                      S-167

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loans. Any successor primary servicer is required to transact business in the states in which the related mortgaged real properties are located, if required by applicable law.

CAPSTONE REALTY ADVISORS, LLC

          Capstone Realty Advisors, LLC ("Capstone") will act as primary servicer with respect to five (5) mortgage loans in the issuing entity, collectively representing 6.0% of the initial mortgage pool balance, that were transferred to the depositor by National City Bank. Capstone, an affiliate of National City Bank, is an Ohio limited liability company formed in 1998. Capstone is engaged in the business of originating and processing applications for mortgage loans to be secured by mortgages, deeds of trust or deeds to secure debt on multifamily and commercial mortgaged properties. Such mortgage loans include loans insured by HUD, FHLMC or GNMA, mortgage loans made by insurance company lenders and mortgage loans funded by conduits or affiliates for inclusion in commercial mortgage-backed securitized transactions. Capstone retains servicing on such mortgage loans but in the case of securitized mortgage loans, such servicing is limited to primary servicing or subservicing under subservicing agreements executed with a master servicer.

          Since its inception in 1998, Capstone has serviced commercial and multifamily mortgage loans for HUD, FHLMC, GNMA, insurance companies and several conduit lenders. It has in the past served as a master servicer for commercial mortgage-backed securitized mortgage loans which are part of a commercial mortgage-backed security transaction but now serves only as a primary servicer in those transactions.

          As of November 30, 2007, Capstone's portfolio of commercial mortgage-backed securitized mortgage loans ("CMBS Loans") similar to the mortgage loans contained in this transaction was 160 mortgage loans under 67 subservicing agreements with an outstanding principal balance of approximately $1,164,000,000. This represents growth from one subservicing agreement in 2001 to the present numbers.

          Capstone has a staff of 28 employees dedicated solely to servicing commercial mortgage loans. Two (2) of these employees are dedicated to CMBS Loans. The Chief Operating Officer of Capstone is in charge of all servicing and is assisted by a National Servicing Manager. Each of these employees has over 18 years of experience in servicing commercial mortgage loans, including CMBS Loans.

          Capstone has a manual of policy and procedures for servicing of commercial and multifamily mortgage loans and all employees are required to be familiar and to comply with those policies and procedures. Capstone has a quality control person whose responsibility is to verify that such policies and procedures are complied with. There has been no material change in the policies and procedures in servicing assets of the same type as those included within the mortgage pool during the last three years.

          Capstone has acted as a primary servicer for 67 CMBS transactions during the past six (6) years. During that period, no CMBS Loan which Capstone has serviced has defaulted or experienced an early amortization or other performance triggering event because of Capstone's acts or omissions as primary servicer for such mortgage loan.

          Capstone does engage outside parties to conduct annual physical inspections of mortgaged properties but Capstone reviews the reports of such inspections and Capstone makes its own independent evaluation based on its review of those inspection reports.

          Capstone has not experienced any events of material noncompliance with those aspects of the servicing criteria for which it has responsibility under the applicable subservicing agreements for any prior securitizations.

          Capstone is a wholly owned subsidiary of National City Bank. Capstone has a net worth and sufficient liquidity that will adequately enable Capstone to comply with all of Capstone's obligations and responsibilities under the proposed subservicing agreement and to cure any event of material non-compliance by Capstone thereunder.

          Each subservicing agreement which Capstone has executed as primary servicer is consistent with customary practices in the CMBS industry. Pursuant to a subservicing agreement that Capstone is expected to enter into with the master servicer, Capstone will be required to establish and maintain servicing files and establish servicing files criteria. Capstone will be required to collect monthly payments of principal and interest, late charges, default interest, prepayment premiums, insurance proceeds and condemnation awards plus escrows for insurance premiums and real estate taxes and it may require collection of other reserves. All such payments of principal and interest will be required to be deposited as collected with an eligible financial institution in an eligible account and are not to be co-mingled with other funds of Capstone. Similarly, all escrows will be required to be deposited as received in an eligible financial institution in an eligible account. Capstone will be required to transmit to the master servicer by wire on the applicable remittance date all payments received by it for


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principal and interest. Capstone will not be required to make any distributions to the trustee or to any certificateholders. In addition, Capstone will be required to monitor payments of taxes and insurance premiums, analyze the sufficiency of tax and insurance reserve accounts and pay when due, from the funds in escrow, all real estate taxes and insurance premiums and to make disbursements of other reserves in accordance with the applicable reserve agreement. If there are not sufficient funds in escrow, Capstone will be required to give the master servicer prior notice of need for master servicer to make an advance or force place insurance. Capstone will not be obligated to make advances, either for principal and interest or for property protection expenses. Capstone will be required to use all reasonable efforts to make collections of all payments due from a borrower and to maintain records demonstrating the subservicer's collection efforts. Capstone is required to make physical inspections of the property and collect and analyze property and borrower financial reports. In addition, Capstone will be required to process all requests made by a borrower for consents or approvals, for determination by the master servicer. Capstone will be required to notify the master servicer of any significant events which affect the loans, the borrower, or the property, including the filing of any bankruptcy actions. Capstone will be required to furnish its financial statements each year to the master servicer. Capstone will be required to provide the master servicer with certain CMSA reports. Capstone expects to maintain the required errors and omissions insurance and fidelity bond coverage. Capstone will be required to file all UCC continuation statements and to prepare and file all IRS 1098s and 1099s. Capstone is not expected to provide all of the servicing activities contained in the definition of "servicing criteria" as included in Section 1122(d) of Regulation AB.

          Capstone uses commercially reasonable activities, including follow up phone calls, letters, and emails, to attempt collection of all payments and escrows due under each mortgage loan.

          Capstone maintains separate collection accounts and escrow accounts for all mortgage loans serviced by it and does not co-mingle any of those funds with Capstone's assets. Capstone has no obligation to, and does not, make advances for principal and interest or for property protection expenses under its subservicing agreements. Capstone is responsible for taking all reasonable efforts to receive all payments due on each mortgage loan and to enforce all other terms and conditions of the mortgage loan documents and to inform the master servicer of any delinquency. If a mortgage loan becomes delinquent, the master servicer reserves the right to transfer the loan to the special servicer. Capstone has no authority to modify any terms, fees, penalties or payments as set forth in the mortgage loan documents. Capstone does not serve as the custodian of any mortgage loan documents and has no custodial responsibility under the subservicing agreement.

          So long as Capstone is in compliance with its obligations under the subservicing agreement, it cannot be removed or replaced as a primary servicer. Capstone may not transfer its subservicing rights without consent. Capstone cannot resign except in limited circumstances.

          If Capstone is removed as a subservicer for cause or Capstone resigns as subservicer, the subservicing agreement includes the process for obtaining a replacement back-up subservicer and requires the cooperation of Capstone in connection with such replacement, including the obligation of Capstone to reimburse the master servicer for all expenses associated with the servicing transfer or additional fees charged by the successor servicer. Capstone will be required to continue to provide all required reports pertaining to the period of time during which Capstone served as primary subservicer. Upon such termination, Capstone will be required to notify each borrower of the address of the successor subservicer and deliver the servicing files and all cash held by the subservicer to the replacement subservicer and submit to the master servicer a ledger accounting itemizing all payments received by it and a current trial balance for all mortgage loans subserviced by it under the applicable subservicing agreement.

          The information set forth in this prospectus supplement concerning Capstone has been provided by Capstone and National City Bank.

THE SPECIAL SERVICER

          Midland Loan Services, Inc. ("Midland") will be the special servicer and in this capacity will initially be responsible for the servicing and administration of the specially serviced mortgage loans and REO properties pursuant to the series 2008-C1 pooling and servicing agreement.

          Midland is a Delaware corporation and a wholly-owned subsidiary of PNC Bank, National Association. Midland's principal servicing office is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210.

          Midland is a real estate financial services company that provides loan servicing, asset management and technology solutions for large pools of commercial and multifamily real estate assets. Midland is approved as a master servicer, special servicer and primary servicer for investment-grade commercial and multifamily mortgage-backed securities ("CMBS") by S&P, Moody's and Fitch. Midland has received the highest rankings as a master, primary and special servicer of real estate assets under U.S. CMBS transactions from both S&P and Fitch. S&P ranks Midland as "Strong" and Fitch ranks Midland as


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"1" for each category. Midland is also a HUD/FHA-approved mortgagee and a Fannie
Mae-approved multifamily loan servicer.

          Midland has detailed operating procedures across the various servicing functions to maintain compliance with its servicing obligations and the servicing standards under Midland's servicing agreements, including procedures for managing delinquent and special serviced loans. The policies and procedures are reviewed annually and centrally managed and available electronically within Midland's Enterprise!(R) Loan Management System. Furthermore Midland's disaster recovery plan is reviewed annually.

          Midland will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. Midland may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent that Midland has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Servicing Standard.

          No securitization transaction involving commercial or multifamily mortgage loans in which Midland was acting as master servicer, primary servicer or special servicer has experienced a servicer event of default as a result of any action or inaction of Midland as master servicer, primary servicer or special servicer, as applicable, including as a result of Midland's failure to comply with the applicable servicing criteria in connection with any securitization transaction. Midland has made all advances required to be made by it under the servicing agreements on the commercial and multifamily mortgage loans serviced by Midland in securitization transactions.

          From time-to-time Midland is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (E.G., enforcement of loan obligations) and/or arising in the ordinary course of business. Midland does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the series 2008-C1 pooling and servicing agreement.

          Midland currently maintains an Internet-based investor reporting system, CMBS Investor Insight(R), that contains performance information at the portfolio, loan and property levels on the various commercial mortgage-backed securities transactions that it services. Certificateholders, prospective transferees of the certificates and other appropriate parties may obtain access to CMBS Investor Insight through Midland's website at www.midlandls.com. Midland may require registration and execution of an access agreement in connection with providing access to CMBS Investor Insight.

          As of December 31, 2007, Midland was servicing approximately 24,753 commercial and multifamily mortgage loans with a principal balance of approximately $230 billion. The collateral for such loans is located in all 50 states, the District of Columbia, Puerto Rico, Guam and Canada. Approximately 17,343 of such loans, with a total principal balance of approximately $156 billion, pertain to commercial and multifamily mortgage-backed securities. The related loan pools include multifamily, office, retail, hospitality and other income-producing properties. As of December 31, 2007, Midland was named the special servicer in approximately 149 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $101 billion. With respect to such transactions as of such date, Midland was administering approximately 168 assets with an outstanding principal balance of approximately $525 million.

          Midland has been servicing mortgage loans in commercial mortgage-backed securities transactions since 1992. The table below contains information on the size and growth of the portfolio of commercial and multifamily mortgage loans in commercial mortgaged-backed securities and other servicing transactions for which Midland has acted as master and/or primary servicer from 2005 to 2007.

 PORTFOLIO GROWTH -         CALENDAR YEAR END
 MASTER/PRIMARY       (APPROXIMATE AMOUNTS IN BILLIONS)
-------------------   ---------------------------------
                         2005        2006        2007
                      ---------   ---------   ---------
CMBS                     $104        $139        $156
Other                     $32         $61         $74
Total                    $136        $200        $230


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          Midland has acted as a special servicer for commercial and multifamily mortgage loans in commercial mortgage-backed securities transactions since 1992. The table below contains information on the size and growth of the portfolio of specially serviced commercial and multifamily mortgage loans and REO properties that have been referred to Midland as special servicer in commercial mortgage-backed securities transaction from 2005 to 2007.

 PORTFOLIO GROWTH -            CALENDAR YEAR END
CMBS SPECIAL SERVICING  (APPROXIMATE AMOUNTS IN BILLIONS)
----------------------  ---------------------------------
                           2005        2006        2007
                        ---------   ---------   ---------
Total                      $65         $89         $101

LIABILITY OF THE SERVICERS

          The underlying mortgage loans will not be an obligation of, or be insured or guaranteed by the master servicer or the special servicer. In addition, the master servicer and the special servicer will be under no liability to the issuing entity, the other parties thereto or the certificateholders for any action taken, or not taken, in good faith pursuant to the series 2008-C1 pooling and servicing agreement or for errors in judgment; PROVIDED, HOWEVER, that the master servicer and the special servicer will not be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties thereunder or by reason of negligent disregard of such obligations and duties. Moreover, the master servicer and the special servicer will be entitled to indemnification by the issuing entity against any loss, liability or expense incurred in connection with any legal action that relates to the series 2008-C1 pooling and servicing agreement, the underlying mortgage loans or the certificates; PROVIDED, HOWEVER, that such indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties of the master servicer and the special servicer, as applicable, under the series 2008-C1 pooling and servicing agreement, by reason of negligent disregard of such obligations or duties. The master servicer also will be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the series 2008-C1 pooling and servicing agreement.

REMOVAL, RESIGNATION AND REPLACEMENT OF SERVICERS; TRANSFER OF SERVICING DUTIES

          If an event of default occurs and remains unremedied with respect to the master servicer or the special servicer under the series 2008-C1 pooling and servicing agreement, then, in each and every such case, so long as the Event of Default remains unremedied, the trustee, will be authorized, and at the written direction of certificateholders entitled to not less than 25% of the voting rights, to terminate all of the obligations and rights of the master servicer or the special servicer, as applicable, under the series 2008-C1 pooling and servicing agreement and in and to the assets of the issuing entity, other than any rights the defaulting party may have (a) as a series 2008-C1 certificateholder, or (b) accrued prior to such termination in respect of any unpaid servicing compensation, unreimbursed advances and interest thereon or rights to indemnification. Upon any such termination, the trustee must either:

          - succeed to all of the responsibilities, duties and liabilities of the master servicer or the special servicer, as applicable, under the series 2008-C1 pooling and servicing agreement; or

          - appoint an established mortgage loan servicing institution to act as successor to the master servicer or the special servicer, as applicable, under the series 2008-C1 pooling and servicing agreement.

          If the trustee is unwilling or unable so to act in accordance with the foregoing procedures or is not approved by each rating agency, it may (or, at the written request of certificateholders entitled to not less than 51% of the voting rights, it will be required to), appoint, or petition a court of competent jurisdiction to appoint as successor to such master servicer or such special servicer, as applicable, any established mortgage loan servicing institution or other entity as to which the trustee has received written notice from each rating agency that such appointment would not, in and of itself, result in the downgrade, qualification or withdrawal of the then current ratings assigned to any class of series 2008-C1 certificates by such rating agency.

          In connection with such appointment and assumption of a successor to the master servicer or the special servicer as described herein, subject to the right of the predecessor master servicer or special servicer to retain certain fees earned by it prior to the subject event of default, the trustee may make such arrangements for the compensation of such successor out of payments on the underlying mortgage loans as it and such successor agree. However, no such compensation with respect to a successor master servicer or successor special servicer, as the case may be, will be in excess of that paid to the terminated master servicer or special servicer, as the case may be, under the series 2008-C1 pooling and servicing agreement. If no


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successor can be obtained for such compensation, then, subject to approval by the rating agencies, additional amounts will be paid to such successor and such amounts in excess of that paid to the terminated master servicer or special servicer, as the case may be, will be treated as Additional Issuing Entity Expenses. The trustee, the master servicer, the special servicer and such successor are required to take such action, consistent with the series 2008-C1 pooling and servicing agreement, as will be necessary to effectuate any such succession. Any reasonable costs and expenses associated with the transfer of the servicing function (other than with respect to a termination without cause) under the series 2008-C1 pooling and servicing agreement will be required to be borne by the predecessor master servicer or special servicer.

          If the master servicer or the special servicer, as the case may be, is terminated pursuant to the terms of the series 2008-C1 pooling and servicing agreement, it is required to promptly provide the trustee with all documents and records requested by it to enable the trustee to assume the master servicer's or the special servicer's, as the case may be, functions thereunder, and is required to reasonably cooperate with the trustee in effecting the termination of the master servicer's or the special servicer's, as the case may be, responsibilities and rights under the series 2008-C1 pooling and servicing agreement, including, without limitation, the prompt transfer to the trustee for administration by it of all cash amounts which are at the time, or should have been, credited by the master servicer to a collection account or any other account held by it on account of the underlying mortgage loans or credited by the special servicer to an REO account, as the case may be, or which thereafter are received with respect to any underlying mortgage loan or any REO Property.

THE TRUSTEE

          Wells Fargo Bank, N.A. ("Wells Fargo") will act as the trustee and custodian to the Credit Suisse Commercial Mortgage Trust Series 2008-C1 pursuant to the series 2008-C1 pooling and servicing agreement. Wells Fargo is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $575 billion in assets, 23+ million customers and 159,800 employees as of December 31, 2007, Wells Fargo & Company is a U.S. bank holding company, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States. Wells Fargo provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The depositor, the sponsors, the master servicer and the special servicer may maintain banking and other commercial relationships with Wells Fargo and its affiliates. Wells Fargo's principal corporate trust offices are located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-0113.

          Wells Fargo has provided corporate trust services since 1934. Wells Fargo acts as trustee with respect to a variety of transactions and asset types including corporate and municipal bonds, mortgaged-backed and asset-backed securities and collateralized debt obligations. As of December 31, 2007, Wells Fargo was acting as trustee on more than 300 series of commercial mortgage-backed securities with an aggregate principal balance of over $395 billion.

          In its capacity as trustee on commercial mortgage securitizations, Wells Fargo is generally required to make an advance if the master servicer or the special servicer fails to make a required advance. In the past three (3) years, Wells Fargo has not been required to make an advance on a commercial mortgage-backed securities transaction.

          The trustee under the series 2008-C1 pooling and servicing agreement is required at all times to be, and will be required to resign if it fails to be, (i) a corporation, national bank, trust company or national banking association, organized and doing business under the laws of any state or the United States of America or the District of Columbia, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under the series 2008-C1 pooling and servicing agreement, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority, (ii) an institution insured by the Federal Deposit Insurance Corporation and (iii) an institution whose long-term senior unsecured debt is rated "AA-" or higher by S&P and Fitch and "Aa3" or higher by Moody's (or such entity as would not, as evidenced in writing by such rating agency, result in the qualification (as applicable), downgrading or withdrawal of any of the then current ratings then assigned thereby to any class of series 2008-C1 certificates) and may not be an affiliate of the depositor, the master servicer or the special servicer (except during any period when the trustee is acting as, or has become successor to, the master servicer or the special servicer, as the case may be).

          In its capacity as custodian, Wells Fargo is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the trustee and the series 2008-C1 certificateholders. Wells Fargo maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan level file integrity and to assist in inventory management. Files are segregated by transaction and/or issuer. Wells Fargo has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo maintains its commercial document custody facilities in Minneapolis, Minnesota. As of December 31, 2007, Wells Fargo was acting as custodian of more than 50,000 commercial mortgage loan files.


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          In addition, Wells Fargo has served as loan file custodian for various mortgage loans owned by Column Financial, Inc., including for mortgage loans included in the issuing entity. The terms of the custodial agreement provided by Wells Fargo are customary for the commercial mortgage-backed securities industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files. The terms of the series 2008-C1 pooling and servicing agreement with respect to the custody of the mortgage loans supersede any such custodial agreement.

          Under the terms of the series 2008-C1 pooling and servicing agreement, the trustee is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As securities administrator, the trustee is responsible for the preparation of all REMIC and grantor trust tax returns on behalf of the issuing entity and the preparation of monthly reports on Form 10-D (in regard to distribution and pool performance information), current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing entity. Wells Fargo has been engaged in the business of securities administration in connection with mortgage-backed securities in excess of 20 years and in connection with commercial mortgage-backed securities since 1997. It has acted as securities administrator with respect to more than 400 series of commercial mortgage-backed securities, and, as of December 31, 2007, was acting as securities administrator with respect to more than $450 billion of outstanding commercial mortgage-backed securities.

          There have been no material changes to Wells Fargo's policies or procedures with respect to its securities administration function other than changes required by applicable laws.

          In the past three (3) years, Wells Fargo has not materially defaulted in its securities administration obligations under any pooling and servicing agreement or caused an early amortization or other performance triggering event because of servicing by Wells Fargo with respect to commercial mortgage-backed securities.

          The trustee will not be obligated to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding the distribution account or the interest reserve account meeting the requirements set forth in the series 2008-C1 pooling and servicing agreement. In addition, the trustee and each of its respective directors, officers, employees, agents and controlling persons will be entitled to indemnification from the issuing entity against any loss, liability or expense incurred in connection with any legal action incurred without negligence or willful misconduct on its respective parts, arising out of, or in connection with the series 2008-C1 pooling and servicing agreement and the series 2008-C1 certificates.

          See "--Rights Upon Event of Default," "--Matters Regarding the Trustee" and "--Certain Indemnities" in this prospectus supplement.

ASSIGNMENT OF THE MORTGAGE LOANS

          On the date of initial issuance of the offered certificates, we will sell, assign, transfer or otherwise convey all of our right, title and interest in and to the mortgage loans acquired from the mortgage loan sellers, without recourse, to the trustee for the benefit of the holders of the series 2008-C1 certificates. We will also assign to the trustee our rights under the agreements whereby we acquired the mortgage loans from the mortgage loan sellers.

SERVICING UNDER THE SERIES 2008-C1 POOLING AND SERVICING AGREEMENT

          UNDERLYING MORTGAGE LOANS. The master servicer and the special servicer must service and administer the respective mortgage loans (other than the 450 Lexington Avenue Mortgage Loan) and any REO Properties owned by the issuing entity for which it is responsible under the series 2008-C1 pooling and servicing agreement, directly or through sub-servicers, in accordance with--

          -    any and all applicable laws,

          - the express terms of the series 2008-C1 pooling and servicing agreement,

          - the express terms of the respective underlying mortgage loans and any applicable intercreditor or co-lender agreements, and

          -    to the extent consistent with the foregoing, the Servicing
               Standard.


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          In general, the master servicer will be responsible for the servicing and administration of--

          - all mortgage loans in the issuing entity (other than the 450 Lexington Avenue Mortgage Loan) as to which no Servicing Transfer Event has occurred, and

          - all worked-out mortgage loans in the issuing entity (other than the 450 Lexington Avenue Mortgage Loan) as to which no new Servicing Transfer Event has occurred.

          In the event that a Servicing Transfer Event occurs with respect to any mortgage loan in the issuing entity, that mortgage loan will not be considered to be "worked out" until all applicable Servicing Transfer Events have ceased to exist.

          In general, subject to specified requirements and certain consultations, consents and approvals of the Series 2008-C1 Directing Certificateholder and/or the holder of the CBA B-Note Companion Loan, as applicable, contained in the series 2008-C1 pooling and servicing agreement and the related intercreditor agreement, as applicable, the special servicer will be responsible for the servicing and administration of each mortgage loan in the issuing entity (other than the 450 Lexington Avenue Mortgage Loan) as to which a Servicing Transfer Event has occurred and is continuing. The special servicer will also be responsible for the administration of each REO Property in the issuing entity.

          Despite the foregoing, the series 2008-C1 pooling and servicing agreement will require the master servicer:

          - to continue to receive payments and, subject to such master servicer's timely receipt of information from the special servicer, prepare all reports to the trustee required with respect to any specially serviced mortgage loans and REO Properties; and

          - otherwise, to render other incidental services with respect to any specially serviced mortgage loans and REO Properties in the issuing entity.

          Neither the master servicer nor the special servicer will have responsibility for the performance by any other servicer of its respective obligations and duties under the series 2008-C1 pooling and servicing agreement.

          The master servicer will transfer servicing of a mortgage loan in the issuing entity to the special servicer upon the occurrence of a Servicing Transfer Event with respect to that mortgage loan. The special servicer will return the servicing of that mortgage loan to the master servicer, and that mortgage loan will be considered to have been worked-out, if and when all Servicing Transfer Events with respect to that mortgage loan cease to exist and that mortgage loan has become a Corrected Mortgage Loan.

          The 450 Lexington Avenue Mortgage Loan will be considered a specially serviced mortgage loan in accordance with the CSMC 2007-C5 Pooling and Servicing Agreement in similar circumstances as is set forth under the definition of "Servicing Transfer Event" in this prospectus supplement.

          In the case of a number of underlying mortgage loans, it is expected that the master servicer will perform some or all of their servicing duties through sub-servicers that cannot be terminated, including by a successor to the master servicer, except for cause.

          CBA B-NOTE COMPANION LOAN. The CBA B-Note Companion Loan will not be included in the issuing entity, and references in this prospectus supplement to "underlying mortgage loans" do not include the CBA B-Note Companion Loan. The CBA B-Note Companion Loan will, however, be serviced under the series 2008-C1 pooling and servicing agreement by the master servicer or special servicer, as applicable, if a CBA A/B Material Default has occurred and is continuing under the CBA A/B Intercreditor Agreement.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

          THE MASTER SERVICING FEE. The principal compensation to be paid to the master servicer with respect to its master servicing activities in respect of the mortgage pool will be the master servicing fee.

          The master servicing fee:

          - will be earned with respect to each and every underlying mortgage loan, including--

               1.   each specially serviced mortgage loan, if any,


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               2.   each mortgage loan, if any, as to which the corresponding
                    mortgaged real property has become an REO Property, and

               3. each mortgage loan, if any, as to which defeasance has occurred; and

          -    in the case of each and every underlying mortgage loan, will--

               1. be calculated on the same interest accrual basis as that mortgage loan, which will be a 30/360 Basis or an Actual/360 Basis, as applicable,

               2. accrue at a master servicing fee rate (including any primary servicing fee) ranging from 0.02% to 0.11% PER ANNUM,

               3. accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan, and

               4. be payable to the master servicer monthly from amounts received with respect to interest on that mortgage loan (or if not so paid, will remain outstanding).

          As of the date of initial issuance of the offered certificates, the weighted average total servicing fee (the master servicing fee plus primary servicing fee) for the mortgage pool will be 0.03% PER ANNUM.

          For purposes of this prospectus supplement, master servicing fees include primary servicing fees and, in some cases, correspondent fees. The master servicer will be the primary servicers for certain of the underlying mortgage loans. The underlying mortgage loans not primary serviced by the master servicer will be serviced by various other parties, who will be entitled to the related primary servicing fees.

          If KRECM resigns or is terminated as master servicer, it will be entitled to the excess servicing strip, which is a portion of the master servicing fee. KRECM will be paid such excess servicing strip unless those funds are required to compensate a successor master servicer for assuming KRECM's responsibilities as master servicer. The initial master servicer will be entitled to transfer any such Excess Servicing Strip that may be retained by it in connection with its resignation or termination, subject to the limitations of the previous sentence.

          PREPAYMENT INTEREST SHORTFALLS. The series 2008-C1 pooling and servicing agreement provides that, if any Prepayment Interest Shortfall is incurred with respect to the mortgage pool by reason of the master servicer's acceptance of any principal prepayment by the related borrower of any underlying mortgage loan during any collection period (other than Prepayment Interest Shortfalls resulting from a principal prepayment accepted by the master servicer
(i) with respect to any specially serviced mortgage loan, (ii) as a result of the payment of insurance proceeds, condemnation or liquidation proceeds, (iii) subsequent to a default under the related mortgage loan documents (PROVIDED that the master servicer or the special servicer reasonably believes that acceptance of such prepayment is consistent with the Servicing Standard), (iv) pursuant to applicable law or a court order, (v) at the request of or with the consent of the Series 2008-C1 Directing Certificateholder or (vi) as permitted by the related loan documents), then the master servicer must make a non-reimbursable payment with respect to the related distribution date in an amount equal to the lesser of (a) such Prepayment Interest Shortfall or (b) the aggregate of (1) that portion of the servicing fees for the master servicer for the related distribution date that is calculated at 0.02% PER ANNUM and (2) all Prepayment Interest Excesses received by the master servicer during that collection period.

          In addition, if a Prepayment Interest Shortfall is incurred during any collection period with respect to any underlying mortgage loan and the master servicer makes a payment in respect of such Prepayment Interest Shortfall as contemplated by the prior paragraph, then the master servicer may retain, as additional compensation, any such Prepayment Interest Excesses that are not needed to accomplish such offset.

          No other master servicing compensation will be available to cover Prepayment Interest Shortfalls, and the master servicer's obligation to make payments to cover Prepayment Interest Shortfalls in respect of a particular collection period will not carry over to any subsequent collection period.


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          Any payments made by the master servicer with respect to any distribution date to cover Prepayment Interest Shortfalls and any Prepayment Interest Excesses applied to offset Prepayment Interest Shortfalls with respect to the mortgage pool will be included in the Available P&I Funds for that distribution date, as described under "Description of the Offered Certificates--Distributions" in this prospectus supplement. If the amount of Prepayment Interest Shortfalls incurred with respect to the mortgage pool during any collection period exceeds the sum of--

     - any payments made by the master servicer with respect to the related distribution date to cover those Prepayment Interest Shortfalls, and

     - any Prepayment Interest Excesses applied to offset those Prepayment Interest Shortfalls,

then the resulting Net Aggregate Prepayment Interest Shortfall will be allocated among the respective interest-bearing classes of the series 2008-C1 certificates (exclusive of the class A-2FL certificates) and the class A-2FL REMIC II regular interest, in reduction of the interest distributable on those certificates or the class A-2FL REMIC II regular interest, as the case may be, as and to the extent described under "Description of the Offered Certificates--Distributions--Interest Distributions" in this prospectus supplement.

          PRINCIPAL SPECIAL SERVICING COMPENSATION. The principal compensation to be paid to the special servicer with respect to its special servicing activities will be--

          -    the special servicing fee,

          -    the work-out fee, and

          -    the liquidation fee.

          Special Servicing Fee. The special servicing fee:

          -    will be earned with respect to--

               1. each underlying mortgage loan (other than the 450 Lexington Avenue Mortgage Loan), if any, that is being specially serviced, and

               2. each underlying mortgage loan (other than the 450 Lexington Avenue Mortgage Loan), if any, as to which the corresponding mortgaged real property has become an REO Property;

          - in the case of each underlying mortgage loan described in the foregoing bullet, will--

               1. be calculated on the same interest accrual basis as that mortgage loan,

               2. accrue at a special servicing fee rate of 0.25% (25 basis points) PER ANNUM, and

               3. accrue on the Stated Principal Balance of that mortgage loan outstanding from time to time; and

          - will generally be payable to the special servicer monthly from general collections on the mortgage pool.

          Work-out Fee. The special servicer will, in general, be entitled to receive a work-out fee with respect to each specially serviced mortgage loan in the issuing entity that has been worked-out by it. The work-out fee will be payable out of, and will be calculated by application of a work-out fee rate of 1.00% (100 basis points) to, each collection of interest, other than Default Interest and Post-ARD Additional Interest, and principal received on the subject underlying mortgage loan for so long as it remains a worked-out mortgage loan. The work-out fee with respect to any worked-out mortgage loan in the issuing entity will cease to be payable if a new Servicing Transfer Event occurs with respect to that loan. However, a new work-out fee would become payable if the subject underlying mortgage loan again became a worked-out mortgage loan with respect to that new Servicing Transfer Event.

          If the special servicer is terminated (other than for cause) or resigns, it will retain the right to receive any and all work-out fees payable with respect to underlying mortgage loans that were worked-out (or, in some cases, about to become a Corrected Mortgage Loan) by it during the period that it acted as special servicer and as to which no new Servicing Transfer Event had occurred as of the time of its termination or resignation. The successor special servicer will not be entitled to any portion of those work-out fees.


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          Although work-out fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any work-out fee will reduce amounts payable to the series 2008-C1 certificateholders.

          Liquidation Fee. The special servicer will be entitled to receive a liquidation fee with respect to each specially serviced mortgage loan (other than the 450 Lexington Avenue Mortgage Loan if it becomes a specially serviced mortgage loan under and in accordance with the CSMC 2007-C5 Pooling and Servicing Agreement) in the issuing entity for which it obtains a full, partial or discounted payoff from the related borrower. The special servicer will also be entitled to receive a liquidation fee with respect to any specially serviced mortgage loan or REO Property in the issuing entity as to which it receives any liquidation proceeds, insurance proceeds or condemnation proceeds, except as described in the next paragraph. A liquidation fee will also be payable in connection with the repurchase or replacement of any mortgage loan in the issuing entity for a material breach of representation or warranty or a material document defect, as described under "Description of the Underlying Mortgage Loans--Cures, Repurchases and Substitutions" in this prospectus supplement, if the repurchase or substitution occurs after the end of the applicable cure period (as that cure period may be extended). As to each underlying mortgage loan repurchased or replaced as contemplated by the immediately preceding sentence, and any specially serviced mortgage loan and REO Property in the issuing entity, the liquidation fee will be payable from, and will be calculated by application of a liquidation fee rate of 1.00% (100 basis points) to, the related payment or proceeds, exclusive of any portion of that payment or proceeds that represents a recovery of Post-ARD Additional Interest.

          Despite anything to the contrary described in the prior paragraph, no liquidation fee will be payable based on, or out of, proceeds received in connection with:

          - the repurchase or replacement of any underlying mortgage loan for a material breach of representation or warranty or a material document defect as described under "Description of the Underlying Mortgage Loans--Cures, Repurchases and Substitutions" in this prospectus supplement, within the applicable cure period (and any applicable extension thereof);

          - the purchase of any Defaulted Loan by the special servicer, the Series 2008-C1 Directing Certificateholder or any of their affiliates (unless purchased by the Series 2008-C1 Directing Certificateholder or an affiliate thereof more than 90 days after the mortgage loan becomes a Defaulted Loan or by an unaffiliated third-party assignee of the Series 2008-C1 Directing Certificateholder or of the special servicer) as described under "Fair Value Purchase Option" below;

          - the purchase of the CBA A-Note Mortgage Loan by the holder of the related CBA B-Note Mortgage Loan, pursuant to the related A/B Intercreditor Agreement, as described under "Description of the Underlying Mortgage Loans--The CBA A/B Loan Pair" above, within 90 days of that CBA A-Note Mortgage Loan becoming specially serviced;

          - the purchase of an underlying mortgage loan by a mezzanine lender, pursuant to the related mezzanine loan intercreditor agreement within 60 days of such underlying mortgage loan becoming specially serviced to the extent not collected from the related mezzanine lender pursuant to the related intercreditor agreement and the series 2008-C1 pooling and servicing agreement; or

          - the purchase of all of the mortgage loans and REO Properties in the issuing entity by the master servicer, the special servicer or any single certificateholder or group of certificateholders of the series 2008-C1 controlling class in connection with the termination of the issuing entity, as described under "--Termination" below.

          Although liquidation fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any liquidation fee will reduce amounts payable to the series 2008-C1 certificateholders.

          SPECIAL SERVICING COMPENSATION WITH RESPECT TO THE CBA B-NOTE COMPANION LOAN. The special servicer will be entitled to such compensation with respect to the CBA B-Note Companion Loan as is provided under the CBA A/B Intercreditor Agreement; PROVIDED that in no such case will the payment of any such compensation reduce amounts otherwise payable to the series 2008-C1 certificateholders with respect to the CBA A-Note Mortgage Loan.

          ADDITIONAL SERVICING COMPENSATION. The master servicer may retain, as additional compensation, any Prepayment Interest Excesses received with respect to the underlying mortgage loans as to which it is the master servicer, but only to the extent that such Prepayment Interest Excesses are not needed to offset Prepayment Interest Shortfalls for the related Collection Period, as described under "--Prepayment Interest Shortfalls" above.


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          In addition, the following items collected on the mortgage loans in the issuing entity will be allocated between the master servicer and the special servicer as additional compensation in accordance with the series 2008-C1 pooling and servicing agreement:

          - any late payment charges and Default Interest actually collected on any particular underlying mortgage loan, to the extent that such late payment charges and Default Interest are not otherwise applied--

               1. to pay the master servicer or the trustee, as applicable, any unpaid interest on advances made by that party with respect to that mortgage loan or the related mortgaged real property,

               2. to reimburse the issuing entity for any unreimbursed interest on advances that were made with respect to that mortgage loan or the related mortgaged real property, which interest was paid to the master servicer, the special servicer or the trustee, as applicable, from collections on the mortgage pool other than late payment charges and Default Interest collected on that mortgage loan, or

               3. to reimburse the issuing entity for any Additional Issuing Entity Expenses incurred with respect to the mortgage pool, and

          - any extension fees, modification fees, assumption fees, assumption application fees, earnout fees, defeasance fees, consent/waiver fees and other comparable transaction fees and charges.

          The master servicer will be authorized to invest or direct the investment of funds held in its collection account, or in any escrow and/or reserve account maintained by it, in Permitted Investments. See "--Collection Account" below. The master servicer--

          - will generally be entitled to retain any interest or other income earned on those funds, and

          - will be required to cover any losses of principal from its own funds, to the extent those losses are incurred with respect to investments made for that master servicer's benefit.

          Generally, the master servicer will not be obligated, however, to cover any losses with respect to any such investments resulting from the bankruptcy or insolvency of any depository institution or trust company holding any of those accounts, PROVIDED that it may be obligated if certain requirements in the series 2008-C1 pooling and servicing agreement are not complied with.

          The special servicer will be authorized to invest or direct the investment of funds held in its REO account in Permitted Investments. See "The Series 2008-C1 Pooling and Servicing Agreement--REO Account" below. The special servicer--

          - will generally be entitled to retain any interest or other income earned on those funds, and

          - will be required to cover any losses of principal from its own funds, to the extent those losses are incurred with respect to investments made for the special servicer's benefit.

          Generally, the special servicer will not be obligated, however, to cover any losses with respect to any such investments resulting from the bankruptcy or insolvency of any depository institution or trust company holding its REO account, PROVIDED that it may be obligated if certain requirements in the series 2008-C1 pooling and servicing agreement are not complied with.

          SERVICING ADVANCES. With respect to each underlying mortgage loan (other than the 450 Lexington Avenue Mortgage Loan), in accordance with the Servicing Standard, the master servicer will be obligated, if and to the extent necessary, to advance all such amounts as are necessary to pay, among other things, (a) ground rents, if applicable, with respect to the related mortgaged real property, (b) premiums on insurance policies with respect to the related mortgaged real property, (c) operating, leasing, managing and liquidation expenses for the related mortgaged real property after it has become an REO property, (d) the cost of environmental inspections with respect to the related mortgaged real property, (e) real estate taxes, assessments and other items that are or may become a lien on the related mortgaged real property, (f) the costs of any enforcement or judicial proceedings with respect to that mortgage loan, including foreclosure and similar proceedings, and (g) the cost of appraisals required under the series 2008-C1 pooling and servicing agreement with respect to the related mortgaged real property.


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          Any and all customary, reasonable and necessary out-of-pocket costs and expenses (including for the remediation of any adverse environmental circumstance or condition at any of the mortgaged real properties) incurred by the master servicer or the special servicer in connection with the servicing of an underlying mortgage loan if a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or in connection with the administration of any REO Property in the issuing entity, will be servicing advances. Servicing advances will be reimbursable from future payments and other collections, including insurance proceeds, condemnation proceeds and liquidation proceeds, received in connection with the related mortgage loan or REO Property. In addition, subject to recoverability, the special servicer may periodically require the master servicer to reimburse the special servicer for any servicing advances (with interest accrued thereon) made by it with respect to a particular underlying mortgage loan or REO Property. Upon so reimbursing the special servicer for any servicing advance, the master servicer will be deemed to have made the advance.

          In general, the special servicer will not have any obligation to make servicing advances. The special servicer will be required to request the master servicer to make required servicing advances with respect to a specially serviced mortgage loan or REO Property (other than with respect to the 450 Lexington Avenue Mortgage Loan) on a monthly basis (except for servicing advances required on an emergency basis, for which requests may be made on a more frequent basis). The special servicer must make the request, in writing, at least five business days prior to when the subject servicing advance is required to be made (or, with respect to emergency servicing advances, within two business days of the special servicer's receipt of notice that the emergency servicing advances are required). The master servicer must make the requested servicing advance within a specified number of days following the master servicer's receipt of the request. The special servicer will be required to provide the master servicer any information in its possession as the master servicer may reasonably request to enable that master servicer to determine whether a requested servicing advance would be recoverable from expected collections on the related mortgage loan or REO Property. If the special servicer does not fulfill its obligation to provide the master servicer with notice and information regarding any servicing advance, the master servicer will have no obligation to make the subject servicing advance. Notwithstanding the foregoing, the special servicer may elect, but shall not be obligated, to make servicing advances out of its own funds on an emergency basis in accordance with the terms of the series 2008-C1 pooling and servicing agreement.

          If the master servicer fails to make a required servicing advance within the time required under the series 2008-C1 pooling and servicing agreement, then the trustee will be required:

          - if it has actual knowledge of the failure, to give the defaulting party notice of its failure; and

          - if the failure continues for three more business days after that notice, to make the servicing advance.

          Despite the foregoing discussion or anything else to the contrary in this prospectus supplement, none of the master servicer, the special servicer or the trustee will be obligated to make servicing advances that, in its judgment, would not be ultimately recoverable from expected collections on the related mortgage loan or REO Property. If the master servicer, the special servicer or the trustee makes any servicing advance with respect to any mortgage loan or related REO Property that it subsequently determines is not recoverable from expected collections on that mortgage loan or REO Property (any such servicing advance, a "Nonrecoverable Servicing Advance"), it may obtain reimbursement for that advance, together with interest on that advance, out of general collections on the underlying mortgage loans and any REO Properties on deposit in the master servicer's collection account, from time to time. The trustee will conclusively rely on the determination of the master servicer or the special servicer regarding the nonrecoverability of any servicing advance. The master servicer will conclusively rely on the determination of the special servicer regarding the nonrecoverability of any servicing advance; PROVIDED, HOWEVER, that in the absence of such determination by the special servicer (it being understood that the special servicer will have no obligation to make any such determination) that an advance is in fact nonrecoverable, the master servicer will be entitled to make its own determination that a servicing advance is nonrecoverable. Any reimbursement of a Nonrecoverable Servicing Advance (including interest accrued thereon) as described in the preceding sentence will be deemed to be reimbursed first from payments and other collections of principal on the mortgage loans that are on deposit in the collection account (thereby reducing the amount of principal otherwise distributable on the series 2008-C1 certificates (exclusive of the class A-2FL certificates) and the class A-2FL REMIC II regular interest on the related distribution date) prior to application of such reimbursement against any other general collections on deposit therein.

          Notwithstanding the foregoing, upon a determination that a previously made servicing advance is not recoverable from expected collections on the related mortgage loan or REO Property in the issuing entity, and to the extent that principal collections are insufficient to fully reimburse the aggregate amount of such Nonrecoverable Servicing Advances, instead of obtaining reimbursement out of general collections on the mortgage pool immediately, any of the master servicer, the special servicer or the trustee, as applicable, may, in its sole discretion, elect to obtain reimbursement for such Nonrecoverable Servicing Advance over a period of time (not to exceed 12 months), with interest thereon at the Prime Rate. At any time after such a determination to obtain reimbursement over time in accordance with the preceding sentence, the master servicer, the special servicer or the trustee, as applicable, may, in its sole discretion, decide to obtain reimbursement from general collections on the mortgage pool immediately. The fact that a decision to recover a Nonrecoverable Servicing Advance over time, or not to do so, benefits some classes of series 2008-C1 certificateholders to the detriment of other classes of series 2008-C1 certificateholders will not constitute a violation of the Servicing Standard by the master servicer or the special servicer, a breach of the terms of the series 2008-C1 pooling and servicing agreement by any party thereto or a violation of any fiduciary duty owed by any party to the series 2008-C1 certificateholders.

          In addition, in the event that any servicing advance (including any interest accrued thereon) with respect to a defaulted underlying mortgage loan remains unreimbursed following the time that such underlying mortgage loan is modified and returned to performing status, the master servicer, the special servicer or the trustee will be entitled to reimbursement for that advance (even though that advance is not deemed a Nonrecoverable Servicing Advance), on a monthly basis, out of -- but solely out of -- payments and other collections of principal on all the underlying mortgage loans after the application of those principal payments and collections to reimburse any party for any Nonrecoverable Advance (thereby reducing the amount of principal otherwise distributable on the series 2008-C1 certificates on the related distribution date). If any such advance is not reimbursed in whole on any distribution date due to insufficient principal collections during the related collection period, then the portion of that advance which remains unreimbursed will be carried over (with interest thereon continuing to accrue) for reimbursement on the following distribution date (to the extent of principal collections available for that purpose). If any such advance, or any portion of any such advance, is determined, at any time during this reimbursement process, to be a Nonrecoverable Advance, then the master servicer, the special servicer or the trustee, as applicable, will be entitled to immediate reimbursement as a Nonrecoverable Advance (together with interest thereon) out of general collections in the master servicer's collection account in an amount equal to the portion of that advance that remains outstanding, plus accrued interest, subject to the master servicer's or trustee's election to obtain reimbursement over time as described in the previous paragraph.

          In addition, to the extent that reimbursements of any servicing advances relating to one or more underlying mortgage loans are reimbursed out of payments and other collections of principal on all the underlying mortgage loans as described in the preceding paragraphs, the reimbursements will further be deemed to have been reimbursed, first, out of the payments and other collections of principal on the loan group that includes the respective mortgage loans for which the servicing advances were incurred, until there are no remaining principal payments or other collections for that loan group for the related collection period, and then out of the payments and other collections of principal on the other loan group, until there are no remaining principal payments or other collections for that loan group for the related collection period. This would affect the relative portions of the Total Principal Distribution Amount that are attributable to the respective loan groups.

          The master servicer will be permitted to pay, and the special servicer may direct the payment of, some servicing expenses directly out of general collections on deposit in such master servicer's collection account, including for the remediation of any adverse environmental circumstance or condition at any of the mortgaged real properties securing an underlying mortgage loan serviced by the master servicer. In addition, the series 2008-C1 pooling and servicing agreement will permit the master servicer, at the direction of the special servicer if a specially serviced mortgage loan or REO Property is involved, to pay directly out of the master servicer's collection account any servicing expense that, if advanced by the master servicer or the special servicer, as applicable, would not be recoverable from expected collections on the related mortgage loan or REO Property. This is only to be done, however, when the master servicer, or the special servicer if a specially serviced mortgage loan or REO Property is involved, has determined in accordance with the Servicing Standard that making the payment is in the best interests of the series 2008-C1 certificateholders and any holder of a related Companion Loan, as a collective whole.

          The master servicer, the special servicer and the trustee will be entitled to receive interest on servicing advances made by them. The interest will accrue on the amount of each servicing advance for so long as the servicing advance is outstanding, at a rate PER ANNUM equal to the Prime Rate. Interest accrued with respect to any servicing advance made with respect to any underlying mortgage loan or the related mortgaged real property will be payable in connection with the reimbursement of that servicing advance--

          - FIRST, out of any Default Interest and late payment charges collected on that underlying mortgage loan subsequent to the accrual of that advance interest, and

          - THEN, at the time or after the advance has been reimbursed, if and to the extent that the Default Interest and late payment charges referred to in the prior bullet are insufficient to cover the advance interest, out of any amounts on deposit in the master servicer's collection account.

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          Amounts paid to the master servicer, the special servicer or the trustee out of general collections on the mortgage pool to cover interest on advances made by such party with respect to any underlying mortgage loan will be offset by Default Interest and late payment charges, if any, subsequently collected on that mortgage loan. To the extent not offset by Default Interest and/or late payment charges accrued and actually collected on the related underlying mortgage loan, interest accrued on outstanding servicing advances will result in a reduction in amounts payable on the series 2008-C1 certificates.

          Servicing advances with respect to the 450 Lexington Avenue Whole Loan will be made by the applicable servicing party under the CSMC 2007-C5 Pooling and Servicing Agreement.

REPLACEMENT OF THE SPECIAL SERVICER

          Subject to the discussion in the next paragraph and the rights of the holders of the Companion Loan, the holder or holders of series 2008-C1 certificates representing a majority interest in the series 2008-C1 controlling class may, upon not less than ten (10) business days' prior written notice to the respective parties to the series 2008-C1 pooling and servicing agreement, remove the existing special servicer, with or without cause, and appoint a successor special servicer, except that, if the removal is without cause, the cost of transferring the special servicing responsibilities to a successor special servicer will be the responsibility of the certificateholders of the series 2008-C1 controlling class. However, any such appointment of a successor special servicer will be subject to, among other things, receipt by the trustee of--

          - written confirmation from each of S&P and Fitch, as applicable, that the appointment will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned thereby to the series 2008-C1 certificates, and

          - the written agreement of the proposed special servicer to be bound by the terms and conditions of the series 2008-C1 pooling and servicing agreement.

          In connection with any termination as described in the preceding paragraph, the terminated special servicer will be entitled to, among other things:

          - payment out of the master servicer's collection account for all accrued and unpaid special servicing fees and additional special servicing compensation;

          - reimbursement by its successor for any outstanding servicing advances made by the terminated special servicer, together with interest;

          - continued rights to indemnification as described under "Description of the Governing Documents--Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us" in the accompanying prospectus; and

          - continued rights to some or all work-out fees as described under "--Servicing and Other Compensation and Payment of Expenses" above.

Upon reimbursement as described in the second bullet of the prior sentence, any advance will be treated as if it were made by the successor special servicer.

ENFORCEMENT OF DUE-ON-SALE PROVISIONS AND DUE-ON-ENCUMBRANCE

          In general, the master servicer may not, without the consent of the special servicer, waive any due-on-sale or due-on-encumbrance clause in, or consent to the assumption of, any mortgage loan in the issuing entity (other than with respect to the 450 Lexington Avenue Mortgage Loan), or make any determination with respect to any mortgage loan, which by its terms permits transfer, assumption and/or further encumbrance without lender's consent PROVIDED certain conditions are satisfied, that such conditions have been satisfied. The master servicer will handle waivers of due-on-sale and due-on-encumbrance clauses in, assumptions of, and determinations of the satisfaction of conditions described above for, all performing mortgage loans in the issuing entity (other than with respect to the 450 Lexington Avenue Mortgage
Loan). The special servicer will handle waivers of due-on-sale and due-on-encumbrance clauses in, assumptions of, and determinations of the satisfaction of conditions described above for, all specially serviced mortgage loans in the issuing entity (other than with respect to the 450 Lexington Avenue Mortgage Loan).

          Enforcement of due-on-sale and due-on-encumbrance clauses with respect to the 450 Lexington Avenue Whole Loan will be handled by the applicable servicing party under the CSMC 2007-C5 Pooling and Servicing Agreement.

          The master servicer or the special servicer, as applicable, will be required to enforce (or waive the right to enforce) any such due-on-sale clause in, or refuse to consent to the assumption of, any mortgage loan in the issuing entity, unless the master servicer or the special servicer, as applicable, determines in accordance with the Servicing Standard, that--

          -    not declaring an event of default under the related mortgage; or

          -    granting such consent,

would likely result in a greater or equal recovery on a present value basis (discounting at a rate not less than the related mortgage interest rate), than would enforcement of such clause or the failure to grant such consent.

          If the master servicer or the special servicer, as applicable, determines that--

          -    not declaring an event of default under the related mortgage; or


          -    granting such consent,

would likely result in a greater or equal recovery, then the master servicer or the special servicer, as the case may be, is authorized to (or may authorize the master servicer or a primary servicer to), subject to the discussion under "--Fair Value Purchase Option" and "--Modifications, Waivers, Amendments and Consents" below and "Description of the Underlying Mortgage Loans--Certain Matters Regarding the 450 Lexington Avenue Mortgage Loan" in this prospectus supplement, take or enter into an assumption agreement from or with the proposed transferee as obligor thereon, PROVIDED that--

          - the credit status of the proposed transferee complies with the Servicing Standard and the related loan documents; and

          - with respect to any underlying mortgage loan (1) the principal balance of which is $35,000,000 or more or (2) that by itself, or as part of a cross-collateralized group or a group of mortgage loans with affiliated borrowers, (a) represents a specified percentage (5% or more in the case of S&P) of the aggregate outstanding principal balance of all of the mortgage pool at such time or (b) is one of the ten largest mortgage loans by outstanding principal balance of all of the mortgage loans in the issuing entity at such time (treating any group of cross-collateralized mortgage loans or any group of mortgage loans with affiliated borrowers as a single mortgage loan), the master servicer or the special servicer, as applicable, has received written confirmation from S&P and Fitch that such assumption would not, in and of itself, cause a downgrade, qualification or withdrawal of the then current ratings assigned to the series 2008-C1 certificates; PROVIDED that the master servicer or the special servicer representing the issuing entity in the transaction must use reasonable efforts to require the borrower to pay the cost of any such confirmation and any such costs not paid by the borrower will be an expense of the issuing entity.

          Mortgage loans described in the second bullet point of the preceding sentence are referred to as "Significant Mortgage Loans."

          No assumption agreement may contain any terms that are different from any term of any mortgage or related mortgage note, except pursuant to the provisions described under "--Modifications, Waivers, Amendments and Consents" below. The master servicer or the special servicer, as applicable, will provide notice to the rating agencies of any waiver of any due-on-sale clause in the event that rating agency confirmation is not required for such waiver.

          As long as the mezzanine lender is the mortgage loan seller or satisfies various institutional lender criteria, the consent of the master servicer or the special servicer, as applicable, and the receipt of a rating confirmation will generally not be required in the event that the holder of mezzanine debt related to a mortgage loan forecloses upon the equity in a borrower under a mortgage loan.

          The master servicer, with respect to all performing mortgage loans in the issuing entity, or the special servicer, with respect to all specially serviced mortgage loans in the issuing entity, will be required to enforce (or waive the right to enforce) any due-on-encumbrance clause in any mortgage loan in the issuing entity, and in connection therewith will be required to (1) accelerate payments thereon or (2) withhold its consent to such lien or encumbrance, unless (except with respect to limited circumstances set forth in the series 2008-C1 pooling and servicing agreement involving easements, rights-of-way and similar agreements and subject to the discussion under "--Fair Value Purchase Option" and "--Modifications, Waivers, Amendments and Consents" below)--

          - the special servicer determines, in accordance with the Servicing Standard, that not accelerating such payments or granting such consent would produce a greater or equal recovery, on a present value basis, than taking those actions, and

          - with respect to any mortgage loan that (1) is a Significant Mortgage Loan, has a principal balance of $20,000,000 or more or represents 2% or more of the aggregate outstanding principal balance of the mortgage pool, or (2) together with the proposed subordinate debt and any existing or proposed mezzanine debt, would have either a combined debt service coverage ratio that is equal to or less than 1.20x or a combined loan-to-value ratio equal to or greater than 85%, the master servicer or the special servicer, as applicable, receives prior written confirmation from, as applicable, S&P and Fitch that either not accelerating payments on the related mortgage loan or granting such consent, whichever is applicable, would not, in and of itself, cause a downgrade, qualification or withdrawal of any of the then current ratings assigned to the series 2008-C1 certificates; PROVIDED that the master servicer or the special servicer, as applicable, must use reasonable efforts to require the borrower to pay the cost of any such confirmation and any such costs not paid by the borrower will be an expense of the issuing entity.

MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

          The series 2008-C1 pooling and servicing agreement will permit the master servicer or a primary servicer (in certain circumstances) (other than with respect to the 450 Lexington Avenue Mortgage Loan), or the special servicer, as applicable, to modify, waive or amend any term of any non-specially serviced mortgage loan if it determines, in accordance with the Servicing Standard, that it is appropriate to do so. However, except as described in the following paragraph and except as contemplated under "--Enforcement of Due-on-Sale Provisions and Due-on-Encumbrance" above and under "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Hazard, Liability and Other Insurance" in this prospectus supplement, no such modification, waiver or amendment of a non-specially serviced mortgage loan may--

          - with limited exception generally involving the waiver of late payment charges and Default Interest, affect the amount or timing of any scheduled payments of principal, interest or other amount (including Yield Maintenance Charges) payable under the mortgage loan;

          - affect the obligation of the related borrower to pay a Yield Maintenance Charge or permit a principal prepayment during the applicable lockout period;

          - except as expressly provided by the related mortgage or in connection with a defeasance, condemnation or a material adverse environmental condition at the related mortgaged real property, result in a release of the lien of the related Mortgage on any material portion of the related mortgaged real property without a corresponding principal prepayment; or

          - in the judgment of the master servicer or the special servicer, as applicable, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due thereon;

unless either (x) the subject mortgage loan is in default or default is reasonably foreseeable or (y) the special servicer has determined (and may rely on an opinion of counsel in making the determination) that the modification, waiver or amendment will not be a "significant modification" of the subject mortgage loan within the meaning of Treasury regulations section 1.860G-2(b).

          Notwithstanding the second sentence of the preceding paragraph, the special servicer may--

          - reduce the amounts owing under any specially serviced mortgage loan by forgiving principal, accrued interest and/or any Yield Maintenance Charge;

          - reduce the amount of the monthly payment on any specially serviced mortgage loan, including by way of a reduction in the related mortgage interest rate;

          - forbear in the enforcement of any right granted under any mortgage note or mortgage relating to a specially serviced mortgage loan;

          -    extend the maturity of any specially serviced mortgage loan;

          - waive Post-ARD Additional Interest if such waiver conforms to the Servicing Standard;

          - permit the release or substitution of collateral for a specially serviced mortgage loan; and/or

          -    accept a principal prepayment during any lockout period;

PROVIDED that the related borrower is in default with respect to the specially serviced mortgage loan or, in the judgment of the special servicer, such default is reasonably foreseeable and, in the judgment of the special servicer and in accordance with the Servicing Standard, the modification would increase or equal the recovery on the subject mortgage loan to series 2008-C1 certificateholders and any affected holder of a Companion Loan, as a collective whole, compared to liquidation of the specially serviced mortgage loan.

          However, in no event will the special servicer be permitted (or consent to the master servicer's request) to--

               (1) extend the maturity date of any underlying mortgage loan beyond a date that is three (3) years prior to the rated final distribution date;

               (2) extend the maturity date of any underlying mortgage loan at an interest rate less than the lower of (a) the interest rate in effect prior to such extension or (b) the then prevailing interest rate for comparable mortgage loans;

               (3) extend the maturity date of any underlying mortgage loan beyond a date which is ten (10) years prior to the expiration of the term of such ground lease (after giving effect to all extension options) if the mortgage loan is secured by a ground lease; or

               (4) defer interest due on any underlying mortgage loan in excess of 5% of the Stated Principal Balance of such mortgage loan.

          With respect to clause (3) above, the special servicer is required to give due consideration to the term of the ground lease before extending the maturity date beyond a date which is 20 years prior to the expiration of the term of such ground lease (after giving effect to all extension options). Neither the master servicer nor the special servicer may permit or modify a loan to permit a voluntary prepayment of a mortgage loan, other than a specially serviced mortgage loan, on any day other than its due date, unless, among other things, the master servicer or the special servicer, as applicable, also collects interest thereon through the due date following the date of such prepayment or unless otherwise permitted under the related mortgage loan documents. Prepayments of specially serviced mortgage loans will be permitted to be made on any day without the payment of interest through the following due date.

          The master servicer and the special servicer will notify each other, the trustee and, in some cases, the rating agencies, of any modification, waiver or amendment of any term of a mortgage loan agreed to by the master servicer or the special servicer, as the case may be, and must deliver to the trustee (in the case of the special servicer, with a copy to the master servicer) for deposit in the related mortgage file an original counterpart of the agreement related to such modification, waiver or amendment, promptly following the execution thereof (and in any event within ten (10) business days). Copies of each agreement whereby any such modification, waiver or amendment of any term of any mortgage loan is effected are to be available for review during normal business hours, upon prior request, at the offices of the master servicer or the special servicer, as applicable. Notwithstanding the foregoing, no such notice will be required with respect to any waiver of Default Interest or late payment charges and any such waiver need not be in writing.

          The ability of the master servicer or the special servicer, as applicable, to agree to modify, waive or amend any of the terms of the mortgage loans will be subject to the discussions under one or more of the following headings in this prospectus supplement: "--The Series 2008-C1 Directing Certificateholder and the Series 2008-C1 Controlling Class" below and "--The CBA A/B Loan Pair" in this prospectus supplement.

          Any modification, amendment or waiver of the 450 Lexington Avenue Whole Loan will be handled by the applicable servicing party under the CSMC 2007-C5 Pooling and Servicing Agreement and must be structured so as to affect the 450 Lexington Avenue Mortgage Loan and the 450 Lexington Avenue Companion Loan, proportionately in accordance with the respective amounts due under such mortgage loans.

REQUIRED APPRAISALS

          Within (i) 60 days following the occurrence of any Appraisal Reduction Event or (ii) 120 days from the occurrence of an event (other than the event described under the first bullet of the definition of "Appraisal Reduction Event") that is not yet an Appraisal Reduction Event but that the special servicer determines would, with the passage of time, become an Appraisal Reduction Event with respect to any of the underlying mortgage loans (other than the 450 Lexington Avenue Mortgage Loan), the special servicer must obtain, and deliver to the trustee and the master servicer a copy of, an MAI appraisal of the related mortgaged real property from an independent appraiser meeting the qualifications imposed in the series 2008-C1 pooling and servicing agreement, unless--

          - an appraisal had previously been obtained within the prior 12 months, and

          - there has been no material change in the circumstances surrounding the related mortgaged real property subsequent to that appraisal that would, in the judgment of the special servicer, materially affect the value set forth in that earlier appraisal.

          Notwithstanding the foregoing, if the Stated Principal Balance of the subject underlying mortgage loan is less than $2,000,000, then the special servicer may perform an internal valuation of the related mortgaged real property in lieu of an appraisal (unless otherwise required under applicable law or by the Series 2008-C1 Directing Certificateholder in accordance with the terms of the series 2008-C1 pooling and servicing agreement).

          As a result of any appraisal or internal valuation, the special servicer may determine that an Appraisal Reduction Amount exists with respect to the subject underlying mortgage loan (or, if applicable, the CBA A/B Loan Pair). If, with respect to underlying mortgage loans with a Stated Principal Balance of more than $2,000,000, such appraisal is not received, within the requisite time period (or if, for any underlying mortgage loan with a Stated Principal Balance of $2,000,000 or less, the special servicer does not obtain an appraisal or perform an internal valuation) within the requisite time period, the Appraisal Reduction Amount for the related underlying mortgage loan (or, if applicable, the CBA A/B Loan Pair) will be 25% of its Stated Principal Balance as of the date of the related Appraisal Reduction Event. An Appraisal Reduction Amount is relevant to the determination of the amount of any advances of delinquent interest required to be made with respect to the affected mortgage loan. See "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement.

          Any Appraisal Reduction Amount with respect to the 450 Lexington Avenue Mortgage Loan will be determined, and allocated to the 450 Lexington Avenue Mortgage Loan and the 450 Lexington Avenue Companion Loan on a PRO RATA basis, by the applicable servicing party under the CSMC 2007-C5 Pooling and Servicing Agreement.

          If an Appraisal Reduction Event occurs with respect to any mortgage loan in the issuing entity, then the special servicer will have an ongoing obligation to obtain or perform, as the case may be, within 30 days of each anniversary of the occurrence of that Appraisal Reduction Event, an update of the prior required appraisal or other valuation. Based upon that update, the special servicer is to redetermine, and report to the trustee and the master servicer, the new Appraisal Reduction Amount, if any, with respect to the mortgage loan. This ongoing obligation will cease if and when--

          - the subject mortgage loan has become a worked-out mortgage loan as contemplated under "--Servicing Under the Series 2008-C1 Pooling and Servicing Agreement" above and has remained current for three consecutive monthly payments under the terms of the work-out, and

          - no other Servicing Transfer Event or Appraisal Reduction Event has occurred and is continuing with respect to the subject mortgage loan.

          The cost of each required appraisal, and any update of that appraisal, will be advanced by the master servicer, at the direction of the special servicer, and will be reimbursable to such master servicer as a servicing advance.

COLLECTION ACCOUNT

          GENERAL. The master servicer will be required to establish and maintain a collection account for purposes of holding payments and other collections that it receives with respect to the underlying mortgage loans. That collection account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. The collection account will contain sub-accounts that provide for segregation of the amounts received with respect to the CBA B-Note Companion Loan.

          The funds held in the master servicer's collection account may be held as cash or invested in Permitted Investments. Subject to the limitations in the series 2008-C1 pooling and servicing agreement, any interest or other income earned on funds in the master servicer's collection account will be paid to such master servicer as additional compensation.

          DEPOSITS. The master servicer must deposit or cause to be deposited in its collection account, within two business days following receipt by it, in the case of payments from borrowers and other collections on the underlying mortgage loans, or as otherwise required under the series 2008-C1 pooling and servicing agreement, the following payments and collections received or made by or on behalf of such master servicer with respect to the underlying mortgage loans for which it is responsible, subsequent to the date of initial issuance of the offered certificates:

          - all principal payments collected, including principal prepayments;

          - all interest payments collected, including late payment charges, Default Interest and Post-ARD Additional Interest (net of master servicing fees and primary servicing fees, and in respect of late payment charges and Default Interest, net of amounts used to offset interest on any advances);

          -    any Yield Maintenance Charges;

          - any proceeds received under any hazard, flood, title or other insurance policy that provides coverage with respect to a mortgaged real property or the related mortgage loan, and all proceeds received in connection with the condemnation or the taking by right of eminent domain of a mortgaged real property, in each case to the extent not required to be applied to the restoration of the related mortgaged real property or released to the related borrower;

          - any amounts received and retained in connection with the liquidation of defaulted mortgage loans by foreclosure, deed-in-lieu of foreclosure or as otherwise contemplated under "--Procedures with Respect to Mortgage Loans" and "--Fair Value Purchase Option" below, in each case to the extent not required to be returned to the related borrower;

          - any amounts paid by a mortgage loan seller in connection with the repurchase or replacement of, or the curing of any breach of representation and warranty with respect to, a mortgage loan by that party as described under "Description of the Underlying Mortgage Loans--Cures, Repurchases and Substitutions" in this prospectus supplement;

          - any amounts paid to purchase or otherwise acquire all the mortgage loans and any REO Properties in connection with the termination of the issuing entity as contemplated under "--Termination" below;

          - any amounts paid by a holder of any Companion Loan or by a mezzanine lender in connection with any purchase option exercised or cure payment remitted pursuant to the terms of the related intercreditor agreement;

          - any amounts required to be deposited by such master servicer in connection with losses incurred with respect to Permitted Investments of funds held in its collection account;

          - all payments required to be paid by such master servicer or received from the special servicer with respect to any deductible clause in any blanket hazard insurance policy or master force placed hazard insurance policy, as described under "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Hazard, Liability and Other Insurance" in this prospectus supplement; and

          - any amount transferred by the special servicer from its REO account with respect to the REO Properties.

          Upon its receipt of any of the amounts described in the first seven bullets of the prior paragraph with respect to any specially serviced mortgage loan in the issuing entity, the special servicer is required to remit those amounts within one business day to the master servicer for deposit in such master servicer's collection account. Any of the amounts described in the first five bullets in the prior paragraph with respect to the 450 Lexington Avenue Mortgage Loan will, in most cases, be received from the servicing parties under the CSMC 2007-C5 Pooling and Servicing Agreement.

          Also, notwithstanding the foregoing, after the occurrence of an A/B Material Default with respect to the CBA A/B Loan Pair, for so long as such A/B Material Default is continuing, amounts received with respect to that CBA A/B Loan Pair or the related mortgaged real property will be deposited into an account maintained by the master servicer, which may be a


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sub-account of its collection account, solely with respect to that CBA A/B Loan
Pair and thereafter amounts allocable to the CBA A-Note Mortgage Loan will be transferred to such collection account.

          WITHDRAWALS. The master servicer may make withdrawals from its collection account for any of the following purposes, which are not listed in any order of priority:

          - to remit to the trustee for deposit in the trustee's distribution account described under "Description of the Offered Certificates--Distribution Account" in this prospectus supplement, on the business day preceding each distribution date, all payments and other collections on the mortgage loans and any REO Properties in the issuing entity that are then on deposit in the collection account, exclusive of any portion of those payments and other collections that represents one or more of the following--

               1. monthly debt service payments due on a due date subsequent to the end of the related collection period,

               2. payments and other collections received by or on behalf of the issuing entity after the end of the related collection period, and

               3. amounts that are payable or reimbursable from the collection account to any person other than the series 2008-C1 certificateholders in accordance with any of the second through twenty-fifth bullets of this paragraph;

          - to reimburse itself, the special servicer, the trustee or any servicer related to the 450 Lexington Avenue Whole Loan, as applicable, for any unreimbursed advances made by that party with respect to the mortgage pool, as described under "--Servicing and Other Compensation and Payment of Expenses" above and "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement, with such reimbursement to be made out of collections on the underlying mortgage loan or REO Property as to which the advance was made;

          - to pay itself, any primary servicer or the trustee earned and unpaid master servicing fees, primary servicing fees or trustee fees, as applicable, with respect to each mortgage loan in the issuing entity, with such payment to be made out of collections on the mortgage loan that are allocable as interest (or, if such mortgage loan or REO property has been liquidated, with such payment to be made out of liquidation proceeds allocable as recoveries of interest);

          - to pay the special servicer, with payment to be made out of general collections on the mortgage pool, earned and unpaid special servicing fees with respect to each mortgage loan in the issuing entity (other than the 450 Lexington Avenue Mortgage
               Loan) that is either--

               1.   a specially serviced mortgage loan, or

               2. a mortgage loan as to which the related mortgaged real property has become an REO Property;

          - to pay the special servicer or, if applicable, any predecessor to the special servicer, earned and unpaid work-out fees and liquidation fees to which it is entitled, with that payment to be made from the sources described under "--Servicing and Other Compensation and Payment of Expenses" above;

          - to reimburse itself, the special servicer, the trustee or any servicer related to the 450 Lexington Avenue Whole Loan, as applicable, out of general collections in such master servicer's collection account on the mortgage loans and any REO Properties in the issuing entity, for any unreimbursed advance made by that party as described under "--Servicing and Other Compensation and Payment of Expenses" above and "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement, which advance has been determined not to be ultimately recoverable under the second bullet of this paragraph and to reimburse itself, the special servicer or the trustee, as applicable, out of amounts on deposit that represent principal collections, for any advance that relates to a defaulted mortgage loan and remains unreimbursed after such mortgage loan is returned to performing status;

          - in connection with the reimbursement of advances as described in the second and sixth bullets of this paragraph, to pay itself, the special servicer or the trustee, as applicable, unpaid interest accrued on any advance made by that party under the series 2008-C1 pooling and servicing agreement, with that payment


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               to be made out of Default Interest and late payment charges received with respect to the particular mortgage loan in the issuing entity as to which, or that relates to the mortgaged real property as to which, that advance was made;

          - in connection with the reimbursement of advances as described in the second and sixth bullets of this paragraph, to pay itself, the special servicer or the trustee, as the case may be, out of general collections on the mortgage loans and any REO Properties in the issuing entity (but for any advance that relates to a defaulted mortgage loan and remains unreimbursed after such mortgage loan is returned to performing status, only out of general collections that represent collections of principal), any interest accrued and payable on that advance and not otherwise payable under the immediately preceding bullet;

          - to pay itself or the special servicer, as the case may be, any items of additional servicing compensation on deposit in the collection account as discussed under "--Servicing and Other Compensation and Payment of Expenses--Additional Servicing Compensation" above;

          - to pay any unpaid liquidation expenses incurred with respect to any liquidated mortgage loan or REO Property in the issuing entity;

          - to pay, out of general collections on the mortgage loans and any REO Properties in the issuing entity, certain servicing expenses that would, if advanced, be nonrecoverable under the second bullet of this paragraph;

          - to pay, out of general collections on the mortgage loans and any REO Properties in the issuing entity, for the unadvanced costs and expenses incurred by the issuing entity due to actions taken based upon an environmental assessment of any mortgaged real property, as well as for the unadvanced costs and expenses incurred by the issuing entity for certain additional environmental testing at any mortgaged real property;

          - to pay itself, the special servicer, the trustee, us or any of their or our respective affiliates, directors, members, managers, shareholders, officers, employees and agents (including any primary servicer), as the case may be, out of general collections on the mortgage loans and any REO Properties in the issuing entity, any of the reimbursements or indemnities to which we or any of those other persons or entities are entitled as described under "Description of the Governing Documents--Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us" and "--Matters Regarding the Trustee" in the accompanying prospectus and "--Certain Indemnities" below;

          - to pay, out of general collections on the mortgage loans and any REO Properties in the issuing entity, for (a) the costs of various opinions of counsel related to the servicing and administration of the mortgage loans in the issuing entity, (b) expenses properly incurred by the trustee in connection with providing tax-related advice to the special servicer or the master servicer and (c) the fees of the master servicer and/or the trustee for confirming a fair value determination by the special servicer of a Defaulted Loan;

          - to reimburse itself, the special servicer or the trustee, as the case may be, for any unreimbursed expenses reasonably incurred in respect of any breach or defect in respect of a mortgage loan giving rise to a repurchase obligation of a mortgage loan seller, or the enforcement of such obligation, under the related mortgage loan purchase agreement;

          -    to pay for--

               1. the cost of the opinions of counsel for purposes of REMIC administration or amending the series 2008-C1 pooling and servicing agreement to the extent payable out of the issuing entity; and

               2. the cost of obtaining an extension from the Internal Revenue Service for the sale of any REO Property;

          - to pay, out of general collections for any and all federal, state and local taxes imposed on any of the REMICs or their assets or transactions together with incidental expenses, as determined by the trustee;

          - to transfer any amounts collected on and allocable to the CBA B-Note Companion Loan to the related loan-specific custodial account or sub-account;


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          -    to pay any amounts, in addition to normal remittances, due and payable by the issuing entity, to the holder of a Companion Loan under the terms of the related CBA A/B Intercreditor Agreement, as applicable;

          - to pay any other items described in this prospectus supplement as being payable from the collection account;

          - to pay to the applicable party amounts received on any mortgage loan or REO Property that has been purchased or otherwise removed from the issuing entity;

          - to pay any amount, in addition to normal remittances, allocable to the holder of a Companion Loan pursuant to the related intercreditor, co-lender or similar agreement;

          -    to withdraw amounts deposited in the collection account in error;

          - to clear and terminate the collection account upon the termination of the series 2008-C1 pooling and servicing agreement; and

          - to pay to the mortgage loan sellers any amounts that represent monthly debt service payments due on the mortgage loans on or before their respective due dates in April 2008 or, in the case of a replacement mortgage loan, during or before the month in which that mortgage loan was added to the issuing entity.

          In no event will any amounts allocable to the 450 Lexington Avenue Companion Loan be available to cover any payments or reimbursements associated with any underlying mortgage loan other than the 450 Lexington Avenue Mortgage Loan. The 450 Lexington Avenue Companion Loan will provide no subordination to the 450 Lexington Avenue Mortgage Loan regarding various payments and reimbursements related to the 450 Lexington Avenue Mortgage Loan that arise out of a credit default.

          In no event will any amounts allocable to the CBA B-Note Companion Loan be available to cover any payments or reimbursements associated with any underlying mortgage loan other than the related CBA A-Note Mortgage Loan. In addition, any amounts allocable to the CBA B-Note Companion Loan will be available to cover payments and/or reimbursements associated with the related CBA A-Note Mortgage Loan only to the extent described under "Description of the Underlying Mortgage Loans--The CBA A/B Loan Pair" in this prospectus supplement.

FAIR VALUE PURCHASE OPTION

          The series 2008-C1 pooling and servicing agreement grants the Series 2008-C1 Directing Certificateholder and the special servicer, in that order, an assignable option (a "Purchase Option") to purchase Defaulted Loans from the issuing entity in the manner and at the price described below. The Purchase Option held or assigned by a Series 2008-C1 Directing Certificateholder (if not earlier exercised or declined) will expire at such time as the related class of series 2008-C1 certificates is no longer the series 2008-C1 controlling class.

          Promptly after the determination that a mortgage loan in the issuing entity has become a Defaulted Loan (in the case of the 450 Lexington Avenue Mortgage Loan, under and in accordance with the terms of the CSMC 2007-C5 Pooling and Servicing Agreement), the special servicer will be required to notify the trustee, the master servicer and the Series 2008-C1 Directing Certificateholder of such determination (in the case of the 450 Lexington Avenue Mortgage Loan, upon receipt by the special servicer of notice of such determination).

          Within 60 days following the date the special servicer receives an appraisal after a mortgage loan (other than the 450 Lexington Avenue Mortgage
Loan) becomes a Defaulted Loan, the special servicer will be required to determine the fair value of such mortgage loan in accordance with the Servicing Standard and consistent with the guidelines contained in the series 2008-C1 pooling and servicing agreement. The special servicer will be permitted to change from time to time thereafter, its determination of the fair value of a Defaulted Loan (other than the 450 Lexington Avenue Mortgage Loan) based upon changed circumstances, new information or otherwise, in accordance with the Servicing Standard. In the event that the special servicer or any affiliate of the special servicer exercises the purchase option described above with respect to any Defaulted Loan in the issuing entity (other than the 450 Lexington Avenue Mortgage Loan), including as the Series 2008-C1 Directing Certificateholder or as the assignee of another option holder, then the master servicer (or, if the master servicer is also the special servicer or an affiliate of the special servicer, the trustee) will be required to confirm that the special servicer's determination as to the fair value of that mortgage loan is no less than the amount that the master servicer considers to be the fair value of that mortgage loan. In such event (other than with respect to the 450 Lexington Avenue Mortgage Loan), the special servicer will promptly deliver to the master servicer or the trustee, as applicable in accordance


                                     S-189

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with the foregoing sentence, the most recent related appraisal then in the special servicer's possession, together with such other third-party reports and other information then in the special servicer's possession that is relevant to the confirmation of the special servicer's determination of fair value, including information regarding any change in circumstance regarding the related mortgaged real property known to the special servicer that has occurred subsequent to, and that would materially affect the value of the related mortgaged real property reflected in, the most recent related appraisal. Notwithstanding the foregoing, and if the special servicer has not already done so, the master servicer or the trustee, as the case may be, may (at its option) designate a qualified independent expert in real estate or commercial mortgage loan matters with at least five years' experience in valuing or investing in loans similar to the subject Defaulted Loan (other than the 450 Lexington Avenue Mortgage Loan), selected with reasonable care by the master servicer or the trustee, as the case may be, to confirm that the special servicer's fair value determination is consistent with or greater than what the independent expert considers to be the fair value of such mortgage loan. In that event, the master servicer or trustee, as applicable, will be entitled to rely upon such independent expert's determination. The reasonable costs of all third-party opinions of value and any appraisals and inspection reports incurred by the master servicer or trustee, as the case may be, as contemplated by this paragraph will be advanced by the master servicer or trustee, as the case may be, and will constitute, and be reimbursable as, a servicing advance. In addition, the master servicer or the trustee, as the case may be, will be entitled to receive out of the master servicer's collection account a fee, as specified in the series 2008-C1 pooling and servicing agreement, for each such confirmation of the special servicer's fair value determination with respect to any particular Defaulted Loan that is made by the master servicer or the trustee, as the case may be.

          Each holder of a Purchase Option may, at its option, purchase the subject Defaulted Loan (other than the 450 Lexington Avenue Mortgage Loan) from the issuing entity at a price (the "Option Price") equal to--

          - if the special servicer has not yet determined the fair value of that Defaulted Loan, the unpaid principal balance of that Defaulted Loan, plus accrued and unpaid interest on such balance, all related unreimbursed servicing advances together with any unpaid interest on any advance owing to the party or parties that made them, and all accrued special servicing fees and additional trust expenses allocable to that Defaulted Loan whether paid or unpaid and all costs and expenses in connection with the sale (and, if the Purchase Option is being exercised by the Series 2008-C1 Directing Certificateholder or an affiliate thereof more than 90 days after the mortgage loan becomes a Defaulted Loan or by an unaffiliated third-party assignee of the Series 2008-C1 Directing Certificateholder or of the special servicer, a liquidation fee), or

          - if the special servicer has made such fair value determination, the fair value of that Defaulted Loan as determined by the special servicer (and, if the Purchase Option is being exercised by the Series 2008-C1 Directing Certificateholder or an affiliate thereof more than 90 days after the mortgage loan becomes a Defaulted Loan or by an unaffiliated third-party assignee of the Series 2008-C1 Directing Certificateholder or of the special servicer, a liquidation fee);

If the most recent fair value calculation was made more than 90 days prior to the exercise date of a Purchase Option, then the special servicer must confirm or revise the fair value determination, and the Option Price at which the Defaulted Loan (other than the 450 Lexington Avenue Mortgage Loan) may be purchased will be modified accordingly.

          The 450 Lexington Avenue Mortgage Loan will be subject to the fair value option described above, if it is determined in accordance with the CSMC 2007-C5 Pooling and Servicing Agreement that such mortgage loan, together with the 450 Lexington Avenue Companion Loan, has become a defaulted loan. In such event, the CSMC 2007-C5 Special Servicer will be required to determine the purchase price for the 450 Lexington Avenue Mortgage Loan.

          The special servicer will not be entitled to a liquidation fee in connection with the exercise of the Purchase Option, unless exercised by the Series 2008-C1 Directing Certificateholder or an affiliate thereof more than 90 days after the mortgage loan becomes a Defaulted Loan or by an unaffiliated third-party assignee of the Series 2008-C1 Directing Certificateholder or of the special servicer.

          Unless and until the Purchase Option with respect to a Defaulted Loan is exercised, the special servicer will be required to pursue such other resolution strategies available under the series 2008-C1 pooling and servicing agreement, including work-out and foreclosure, consistent with the Servicing Standard, but it will not be permitted to sell the Defaulted Loan other than pursuant to the exercise of the Purchase Option or pursuant to and in accordance with any applicable intercreditor or co-lender agreement.


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          If not exercised sooner, the Purchase Option with respect to any
Defaulted Loan will automatically terminate upon--

          - the cure by the related borrower or a party with cure rights of all defaults that caused the subject underlying mortgage loan to be a Defaulted Loan,

          - the acquisition on behalf of the issuing entity of title to the related mortgaged real property by foreclosure or deed in lieu of foreclosure, or

          - the modification or pay-off (full or discounted) of the Defaulted Loan in connection with a work-out.

          There can be no assurance that the fair value of any Defaulted Loan (determined as described above) will equal the amount that could have actually been realized in an open bid or that the Option Price for that mortgage loan will equal or be greater than the amount that could have been realized through foreclosure or a workout of that mortgage loan.

PROCEDURES WITH RESPECT TO DEFAULTED MORTGAGE LOANS

          If a default on any underlying mortgage loan in the issuing entity (other than the 450 Lexington Avenue Mortgage Loan) has occurred, the special servicer, on behalf of the trustee, is permitted, in addition to the actions described under "--Modifications, Waivers, Amendments and Consents" above, to take any of the following actions:

          -    institute foreclosure proceedings;

          -    exercise any power of sale contained in the related mortgage;

          -    obtain a deed in lieu of foreclosure; or

          - otherwise acquire title to the related mortgaged real property, by operation of law or otherwise;

PROVIDED that the series 2008-C1 pooling and servicing agreement imposes limitations on enforcement actions solely to recover Post-ARD Additional Interest on an ARD Loan.

          The special servicer may not, however, acquire title to any mortgaged real property, have a receiver of rents appointed with respect to any mortgaged real property or take any other action with respect to any mortgaged real property that would cause the trustee, for the benefit of the holders of the series 2008-C1 certificates (or, in the case of the CBA A/B Loan Pair, the holders of the series 2008-C1 certificates and the holder of the related Companion Loan), or any other specified person, to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of the particular mortgaged real property within the meaning of certain federal environmental laws, unless--

          - the special servicer has, within the prior 12 months, received an environmental assessment report with respect to the particular real property prepared by a person who regularly conducts environmental audits, which report will be an expense of the issuing entity, and

          -    either:

               1.   the report indicates that--

                    (a) the particular real property is in compliance with applicable environmental laws and regulations, and

                    (b) there are no circumstances or conditions present at the particular real property relating to the use, management or disposal of hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

               2. the special servicer determines in accordance with the Servicing Standard, taking account of any applicable environmental insurance policy, that taking the actions necessary to bring the particular real property into compliance with applicable environmental laws and regulations and/or taking any of the other actions contemplated by clause 1(b) above, is reasonably likely to produce a greater recovery for the holders of the series 2008-C1 certificates, as a collective whole (or, in the case of the CBA A/B Loan Pair, for the holders of the series 2008-C1 certificates and the holder of



                                     S-191

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                    the related Companion Loan, as a collective whole), on a
                    present value basis, than not taking those actions.

          If neither of the conditions in clauses 1. and 2. of the second bullet of the prior paragraph are satisfied, the special servicer may take those actions as are in accordance with the Servicing Standard, other than proceeding against the contaminated mortgaged real property. In addition, when the special servicer determines it to be appropriate, it may, on behalf of the issuing entity, release all or a portion of the related mortgaged real property from the lien of the related mortgage instrument.

          A borrower's failure to make required mortgage loan payments may mean that operating income from the related mortgaged real property is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payments of taxes or otherwise to maintain and insure the related mortgaged real property. In general, the special servicer will be required to monitor any specially serviced mortgage loan serviced by it, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged real property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related mortgaged real property and take such other actions as it deems necessary and appropriate. A significant period of time may elapse before the special servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which the special servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose, or accept a deed to a mortgaged real property in lieu of foreclosure, on behalf of the holders of the series 2008-C1 certificates and, in the case of the CBA A/B Loan Pair, the holder of the related Companion Loan, may vary considerably depending on the particular underlying mortgage loan, the related mortgaged real property, the borrower, the presence of an acceptable party to assume the subject mortgage loan and the laws of the jurisdiction in which the related mortgaged real property is located. If a borrower files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the defaulted loan or to foreclose on the related real property for a considerable period of time.

          If liquidation proceeds collected with respect to any defaulted mortgage loan in the issuing entity are less than the outstanding principal balance of the subject defaulted mortgage loan, together with accrued interest on and reimbursable expenses incurred by the special servicer, the master servicer and/or any other party in connection with the subject defaulted mortgage loan, then the issuing entity will realize a loss in the amount of the shortfall. The special servicer and/or the master servicer will be entitled to reimbursement out of the liquidation proceeds recovered on any defaulted mortgage loan, prior to the payment of any portion of those liquidation proceeds to the holders of the series 2008-C1 certificates, for any and all amounts that represent unpaid servicing compensation in respect of the subject mortgage loan, unreimbursed servicing expenses incurred with respect to the subject mortgage loan and any unreimbursed advances of delinquent payments made with respect to the subject mortgage loan. In addition, amounts otherwise payable on the series 2008-C1 certificates may be further reduced by interest payable to the master servicer and/or the special servicer on the servicing expenses and advances with respect to the subject mortgage loan.

          Neither the master servicer nor the special servicer will be able to take any enforcement action with respect to the 450 Lexington Avenue Mortgage Loan or the 450 Lexington Avenue Property.

REO PROPERTIES

          If title to any mortgaged real property is acquired by the special servicer on behalf of the issuing entity (or, in the case of the CBA A/B Loan Pair, on behalf of the issuing entity and the holder(s) of the related Companion
Loan), the special servicer will be required to sell that property not later than the end of the third calendar year following the year of acquisition, unless--

          -    the IRS grants an extension of time to sell the property, or

          - the special servicer obtains an opinion of independent counsel generally to the effect that the holding of the property subsequent to the end of the third calendar year following the year in which the acquisition occurred will not result in the imposition of a tax on the assets of the issuing entity or cause any REMIC created under the series 2008-C1 pooling and servicing agreement to fail to qualify as a REMIC under the Code.

          The special servicer will be required to use reasonable efforts to solicit cash offers for any REO Property held in the issuing entity in a manner that will be reasonably likely to realize a fair price for the property as soon as reasonably practical and in any event within the time periods contemplated by the prior paragraph. The special servicer may (and in certain cases


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may be required to) retain, at the expense of the issuing entity, an independent contractor to operate and manage any REO Property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was at least 10% completed at the time default on the related mortgage loan became imminent. The retention of an independent contractor will not relieve the special servicer of its obligations with respect to any REO Property. Regardless of whether the special servicer applies for or is granted an extension of time to sell any REO Property, the special servicer will be required to act in accordance with the Servicing Standard to liquidate that REO Property on a timely basis. If an extension is granted or opinion given, the special servicer must sell the subject REO
Property within the period specified in the extension or opinion.

          In general, the special servicer (directly or through a wholly-owned limited liability company established to operate and manage the subject REO Property) or an independent contractor employed by the special servicer at the expense of the issuing entity will be obligated to operate and manage any REO Property held by the issuing entity solely for the purpose of its prompt disposition and sale, in a manner that:

          - maintains its status as foreclosure property under the REMIC provisions of the Code; and

          - to the extent consistent with the foregoing, is in accordance with the Servicing Standard.

          The special servicer must review the operation of each REO Property held by the issuing entity and, in connection with that review, may consult with the trustee to determine the issuing entity's federal income tax reporting position with respect to the income it is anticipated that the issuing entity would derive from the property. The special servicer could determine that it would not be consistent with the requirements of the foregoing paragraph to manage and operate the property in a manner that would avoid the imposition of a tax on net income from foreclosure property, within the meaning of Section 857(b)(4)(B) of the Code. Generally, a REMIC will not be taxable on income received with respect to an REO Property acquired by the issuing entity to the extent that it constitutes "rents from real property," within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the mortgaged real properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if in the geographic market in which the building is located, tenants in buildings that are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the mortgaged real properties are "customary" within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to an REO Property owned by the issuing entity would not constitute rents from real property, or that none of such income would qualify if a separate charge is not stated for such non-customary services or they are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the REO Property, such as a hotel. Any of the foregoing types of income may instead constitute net income from foreclosure property, which would be taxable to the related REMIC at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. Because these sources of income, if they exist, are already in place with respect to the mortgaged real properties, it is generally viewed as beneficial to certificateholders to permit the issuing entity to continue to earn them if it acquires an REO Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of certificates.

          The special servicer will be required to segregate and hold all funds collected and received in connection with any REO Property held by the issuing entity separate and apart from its own funds and general assets. If an REO Property is acquired by the issuing entity, the special servicer will be required to establish and maintain an account for the retention of revenues and other proceeds derived from that REO Property. That REO account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. The special servicer will be required to deposit, or cause to be deposited, in its REO account, within one (1) business day following receipt, all net income, insurance proceeds, condemnation proceeds and liquidation proceeds received with respect to each REO Property held by the issuing entity. The funds held in the REO account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the special servicer's REO account will be payable to the special servicer, subject to the limitations described in the series 2008-C1 pooling and servicing agreement.

          The special servicer will be required to withdraw from its REO account funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property administered by it, but only to the extent of amounts on deposit in the account relating to that particular REO Property. Promptly following the end of each collection period, the special servicer will be required to withdraw from its REO account and deposit, or deliver to the master servicer for deposit,

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into that master servicer's collection account the total of all amounts received in respect of each REO Property administered by it during that collection period, net of:

          - any withdrawals made out of those amounts, as described in the preceding sentence; and

          - any portion of those amounts that may be retained as reserves, as described in the next sentence;

PROVIDED that, if the subject REO Property relates to the CBA A/B Loan Pair, the foregoing transfer of funds may be to a specific account relating thereto, with amounts allocable to the related underlying mortgage loan thereafter being transferred to the master servicer's collection account. The special servicer may, subject to the limitations described in the series 2008-C1 pooling and servicing agreement, retain in its REO account such portion of the proceeds and collections on any REO Property administered by it, as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of that property, including the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses.

          The special servicer will keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, its REO account.

THE SERIES 2008-C1 DIRECTING CERTIFICATEHOLDER AND THE SERIES 2008-C1 CONTROLLING CLASS

          GENERAL. As of any date of determination, the controlling class of series 2008-C1 certificateholders will be the holders of the most subordinate class of series 2008-C1 certificates then outstanding, other than the class A-X, R, LR, and V certificates, that has a total principal balance that is not less than 25% of that class's original total principal balance. However, if no class of series 2008-C1 certificates, exclusive of the class A-X, R, LR and V certificates, has a total principal balance that satisfies this requirement, then the controlling class of series 2008-C1 certificateholders will be the holders of the most subordinate class of series 2008-C1 certificates then outstanding, other than the class A-X, R, LR and V certificates, that has a total principal balance greater than zero. For purposes of determining the series 2008-C1 controlling class, the class A-1, A-2, A-2FL, A-AB, A-3 and A-1-A certificateholders will be considered a single class. As of the closing date, the initial series 2008-C1 controlling class will be the class S certificates.

          The "Series 2008-C1 Directing Certificateholder" is a certificateholder or its designee (or, in the case of a class of book-entry certificates, a beneficial owner) of the series 2008-C1 controlling class selected by the holders (or beneficial owners) of more than 50% of the total principal balance of the series 2008-C1 controlling class, as certified by the certificate registrar from time to time; PROVIDED, HOWEVER, that until a Series 2008-C1 Directing Certificateholder is so selected or after receipt of a notice from the holders of more than 50% of the total principal balance of the series 2008-C1 controlling class that a Series 2008-C1 Directing Certificateholder is no longer designated, the series 2008-C1 controlling class certificateholder that beneficially owns the largest aggregate principal balance of the series 2008-C1 controlling class certificates will be the Series 2008-C1 Directing Certificateholder. It is anticipated that Hillenbrand Capital, LLC will serve as the initial Series 2008-C1 Directing Certificateholder.

          With respect to the 450 Lexington Avenue Mortgage Loan, the Series 2008-C1 Directing Certificateholder will have limited consultation rights with respect to the 450 Lexington Avenue Whole Loan and will not be able to unilaterally direct various servicing actions of the applicable servicing parties under the CSMC 2007-C5 Pooling and Servicing Agreement.

          CERTAIN RIGHTS AND POWERS OF THE SERIES 2008-C1 DIRECTING CERTIFICATEHOLDER. The special servicer is, in general, required to notify the Series 2008-C1 Directing Certificateholder of its intention to take, or consent to the master servicer's taking, any of the Specially Designated Servicing Actions in respect of the mortgage pool (other than with respect to the 450 Lexington Avenue Mortgage Loan) or any REO Property held by the issuing entity. Subject to the rights of the holders of the Companion Loan, the special servicer will, in general, not be permitted to take any Specially Designated Servicing Action with respect to the mortgage pool or any REO Property held by the issuing entity as to which the Series 2008-C1 Directing Certificateholder has objected in writing within five (5) business days of having been notified in writing of, and having been provided with all reasonably requested information with respect to, the particular action; PROVIDED that, such 5-business day period will coincide with, and may not exceed, the ten (10) business days during which the special servicer can object to a master servicer taking such actions, as described under "--Modifications, Waivers, Amendments and Consents" above; PROVIDED, FURTHER, that, in the event that the special servicer determines that immediate action is necessary to protect the interests of the series 2008-C1 certificateholders and the holder of any related Companion Loan (as a collective whole), the special servicer may take, or consent to the master servicer's taking, a Specially Designated Servicing Action with respect to a mortgage loan or REO Property held by the issuing entity without waiting for the Series 2008-C1 Directing Certificateholder's response.

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          In addition, subject to the rights of the holders of the Companion
Loan, the Series 2008-C1 Directing Certificateholder may direct the special servicer to take, or to refrain from taking, any actions with respect to the servicing and/or administration of the specially serviced mortgage loans and REO properties in the issuing entity that the Series 2008-C1 Directing Certificateholder may consider advisable or as to which provision is otherwise made in the series 2008-C1 pooling and servicing agreement.

          Notwithstanding the foregoing, no such advice, direction or objection of the Series 2008-C1 Directing Certificateholder contemplated by the foregoing paragraphs may (and the master servicer and the special servicer will not follow, and will refrain from taking any actions based on, any advice, direction or objection of the Series 2008-C1 Directing Certificateholder that would)--

          - require or cause the special servicer or the master servicer to violate any applicable law;

          - require or cause the special servicer or the master servicer to violate the provisions of the series 2008-C1 pooling and servicing agreement, including those requiring the special servicer and the master servicer to act in accordance with the Servicing Standard and not to impair the status of any REMIC created under the series 2008-C1 pooling and servicing agreement as a REMIC;

          - require or cause the special servicer or the master servicer to violate the terms of a mortgage loan or any applicable intercreditor, co-lender or similar agreement;

          - expose the master servicer, the special servicer, us, the mortgage loan sellers, the issuing entity, the trustee or their or our affiliates, officers, directors, shareholders, members, managers, employees or agents to any claim, suit or liability for which the series 2008-C1 pooling and servicing agreement would not provide indemnification to such party; or

          - materially expand the scope of the master servicer's or the special servicer's responsibilities under the series 2008-C1 pooling and servicing agreement.

          By its acceptance of a series 2008-C1 certificate, each series 2008-C1 certificateholder confirms its understanding that the Series 2008-C1 Directing Certificateholder may take actions that favor the interests of one or more classes of the series 2008-C1 certificates over other classes of the series 2008-C1 certificates and that the Series 2008-C1 Directing Certificateholder may have special relationships and interests that conflict with those of holders of some classes of the series 2008-C1 certificates and, absent willful misfeasance, bad faith, negligence or negligent disregard of obligations or duties on the part of the Series 2008-C1 Directing Certificateholder, each series 2008-C1 certificateholder agrees to take no action against the Series 2008-C1 Directing Certificateholder as a result of such a special relationship or conflict.

SECURITIES BACKED BY THE 450 LEXINGTON AVENUE COMPANION LOAN

          Because the 450 Lexington Avenue Companion Loan has already been securitized, certain servicing actions taken by the applicable servicing parties under the CSMC 2007-C5 Pooling and Servicing Agreement with respect to the 450 Lexington Avenue Mortgage Loan may be subject to confirmation that those actions will not result in a qualification, downgrade or withdrawal of any ratings assigned to the securities backed by the 450 Lexington Avenue Companion Loan (it being understood that none of the master servicer, the special servicer or the trustee will be responsible for obtaining such confirmation with respect to the CSMC 2007-C5 certificates).

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

          The special servicer will be required, at the expense of the issuing entity, to physically inspect or cause a physical inspection of the related corresponding mortgaged real property as soon as practicable after any mortgage loan in the issuing entity (other than the 450 Lexington Avenue Mortgage Loan) becomes a specially serviced mortgage loan and annually thereafter for so long as that mortgage loan remains a specially serviced mortgage loan. Beginning in 2009, the master servicer will be required, at its own expense, to physically inspect or cause a physical inspection of each mortgaged real property at least once per calendar year, PROVIDED that with respect to mortgage loans with the outstanding principal balances of less than $2,000,000, the master servicer will only be required to inspect the related mortgaged real property every other calendar year, if the special servicer has not already done so in that period as contemplated by the preceding sentence. The master servicer and the special servicer will each be required to prepare or cause the preparation of a written report of each inspection performed by it that generally describes the condition of the particular real property.

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          Most of the mortgages obligate the related borrower to deliver quarterly, and substantially all mortgages require annual, property operating statements. However, there can be no assurance that any operating statements required to be delivered will in fact be delivered, nor is the special servicer or the master servicer likely to have any practical means of compelling such delivery in the case of an otherwise performing mortgage loan.

EVIDENCE AS TO COMPLIANCE

          On or prior to March 15th of each year (or, if the issuing entity is not required to file reports with the SEC, April 30th of each year), commencing with March 15, 2009, each of the master servicer, the special servicer and the trustee will be required to deliver to the depositor a Servicer Compliance Statement, an Assessment of Compliance report and the related accountant's Attestation Report, in each case, as described in the prospectus under "Description of the Governing Documents--Evidence as to Compliance." You may obtain copies of these statements and reports without charge upon written request to the depositor at the address provided in this prospectus supplement.

EVENTS OF DEFAULT

          Each of the following events, circumstances and conditions, among others, will be considered events of default under the series 2008-C1 pooling and servicing agreement:

          - the master servicer or the special servicer fails to deposit, or to remit to the appropriate party for deposit, into the master servicer's collection account or the special servicer's REO account, as appropriate, any amount required to be so deposited, and that failure continues unremedied for three business days following the date on which the deposit or remittance was required to be made;

          - the master servicer fails to remit to the trustee for deposit in the trustee's distribution account or to any holder of a Companion Loan any amount required to be so remitted, and that failure continues unremedied beyond a specified time on the business day following the date on which the remittance was required to be made;

          - the master servicer fails to timely make any servicing advance required to be made by it under the series 2008-C1 pooling and servicing agreement, and that failure continues unremedied for fifteen business days (or such shorter period as is necessary to avoid the lapse of any required insurance policy or foreclosure of any lien for unpaid real estate taxes on the related mortgaged real property) following the date on which written notice has been given to the master servicer by the trustee or any other party to the series 2008-C1 pooling and servicing agreement;

          - the master servicer or the special servicer fails to observe or perform in any material respect any of its other covenants or agreements under the series 2008-C1 pooling and servicing agreement and that failure continues unremedied for 30 days after written notice of it has been given to such master servicer or the special servicer, as the case may be, by any other party to the series 2008-C1 pooling and servicing agreement, by the Series 2008-C1 Directing Certificateholder, by certificateholders entitled to not less than 25% of the series 2008-C1 voting rights; PROVIDED, HOWEVER, that, with respect to any such failure that is not curable within such 30-day period, the master servicer or the special servicer, as appropriate, will have an additional cure period of 30 days to effect such cure so long as the master servicer or the special servicer, as appropriate, has commenced to cure such failure within the initial 30-day period and has diligently pursued, and is continuing to pursue, a full cure;

          - it is determined that there is a breach by the master servicer or the special servicer of any of its representations or warranties contained in the series 2008-C1 pooling and servicing agreement that materially and adversely affects the interests of any class of series 2008-C1 certificateholders, and that breach continues unremedied for 30 days after written notice of it has been given to the master servicer or the special servicer, as the case may be, by any other party to the series 2008-C1 pooling and servicing agreement, by the Series 2008-C1 Directing Certificateholder or by certificateholders entitled to not less than 25% of the series 2008-C1 voting rights; PROVIDED, HOWEVER, that, with respect to any such breach that is not curable within such 30-day period the master servicer or the special servicer, as appropriate, will have an additional cure period of 30 days to effect such cure so long as the master servicer or the special servicer, as appropriate, has commenced to cure such breach within the initial 30-day period and has diligently pursued, and is continuing to pursue, a full cure;

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          -    a decree or order of a court having jurisdiction in an
               involuntary case for the appointment of a receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings is entered against the master servicer or the special servicer, as the case may be, and the decree or order remains in force for a period of 60 days; PROVIDED, HOWEVER, that, with respect to any such decree or order that cannot be discharged, dismissed or stayed within such 60-day period, an additional period of 30 days to effect such discharge, dismissal or stay will be permitted, so long as proceedings to have such decree or order dismissed, discharged or stayed have been commenced and have been diligently pursued within the initial 60-day period, and such discharge, dismissal or stay continues to be diligently pursued;

          - consent by the master servicer or the special servicer to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings relating to it or of or relating to all or substantially all of its property;

          - the master servicer or the special servicer admits in writing its inability to pay its debts or takes other actions indicating its insolvency or inability to pay its obligations;

          - Fitch has (a) qualified, downgraded or withdrawn any rating then assigned by it to any class of series 2008-C1 certificates, or
               (b) placed any class of series 2008-C1 certificates on "watch status" in contemplation of possible rating downgrade or withdrawal (and that "watch status" placement has not have been withdrawn by it within 60 days of such placement), and, in either case, cited servicing concerns with the master servicer or the special servicer, as the case may be, as the sole or a material factor in such rating action; PROVIDED that, following removal for such default, the master servicer will have the right to sell its servicing rights in accordance with the procedures set forth in, and to a party acceptable under the terms of, the 2008-C1 pooling and servicing agreement;

          - the master servicer is no longer listed on S&P's Select Servicer List as a U.S. Commercial Mortgage Master Servicer, or the special servicer is no longer listed on S&P's Select Servicer List as a U.S. Commercial Mortgage Special Servicer, and the master servicer or special servicer, as the case may be, is not reinstated to such status within 60 days; PROVIDED that, following removal for such default, the master servicer will have the right to sell its servicing rights in accordance with the procedures set forth in, and to a party acceptable under the terms of, the 2008-C1 pooling and servicing agreement.

          - the master servicer or the special servicer fails to deliver any Exchange Act reporting items required to be delivered by such servicer under the series 2008-C1 pooling and servicing agreement (other than the items required to be delivered by a loan seller sub-servicer) by the time required under the series 2008-C1 pooling and servicing agreement after any applicable notice or cure period (and with respect to any primary servicer, sub-servicer or Servicing Function Participant (any such entity, a "Sub-Servicing Entity") retained by the master servicer (but excluding any loan seller sub-servicer) the master servicer will be in default if such Sub-Servicing Entity defaults (beyond the applicable grace period) in accordance with the provision of this clause).

RIGHTS UPON EVENT OF DEFAULT

          If an event of default described above under "--Events of Default" above occurs with respect to the master servicer or the special servicer and remains unremedied, the trustee will be authorized, and at the direction of certificateholders entitled to not less than 25% of the series 2008-C1 voting rights, the trustee will be required, to terminate all of the obligations and, with limited exception, all of the rights of the defaulting party under the series 2008-C1 pooling and servicing agreement and in and to the assets of the issuing entity, other than any rights the defaulting party may have (a) as a series 2008-C1 certificateholder, or (b) in respect of any unpaid servicing compensation, including the Excess Servicing Strip, if applicable, unreimbursed advances and interest thereon or rights to indemnification. Upon any such termination, subject to the discussion in the next two paragraphs and under "--Removal, Resignation and Replacement of Servicers; Transfer of Servicing Duties" above, the trustee must either:

          - succeed to all of the responsibilities, duties and liabilities of the defaulting party under the series 2008-C1 pooling and servicing agreement; or

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          -    appoint an established mortgage loan servicing institution to act as successor to the defaulting party under the series 2008-C1 pooling and servicing agreement.

          Certificateholders entitled to at least 51% of the series 2008-C1 voting rights may require the trustee to appoint an established mortgage loan servicing institution, or other entity as to which the trustee has received written notice from each rating agency that such appointment would not, in and of itself, result in the downgrade, qualification or withdrawal of the then current ratings assigned to any class of series 2008-C1 certificates, to act as successor to the defaulting party rather than have the trustee act as that successor. It is expected that the master servicer will perform some or all of its servicing duties through primary servicers that cannot be terminated, by the master servicer, except for cause.

          In general, certificateholders entitled to at least 66 2/3% of the voting rights allocated to each class of series 2008-C1 certificates affected by any event of default may waive the event of default. However, the events of default described in the first bullet under "--Events of Default" above may only be waived by all of the holders of the affected classes of series 2008-C1 certificates. Furthermore, if the trustee is required to spend any monies in connection with any event of default, then that event of default may not be waived unless and until the trustee has been reimbursed, with interest, by the party requesting the waiver. Upon any waiver of an event of default, the event of default will cease to exist and will be deemed to have been remedied for every purpose under the series 2008-C1 pooling and servicing agreement.

          No series 2008-C1 certificateholder will have the right under the series 2008-C1 pooling and servicing agreement to institute any proceeding with respect thereto unless:

          - that holder previously has given to the trustee written notice of default;

          - except in the case of a default by the trustee, series 2008-C1 certificateholders representing at least 25% of a class have made written request upon the trustee to institute that proceeding in its own name as trustee under the series 2008-C1 pooling and servicing agreement and have offered to the trustee reasonable indemnity; and

          - the trustee for 60 days has neglected or refused to institute any such proceeding.

          The trustee, however, will be under no obligations to exercise any of the trusts or powers vested in it by the series 2008-C1 pooling and servicing agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the series 2008-C1 certificateholders, unless in the trustee's opinion, those series 2008-C1 certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by the trustee as a result.

MATTERS REGARDING THE TRUSTEE

          The trustee is at all times required to be a corporation, national bank, trust company or national banking association organized and doing business under the laws of the United States or any State of the United States or the District of Columbia. Furthermore, the trustee must at all times, among other things--

          - be authorized under those laws to exercise corporate trust powers,

          -    have a combined capital and surplus of at least $15,000,000, and

          - be subject to supervision or examination by federal or state authority.

          If the corporation, national bank, trust company or national banking association publishes reports of condition at least annually, in accordance with law or the requirements of the supervising or examining authority, then the combined capital and surplus of that corporation, national bank or national banking association will be deemed to be its combined capital and surplus as described in its most recent published report of condition.

          We, the master servicer, the special servicer and our and their respective affiliates, may from time to time enter into normal banking and trustee relationships with the trustee and its affiliates. The trustee and any of its respective affiliates may hold series 2008-C1 certificates in their own names. In addition, for purposes of meeting the legal requirements of some local jurisdictions, the trustee will have the power to appoint a co-trustee or separate trustee of all or any part of the assets of the issuing entity. All rights, powers, duties and obligations conferred or imposed upon the trustee will be conferred or imposed upon the trustee and the separate trustee or co-trustee jointly or, in any jurisdiction in which the trustee is

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incompetent or unqualified to perform some acts, singly upon the separate trustee or co-trustee, who will exercise and perform its rights, powers, duties and obligations solely at the direction of the trustee.

          The trustee will be entitled to a monthly fee for its services. That fee will accrue with respect to each and every mortgage loan in the mortgage pool. In each case, that fee will accrue at 0.0026% PER ANNUM on the Stated Principal Balance of the subject mortgage loan outstanding from time to time and will be calculated on the same basis as on the subject mortgage loan. The trustee fee is payable out of general collections on the mortgage pool in the issuing entity.

          The trustee will be authorized to invest or direct the investment of funds held in its distribution account and interest reserve account in Permitted Investments. It will be--

          - entitled to retain any interest or other income earned on those funds, and

          - required to cover any losses of principal of those investments from its own funds.

          The trustee will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding the distribution account or the interest reserve account meeting the requirements set forth in the series 2008-C1 pooling and servicing agreement.

          See also "Description of the Governing Documents--The Trustee," "--Duties of the Trustee," "--Matters Regarding the Trustee" and "--Resignation and Removal of the Trustee" in the accompanying prospectus.

CERTAIN INDEMNITIES

          We, the trustee, the master servicer, the special servicer and each of our and their respective members, managers, shareholders, affiliates, directors, officers, employees, agents and controlling persons will be entitled to indemnification from the issuing entity against any loss, liability or expense that is incurred without negligence or willful misconduct on our or their respective parts, arising out of or in connection with the series 2008-C1 pooling and servicing agreement and the series 2008-C1 certificates. In addition, the trustee, the master servicer, the special servicer and each of their respective members, managers, shareholders, affiliates, directors, officers, employees, agents and controlling persons will be entitled to indemnification from the issuing entity against any loss, liability or expense incurred in connection with any legal action relating to any misstatement or omission or any alleged misstatement or omission in various reports to be filed with respect to the issuing entity under the Securities Exchange Act of 1934, as amended.

TERMINATION

          The obligations created by the series 2008-C1 pooling and servicing agreement will terminate following the earlier of--

          - the final payment or advance on, or other liquidation of, the last mortgage loan or related REO Property remaining in the issuing entity, and

          - the purchase of all of the mortgage loans and REO Properties remaining in the issuing entity by any single certificateholder or group of certificateholders of a majority of the total outstanding principal balance of the series 2008-C1 controlling class, the master servicer or the special servicer, in the order of preference discussed below.

          Written notice of termination of the series 2008-C1 pooling and servicing agreement will be given to each series 2008-C1 certificateholder and if the swap agreement is still in effect, the swap counterparty. The final distribution with respect to each series 2008-C1 certificate will be made only upon surrender and cancellation of that certificate at the office of the series 2008-C1 certificate registrar or at any other location specified in the notice of termination.

          The following parties will each in turn, according to the order listed below, have the option to purchase all of the mortgage loans and all other property remaining in the issuing entity on any distribution date on which the total Stated Principal Balance of the mortgage pool is less than 1.0% of the initial mortgage pool balance:

          - any single holder or group of holders of the controlling class of series 2008-C1 certificates;

          -    the master servicer; and


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          -    the special servicer.

          Any purchase by any single certificateholder or group of certificateholders of the series 2008-C1 controlling class, the master servicer or the special servicer of all the mortgage loans and REO Properties remaining in the issuing entity is required to be made at a price equal to:

          -    the sum of--

               1. the total Stated Principal Balance of all the mortgage loans then included in the issuing entity, other than any mortgage loans as to which the mortgaged real properties have become REO Properties, together with--

               - all unpaid and unadvanced interest, other than Default Interest and Post-ARD Additional Interest, on those mortgage loans through their respective due dates in the related collection period, and

               - all unreimbursed advances for those mortgage loans, together with any interest on those advances owing to the parties that made them, and

               2. the appraised value of all REO properties then included in the issuing entity, as determined by an appraiser mutually agreed upon by the master servicer, the special servicer and the trustee; minus

          - solely in the case of a purchase by the master servicer or the special servicer, the total of all amounts payable or reimbursable to the purchaser under the series 2008-C1 pooling and servicing agreement.

          The purchase will result in early retirement of the then outstanding series 2008-C1 certificates. However, the right of any single certificateholder or group of certificateholders of the series 2008-C1 controlling class, of the master servicer or the special servicer to make the purchase is subject to the requirement that the total Stated Principal Balance of the mortgage pool be less than 1.0% of the initial mortgage pool balance. The termination price, exclusive of any portion of the termination price payable or reimbursable to any person other than the series 2008-C1 certificateholders (or, in the case of the class A-2FL REMIC II regular interest, the holder of the class A-2FL certificates), will constitute part of the Available P&I Funds for the final distribution date. Any person or entity making the purchase will be responsible for reimbursing the parties to the series 2008-C1 pooling and servicing agreement for all reasonable out-of-pocket costs and expenses incurred by those parties in connection with the purchase.

AMENDMENT

          In general, the series 2008-C1 pooling and servicing agreement is subject to amendment as described under "Description of the Governing Documents--Amendment" in the accompanying prospectus. However, no amendment of the series 2008-C1 pooling and servicing agreement may significantly change the activities of the issuing entity without the consent of--

          - the holders of the series 2008-C1 certificates entitled to not less than 66 2/3% of the series 2008-C1 voting rights, not taking into account series 2008-C1 certificates held by us or any of our affiliates or agents, and

          - all of the series 2008-C1 certificateholders that will be adversely affected by the amendment in any material respect.

          Additionally, absent a material adverse effect on any certificateholder, the series 2008-C1 pooling and servicing agreement may be amended by the parties thereto without the consent of any of the certificateholders to the extent necessary in order for the mortgage loan sellers and their affiliates to obtain accounting "sale" treatment for the mortgage loans under FAS 140.

          Furthermore, no amendment of the series 2008-C1 pooling and servicing agreement may adversely affect any holder of a Companion Loan without the consent of that person.

THE MASTER SERVICER AND THE SPECIAL SERVICER PERMITTED TO BUY CERTIFICATES

          The master servicer and the special servicer will be permitted to purchase any class of series 2008-C1 certificates. Such a purchase by the master servicer or the special servicer could cause a conflict relating to the master servicer's or the special servicer's duties pursuant to the series 2008-C1 pooling and servicing agreement and such master servicer's or the

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special servicer's interest as a holder of the series 2008-C1 certificates, especially to the extent that certain actions or events have a disproportionate effect on one or more classes of certificates. Pursuant to the series 2008-C1 pooling and servicing agreement, the master servicer and the special servicer is required to administer the relevant underlying mortgage loans in accordance with the Servicing Standard without regard to ownership of any series 2008-C1 certificate by the master servicer or the special servicer or any affiliate thereof.

                   CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS FOR
           MORTGAGED PROPERTIES LOCATED IN NEW YORK, TEXAS AND HAWAII

          The following discussion contains a summary of certain legal aspects of the underlying mortgage loans secured by mortgaged real properties in New York, Texas and Hawaii, which mortgage loans represent 15.5%, 15.1% and 14.7%, respectively, of the initial mortgage pool balance. The summary does not purport to be complete and is qualified in its entirety by reference to the applicable federal and state laws governing the subject mortgage loans.

NEW YORK

          Mortgage loans in New York are generally secured by mortgages on the related real estate. Foreclosure of a mortgage is usually accomplished in judicial proceedings. After an action for foreclosure is commenced, if the lender secures a judgment authorizing a foreclosure sale, the court then appoints a referee to compute the amount owed together with certain costs, expenses and legal fees of the action. The lender then moves to confirm the referee's report and enter a final judgment of foreclosure and sale. Public notice of the foreclosure sale, including the amount of the judgment, is given for a statutory period of time, after which the mortgaged real estate is sold by a referee at public auction. There is no right of redemption after the foreclosure sale. In certain circumstances, deficiency judgments may be obtained. Under mortgages containing a statutorily sanctioned covenant, the lender has a right to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owed.

TEXAS

          Mortgage loans in Texas are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in Texas may be accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust or by judicial foreclosure. Any such action must be brought within four (4) years after the accrual of the cause of action. With respect to a judicial foreclosure, notwithstanding anything in the deed of trust to the contrary, the mortgagee must give the borrower written notice delivered by certified mail that it is in default and provide 20 days for the borrower to cure such default before any judicial foreclosure is permitted. With respect to a trustee's sale, the lender must give the borrower written notice delivered by certified mail that it is in default and provide 21 days for the borrower to cure such default before any judicial foreclosure is permitted. Public notice of the trustee's sale must be continued in statutory form for at least 21 days, after which the mortgaged real estate may be sold by the trustee. Any trustee sale must be made pursuant to the terms of the deed of trust at a public venue at the county courthouse of the county in which any portion of the real estate is located, between the hours of 10 a.m. and 4 p.m. on the first Tuesday of the month after the month in which the statutory notice period has been satisfied in an area designated by the commissioners' court. Under Texas law, the borrower does not have the right to redeem the real estate after a judicial foreclosure or trustee's sale. Under Texas law, if the sale price at a judicial foreclosure or trustee's sale is less than the fair market value of the real estate, any obligor (including any guarantor) may be required to offset the deficiency between the fair market value and the sale price.

HAWAII

          In Hawaii, the vast majority of foreclosures have historically been conducted in the judicial manner. However, a relatively new law allows for non-judicial power of sale foreclosures pursuant to mortgages entered into after July 1, 1999, if the mortgage in question contains power of sale language. If the mortgagee elects to conduct a non-judicial foreclosure, no deficiency judgment may be sought from the borrower. Hawaii does not restrict a mortgagee from seeking a deficiency judgment in a judicial foreclosure. In order to obtain a deficiency judgment, a series of procedural and substantive requirements must be satisfied. Generally, so long as the amount paid for the property at the foreclosure sale is not "grossly inadequate," the deficiency judgment will equal the excess of the outstanding debt (including expenses of the sale) over the foreclosure sales price. The availability of a deficiency judgment in the case of any underlying mortgage loan in the issuing entity will be limited, however, because of the limited nature of the recourse liabilities described herein.

          Hawaii law does not require that a mortgagee bring a foreclosure action before being entitled to sue on the related note. Under Hawaii law, upon default under a mortgage, a mortgagee is generally presented with the choice of either

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foreclosing upon the mortgaged property or suing on the note. However, after commencing an action to sue on the note or any related guaranty, the mortgagee may not initiate a foreclosure proceeding without leave of the court.

                   CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS FOR
                   MORTGAGED PROPERTIES LOCATED IN PUERTO RICO

          One of the underlying mortgage loans, representing 3.8% of the initial mortgage pool balance, is secured by mortgaged real properties in Puerto Rico.

          Commercial mortgage loans secured by mortgaged properties located in Puerto Rico are generally evidenced by the execution of a promissory note in favor of the mortgagee, and a "mortgage note" payable to the bearer thereof is then pledged to the mortgagee as security for the promissory note. The mortgage note in turn is secured by a deed of mortgage on certain real property of the mortgagor. Notwithstanding the existence of both the promissory note and the bearer mortgage note, the mortgage has only a single indebtedness to the mortgagee and in the event of default the mortgagee may bring a single unitary action to proceed directly against the mortgaged property without any requirement to take a separate action under the promissory notes or mortgage notes. Priority between mortgage instruments depends on their terms and generally on the order of filing with the appropriate Registry of Property of Puerto Rico. Foreclosure of a mortgage in Puerto Rico is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. When the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time-consuming and costly. At the completion of the judicial foreclosure proceedings, if the mortgagee prevails, the court generally issues a judgment of foreclosure and appoints a marshal or other court officer to conduct the sale of the property. Such sales are made in accordance with procedures set forth in the Mortgage and Property Registry Act (Act No. 198 of August 8, 1979). The purchaser at such sale acquires the estate in interest in real property covered by the mortgage. Generally, the terms of the deed of mortgage and Puerto Rico law control the amount of foreclosure expenses and costs, including attorneys' fees, which may be recovered by a mortgagee. The courts of Puerto Rico, however, may, in extraordinary circumstances, refuse to foreclose a mortgage on grounds of equity when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. In any case, there can be no assurance that the net proceeds realized from foreclosures on any mortgage loan, after payment of all foreclosure expenses, will be sufficient to pay the principal, interest and other expenses, if any, which are due thereunder.

          Furthermore, Puerto Rico Environmental Quality Board (EQB) has authority to enforce the Puerto Rico Environmental Public Policy Act, Act No. 416 of September 22, 2004, effective as of March 22, 2005, and the regulations promulgated thereunder. Act No. 416 grants EQB the authority to exercise, execute, receive and administer federal environmental laws and to adopt and implement regulations and a permit system related, among others, to the Federal Clean Water Act, Clean Air Act, Solid Waste Disposal Act, resource conservation and Recovery Act, CERCLA and any other federal environmental legislation that might be enacted. The environmental regulations in Puerto Rico address, among others, such areas as air emissions, waste water direct and indirect discharges, hazardous and non-hazardous solid waste management, underground injection, underground storage tanks and protection of natural resources. Therefore, facilities in Puerto Rico under certain circumstances may be subject to enforcement action from both the United States Environmental Protection Agency
(EPA) and the EQB. In those cases where enforcement of the environmental program has not been delegated to the EQB, the EPA retains its enforcement authority. If the EQB fails to carry out its enforcement responsibility of a federal delegated program, the EPA may exercise its enforcement authority.

                         FEDERAL INCOME TAX CONSEQUENCES


GENERAL

          Separate REMIC elections will be made with respect to each of REMIC I and REMIC II. Upon the initial issuance of the offered certificates, Cadwalader, Wickersham & Taft LLP, our counsel, will deliver its opinion generally to the effect that, assuming compliance with the series 2008-C1 pooling and servicing agreement, the CSMC 2007-C5 Pooling and Servicing Agreement and subject to any other assumptions set forth in the opinion, (i) each REMIC created under the series 2008-C1 pooling and servicing agreement will qualify as a REMIC under the Code, (ii) the arrangement under which the class A-2FL REMIC II regular interest, the swap agreement relating to the class A-2FL certificates and the floating rate account are held will be classified as a grantor trust for federal income tax purposes and (iii) the arrangement under which the right to Post-ARD Additional Interest is held will be classified as a grantor trust for federal income tax purposes.

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          The assets of REMIC I will generally include--


          - the issuing entity's interest in any REO Properties acquired on behalf of the series 2008-C1 certificateholders with respect to the underlying mortgage loans,


          -    the underlying mortgage loans,

          -    the master servicer's collection accounts,

          -    the special servicer's REO account, and

          -    the trustee's distribution account and interest reserve account,

but will exclude any collections of Post-ARD Additional Interest on the ARD
Loans.

          For federal income tax purposes,

          - the separate non-certificated regular interests in REMIC I will be the regular interests in REMIC I and will be the assets of REMIC II,

          - the REMICs will be "tiered," meaning that REMIC II will hold as assets the regular interests issued by REMIC I. REMIC II will issue the class A-X, A-1, A-2, A-AB, A-3, A-1-A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, O, P, Q and S certificates and the class A-2FL REMIC II regular interest,

          - the class LR certificates will evidence the residual interest in REMIC I, and the class R certificates will evidence the residual interest in REMIC II, for federal income tax purposes,

          - the class A-2FL certificates will evidence interests in a grantor trust consisting of the class A-2FL REMIC II regular interest, the swap agreement and the floating rate account, and

          - the class V certificates will evidence interests in a grantor trust consisting of the Post-ARD Additional Interest, if any, accrued and received with respect to the ARD Loans.

          Additional federal income tax consequences of the offered certificates for United States Persons are described below. See also "Federal Income Tax Consequences--REMICs" in the accompanying prospectus.

DISCOUNT AND PREMIUM; PREPAYMENT CONSIDERATION

          For federal income tax reporting purposes, it is anticipated that the class A-1, A-AB and A-1-A certificates will be issued at a premium and that the class A-2 and A-3 certificates will be issued with a DE MINIMIS amount of original issue discount. The IRS has issued regulations under sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Section 1272(a)(6) of the Code provides for special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The Treasury Department has not issued regulations under that section. You should be aware, however, that the regulations issued under sections 1271 to 1275 of the Code and section 1272(a)(6) of the Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. You should consult with your own tax advisor concerning the tax treatment of your offered certificates.

          Whether any holder of the classes of offered certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the payments remaining to be made on the certificate at the time of its acquisition by the certificateholder. If you acquire an interest in any class of offered certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium" in the accompanying prospectus.

            When determining the rate of accrual of original issue discount and market discount or the amortization of premium, if any, for federal income tax purposes, the prepayment assumption will be that, subsequent to the date of any determination--

          - the ARD Loans in the issuing entity will be paid in full on their respective anticipated repayment dates,

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          -    no mortgage loan in the issuing entity will otherwise be prepaid prior to maturity, and

          - there will be no extension of maturity for any mortgage loan in the issuing entity.

          However, no representation is made as to the actual rate at which the mortgage loans will prepay, if at all. See "Federal Income Tax
Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" in the accompanying prospectus.

CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES

          Except to the extent noted below, the offered certificates will be "real estate assets" within the meaning of section 856(c)(5)(B) of the Code in the same proportion that the assets of the issuing entity would be so treated. In addition, interest, including original issue discount, if any, on the offered certificates will be interest described in section 856(c)(3)(B) of the Code to the extent that those certificates are treated as "real estate assets" within the meaning of section 856(c)(5)(B) of the Code. Moreover, so long as 95% or more of the assets of the REMICs are "real estate assets," the offered certificates will be treated in their entirety as real estate assets.

          Most of the mortgage loans to be included in the issuing entity are not secured by real estate used for residential or other purposes prescribed in section 7701(a)(19)(C) of the Code. Consequently, the offered certificates will be treated as assets qualifying under that section to only a limited extent. Accordingly, investment in the offered certificates may not be suitable for a thrift institution seeking to be treated as a "domestic building and loan association" under section 7701(a)(19)(C) of the Code. The offered certificates will be treated as "qualified mortgages" for another REMIC under section 860G(a)(3)(C) of the Code.

          To the extent an offered certificate represents ownership of an interest in a mortgage loan that is secured in part by cash reserves, that mortgage loan is not secured solely by real estate. Therefore:

          - a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in section 7701(a)(19)(C) of the Code;

          - a portion of that certificate may not represent ownership of "real estate assets" under section 856(c)(5)(B) of the Code; and

          - the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B) of the Code.

          In addition, most of the mortgage loans that we intend to include in the issuing entity contain defeasance provisions under which the lender may release its lien on the collateral securing the mortgage loan in return for the borrower's pledge of substitute collateral in the form of government securities. Generally, under the Treasury regulations, if a REMIC releases its lien on real property that secures a qualified mortgage, that mortgage ceases to be a qualified mortgage on the date the lien is released unless certain conditions are satisfied. In order for the defeased mortgage loan to remain a qualified mortgage, the Treasury regulations require that--

          - the borrower pledges substitute collateral that consist solely of certain government securities,

          -    the mortgage loan documents allow that substitution,

          - the lien is released to facilitate the disposition of the property or any other customary commercial transaction, and not as part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages, and

          - the release is not within two (2) years of the startup day of the related REMIC.

          Following the defeasance of a mortgage loan, regardless of whether the foregoing conditions were satisfied, that mortgage loan would not be treated as a "loan secured by an interest in real property" or a "real estate asset" and interest on that loan would not constitute "interest on obligations secured by real property" for purposes of sections 7701(a)(19)(C), 856(c)(5)(B) and 856(e)(3)(B) of the Code, respectively.

          See "Description of the Underlying Mortgage Loans" in this prospectus supplement and "Federal Income Tax Consequences--REMICs--Characterization of Investments in REMIC Certificates" in the accompanying prospectus.


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YIELD MAINTENANCE CHARGES

          It is not entirely clear under the Code when the amount of a Yield Maintenance Charge should be taxed to the holder of offered certificates entitled to that amount. For federal income tax reporting purposes, the trustee will report Yield Maintenance Charges as income to the holders of offered certificates entitled to those amounts only after the master servicer's actual receipt thereof. The IRS may nevertheless seek to require that an assumed amount of Yield Maintenance Charges be included in payments projected to be made on those offered certificates and that taxable income be reported based on the projected constant yield to maturity of those offered certificates, taking into account such projected Yield Maintenance Charges. If so, the projected Yield Maintenance Charges would be included in income prior to their actual receipt by holders of the applicable offered certificates. If any projected Yield Maintenance Charge was not actually received, presumably the holder of an offered certificate would be allowed to claim a deduction or reduction in gross income at the time the unpaid Yield Maintenance Charge had been projected to be received. It appears that Yield Maintenance Charges are to be treated as ordinary income rather than capital gain. However, the correct characterization of the income is not entirely clear. We recommend you consult your own tax advisors concerning the treatment of Yield Maintenance Charges.

          See "Description of the Underlying Mortgage Loans" in this prospectus supplement and "Federal Income Tax Consequences--REMICs--Characterization of Investments in REMIC Certificates" in the accompanying prospectus.

                              ERISA CONSIDERATIONS

          If you are--

          -    a fiduciary of a Plan, or

          -    any other person investing "plan assets" of any Plan,

you should carefully review with your legal advisors whether the purchase or holding of an offered certificate would be a "prohibited transaction" or would otherwise be impermissible under ERISA or section 4975 of the Code. See "ERISA Considerations" in the accompanying prospectus.

          If a Plan acquires an offered certificate, the assets in the issuing entity will be deemed for purposes of ERISA to be assets of the investing Plan, unless certain exceptions apply. See "ERISA Considerations--Plan Asset Regulations" in the accompanying prospectus. However, we cannot predict in advance, nor can there be any continuing assurance, whether those exceptions may be applicable because of the factual nature of the rules set forth in the Plan Asset Regulations. For example, one of the exceptions in the Plan Asset Regulations states that the underlying assets of an entity will not be considered "plan assets" if less than 25% of the value of each class of equity interests is held by "benefit plan investors," which include Plans, as well as entities which are deemed to hold plan assets because of investment in the entities by one or more Plans. This exception is tested, however, immediately after each acquisition of a series 2008-C1 certificate, whether upon initial issuance or in the secondary market. Because there are no relevant restrictions on the purchase and transfer of the series 2008-C1 certificates by Plans, it cannot be assured that benefit plan investors will own less than 25% of each class of the series 2008-C1 certificates.

          If one of the exceptions in the Plan Asset Regulations applies, the prohibited transaction provisions of ERISA and the Code will not apply to transactions involving assets in the issuing entity. If the issuing entity or any of the Exemption-Favored Parties is a Party in Interest with respect to the Plan, however, the acquisition or holding of offered certificates by that Plan could result in a prohibited transaction, unless the Underwriter Exemption, as discussed below, or some other exemption is available.

THE UNDERWRITER EXEMPTION

          The U.S. Department of Labor has issued individual prohibited transaction exemptions (collectively, the "Underwriter Exemption") to Credit Suisse Securities (USA) LLC, Morgan Stanley & Co. Incorporated and Deutsche Bank Securities Inc. (identified as PTE 89-90, PTE 90-24 and FAN 97-03E, respectively, each as amended by PTE 2007-05). Subject to the satisfaction of conditions set forth in it, the Underwriter Exemption generally exempts from the application of the prohibited transaction provisions of ERISA and the Code, specified transactions relating to, among other things--

          - the servicing and operation of pools of real estate loans, such as the mortgage pool, and

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          -    the purchase, sale and holding of mortgage pass-through
               certificates, such as the offered certificates, that are underwritten by an Exemption-Favored Party.

          The Underwriter Exemption sets forth five general conditions that must be satisfied for a transaction involving the purchase, sale and holding of an offered certificate to be eligible for exemptive relief under that exemption. The conditions are as follows:

          - FIRST, the acquisition of that certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

          - SECOND, at the time of its acquisition by the Plan, that certificate must be rated in one of the four highest generic rating categories by Moody's, S&P, Fitch, DBRS Limited or DBRS, Inc.;

          - THIRD, the trustee cannot be an affiliate of any other member of the Restricted Group (other than an underwriter);

          -    FOURTH, the following must be true--

               1. the sum of all payments made to and retained by Exemption-Favored Parties must represent not more than reasonable compensation for underwriting the relevant class of series 2008-C1 certificates,

               2. the sum of all payments made to and retained by us in connection with the assignment of the underlying mortgage loans to the issuing entity must represent not more than the fair market value of the obligations, and

               3. the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicers must represent not more than reasonable compensation for that person's services under the series 2008-C1 pooling and servicing agreement and reimbursement of that person's reasonable expenses in connection therewith; and

          - FIFTH, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended.

          It is a condition of their issuance that the offered certificates be rated not lower than investment grade by each of S&P and Fitch. In addition, the trustee is not an affiliate of any other member of the Restricted Group. Accordingly, as of the date of initial issuance of the offered certificates, the second and third general conditions set forth above will be satisfied with respect to the offered certificates. A fiduciary of a Plan contemplating the purchase of an offered certificate in the secondary market must make its own determination that, at the time of the purchase, the certificate continues to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating a purchase of an offered certificate, whether in the initial issuance of that certificate or in the secondary market, must make its own determination that the first and fourth general conditions set forth above will be satisfied with respect to that certificate as of the date of the purchase. A Plan's authorizing fiduciary will be deemed to make a representation regarding satisfaction of the fifth general condition set forth above in connection with the purchase of an offered certificate.

          The Underwriter Exemption also requires that the issuing entity meet the following requirements:

          - the assets of the issuing entity must consist solely of assets of the type that have been included in other investment pools;

          - certificates evidencing interests in those other investment pools must have been rated in one of the four highest generic categories of Moody's, S&P, Fitch, DBRS Limited or DBRS, Inc. for at least one year prior to the Plan's acquisition of an offered certificate; and

          - certificates evidencing interests in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of an offered certificate.

          We believe that these requirements have been satisfied as of the date of this prospectus supplement.

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          If the general conditions of the Underwriter Exemption are satisfied, they may each provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, as well as the excise taxes imposed by sections 4975(a) and (b) of the Code by reason of sections 4975(c)(1)(A) through (D) of the Code, in connection with--

          - the direct or indirect sale, exchange or transfer of offered certificates acquired by a Plan upon initial issuance from us or an Exemption-Favored Party when we are, or the mortgage loan sellers, the trustee, the master servicer, the special servicer or any sub-servicer, provider of credit support, Exemption-Favored Party or borrower is, a Party in Interest with respect to the investing Plan,

          - the direct or indirect acquisition or disposition in the secondary market of offered certificates by a Plan, and

          -    the continued holding of offered certificates by a Plan.

          However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA if the acquisition or holding of an offered certificate is--

          - on behalf of a Plan sponsored by any member of the Restricted Group, and

          - by any person who has discretionary authority or renders investment advice with respect to the assets of that Plan.

          Moreover, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in that exemption, are satisfied, the Underwriter Exemption may also provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by section 4975(c)(1)(E) of the Code in connection with--

          - the direct or indirect sale, exchange or transfer of offered certificates in the initial issuance of those certificates between us or an Exemption-Favored Party, on the one hand, and a Plan, on the other hand, when the person who has discretionary authority or renders investment advice with respect to the investment of the assets of the Plan in those certificates is--

               1. a borrower with respect to 5% or less of the fair market value of the underlying mortgage loans, or

               2.   an affiliate of that borrower,

          - the direct or indirect acquisition or disposition in the secondary market of offered certificates by a Plan, and

          -    the continued holding of offered certificates by a Plan.

          Further, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in that exemption, are satisfied, the Underwriter Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by sections 4975(a) and (b) of the Code by reason of section 4975(c) of the Code, for transactions in connection with the servicing, management and operation of the assets of the issuing entity.

          Lastly, if the general conditions of the Underwriter Exemption are satisfied, it may also provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by section 4975(a) and (b) of the Code by reason of sections 4975(c)(1)(A) through (D) of the Code, if the restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing plan by virtue of--

          -    providing services to the Plan, or

          -    having a specified relationship to this person,

solely as a result of the Plan's ownership of offered certificates.

          Before purchasing an offered certificate, a fiduciary of a Plan should itself confirm that the general and other conditions set forth in the Underwriter Exemption, and the other requirements set forth in that exemption, would be satisfied at the time of the purchase.

EXEMPT PLAN

          A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA or section 4975 of the Code. However, a governmental plan may be subject to a federal, state or local law that is, to a material extent, similar to the foregoing provisions of ERISA or the Code. A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any similar law.

FURTHER WARNINGS

          Any fiduciary of a Plan considering whether to purchase an offered certificate on behalf of that Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to the investment.

          The sale of offered certificates to a Plan is in no way a representation or warranty by us or any of the underwriters that--

          - the investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or

          - the investment is appropriate for Plans generally or for any particular Plan.

                                LEGAL INVESTMENT

          The offered certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"), so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization.

          Except as to the status of the offered certificates as "mortgage related securities," no representations are made as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the offered certificates under applicable legal investment restrictions. Investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates will constitute legal investments for them or are subject to investment, capital or other restrictions.

          See "Legal Investment" in the accompanying prospectus.

                                USE OF PROCEEDS

          We will use the net proceeds from the sale of the offered certificates to pay part of the purchase price of the mortgage loans that we intend to include in the issuing entity.

                                  UNDERWRITING

          Under the terms and subject to the conditions set forth in an underwriting agreement dated March 28, 2008, we have agreed to sell to the underwriters named below the following respective principal amounts of the offered certificates:

            UNDERWRITER              CLASS A-1     CLASS A-2    CLASS A-AB    CLASS A-3   CLASS A-1-A
----------------------------------  -----------  ------------  -----------  ------------  -----------
Credit Suisse Securities (USA) LLC  $ 9,640,611  $116,072,960  $17,169,543  $198,982,218  $76,571,134
Morgan Stanley & Co. Incorporated   $ 2,859,389  $ 34,427,040  $ 5,092,457  $ 59,017,782  $22,710,866
Deutsche Bank Securities Inc.       $         0           N/A  $         0  $          0  $         0
TOTAL                               $12,500,000  $150,500,000  $22,262,000  $258,000,000  $99,282,000
                                    ===========  ============  ===========  ============  ===========

          The underwriting agreement provides that the underwriters are obligated to purchase all of the offered certificates if any are purchased. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of the non-defaulting underwriters may be increased or the offering of the offered certificates may be terminated. Not every underwriter will have an obligation to purchase offered certificates from us.

          Our proceeds from the sale of the offered certificates will be approximately 99.7% of the total initial principal balance of the offered certificates, plus accrued interest from April 1, 2008, before deducting expenses payable by us. We estimate that our out-of-pocket expenses for this offering will be approximately $6,500,000.

          The underwriters will offer the offered certificates for sale from time to time in one or more transactions, which may include block transactions, in negotiated transactions or otherwise, or a combination of those methods of sale, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The underwriters may do so by selling the offered certificates to or through broker/dealers, who may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters and/or the purchasers of the offered certificates for whom they may act as agents. In connection with the sale of the offered certificates, the underwriters may be deemed to have received compensation from us in the form of underwriting discounts, and the underwriters may also receive commissions from the purchasers of the offered certificates for whom they may act as agent. The underwriters and any broker/dealers that participate with the underwriters in the distribution of the offered certificates may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of the offered certificates by them may be deemed to be underwriting discounts or commissions.

          The offered certificates are a new issue of securities with no established trading market. Certain of the underwriters have advised us that they currently intend to make a market in the offered certificates. Nevertheless, the underwriters do not have any obligation to make a market, any market making may be discontinued at any time and there can be no assurance that an active public market for the offered certificates will develop.

          We have agreed to indemnify the underwriters against liabilities under the Securities Act of 1933, as amended, or contribute to payments that the underwriters may be required to make in respect thereof. The mortgage loan sellers have agreed to indemnify us and the underwriters with respect to liabilities under the Securities Act of 1933, as amended, or contribute to payments that we or the underwriters may be required to make in respect thereof, relating to the underlying mortgage loans.

          The issuing entity described in this prospectus supplement is a collective investment scheme as defined in the Financial Services and Markets Act 2000 ("FSMA") of the United Kingdom. It has not been authorized, or otherwise recognized or approved by the United Kingdom's Financial Services Authority and, as an unregulated collective investment scheme, accordingly cannot be marketed in the United Kingdom to the general public. This prospectus supplement must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus supplement relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons. Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the issuing entity and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

          We expect that delivery of the offered certificates will be made against payment therefor on or about the closing date specified on the cover page of this prospectus supplement, which is the 14th business day following the date hereof (this settlement cycle being referred to as "T+14"). Under Rule 15c6-1 of the SEC under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three (3) business days, unless the parties to that trade expressly agree otherwise. Accordingly, purchasers who wish to trade the offered certificates on the date hereof or the next 11 succeeding business days will be required, by virtue of the fact that the offered certificates initially will settle in T+11, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisor.

                                  LEGAL MATTERS

          Certain legal matters will be passed upon for Column Financial, Inc., us and the underwriters by Cadwalader, Wickersham & Taft LLP, New York, New York; for KeyBank National Association by Polsinelli Shalton Flanigan Suelthaus PC, Kansas City, Missouri; and for National City Bank by Latham & Watkins LLP, New York, New York.

                                     RATING

          It is a condition to their issuance that the respective classes of offered certificates be rated as follows:

CLASS  S&P  FITCH
-----  ---  -----
 A-1   AAA   AAA
 A-2   AAA   AAA
 A-AB  AAA   AAA
 A-3   AAA   AAA
A-1-A  AAA   AAA

The ratings on the offered certificates address the likelihood of--

          - the timely receipt by their holders of all distributions of interest to which they are entitled on each distribution date, and

          - the ultimate receipt by their holders of all distributions of principal to which they are entitled on or before the rated final distribution date.

The ratings on the offered certificates take into consideration--

          -    the credit quality of the mortgage pool,

          - structural and legal aspects associated with the offered certificates, and

          - the extent to which the payment stream from the mortgage pool is adequate to make distributions of interest and/or principal required under the offered certificates.

The ratings on the respective classes of offered certificates do not represent any assessment of--

          - the tax attributes of the offered certificates or of the issuing entity,

          - whether or to what extent prepayments of principal may be received on the underlying mortgage loans,

          - the likelihood or frequency of prepayments of principal on the underlying mortgage loans,

          - the degree to which the amount or frequency of prepayments of principal on the underlying mortgage loans might differ from those originally anticipated,

          - whether or to what extent the interest payable on any class of offered certificates may be reduced in connection with Net Aggregate Prepayment Interest Shortfalls, and

          - whether and to what extent Default Interest, Post-ARD Additional Interest or Yield Maintenance Charges will be received.

          There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any class of offered certificates and, if so, what the rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by us to do so may be lower than the rating assigned thereto by S&P and/or Fitch.

          The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. See "Rating" in the accompanying prospectus.

                                    GLOSSARY

          The following capitalized terms will have the respective meanings assigned to them in this "Glossary" section whenever they are used in this prospectus supplement, including in any of the exhibits to this prospectus supplement or on the accompanying diskette.

          "0.0%/y" means, with respect to any of the underlying mortgage loans, a duration of y payments for the open period during which the loan is freely payable.

          "30/360 Basis" means the accrual of interest based on a 360-day year consisting of twelve 30-day months.

          "450 Lexington Avenue Companion Lender" means the holder of the 450 Lexington Avenue Companion Loan.

          "450 Lexington Avenue Companion Loan" means the 450 Lexington Avenue companion mortgage loan mortgage loan that is secured by the 450 Lexington Avenue Property, which mortgage loan will not be included in the issuing entity. The 450 Lexington Avenue Companion Loan is PARI PASSU in right of payment to the 450 Lexington Avenue Mortgage Loan.

          "450 Lexington Avenue Intercreditor Agreement" has the meaning assigned to that term under "Description of the Underlying Mortgage Loans--Certain Matters Regarding the 450 Lexington Avenue Mortgage Loan" in this prospectus supplement.

          "450 Lexington Avenue Mortgage Loan" means the senior PARI PASSU underlying mortgage loan secured by the 450 Lexington Avenue Property that is included in the issuing entity.

          "450 Lexington Avenue Property" means the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as "450 Lexington Avenue."

          "450 Lexington Avenue Whole Loan" means the 450 Lexington Avenue Mortgage Loan and the 450 Lexington Avenue Companion Loan, collectively.

          "Acceptable Insurance Default" means, with respect to any underlying mortgage loan, a default under the related mortgage loan documents arising by reason of any failure on the part of the related borrower to maintain with respect to the related mortgaged real property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, as to which default neither the master servicer nor the special servicer is required to take enforcement action so long as the special servicer has determined in accordance with the Servicing Standard that either:

          - such insurance is not then available at commercially reasonable rates,

          - such hazards are not at the time commonly insured against for properties similar to the subject mortgaged real property and located in and around the region in which the subject mortgaged real property is located, or

          -    such insurance is not available at any rate.

          "Actual/360 Basis" means the accrual of interest based on the actual number of days elapsed during each one-month accrual period in a year assumed to consist of 360 days.

          "Additional Collateral Loan" means any underlying mortgage loan that has the characteristics described in the first paragraph under "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Mortgage Loans Which May Require Principal Paydowns" in this prospectus supplement.

          "Additional Issuing Entity Expense" means an expense (other than master servicing fees, primary servicing fees and trustee fees) of the issuing entity that--

          - arises out of a default on an underlying mortgage loan or an otherwise unanticipated event,

          - is not covered by a servicing advance or a corresponding collection from the related borrower, and

          - to the extent that it is allocable to a particular underlying mortgage loan, is not covered by late payment charges or Default Interest collected on that mortgage loan.

          We provide some examples of Additional Issuing Entity Expenses under "Description of the Offered Certificates--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Issuing Entity Expenses" in this prospectus supplement.

          "Administrative Fee" means, with respect to any underlying mortgage loan, the sum of the annual rates at which the master servicing fee, any primary servicing fee and the trustee fee are calculated.

          "AIG" means American International Group, Inc.

          "Appraisal Reduction Amount" means, for any distribution date and for any mortgage loan as to which any Appraisal Reduction Event has occurred, subject to the discussion under "The Series 2008-C1 Pooling and Servicing Agreement--Required Appraisals" in this prospectus supplement, an amount equal to the excess, if any, of (1) the Stated Principal Balance of the subject mortgage loan over (2) the excess, if any, of (a) the sum of (i) 90% of the appraised value of the related mortgaged real property as determined (A) by one or more independent MAI appraisals with respect to any mortgage loan with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the master servicer as a servicing advance) or (B) by an independent MAI appraisal (or an update of a prior appraisal) or an internal valuation performed by the special servicer with respect to any mortgage loan with an outstanding principal balance less than $2,000,000 plus (ii) any letter of credit, reserve, escrow or similar amount held by the master servicer which may be applied to payments on the subject mortgage loan over (b) the sum of (i) to the extent not previously advanced by the master servicer or the trustee, all unpaid interest on the subject mortgage loan at a PER ANNUM rate equal to its mortgage rate, (ii) all unreimbursed advances in respect of the subject mortgage loan and interest thereon at the Prime Rate and (iii) all currently due and unpaid real estate taxes and assessments, insurance policy premiums, ground rents and all other amounts due and unpaid with respect to the subject mortgage loan (which taxes, assessments, premiums, ground rents and other amounts have not been subject to an advance by the master servicer or the trustee and/or for which funds have not been escrowed). Notwithstanding the above, for purposes of this definition, if a mortgage loan is secured by more than one mortgaged real property, the Stated Principal Balance of that mortgage loan will not include any amounts relating to a real property that has been defeased. For the avoidance of doubt, any mortgaged real property released from the lien of the mortgage in connection with a defeasance and defeasance collateral will not be included for purposes of calculating the appraised value of the related mortgaged real property.

          Notwithstanding the foregoing, in the case of any A-Note Mortgage Loan, any Appraisal Reduction Amount will be calculated in respect of the CBA A/B Loan Pair as if it were a single underlying mortgage loan, and then allocated, FIRST, to the B-Note Companion Loan, up to the amount of its unpaid principal balance, and SECOND, to the subject A-Note Mortgage Loan.

          An "Appraisal Reduction Amount" (or the equivalent) with respect to the 450 Lexington Avenue Mortgage Loan is defined under the CSMC 2007-C5 Pooling and Servicing Agreement and the amount required to be advanced may be reduced based on an appraisal performed by the special servicer under and in accordance with the CSMC 2007-C5 Pooling and Servicing Agreement. Such reduction will be calculated with respect to the 450 Lexington Avenue Mortgage Loan in a manner similar to the calculation described in the second preceding paragraph and allocated among the 450 Lexington Avenue Mortgage Loan and the 450 Lexington Avenue Companion Loan on a PRO RATA basis.

          "Appraisal Reduction Event" means, with respect to any mortgage loan in the issuing entity (other than the 450 Lexington Mortgage Loan), the earliest of any of the following events--

          - 120 days after an uncured delinquency (without regard to the application of any grace period) occurs in respect of such mortgage loan or its related Companion Loan;

          - the date on which a reduction in the amount of monthly payments on such mortgage loan or its related Companion Loan, or a change in any other material economic term of such mortgage loan or such Companion Loan (other than an extension of its maturity for a period of six months or less), becomes effective as a result of a modification of such mortgage loan or such Companion Loan by the special servicer;

          - 60 days after a receiver has been appointed for the related borrower or immediately after a receiver has been appointed for the related mortgaged real property;

          -    30 days after the related borrower declares bankruptcy;

          - 60 days after the related borrower becomes the subject of an undischarged and unstayed decree or order for a bankruptcy proceeding; and

          - immediately after the related mortgaged real property becomes an REO Property;

PROVIDED, HOWEVER, that there will be no reduction in any advance for delinquent monthly debt service payments if an Appraisal Reduction Event occurs at any time after the aggregate certificate balances of all classes of series 2008-C1 principal balance certificates (other than the class A-1, A-2, A-AB, A-3 and A-1-A certificates and the class A-2FL REMIC II regular interest) have been reduced to zero.

          An "Appraisal Reduction Event" (or the equivalent) with respect to the 450 Lexington Avenue Mortgage Loan is defined, and will be determined in accordance with the CSMC 2007-C5 Pooling and Servicing Agreement.

          "ARD" means, with respect to any ARD Loan, the related anticipated repayment date.

          "ARD Loan" means any underlying mortgage loan that has the characteristics described in the first paragraph under "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--ARD Loans" in this prospectus supplement.

          "ASTM" means the American Society for Testing and Materials.

          "Available P&I Funds" means, with respect to any distribution date, the Total Available Funds for that distribution date, exclusive of any portion of those funds that represents--

          -    Yield Maintenance Charges, or

          -    Post-ARD Additional Interest.

          The trustee will apply the Available P&I Funds as described under "Description of the Offered Certificates--Distributions" in this prospectus supplement to pay principal and accrued interest on the series 2008-C1 certificates on that date.

          "CBA" means CBA Mezzanine Capital Finance, LLC.

          "CBA A-Note Mortgage Loan" means the A-Note mortgage loan, which is included in the issuing entity and part of the CBA A/B Loan Pair. The CBA A-Note Mortgage Loan will, together with the corresponding CBA B-Note Companion Loan, be secured by a single mortgage or deed of trust on a single mortgaged real property.

          "CBA A/B Intercreditor Agreement" means, with respect to the CBA A/B Loan Pair, the related Intercreditor Agreement Among Note Holders (as amended, modified, supplemented and/or restated from time to time) by Column, as applicable, as the initial holder of the CBA A-Note Mortgage Loan, and CBA, as the initial holder of the CBA B-Note Companion Loan.

          "CBA A/B Loan Pair" means the CBA A-Note Mortgage Loan, together with the CBA B-Note Companion Loan.

          "CBA A/B Material Default" means, with respect to the CBA A/B Loan Pair, one of the following events: (a) either the CBA A-Note Mortgage Loan or the CBA B-Note Companion Loan has been accelerated; (b) a continuing monetary default; or (c) a bankruptcy or insolvency action has been filed by or against the related borrower.

          "CBA A-Note Mortgage Loan" means the underlying mortgage loans that are secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as McHugh Marriott Hilton Portfolio. The CBA A-Note Mortgage Loan will, together with the corresponding CBA B-Note Companion Loan, be secured by a single mortgage or deed of trust on a single mortgaged real property.

          "CBA B-Note Companion Loan" means, with respect to the CBA A-Note Mortgage Loan, the other mortgage loan that (i) is not included in the issuing entity, (ii) is subordinate in right of payment to such CBA A-Note Mortgage Loan to the extent set forth in the CBA A/B Intercreditor Agreement and (iii) is secured by the same mortgage or deed of trust on the same mortgaged real property as such CBA A-Note Mortgage Loan.

          "CERCLA" means the federal Comprehensive Environmental Response, Compensation & Liability Act of 1980, as amended.

          "Clearstream, Luxembourg" means Clearstream Banking Luxembourg.

          "CMSA" means the Commercial Mortgage Securities Association, an international trade organization for the commercial real estate capital markets.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Column" means Column Financial, Inc.

          "Companion Loan" means the CBA B-Note Companion Loan.

          "Corrected Mortgage Loan" means any specially serviced mortgage loan that has become a performing mortgage loan, in accordance with its original term or as modified in accordance with the series 2008-C1 pooling and servicing agreement, for three consecutive monthly payments and the servicing of which has been returned to the master servicer; PROVIDED that no additional Servicing Transfer Event is foreseeable in the reasonable judgment of the special servicer.

          "Cost Approach" means the determination of the value of a mortgaged real property arrived at by adding the estimated value of the land to an estimate of the current replacement cost of the improvements, and then subtracting depreciation from all sources.

          "CPR" means an assumed constant rate of prepayment each month, which is expressed on a PER ANNUM basis, relative to the then-outstanding principal balance of a pool of mortgage loans for the life of those loans. The CPR model is the prepayment model that we use in this prospectus supplement.

          "Cut-off Date Loan-to-Value Ratio" or "Cut-off Date LTV Ratio" means:

          - with respect to any underlying mortgage loan, other than an underlying mortgage loan referred to in the next bullet, the ratio of--

               1. the cut-off-date principal balance of the subject mortgage loan (PROVIDED that with respect to some of the mortgage loans that are additionally secured by letters of credit or earnout cash reserves (as identified on Exhibit A-1 hereto), the cut-off date principal balance is reduced by the amount (or a portion of the amount) of such letter of credit and/or earnout cash reserve; such letters of credit or earnout cash reserves may be required to be released to the borrower instead of being applied to reduce the principal balance of the mortgage loan (and may result in a higher loan-to-value ratio), if certain conditions set forth in the applicable loan documents are met, including applicable loan-to-value ratio and debt service coverage ratio requirements described in Exhibit A-1 attached hereto), to

               2. the Most Recent Appraised Value of the related mortgaged real property; and

          - with respect to any underlying mortgage loan that is secured by multiple real properties, the ratio of--

               1. the total cut-off date principal balance of the subject mortgage loan, (PROVIDED that with respect to certain of the mortgage loans that are additionally secured by letters of credit or earnout cash reserves (as identified on Exhibit A-1 hereto), the cut-off date principal balance is reduced by the amount (or a portion of the amount) of such letter of credit and/or earnout cash reserve; such letters of credit or earnout cash reserves may be required to be released to the borrower instead of being applied to reduce the principal balance of the mortgage loan (and may result in a higher loan-to-value ratio) if certain conditions set forth in the applicable loan documents are met, including applicable loan-to-value ratio and debt service coverage ratio requirements described in Exhibit A-1 attached hereto), to

               2. the total Most Recent Appraised Value for all of the related mortgaged real properties.

          "Dark Tenant" means a tenant that has ceased to occupy its space at a mortgaged real property, but that is obligated to continue, and is, paying rent on that space.

            "Default Interest" means any interest that--

          - accrues on a defaulted underlying mortgage loan solely by reason of the subject default, and

          - is in excess of all interest at the regular mortgage interest rate for the subject mortgage loan.

          "Defaulted Loan" means any underlying mortgage loan that is at least 60 days delinquent in respect of its monthly payments or delinquent in respect of its balloon payment, if any, in each case without giving effect to any grace period permitted by the related mortgage or mortgage note or if any non-monetary event of default occurs that results in the mortgage loan becoming a specially serviced mortgage loan.

          "DTC" means The Depository Trust Company.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          "ERISA Plan" means any employee benefit plan that is subject to the fiduciary responsibility provisions of ERISA.

          "Estimated Annual Operating Expenses" generally means, for each of the mortgaged real properties securing an underlying mortgage loan, the historical annual operating expenses for the property, adjusted upward or downward, as appropriate, to reflect, among other things, any expense modifications made as discussed below.

          For purposes of calculating the Estimated Annual Operating Expenses for any mortgaged real property securing an underlying mortgage loan:

          - the "historical annual operating expenses" for that property normally consist of historical expenses that were generally obtained/estimated--

               1. from operating statements relating to a complete fiscal year of the borrower ended in 2004 or a trailing 12-month period ended in 2005, 2006 or 2007,

               2. by annualizing the amount of expenses for partial 2006 or 2007 periods for which operating statements were available, with adjustments for some items deemed inappropriate for annualization,

               3. by calculating a stabilized estimate of operating expenses which takes into consideration historical financial statements and material changes in the operating position of the property, such as newly signed leases and market data, or

               4. if the property was recently constructed, by calculating an estimate of operating expenses based upon the appraisal of the property or market data; and

          - the "expense modifications" made to the historical annual operating expenses for that property often include--

               1. assuming, in most cases, that a management fee, equal to approximately 2.5% to 5% of total revenues, was payable to the property manager,

               2. adjusting historical expense items upwards or downwards to reflect inflation and/or industry norms for the particular type of property,

               3.   the underwritten recurring replacement reserve amounts,

               4. adjusting historical expenses downwards by eliminating various items which are considered non-recurring in nature or which are considered capital improvements, including recurring capital improvements,

               5. in the case of hospitality properties, adjusting historical expenses to reflect reserves for furniture, fixtures and equipment of between 4% and 5% of total revenues,

               6. in the case of hospitality properties and some multifamily and commercial properties, adjusting historical expenses upward or downward to result in an expense-to-room or expense-to-total revenues ratio that approximates historical or industry norms, and

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               7.   in the case of mortgaged real properties used primarily for office, retail and industrial purposes, adjusting historical expenses to account for stabilized tenant improvements and leasing commissions at costs consistent with historical trends or prevailing market conditions.

          The amount of any underwritten recurring replacement reserve amounts and/or underwritten leasing commissions and tenant improvements for each of the mortgaged real properties securing an underlying mortgage loan is shown in the table titled "Engineering Reserves and Recurring Replacement Reserves" on Exhibit A-1 to this prospectus supplement. The underwritten recurring replacement reserve amounts shown on Exhibit A-1 to this prospectus supplement are expressed as dollars per unit in the case of multifamily rental properties and manufactured housing communities, a percentage of total departmental revenues in the case of hospitality properties and dollars per leasable square foot in the case of other commercial properties.

          By way of example, Estimated Annual Operating Expenses generally include--

          -    salaries and wages,

          -    the costs or fees of--

               1.   utilities,

               2.   repairs and maintenance,

               3.   replacement reserves,

               4.   marketing,

               5.   insurance,

               6.   management,

               7.   landscaping,

               8.   security, if provided at the property, and

          - the amount of taxes, general and administrative expenses, ground lease payments and other costs.

          Estimated Annual Operating Expenses generally do not reflect, however, any deductions for debt service, depreciation and amortization or capital expenditures or reserves for any of those items, except as described above. In the case of those mortgaged real properties used in whole or in part for retail, office and industrial purposes, Estimated Annual Operating Expenses generally include both expenses that may be recovered from tenants and those that are not. In the case of some mortgaged real properties used in whole or in part for retail, office and industrial purposes, Estimated Annual Operating Expenses may have included leasing commissions and tenant improvement costs. However, for some tenants with longer than average lease terms or which were considered not to require these improvements, adjustments were not made to reflect tenant improvements and leasing commissions. In the case of hospitality properties Estimated Annual Operating Expenses include departmental expenses, reserves for furniture, fixtures and equipment, management fees and, where applicable, franchise fees.

            Estimated Annual Operating Expenses for each mortgaged real property are calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual operating expenses for such mortgaged real property to differ materially from the Estimated Annual Operating Expenses set forth herein. Some assumptions and subjective judgments relate to future events, conditions and circumstances, including future expense levels, which will be affected by a variety of complex factors over which none of the depositor, the mortgage loan sellers, the sponsors, the master servicer, the special servicer or the trustee have control. In some cases, the Estimated Annual Operating Expenses for any mortgaged real property are lower, and may be materially lower, than the annual operating expenses for that mortgaged real property based on historical operating statements. In determining the Estimated Annual Operating Expenses for a mortgaged real property, the mortgage loan sellers in most cases relied on generally unaudited financial information provided by the respective borrowers. No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of any procedures used by the mortgage loan sellers in determining the Estimated Annual Operating Expenses.

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          "Estimated Annual Revenues" generally means, for each of the mortgaged real properties securing an underlying mortgage loan, the base estimated annual revenues for the property, adjusted upward or downward, as appropriate, to reflect any revenue modifications made as discussed below.

          For purposes of calculating the Estimated Annual Revenues for any mortgaged real property securing an underlying mortgage loan:

          - the "base estimated annual revenues" for that property were generally assumed to equal--

               1. in the case of a multifamily rental property or a manufactured housing community, the annualized amounts of gross potential rents;

               2. in the case of a hospitality property, the estimated average room sales;

               3. in the case of any other commercial property, the monthly contractual base rents as reflected in the rent roll or leases, plus tenant reimbursements; and

          - the "revenue modifications" made to the base estimated annual revenues for that property often include--

               1. adjusting the revenues downwards by applying a combined vacancy and rent loss, including concessions, adjustment that reflected then current occupancy or, in some cases, a stabilized occupancy or, in some cases, an occupancy that was itself adjusted for historical trends or market rates of occupancy with consideration to competitive properties,

               2. adjusting the revenues upwards to reflect, in the case of some tenants, increases in base rents scheduled to occur during the following 12 months,

               3. adjusting the revenues upwards for percentage rents based on contractual requirements, sales history and historical trends and, additionally, for other estimated income consisting of, among other items, late fees, laundry income, application fees, cable television fees, storage charges, electrical pass throughs, pet charges, janitorial services, furniture rental and parking fees,

               4. adjusting the revenues downwards in some instances where rental rates were determined to be significantly above market rates and the subject space was then currently leased to tenants that did not have long-term leases or were believed to be unlikely to renew their leases, and

               5. in the case of hospitality properties, adjusting the revenues upwards to include estimated revenues from food and beverage, telephones and other hotel related income.

          By way of example, Estimated Annual Revenues generally include:

          - for multifamily rental properties and manufactured housing communities, rental and other revenues,

          - for hospitality properties, room, food and beverage, telephone and other revenues, and

          - for other commercial properties, base rent, percentage rent, expense reimbursements and other revenues.

          In the case of an owner-occupied property for which no leases exist, the Estimated Annual Revenues were--

          - determined on the assumption that the property was net leased to a single tenant at market rents, and

          - derived from rental rate and vacancy information for the surrounding real estate market.

          Estimated Annual Revenues for each mortgaged real property are calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual revenues for such mortgaged real property to differ materially from the Estimated Annual Revenues set forth herein. Some assumptions and subjective judgments relate to future events, conditions and circumstances, including the re-leasing of vacant space and the continued leasing of occupied spaces, which will be affected by a variety of complex factors over which none of the depositor, the mortgage loan sellers, the sponsors, the master servicer, the special servicer or the trustee have control. In some cases, the Estimated Annual Revenues for any mortgaged real property are higher, and may be materially higher, than the annual revenues for that mortgaged real property based on historical operating statements. In determining the Estimated Annual

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Revenues for a mortgaged real property, the mortgage loan sellers in most cases relied on rent rolls and/or generally unaudited financial information provided by the respective borrowers. No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of any procedures used by the mortgage loan sellers in determining the Estimated Annual Revenues.

          "Euroclear" means The Euroclear System.

          "Excess Servicing Strip" means, as to the master servicer, a portion of the master servicing fees (but not including primary servicing fees) equal to fees accrued at a rate in excess of 0.01% PER ANNUM.

          "Exemption-Favored Party" means any of the following--

          -    Credit Suisse Securities (USA) LLC,

          -    Morgan Stanley & Co. Incorporated,

          -    Deutsche Bank Securities Inc.,

          - any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Credit Suisse Securities (USA) LLC, Morgan Stanley & Co. Incorporated or Deutsche Bank Securities Inc., or

          - any member of the underwriting syndicate or selling group of which a person described in the prior four bullets is a manager or co-manager with respect to any particular class of the offered certificates.

          "Fair Value" means the amount that, in the special servicer's judgment, exercised in accordance with the Servicing Standard, and taking into account the factors specified in the series 2008-C1 pooling and servicing agreement, is the fair value of a Defaulted Loan.

          "FAN" means "final authorization number."

          "FF&E" means furniture, fixtures and equipment.

          "Fitch" means Fitch, Inc.

          "FSMA" means the Financial Services and Markets Act 2000 of the United Kingdom.

          "GAAP" means generally accepted accounting principles.

          "Income Approach" means the determination of the value of a mortgaged real property by using the discounted cash flow method of valuation or by the direct capitalization method. The discounted cash flow analysis is used in order to measure the return on a real estate investment and to determine the present value of the future income stream expected to be generated by the mortgaged real property. The future income of the mortgaged real property, as projected over an anticipated holding period, and the resulting net operating incomes or cash flows are then discounted to present value using an appropriate discount rate. The direct capitalization method generally converts an estimate of a single year's income expectancy, or, in some cases, a hypothetical stabilized single year's income expectancy, into an indication of value by dividing the income estimate by an appropriate capitalization rate. An applicable capitalization method and appropriate capitalization rates are developed for use in computations that lead to an indication of value. In utilizing the Income Approach, the appraiser's method of determination of gross income, gross expense and net operating income for the subject property may vary from the method of determining Underwritten Net Operating Income for that property, resulting in variances in the related net operating income values.

          "IRS" means the Internal Revenue Service.

          "Leasable Square Footage," "S.F." or "Sq. Ft." means, in the case of any mortgaged real property that is a commercial property, other than a hospitality property, the estimated square footage of the gross leasable area at the property, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value of the property is based.

          "Lock/x" means, with respect to any of the underlying mortgage loans, a duration of x payments for the lock-out period during which prepayment is prohibited, including any defeasance period.

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          "Major Tenant" means the top three tenants of a commercial property, including ground leased space, based on the NRSF.

          "Maturity/ARD Balance" or "Maturity Balance" means, with respect to any underlying mortgage loan, the unpaid principal balance of the subject mortgage loan immediately prior to its maturity or, in the case of an ARD Loan, the related anticipated repayment date, according to the payment schedule for the subject mortgage loan and otherwise assuming no prepayments, defaults or extensions.

          "Maturity/ARD Loan-to-Value Ratio" or "Maturity/ARD LTV Ratio" means:

          - with respect to any underlying balloon mortgage loan or ARD Loan, other than an underlying mortgage loan referred to in the next bullet, the ratio of --

               1.   the Maturity/ARD Balance of the subject mortgage loan, to

               2. the Most Recent Appraised Value of the related mortgaged real property;

          - with respect to any underlying balloon mortgage loan or ARD Loan that is secured by multiple real properties, the ratio of --

               1. the total Maturity/ARD Balance of the subject mortgage loan, to

               2. the total Most Recent Appraised Value of all of the related mortgaged real properties.

          "Modeling Assumptions" means, collectively, the following assumptions regarding the series 2008-C1 certificates, the class A-2FL REMIC II regular interest and the underlying mortgage loans:

          - the underlying mortgage loans have the characteristics set forth on Exhibit A-1 to this prospectus supplement and the initial mortgage pool balance is approximately $887,206,601;

          - the total initial principal balance or notional amount, as the case may be, of each class of series 2008-C1 certificates and the class A-2FL REMIC II regular interest is as described in this prospectus supplement;

          - the pass-through rate for each interest-bearing class of series 2008-C1 certificates and the class A-2FL REMIC II regular interest is as described in this prospectus supplement;

          - there are no delinquencies or losses with respect to the underlying mortgage loans;

          - there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the underlying mortgage loans;

          - there are no Appraisal Reduction Amounts with respect to the underlying mortgage loans;

          - there are no casualties or condemnations affecting the corresponding mortgaged real properties;

          - each of the underlying mortgage loans provides monthly debt service payments to be due on the first or the eleventh day of each month, regardless of whether the subject date is a business day or not;

          - monthly debt service payments on the underlying mortgage loans are timely received on their respective due dates in each month, regardless of whether the subject date is a business day or not;

          - no voluntary or involuntary prepayments are received as to any underlying mortgage loan during that mortgage loan's prepayment lock-out period, including any contemporaneous defeasance period, or yield maintenance period and no reserve fund, holdback or letter of credit is applied to pay down a loan due to failure to satisfy applicable performance triggers;

          - each ARD Loan in the issuing entity is paid in full on its anticipated repayment date;

          - except as otherwise assumed in the immediately preceding bullets, prepayments are made on each of the underlying mortgage loans at the indicated CPRs set forth in the subject tables or other relevant part of this

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               prospectus supplement, without regard to any limitations in those mortgage loans on partial voluntary principal prepayments;

          - all prepayments on the underlying mortgage loans are assumed to be--

               (1)  accompanied by a full month's interest,

               (2) if received during a prepayment premium period, accompanied by the appropriate Yield Maintenance Charge, and

               (3)  received on the applicable due date of the relevant month;

          - the underlying mortgage loan identified on Exhibit A-1 to this prospectus supplement as Park Place at Heathrow may prepay 27.0250% of the outstanding principal balance prior to June 1, 2010 if accompanied by a Yield Maintenance Charge;

          - no person or entity entitled thereto exercises its right of optional termination as described in this prospectus supplement under "The Series 2008-C1 Pooling and Servicing
               Agreement--Termination";

          - none of the underlying mortgage loans is required to be repurchased or replaced by the mortgage loan sellers or any other person, as described under "Description of the Underlying Mortgage Loans--Cures, Repurchases and Substitutions" in this prospectus supplement;

          - the only issuing entity expenses are the trustee fee, the master servicing fee and the primary servicing fees;

          -    there are no Additional Issuing Entity Expenses;

          - funds released from the interest reserve account for any underlying mortgage loan that has paid in full will be included in the calculation of net weighted average coupon of the remaining underlying mortgage loans;

          - payments on the offered certificates are made on the 15th day of each month, commencing in May 2008; and

          - the offered certificates are settled on an assumed settlement date of April 18, 2008.

          "Moody's" means Moody's Investors Service, Inc.

          "Most Recent Appraised Value" or "Appraised Value" means:

          - for any mortgaged real property securing an underlying mortgage loan in the issuing entity, the "as is" or, if provided, the "as cured" value estimate reflected in the most recent appraisal obtained by or otherwise in the possession of the mortgage loan sellers. The appraiser's "as cured" value, as stated in the appraisal, is generally calculated as the sum of--

               1.   the "as is" value set forth in the related appraisal, plus

               2. the estimated costs, as of the date of the appraisal, of implementing any deferred maintenance required to be undertaken immediately or in the short term under the terms of the related mortgage loan.

          In some cases, where the related mortgaged real property is still in the lease-up phase, an "as stabilized" value has been used.

          In general, the amount of costs assumed by the appraiser for these purposes is based on--

          -    an estimate by the individual appraiser,

          -    an estimate by the related borrower,

          - the estimate set forth in the property condition assessment conducted in connection with the origination of the related mortgage loan, or

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          -    a combination of these estimates.

          "Most Recent Debt Service Coverage Ratio" or "Most Recent DSCR" means:

          - with respect to any underlying mortgage loan, other than an underlying mortgage loan referred to in the next bullets, the ratio of --

               1. the Most Recent Net Cash Flow for the related mortgaged real property, to

               2. twelve times the monthly debt service payment for the subject mortgage loan due on its due date in April 2008; and

          - with respect to any underlying mortgage loan that is secured by multiple mortgaged real properties, the ratio of--

               1.   the total Most Recent Net Cash Flow for those properties, to

               2. twelve times the monthly debt service payment(s) for that underlying mortgage loan due on the related due date in April 2008;

          - with respect to certain mortgage loans with holdback amounts or letters of credit, the ratio of --

               1. the Most Recent Net Cash Flow for the related mortgaged real property, to

               2. twelve times the monthly debt service payment for the subject mortgage loan due on its due date in April 2008, based upon a principal balance that is net of applicable letters of credit and/or holdback amounts;

PROVIDED that, if the subject underlying mortgage loan or the subject group of cross-collateralized underlying mortgage loans is currently in an interest-only period, then the amount in clause 2. of any of the foregoing bullets of this definition will be either (a) if that interest-only period extends to maturity or, in the case of an ARD Loan, to the related anticipated repayment date, the aggregate of the monthly debt service payments to be due thereon from and including the due date in April 2008 through and including the due date in March 2009 or (b) if that interest-only period ends prior to maturity or, in the case of an ARD Loan, prior to the related anticipated repayment date, twelve times the monthly debt service payment to be due thereon on the first due date after amortization begins, and PROVIDED, FURTHER, that with respect to certain of the mortgage loans (in addition to those listed in the third bullet above) that are additionally secured by letters of credit or earnout cash reserves (as identified on Exhibit A-1), the amount in clause 2. of any of the foregoing bullets of this definition is calculated assuming that the principal balance of such mortgage loan is reduced by the amount (or a portion of the amount) of such letter of credit and/or earnout cash reserve; such letters of credit or earnout cash reserves may be required to be released to the borrower instead of being applied to reduce the principal balance of the mortgage loan (and may result in a lower debt service coverage ratio) if certain conditions set forth in the applicable loan documents are met, including applicable loan-to-value ratio and debt service coverage ratio requirements described in Exhibit A-1 attached hereto.

          The Most Recent DSCR is presented in this prospectus supplement for illustrative purposes only and is limited in its usefulness in assessing the current, or predicting the future, ability of a mortgaged real property to generate sufficient cash flow to repay the related mortgage loan. As a result, no assurance can be given, and no representation is made, that the Most Recent DSCR accurately reflects that ability. The Most Recent DSCR for the mortgage loans that have a partial interest-only period is based on the payment due after the initial interest-only period.

          "Most Recent Expenses" generally means, for any mortgaged real property that secures an underlying mortgage loan, the expenses incurred, or annualized or estimated in some cases, for the property for the 12-month period ended as of the Most Recent Operating Statement Date, based upon the latest available annual or, in some cases, partial-year operating statement and other information furnished by the related borrower.

          Expenses generally consist of all expenses incurred for the property, including--

          -    salaries and wages,

          -    the costs or fees of--

               1.   utilities,

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               2.   repairs and maintenance,

               3.   marketing,

               4.   insurance,

               5.   management,

               6.   landscaping,

               7.   security, if provided at the property, and

          -    the amount of--

               1.   real estate taxes,

               2.   general and administrative expenses,

               3.   ground lease payments, and

               4.   other costs.

          For purposes of the foregoing, expenses generally do not reflect, however, any deductions for debt service, depreciation, amortization, capital expenditures, leasing commissions and tenant improvements or furniture, fixtures and equipment. In the case of a hospitality property, such expenses also include expenses relating to guest rooms, food and beverage costs, telephone bills and rental and other expenses, as well as operating expenses as general administrative expenses, marketing expenses and franchise fees.

          In determining the Most Recent Expenses for any property, the mortgage loan sellers may have made adjustments to the financial information provided by the related borrower similar to those used in calculating the Estimated Annual Operating Expenses for that property. Most Recent Expenses for each mortgaged real property are calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual operating expenses for such mortgaged real property to differ materially from the Most Recent Expenses set forth herein. Some assumptions and subjective judgments relate to future events, conditions and circumstances, including future expense levels, which will be affected by a variety of complex factors over which none of the depositor, the mortgage loan sellers, the sponsors, the master servicer, the special servicer or the trustee have control. In some cases, the Most Recent Expenses for any mortgaged real property are lower, and may be materially lower, than the annual operating expenses for that mortgaged real property based on historical operating statements. In determining the Most Recent Expenses for a mortgaged real property, the mortgage loan sellers in most cases relied on generally unaudited financial information provided by the respective borrowers. No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of any procedures used by the mortgage loan sellers in determining the Most Recent Expenses.

          "Most Recent Net Cash Flow" or "Most Recent NCF" means, with respect to each mortgaged real property that secures an underlying mortgage loan in the issuing entity, the Most Recent Net Operating Income, less

               1.   underwritten replacement reserve amounts; and

               2. in the case of hospitality properties, expenses for furniture, fixtures and equipment; and

               3. in the case of mortgaged real properties used primarily for office, retail and industrial purposes, underwritten leasing commissions and tenant improvements.

          "Most Recent Net Operating Income" or "Most Recent NOI" generally means, with respect to each of the mortgaged real properties that secures an underlying mortgage loan, the total cash flow derived from the property that was available for annual debt service on the related underlying mortgage loan, calculated as the Most Recent Revenues less Most Recent Expenses for that property; and

          "Most Recent Operating Statement Date" means, with respect to each of the underlying mortgage loans, the date indicated on Exhibit A-1 as the Most Recent Operating Statement Date with respect to that mortgage loan. In general, this date is the end date of the period covered by the latest available annual or, in some cases, partial-year operating statement for the related mortgaged real property.

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          "Most Recent Revenues" generally means, for any mortgaged real property that secures an underlying mortgage loan, the revenues received, or annualized or estimated in some cases, in respect of the property for the 12-month period ended as of the Most Recent Operating Statement Date, based upon the latest available annual or, in some cases, partial-year operating statement and other information furnished by the related borrower. For purposes of the foregoing, revenues generally consist of all revenues received in respect of the property, including:

          - for a multifamily rental property or a manufactured housing community, rental and other revenues;

          - for a hospitality property, guest room rates, food and beverage charges, telephone charges and other revenues; and

          - for any other commercial property, base rent, percentage rent, expense reimbursements and other revenues.

          In determining the Most Recent Revenues for any property, the mortgage loan sellers may have made adjustments to the financial information provided by the related borrower similar to those used in calculating the Estimated Annual Revenues for that property.

          Most Recent Revenues for each mortgaged real property are calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual revenues for such mortgaged real property to differ materially from the Most Recent Revenues set forth herein. Some assumptions and subjective judgments relate to future events, conditions and circumstances, including the re-leasing of vacant space and the continued leasing of occupied spaces, which will be affected by a variety of complex factors over which none of the depositor, the mortgage loan sellers, the sponsors, the master servicer, the special servicer or the trustee have control. In some cases, the Most Recent Revenues for any mortgaged real property are higher, and may be materially higher, than the annual revenues for that mortgaged real property based on historical operating statements. In determining the Most Recent Revenues for a mortgaged real property, the mortgage loan sellers in most cases relied on rent rolls and/or generally unaudited financial information provided by the respective borrowers. No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of any procedures used by the mortgage loan sellers in determining the Most Recent Revenues.

          "Net Aggregate Prepayment Interest Shortfall" means, with respect to any distribution date, the excess, if any, of:

          - the total Prepayment Interest Shortfalls incurred with respect to the mortgage pool during the related collection period, over

          -    the sum of--

               1. the total payments made by the master servicer to cover any Prepayment Interest Shortfalls incurred during the related collection period; and

               2. the total Prepayment Interest Excesses collected during the related collection period that are applied to offset Prepayment Interest Shortfalls incurred during the related collection period.

          "Net Mortgage Interest Rate" means with respect to any mortgage loan in the issuing entity, the related mortgage interest rate reduced by the sum of the annual rates at which the related master servicing fee, including any primary servicing fee, the trustee fee and, in the case of an ARD Loan following its anticipated repayment date, Post-ARD Additional Interest, are calculated.

          "Net Mortgage Pass-Through Rate" means:

               - with respect to any underlying mortgage loan that accrues interest on a 30/360 Basis, for any distribution date, a rate PER ANNUM equal to the Net Mortgage Interest Rate in effect for that mortgage loan as of the date of initial issuance of the offered certificates; and

               - with respect to any underlying mortgage loan that accrues interest on an Actual/360 Basis, for any distribution date, a rate PER ANNUM equal to twelve times a fraction, expressed as a percentage--

                    1. the numerator of which fraction is, subject to adjustment as described below in this definition, an amount of interest equal to the product of (a) the number of days in the related interest accrual period, multiplied by (b) the Stated Principal Balance of that mortgage loan immediately preceding that distribution date, multiplied by (c) 1/360, multiplied by (d) the Net Mortgage

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                         Interest Rate in effect for that mortgage loan as of
                         the date of initial issuance of the offered certificates, and

                    2. the denominator of which is the Stated Principal Balance of that mortgage loan immediately preceding that distribution date.

          Notwithstanding the foregoing, if the subject distribution date occurs during January, except during a leap year, or February (except when such distribution date is the final distribution date), then the amount of interest referred to in the fractional numerator described in clause 1. of the second and third bullets of the prior sentence will be decreased to reflect any interest reserve amount with respect to the subject mortgage loan that is transferred from the trustee's distribution account to the trustee's interest reserve account during that month. Furthermore, if the subject distribution date occurs during March (or February, if the related distribution date is the final distribution date), then the amount of interest referred to in the fractional numerator described in clause 1. of the second and third bullets of the second preceding sentence will be increased to reflect any interest reserve amount(s) with respect to the subject mortgage loan that are transferred from the trustee's interest reserve account to the trustee's distribution account during that month.

          "Nonrecoverable Advance" has the meaning assigned to that term under "Description of the Offered Certificates--Distribution Account--Withdrawals" in this prospectus supplement.

          "Nonrecoverable P&I Advance" has the meaning assigned to that term under "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement.

          "Nonrecoverable Servicing Advance" has the meaning assigned to that term under "The Series 2008-C1 Pooling and Servicing Agreement--Servicing and other Compensation and Payment of Expenses--Servicing Advances" in this prospectus supplement.

          "NRSF" means net rentable square footage.

          "Occupancy Rate at Underwriting" or "Occupancy Rate at U/W" means the percentage of leasable square footage, in the case of mortgaged real properties that are commercial properties, other than hospitality properties, or units, in the case of mortgaged real properties that are multifamily rental properties and/or manufactured housing communities, of the subject property that were occupied or leased as of the approximate date of the original underwriting of the related mortgage loan in the issuing entity or any later date as we considered appropriate, in any event as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value of the property is based. The Occupancy Rate at Underwriting reflects Dark Tenants.

          "Option Period" means the period during which the Purchase Option for any Defaulted Loan may be exercised, as described under "The Series 2008-C1 Pooling and Servicing Agreement--Fair Value Purchase Option" in this prospectus supplement.

          "Option Price" means the cash price at which any Defaulted Loan may be purchased under the related Purchase Option, as described under "The Series 2008-C1 Pooling and Servicing Agreement--Fair Value Purchase Option" in this prospectus supplement.

          "Party in Interest" means any person that is a "party in interest" as defined in Section 3(14) of ERISA or a "disqualified person" as defined in section 4975 of the Code.

          "Permitted Encumbrances" means, with respect to any mortgaged real property securing a mortgage loan in the issuing entity, any and all of the following--

          - the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet delinquent or accruing interest or penalties,

          - covenants, conditions and restrictions, rights of way, easements and other matters that are of public record,

          - exceptions and exclusions specifically referred to in the related lender's title insurance policy or, if that policy has not yet been issued, referred to in a PRO FORMA title policy or marked-up commitment, for title insurance of signed escrow instructions, which in either case is binding on the subject title insurance company,

          -    other matters to which like properties are commonly subject,


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          -    the rights of tenants, as tenants only, under leases, including subleases, pertaining to the related mortgaged real property,

          - if the related mortgage loan is the 450 Lexington Avenue Mortgage Loan or the CBA A-Note Mortgage Loan, the portion of the lien of the related mortgage instrument that secures the related Companion Loan(s), and

          - if the subject mortgaged real property is a unit in a condominium, the related condominium declaration.

          "Permitted Investments" means the U.S. government securities and other investment grade obligations specified in the series 2008-C1 pooling and servicing agreement.

          "Plan" means any ERISA Plan or any other employee benefit or retirement plan, arrangement or account, including any individual retirement account or Keogh plan, that is subject to section 4975 of the Code.

          "Plan Asset Regulations" means the regulations of the U.S. Department of Labor promulgated under ERISA describing what constitutes the assets of a Plan.

          "Post-ARD Additional Interest" means, with respect to any ARD Loan in the issuing entity, the additional interest accrued with respect to that mortgage loan as a result of the marginal increase in the related mortgage interest rate upon passage of the related anticipated repayment date, as that additional interest may compound in accordance with the terms of that mortgage loan.

          "Prepayment Interest Excess" means, with respect to any full or partial prepayment of an underlying mortgage loan made by the related borrower or otherwise in connection with a casualty, condemnation or liquidation during any collection period after the due date for that loan, the amount of any interest collected on that prepayment for the period from and after that due date, less the amount of master servicing fees and primary servicing fees payable from that interest collection, and exclusive of any Default Interest and Post-ARD Additional Interest included in that interest collection.

          "Prepayment Interest Shortfall" means, with respect to any full or partial prepayment of an underlying mortgage loan made by the related borrower or any full or partial prepayment otherwise in connection with a casualty, condemnation or liquidation during any collection period prior to the due date for that loan, the amount of any uncollected interest that would have accrued on that prepayment to, but not including, such due date, less the amount of master servicing fees and primary servicing fees that would have been payable from that uncollected interest, and exclusive of any portion of that uncollected interest that would have been Default Interest or Post-ARD Additional Interest.

          "Prime Rate" means an annual rate equal to the prime rate as published in the "Money Rates" section of THE WALL STREET JOURNAL, as that prime rate may change from time to time.

          "Principal Distribution Adjustment Amount" means, with respect to any distribution date, the sum of (i) the amount of any Nonrecoverable Advance (and interest thereon) that was reimbursed to the master servicer or the trustee that was deemed to have been so reimbursed out of payments and other collections of principal (as described herein under "The Series 2008-C1 Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" or "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments," as applicable) and (ii) any advance that remained unreimbursed following the time that a defaulted mortgage loan is modified and returned to performing status, that (although not considered a Nonrecoverable Advance) was reimbursed to the master servicer or the trustee, with interest on such advance, and that was deemed to have been so reimbursed out of payments and other collections of principal (as described herein under "The Series 2008-C1 Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" or "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments," as applicable), in each case, during the period since the preceding Distribution Date.

          "PTE" means "prohibited transaction exemption."

          "Purchase Option" means, with respect to any Defaulted Loan, the purchase option described under "The Series 2008-C1 Pooling and Servicing Agreement--Fair Value Purchase Option" in this prospectus supplement.

          "Qualified Substitute Mortgage Loan" means a mortgage loan which must, on the date of substitution: (a) have an outstanding principal balance, after application of all scheduled payments of principal and/or interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the deleted mortgage loan as of the due date in the calendar month during which the substitution occurs; (b) have a mortgage rate not less than the


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mortgage rate of the deleted mortgage loan; (c) have the same due date as the deleted mortgage loan; (d) accrue interest on the same basis as the deleted mortgage loan (for example, on the basis of a 360-day year and the actual number of days elapsed); (e) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted mortgage loan; (f) have an original loan-to-value ratio not higher than that of the deleted mortgage loan and a current loan-to-value ratio not higher than the then current loan-to-value ratio of the deleted mortgage loan;
(g) materially comply as of the date of substitution with all of the representations and warranties set forth in the applicable purchase agreement;
(h) have an environmental report with respect to the related mortgaged real property that indicates no material adverse environmental conditions with respect to the related mortgaged real property and which will be delivered as a part of the related servicing file to the master servicer; (i) have an original debt service coverage ratio not less than the original debt service coverage ratio of the deleted mortgage loan and a current debt service coverage ratio not less than the current debt service coverage ratio of the deleted mortgage loan;
(j) be determined by an opinion of counsel to be a "qualified replacement mortgage" within the meaning of section 860G(a)(4) of the Code; (k) not have a maturity date after the date that is three years prior to the rated final distribution date; (l) not be substituted for a deleted mortgage loan unless the trustee has received prior confirmation in writing by each of S&P and Fitch that the substitution will not result in the withdrawal, downgrade, or qualification of the then-current rating assigned by any of S&P or Fitch to any class of series 2008-C1 certificates then rated by S&P or Fitch, respectively; (m) have been approved by the Series 2008-C1 Directing Certificateholder in its sole discretion; (n) prohibit defeasance within two years of the date of initial issuance of the series 2008-C1 certificates; and (o) not be substituted for a deleted mortgage loan if it would result in the termination of the REMIC status of any REMIC created under the series 2008-C1 pooling and servicing agreement or the imposition of tax on any REMIC created under the series 2008-C1 pooling and servicing agreement other than a tax on income expressly permitted or contemplated to be received by the terms of the series 2008-C1 pooling and servicing agreement. In the event that one or more mortgage loans are substituted for one or more deleted mortgage loans simultaneously, then the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis. When a Qualified Substitute Mortgage Loan is substituted for a deleted mortgage loan, the mortgage loan sellers or other responsible party will be required to certify that the mortgage loan meets all of the requirements of the above definition and send the certification to the trustee.

          "Realized Losses" means losses on or with respect to the underlying mortgage loans arising from the inability of the master servicer and/or the special servicer to collect all amounts due and owing under those mortgage loans, including by reason of the fraud or bankruptcy of a borrower or, to the extent not covered by insurance, a casualty of any nature at a mortgaged real property. We discuss the calculation of Realized Losses under "Description of the Offered Certificates--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Issuing Entity Expenses" in this prospectus supplement.

          "Regulation AB" means Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. Sections 229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506 - 1,631 (Jan. 7, 2005))
or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

          "Relevant Persons" will have the meaning given to that term under "Notice to Residents of the United Kingdom" in this prospectus supplement.

          "REMIC" means a "real estate mortgage investment conduit" as defined in section 860D of the Code.

          "REMIC I" means the REMIC identified as such, and described under, "Summary of Prospectus Supplement--Legal and Investment Considerations--Federal Income Tax Consequences" in this prospectus supplement.

          "REMIC II" means the REMIC identified as such, and described under, "Summary of Prospectus Supplement--Legal and Investment Considerations--Federal Income Tax Consequences" in this prospectus supplement.

          "REO Property" means any mortgaged real property that is acquired by the special servicer for the benefit of the series 2008-C1 certificateholders (or, if such property relates to the CBA A/B Loan Pair, for the benefit of the series 2008-C1 certificateholders and the holder(s) of the related Companion
Loan), through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the corresponding mortgage loan in the issuing entity. "REO Property" includes the issuing entity's interest in any mortgaged real property securing the 450 Lexington Avenue Mortgage Loan that is acquired by the special servicer under the CSMC 2007-C5 Pooling and Servicing Agreement.


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          "Restricted Group" means, collectively, the following persons and entities--

          -    the trustee,

          -    the Exemption-Favored Parties,

          -    us,

          -    the master servicer,

          -    the special servicer,

          -    any sub-servicers,

          -    the swap counterparty,

          -    the sponsors,

          -    the mortgage loan sellers,

          - each borrower, if any, with respect to underlying mortgage loans constituting more than 5.0% of the total unamortized principal balance of the mortgage pool as of the date of initial issuance of the offered certificates, and

          -    any and all affiliates of any of the aforementioned persons.

          "Rooms" means, in the case of any mortgaged real property that is a hospitality property, the estimated number of rooms and/or suites, without regard to the size of the rooms or the number or size of the rooms in the suites, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value of the property is based.

          "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

          "Sales Comparison Approach" means a determination of the value of a mortgaged real property based upon a comparison of that property to similar properties that have been sold recently or for which listing prices or offering figures are known. In connection with that determination, data for generally comparable properties are used and comparisons are made to demonstrate a probable price at which the subject mortgaged real property would sell if offered on the market.

          "SEC" means the Securities and Exchange Commission.

          "Senior Certificates" means the class A-1, class A-2, class A-2FL, class A-AB, class A-3, class A-1-A and class A-X certificates.

          "Senior Principal Distribution Cross-Over Date" means the first distribution date, if any, as of which the total principal balance of the class A-1, A-2, A-AB, A-3 and A-1-A certificates and the class A-2FL REMIC II regular interest outstanding immediately prior to that distribution date, equals or exceeds the sum of:

          - the total Stated Principal Balance of the mortgage pool that will be outstanding immediately following that distribution date; plus

          -    the lesser of--

               1. the Total Principal Distribution Amount for that distribution date, and

               2. the portion of the Available P&I Funds for that distribution date that will remain after all required distributions of interest on the class A-X, A-1, A-2, A-AB, A-3 and A-1-A certificates and the class A-2FL REMIC II regular interest have been made on that distribution date.

          "Series 2008-C1 Directing Certificateholder" means the certificateholder (or, in the case of a class of book-entry certificates, a beneficial owner) of the series 2008-C1 controlling class selected by the holders (or beneficial owners) of more than 50% of the total principal balance of the series 2008-C1 controlling class; PROVIDED, HOWEVER, that until a Series 2008-C1


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Directing Certificateholder is so selected or after receipt of a notice from the holders (or beneficial owners) of more than 50% of the total principal balance of the series 2008-C1 controlling class that a Series 2008-C1 Directing Certificateholder is no longer designated, the person or entity that beneficially owns the largest aggregate principal balance of the series 2008-C1 controlling class certificates will be the Series 2008-C1 Directing Certificateholder. It is anticipated that Hillenbrand Capital, LLC will serve as the initial Series 2008-C1 Directing Certificateholder.

          "Servicing Function Participant": means any person, other than the master servicer, the special servicer and the trustee, that is, within the meaning of Item 1122 of Regulation AB, performing activities that address the servicing criteria, unless such person's activities relate only to 5% or less of the mortgage loans (calculated by Stated Principal Balance) or the master servicer takes responsibility for the servicing criteria, as permissible under Regulation AB.

          "Servicing Standard" means with respect to the master servicer and with respect to the special servicer (subject to the discussion under "Description of the Underlying Mortgage Loans--450 Lexington Avenue," and "--The CBA A/B Loan Pair" in this prospectus supplement) the standard by which such master servicer and the special servicer will service and administer the mortgage loans and/or REO Properties that it is obligated to service and administer pursuant to the series 2008-C1 pooling and servicing agreement on behalf of the trustee and in the best interests of and for the benefit of the series 2008-C1 certificateholders (as a collective whole) or, in the case of the CBA A/B Loan Pair, for the benefit of the series 2008-C1 certificateholders and the holder(s) of the related Companion Loan (as a collective whole), which standard will be to perform such servicing and administration in accordance with applicable law, the terms of the series 2008-C1 pooling and servicing agreement and the terms of the respective subject mortgage loans and any applicable intercreditor or co lender agreements and, to the extent not inconsistent with the foregoing, further as follows--

          - in the same manner in which, and with the same care, skill, prudence and diligence with which the master servicer or the special servicer, as the case may be, services and administers similar mortgage loans, specially serviced mortgage loans or REO properties, as applicable, for other third party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial and multifamily mortgage loan servicers servicing mortgage loans, specially serviced mortgage loans or REO properties, as applicable, for third parties, and (b) the same care, skill, prudence and diligence with which the master servicer or the special servicer, as the case may be, services and administers commercial and multifamily mortgage loans, specially serviced mortgage loans or REO properties, as applicable, owned by it, whichever is higher;

          - in the case of the master servicer, with a view to the timely collection of all scheduled payments of principal and interest under the serviced mortgage loans and, in the case of the special servicer, if a serviced mortgage loan becomes a specially serviced mortgage loan or an REO mortgage loan and if, in the judgment of the special servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery on that mortgage loan to the series 2008-C1 certificateholders (as a collective whole) or, in the case of the CBA A/B Loan Pair, for the benefit of the series 2008-C1 certificateholders and the holder(s) of the related Companion Loan (as a collective whole), on a net present value basis; but

          -    without regard to--

               (a) any relationship that the master servicer or the special servicer, as the case may be, or any affiliate thereof, may have with the related borrower, the mortgage loan sellers or any other party to the series 2008-C1 pooling and servicing agreement,

               (b) the ownership of any series 2008-C1 certificate, mezzanine loan or Companion Loan by the master servicer or the special servicer, as the case may be, or by any affiliate thereof,

               (c)  the master servicer's obligation to make advances,

               (d) the special servicer's obligation to request that the master servicer make servicing advances,

               (e) the right of the master servicer (or any affiliate thereof) or the special servicer (or any affiliate thereof), as the case may be, to receive reimbursement of costs, or the sufficiency of any compensation payable to it, or with respect to any particular transaction,


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               (f)  the ownership, servicing or management for others of any other mortgage loans, mortgaged real properties, specially serviced mortgage loans or REO properties, as applicable, by the master servicer or special servicer, as the case may be, or any affiliate thereof, as applicable,

               (g) any obligation of the master servicer or any of its affiliates (in their capacity as a mortgage loan originator, if applicable) to cure a breach of a representation or warranty or repurchase the mortgage loan, or

               (h) any debt that the master servicer or special servicer, as the case may be, or any affiliate thereof has extended to any borrower.

          "Servicing Transfer Event" means, with respect to any mortgage loan in the issuing entity (other than the 450 Lexington Avenue Mortgage Loan) and any related Companion Loan, any of the following events, among others:

          1. in the case of a balloon loan, a payment default has occurred at its maturity date, or if the master servicer has received evidence prior to the maturity date that the borrower has obtained a firm commitment to refinance, such default continues unremedied beyond the earlier of (i) 90 days after its maturity date or (ii) the expiration of such commitment;

          2.   any monthly payment is more than 60 or more days delinquent;

          3.   the related borrower has--

               (1) filed for, or consented to, bankruptcy, appointment of a receiver or conservator or a similar insolvency proceeding;

               (2) become the subject of a decree or order for such a proceeding which is not stayed or discharged within 60 days; or

               (3) has admitted in writing its inability to pay its debts generally as they become due;

          4. the master servicer has received notice of the foreclosure or proposed foreclosure of any other lien on the mortgaged real property;

          5. in the judgment of the master servicer or the special servicer, a payment default or a material non-monetary default has occurred or, in each case, is imminent and is not likely to be cured by the borrower within 60 days (or in the case of a payment default or imminent payment default, for the time period described in clause 1. or 2., as applicable) and, in respect of a determination by the special servicer that a payment default or material non-monetary default is imminent, the Series 2008-C1 Directing Certificateholder has concurred with such determination; or

          6. any other default (exclusive of an Acceptable Insurance Default) has occurred under the related mortgage loan documents that, in the judgment of the master servicer or special servicer, has materially and adversely affected the value of the related mortgage loan and has continued unremedied for 60 days (irrespective of any grace period specified in the related mortgage note).

          A Servicing Transfer Event will cease to exist, if and when:

          - with respect to the circumstances described in clause 2. of this definition, the related borrower makes three consecutive full and timely monthly debt service payments under the terms of such mortgage loan, as those terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the master servicer or the special servicer;

          - with respect to the circumstances described in clauses 3. and 5. of this definition, those circumstances cease to exist in the judgment of the special servicer;

          - with respect to the circumstances described in clause 4. of this definition, the proceedings are terminated; and

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          -    with respect to the circumstances described in clause 6. of this definition, the default is cured in the judgment of the special servicer.

          A "Servicing Transfer Event" (or the equivalent) with respect to the 450 Lexington Avenue Mortgage Loan is defined under the CSMC 2007-C5 Pooling and Servicing Agreement and the relevant event may differ from those specified above.

          "Shadow Anchor" means a store or business that materially affects the draw of customers to a retail property, but which may be located at a nearby property or on a portion of the subject retail property that is not collateral for the related mortgage loan.

          "Significant Mortgage Loans" has the meaning given to that term under "The Series 2008-C1 Pooling and Servicing Agreement--Enforcement of "Due-on-Sale" and "Due-on-Encumbrance" Clauses" in this prospectus supplement.

          "Specially Designated Servicing Actions" means any of the following actions with respect to any mortgage loan, mortgaged real property or REO Property that is being serviced and/or administered under the series 2008-C1 pooling and servicing agreement:

          - any modification, waiver or amendment of a monetary term (other than a waiver of Default Interest and/or late payment charges) or a material non-monetary term (excluding any waiver of a "due-on-sale" or "due-on-encumbrance" clause, which is covered below) of any specially serviced mortgage loan or any non-specially serviced mortgage loan with a principal balance of $2.5 million or more (or any non-specially serviced loan (without regard to balance) as to which the proposed modification is an extension of maturity);

          - any proposed or actual foreclosure or comparable conversion of the ownership of a mortgaged real property securing a specially serviced mortgage loan;

          - any proposed or actual sale of an REO Property, other than in connection with the termination of the issuing entity as described in this prospectus supplement under "The Series 2008-C1 Pooling and Servicing Agreement--Termination";

          - any determination to bring a mortgaged real property or an REO Property into compliance with applicable environmental laws;

          - any acceptance of substitute or additional real property collateral for any mortgage loan (other than in circumstances involving a non-specially serviced mortgage loan with a principal balance of less than $2.5 million or where the acceptance of the substitute or additional collateral is in accordance with the terms of the mortgage loan, in which event notice to the Series 2008-C1 Directing Certificateholder will be required);

          - any acceptance of a discounted payoff with respect to a specially serviced mortgage loan;

          - any waiver of a "due-on-sale" or "due-on-encumbrance" clause under any specially serviced mortgage loan or under any non-specially serviced mortgage loan with a principal balance of $2.5 million or more;

          - any acceptance of an assumption agreement releasing a borrower from liability under a mortgage loan;

          - any release of material real property collateral for a specially serviced mortgage loan or for any non-specially serviced mortgage loan with a principal balance of $2.5 million or more (other than, in each case, in accordance with the terms of, or upon satisfaction of, that mortgage loan or in connection with a defeasance or a pending or threatened condemnation action);

          - any releases of earn-out reserve funds or related letters of credit with respect to a mortgaged real property securing a mortgage loan (other than in circumstances involving a non-specially serviced mortgage loan with a principal balance of less than $2.5 million or in accordance with the terms of that mortgage loan, in which event notice to the Series 2008-C1 Directing Certificateholder will be required); and

          - such other events as may be expressly provided for in the series 2008-C1 pooling and servicing agreement.

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          "Stated Principal Balance" means, for each mortgage loan in the issuing entity, an amount that:

          - will initially equal its unpaid principal balance as of its due date in April 2008 or, in the case of a replacement mortgage loan, as of the date it is added to the issuing entity, after application of all payments of principal due during or prior to the month of such addition to the issuing entity, whether or not those payments have been received; and

          - will be permanently reduced on each subsequent distribution date, to not less than zero, by--

               1. that portion, if any, of the Total Principal Distribution Amount for that distribution date that is attributable to that mortgage loan (without regard to any adjustments to that Total Principal Distribution Amount in accordance with the last paragraph of the definition of "Total Principal Distribution Amount" below), and

               2. any reduction in the outstanding principal balance of that mortgage loan pursuant to a modification or a bankruptcy proceeding during the related collection period.

          However, the "Stated Principal Balance" of any mortgage loan in the issuing entity will, in all cases, be zero as of the distribution date following the collection period in which it is determined that all amounts ultimately collectible with respect to that mortgage loan or any related REO Property have been received.

          "Subordinate Certificates" means the class A-M, class A-J, class B, class C, class D, class E, class F, class G, class H, class J, class K, class L, class M, class N, class O, class P, class Q and class S certificates.

          "TI/LC," "TI&LC" or "LC&TI" means tenant improvements and leasing commissions.

          "Total Available Funds" means, with respect to any distribution date, the total amount of funds available to make distributions on the series 2008-C1 certificates on that date as described under "Description of the Offered Certificates--Distribution Account--Withdrawals" in this prospectus supplement.

          "Total Principal Distribution Amount" means:

          - for any distribution date prior to the final distribution date, an amount equal to the total, without duplication, of the following--

               1. all payments of principal, including voluntary principal prepayments, received by or on behalf of the issuing entity with respect to the underlying mortgage loans during the related collection period, exclusive of any of those payments that represents a late collection of principal for which an advance was previously made for a prior distribution date or that represents a monthly payment of principal due on or before the due date for the related underlying mortgage loan in April 2008 or on a due date for the related underlying mortgage loan subsequent to the end of the related collection period,

               2. all monthly payments of principal received by or on behalf of the issuing entity with respect to the underlying mortgage loans prior to, but that are due during, the related collection period,

               3. all other collections, including liquidation proceeds, condemnation proceeds, insurance proceeds and repurchase proceeds, that were received by or on behalf of the issuing entity with respect to any of the underlying mortgage loans or any related REO Properties during the related collection period and that were identified and applied by the master servicer as recoveries of principal of the subject mortgage loan or, in the case of an REO Property, of the related underlying mortgage loan, in each case net of any portion of the particular collection that represents a late collection of principal for which an advance of principal was previously made for a prior distribution date or that represents a monthly payment of principal due on or before the due date for the related mortgage loan in April 2008, and

               4. all advances of principal made with respect to the underlying mortgage loans for that distribution date; and

          - for the final distribution date, an amount equal to the total Stated Principal Balance of the mortgage pool outstanding immediately prior to that final distribution date.

          Notwithstanding the foregoing, the Total Principal Distribution Amount will be reduced on any distribution date by an amount equal to the Principal Distribution Adjustment Amount calculated with respect to such distribution date. The Total Principal Distribution Amount will be increased on any distribution date by the amount of any recovery occurring during the related collection period of an amount that was previously advanced with respect to any underlying mortgage loan, but only if and to the extent such advance was previously reimbursed from principal collections that would otherwise have constituted part of the Total Principal Distribution Amount for a prior distribution date in a manner that resulted in a Principal Distribution Adjustment Amount for such prior distribution date. In addition, if any insurance proceeds, condemnation proceeds or liquidation proceeds were received and/or a final recovery determination were made with respect to any underlying mortgage loan during any particular collection period, then the portion of the Total Principal Distribution Amount for the related distribution date that is otherwise allocable to that underlying mortgage loan will be reduced (to not less than zero) by any special servicing fees or liquidation fees payable in connection therewith.

          In no event will any payments or other collections of principal allocable to the Companion Loan be included in the calculation of the Total Principal Distribution Amount.

          "Underwriter Exemption" means, collectively, PTE 89-90, PTE 90-24 and FAN 97-03E, each as amended by PTE 2007-05.

          "Underwritten Debt Service Coverage Ratio" or "U/W DSCR" means:

          - with respect to any underlying mortgage loan, other than an underlying mortgage loan secured by multiple mortgaged real properties, the ratio of--

               1. the Underwritten Net Cash Flow for the related mortgaged real property, to

               2. twelve times the monthly debt service payment for that mortgage loan due on the related due date in April 2008; and

          - with respect to any underlying mortgage loan that is secured by multiple mortgaged real properties, the ratio of--

               1. the total Underwritten Net Cash Flow for those properties, to

               2. twelve times the monthly debt service payment(s) for that mortgage loan due on the related due date in April 2008;

PROVIDED that, if the subject mortgage loan or group of mortgage loans is currently in an interest-only period, then the amount in clause 2. of any of the foregoing bullets of this definition will be either (a) if that interest-only period extends to maturity or, in the case of an ARD Loan, to the related anticipated repayment date, the aggregate of the monthly debt service payments to be due thereon from and including the due date in April 2008 through and including the due date in March 2009 or (b) if that interest-only period ends prior to maturity or, in the case of an ARD Loan, prior to the related anticipated repayment date, twelve times the monthly debt service payment to be due thereon on the first due date after amortization begins and PROVIDED, FURTHER, that with respect to certain of the mortgage loans that are additionally secured by letters of credit or earnout cash reserves (as identified on Exhibit A-1), the amount in clause 2 of any of the foregoing bullets of this definition is calculated assuming that the principal balance of such mortgage loan is reduced by the amount (or a portion of the amount) of such letter of credit and/or earnout cash reserve; such letters of credit or earnout cash reserves may be required to be released to the borrower instead of being applied to reduce the principal balance of the mortgage loan (and may result in a lower debt service coverage ratio) if certain conditions set forth in the applicable loan documents are met, including applicable loan-to-value ratio and debt service coverage ratio requirements described in Exhibit A-1 attached hereto.

          The Underwritten Debt Service Coverage Ratios are presented in this prospectus supplement for illustrative purposes only and are limited in their usefulness in assessing the current, or predicting the future, ability of a mortgaged real property to generate sufficient cash flow to repay the related mortgage loan. As a result, no assurance can be given, and no representation is made, that the Underwritten Debt Service Coverage Ratios accurately reflect that ability.

          "Underwritten Effective Gross Income" or "U/W EGI" means, with respect to any mortgaged real property securing an underlying mortgage loan, the Estimated Annual Revenues for that property.

          "Underwritten Net Cash Flow" or "U/W NCF" means, with respect to each of the mortgaged real properties securing an underlying mortgage loan, the estimated total cash flow from that property expected to be available for annual debt service on the related underlying mortgage loan. In general, that estimate:

          - was made at the time of origination of the related underlying mortgage loan or in connection with the transactions described in this prospectus supplement; and

          -    is equal to the excess of--

               1.   the Estimated Annual Revenues for the property, over

               2.   the Estimated Annual Operating Expenses for the property.

          The management fees and reserves assumed in calculating Underwritten Net Cash Flow differ in many cases from actual management fees and reserves actually required under the loan documents for the related underlying mortgage loans. In addition, actual conditions at the mortgaged real properties will differ, and may differ substantially, from the conditions assumed in calculating Underwritten Net Cash Flow. In particular, in the case of those mortgaged real properties used for retail, office and industrial purposes, the assumptions regarding tenant vacancies, tenant improvements and leasing commissions, future rental rates, future expenses and other conditions used in calculating Underwritten Net Cash Flow may differ substantially from actual conditions. Furthermore, the Underwritten Net Cash Flow for each of the mortgaged real properties does not reflect the effects of future competition or economic cycles. Accordingly, there can be no assurance that the Underwritten Net Cash Flow for any of the mortgaged real properties shown on Exhibit A-1 to this prospectus supplement will be representative of the actual future net cash flow for the particular property.

          Underwritten Net Cash Flow and the revenues and expenditures used to determine Underwritten Net Cash Flow for each of the mortgaged real properties are derived from generally unaudited information furnished by the related borrower. However, in some cases, an accounting firm performed agreed upon procedures, or employees of the related originator performed cash flow verification procedures, that were intended to identify any errors in the information provided by the related borrower. Audits of information furnished by borrowers could result in changes to the information. These changes could, in turn, result in the Underwritten Net Cash Flow shown on Exhibit A-1 to this prospectus supplement being overstated. Net income for any of the underlying real properties as determined under GAAP would not be the same as the Underwritten Net Cash Flow for the property shown on Exhibit A-1 to this prospectus supplement. In addition, Underwritten Net Cash Flow is not a substitute for or comparable to operating income as determined in accordance with GAAP as a measure of the results of the property's operations nor a substitute for cash flows from operating activities determined in accordance with GAAP as a measure of liquidity.

          "Underwritten Net Operating Income" or "U/W NOI" means, with respect to each of the mortgaged real properties securing an underlying mortgage loan in the issuing entity, the Underwritten Net Cash Flow for the property, increased by any and all of the following items that were included in the Estimated Annual Operating Expenses for the property for purposes of calculating that Underwritten Net Cash Flow:

          -    underwritten recurring replacement reserve amounts;

          -    capital improvements, including recurring capital improvements;

          - in the case of hospitality properties, expenses for furniture, fixtures and equipment; and

          - in the case of mortgaged real properties used primarily for office, retail and industrial purposes, underwritten leasing commissions and tenant improvements.

          "United States Person" means--

          -    a citizen or resident of the United States,

          - a corporation, partnership (except to the extent provided in applicable Treasury regulations) or other entity (including any entity treated as a corporation or partnership for federal income tax purposes) created or organized in, or under the laws of, the United States, any State or the District of Columbia,

          - any an estate whose income is includible in gross income for United States federal income tax purposes regardless of its source,

          -    any trust if--

               1. a court within the United States is able to exercise primary supervision over the administration of the trust, and

               2. one or more United States Persons have the authority to control all substantial decisions of the trust,

               all within the meaning of Section 7701(a)(30) of the Code (including certain trusts in existence on August 20, 1996 that are eligible to elect to be treated as United States Persons).

          "Units" means--

          - in the case of any mortgaged real property that is a multifamily rental property, the estimated number of apartments at the particular property, regardless of the number or size of rooms in the apartments, and

          - in the case of any mortgaged real property that is a manufactured housing community, the estimated number of Pads,

in each case, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value is based.

          "USAP" means the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association.

          "U/W" means underwritten.

          "Weighted Average Net Mortgage Pass-Through Rate" means, for each distribution date, the weighted average of the respective Net Mortgage Pass-Through Rates with respect to the mortgage loans in the issuing entity for that distribution date, weighted on the basis of their respective Stated Principal Balances immediately prior to that distribution date.

          "Wells Fargo" means Wells Fargo Bank, N.A.

          "Year Built" means, with respect to any mortgaged real property securing an underlying mortgage loan, the year when construction of the property was principally completed, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value of the property is based.

          "Year Renovated" means, with respect to any mortgaged real property securing an underlying mortgage loan, the year when the most recent substantial renovation of the property, if any, was principally completed, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value of the property is based.

          "Yield Maintenance Charge" means a form of prepayment consideration payable in connection with any voluntary or involuntary principal prepayment that is calculated pursuant to, a yield maintenance formula, including any minimum amount equal to a specified percentage of the amount prepaid.

          "Yield Maintenance Minimum Amount" means with respect to a mortgage loan that provides for a Yield Maintenance Charge to be paid in connection with any Principal Prepayment thereon or other early collection of principal thereof, any specified amount or specified percentage of the amount prepaid which constitutes the minimum amount that such Yield Maintenance Charge may be.

          "Yield Maintenance Period" means, with respect to any mortgage loan that at any time permits voluntary prepayments of principal, if accompanied by a Yield Maintenance Charge, the period during the loan term when such voluntary principal prepayments may be made if accompanied by such Yield Maintenance Charge.

          "YMx/y" means, with respect to any of the underlying mortgage loans, a duration of y payments for the Yield Maintenance Period during which the loan may be prepaid with a Yield Maintenance Charge that will be no less than x% of the amount prepaid.

          "YM/y" means, with respect to any of the underlying mortgage loans, a duration of y payments for the Yield Maintenance Period during which the loan may be prepaid with a Yield Maintenance Charge that does not have any minimum amount.

                                   EXHIBIT A-1

                        CHARACTERISTICS OF THE UNDERLYING
            MORTGAGE LOANS AND THE RELATED MORTGAGED REAL PROPERTIES

                       SEE THIS EXHIBIT FOR TABLES TITLED:

                   Locations of the Mortgaged Real Properties

                  Descriptions of the Mortgaged Real Properties

                Characteristics of the Underlying Mortgage Loans

                      Additional Mortgage Loan Information

             Historical Performance of the Mortgaged Real Properties

                 Engineering, TI/LC, Tax and Insurance Reserves

                   Major Tenants of the Commercial Properties

                              Multifamily Schedule

                        Recurring Reserve Cap Information


                                      A-1-1

                   LOCATIONS OF THE MORTGAGED REAL PROPERTIES

                                                     CUT-OFF DATE
              LOAN                                     PRINCIPAL
  #   CROSSED GROUP PROPERTY NAME                     BALANCE (1)              ADDRESS
  -   ------- ----- -------------                     -----------              -------
  1             1   Waikiki Beach Walk Retail        $ 130,310,000      226 and 227 Lewers Street
  2             1   450 Lexington Avenue             $ 110,000,000        450 Lexington Avenue
  3             1   1100 Executive Tower             $  89,500,000  1100 West Town and Country Road
  4             1   Killeen Mall                     $  82,000,000    2100 South W.S. Young Drive
 5.1            1   Hampton Inn Mt. Vernon           $   7,458,777       221 Potomac Boulevard
 5.2            1   Courtyard Inn Southport Crossing $   7,166,218  4650 Southport Crossings Drive
 5.3            1   Hampton Inn Joplin               $   6,999,468       3107 East 36th Street
 5.4            1   Hilton Garden Inn Joplin         $   6,919,589       2644 East 32nd Street
 5.5            1   Hampton Inn Marion               $   6,220,640     2710 West Deyoung Street
 5.6            1   Hampton Inn Anderson             $   6,070,866        2312 Hampton Drive
 5.7            1   Fairfield Inn Indianapolis       $   3,758,345  4504 Southport Crossings Drive
 5.8            1   Fairfield Inn Collinsville       $   3,344,967          4 Gateway Drive
 5.9            1   Fairfield Inn Joplin             $   3,064,389    3301 South Range Line Road
  6             1   Aguadilla Mall                   $  34,000,000    Road No. 2, Kilometer 126.5
 7.1            2   Sharon Pointe                    $  10,330,000      5626 Sharon Pointe Road
 7.2            2   Wexford                          $   6,825,000     1811 Wexford Meadows Lane
 7.3            2   Waters Edge                      $   6,670,000        100 Waterview Drive
 7.4            2   Highland Ridge                   $   5,580,000      2452 Bellemeade Street
 7.5            2   Marion Ridge                     $   4,060,000      1829 East Marion Street
  8             1   Southside Works                  $  32,900,000  415 & 424 South 27th Street
                                                                          and 425 Cinema Drive
  9             2   Lakeside Apartments (Phase II)   $  19,135,000        200 Lake Club Court
  10            1   Radisson Hotel Dallas North      $  16,750,852   1981 North Central Expressway
  11            1   Wilshire Plaza Office Building   $  16,684,000        901 Wilshire Drive
  12            1   Holiday Inn Dallas North         $  15,923,181   1655 North Central Expressway
  13            1   Harvard Market                   $  12,500,000       1401 Broadway Avenue
  14            1   R&F Amherst                      $  11,958,965   1459 Niagara Falls Boulevard
  15    (A)     2   Stones Crossing                  $   7,025,003        1364 Riverview Road
  16    (A)     2   Grand Eagle                      $   4,675,183         50 Glenwood Road
  17            1   Park Place at Heathrow           $  11,574,354       7025 Country Road 46A
  18            1   The Shoppes at Haydens Crossing  $  11,500,000       6700 Hayden Run Road
  19            2   Arbors of Olmsted                $   9,200,000          27380 Cook Road
  20    (B)     1   Holiday Inn Express Brooksville  $   4,879,579      14112 Cortez Boulevard
  21    (B)     1   Hampton Inn Spring Hill          $   4,282,080        1344 Commercial Way
  22            1   Embassy Suites                   $   9,058,021       1701 East 12th Street
  23            1   Hecker Pass Plaza                $   9,014,848      1230-1360 First Street
  24            1   Hampton Inn - Erie               $   8,522,402         8050 Oliver Road
  25            1   Henderson Commons                $   7,817,065  2720, 2906, 2912, 2920, 3010
                                                                           Henderson Avenue
  26            1   Gateway Medical Plaza I          $   7,725,000    1725 Medical Center Parkway
  27            2   Stoney Run Apartments            $   7,700,000      617 and 635 Marks Road
  28            1   Quality Inn & Suites             $   7,465,209       7200 Baltimore Avenue
  29            1   Medical Mall of Abilene          $   6,857,000        1665 Antilley Road
  30            1   R&F Furniture Showroom -
                      Philadelphia                   $   6,726,918     4640 Roosevelt Boulevard
  31            1   Hampton Inn - Morehead City, NC  $   6,721,427       4035 Arendell Street
  32            1   Rolling Oaks                     $   6,624,898   55, 77, 99 Rolling Oaks Drive
  33            1   Pacific Plaza                    $   6,000,000            2382, 2390,
                                                                       and 2396 Crenshaw Boulevard
  34            1   Barron's Promenade Shopping
                      Center                         $   5,473,715        1850 Scenic Highway
  35            2   Singing River Apartments         $   5,068,349    3605 Gautier Vancleave Road
  36            1   The Creek at Stone Oak           $   4,900,000   20322 and 20330 Huebner Road
 37.1           1   Bay Center Plaza                 $   2,547,131           1217 Bay Road
 37.2           1   Northampton Towne Center         $   2,351,197          3208 Latta Road
  38            1   Lawrence Southwind 12            $   4,726,156         3433 Iowa Street
  39            1   The Shoppes at Monarch           $   4,500,000       12701 Miramar Parkway
  40            2   Hillcrest Manor Apartments       $   4,462,099         260 Oxford Drive
  41            1   Premier Medical Center           $   4,265,000      2039 - 2055 Little Road

              LOAN
  #   CROSSED GROUP PROPERTY NAME                          CITY              COUNTY          STATE ZIP CODE
  -   ------- ----- -------------                          ----              ------          ----- --------
  1             1   Waikiki Beach Walk Retail              Honolulu          Honolulu          HI    96815
  2             1   450 Lexington Avenue                   New York          New York          NY    10017
  3             1   1100 Executive Tower                   Orange             Orange           CA    92868
  4             1   Killeen Mall                          Killeen              Bell            TX    76543
 5.1            1   Hampton Inn Mt. Vernon              Mount Vernon         Jefferson         IL    62864
 5.2            1   Courtyard Inn Southport Crossing    Indianapolis          Marion           IN    46237
 5.3            1   Hampton Inn Joplin                     Joplin             Jasper           MO    64804
 5.4            1   Hilton Garden Inn Joplin               Joplin             Newton           MO    64804
 5.5            1   Hampton Inn Marion                     Marion           Williamson         IL    62959
 5.6            1   Hampton Inn Anderson                  Anderson            Madison          IN    46013
 5.7            1   Fairfield Inn Indianapolis          Indianapolis          Marion           IN    46237
 5.8            1   Fairfield Inn Collinsville          Collinsville          Madison          IL    62234
 5.9            1   Fairfield Inn Joplin                   Joplin             Newton           MO    64804
  6             1   Aguadilla Mall                       Aguadilla         Caimital Bajo       PR    00605
 7.1            2   Sharon Pointe                        Charlotte          Mecklenburg        NC    28215
 7.2            2   Wexford                              Charlotte          Mecklenburg        NC    28262
 7.3            2   Waters Edge                           Concord            Cabarrus          NC    28027
 7.4            2   Highland Ridge                       High Point          Guilford          NC    27263
 7.5            2   Marion Ridge                           Shelby            Cleveland         NC    28152
  8             1   Southside Works                     Pittsburgh           Allegheny         PA    15203
  9             2   Lakeside Apartments (Phase II)    Charlottesville        Albemarle         VA    22902
  10            1   Radisson Hotel Dallas North          Richardson           Dallas           TX    75080
  11            1   Wilshire Plaza Office Building          Troy              Oakland          MI    48084
  12            1   Holiday Inn Dallas North             Richardson           Dallas           TX    75080
  13            1   Harvard Market                        Seattle              King            WA    98122
  14            1   R&F Amherst                           Amherst              Erie            NY    14228
  15    (A)     2   Stones Crossing                      Rock Hill             York            SC    29732
  16    (A)     2   Grand Eagle                          Greenville         Greenville         SC    29615
  17            1   Park Place at Heathrow               Lake Mary           Seminole          FL    32746
  18            1   The Shoppes at Haydens Crossing       Columbus           Franklin          OH    43206
  19            2   Arbors of Olmsted                 Olmsted Township       Cuyahoga          OH    44138
  20    (B)     1   Holiday Inn Express Brooksville     Brooksville          Hernando          FL    34613
  21    (B)     1   Hampton Inn Spring Hill             Spring Hill          Hernando          FL    34606
  22            1   Embassy Suites                       Cleveland           Cuyahoga          OH    44114
  23            1   Hecker Pass Plaza                      Gilroy           Santa Clara        CA    95020
  24            1   Hampton Inn - Erie                      Erie               Erie            PA    16509
  25            1   Henderson Commons                        Dallas           Dallas           TX    75206
  26            1   Gateway Medical Plaza I             Murfreesboro        Rutherford         TN    37129
  27            2   Stoney Run Apartments                Brunswick            Medina           OH    44212
  28            1   Quality Inn & Suites                College Park      Prince George's      MD    20740
  29            1   Medical Mall of Abilene               Abilene             Taylor           TX    79606
  30            1   R&F Furniture Showroom -
                      Philadelphia                      Philadelphia       Philadelphia        PA    19124
  31            1   Hampton Inn - Morehead City, NC    Morehead City         Carteret          NC    28557
  32            1   Rolling Oaks                       Thousand Oaks          Ventura          CA    91361
  33            1   Pacific Plaza                         Torrance          Los Angeles        CA    90501
  34            1   Barron's Promenade Shopping
                      Center                             Snellville          Gwinnett          GA    30078
  35            2   Singing River Apartments              Gautier             Jackson          MS    39553
  36            1   The Creek at Stone Oak              San Antonio            Bexar           TX    78258
 37.1           1   Bay Center Plaza                      Webster             Monroe           NY    14580
 37.2           1   Northampton Towne Center               Greece             Monroe           NY    14612
  38            1   Lawrence Southwind 12                 Lawrence            Douglas          KS    66046
  39            1   The Shoppes at Monarch                Miramar             Broward          FL    33027
  40            2   Hillcrest Manor Apartments           Winchester            Clark           KY    40391
  41            1   Premier Medical Center            New Port Richey          Pasco           FL    34655

                                                     CUT-OFF DATE
              LOAN                                     PRINCIPAL
  #   CROSSED GROUP PROPERTY NAME                      BALANCE (1)              ADDRESS
  -   ------- ----- -------------                      -----------              -------
  42            1   46-01 20th Avenue                $   3,987,579         46-01 20th Avenue
  43            1   Holiday Inn Express Petersburg   $   3,984,670      5679 Boydton Plank Road
  44            1   Uintah Plaza                     $   3,964,294     1147-1169 West Highway 40
  45            1   University Center Professional
                    Building II                      $   3,959,028     75-030 Gerald Ford Drive
  46            1   ProSouth Office Building         $   3,569,345      412 South Court Street
 47.1           1   Pixley Retail                    $   1,906,011       3225 North 5th Street
 47.2           1   Allentown Pike                   $   1,337,551        8472 Allentown Pike
  48            1   Webster Parc                     $   3,225,000          975 Ridge Road
  49            1   Waterstone I & II                $   2,935,000 34484 & 34572 North US Highway 45
  50            1   Shoppes at Fairlawn              $   2,670,000      7335 - 7351 Lee Highway
  51            2   Hillcrest Green Apartments       $   2,631,405        3317 SW 74th Street
  52            1   Mission Village Shopping Center  $   2,439,767   16815-16859 & 16909 Q Street
  53            1   Arbor Square III                 $   2,100,000 8050 and 8100 Arbor Square Drive
  54            1   R&F Cheektowaga CSC              $   1,995,154        2685 Walden Avenue
  55            2   Lake Bonny MHP                   $   1,879,000         30 Bonisee Circle
  56            1   Peoria Strip Center              $   1,673,123      5112 West Peoria Avenue
  57            2   Bennington Greenlane Townhomes   $   1,545,238        55 Bennington Drive
  58            2   Rugby Apartments                 $   1,500,000        4 University Circle
  59            1   Bruno's Shopping Center          $   1,115,379      1510 East Glenn Avenue
  60            2   Cedar Village MHP                $     996,168    15814 East Colfax Avenue
                                                     -------------
                                                     $ 887,206,601
                                                     =============

              LOAN
  #   CROSSED GROUP PROPERTY NAME                          CITY              COUNTY          STATE ZIP CODE
  -   ------- ----- -------------                          ----              ------          ----- --------
  42            1   46-01 20th Avenue                     Astoria             Queens           NY    11105
  43            1   Holiday Inn Express Petersburg       Petersburg          Dinwiddie         VA    23803
  44            1   Uintah Plaza                           Vernal             Uintah           UT    84078
  45            1   University Center Professional
                    Building II                         Palm Desert          Riverside         CA    92211
  46            1   ProSouth Office Building              Florence          Lauderdale         AL    35630
 47.1           1   Pixley Retail                         Reading              Berks           PA    19605
 47.2           1   Allentown Pike                        Blandon              Berks           PA    19510
  48            1   Webster Parc                          Webster             Monroe           NY    14580
  49            1   Waterstone I & II                    Third Lake            Lake            IL    60030
  50            1   Shoppes at Fairlawn                   Radford             Pulaski          VA    24141
  51            2   Hillcrest Green Apartments         Oklahoma City         Oklahoma          OK    73159
  52            1   Mission Village Shopping Center        Omaha              Douglas          NE    68135
  53            1   Arbor Square III                       Mason              Warren           OH    45040
  54            1   R&F Cheektowaga CSC                 Cheektowaga            Erie            NY    14225
  55            2   Lake Bonny MHP                        Lakeland             Polk            FL    33801
  56            1   Peoria Strip Center                   Glendale           Maricopa          AZ    85302
  57            2   Bennington Greenlane Townhomes       Rochester            Monroe           NY    14616
  58            2   Rugby Apartments                  Charlottesville  Charlottesville City    VA    22903
  59            1   Bruno's Shopping Center                Auburn               Lee            AL    36830
  60            2   Cedar Village MHP                     Aurora             Arapahoe          CO    80011

(A) THE UNDERLYING MORTGAGE LOANS SECURED BY STONES CROSSING AND GRAND EAGLE ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED.
(B) THE UNDERLYING MORTGAGE LOANS SECURED BY HOLIDAY INN EXPRESS BROOKSVILLE AND HAMPTON INN SPRING HILL ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED.

(1)  BASED ON A CUT-OFF DATE IN APRIL 2008.

                  DESCRIPTIONS OF THE MORTGAGED REAL PROPERTIES

                                                    CUT-OFF DATE                                           UNITS/
             LOAN                                     PRINCIPAL                          PROPERTY          SQ.FT/    FEE/
 #   CROSSED GROUP PROPERTY NAME                     BALANCE (1)  PROPERTY TYPE          SUB-TYPE          ROOMS   LEASEHOLD
 -   ------- ----- -------------                     -----------  -------------          --------          -----   ---------
  1            1   Waikiki Beach Walk Retail        $ 130,310,000   Retail             Unanchored           88,160    Fee
  2            1   450 Lexington Avenue             $ 110,000,000   Office      Central Business District  910,473 Leasehold
  3            1   1100 Executive Tower             $  89,500,000   Office      Central Business District  372,814    Fee
  4            1   Killeen Mall                     $  82,000,000   Retail              Anchored           386,759    Fee
 5.1           1   Hampton Inn Mt. Vernon           $   7,458,777    Hotel           Limited Service           101    Fee
 5.2           1   Courtyard Inn Southport Crossing $   7,166,218    Hotel           Limited Service            83    Fee
 5.3           1   Hampton Inn Joplin               $   6,999,468    Hotel           Limited Service            89    Fee
 5.4           1   Hilton Garden Inn Joplin         $   6,919,589    Hotel           Limited Service            96    Fee
 5.5           1   Hampton Inn Marion               $   6,220,640    Hotel           Limited Service            89    Fee
 5.6           1   Hampton Inn Anderson             $   6,070,866    Hotel           Limited Service            99    Fee
 5.7           1   Fairfield Inn Indianapolis       $   3,758,345    Hotel           Limited Service            62    Fee
 5.8           1   Fairfield Inn Collinsville       $   3,344,967    Hotel           Limited Service            64    Fee
 5.9           1   Fairfield Inn Joplin             $   3,064,389    Hotel           Limited Service            64    Fee
  6            1   Aguadilla Mall                   $  34,000,000   Retail              Anchored           272,006    Fee
 7.1           2   Sharon Pointe                    $  10,330,000 Multifamily         Conventional             190    Fee
 7.2           2   Wexford                          $   6,825,000 Multifamily         Conventional             142    Fee
 7.3           2   Waters Edge                      $   6,670,000 Multifamily         Conventional             144    Fee
 7.4           2   Highland Ridge                   $   5,580,000 Multifamily         Conventional             120    Fee
 7.5           2   Marion Ridge                     $   4,060,000 Multifamily         Conventional             148    Fee
  8            1   Southside Works                  $  32,900,000  Mixed Use          Office/Retail        199,031    Fee
  9            2   Lakeside Apartments (Phase II)   $  19,135,000 Multifamily         Conventional             200    Fee
 10            1   Radisson Hotel Dallas North      $  16,750,852    Hotel            Full Service             294    Fee
 11            1   Wilshire Plaza Office Building   $  16,684,000   Office              Suburban           182,664    Fee
 12            1   Holiday Inn Dallas North         $  15,923,181    Hotel            Full Service             220    Fee
 13            1   Harvard Market                   $  12,500,000   Retail              Anchored            41,290    Fee
 14            1   R&F Amherst                      $  11,958,965   Retail              Anchored           112,264    Fee
 15    (A)     2   Stones Crossing                  $   7,025,003 Multifamily         Conventional             160    Fee
 16    (A)     2   Grand Eagle                      $   4,675,183 Multifamily         Conventional             152    Fee
 17            1   Park Place at Heathrow           $  11,574,354  Mixed Use          Office/Retail         47,434    Fee
 18            1   The Shoppes at Haydens Crossing  $  11,500,000   Retail              Anchored            67,847    Fee
 19            2   Arbors of Olmsted                $   9,200,000 Multifamily         Conventional             120    Fee
 20    (B)     1   Holiday Inn Express Brooksville  $   4,879,579    Hotel           Limited Service            67    Fee
 21    (B)     1   Hampton Inn Spring Hill          $   4,282,080    Hotel           Limited Service            72    Fee
 22            1   Embassy Suites                   $   9,058,021    Hotel            Full Service             252    Fee
 23            1   Hecker Pass Plaza                $   9,014,848   Retail             Unanchored           68,685    Fee
 24            1   Hampton Inn - Erie               $   8,522,402    Hotel           Limited Service           101    Fee
 25            1   Henderson Commons                $   7,817,065   Retail             Unanchored           29,826    Fee
 26            1   Gateway Medical Plaza I          $   7,725,000   Office              Suburban            45,535    Fee
 27            2   Stoney Run Apartments            $   7,700,000 Multifamily         Conventional             106    Fee
 28            1   Quality Inn & Suites             $   7,465,209    Hotel           Limited Service           169    Fee
 29            1   Medical Mall of Abilene          $   6,857,000   Office              Suburban            58,397    Fee
 30            1   R&F Furniture Showroom -
                   Philadelphia                     $   6,726,918   Retail              Anchored            38,678    Fee
 31            1   Hampton Inn - Morehead City, NC  $   6,721,427    Hotel           Limited Service           119    Fee
 32            1   Rolling Oaks                     $   6,624,898  Mixed Use          Retail/Office         46,722    Fee
 33            1   Pacific Plaza                    $   6,000,000   Retail             Unanchored           23,438    Fee
 34            1   Barron's Promenade Shopping
                   Center                           $   5,473,715   Retail             Unanchored           19,870    Fee
 35            2   Singing River Apartments         $   5,068,349 Multifamily         Conventional             134    Fee
 36            1   The Creek at Stone Oak           $   4,900,000   Retail             Unanchored           23,673    Fee
37.1           1   Bay Center Plaza                 $   2,547,131   Retail             Unanchored           35,365    Fee
37.2           1   Northampton Towne Center         $   2,351,197   Retail             Unanchored           28,225    Fee
 38            1   Lawrence Southwind 12            $   4,726,156   Retail              Anchored            42,497    Fee
 39            1   The Shoppes at Monarch           $   4,500,000   Retail             Unanchored           13,466    Fee
 40            2   Hillcrest Manor Apartments       $   4,462,099 Multifamily         Conventional             104    Fee
 41            1   Premier Medical Center           $   4,265,000   Office              Suburban            20,760    Fee
 42            1   46-01 20th Avenue                $   3,987,579 Industrial               N/A              25,999    Fee
 43            1   Holiday Inn Express Petersburg   $   3,984,670    Hotel           Limited Service            67    Fee
 44            1   Uintah Plaza                     $   3,964,294   Retail              Anchored           125,584    Fee
 45            1   University Center Professional
                   Building II                      $   3,959,028   Office              Suburban            31,372    Fee
 46            1   ProSouth Office Building         $   3,569,345   Office              Suburban            45,520    Fee
47.1           1   Pixley Retail                    $   1,906,011   Retail             Unanchored            5,307    Fee
47.2           1   Allentown Pike                   $   1,337,551   Retail             Unanchored           18,962    Fee
 48            1   Webster Parc                     $   3,225,000   Retail             Unanchored           14,213    Fee
 49            1   Waterstone I & II                $   2,935,000   Retail             Unanchored           12,900    Fee
 50            1   Shoppes at Fairlawn              $   2,670,000   Retail             Unanchored           17,400    Fee
 51            2   Hillcrest Green Apartments       $   2,631,405 Multifamily         Conventional              96    Fee
 52            1   Mission Village Shopping Center  $   2,439,767  Mixed Use          Office/Retail         20,424    Fee
 53            1   Arbor Square III                 $   2,100,000    Other                 N/A              13,120    Fee
 54            1   R&F Cheektowaga CSC              $   1,995,154 Industrial               N/A              85,593    Fee
 55            2   Lake Bonny MHP                   $   1,879,000 Multifamily     Manufactured Housing         106    Fee

             LOAN                                                 YEAR      OCCUPANCY         DATE OF
 #   CROSSED GROUP PROPERTY NAME                    YEAR BUILT RENOVATED RATE AT U/W (2) OCCUPANCY RATE (2) APPRAISED VALUE
 -   ------- ----- -------------                    ---------- --------- --------------- ------------------ ---------------
  1            1   Waikiki Beach Walk Retail           2007       N/A          97%           10/1/2007      $   173,800,000
  2            1   450 Lexington Avenue                1992       N/A         100%            5/1/2007      $   851,000,000
  3            1   1100 Executive Tower                1987       2004         83%           10/15/2007     $   165,400,000
  4            1   Killeen Mall                        1981       2005         91%           1/22/2008      $   102,500,000
 5.1           1   Hampton Inn Mt. Vernon              1998       2005         78%              N/A         $    10,700,000
 5.2           1   Courtyard Inn Southport Crossing    1998       2006         77%              N/A         $    10,600,000
 5.3           1   Hampton Inn Joplin                  1994       2006         77%              N/A         $     8,600,000
 5.4           1   Hilton Garden Inn Joplin            2006       N/A          60%              N/A         $    10,700,000
 5.5           1   Hampton Inn Marion                  1998       2004         74%              N/A         $     8,000,000
 5.6           1   Hampton Inn Anderson                2000       2006         73%              N/A         $     8,100,000
 5.7           1   Fairfield Inn Indianapolis          1995       2007         71%              N/A         $     5,300,000
 5.8           1   Fairfield Inn Collinsville          1995       2006         71%              N/A         $     4,700,000
 5.9           1   Fairfield Inn Joplin                1997       2007         68%              N/A         $     4,500,000
  6            1   Aguadilla Mall                      1993       2007         99%           10/31/2007     $    63,000,000
 7.1           2   Sharon Pointe                       2001       N/A          86%           11/1/2007      $    13,600,000
 7.2           2   Wexford                             1996       2005         92%           11/1/2007      $     9,000,000
 7.3           2   Waters Edge                         1995       2003         85%           11/1/2007      $     9,450,000
 7.4           2   Highland Ridge                      2004       N/A          87%           11/1/2007      $     7,500,000
 7.5           2   Marion Ridge                        1999       N/A          98%           11/1/2007      $     8,350,000
  8            1   Southside Works                     2004       2005         88%           9/30/2007      $    42,700,000
  9            2   Lakeside Apartments (Phase II)      1996       2007        100%           11/8/2007      $    27,300,000
 10            1   Radisson Hotel Dallas North         1982       2007         59%              N/A         $    27,100,000
 11            1   Wilshire Plaza Office Building      1984       1999         99%           9/24/2007      $    22,300,000
 12            1   Holiday Inn Dallas North            1981       2007         62%              N/A         $    24,700,000
 13            1   Harvard Market                      1996       N/A          97%           12/1/2007      $    16,750,000
 14            1   R&F Amherst                         1958       2003        100%           11/14/2007     $    15,000,000
 15    (A)     2   Stones Crossing                     1977       2002         96%           12/31/2007     $     8,900,000
 16    (A)     2   Grand Eagle                         1967       2004         98%            1/1/2008      $     7,775,000
 17            1   Park Place at Heathrow              2004       N/A          98%           10/8/2007      $    16,600,000
 18            1   The Shoppes at Haydens Crossing     2007       N/A          95%           11/29/2007     $    14,400,000
 19            2   Arbors of Olmsted                   2007       N/A          95%           12/14/2007     $    11,600,000
 20    (B)     1   Holiday Inn Express Brooksville     2006       N/A          67%              N/A         $     6,925,000
 21    (B)     1   Hampton Inn Spring Hill             1998       N/A          66%              N/A         $     7,375,000
 22            1   Embassy Suites                      1972       2007         70%              N/A         $    17,200,000
 23            1   Hecker Pass Plaza                   1991       2007         97%           11/1/2007      $    15,950,000
 24            1   Hampton Inn - Erie                  1998       2007         80%              N/A         $    13,950,000
 25            1   Henderson Commons                   1925       2006        100%           10/1/2007      $    13,800,000
 26            1   Gateway Medical Plaza I             2006       N/A          94%           11/5/2007      $    10,000,000
 27            2   Stoney Run Apartments               2007       N/A         100%           12/14/2007     $     9,800,000
 28            1   Quality Inn & Suites                1963       N/A          69%              N/A         $    14,000,000
 29            1   Medical Mall of Abilene             1990       N/A         100%           1/16/2008      $    10,550,000
 30            1   R&F Furniture Showroom -
                   Philadelphia                        1999       N/A         100%           11/14/2007     $     9,000,000
 31            1   Hampton Inn - Morehead City, NC     1991       2006         70%              N/A         $     9,900,000
 32            1   Rolling Oaks                        1974       N/A         100%           11/7/2007      $    11,600,000
 33            1   Pacific Plaza                       1992       N/A         100%           10/31/2007     $     9,000,000
 34            1   Barron's Promenade Shopping
                   Center                              2004       N/A         100%           10/1/2007      $     7,700,000
 35            2   Singing River Apartments            1978       2006         99%           10/1/2007      $     6,800,000
 36            1   The Creek at Stone Oak              2006       N/A          95%           11/30/2007     $     6,200,000
37.1           1   Bay Center Plaza                    1992       N/A          84%           10/9/2007      $     3,900,000
37.2           1   Northampton Towne Center            1992       N/A         100%           10/9/2007      $     3,600,000
 38            1   Lawrence Southwind 12               1997       N/A         100%           9/30/2007      $     7,000,000
 39            1   The Shoppes at Monarch              2007       N/A         100%           10/16/2007     $     6,200,000
 40            2   Hillcrest Manor Apartments          1970       2007        100%           10/31/2007     $     6,400,000
 41            1   Premier Medical Center              2006       N/A         100%           11/28/2007     $     5,700,000
 42            1   46-01 20th Avenue                   1957       2006        100%           11/21/2007     $     5,400,000
 43            1   Holiday Inn Express Petersburg      2004       N/A          54%              N/A         $     5,500,000
 44            1   Uintah Plaza                        1983       1992         99%           10/1/2007      $     5,500,000
 45            1   University Center Professional
                   Building II                         2006       N/A          63%           1/14/2008      $    10,700,000
 46            1   ProSouth Office Building            1958       2007         98%           12/1/2007      $     4,625,000
47.1           1   Pixley Retail                       2007       N/A         100%           9/10/2007      $     2,850,000
47.2           1   Allentown Pike                      1955       2003        100%           10/3/2007      $     2,000,000
 48            1   Webster Parc                        2007       N/A         100%           11/26/2007     $     4,400,000
 49            1   Waterstone I & II                   2004       N/A         100%            1/1/2008      $     3,900,000
 50            1   Shoppes at Fairlawn                 2005       N/A         100%           10/22/2007     $     3,400,000
 51            2   Hillcrest Green Apartments          1973       2005         97%           10/10/2007     $     3,300,000
 52            1   Mission Village Shopping Center     1995       N/A         100%           10/29/2007     $     3,800,000
 53            1   Arbor Square III                    2007       N/A         100%           8/23/2007      $     3,100,000
 54            1   R&F Cheektowaga CSC                 1961       1999        100%           11/14/2007     $     2,670,000
 55            2   Lake Bonny MHP                      1961       N/A          99%            9/1/2007      $     2,600,000

                                                    CUT-OFF DATE                                           UNITS/
             LOAN                                     PRINCIPAL                          PROPERTY          SQ.FT/    FEE/
 #   CROSSED GROUP PROPERTY NAME                     BALANCE (1)  PROPERTY TYPE          SUB-TYPE          ROOMS   LEASEHOLD
 -   ------- ----- -------------                     -----------  -------------          --------          -----   ---------
56             1   Peoria Strip Center              $   1,673,123   Retail             Unanchored            6,939    Fee
57             2   Bennington Greenlane Townhomes   $   1,545,238 Multifamily         Conventional              24    Fee
58             2   Rugby Apartments                 $   1,500,000 Multifamily         Conventional              10    Fee
59             1   Bruno's Shopping Center          $   1,115,379   Retail             Unanchored           10,700    Fee
60             2   Cedar Village MHP                $     996,168 Multifamily     Manufactured Housing          44    Fee
                                                    -------------
TOTAL/WEIGHTED AVERAGE:                             $ 887,206,601
                                                    =============
MAXIMUM:                                            $ 130,310,000
MINIMUM:                                            $     996,168

             LOAN                                                 YEAR      OCCUPANCY         DATE OF
 #   CROSSED GROUP PROPERTY NAME                    YEAR BUILT RENOVATED RATE AT U/W (2) OCCUPANCY RATE (2) APPRAISED VALUE
 -   ------- ----- -------------                    ---------- --------- --------------- ------------------ ---------------
56             1   Peoria Strip Center                 2006       N/A         100%           10/15/2007     $     2,250,000
57             2   Bennington Greenlane Townhomes      1969       2007        100%           11/1/2007      $     2,000,000
58             2   Rugby Apartments                    1925       2005        100%           10/1/2007      $     2,400,000
59             1   Bruno's Shopping Center             2002       N/A         100%           8/30/2007      $     1,600,000
60             2   Cedar Village MHP                   1954       N/A          89%           11/19/2007     $     1,450,000
                                                    -----------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                1992       2005         91%                          $ 1,995,920,000
                                                    =======================================================================
MAXIMUM:                                               2007       2007        100%                          $   851,000,000
MINIMUM:                                               1925       1992         54%                          $     1,450,000

(A) THE UNDERLYING MORTGAGE LOANS SECURED BY STONES CROSSING AND GRAND EAGLE ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED.
(B) THE UNDERLYING MORTGAGE LOANS SECURED BY HOLIDAY INN EXPRESS BROOKSVILLE AND HAMPTON INN SPRING HILL ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED.

(1)  BASED ON A CUT-OFF DATE IN APRIL 2008.
(2) FOR HOSPITALITY PROPERTIES, THE OCCUPANCY PRESENTED ABOVE IS THE OCCUPANCY CONCLUDED BY THE RESPECTIVE LOAN SELLER AT UNDERWRITING BASED ON HISTORICAL PERFORMANCE AND FUTURE OUTLOOK. FOR FURTHER DESCRIPTION OF THE UNDERWRITING CRITERIA, PLEASE SEE "DESCRIPTION OF THE SPONSORS" IN THE ACCOMPANYING FREE WRITING PROSPECTUS.

                CHARACTERISTICS OF THE UNDERLYING MORTGAGE LOANS

                                                                                       PERCENTAGE OF                 ORIGINATION
                                                        ORIGINAL       CUT-OFF DATE     INITIAL NET                 AMORTIZATION
            LOAN                                        PRINCIPAL        PRINCIPAL       MORTGAGE         LOAN          TERM
 # CROSSED GROUP  LOAN NAME                              BALANCE        BALANCE (1)     POOL BALANCE     PURPOSE       (MONTHS)
-- ------- ------ ---------                             --------       ------------    -------------    --------      ---------
 1            1   Waikiki Beach Walk Retail           $  130,310,000 $  130,310,000         14.7%       Refinance    Interest Only
 2            1   450 Lexington Avenue                $  110,000,000 $  110,000,000(6)      12.4%       Refinance    Interest Only
 3            1   1100 Executive Tower                $   89,500,000 $   89,500,000(7)      10.1%      Acquisition   Interest Only
 4            1   Killeen Mall                        $   82,000,000 $   82,000,000(8)      9.2%       Acquisition   Interest Only
 5            1   McHugh Marriott Hilton Portfolio    $   51,080,000 $   51,003,260         5.7%       Acquisition        360
 6            1   Aguadilla Mall                      $   34,000,000 $   34,000,000         3.8%        Refinance         360
 7            2   Charlotte Multifamily Portfolio     $   33,465,000 $   33,465,000         3.8%       Acquisition   Interest Only
 8            1   Southside Works                     $   32,900,000 $   32,900,000         3.7%        Refinance         360
 9            2   Lakeside Apartments (Phase II)      $   19,135,000 $   19,135,000         2.2%        Refinance         360
10            1   Radisson Hotel Dallas North         $   16,785,000 $   16,750,852         1.9%       Acquisition        300
11            1   Wilshire Plaza Office Building      $   16,684,000 $   16,684,000         1.9%        Refinance         360
12            1   Holiday Inn Dallas North            $   16,000,000 $   15,923,181         1.8%        Refinance         300
13            1   Harvard Market                      $   12,500,000 $   12,500,000         1.4%       Acquisition        360
14            1   R&F Amherst                         $   12,000,000 $   11,958,965         1.3%        Refinance         360
15   (A)      2   Stones Crossing                     $    7,037,500 $    7,025,003         0.8%       Acquisition        360
16   (A)      2   Grand Eagle                         $    4,683,500 $    4,675,183         0.5%       Acquisition        360
17            1   Park Place at Heathrow              $   11,625,000 $   11,574,354         1.3%        Refinance         360
18            1   The Shoppes at Haydens Crossing     $   11,500,000 $   11,500,000         1.3%        Refinance         360
19            2   Arbors of Olmsted                   $    9,200,000 $    9,200,000         1.0%        Refinance         360
20   (B)      1   Holiday Inn Express Brooksville     $    4,900,000 $    4,879,579         0.5%        Refinance         360
21   (B)      1   Hampton Inn Spring Hill             $    4,300,000 $    4,282,080         0.5%        Refinance         360
22            1   Embassy Suites                      $    9,100,000 $    9,058,021         1.0%        Refinance         360
23            1   Hecker Pass Plaza                   $    9,050,000 $    9,014,848         1.0%        Refinance         360
24            1   Hampton Inn - Erie                  $    8,550,000 $    8,522,402         1.0%        Refinance         360
25            1   Henderson Commons                   $    7,850,000 $    7,817,065         0.9%        Refinance         360
26            1   Gateway Medical Plaza I             $    7,725,000 $    7,725,000         0.9%        Refinance         360
27            2   Stoney Run Apartments               $    7,700,000 $    7,700,000         0.9%        Refinance         360
28            1   Quality Inn & Suites                $    7,500,000 $    7,465,209         0.8%        Refinance         300
29            1   Medical Mall of Abilene             $    6,857,000 $    6,857,000         0.8%       Acquisition        360
30            1   R&F Furniture Showroom -
                  Philadelphia                        $    6,750,000 $    6,726,918         0.8%        Refinance         360
31            1   Hampton Inn - Morehead City, NC     $    6,750,000 $    6,721,427         0.8%        Refinance         360
32            1   Rolling Oaks                        $    6,650,000 $    6,624,898         0.7%        Refinance         360
33            1   Pacific Plaza                       $    6,000,000 $    6,000,000         0.7%        Refinance         360
34            1   Barron's Promenade Shopping Center  $    5,489,348 $    5,473,715         0.6%        Refinance         360
35            2   Singing River Apartments            $    5,100,000 $    5,068,349         0.6%       Acquisition        300
36            1   The Creek at Stone Oak              $    4,900,000 $    4,900,000         0.6%        Refinance         360
37            1   Rochester New York Retail Portfolio $    4,910,000 $    4,898,328         0.6%       Acquisition        360
38            1   Lawrence Southwind 12               $    4,800,000 $    4,726,156         0.5%        Refinance         300
39            1   The Shoppes at Monarch              $    4,500,000 $    4,500,000         0.5%        Refinance         360
40            2   Hillcrest Manor Apartments          $    4,475,000 $    4,462,099         0.5%        Refinance         360
41            1   Premier Medical Center              $    4,265,000 $    4,265,000         0.5%       Acquisition   Interest Only
42            1   46-01 20th Avenue                   $    4,000,000 $    3,987,579         0.4%       Acquisition        360
43            1   Holiday Inn Express Petersburg      $    4,000,000 $    3,984,670         0.4%        Refinance         360
44            1   Uintah Plaza                        $    4,000,000 $    3,964,294         0.4%        Refinance         360
45            1   University Center Professional
                  Building II                         $    4,000,000 $    3,959,028         0.4%        Refinance         360
46            1   ProSouth Office Building            $    3,600,000 $    3,569,345         0.4%        Refinance         360
                                                                                                     Acquisition/
47            1   George Portfolio (2)                $    3,257,000 $    3,243,562         0.4%       Refinance          360
48            1   Webster Parc                        $    3,225,000 $    3,225,000         0.4%       Acquisition        360
49            1   Waterstone I & II                   $    2,935,000 $    2,935,000         0.3%        Refinance         360
50            1   Shoppes at Fairlawn                 $    2,670,000 $    2,670,000         0.3%       Acquisition        360
51            2   Hillcrest Green Apartments          $    2,640,000 $    2,631,405         0.3%        Refinance         360
52            1   Mission Village Shopping Center     $    2,450,000 $    2,439,767         0.3%       Acquisition        360
53            1   Arbor Square III                    $    2,100,000 $    2,100,000         0.2%        Refinance         360
54            1   R&F Cheektowaga CSC                 $    2,002,000 $    1,995,154         0.2%        Refinance         360
55            2   Lake Bonny MHP                      $    1,879,000 $    1,879,000         0.2%        Refinance         360
56            1   Peoria Strip Center                 $    1,680,000 $    1,673,123         0.2%       Acquisition        360
57            2   Bennington Greenlane Townhomes      $    1,550,000 $    1,545,238         0.2%        Refinance         360
58            2   Rugby Apartments                    $    1,500,000 $    1,500,000         0.2%        Refinance         360
59            1   Bruno's Shopping Center             $    1,125,000 $    1,115,379         0.1%       Acquisition        360
60            2   Cedar Village MHP                   $    1,000,000 $      996,168         0.1%       Acquisition        360
                                                      ----------------------------------------------                ---------------
TOTAL/WEIGHTED AVERAGE:                               $  888,139,348 $  887,206,601       100.0%                          353
                                                      ==============================================                ===============

MAXIMUM:                                              $  130,310,000 $  130,310,000        14.7%                          360
MINIMUM:                                              $    1,000,000 $      996,168         0.1%                          300

                                                                                                    INITIAL
                                                       REMAINING      ORIGINAL       REMAINING     INTEREST
                                                      AMORTIZATION    TERM TO         TERM TO        ONLY       MORTGAGE
            LOAN                                          TERM        MATURITY       MATURITY       PERIOD      INTEREST
 # CROSSED GROUP  LOAN NAME                           (MONTHS) (1)  (MONTHS) (2) (MONTHS) (1), (2) (MONTHS)       RATE
 - ------- ------ ---------                           ------------  ------------ ----------------- ---------      -----
 1            1   Waikiki Beach Walk Retail           Interest Only      116            111            116        5.3870%
 2            1   450 Lexington Avenue                Interest Only       60            51             60      7.0425580645%
 3            1   1100 Executive Tower                Interest Only       58            49             58    5.40937977653626%
 4            1   Killeen Mall                        Interest Only      117            111            117        5.8390%
 5            1   McHugh Marriott Hilton Portfolio         358           120            118             0         7.4600%
 6            1   Aguadilla Mall                           360           120            113            60         6.5700%
 7            2   Charlotte Multifamily Portfolio     Interest Only       60            50             60         6.0500%
 8            1   Southside Works                          360           120            117            60         6.4900%
 9            2   Lakeside Apartments (Phase II)           360           120            116            24         5.6800%
10            1   Radisson Hotel Dallas North              298            60            58              0         8.2300%
11            1   Wilshire Plaza Office Building           360           120            113            36         6.1500%
12            1   Holiday Inn Dallas North                 296           120            116             0         6.7500%
13            1   Harvard Market                           360           120            117            60         6.2810%
14            1   R&F Amherst                              356           120            116             0         6.3200%
15   (A)      2   Stones Crossing                          358           120            118             0         6.6100%
16   (A)      2   Grand Eagle                              358           120            118             0         6.6100%
17            1   Park Place at Heathrow                   355           120            115             0         6.3400%
18            1   The Shoppes at Haydens Crossing          360           120            117            36         5.8500%
19            2   Arbors of Olmsted                        360           120            118            36         5.8500%
20   (B)      1   Holiday Inn Express Brooksville          355           120            115             0         6.5400%
21   (B)      1   Hampton Inn Spring Hill                  355           120            115             0         6.5400%
22            1   Embassy Suites                           354           120            114             0         6.8000%
23            1   Hecker Pass Plaza                        356           120            116             0         5.7500%
24            1   Hampton Inn - Erie                       356           120            116             0         6.5700%
25            1   Henderson Commons                        355           120            115             0         6.5100%
26            1   Gateway Medical Plaza I                  360           120            116            24         6.3600%
27            2   Stoney Run Apartments                    360           120            117            36         5.8900%
28            1   Quality Inn & Suites                     296           120            116             0         6.9400%
29            1   Medical Mall of Abilene                  360            60            58             12         7.1100%
30            1   R&F Furniture Showroom -
                  Philadelphia                             356           120            116             0         6.3200%
31            1   Hampton Inn - Morehead City, NC          355           120            115             0         6.4700%
32            1   Rolling Oaks                             356           120            116             0         5.8800%
33            1   Pacific Plaza                            360           120            115            24         5.6400%
34            1   Barron's Promenade Shopping Center       356           120            116             0         7.0950%
35            2   Singing River Apartments                 295           120            115             0         6.6650%
36            1   The Creek at Stone Oak                   360           121            117            24         6.5900%
37            1   Rochester New York Retail Portfolio      357           120            117             0         6.8100%
38            1   Lawrence Southwind 12                    289           120            109             0         5.9500%
39            1   The Shoppes at Monarch                   360           120            115            60         5.7700%
40            2   Hillcrest Manor Apartments               356           120            116             0         7.0450%
41            1   Premier Medical Center              Interest Only       60            56             60         7.0940%
42            1   46-01 20th Avenue                        356           120            116             0         6.7350%
43            1   Holiday Inn Express Petersburg           355           121            116             0         6.9100%
44            1   Uintah Plaza                             350           120            110             0         6.2000%
45            1   University Center Professional
                  Building II                              350           120            110             0         5.5700%
46            1   ProSouth Office Building                 351           120            111             0         5.8800%
47            1   George Portfolio (2)                     355           120            115             0         6.5850%
48            1   Webster Parc                             360           121            119            24         6.6200%
49            1   Waterstone I & II                        360           113            105            36         5.9400%
50            1   Shoppes at Fairlawn                      360           120            115            12         6.6100%
51            2   Hillcrest Green Apartments               356           120            116             0         6.5330%
52            1   Mission Village Shopping Center          355           122            117             0         6.5300%
53            1   Arbor Square III                         360            78            72             36         6.1600%
54            1   R&F Cheektowaga CSC                      356           120            116             0         6.3200%
55            2   Lake Bonny MHP                           360           120            115            24         6.7500%
56            1   Peoria Strip Center                      355           120            115             0         6.6200%
57            2   Bennington Greenlane Townhomes           356           120            116             0         6.7800%
58            2   Rugby Apartments                         360           119            116            12         6.6200%
59            1   Bruno's Shopping Center                  350           120            110             0         6.3900%
60            2   Cedar Village MHP                        355            84            79              0         6.9100%
                                                      --------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                    351           101            95                        6.2519%
                                                      ====================================================================

MAXIMUM:                                                   360           122            119                       8.2300%
MINIMUM:                                                   289            58            49                        5.3870%

                                                                     FIRST
            LOAN                                        MONTHLY     PAYMENT     MATURITY              PREPAYMENT PROVISION
 # CROSSED GROUP  LOAN NAME                             PAYMENT      DATE        DATE      ARD (3)    AS OF ORIGINATION (4)
 - ------- ------ ---------                             -------      -----      -----     ---------   ---------------------
 1            1   Waikiki Beach Walk Retail           $   593,108   12/1/2007   7/1/2017                  Lock/111_0.0%/5
 2            1   450 Lexington Avenue                $ 1,844,596   8/11/2007  7/11/2012                   Lock/56_0.0%/4
 3            1   1100 Executive Tower                $   409,053   8/11/2007  5/11/2012                    YM1/54_0.0%/4 (9)
 4            1   Killeen Mall                        $   404,540  11/11/2007  7/11/2017                  Lock/113_0.0%/4
 5            1   McHugh Marriott Hilton Portfolio    $   355,761   3/11/2008  2/11/2018                  Lock/116_0.0%/4(10)
 6            1   Aguadilla Mall                      $   216,471   10/1/2007   9/1/2017                  Lock/117_0.0%/3
 7            2   Charlotte Multifamily Portfolio     $   171,063   7/11/2007  6/11/2012                   Lock/56_0.0%/4(11)
 8            1   Southside Works                     $   207,734   2/1/2008    1/1/2018                  Lock/116_0.0%/4(12)
 9            2   Lakeside Apartments (Phase II)      $   110,817   1/11/2008  12/11/2017                 Lock/117_0.0%/3
10            1   Radisson Hotel Dallas North         $   132,117   3/11/2008  2/11/2013                   Lock/57_0.0%/3
11            1   Wilshire Plaza Office Building      $   101,644   10/1/2007   9/1/2017                  YM.5/116_0.0%/4
12            1   Holiday Inn Dallas North            $   110,546   1/11/2008  12/11/2017                 Lock/117_0.0%/3
13            1   Harvard Market                      $    77,217   2/11/2008  1/11/2018                  Lock/117_0.0%/3
14            1   R&F Amherst                         $    74,433   1/1/2008   12/1/2037  12/1/2017        YM1/116_0.0%/4
15   (A)      2   Stones Crossing                     $    44,992   3/11/2008  2/11/2018                  Lock/117_0.0%/3(13)
16   (A)      2   Grand Eagle                         $    29,943   3/11/2008  2/11/2018                  Lock/117_0.0%/3(13)
17            1   Park Place at Heathrow              $    72,259   12/1/2007  11/1/2017                  Lock/117_0.0%/3(14)
18            1   The Shoppes at Haydens Crossing     $    67,843   2/1/2008    1/1/2018                  Lock/117_0.0%/3
19            2   Arbors of Olmsted                   $    54,275   3/11/2008  2/11/2018                  Lock/117_0.0%/3
20   (B)      1   Holiday Inn Express Brooksville     $    31,100  12/11/2007  11/11/2017                 Lock/117_0.0%/3
21   (B)      1   Hampton Inn Spring Hill             $    27,292  12/11/2007  11/11/2017                 Lock/117_0.0%/3
22            1   Embassy Suites                      $    59,325   11/1/2007  10/1/2017                  Lock/116_0.0%/4
23            1   Hecker Pass Plaza                   $    52,813   1/1/2008   12/1/2017                  Lock/117_0.0%/3
24            1   Hampton Inn - Erie                  $    54,436   1/11/2008  12/11/2017                 Lock/116_0.0%/4
25            1   Henderson Commons                   $    49,669  12/11/2007  11/11/2017                 Lock/117_0.0%/3
26            1   Gateway Medical Plaza I             $    48,118   1/1/2008   12/1/2017                   YM1/116_0.0%/4
27            2   Stoney Run Apartments               $    45,622   2/11/2008  1/11/2018                  Lock/117_0.0%/3
28            1   Quality Inn & Suites                $    52,722   1/1/2008   12/1/2017                  Lock/117_0.0%/3
29            1   Medical Mall of Abilene             $    46,127   3/1/2008    2/1/2038   2/1/2013         YM1/56_0.0%/4
30            1   R&F Furniture Showroom -                                                 2/1/2017
                  Philadelphia                        $    41,869   1/1/2008   12/1/2037                   YM1/116_0.0%/4
31            1   Hampton Inn - Morehead City, NC     $    42,532   12/1/2007  11/1/2017                  Lock/117_0.0%/3
32            1   Rolling Oaks                        $    39,359   1/1/2008   12/1/2017                   YM1/116_0.0%/4
33            1   Pacific Plaza                       $    34,596  12/11/2007  11/11/2017                 Lock/117_0.0%/3
34            1   Barron's Promenade Shopping Center  $    36,872   1/11/2008  12/11/2017                 Lock/117_0.0%/3
35            2   Singing River Apartments            $    34,963  12/11/2007  11/11/2017                 Lock/117_0.0%/3
36            1   The Creek at Stone Oak              $    31,262   1/11/2008  1/11/2018            Lock/40_YM1/77_0.0%/4
37            1   Rochester New York Retail Portfolio $    32,042   2/11/2008  1/11/2018                  Lock/117_0.0%/3
38            1   Lawrence Southwind 12               $    30,780   6/1/2007    5/1/2017                  Lock/118_0.0%/2
39            1   The Shoppes at Monarch              $    26,318  12/11/2007  11/11/2017                 Lock/117_0.0%/3
40            2   Hillcrest Manor Apartments          $    29,908   1/1/2008   12/1/2017                  Lock/116_0.0%/4
41            1   Premier Medical Center              $    25,563   1/1/2008   12/1/2012                   Lock/56_0.0%/4
42            1   46-01 20th Avenue                   $    25,904   1/11/2008  12/11/2017                 Lock/116_0.0%/4
43            1   Holiday Inn Express Petersburg      $    26,371  12/11/2007  12/11/2017                 Lock/118_0.0%/3
44            1   Uintah Plaza                        $    24,499   7/11/2007  6/11/2017                  Lock/117_0.0%/3
45            1   University Center Professional
                  Building II                         $    22,888   7/1/2007    6/1/2017                  Lock/83_0.0%/37
46            1   ProSouth Office Building            $    21,307   8/11/2007  7/11/2017                  Lock/117_0.0%/3
47            1   George Portfolio (2)                $    20,769  12/11/2007  11/11/2017                 Lock/114_0.0%/6
48            1   Webster Parc                        $    20,639   3/11/2008  3/11/2018            Lock/38_YM1/79_0.0%/4
49            1   Waterstone I & II                   $    17,484   9/11/2007  1/11/2017                  Lock/110_0.0%/3
50            1   Shoppes at Fairlawn                 $    17,070  12/11/2007  11/11/2017                 Lock/117_0.0%/3
51            2   Hillcrest Green Apartments          $    16,744   1/1/2008   12/1/2017                  Lock/116_0.0%/4
52            1   Mission Village Shopping Center     $    15,534  12/11/2007  1/11/2018                  Lock/116_0.0%/6
53            1   Arbor Square III                    $    12,807   11/1/2007   4/1/2014                   Lock/75_0.0%/3
54            1   R&F Cheektowaga CSC                 $    12,418   1/1/2008   12/1/2037  12/1/2017        YM1/116_0.0%/4
55            2   Lake Bonny MHP                      $    12,187  12/11/2007  11/11/2017                 Lock/114_0.0%/6
56            1   Peoria Strip Center                 $    10,752  12/11/2007  11/11/2017                 Lock/114_0.0%/6
57            2   Bennington Greenlane Townhomes      $    10,084   1/11/2008  12/11/2017                 Lock/114_0.0%/6
58            2   Rugby Apartments                    $     9,600   2/11/2008  12/11/2017                 Lock/113_0.0%/6
59            1   Bruno's Shopping Center             $     7,030   7/11/2007  6/11/2017            Lock/46_YM1/71_0.0%/3
60            2   Cedar Village MHP                   $     6,593  12/11/2007  11/11/2014                  Lock/78_0.0%/6

TOTAL/WEIGHTED AVERAGE:                               $  6,262,377 11/13/2007  11/14/2016

MAXIMUM:                                              $  1,844,596  3/11/2008   2/1/2038
MINIMUM:                                              $      6,593  6/1/2007   5/11/2012

            LOAN                                       DEFEASANCE
 # CROSSED GROUP  LOAN NAME                             OPTION (5)
 - ------- ------ ---------                            -----------
 1            1   Waikiki Beach Walk Retail               Yes
 2            1   450 Lexington Avenue                    Yes
 3            1   1100 Executive Tower                    Yes (15)
 4            1   Killeen Mall                            Yes
 5            1   McHugh Marriott Hilton Portfolio        Yes
 6            1   Aguadilla Mall                          Yes
 7            2   Charlotte Multifamily Portfolio         Yes
 8            1   Southside Works                         Yes
 9            2   Lakeside Apartments (Phase II)          Yes
10            1   Radisson Hotel Dallas North             Yes
11            1   Wilshire Plaza Office Building          No
12            1   Holiday Inn Dallas North                Yes
13            1   Harvard Market                          Yes
14            1   R&F Amherst                             No
15   (A)      2   Stones Crossing                         Yes
16   (A)      2   Grand Eagle                             Yes
17            1   Park Place at Heathrow                  Yes
18            1   The Shoppes at Haydens Crossing         Yes
19            2   Arbors of Olmsted                       Yes
20   (B)      1   Holiday Inn Express Brooksville         Yes
21   (B)      1   Hampton Inn Spring Hill                 Yes
22            1   Embassy Suites                          Yes
23            1   Hecker Pass Plaza                       Yes
24            1   Hampton Inn - Erie                      Yes
25            1   Henderson Commons                       Yes
26            1   Gateway Medical Plaza I                 No
27            2   Stoney Run Apartments                   Yes
28            1   Quality Inn & Suites                    Yes
29            1   Medical Mall of Abilene                 No
                  R&F Furniture Showroom -
30            1   Philadelphia                            No
31            1   Hampton Inn - Morehead City, NC         Yes
32            1   Rolling Oaks                            No
33            1   Pacific Plaza                           Yes
34            1   Barron's Promenade Shopping Center      Yes
35            2   Singing River Apartments                Yes
36            1   The Creek at Stone Oak                  No
37            1   Rochester New York Retail Portfolio     Yes
38            1   Lawrence Southwind 12                   Yes
39            1   The Shoppes at Monarch                  Yes
40            2   Hillcrest Manor Apartments              Yes
41            1   Premier Medical Center                  Yes
42            1   46-01 20th Avenue                       Yes
43            1   Holiday Inn Express Petersburg          Yes
44            1   Uintah Plaza                            Yes
                  University Center Professional
45            1   Building II                             Yes
46            1   ProSouth Office Building                Yes

47            1   George Portfolio (2)                    Yes
48            1   Webster Parc                            No
49            1   Waterstone I & II                       Yes
50            1   Shoppes at Fairlawn                     Yes
51            2   Hillcrest Green Apartments              Yes
52            1   Mission Village Shopping Center         Yes
53            1   Arbor Square III                        Yes
54            1   R&F Cheektowaga CSC                     No
55            2   Lake Bonny MHP                          Yes
56            1   Peoria Strip Center                     Yes
57            2   Bennington Greenlane Townhomes          Yes
58            2   Rugby Apartments                        Yes
59            1   Bruno's Shopping Center                 No
60            2   Cedar Village MHP                       Yes

TOTAL/WEIGHTED AVERAGE:

MAXIMUM:
MINIMUM:

(A) THE UNDERLYING MORTGAGE LOANS SECURED BY STONES CROSSING AND GRAND EAGLE ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED.
(B) THE UNDERLYING MORTGAGE LOANS SECURED BY HOLIDAY INN EXPRESS BROOKSVILLE AND HAMPTON INN SPRING HILL ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED.

(1)  BASED ON A CUT-OFF DATE IN APRIL 2008.

(2) AT MATURITY WITH RESPECT TO BALLOON LOANS OR AT THE ANTICIPATED REPAYMENT DATE IN THE CASE OF ARD LOANS, THERE CAN BE NO ASSURANCE THAT THE VALUE OF ANY PARTICULAR MORTGAGED PROPERTY WILL NOT HAVE DECLINED FROM THE ORIGINAL APPRAISAL VALUE.

(3)  ANTICIPATED REPAYMENT DATE.

(4)  PREPAYMENT PROVISION AS OF ORIGINATION:
     LOCK/(x) = LOCKOUT OR DEFEASANCE FOR (x) PAYMENTS
     YMA/(y) = GREATER OF YIELD MAINTENANCE PREMIUM AND A% PREPAYMENT FOR (y) PAYMENTS
     A%/(y) = A% PREPAYMENT FOR (Y) PAYMENTS 0.0%/(z) = PREPAYABLE AT PAR FOR
     (z) PAYMENTS
(5)  "YES" MEANS THAT DEFEASANCE IS PERMITTED NOTWITHSTANDING THE LOCKOUT
     PERIOD.
(6) THE 450 LEXINGTON AVENUE TOTAL LOAN IS EVIDENCED BY A $310.0 MILLION MORTGAGE LOAN AND A $290.0 MILLION SUBORDINATE MEZZANINE LOAN. $110.0 MILLION OF THE MORTGAGE LOAN WILL BE AN ASSET OF THE ISSUING ENTITY. THE REMAINING $200.0 MILLION PARI-PASSU PORTION OF THE MORTGAGE LOAN HAS BEEN SECURITIZED IN THE CSMC 2007-C5 TRANSACTION WITH DIRECTING CERTIFICATE HOLDER RIGHTS. THE MEZZANINE LOAN IS SECURED BY A PLEDGE OF OWNERSHIP INTEREST IN THE BORROWER, AND HAS STANDARD LENDER PROTECTION AND IS SUBJECT TO STANDARD INTERCREDITOR AGREEMENTS. ALL CALCULATIONS ARE BASED ON THE $310.0 MILLION MORTGAGE LOAN.
(7) THE 1100 EXECUTIVE TOWER TOTAL DEBT IS EVIDENCED BY A $89.5 MILLION MORTGAGE LOAN, WHICH WILL BE AN ASSET OF THE ISSUING ENTITY AND A $17.32 MILLION MEZZANINE LOAN. THE MEZZANINE LOAN IS SECURED BY A PLEDGE OF OWNERSHIP INTEREST IN THE BORROWER, HAS STANDARD LENDER PROTECTION, AND IS SUBJECT TO A STANDARD INTERCREDITOR AGREEMENT. ALL CALCULATIONS ARE BASED ON THE $89.5 MILLION MORTGAGE LOAN.
(8) IN ADDITION TO THE $82.0 MILLION KILLEEN MALL LOAN, COLUMN FINANCIAL, INC. IS THE LENDER UNDER A BRIDGE LOAN TO BABCOCK & BROWN GREENFIELD HOLDINGS LP IN THE ORIGINAL PRINCIPAL AMOUNT OF $75.487 MILLION. AS OF FEBRUARY 22, 2008, THE OUTSTANDING PRINCIPAL BALANCE OF THE BRIDGE LOAN WAS $26.987 MILLION. THE BRIDGE LOAN CONSISTS OF BRIDGE EQUITY STRUCTURED AS DEBT AT THE PARENT LEVEL (THE PARENT OF EACH OF THE SOLE MEMBERS OF THE INDIVIDUAL UNCROSSED SPE BORROWERS UNDER THE KILLEEN MALL LOAN AND OTHER MORTGAGE LOANS NOT INCLUDED IN THE ISSUING ENTITY), AND IS NOT SECURED BY THE RELATED MORTGAGED REAL PROPERTY. THE BRIDGE LOAN IS SECURED BY A COLLATERAL ASSIGNMENT OF SPECIAL FUNDING AGREEMENT, WHICH IS A FUNDING AGREEMENT WITH AN INDIRECT, ULTIMATE AUSTRALIAN PARENT ENTITY THAT HAS CONTRACTUALLY AGREED TO ADVANCE FUNDS TO THE BRIDGE LOAN BORROWER AS NEEDED PURSUANT TO THE TERMS OF SUCH FUNDING AGREEMENT. COLUMN FINANCIAL, INC. IS ALSO THE BENEFICIARY OF A GUARANTY AGREEMENT BY BABCOCK & BROWN REAL ESTATE INVESTMENTS LLC, A DELAWARE LIMITED LIABILITY COMPANY, WHICH GUARANTY BACKSTOPS THE ENFORCEABILITY OF THE COLLATERAL ASSIGNMENT OF SPECIAL FUNDING AGREEMENT. THE BRIDGE LOAN IS SCHEDULED TO MATURE JUNE 9, 2009. THE BRIDGE LOAN IS INTEREST ONLY THROUGH AND INCLUDING DECEMBER 9, 2008, AFTER WHICH THE BRIDGE LOAN BORROWER WILL BE REQUIRED TO MAKE MONTHLY PAYMENTS OF PRINCIPAL (a) WITH RESPECT TO THE JANUARY 9, 2009 PAYMENT DATE, IN AN AMOUNT EQUAL TO THE LESSER OF (x) $10 MILLION AND (y) 37.3% OF THE OUTSTANDING PRINCIPAL AMOUNT OF THE BRIDGE LOAN, AND (b) THEREAFTER, IN AN AMOUNT SUFFICIENT TO FULLY AMORTIZE THE BRIDGE LOAN BY ITS MATURITY DATE, IN EACH CASE, TOGETHER WITH INTEREST THEREON. THE BRIDGE LOAN ACCRUES INTEREST AT LIBOR + 3.00% PER ANNUM.
(9)  THE BORROWER IS PERMITTED TO RELEASE A CERTAIN UNIMPROVED PARCEL OF LAND
     UPON: (i) PAYMENT OF $4,000,000 OR (ii) PAYMENT OF AN AMOUNT RESULTING IN AN LTV OF NO MORE THAN 65% AFTER THE RELEASE. SUCH PARTIAL PREPAYMENT MUST BE ACCOMPANIED WITH REQUIRED YIELD MAINTENANCE.
(10) THE BORROWER IS PERMITTED TO OBTAIN PARTIAL RELEASE OF ONE OR MORE INDIVIDUAL PROPERTIES THROUGH VOLUNTARY DEFEASANCE OF THE MCHUGH MARRIOTT HILTON PORTFOLIO LOAN UPON THE SATISFACTION OF CERTAIN CONDITIONS SET FORTH IN THE RELATED MORTGAGE LOAN DOCUMENTS, INCLUDING AMONG OTHERS: (i) AFTER GIVING EFFECT TO SUCH RELEASE, THE AGGREGATE DSCR FOR THE REMAINING PROPERTIES IS EQUAL TO OR GREATER THAN THE GREATER OF (A) 1.35x, (B) THE AGGREGATE DSCR FOR ALL OF THE PROPERTIES FOR THE TWELVE (12) MONTHS IMMEDIATELY PRECEDING THE LOAN CLOSING AND (C) THE AGGREGATE DSCR FOR THE THEN REMAINING PROPERTIES (INCLUDING THE PROPERTY TO BE RELEASED) FOR THE TWELVE (12) MONTHS IMMEDIATELY PRECEDING SUCH RELEASE; (ii) AFTER GIVING EFFECT TO SUCH RELEASE, THE AGGREGATE LTV FOR THE REMAINING PROPERTIES IS LESS THAN OR EQUAL TO THE LESSER OF (A) THE AGGREGATE LTV FOR ALL OF THE PROPERTIES AT LOAN CLOSING AND (B) THE AGGREGATE LTV FOR THE THEN REMAINING PROPERTIES (INCLUDING THE PROPERTY TO BE RELEASED) IMMEDIATELY PRECEDING SUCH RELEASE AND (iii) PARTIAL DEFEASANCE OF THE NOTE IN AN AMOUNT EQUAL TO 115% OF THE PRODUCT OF (A) THE QUOTIENT OBTAINED BY DIVIDING THE RELEASE AMOUNT FOR SUCH INDIVIDUAL PROPERTY BY THE SUM OF THE RELEASE AMOUNTS FOR ALL MCHUGH MARRIOTT HILTON PORTFOLIO PROPERTIES AND (B) THE OUTSTANDING PRINCIPAL BALANCE OF THE LOAN.

(11) THE BORROWER IS PERMITTED TO OBTAIN A PARTIAL RELEASE OF ONE OR MORE INDIVIDUAL PROPERTIES THROUGH VOLUNTARY DEFEASANCE OF THE CHARLOTTE MULTIFAMILY PORTFOLIO LOAN UPON THE SATISFACTION OF CERTAIN CONDITIONS SET FORTH IN THE RELATED MORTGAGE LOAN DOCUMENTS, INCLUDING AMONG OTHERS: (i) AFTER GIVING EFFECT TO SUCH RELEASE, THE AGGREGATE DSCR FOR THE REMAINING PROPERTIES IS EQUAL TO OR GREATER THAN THE GREATER OF (A) 1.47x, AND (B) THE DSCR FOR ALL OF THE THEN REMAINING PROPERTIES (INCLUDING THE PROPERTY TO BE RELEASED) FOR THE TWELVE MONTHS PRECEDING THE RELEASE OF THE INDIVIDUAL PROPERTY, (ii) AFTER GIVING EFFECT TO SUCH RELEASE, THE AGGREGATE LTV FOR THE REMAINING PROPERTIES IS EQUAL TO OR LESS THAN THE LESSER OF (A) 69.86%, AND (B) THE LTV FOR ALL OF THE THEN REMAINING PROPERTIES (INCLUDING THE PROPERTY TO BE RELEASED) IMMEDIATELY PRECEDING THE RELEASE OF THE INDIVIDUAL PROPERTY AND (iii) PARTIAL DEFEASANCE OF THE
     NOTE IN AN AMOUNT EQUAL TO 110% (OR 100%, WITH RESPECT TO ONE INDIVIDUAL PROPERTY, AS MAY BE IDENTIFIED BY THE BORROWER IN ACCORDANCE WITH THE RELATED LOAN DOCUMENTS) OF THE PRODUCT OF (A) THE QUOTIENT OBTAINED BY DIVIDING THE RELEASE AMOUNT FOR SUCH INDIVIDUAL PROPERTY BY THE SUM OF THE RELEASE AMOUNTS FOR ALL THE REMAINING PROPERTIES (INCLUDING THE PROPERTY TO BE RELEASED) AND (B) THE OUTSTANDING PRINCIPAL BALANCE OF THE CHARLOTTE MULTIFAMILY PORTFOLIO LOAN.

(12) THE BORROWER IS PERMITTED TO OBTAIN RELEASE OF ONE OR MORE OF THE PARCELS THAT SECURE THE RELATED MORTGAGE LOAN THROUGH VOLUNTARY DEFEASANCE OF THE SOUTHSIDE WORKS UPON THE SATISFACTION OF CERTAIN CONDITIONS INCLUDING, BUT NOT LIMITED TO: (i) THE DSCR WITH RESPECT TO THE REMAINING PARCELS IMMEDIATELY FOLLOWING THE RELEASE IS EQUAL TO OR GREATER THAN THE GREATER OF (A) 1.20x OR (B) THE DSCR IMMEDIATELY PRIOR TO THE PARTIAL RELEASE, (ii) THE LTV OF THE REMAINING PARCELS IMMEDIATELY FOLLOWING THE RELEASE IS NO GREATER THAN THE LESSER OF (A) 80% OR (B) THE LTV IMMEDIATELY PRECEDING THE PARTIAL RELEASE, (iii) CONFIRMATION FROM APPLICABLE RATING AGENCIES THAT SUCH RELEASE WILL NOT RESULT IN WITHDRAWAL, DOWNGRADE OR QUALIFICATION OF CURRENT RATINGS, AND (iv) DELIVERY OF A DEFEASANCE NOTE IN THE AMOUNT OF 120% OF THE ALLOCATED LOAN AMOUNT FOR THE APPLICABLE RELEASE PARCEL ($13,872,656 FOR THE SYDNEY STREET PARCEL; $3,074,977 FOR THE SOFFER PARCEL).

(13) THE BORROWER IS PERMITTED TO OBTAIN A PARTIAL RELEASE OF ONE OR MORE INDIVIDUAL PROPERTIES THROUGH VOLUNTARY DEFEASANCE OF THE RESPECTIVE LOAN UPON THE SATISFACTION OF CERTAIN CONDITIONS SET FORTH IN THE RELATED MORTGAGE LOAN DOCUMENTS, INCLUDING AMONG OTHERS: (i) THE DEFEASANCE OF THE
     NOTE IN AN AMOUNT EQUAL TO 125% OF THE ALLOCATED LOAN AMOUNT, (ii) THE DSCR OF THE REMAINING PROPERTY IS GREATER THAN OR EQUAL TO 1.20x, AND (iii) THE LTV OF THE REMAINING PROPERTY IS LESS THAN OR EQUAL TO 80%.

(14) THE BORROWER IS PERMITTED TO OBTAIN THE RELEASE OF A PORTION OF THE COLLATERAL SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS, INCLUDING, BUT NOT LIMITED TO: (i) IF THE RELEASE OCCURS ON OR PRIOR TO THAT CERTAIN DATE WHICH IS 2 YEARS AND 15 DAYS FOLLOWING THE DATE OF ISSUANCE OF THE CERTIFICATES, THEN (a) PARTIAL PREPAYMENT EQUAL TO THE SUM OF (1) THE PRODUCT OBTAINED BY MULTIPLYING 23.5% TIMES THE OUTSTANDING PRINCIPAL BALANCE OF THE LOAN, TIMES 115% AND (2) THE YIELD MAINTENANCE AMOUNT; (b) THE DSCR OF THE REMAINING MORTGAGED PROPERTY IS NO LESS THAN 1.20x; AND (c) THE LTV AFTER THE RELEASE MUST BE LESS THAN OR EQUAL TO 75%; (ii) IF THE RELEASE OCCURS AFTER THAT CERTAIN DATE WHICH IS 2 YEARS AND 15 DAYS FOLLOWING THE DATE OF ISSUANCE OF THE CERTIFICATES, THEN (a) PARTIAL DEFEASANCE OF AN AMOUNT EQUAL TO THE PRODUCT OBTAINED BY MULTIPLYING 23.5% TIMES THE OUTSTANDING PRINCIPAL BALANCE OF THE LOAN, TIMES 115%; AND (b)
     (1) IF THE RELEASE OCCURS PRIOR TO NOVEMBER 1, 2012, (A) THE DSCR OF THE REMAINING MORTGAGED PROPERTY IS NO LESS THAN 1.20x AND (B) THE LTV AFTER THE RELEASE MUST BE LESS THAN OR EQUAL TO 75%; OR (2) IF THE RELEASE OCCURS ON OR AFTER NOVEMBER 1, 2012, (A) THE DSCR OF THE REMAINING MORTGAGED PROPERTY IS NO LESS THAN 1.25x AND (B) THE LTV AFTER THE RELEASE MUST BE LESS THAN OR EQUAL TO 70%.

(15) COMMENCING ON THE SECOND ANNIVERSARY OF THE REMIC START-UP DATE AS DEFINED IN THE RELEVANT LOAN DOCUMENTS, THE BORROWER WILL ALSO HAVE THE OPTION TO OBTAIN A RELEASE OF THE MORTGAGED REAL PROPERTY FROM THE LIEN OF THE MORTGAGE LOAN THROUGH DEFEASANCE.

                      ADDITIONAL MORTGAGE LOAN INFORMATION

                                                                  CUT-OFF DATE
              LOAN                                                 PRINCIPAL           APPRAISED        CUT-OFF DATE
 #   CROSSED  GROUP  LOAN NAME                                    BALANCE (1)            VALUE       LTV RATIO (1), (2)
 -   -------  -----  ---------                                    -----------            -----       ------------------
 1              1    Waikiki Beach Walk Retail                   $ 130,310,000      $   173,800,000        75.0%
 2              1    450 Lexington Avenue                        $ 110,000,000 (6)  $   851,000,000        36.4%       (6)
 3              1    1100 Executive Tower                        $  89,500,000 (7)  $   165,400,000        54.1%       (7)
 4              1    Killeen Mall                                $  82,000,000 (8)  $   102,500,000        80.0%       (8)
 5              1    McHugh Marriott Hilton Portfolio            $  51,003,260      $    71,200,000        71.6%
 6              1    Aguadilla Mall                              $  34,000,000      $    63,000,000        54.0%
 7              2    Charlotte Multifamily Portfolio             $  33,465,000      $    47,900,000        69.9%
 8              1    Southside Works                             $  32,900,000      $    42,700,000        77.0%
 9              2    Lakeside Apartments (Phase II)              $  19,135,000      $    27,300,000        70.1%
 10             1    Radisson Hotel Dallas North                 $  16,750,852      $    27,100,000        61.8%
 11             1    Wilshire Plaza Office Building              $  16,684,000      $    22,300,000        74.8%
 12             1    Holiday Inn Dallas North                    $  15,923,181      $    24,700,000        64.5%
 13             1    Harvard Market                              $  12,500,000      $    16,750,000        74.6%
 14             1    R&F Amherst                                 $  11,958,965      $    15,000,000        79.7%
 15    (A)      2    Stones Crossing                             $   7,025,003      $     8,900,000        70.2%
 16    (A)      2    Grand Eagle                                 $   4,675,183      $     7,775,000        70.2%
 17             1    Park Place at Heathrow                      $  11,574,354      $    16,600,000        69.7%
 18             1    The Shoppes at Haydens Crossing             $  11,500,000      $    14,400,000        79.9%
 19             2    Arbors of Olmsted                           $   9,200,000      $    11,600,000        79.3%
 20    (B)      1    Holiday Inn Express Brooksville             $   4,879,579      $     6,925,000        64.1%
 21    (B)      1    Hampton Inn Spring Hill                     $   4,282,080      $     7,375,000        64.1%
 22             1    Embassy Suites                              $   9,058,021      $    17,200,000        52.7%
 23             1    Hecker Pass Plaza                           $   9,014,848      $    15,950,000        56.5%
 24             1    Hampton Inn - Erie                          $   8,522,402      $    13,950,000        61.1%
 25             1    Henderson Commons                           $   7,817,065      $    13,800,000        56.6%
 26             1    Gateway Medical Plaza I                     $   7,725,000      $    10,000,000        77.3%
 27             2    Stoney Run Apartments                       $   7,700,000      $     9,800,000        78.6%
 28             1    Quality Inn & Suites                        $   7,465,209      $    14,000,000        53.3%
 29             1    Medical Mall of Abilene                     $   6,857,000      $    10,550,000        65.0%
 30             1    R&F Furniture Showroom - Philadelphia       $   6,726,918      $     9,000,000        74.7%
 31             1    Hampton Inn - Morehead City, NC             $   6,721,427      $     9,900,000        67.9%
 32             1    Rolling Oaks                                $   6,624,898      $    11,600,000        57.1%
 33             1    Pacific Plaza                               $   6,000,000      $     9,000,000        66.7%
 34             1    Barron's Promenade Shopping Center          $   5,473,715      $     7,700,000        71.1%
 35             2    Singing River Apartments                    $   5,068,349      $     6,800,000        74.5%
 36             1    The Creek at Stone Oak                      $   4,900,000      $     6,200,000        79.0%
 37             1    Rochester New York Retail Portfolio         $   4,898,328      $     7,500,000        65.3%
 38             1    Lawrence Southwind 12                       $   4,726,156      $     7,000,000        67.5%
 39             1    The Shoppes at Monarch                      $   4,500,000      $     6,200,000        72.6%
 40             2    Hillcrest Manor Apartments                  $   4,462,099      $     6,400,000        69.7%
 41             1    Premier Medical Center                      $   4,265,000      $     5,700,000        74.8%
 42             1    46-01 20th Avenue                           $   3,987,579      $     5,400,000        73.8%
 43             1    Holiday Inn Express Petersburg              $   3,984,670      $     5,500,000        72.4%
 44             1    Uintah Plaza                                $   3,964,294      $     5,500,000        72.1%
 45             1    University Center Professional Building II  $   3,959,028      $    10,700,000        37.0%
 46             1    ProSouth Office Building                    $   3,569,345      $     4,625,000        77.2%
 47             1    George Portfolio (2)                        $   3,243,562      $     4,850,000        66.9%
 48             1    Webster Parc                                $   3,225,000      $     4,400,000        73.3%
 49             1    Waterstone I & II                           $   2,935,000      $     3,900,000        75.3%
 50             1    Shoppes at Fairlawn                         $   2,670,000      $     3,400,000        78.5%
 51             2    Hillcrest Green Apartments                  $   2,631,405      $     3,300,000        79.7%
 52             1    Mission Village Shopping Center             $   2,439,767      $     3,800,000        64.2%
 53             1    Arbor Square III                            $   2,100,000      $     3,100,000        67.7%
 54             1    R&F Cheektowaga CSC                         $   1,995,154      $     2,670,000        74.7%
 55             2    Lake Bonny MHP                              $   1,879,000      $     2,600,000        72.3%
 56             1    Peoria Strip Center                         $   1,673,123      $     2,250,000        74.4%
 57             2    Bennington Greenlane Townhomes              $   1,545,238      $     2,000,000        77.3%
 58             2    Rugby Apartments                            $   1,500,000      $     2,400,000        62.5%
 59             1    Bruno's Shopping Center                     $   1,115,379      $     1,600,000        69.7%
 60             2    Cedar Village MHP                           $     996,168      $     1,450,000        68.7%
                                                                 -----------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                          $ 887,206,601      $ 1,995,920,000        65.2%
                                                                 =====================================================

                    MAXIMUM:                                     $ 130,310,000      $   851,000,000        80.0%
                    MINIMUM:                                     $     996,168      $     1,450,000        36.4%

                                                                                      MATURITY/
              LOAN                                               MATURITY/ARD          ARD LTV              U/W            U/W
 #   CROSSED  GROUP  LOAN NAME                                    BALANCE (3)       RATIO (2) (3)           NOI          NCF (4)
 -   -------  -----  ---------                                    -----------       -------------           ---          -------
 1              1    Waikiki Beach Walk Retail                   $ 130,310,000          75.0%          $   9,967,769  $   9,679,058
 2              1    450 Lexington Avenue                        $ 110,000,000 (6)      36.4%     (6)  $  42,072,046  $  41,841,562
 3              1    1100 Executive Tower                        $  89,500,000 (7)      54.1%     (7)  $   7,021,249  $   6,946,686
 4              1    Killeen Mall                                $  82,000,000 (8)      80.0%     (8)  $   6,765,795  $   6,154,026
 5              1    McHugh Marriott Hilton Portfolio            $  45,075,340          63.3%          $   6,505,212  $   5,838,227
 6              1    Aguadilla Mall                              $  32,036,970          50.9%          $   4,385,643  $   4,132,108
 7              2    Charlotte Multifamily Portfolio             $  33,465,000          69.9%          $   2,807,073  $   2,621,073
 8              1    Southside Works                             $  30,968,920          72.5%          $   3,029,738  $   2,918,430
 9              2    Lakeside Apartments (Phase II)              $  16,833,306          61.7%          $   1,658,764  $   1,603,764
 10             1    Radisson Hotel Dallas North                 $  15,649,750          57.7%          $   2,546,041  $   2,218,149
 11             1    Wilshire Plaza Office Building              $  15,120,493          67.8%          $   1,704,768  $   1,500,756
 12             1    Holiday Inn Dallas North                    $  12,700,787          51.4%          $   2,072,550  $   1,833,681
 13             1    Harvard Market                              $  11,735,203          70.1%          $   1,176,916  $   1,108,787
 14             1    R&F Amherst                                 $  10,273,306          68.5%          $   1,155,125  $   1,084,100
 15    (A)      2    Stones Crossing                             $   6,072,554          60.7%          $     701,101  $     661,101
 16    (A)      2    Grand Eagle                                 $   4,041,322          60.7%          $     470,864  $     432,864
 17             1    Park Place at Heathrow                      $   9,956,997          60.0%          $   1,104,012  $   1,045,908
 18             1    The Shoppes at Haydens Crossing             $  10,361,498          72.0%          $   1,000,036  $     985,051
 19             2    Arbors of Olmsted                           $   8,288,683          71.5%          $     867,423  $     837,423
 20    (B)      1    Holiday Inn Express Brooksville             $   4,220,604          55.4%          $     715,308  $     647,571
 21    (B)      1    Hampton Inn Spring Hill                     $   3,703,795          55.4%          $     667,030  $     598,283
 22             1    Embassy Suites                              $   7,895,484          45.9%          $   1,491,863  $   1,122,977
 23             1    Hecker Pass Plaza                           $   7,619,117          47.8%          $     945,867  $     875,097
 24             1    Hampton Inn - Erie                          $   7,371,405          52.8%          $   1,187,947  $   1,073,217
 25             1    Henderson Commons                           $   6,755,926          49.0%          $     859,698  $     811,980
 26             1    Gateway Medical Plaza I                     $   6,900,904          69.0%          $     738,721  $     690,820
 27             2    Stoney Run Apartments                       $   6,943,170          70.8%          $     701,846  $     675,346
 28             1    Quality Inn & Suites                        $   5,989,344          42.8%          $   1,189,671  $   1,085,422
 29             1    Medical Mall of Abilene                     $   6,584,055          62.4%          $     739,158  $     727,479
 30             1    R&F Furniture Showroom - Philadelphia       $   5,778,735          64.2%          $     678,920  $     644,593
 31             1    Hampton Inn - Morehead City, NC             $   5,802,739          58.6%          $     891,045  $     786,878
 32             1    Rolling Oaks                                $   5,620,499          48.5%          $     740,116  $     677,402
 33             1    Pacific Plaza                               $   5,273,029          58.6%          $     528,137  $     501,568
 34             1    Barron's Promenade Shopping Center          $   4,800,261          62.3%          $     552,725  $     530,651
 35             2    Singing River Apartments                    $   4,036,913          59.4%          $     548,079  $     514,579
 36             1    The Creek at Stone Oak                      $   4,392,590          70.8%          $     478,972  $     450,802
 37             1    Rochester New York Retail Portfolio         $   4,260,540          56.8%          $     518,394  $     464,637
 38             1    Lawrence Southwind 12                       $   3,712,127          53.0%          $     558,009  $     514,368
 39             1    The Shoppes at Monarch                      $   4,196,161          67.7%          $     397,546  $     382,370
 40             2    Hillcrest Manor Apartments                  $   3,908,095          61.1%          $     526,790  $     500,790
 41             1    Premier Medical Center                      $   4,265,000          74.8%          $     412,474  $     409,360
 42             1    46-01 20th Avenue                           $   3,464,313          64.2%          $     391,447  $     372,064
 43             1    Holiday Inn Express Petersburg              $   3,474,030          63.2%          $     469,674  $     418,155
 44             1    Uintah Plaza                                $   3,412,907          62.1%          $     442,116  $     371,834
 45             1    University Center Professional Building II  $   3,349,294          31.3%          $     469,092  $     431,966
 46             1    ProSouth Office Building                    $   3,043,125          65.8%          $     383,521  $     326,230
 47             1    George Portfolio (2)                        $   2,808,916          57.9%          $     334,263  $     311,820
 48             1    Webster Parc                                $   2,890,750          65.7%          $     314,845  $     298,468
 49             1    Waterstone I & II                           $   2,678,495          68.7%          $     270,668  $     255,442
 50             1    Shoppes at Fairlawn                         $   2,352,136          69.2%          $     262,351  $     246,665
 51             2    Hillcrest Green Apartments                  $   2,273,741          68.9%          $     286,512  $     262,512
 52             1    Mission Village Shopping Center             $   2,101,966          55.3%          $     279,602  $     260,486
 53             1    Arbor Square III                            $   2,012,339          64.9%          $     216,495  $     216,495
 54             1    R&F Cheektowaga CSC                         $   1,713,929          64.2%          $     215,006  $     195,127
 55             2    Lake Bonny MHP                              $   1,692,373          65.1%          $     183,862  $     178,562
 56             1    Peoria Strip Center                         $   1,450,276          64.5%          $     166,074  $     155,756
 57             2    Bennington Greenlane Townhomes              $   1,344,067          67.2%          $     165,396  $     159,396
 58             2    Rugby Apartments                            $   1,323,762          55.2%          $     149,117  $     146,117
 59             1    Bruno's Shopping Center                     $     965,111          60.3%          $     125,713  $     116,033
 60             2    Cedar Village MHP                           $     918,950          63.4%          $     100,674  $      98,524
                                                                 ------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                          $ 837,691,102          61.4%          $ 118,306,869  $ 112,950,596
                                                                 ==================================================================

                    MAXIMUM:                                     $ 130,310,000          80.0%          $  42,072,046  $  41,841,562
                    MINIMUM:                                     $     918,950          31.3%          $     100,674  $      98,524

                                                                                                                          TOTAL
              LOAN                                                  U/W                     MASTER                    ADMINISTRATIVE
 #   CROSSED  GROUP  LOAN NAME                                   DSCR (5)                  SERVICER                        FEES
 -   -------  -----  ---------                                   --------                  --------                        ----
 1              1    Waikiki Beach Walk Retail                     1.36x   KeyCorp Real Estate Capital Markets, Inc.     0.02260%
 2              1    450 Lexington Avenue                          1.89x   KeyCorp Real Estate Capital Markets, Inc.     0.02260%
 3              1    1100 Executive Tower                          1.42x   KeyCorp Real Estate Capital Markets, Inc.     0.02260%
 4              1    Killeen Mall                                  1.27x   KeyCorp Real Estate Capital Markets, Inc.     0.02260%
 5              1    McHugh Marriott Hilton Portfolio              1.37x   KeyCorp Real Estate Capital Markets, Inc.     0.02260%
 6              1    Aguadilla Mall                                1.59x   KeyCorp Real Estate Capital Markets, Inc.     0.05260%
 7              2    Charlotte Multifamily Portfolio               1.28x   KeyCorp Real Estate Capital Markets, Inc.     0.02260%
 8              1    Southside Works                               1.17x   KeyCorp Real Estate Capital Markets, Inc.     0.05260%
 9              2    Lakeside Apartments (Phase II)                1.21x   KeyCorp Real Estate Capital Markets, Inc.     0.02260%
 10             1    Radisson Hotel Dallas North                   1.40x   KeyCorp Real Estate Capital Markets, Inc.     0.02260%
 11             1    Wilshire Plaza Office Building                1.23x   KeyCorp Real Estate Capital Markets, Inc.     0.05260%
 12             1    Holiday Inn Dallas North                      1.38x   KeyCorp Real Estate Capital Markets, Inc.     0.02260%
 13             1    Harvard Market                                1.20x   KeyCorp Real Estate Capital Markets, Inc.     0.03510%
 14             1    R&F Amherst                                   1.21x   KeyCorp Real Estate Capital Markets, Inc.     0.05260%
 15    (A)      2    Stones Crossing                               1.22x   KeyCorp Real Estate Capital Markets, Inc.     0.02260%
 16    (A)      2    Grand Eagle                                   1.22x   KeyCorp Real Estate Capital Markets, Inc.     0.02260%
 17             1    Park Place at Heathrow                        1.21x   KeyCorp Real Estate Capital Markets, Inc.     0.05260%
 18             1    The Shoppes at Haydens Crossing               1.21x   KeyCorp Real Estate Capital Markets, Inc.     0.05260%
 19             2    Arbors of Olmsted                             1.29x   KeyCorp Real Estate Capital Markets, Inc.     0.03510%
 20    (B)      1    Holiday Inn Express Brooksville               1.78x   KeyCorp Real Estate Capital Markets, Inc.     0.03510%
 21    (B)      1    Hampton Inn Spring Hill                       1.78x   KeyCorp Real Estate Capital Markets, Inc.     0.03510%
 22             1    Embassy Suites                                1.58x   KeyCorp Real Estate Capital Markets, Inc.     0.07260%
 23             1    Hecker Pass Plaza                             1.38x   KeyCorp Real Estate Capital Markets, Inc.     0.05260%
 24             1    Hampton Inn - Erie                            1.64x   KeyCorp Real Estate Capital Markets, Inc.     0.02260%
 25             1    Henderson Commons                             1.36x   KeyCorp Real Estate Capital Markets, Inc.     0.03510%
 26             1    Gateway Medical Plaza I                       1.20x   KeyCorp Real Estate Capital Markets, Inc.     0.10260%
 27             2    Stoney Run Apartments                         1.23x   KeyCorp Real Estate Capital Markets, Inc.     0.03510%
 28             1    Quality Inn & Suites                          1.72x   KeyCorp Real Estate Capital Markets, Inc.     0.10260%
 29             1    Medical Mall of Abilene                       1.31x   KeyCorp Real Estate Capital Markets, Inc.     0.10260%
 30             1    R&F Furniture Showroom - Philadelphia         1.28x   KeyCorp Real Estate Capital Markets, Inc.     0.05260%
 31             1    Hampton Inn - Morehead City, NC               1.54x   KeyCorp Real Estate Capital Markets, Inc.     0.05260%
 32             1    Rolling Oaks                                  1.43x   KeyCorp Real Estate Capital Markets, Inc.     0.07260%
 33             1    Pacific Plaza                                 1.21x   KeyCorp Real Estate Capital Markets, Inc.     0.02260%
 34             1    Barron's Promenade Shopping Center            1.20x   KeyCorp Real Estate Capital Markets, Inc.     0.02260%
 35             2    Singing River Apartments                      1.23x   KeyCorp Real Estate Capital Markets, Inc.     0.02260%
 36             1    The Creek at Stone Oak                        1.20x   KeyCorp Real Estate Capital Markets, Inc.     0.03510%
 37             1    Rochester New York Retail Portfolio           1.21x   KeyCorp Real Estate Capital Markets, Inc.     0.02260%
 38             1    Lawrence Southwind 12                         1.39x   KeyCorp Real Estate Capital Markets, Inc.     0.05260%
 39             1    The Shoppes at Monarch                        1.21x   KeyCorp Real Estate Capital Markets, Inc.     0.02260%
 40             2    Hillcrest Manor Apartments                    1.40x   KeyCorp Real Estate Capital Markets, Inc.     0.07260%
 41             1    Premier Medical Center                        1.33x   KeyCorp Real Estate Capital Markets, Inc.     0.07260%
 42             1    46-01 20th Avenue                             1.20x   KeyCorp Real Estate Capital Markets, Inc.     0.02260%
 43             1    Holiday Inn Express Petersburg                1.32x   KeyCorp Real Estate Capital Markets, Inc.     0.03510%
 44             1    Uintah Plaza                                  1.26x   KeyCorp Real Estate Capital Markets, Inc.     0.03510%
 45             1    University Center Professional Building II    1.57x   KeyCorp Real Estate Capital Markets, Inc.     0.10260%
 46             1    ProSouth Office Building                      1.28x   KeyCorp Real Estate Capital Markets, Inc.     0.06260%
 47             1    George Portfolio (2)                          1.25x   KeyCorp Real Estate Capital Markets, Inc.     0.02260%
 48             1    Webster Parc                                  1.21x   KeyCorp Real Estate Capital Markets, Inc.     0.03510%
 49             1    Waterstone I & II                             1.22x   KeyCorp Real Estate Capital Markets, Inc.     0.03510%
 50             1    Shoppes at Fairlawn                           1.20x   KeyCorp Real Estate Capital Markets, Inc.     0.02260%
 51             2    Hillcrest Green Apartments                    1.31x   KeyCorp Real Estate Capital Markets, Inc.     0.07260%
 52             1    Mission Village Shopping Center               1.40x   KeyCorp Real Estate Capital Markets, Inc.     0.02260%
 53             1    Arbor Square III                              1.41x   KeyCorp Real Estate Capital Markets, Inc.     0.05260%
 54             1    R&F Cheektowaga CSC                           1.31x   KeyCorp Real Estate Capital Markets, Inc.     0.05260%
 55             2    Lake Bonny MHP                                1.22x   KeyCorp Real Estate Capital Markets, Inc.     0.02260%
 56             1    Peoria Strip Center                           1.21x   KeyCorp Real Estate Capital Markets, Inc.     0.02260%
 57             2    Bennington Greenlane Townhomes                1.32x   KeyCorp Real Estate Capital Markets, Inc.     0.03510%
 58             2    Rugby Apartments                              1.27x   KeyCorp Real Estate Capital Markets, Inc.     0.11260%
 59             1    Bruno's Shopping Center                       1.38x   KeyCorp Real Estate Capital Markets, Inc.     0.02260%
 60             2    Cedar Village MHP                             1.25x   KeyCorp Real Estate Capital Markets, Inc.     0.02260%
                                                                 --------
TOTAL/WEIGHTED AVERAGE:                                            1.41x
                                                                 ========

                    MAXIMUM:                                       1.89x
                    MINIMUM:                                       1.17x

(A) THE UNDERLYING MORTGAGE LOANS SECURED BY STONES CROSSING AND GRAND EAGLE ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED.
(B) THE UNDERLYING MORTGAGE LOANS SECURED BY HOLIDAY INN EXPRESS BROOKSVILLE AND HAMPTON INN SPRING HILL ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED.

(1)  BASED ON A CUT-OFF DATE IN APRIL 2008.
(2) IN THE CASE OF CROSS-COLLATERALIZED AND CROSS-DEFAULTED UNDERLYING MORTGAGE LOANS, THE COMBINED LTV IS PRESENTED FOR EACH AND EVERY RELATED UNDERLYING MORTGAGE LOAN.
(3) AT MATURITY WITH RESPECT TO BALLOON LOANS OR AT THE ANTICIPATED REPAYMENT DATE IN THE CASE OF ARD LOANS, THERE CAN BE NO ASSURANCE THAT THE VALUE OF ANY PARTICULAR MORTGAGED PROPERTY WILL NOT HAVE DECLINED FROM THE ORIGINAL APPRAISAL VALUE.
(4) U/W NCF REFLECTS THE NET CASH FLOW AFTER UNDERWRITTEN REPLACEMENT RESERVES, UNDERWRITTEN LC'S & TI's AND UNDERWRITTEN FF&E.

(5) U/W DSCR IS BASED ON THE AMOUNT OF THE MONTHLY PAYMENTS PRESENTED. IN THE CASE OF CROSS-COLLATERALIZED AND CROSS-DEFAULTED UNDERLYING MORTGAGE LOANS THE COMBINED DSCR IS PRESENTED FOR EACH AND EVERY RELATED UNDERLYING MORTGAGE LOAN.
(6) THE 450 LEXINGTON AVENUE TOTAL LOAN IS EVIDENCED BY A $310.0 MILLION MORTGAGE LOAN AND A $290.0 MILLION SUBORDINATE MEZZANINE LOAN. $110.0 MILLION OF THE MORTGAGE LOAN WILL BE AN ASSET OF THE ISSUING ENTITY. THE REMAINING $200.0 MILLION PARI-PASSU PORTION OF THE MORTGAGE LOAN HAS BEEN SECURITIZED IN THE CSMC 2007-C5 TRANSACTION WITH DIRECTING CERTIFICATE HOLDER RIGHTS. THE MEZZANINE LOAN IS SECURED BY A PLEDGE OF OWNERSHIP INTEREST IN THE BORROWER, AND HAS STANDARD LENDER PROTECTION AND IS SUBJECT TO STANDARD INTERCREDITOR AGREEMENTS. ALL CALCULATIONS ARE BASED ON THE $310.0 MILLION MORTGAGE LOAN.
(7) THE 1100 EXECUTIVE TOWER TOTAL DEBT IS EVIDENCED BY A $89.5 MILLION MORTGAGE LOAN, WHICH WILL BE AN ASSET OF THE ISSUING ENTITY AND A $17.32 MILLION MEZZANINE LOAN. THE MEZZANINE LOAN IS SECURED BY A PLEDGE OF OWNERSHIP INTEREST IN THE BORROWER, HAS STANDARD LENDER PROTECTION, AND IS SUBJECT TO A STANDARD INTERCREDITOR AGREEMENT. ALL CALCULATIONS ARE BASED ON THE $89.5 MILLION MORTGAGE LOAN.
(8) IN ADDITION TO THE $82.0 MILLION KILLEEN MALL LOAN, COLUMN FINANCIAL, INC. IS THE LENDER UNDER A BRIDGE LOAN TO BABCOCK & BROWN GREENFIELD HOLDINGS LP IN THE ORIGINAL PRINCIPAL AMOUNT OF $75.487 MILLION. AS OF FEBRUARY 22, 2008, THE OUTSTANDING PRINCIPAL BALANCE OF THE BRIDGE LOAN WAS $26.987 MILLION. THE BRIDGE LOAN CONSISTS OF BRIDGE EQUITY STRUCTURED AS DEBT AT THE PARENT LEVEL (THE PARENT OF EACH OF THE SOLE MEMBERS OF THE INDIVIDUAL UNCROSSED SPE BORROWERS UNDER THE KILLEEN MALL LOAN AND OTHER MORTGAGE LOANS NOT INCLUDED IN THE ISSUING ENTITY), AND IS NOT SECURED BY THE RELATED MORTGAGED REAL PROPERTY. THE BRIDGE LOAN IS SECURED BY A COLLATERAL ASSIGNMENT OF SPECIAL FUNDING AGREEMENT, WHICH IS A FUNDING AGREEMENT WITH AN INDIRECT, ULTIMATE AUSTRALIAN PARENT ENTITY THAT HAS CONTRACTUALLY AGREED TO ADVANCE FUNDS TO THE BRIDGE LOAN BORROWER AS NEEDED PURSUANT TO THE TERMS OF SUCH FUNDING AGREEMENT. COLUMN FINANCIAL, INC. IS ALSO THE BENEFICIARY OF A GUARANTY AGREEMENT BY BABCOCK & BROWN REAL ESTATE INVESTMENTS LLC, A DELAWARE LIMITED LIABILITY COMPANY, WHICH GUARANTY BACKSTOPS THE ENFORCEABILITY OF THE COLLATERAL ASSIGNMENT OF SPECIAL FUNDING AGREEMENT. THE BRIDGE LOAN IS SCHEDULED TO MATURE JUNE 9, 2009. THE BRIDGE LOAN IS INTEREST ONLY THROUGH AND INCLUDING DECEMBER 9, 2008, AFTER WHICH THE BRIDGE LOAN BORROWER WILL BE REQUIRED TO MAKE MONTHLY PAYMENTS OF PRINCIPAL (A) WITH RESPECT TO THE JANUARY 9, 2009 PAYMENT DATE, IN AN AMOUNT EQUAL TO THE LESSER OF (X) $10 MILLION AND (Y) 37.3% OF THE OUTSTANDING PRINCIPAL AMOUNT OF THE BRIDGE LOAN, AND (B) THEREAFTER, IN AN AMOUNT SUFFICIENT TO FULLY AMORTIZE THE BRIDGE LOAN BY ITS MATURITY DATE, IN EACH CASE, TOGETHER WITH INTEREST THEREON. THE BRIDGE LOAN ACCRUES INTEREST AT LIBOR + 3.00% PER ANNUM.

             HISTORICAL PERFORMANCE OF THE MORTGAGED REAL PROPERTIES

                                                                  CUT-OFF DATE            MOST          MOST          MOST
               LOAN                                                 PRINCIPAL            RECENT        RECENT        RECENT
 #    CROSSED  GROUP  PROPERTY NAME                                BALANCE (1)            EGI         EXPENSES        NOI
 -    -------  -----  -------------                                -----------            ---         --------        ---
 1               1    Waikiki Beach Walk Retail                   $ 130,310,000                N/A           N/A           N/A
 2               1    450 Lexington Avenue                        $ 110,000,000 (2)  $  60,922,689  $ 34,358,284  $ 26,564,405
 3               1    1100 Executive Tower                        $  89,500,000 (3)  $  10,341,898  $  4,484,877  $  5,857,021
 4               1    Killeen Mall                                $  82,000,000 (4)  $  10,708,264  $  3,958,860  $  6,749,404
5.1              1    Hampton Inn Mt. Vernon                      $   7,458,777      $   2,279,705  $  1,255,122  $  1,024,583
5.2              1    Courtyard Inn Southport Crossing            $   7,166,218      $   2,329,691  $  1,411,251  $    918,440
5.3              1    Hampton Inn Joplin                          $   6,999,468      $   2,152,550  $  1,223,925  $    928,625
5.4              1    Hilton Garden Inn Joplin                    $   6,919,589      $   2,052,490  $  1,237,819  $    814,671
5.5              1    Hampton Inn Marion                          $   6,220,640      $   1,951,437  $  1,177,869  $    773,568
5.6              1    Hampton Inn Anderson                        $   6,070,866      $   2,196,362  $  1,270,943  $    925,419
5.7              1    Fairfield Inn Indianapolis                  $   3,758,345      $   1,285,907  $    821,311  $    464,596
5.8              1    Fairfield Inn Collinsville                  $   3,344,967      $   1,244,077  $    870,511  $    373,566
5.9              1    Fairfield Inn Joplin                        $   3,064,389      $   1,182,435  $    784,816  $    397,619
 6               1    Aguadilla Mall                              $  34,000,000      $   6,799,898  $  2,584,311  $  4,215,587
7.1              2    Sharon Pointe                               $  10,330,000      $   1,329,226  $    569,615  $    759,611
7.2              2    Wexford                                     $   6,825,000      $   1,087,226  $    467,216  $    620,010
7.3              2    Waters Edge                                 $   6,670,000      $     984,662  $    371,353  $    613,309
7.4              2    Highland Ridge                              $   5,580,000      $     742,282  $    358,098  $    384,184
7.5              2    Marion Ridge                                $   4,060,000      $     876,955  $    402,587  $    474,368
 8               1    Southside Works                             $  32,900,000      $   4,398,950  $  2,016,353  $  2,382,597
 9               2    Lakeside Apartments (Phase II)              $  19,135,000      $   2,444,773  $    716,574  $  1,728,199
 10              1    Radisson Hotel Dallas North                 $  16,750,852      $   8,197,260  $  5,719,134  $  2,478,126
 11              1    Wilshire Plaza Office Building              $  16,684,000      $   3,088,576  $  1,725,056  $  1,363,519
 12              1    Holiday Inn Dallas North                    $  15,923,181      $   5,971,865  $  3,889,894  $  2,081,971
 13              1    Harvard Market                              $  12,500,000      $   1,576,553  $    444,273  $  1,132,280
 14              1    R&F Amherst                                 $  11,958,965      $   1,573,527  $    288,473  $  1,285,053
 15     (A)      2    Stones Crossing                             $   7,025,003      $   1,239,096  $    434,316  $    804,780
 16     (A)      2    Grand Eagle                                 $   4,675,183      $   1,024,717  $    404,408  $    620,309
 17              1    Park Place at Heathrow                      $  11,574,354      $   1,138,643  $    273,721  $    864,921
 18              1    The Shoppes at Haydens Crossing             $  11,500,000                N/A           N/A           N/A
 19              2    Arbors of Olmsted                           $   9,200,000                N/A           N/A           N/A
 20     (B)      1    Holiday Inn Express Brooksville             $   4,879,579      $   1,900,647  $    752,712  $  1,147,935
 21     (B)      1    Hampton Inn Spring Hill                     $   4,282,080      $   1,718,649  $    944,033  $    774,616
 22              1    Embassy Suites                              $   9,058,021      $   8,801,020  $  7,623,452  $  1,177,568
 23              1    Hecker Pass Plaza                           $   9,014,848      $   1,303,716  $    229,175  $  1,074,541
 24              1    Hampton Inn - Erie                          $   8,522,402      $   2,945,114  $  1,673,883  $  1,271,231
 25              1    Henderson Commons                           $   7,817,065      $     695,335  $    171,862  $    523,473
 26              1    Gateway Medical Plaza I                     $   7,725,000      $     817,167  $    299,945  $    517,221
 27              2    Stoney Run Apartments                       $   7,700,000                N/A           N/A           N/A
 28              1    Quality Inn & Suites                        $   7,465,209      $   3,475,000  $  2,146,000  $  1,329,000
 29              1    Medical Mall of Abilene                     $   6,857,000      $     949,149  $    387,595  $    561,554
 30              1    R&F Furniture Showroom - Philadelphia       $   6,726,918      $     629,453  $    126,641  $    502,812
 31              1    Hampton Inn - Morehead City, NC             $   6,721,427      $   2,619,885  $  1,658,417  $    961,468
 32              1    Rolling Oaks                                $   6,624,898      $   1,042,130  $    192,597  $    849,534
 33              1    Pacific Plaza                               $   6,000,000      $     718,413  $    176,048  $    542,365
 34              1    Barron's Promenade Shopping Center          $   5,473,715      $     709,974  $    165,527  $    544,447
 35              2    Singing River Apartments                    $   5,068,349      $     980,300  $    396,842  $    583,458
 36              1    The Creek at Stone Oak                      $   4,900,000                N/A           N/A           N/A
37.1             1    Bay Center Plaza                            $   2,547,131      $     416,653  $    123,837  $    292,816
37.2             1    Northampton Towne Center                    $   2,351,197      $     330,449  $    125,070  $    205,379
 38              1    Lawrence Southwind 12                       $   4,726,156      $     608,356  $          0  $    608,356
 39              1    The Shoppes at Monarch                      $   4,500,000                N/A           N/A           N/A
 40              2    Hillcrest Manor Apartments                  $   4,462,099      $   1,013,312  $    336,007  $    677,305
 41              1    Premier Medical Center                      $   4,265,000      $     536,805  $     66,174  $    470,631
 42              1    46-01 20th Avenue                           $   3,987,579                N/A           N/A           N/A
 43              1    Holiday Inn Express Petersburg              $   3,984,670      $   1,287,972  $    792,136  $    495,836
 44              1    Uintah Plaza                                $   3,964,294      $     460,100  $    106,022  $    354,078
 45              1    University Center Professional Building II  $   3,959,028      $     388,006  $    136,532  $    251,474
 46              1    ProSouth Office Building                    $   3,569,345                N/A           N/A           N/A
47.1             1    Pixley Retail                               $   1,906,011                N/A           N/A           N/A
47.2             1    Allentown Pike                              $   1,337,551      $     189,381  $     27,075  $    162,306
 48              1    Webster Parc                                $   3,225,000                N/A           N/A           N/A
 49              1    Waterstone I & II                           $   2,935,000                N/A           N/A           N/A
 50              1    Shoppes at Fairlawn                         $   2,670,000      $     276,280  $     44,967  $    231,313
 51              2    Hillcrest Green Apartments                  $   2,631,405      $     614,049  $    337,753  $    276,296
 52              1    Mission Village Shopping Center             $   2,439,767      $     423,577  $    135,735  $    287,842
 53              1    Arbor Square III                            $   2,100,000                N/A           N/A           N/A
 54              1    R&F Cheektowaga CSC                         $   1,995,154      $     406,263  $    184,263  $    222,000
 55              2    Lake Bonny MHP                              $   1,879,000      $     315,489  $    147,945  $    167,544
 56              1    Peoria Strip Center                         $   1,673,123      $      87,262  $     17,974  $     69,288
 57              2    Bennington Greenlane Townhomes              $   1,545,238      $     127,308  $     70,462  $     56,846
 58              2    Rugby Apartments                            $   1,500,000      $     241,773  $     78,338  $    163,435
 59              1    Bruno's Shopping Center                     $   1,115,379      $     115,151  $     22,321  $     92,830
 60              2    Cedar Village MHP                           $     996,168      $     166,764  $     68,789  $     97,975

                                                                  ------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                           $ 887,206,601      $ 178,432,616  $ 93,287,099  $ 85,145,514
                                                                  ============================================================

MAXIMUM:                                                          $ 130,310,000      $  60,922,689  $ 34,358,284  $ 26,564,405
MINIMUM:                                                          $     996,168      $      87,262  $          0  $     56,846

                                                                       MOST        2ND MOST       2ND MOST      2ND MOST
               LOAN                                                   RECENT        RECENT         RECENT        RECENT
 #    CROSSED  GROUP  PROPERTY NAME                               PERIOD ENDING       EGI         EXPENSES        NOI
 -    -------  -----  -------------                               -------------       ---         --------        ---
 1               1    Waikiki Beach Walk Retail                             N/A            N/A           N/A           N/A
 2               1    450 Lexington Avenue                           12/31/2006  $  61,371,133  $ 34,134,413  $ 27,236,720
 3               1    1100 Executive Tower                           12/31/2006  $   9,760,117  $  4,146,301  $  5,613,816
 4               1    Killeen Mall                                   10/31/2007  $  10,103,767  $  4,078,757  $  6,025,010
5.1              1    Hampton Inn Mt. Vernon                         11/30/2007  $   2,168,823  $  1,175,474  $    993,349
5.2              1    Courtyard Inn Southport Crossing               11/30/2007  $   2,233,830  $  1,312,338  $    921,492
5.3              1    Hampton Inn Joplin                             11/30/2007  $   2,184,683  $  1,243,001  $    941,682
5.4              1    Hilton Garden Inn Joplin                       11/30/2007            N/A           N/A           N/A
5.5              1    Hampton Inn Marion                             11/30/2007  $   1,782,544  $  1,067,489  $    715,055
5.6              1    Hampton Inn Anderson                           11/30/2007  $   1,752,754  $  1,121,088  $    631,666
5.7              1    Fairfield Inn Indianapolis                     11/30/2007  $   1,273,960  $    778,223  $    495,737
5.8              1    Fairfield Inn Collinsville                     11/30/2007  $   1,215,900  $    781,102  $    434,798
5.9              1    Fairfield Inn Joplin                           11/30/2007  $   1,274,293  $    809,000  $    465,293
 6               1    Aguadilla Mall                                  9/30/2007  $   6,508,024  $  1,892,858  $  4,615,166
7.1              2    Sharon Pointe                                  10/31/2007  $   1,309,199  $    540,482  $    768,717
7.2              2    Wexford                                        10/31/2007  $     940,568  $    430,693  $    509,875
7.3              2    Waters Edge                                    10/31/2007  $     947,058  $    411,761  $    535,297
7.4              2    Highland Ridge                                 10/31/2007  $     794,675  $    372,606  $    422,069
7.5              2    Marion Ridge                                   10/31/2007  $     717,931  $    388,851  $    329,080
 8               1    Southside Works                                 9/30/2007  $   4,310,721  $  1,991,047  $  2,319,674
 9               2    Lakeside Apartments (Phase II)                 10/31/2007  $   2,383,426  $    731,700  $  1,651,726
 10              1    Radisson Hotel Dallas North                    12/31/2007  $   7,423,205  $  5,442,675  $  1,980,530
 11              1    Wilshire Plaza Office Building                 10/31/2007            N/A           N/A           N/A
 12              1    Holiday Inn Dallas North                       10/31/2007  $   5,405,650  $  4,000,936  $  1,404,714
 13              1    Harvard Market                                  9/30/2007  $   1,501,750  $    442,728  $  1,059,022
 14              1    R&F Amherst                                     9/30/2007  $   1,606,833  $    325,931  $  1,280,902
 15     (A)      2    Stones Crossing                                12/31/2007  $   1,196,520  $    476,276  $    720,244
 16     (A)      2    Grand Eagle                                    12/31/2007  $     964,935  $    493,665  $    471,270
 17              1    Park Place at Heathrow                          9/30/2007  $   1,121,389  $    249,709  $    871,680
 18              1    The Shoppes at Haydens Crossing                       N/A            N/A           N/A           N/A
 19              2    Arbors of Olmsted                                     N/A            N/A           N/A           N/A
 20     (B)      1    Holiday Inn Express Brooksville                 8/31/2007            N/A           N/A           N/A
 21     (B)      1    Hampton Inn Spring Hill                         9/30/2007  $   1,858,258  $  1,096,578  $    761,680
 22              1    Embassy Suites                                 12/31/2007  $   7,460,100  $  7,144,764  $    315,336
 23              1    Hecker Pass Plaza                              10/31/2007  $   1,269,218  $    303,521  $    965,697
 24              1    Hampton Inn - Erie                              8/31/2007  $   2,704,725  $  1,569,994  $  1,134,731
 25              1    Henderson Commons                              10/31/2007  $     672,766  $    171,690  $    501,076
 26              1    Gateway Medical Plaza I                         9/30/2007            N/A           N/A           N/A
 27              2    Stoney Run Apartments                                 N/A            N/A           N/A           N/A
 28              1    Quality Inn & Suites                            4/30/2007  $   3,399,594  $  2,210,127  $  1,189,467
 29              1    Medical Mall of Abilene                        11/30/2007  $     937,259  $    360,134  $    577,125
 30              1    R&F Furniture Showroom - Philadelphia           9/30/2007  $     602,541  $     99,729  $    502,812
 31              1    Hampton Inn - Morehead City, NC                 8/31/2007  $   2,031,665  $  1,437,294  $    594,371
 32              1    Rolling Oaks                                   10/31/2007  $   1,002,961  $    241,410  $    761,551
 33              1    Pacific Plaza                                  10/31/2007  $     668,610  $    182,232  $    486,378
 34              1    Barron's Promenade Shopping Center              8/31/2007  $     659,495  $    128,026  $    531,469
 35              2    Singing River Apartments                        8/31/2007  $     968,369  $    388,279  $    580,090
 36              1    The Creek at Stone Oak                                N/A            N/A           N/A           N/A
37.1             1    Bay Center Plaza                               12/31/2007  $     445,061  $    126,662  $    318,399
37.2             1    Northampton Towne Center                       12/31/2007  $     306,490  $    141,440  $    165,050
 38              1    Lawrence Southwind 12                          10/31/2007            N/A           N/A           N/A
 39              1    The Shoppes at Monarch                                N/A            N/A           N/A           N/A
 40              2    Hillcrest Manor Apartments                      1/31/2008  $     630,053  $    438,000  $    192,053
 41              1    Premier Medical Center                         10/31/2007  $     577,776  $     85,315  $    492,461
 42              1    46-01 20th Avenue                                     N/A            N/A           N/A           N/A
 43              1    Holiday Inn Express Petersburg                  8/31/2007  $   1,294,239  $    783,464  $    510,775
 44              1    Uintah Plaza                                   10/31/2007  $     455,984  $     84,346  $    371,638
 45              1    University Center Professional Building II     11/30/2007            N/A           N/A           N/A
 46              1    ProSouth Office Building                              N/A            N/A           N/A           N/A
47.1             1    Pixley Retail                                         N/A            N/A           N/A           N/A
47.2             1    Allentown Pike                                  8/31/2007  $     174,395  $     22,195  $    152,200
 48              1    Webster Parc                                          N/A            N/A           N/A           N/A
 49              1    Waterstone I & II                                     N/A            N/A           N/A           N/A
 50              1    Shoppes at Fairlawn                             9/30/2007  $     240,647  $     36,905  $    203,742
 51              2    Hillcrest Green Apartments                      9/30/2007  $     587,514  $    378,674  $    208,840
 52              1    Mission Village Shopping Center                 9/30/2007  $     403,671  $     80,372  $    323,299
 53              1    Arbor Square III                                      N/A            N/A           N/A           N/A
 54              1    R&F Cheektowaga CSC                             9/30/2007  $     461,292  $    211,292  $    250,000
 55              2    Lake Bonny MHP                                  9/30/2007  $     294,493  $    142,860  $    151,633
 56              1    Peoria Strip Center                             9/30/2007            N/A           N/A           N/A
 57              2    Bennington Greenlane Townhomes                 10/31/2007            N/A           N/A           N/A
 58              2    Rugby Apartments                               10/31/2007  $     215,266  $     75,374  $    139,892
 59              1    Bruno's Shopping Center                        12/31/2006  $     117,611  $     17,508  $    100,103
 60              2    Cedar Village MHP                               8/31/2007  $     175,827  $     62,670  $    113,157

                                                                                 -----------------------------------------
TOTAL/WEIGHTED AVERAGE:                                                          $ 162,869,568  $ 86,859,959  $ 76,009,609
                                                                                 =========================================

MAXIMUM:                                                                         $  61,371,133  $ 34,134,413  $ 27,236,720
MINIMUM:                                                                         $     117,611  $     17,508  $    100,103

                                                                     2ND MOST      3RD MOST      3RD MOST      3RD MOST
               LOAN                                                  RECENT         RECENT        RECENT        RECENT
 #    CROSSED  GROUP  PROPERTY NAME                               PERIOD ENDING      EGI         EXPENSES        NOI
 -    -------  -----  -------------                               -------------      ---         --------        ---
 1               1    Waikiki Beach Walk Retail                             N/A           N/A           N/A           N/A
 2               1    450 Lexington Avenue                           12/31/2005           N/A           N/A           N/A
 3               1    1100 Executive Tower                           12/31/2005  $ 10,543,222  $  3,907,983  $  6,635,238
 4               1    Killeen Mall                                   12/31/2006  $  9,831,600  $  4,022,634  $  5,808,966
5.1              1    Hampton Inn Mt. Vernon                         12/31/2006  $  2,273,927  $  1,220,005  $  1,053,922
5.2              1    Courtyard Inn Southport Crossing               12/31/2006  $  2,066,102  $  1,290,922  $    775,180
5.3              1    Hampton Inn Joplin                             12/31/2006  $  2,150,098  $  1,171,879  $    978,219
5.4              1    Hilton Garden Inn Joplin                              N/A           N/A           N/A           N/A
5.5              1    Hampton Inn Marion                             12/31/2006  $  1,630,606  $    960,996  $    669,610
5.6              1    Hampton Inn Anderson                           12/31/2006  $  1,597,305  $  1,145,913  $    451,392
5.7              1    Fairfield Inn Indianapolis                     12/31/2006  $  1,113,570  $    733,157  $    380,413
5.8              1    Fairfield Inn Collinsville                     12/31/2006  $  1,179,380  $    778,020  $    401,360
5.9              1    Fairfield Inn Joplin                           12/31/2006  $  1,264,028  $    760,277  $    503,751
 6               1    Aguadilla Mall                                  1/31/2007  $  6,328,338  $  1,892,562  $  4,435,776
7.1              2    Sharon Pointe                                  12/31/2006           N/A           N/A           N/A
7.2              2    Wexford                                        12/31/2006           N/A           N/A           N/A
7.3              2    Waters Edge                                    12/31/2006           N/A           N/A           N/A
7.4              2    Highland Ridge                                 12/31/2006           N/A           N/A           N/A
7.5              2    Marion Ridge                                   12/31/2006           N/A           N/A           N/A
 8               1    Southside Works                                12/31/2006           N/A           N/A           N/A
 9               2    Lakeside Apartments (Phase II)                 12/31/2006  $  2,320,982  $    725,246  $  1,595,736
 10              1    Radisson Hotel Dallas North                    12/31/2006  $  6,851,670  $  5,216,279  $  1,635,391
 11              1    Wilshire Plaza Office Building                        N/A           N/A           N/A           N/A
 12              1    Holiday Inn Dallas North                       12/31/2006           N/A           N/A           N/A
 13              1    Harvard Market                                 12/31/2006  $  1,526,207  $    431,541  $  1,094,666
 14              1    R&F Amherst                                    12/31/2006  $  1,488,636  $    231,564  $  1,257,072
 15     (A)      2    Stones Crossing                                12/31/2006  $  1,184,566  $    465,264  $    719,302
 16     (A)      2    Grand Eagle                                    12/31/2006  $    957,872  $    498,109  $    459,763
 17              1    Park Place at Heathrow                         12/31/2006           N/A           N/A           N/A
 18              1    The Shoppes at Haydens Crossing                       N/A           N/A           N/A           N/A
 19              2    Arbors of Olmsted                                     N/A           N/A           N/A           N/A
 20     (B)      1    Holiday Inn Express Brooksville                       N/A           N/A           N/A           N/A
 21     (B)      1    Hampton Inn Spring Hill                        12/31/2006  $  1,963,402  $    918,274  $  1,045,128
 22              1    Embassy Suites                                 12/31/2006           N/A           N/A           N/A
 23              1    Hecker Pass Plaza                              12/31/2006  $  1,242,693  $    324,769  $    917,924
 24              1    Hampton Inn - Erie                             12/31/2006  $  2,220,529  $  1,429,095  $    791,434
 25              1    Henderson Commons                              12/31/2006  $    635,337  $    205,221  $    430,116
 26              1    Gateway Medical Plaza I                               N/A           N/A           N/A           N/A
 27              2    Stoney Run Apartments                                 N/A           N/A           N/A           N/A
 28              1    Quality Inn & Suites                           12/31/2006  $  3,373,928  $  2,239,058  $  1,134,870
 29              1    Medical Mall of Abilene                        12/31/2006           N/A           N/A           N/A
 30              1    R&F Furniture Showroom - Philadelphia          12/31/2006  $    616,253  $    113,441  $    502,812
 31              1    Hampton Inn - Morehead City, NC                12/31/2006  $  1,604,236  $  1,258,549  $    345,687
 32              1    Rolling Oaks                                   12/31/2006  $    927,274  $    267,467  $    659,807
 33              1    Pacific Plaza                                  12/31/2006  $    599,749  $    151,312  $    448,437
 34              1    Barron's Promenade Shopping Center             12/31/2006           N/A           N/A           N/A
 35              2    Singing River Apartments                       12/31/2006  $    915,000  $    361,374  $    553,626
 36              1    The Creek at Stone Oak                                N/A           N/A           N/A           N/A
37.1             1    Bay Center Plaza                               12/31/2006  $    464,128  $    132,729  $    331,399
37.2             1    Northampton Towne Center                       12/31/2006  $    339,135  $    153,550  $    185,585
 38              1    Lawrence Southwind 12                                 N/A           N/A           N/A           N/A
 39              1    The Shoppes at Monarch                                N/A           N/A           N/A           N/A
 40              2    Hillcrest Manor Apartments                     12/31/2006  $    616,118  $    382,868  $    233,250
 41              1    Premier Medical Center                         12/31/2006           N/A           N/A           N/A
 42              1    46-01 20th Avenue                                     N/A           N/A           N/A           N/A
 43              1    Holiday Inn Express Petersburg                 12/31/2006  $  1,160,941  $    767,709  $    393,232
 44              1    Uintah Plaza                                   12/31/2006  $    416,579  $     82,006  $    334,573
 45              1    University Center Professional Building II            N/A           N/A           N/A           N/A
 46              1    ProSouth Office Building                              N/A           N/A           N/A           N/A
47.1             1    Pixley Retail                                         N/A           N/A           N/A           N/A
47.2             1    Allentown Pike                                 12/31/2006           N/A           N/A           N/A
 48              1    Webster Parc                                          N/A           N/A           N/A           N/A
 49              1    Waterstone I & II                                     N/A           N/A           N/A           N/A
 50              1    Shoppes at Fairlawn                            12/31/2006           N/A           N/A           N/A
 51              2    Hillcrest Green Apartments                     12/31/2006  $    566,207  $    357,312  $    208,895
 52              1    Mission Village Shopping Center                12/31/2006  $    381,947  $     94,666  $    287,281
 53              1    Arbor Square III                                      N/A           N/A           N/A           N/A
 54              1    R&F Cheektowaga CSC                            12/31/2006  $    407,073  $    185,073  $    222,000
 55              2    Lake Bonny MHP                                 12/31/2006  $    266,340  $    103,735  $    162,605
 56              1    Peoria Strip Center                                   N/A           N/A           N/A           N/A
 57              2    Bennington Greenlane Townhomes                        N/A           N/A           N/A           N/A
 58              2    Rugby Apartments                               12/31/2006  $     62,832  $     65,374  $     (2,542)
 59              1    Bruno's Shopping Center                        12/31/2005  $    112,820  $     18,031  $     94,789
 60              2    Cedar Village MHP                              12/31/2006  $    167,056  $     51,504  $    115,552

                                                                                 ----------------------------------------
TOTAL/WEIGHTED AVERAGE:                                                          $ 73,367,686  $ 35,115,468  $ 38,252,217
                                                                                 ========================================

MAXIMUM:                                                                         $ 10,543,222  $  5,216,279  $  6,635,238
MINIMUM:                                                                         $     62,832  $     18,031  $     (2,542)

                                                                     3RD MOST
               LOAN                                                  RECENT
 #    CROSSED  GROUP  PROPERTY NAME                               PERIOD ENDING     U/W EGI      U/W EXPENSES     U/W NOI
 -    -------  -----  -------------                               -------------     -------      ------------     -------
 1               1    Waikiki Beach Walk Retail                             N/A  $  15,171,360  $   5,203,591  $   9,967,769
 2               1    450 Lexington Avenue                                  N/A  $  81,153,025  $  39,080,978  $  42,072,046
 3               1    1100 Executive Tower                           12/31/2004  $  12,337,491  $   5,316,242  $   7,021,249
 4               1    Killeen Mall                                   12/31/2005  $  10,712,524  $   3,946,729  $   6,765,795
5.1              1    Hampton Inn Mt. Vernon                         12/31/2005  $   2,279,705  $   1,355,891  $     923,814
5.2              1    Courtyard Inn Southport Crossing               12/31/2005  $   2,329,691  $   1,411,251  $     918,440
5.3              1    Hampton Inn Joplin                             12/31/2005  $   2,152,550  $   1,223,925  $     928,625
5.4              1    Hilton Garden Inn Joplin                              N/A  $   2,052,490  $   1,237,819  $     814,671
5.5              1    Hampton Inn Marion                             12/31/2005  $   1,951,437  $   1,177,869  $     773,568
5.6              1    Hampton Inn Anderson                           12/31/2005  $   2,196,362  $   1,270,943  $     925,419
5.7              1    Fairfield Inn Indianapolis                     12/31/2005  $   1,285,907  $     826,271  $     459,636
5.8              1    Fairfield Inn Collinsville                     12/31/2005  $   1,244,077  $     880,657  $     363,420
5.9              1    Fairfield Inn Joplin                           12/31/2005  $   1,182,435  $     784,816  $     397,619
 6               1    Aguadilla Mall                                  1/31/2006  $   6,551,054  $   2,165,411  $   4,385,643
7.1              2    Sharon Pointe                                         N/A  $   1,306,620  $     544,607  $     762,013
7.2              2    Wexford                                               N/A  $   1,035,744  $     435,906  $     599,838
7.3              2    Waters Edge                                           N/A  $     940,712  $     401,135  $     539,577
7.4              2    Highland Ridge                                        N/A  $     781,982  $     364,897  $     417,085
7.5              2    Marion Ridge                                          N/A  $     875,424  $     386,864  $     488,560
 8               1    Southside Works                                       N/A  $   4,879,152  $   1,849,414  $   3,029,738
 9               2    Lakeside Apartments (Phase II)                 12/31/2005  $   2,387,052  $     728,288  $   1,658,764
 10              1    Radisson Hotel Dallas North                    12/31/2005  $   8,197,310  $   5,651,269  $   2,546,041
 11              1    Wilshire Plaza Office Building                        N/A  $   3,268,176  $   1,563,409  $   1,704,768
 12              1    Holiday Inn Dallas North                              N/A  $   5,971,718  $   3,899,168  $   2,072,550
 13              1    Harvard Market                                 12/31/2005  $   1,633,581  $     456,665  $   1,176,916
 14              1    R&F Amherst                                    12/31/2005  $   1,536,942  $     381,817  $   1,155,125
 15     (A)      2    Stones Crossing                                12/31/2005  $   1,225,494  $     524,393  $     701,101
 16     (A)      2    Grand Eagle                                    12/31/2005  $   1,033,342  $     562,478  $     470,864
 17              1    Park Place at Heathrow                                N/A  $   1,497,356  $     393,344  $   1,104,012
 18              1    The Shoppes at Haydens Crossing                       N/A  $   1,392,183  $     392,146  $   1,000,036
 19              2    Arbors of Olmsted                                     N/A  $   1,266,049  $     398,626  $     867,423
 20     (B)      1    Holiday Inn Express Brooksville                       N/A  $   1,693,427  $     978,119  $     715,308
 21     (B)      1    Hampton Inn Spring Hill                        12/31/2005  $   1,718,676  $   1,051,646  $     667,030
 22              1    Embassy Suites                                        N/A  $   9,222,144  $   7,730,281  $   1,491,863
 23              1    Hecker Pass Plaza                              12/31/2005  $   1,371,547  $     425,679  $     945,867
 24              1    Hampton Inn - Erie                             12/31/2005  $   2,868,245  $   1,680,298  $   1,187,947
 25              1    Henderson Commons                              12/31/2005  $   1,061,697  $     201,999  $     859,698
 26              1    Gateway Medical Plaza I                               N/A  $   1,087,392  $     348,670  $     738,721
 27              2    Stoney Run Apartments                                 N/A  $   1,015,324  $     313,478  $     701,846
 28              1    Quality Inn & Suites                           12/31/2005  $   3,475,000  $   2,285,329  $   1,189,671
 29              1    Medical Mall of Abilene                               N/A  $   1,155,991  $     416,833  $     739,158
 30              1    R&F Furniture Showroom - Philadelphia          12/31/2005  $     825,080  $     146,159  $     678,920
 31              1    Hampton Inn - Morehead City, NC                12/31/2005  $   2,604,185  $   1,713,140  $     891,045
 32              1    Rolling Oaks                                   12/31/2005  $   1,093,076  $     352,959  $     740,116
 33              1    Pacific Plaza                                  12/31/2005  $     701,154  $     173,017  $     528,137
 34              1    Barron's Promenade Shopping Center                    N/A  $     701,268  $     148,543  $     552,725
 35              2    Singing River Apartments                       12/31/2005  $     962,379  $     414,300  $     548,079
 36              1    The Creek at Stone Oak                                N/A  $     620,595  $     141,623  $     478,972
37.1             1    Bay Center Plaza                               12/31/2005  $     466,528  $     138,509  $     328,020
37.2             1    Northampton Towne Center                       12/31/2005  $     340,188  $     149,812  $     190,375
 38              1    Lawrence Southwind 12                                 N/A  $     863,677  $     305,668  $     558,009
 39              1    The Shoppes at Monarch                                N/A  $     566,200  $     168,654  $     397,546
 40              2    Hillcrest Manor Apartments                     12/31/2005  $     922,009  $     395,219  $     526,790
 41              1    Premier Medical Center                                N/A  $     567,991  $     155,517  $     412,474
 42              1    46-01 20th Avenue                                     N/A  $     477,255  $      85,808  $     391,447
 43              1    Holiday Inn Express Petersburg                 12/31/2005  $   1,287,986  $     818,312  $     469,674
 44              1    Uintah Plaza                                   12/31/2005  $     554,422  $     112,306  $     442,116
 45              1    University Center Professional Building II            N/A  $     679,888  $     210,796  $     469,092
 46              1    ProSouth Office Building                              N/A  $     524,437  $     140,917  $     383,521
47.1             1    Pixley Retail                                         N/A  $     239,022  $      46,268  $     192,754
47.2             1    Allentown Pike                                        N/A  $     183,320  $      41,811  $     141,509
 48              1    Webster Parc                                          N/A  $     437,927  $     123,082  $     314,845
 49              1    Waterstone I & II                                     N/A  $     346,335  $      75,667  $     270,668
 50              1    Shoppes at Fairlawn                                   N/A  $     321,482  $      59,131  $     262,351
 51              2    Hillcrest Green Apartments                     12/31/2005  $     614,332  $     327,819  $     286,512
 52              1    Mission Village Shopping Center                12/31/2005  $     405,933  $     126,331  $     279,602
 53              1    Arbor Square III                                      N/A  $     219,792  $       3,297  $     216,495
 54              1    R&F Cheektowaga CSC                            12/31/2005  $     447,664  $     232,658  $     215,006
 55              2    Lake Bonny MHP                                 12/31/2005  $     322,551  $     138,689  $     183,862
 56              1    Peoria Strip Center                                   N/A  $     227,368  $      61,294  $     166,074
 57              2    Bennington Greenlane Townhomes                        N/A  $     233,888  $      68,492  $     165,396
 58              2    Rugby Apartments                               12/31/2005  $     235,068  $      85,951  $     149,117
 59              1    Bruno's Shopping Center                        12/31/2004  $     154,381  $      28,668  $     125,713
 60              2    Cedar Village MHP                              12/31/2005  $     170,504  $      69,830  $     100,674

                                                                                 -------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                                          $ 225,816,273  $ 107,509,398  $ 118,306,870
                                                                                 ===========================================

MAXIMUM:                                                                         $  81,153,025  $  39,080,978  $  42,072,046
MINIMUM:                                                                         $     154,381  $       3,297  $     100,674

(A) THE UNDERLYING MORTGAGE LOANS SECURED BY STONES CROSSING AND GRAND EAGLE ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED.
(B) THE UNDERLYING MORTGAGE LOANS SECURED BY HOLIDAY INN EXPRESS BROOKSVILLE AND HAMPTON INN SPRING HILL ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED.

(1)  BASED ON A CUT-OFF DATE IN APRIL 2008.
(2) THE 450 LEXINGTON AVENUE TOTAL LOAN IS EVIDENCED BY A $310.0 MILLION MORTGAGE LOAN AND A $290.0 MILLION SUBORDINATE MEZZANINE LOAN. $110.0 MILLION OF THE MORTGAGE LOAN WILL BE AN ASSET OF THE ISSUING ENTITY. THE REMAINING $200.0 MILLION PARI-PASSU PORTION OF THE MORTGAGE LOAN HAS BEEN SECURITIZED IN THE CSMC 2007-C5 TRANSACTION WITH DIRECTING CERTIFICATE HOLDER RIGHTS. THE MEZZANINE LOAN IS SECURED BY A PLEDGE OF OWNERSHIP INTEREST IN THE BORROWER, AND HAS STANDARD LENDER PROTECTION AND IS SUBJECT TO STANDARD INTERCREDITOR AGREEMENTS. ALL CALCULATIONS ARE BASED ON THE $310.0 MILLION MORTGAGE LOAN.
(3) THE 1100 EXECUTIVE TOWER TOTAL DEBT IS EVIDENCED BY A $89.5 MILLION MORTGAGE LOAN, WHICH WILL BE AN ASSET OF THE ISSUING ENTITY AND A $17.32 MILLION MEZZANINE LOAN. THE MEZZANINE LOAN IS SECURED BY A PLEDGE OF OWNERSHIP INTEREST IN THE BORROWER, HAS STANDARD LENDER PROTECTION, AND IS SUBJECT TO A STANDARD INTERCREDITOR AGREEMENT. ALL CALCULATIONS ARE BASED ON THE $89.5 MILLION MORTGAGE LOAN.
(4) IN ADDITION TO THE $82.0 MILLION KILLEEN MALL LOAN, COLUMN FINANCIAL, INC. IS THE LENDER UNDER A BRIDGE LOAN TO BABCOCK & BROWN GREENFIELD HOLDINGS LP IN THE ORIGINAL PRINCIPAL AMOUNT OF $75.487 MILLION. AS OF FEBRUARY 22, 2008, THE OUTSTANDING PRINCIPAL BALANCE OF THE BRIDGE LOAN WAS $26.987 MILLION. THE BRIDGE LOAN CONSISTS OF BRIDGE EQUITY STRUCTURED AS DEBT AT THE PARENT LEVEL (THE PARENT OF EACH OF THE SOLE MEMBERS OF THE INDIVIDUAL UNCROSSED SPE BORROWERS UNDER THE KILLEEN MALL LOAN AND OTHER MORTGAGE LOANS NOT INCLUDED IN THE ISSUING ENTITY), AND IS NOT SECURED BY THE RELATED MORTGAGED REAL PROPERTY. THE BRIDGE LOAN IS SECURED BY A COLLATERAL ASSIGNMENT OF SPECIAL FUNDING AGREEMENT, WHICH IS A FUNDING AGREEMENT WITH AN INDIRECT, ULTIMATE AUSTRALIAN PARENT ENTITY THAT HAS CONTRACTUALLY AGREED TO ADVANCE FUNDS TO THE BRIDGE LOAN BORROWER AS NEEDED PURSUANT TO THE TERMS OF SUCH FUNDING AGREEMENT. COLUMN FINANCIAL, INC. IS ALSO THE BENEFICIARY OF A GUARANTY AGREEMENT BY BABCOCK & BROWN REAL ESTATE INVESTMENTS LLC, A DELAWARE LIMITED LIABILITY COMPANY, WHICH GUARANTY BACKSTOPS THE ENFORCEABILITY OF THE COLLATERAL ASSIGNMENT OF SPECIAL FUNDING AGREEMENT. THE BRIDGE LOAN IS SCHEDULED TO MATURE JUNE 9, 2009. THE BRIDGE LOAN IS INTEREST ONLY THROUGH AND INCLUDING DECEMBER 9, 2008, AFTER WHICH THE BRIDGE LOAN BORROWER WILL BE REQUIRED TO MAKE MONTHLY PAYMENTS OF PRINCIPAL (A) WITH RESPECT TO THE JANUARY 9, 2009 PAYMENT DATE, IN AN AMOUNT EQUAL TO THE LESSER OF (X) $10 MILLION AND (Y) 37.3% OF THE OUTSTANDING PRINCIPAL AMOUNT OF THE BRIDGE LOAN, AND (B) THEREAFTER, IN AN AMOUNT SUFFICIENT TO FULLY AMORTIZE THE BRIDGE LOAN BY ITS MATURITY DATE, IN EACH CASE, TOGETHER WITH INTEREST THEREON.
     THE BRIDGE LOAN ACCRUES INTEREST AT LIBOR + 3.00% PER ANNUM.

                 ENGINEERING, TI/LC, TAX AND INSURANCE RESERVES

                                                                             CONTRACTUAL           U/W
                                                                ENGINEERING    RECURRING        RECURRING       LC & TI
             LOAN                                               RESERVE AT   REPLACEMENT       REPLACEMENT    RESERVE AT
 #  CROSSED  GROUP  LOAN NAME                                   ORIGINATION  RESERVE/FF&E      RESERVE/FF&E   ORIGINATION
 -  -------  -----  ---------                                   -----------  ------------      ------------   -----------
1              1    Waikiki Beach Walk Retail                   $         0  $      9,321      $     13,224   $   635,133
2              1    450 Lexington Avenue                        $         0           N/A      $    136,571   $   317,000
3              1    1100 Executive Tower                        $         0           N/A      $     74,563   $ 2,120,000
4              1    Killeen Mall                                $         0  $     74,497      $     73,836   $   517,228
5              1    McHugh Marriott Hilton Portfolio            $    37,500       Various (1)             4%          N/A
6              1    Aguadilla Mall                              $         0           N/A      $     45,481           N/A
7              2    Charlotte Multifamily Portfolio             $    19,018  $    186,000      $    186,000           N/A
8              1    Southside Works                             $         0  $     28,650      $     32,262           N/A
9              2    Lakeside Apartments (Phase II)              $         0           N/A      $     55,000           N/A
10             1    Radisson Hotel Dallas North                 $         0             5%                4%          N/A
11             1    Wilshire Plaza Office Building              $         0  $     28,836      $     27,688   $    15,000
12             1    Holiday Inn Dallas North                    $         0             4%                4%          N/A
13             1    Harvard Market                              $   106,250           N/A      $     12,387           N/A
14             1    R&F Amherst                                 $         0  $     16,800      $     16,840           N/A
15    (A)      2    Stones Crossing                             $   106,000  $     40,000      $     40,000           N/A
16    (A)      2    Grand Eagle                                 $   152,920  $     38,000      $     38,000           N/A
17             1    Park Place at Heathrow                      $         0  $      7,704      $      7,684   $     3,000
18             1    The Shoppes at Haydens Crossing             $         0           N/A      $     10,177           N/A
19             2    Arbors of Olmsted                           $         0  $     24,000      $     30,000           N/A
20    (B)      1    Holiday Inn Express Brooksville             $         0             4%                4%          N/A
21    (B)      1    Hampton Inn Spring Hill                     $     6,875             4%                4%          N/A
22             1    Embassy Suites                              $         0   Greater of
                                                                             $259,044 or
                                                                             3% of Gross
                                                                               Revenues                   4%          N/A
23             1    Hecker Pass Plaza                           $         0  $     13,737      $     13,737           N/A
24             1    Hampton Inn - Erie                          $         0             4%                4%          N/A
25             1    Henderson Commons                           $     6,875  $      4,474      $      4,474           N/A
26             1    Gateway Medical Plaza I                     $         0  $      9,107      $      4,554           N/A
27             2    Stoney Run Apartments                       $    31,250  $     21,200      $     26,500           N/A
28             1    Quality Inn & Suites                        $         0             3%                3%          N/A
29             1    Medical Mall of Abilene                     $         0           N/A      $     11,679           N/A
30             1    R&F Furniture Showroom - Philadelphia       $         0  $      5,820      $      5,802           N/A
31             1    Hampton Inn - Morehead City, NC             $    22,000             4%                4%          N/A
32             1    Rolling Oaks                                $         0           N/A      $     13,515           N/A
33             1    Pacific Plaza                               $         0           N/A      $      3,600           N/A
34             1    Barron's Promenade Shopping Center          $         0  $      2,981      $      2,981           N/A
35             2    Singing River Apartments                    $     5,625  $     33,500      $     33,500           N/A
36             1    The Creek at Stone Oak                      $         0  $      2,367      $      3,551   $    25,000
37             1    Rochester New York Retail Portfolio         $    33,253  $      9,486      $      9,486   $    23,000
38             1    Lawrence Southwind 12                       $         0           N/A      $     17,282           N/A
39             1    The Shoppes at Monarch                      $         0           N/A      $      2,020   $    75,949
40             2    Hillcrest Manor Apartments                  $         0  $     26,000      $     26,000           N/A
41             1    Premier Medical Center                      $         0  $      3,114      $      3,114           N/A
42             1    46-01 20th Avenue                           $   210,313  $      2,600      $      2,600           N/A
43             1    Holiday Inn Express Petersburg              $     3,750             4%                4%          N/A
44             1    Uintah Plaza                                $     2,500  $     18,840      $     18,838           N/A
45             1    University Center Professional Building II  $         0           N/A      $      6,274   $   602,175
46             1    ProSouth Office Building                    $         0  $      7,724      $      7,738   $   321,030
47             1    George Portfolio (2)                        $    12,812  $      3,399      $      3,376           N/A
48             1    Webster Parc                                $         0           N/A      $      2,132           N/A
49             1    Waterstone I & II                           $         0  $      1,932      $      1,935           N/A
50             1    Shoppes at Fairlawn                         $         0  $      2,610      $      2,610           N/A
51             2    Hillcrest Green Apartments                  $    15,625  $     24,000      $     24,000           N/A
52             1    Mission Village Shopping Center             $         0  $      3,064      $      3,064   $    30,000
54             1    R&F Cheektowaga CSC                         $         0  $      8,580      $      8,559           N/A
55             2    Lake Bonny MHP                              $         0           N/A      $      5,300           N/A
56             1    Peoria Strip Center                         $         0  $        694      $        694           N/A
57             2    Bennington Greenlane Townhomes              $     7,500  $      6,000      $      6,000           N/A
58             2    Rugby Apartments                            $         0  $      3,000      $      3,000           N/A
59             1    Bruno's Shopping Center                     $       625           N/A      $      2,033   $    30,000
60             2    Cedar Village MHP                           $     7,969  $      2,150      $      2,150           N/A

                                                                CONTRACTUAL               TAX &
             LOAN                                                RECURRING      U/W     INSURANCE
 #  CROSSED  GROUP  LOAN NAME                                     LC & TI     LC & TI    ESCROWS
 -  -------  -----  ---------                                     -------     -------    -------
1              1    Waikiki Beach Walk Retail                   $    93,210  $ 275,487    Both
2              1    450 Lexington Avenue                                N/A  $  93,913    Both
3              1    1100 Executive Tower                                N/A  $       0    Both
4              1    Killeen Mall                                $   111,746  $ 537,933    Both
5              1    McHugh Marriott Hilton Portfolio                    N/A        N/A    Both
6              1    Aguadilla Mall                                      N/A  $ 208,054    Both
7              2    Charlotte Multifamily Portfolio                     N/A        N/A    Both
8              1    Southside Works                             $    62,250  $  79,046     Tax
9              2    Lakeside Apartments (Phase II)                      N/A        N/A    Both
10             1    Radisson Hotel Dallas North                         N/A        N/A    Both
11             1    Wilshire Plaza Office Building              $   180,000  $ 176,324    Both
12             1    Holiday Inn Dallas North                            N/A        N/A    Both
13             1    Harvard Market                              $    41,290  $  55,742    Both
14             1    R&F Amherst                                         N/A  $  54,185     Tax
15    (A)      2    Stones Crossing                                     N/A        N/A    Both
16    (A)      2    Grand Eagle                                         N/A        N/A    Both
17             1    Park Place at Heathrow                      $    36,000  $  50,420     Tax
18             1    The Shoppes at Haydens Crossing                     N/A  $   4,808    None
19             2    Arbors of Olmsted                                   N/A        N/A    Both
20    (B)      1    Holiday Inn Express Brooksville                     N/A        N/A    Both
21    (B)      1    Hampton Inn Spring Hill                             N/A        N/A    Both
22             1    Embassy Suites                                      N/A        N/A    Both
23             1    Hecker Pass Plaza                                   N/A  $  57,033    Both
24             1    Hampton Inn - Erie                                  N/A        N/A    Both
25             1    Henderson Commons                           $    34,300  $  43,244    Both
26             1    Gateway Medical Plaza I                             N/A  $  43,347    Both
27             2    Stoney Run Apartments                               N/A        N/A    Both
28             1    Quality Inn & Suites                                N/A        N/A    Both
29             1    Medical Mall of Abilene                             N/A  $       0    None
30             1    R&F Furniture Showroom - Philadelphia               N/A  $  28,525     Tax
31             1    Hampton Inn - Morehead City, NC                     N/A        N/A    Both
32             1    Rolling Oaks                                        N/A  $  49,199    None
33             1    Pacific Plaza                               $    40,000  $  22,969    Both
34             1    Barron's Promenade Shopping Center          $    22,851  $  19,093    Both
35             2    Singing River Apartments                            N/A        N/A    Both
36             1    The Creek at Stone Oak                      $    21,542  $  24,619    Both
37             1    Rochester New York Retail Portfolio         $    43,008  $  44,271    Both
38             1    Lawrence Southwind 12                               N/A  $  26,359    None
39             1    The Shoppes at Monarch                      $     6,732  $  13,156    Both
40             2    Hillcrest Manor Apartments                          N/A        N/A    Both
41             1    Premier Medical Center                              N/A  $       0    Both
42             1    46-01 20th Avenue                                   N/A  $  16,783    Both
43             1    Holiday Inn Express Petersburg                      N/A        N/A    Both
44             1    Uintah Plaza                                $    25,008  $  51,444    Both
45             1    University Center Professional Building II          N/A  $  30,852    None
46             1    ProSouth Office Building                    $    37,259  $  49,553    Both
47             1    George Portfolio (2)                        $    17,500  $  19,067    Both
48             1    Webster Parc                                $    15,000  $  14,245    Both
49             1    Waterstone I & II                           $    12,900  $  13,291    Both
50             1    Shoppes at Fairlawn                         $    15,000  $  13,076    Both
51             2    Hillcrest Green Apartments                          N/A        N/A    Both
52             1    Mission Village Shopping Center             $    10,212  $  16,052    Both
54             1    R&F Cheektowaga CSC                                 N/A  $  11,320     Tax
55             2    Lake Bonny MHP                                      N/A        N/A    Both
56             1    Peoria Strip Center                         $    14,000  $   9,624    Both
57             2    Bennington Greenlane Townhomes                      N/A        N/A    Both
58             2    Rugby Apartments                                    N/A        N/A    Both
59             1    Bruno's Shopping Center                             N/A  $   7,647    Both
60             2    Cedar Village MHP                                   N/A        N/A    Both

(A) THE UNDERLYING MORTGAGE LOANS SECURED BY STONES CROSSING AND GRAND EAGLE ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED.
(B) THE UNDERLYING MORTGAGE LOANS SECURED BY HOLIDAY INN EXPRESS BROOKSVILLE AND HAMPTON INN SPRING HILL ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED.

(1) WITH RESPECT TO THE MCHUGH MARRIOTT HILTON PORTFOLIO, THE BORROWER IS REQUIRED TO FUND 4.0% OF GROSS INCOME FROM OPERATIONS FOR HAMPTON INN MT. VERNON, HAMPTON INN JOPLIN, HILTON GARDEN INN JOPLIN, HAMPTON INN MARION AND HAMPTON INN ANDERSON, RESPECTIVELY, AND FUND 5.0% OF GROSS INCOME FROM OPERATIONS FOR COURTYARD INN SOUTHPORT CROSSING, FAIRFIELD INN INDIANAPOLIS, FAIRFIELD INN COLLINSVILLE AND FAIRFIELD INN JOPLIN, RESPECTIVELY, INTO AN FF&E RESERVE.

                   MAJOR TENANTS OF THE COMMERCIAL PROPERTIES

                                                              CUT-OFF
                                                           DATE PRINCIPAL
  #   CROSSED  PROPERTY NAME                                 BALANCE (1)   PROPERTY TYPE  SQ. FT.
  -   -------  -------------                                 -----------   -------------  -------
 1             Waikiki Beach Walk Retail                   $  130,310,000      Retail      88,160
 2             450 Lexington Avenue                        $  110,000,000      Office     910,473
 3             1100 Executive Tower                        $   89,500,000      Office     372,814
 4             Killeen Mall                                $   82,000,000      Retail     386,759
 6             Aguadilla Mall                              $   34,000,000      Retail     272,006
 8             Southside Works                             $   32,900,000    Mixed Use    199,031
 11            Wilshire Plaza Office Building              $   16,684,000      Office     182,664
 13            Harvard Market                              $   12,500,000      Retail      41,290
 14            R&F Amherst                                 $   11,958,965      Retail     112,264
 17            Park Place at Heathrow                      $   11,574,354    Mixed Use     47,434
 18            The Shoppes at Haydens Crossing             $   11,500,000      Retail      67,847
 23            Hecker Pass Plaza                           $    9,014,848      Retail      68,685
 25            Henderson Commons                           $    7,817,065      Retail      29,826
 26            Gateway Medical Plaza I                     $    7,725,000      Office      45,535
 29            Medical Mall of Abilene                     $    6,857,000      Office      58,397
 30            R&F Furniture Showroom - Philadelphia       $    6,726,918      Retail      38,678
 32            Rolling Oaks                                $    6,624,898    Mixed Use     46,722
 33            Pacific Plaza                               $    6,000,000      Retail      23,438
 34            Barron's Promenade Shopping Center          $    5,473,715      Retail      19,870
 36            The Creek at Stone Oak                      $    4,900,000      Retail      23,673
37.1           Bay Center Plaza                            $    2,547,131      Retail      35,365
37.2           Northampton Towne Center                    $    2,351,197      Retail      28,225
 38            Lawrence Southwind 12                       $    4,726,156      Retail      42,497
 39            The Shoppes at Monarch                      $    4,500,000      Retail      13,466
 41            Premier Medical Center                      $    4,265,000      Office      20,760
 42            46-01 20th Avenue                           $    3,987,579    Industrial    25,999
 44            Uintah Plaza                                $    3,964,294      Retail     125,584
 45            University Center Professional Building II  $    3,959,028      Office      31,372
 46            ProSouth Office Building                    $    3,569,345      Office      45,520
47.1           Pixley Retail                               $    1,906,011      Retail      5,307
47.2           Allentown Pike                              $    1,337,551      Retail      18,962
 48            Webster Parc                                $    3,225,000      Retail      14,213
 49            Waterstone I & II                           $    2,935,000      Retail      12,900
 50            Shoppes at Fairlawn                         $    2,670,000      Retail      17,400
 52            Mission Village Shopping Center             $    2,439,767    Mixed Use     20,424
 53            Arbor Square III                            $    2,100,000      Other       13,120
 54            R&F Cheektowaga CSC                         $    1,995,154    Industrial    85,593
 56            Peoria Strip Center                         $    1,673,123      Retail      6,939
 59            Bruno's Shopping Center                     $    1,115,379      Retail      10,700

                                                                          MAJOR                    MAJOR          MAJOR
                                                                        TENANT # 1               TENANT # 1  TENANT # 1 LEASE
  #   CROSSED  PROPERTY NAME                                               NAME                   SQ. FT.    EXPIRATION DATE
  -   -------  -------------                                               ----                   -------    ---------------
 1             Waikiki Beach Walk Retail                                Yard House                 11,558        2/28/2020
 2             450 Lexington Avenue                                Davis Polk & Wardwell          650,288        5/31/2022
 3             1100 Executive Tower                            Citicorp North America, Inc.       204,900        5/14/2010
 4             Killeen Mall                                                Sears                   82,305        3/25/2031
 6             Aguadilla Mall                                              Kmart                   87,449       12/31/2017
 8             Southside Works                                     Soffer SSW Cinema LP            42,430       12/31/2019
 11            Wilshire Plaza Office Building                     CareTech Solutions, Inc          41,732        3/31/2011
 13            Harvard Market                                          Bartell Drugs               14,668        7/31/2012
 14            R&F Amherst                                         Raymour and Flanigan            71,600       10/31/2022
 17            Park Place at Heathrow                            Pelloni Development Inc.          11,390        9/30/2022
 18            The Shoppes at Haydens Crossing                          Giant Eagle                58,000       11/30/2029
 23            Hecker Pass Plaza                                       Ace Hardware                10,112       12/31/2012
 25            Henderson Commons                                     Cierra Interiors              9,000            MTM
 26            Gateway Medical Plaza I                        Murfreesboro Dermatology Clinic      15,855        5/31/2016
 29            Medical Mall of Abilene                           Abilene Diagnostic Center         58,397       12/31/2022
 30            R&F Furniture Showroom - Philadelphia               Raymour and Flanigan            38,678       10/31/2022
 32            Rolling Oaks                                Matt & Kim Crenshaw (dba Body Focus)    16,314        8/30/2011
 33            Pacific Plaza                                    Little Co. of Mary Hospital        6,346         1/14/2010
 34            Barron's Promenade Shopping Center                  Barron's Fine Jewelry           4,870        12/31/2015
 36            The Creek at Stone Oak                          Stone Oak Pediatric Dentistry       5,000         8/31/2011
37.1           Bay Center Plaza                                            ABVI                    9,950        12/31/2009
37.2           Northampton Towne Center                            Arikata Martial Arts            4,100         9/30/2009
 38            Lawrence Southwind 12                          Southwind 12/Hollywood Theatre       42,497       11/30/2017
 39            The Shoppes at Monarch                                 Karate America               2,832         8/31/2012
 41            Premier Medical Center                       Interventional Cardiac Consultants     5,984         3/31/2016
 42            46-01 20th Avenue                                  Days Hotel 94th Street           5,118        11/30/2022
 44            Uintah Plaza                                                Kmart                   85,288       10/31/2013
 45            University Center Professional Building II             West Coast Turf              10,352        1/31/2012
 46            ProSouth Office Building                             Metro Athletic Club            24,117        1/31/2022
47.1           Pixley Retail                                           FedEx Kinkos                2,000         4/27/2017
47.2           Allentown Pike                                     Amelia's Grocery Outlet          11,400        1/2/2012
 48            Webster Parc                                           AT&T (Cingular)              3,200         1/30/2012
 49            Waterstone I & II                                     Rumford Furniture             4,400         3/1/2011
 50            Shoppes at Fairlawn                                       Goodwill                  8,580         5/29/2012
 52            Mission Village Shopping Center                     Children's Physicians           5,618         6/1/2010
 53            Arbor Square III                                       P & G Car Wash               7,920         6/30/2018
 54            R&F Cheektowaga CSC                                 Raymour and Flanigan            85,593       10/31/2022
 56            Peoria Strip Center                                  Nails of the World             4,539         3/31/2013
 59            Bruno's Shopping Center                            Prudential Real Estate           3,200        11/30/2011

                                                                         MAJOR                   MAJOR         MAJOR
                                                                       TENANT # 2             TENANT # 2  TENANT # 2 LEASE
  #   CROSSED  PROPERTY NAME                                             NAME                   SQ. FT.    EXPIRATION DATE
  -   -------  -------------                                             ----                   -------    ---------------
 1             Waikiki Beach Walk Retail                             Roy's Waikiki               9,382        1/31/2022
 2             450 Lexington Avenue                                 Warburg Pincus              125,539       7/31/2024
 3             1100 Executive Tower                              Kinder Morgan Energy           64,008        7/31/2011
 4             Killeen Mall                                         Steve & Barry's             58,713        1/31/2012
 6             Aguadilla Mall                                      Amigo Supermarket            38,393       10/31/2016
 8             Southside Works                                            REI                   23,347       10/30/2020
 11            Wilshire Plaza Office Building               Titan Insurance Co./Nationwide      38,658       12/31/2011
 13            Harvard Market                                          UPS Store                 3,050        9/30/2010
 14            R&F Amherst                                          Harbor Freight              16,974        5/26/2008
 17            Park Place at Heathrow                           Spice Modern Steakhouse          5,214        6/30/2014
 18            The Shoppes at Haydens Crossing                      Huntington Bank              3,500       11/30/2017
 23            Hecker Pass Plaza                                      Dollar Tree                9,895        8/31/2012
 25            Henderson Commons                                   Jones Walker, LLC             7,371        9/30/2010
 26            Gateway Medical Plaza I                         MD TN Oral & Max Surgery          5,544        5/31/2016
 29            Medical Mall of Abilene                                    N/A                     N/A            N/A
 30            R&F Furniture Showroom - Philadelphia                      N/A                     N/A            N/A
 32            Rolling Oaks                                     Borderline Bar & Grill          10,850        2/28/2010
 33            Pacific Plaza                                      Communication Club             1,556        4/30/2010
 34            Barron's Promenade Shopping Center                  The Mattress Firm             4,200        1/31/2010
 36            The Creek at Stone Oak                      Diabetes Centers of America, Inc.     4,500        6/30/2014
37.1           Bay Center Plaza                                     Eastway Liquor               4,620        5/31/2015
37.2           Northampton Towne Center                             The Little GYM               3,986        4/30/2013
 38            Lawrence Southwind 12                                      N/A                     N/A            N/A
 39            The Shoppes at Monarch                                 Nami Sushi                 2,250        8/31/2017
 41            Premier Medical Center                         Urology Professionals, LLLP        4,276        3/31/2016
 42            46-01 20th Avenue                             Best Western President Hotel        4,737       11/30/2017
 44            Uintah Plaza                                             Staples                 22,000        6/30/2017
 45            University Center Professional Building II   Santa Barbara Business College       6,865        1/31/2010
 46            ProSouth Office Building                       ProSouth Commercial Realty         5,508        2/28/2019
47.1           Pixley Retail                                           Starbucks                 1,907        7/27/2017
47.2           Allentown Pike                                      Super Duper, Inc.             3,600        9/30/2015
 48            Webster Parc                                          Aspen Dental                3,200        4/14/2012
 49            Waterstone I & II                                Accelerated Healthcare           2,800        6/26/2011
 50            Shoppes at Fairlawn                                     AutoZone                  5,400        5/3/2010
 52            Mission Village Shopping Center                   Ashley Lynn's Barber            3,645        4/30/2009
 53            Arbor Square III                                     Bob Evans Farm               5,200        7/31/2026
 54            R&F Cheektowaga CSC                                        N/A                     N/A            N/A
 56            Peoria Strip Center                             Alberto & Sandra Vasquez          1,200       10/31/2011
 59            Bruno's Shopping Center                          Countrywide Home Loans           3,200       10/31/2010

                                                                          MAJOR                    MAJOR          MAJOR
                                                                        TENANT # 3              TENANT # 3  TENANT # 3 LEASE
  #   CROSSED  PROPERTY NAME                                              NAME                    SQ. FT.    EXPIRATION DATE
  -   -------  -------------                                              ----                    -------    ---------------
 1             Waikiki Beach Walk Retail                        Ruth's Chris Steak House          6,288        2/28/2019
 2             450 Lexington Avenue                          Citigroup Global Markets, Inc.       35,989       12/31/2014
 3             1100 Executive Tower                              Citigroup Global Market          11,700       11/30/2008
 4             Killeen Mall                                             Old Navy                  15,196       12/31/2008
 6             Aguadilla Mall                                             Capri                   21,857       10/13/2018
 8             Southside Works                                            PCMC                    12,991       4/30/2014
 11            Wilshire Plaza Office Building               Seitzinger Financial Group, Inc.      26,573       2/28/2014
 13            Harvard Market                                       Cingular Wireless             2,626        9/30/2012
 14            R&F Amherst                                                Petco                   15,590       1/31/2011
 17            Park Place at Heathrow                                Jinja Asia Cafe              4,792        3/18/2010
 18            The Shoppes at Haydens Crossing                        Xtreme Nails                1,435        2/28/2013
 23            Hecker Pass Plaza                                      Keith Higgins               6,340        10/31/2012
 25            Henderson Commons                                     American Tavern              6,990        5/14/2012
 26            Gateway Medical Plaza I                          Sleep Lab Management, LLC         5,239        5/31/2016
 29            Medical Mall of Abilene                                     N/A                     N/A            N/A
 30            R&F Furniture Showroom - Philadelphia                       N/A                     N/A            N/A
 32            Rolling Oaks                                            Century 21                 6,727        6/30/2012
 33            Pacific Plaza                                       Wilshire State Bank            1,550         2/1/2010
 34            Barron's Promenade Shopping Center                 Moe's Southwest Grill           2,400        12/9/2014
 36            The Creek at Stone Oak                                 24/7 Fitness                3,890        10/31/2013
37.1           Bay Center Plaza                                     Data Pak Mailing              4,318        5/31/2008
37.2           Northampton Towne Center                                M & T Bank                 3,500        11/30/2009
 38            Lawrence Southwind 12                                       N/A                     N/A            N/A
 39            The Shoppes at Monarch                                  Teck Choice                1,650        7/31/2013
 41            Premier Medical Center                      Todd S. Berhmann Enterprises, Inc.     3,000        3/31/2016
 42            46-01 20th Avenue                                     Dream Downtown               4,620        11/30/2019
 44            Uintah Plaza                                             Maurice's                 5,100        1/31/2012
 45            University Center Professional Building II  Shetler, Ernst, Hollister, Williams    2,500        3/31/2012
 46            ProSouth Office Building                       Alabama Psychiatric Services        5,507        5/31/2012
47.1           Pixley Retail                                             InkStop                  1,400        4/15/2017
47.2           Allentown Pike                                       Beer Distributing             2,080        12/31/2013
 48            Webster Parc                                          Metro Mattress               3,200        3/14/2017
 49            Waterstone I & II                                   Gangi Martial Arts             2,200         5/1/2012
 50            Shoppes at Fairlawn                                   New Dimensions               1,200        4/15/2008
 52            Mission Village Shopping Center                          Blimpies                  1,350         8/1/2010
 53            Arbor Square III                                            N/A                     N/A            N/A
 54            R&F Cheektowaga CSC                                         N/A                     N/A            N/A
 56            Peoria Strip Center                                   Carlos Velarde               1,200        8/31/2011
 59            Bruno's Shopping Center                                Hair Masters                1,500        4/30/2008

(1)  BASED ON A CUT-OFF DATE IN APRIL 2008.

                              MULTIFAMILY SCHEDULE

                                                                        UTILITIES                  SUBJECT  SUBJECT    SUBJECT
                                                                         TENANT              #      STUDIO   STUDIO     STUDIO
 #  CROSSED PROPERTY NAME                    PROPERTY SUBTYPE             PAYS           ELEVATORS  UNITS  AVG. RENT  MAX. RENT
 -  ------- -------------                    ----------------           ---------        --------- ------- ---------- ----------
7.1         Sharon Pointe                      Conventional       Electric/Water/Sewer        0        24  $      482 $      580
7.2         Wexford                            Conventional       Electric/Water/Sewer        0        18  $      465 $      475
7.3         Waters Edge                        Conventional       Electric/Water/Sewer        0        18  $      467 $      576
7.4         Highland Ridge                     Conventional          Electric/Water           0       N/A         N/A        N/A
7.5         Marion Ridge                       Conventional       Electric/Water/Sewer        0        20  $      430 $      490
 9          Lakeside Apartments (Phase II)     Conventional             Electric              0       N/A         N/A        N/A
 15   (A)   Stones Crossing                    Conventional             Electric              0       N/A         N/A        N/A
 16   (A)   Grand Eagle                        Conventional     Electric/Water/Sewer/Gas      0       N/A         N/A        N/A
 19         Arbors of Olmsted                  Conventional     Electric/Water/Sewer/Gas      0       N/A         N/A        N/A
 27         Stoney Run Apartments              Conventional     Electric/Water/Sewer/Gas      0       N/A         N/A        N/A
 35         Singing River Apartments           Conventional             Electric              0       N/A         N/A        N/A
 40         Hillcrest Manor Apartments         Conventional     Electric/Water/Sewer/Gas      0       N/A         N/A        N/A
 51         Hillcrest Green Apartments         Conventional             Electric              0         4  $      366 $      366
 55         Lake Bonny MHP                 Manufactured Housing            N/A              N/A       N/A         N/A        N/A
 57         Bennington Greenlane Townhomes     Conventional             Electric              0       N/A         N/A        N/A
 58         Rugby Apartments                   Conventional             Electric              0       N/A         N/A        N/A
 60         Cedar Village MHP              Manufactured Housing            N/A              N/A       N/A         N/A        N/A

                                              SUBJECT       SUBJECT         SUBJECT        SUBJECT       SUBJECT         SUBJECT
                                               1 BR          1 BR             1 BR          2 BR          2 BR            2 BR
 #  CROSSED PROPERTY NAME                      UNITS       AVG. RENT       MAX. RENT        UNITS       AVG. RENT       MAX. RENT
 -  ------- -------------                     -------      ---------       ---------       -------      ---------       ---------
7.1         Sharon Pointe                        14        $     547       $     605         120        $     628       $     729
7.2         Wexford                              28        $     516       $     540          80        $     647       $   1,300
7.3         Waters Edge                          42        $     484       $     500          60        $     621       $     645
7.4         Highland Ridge                       32        $     507       $     545          72        $     600       $   1,085
7.5         Marion Ridge                         42        $     434       $     600          70        $     548       $     638
 9          Lakeside Apartments (Phase II)       60        $     899       $     985         110        $   1,021       $   1,160
 15   (A)   Stones Crossing                      32        $     563       $     570          72        $     625       $     655
 16   (A)   Grand Eagle                         104        $     530       $     615          15        $     567       $     660
 19         Arbors of Olmsted                   N/A              N/A             N/A         120        $     929       $   1,070
 27         Stoney Run Apartments               N/A              N/A             N/A         106        $     826       $     950
 35         Singing River Apartments             48        $     521       $     565          80        $     636       $     690
 40         Hillcrest Manor Apartments           24        $     534       $     625          68        $     595       $     675
 51         Hillcrest Green Apartments           20        $     438       $     438          40        $     522       $     522
 55         Lake Bonny MHP                      N/A              N/A             N/A         N/A              N/A             N/A
 57         Bennington Greenlane Townhomes      N/A              N/A             N/A          24        $     840       $     840
 58         Rugby Apartments                    N/A              N/A             N/A           4        $   1,635       $   2,295
 60         Cedar Village MHP                   N/A              N/A             N/A         N/A              N/A             N/A

                                              SUBJECT       SUBJECT         SUBJECT        SUBJECT      SUBJECT         SUBJECT
                                               3 BR          3 BR            3 BR           4 BR          4 BR            4 BR
 #  CROSSED PROPERTY NAME                      UNITS       AVG. RENT       MAX. RENT        UNITS       AVG. RENT       MAX. RENT
 -  ------- -------------                     -------      ---------       ---------       -------      ---------       ---------
7.1         Sharon Pointe                        32        $     749       $     815         N/A              N/A             N/A
7.2         Wexford                              16        $     761       $     775         N/A              N/A             N/A
7.3         Waters Edge                          24        $     731       $     790         N/A              N/A             N/A
7.4         Highland Ridge                       16        $     699       $     765         N/A              N/A             N/A
7.5         Marion Ridge                         16        $     677       $     765         N/A              N/A             N/A
 9          Lakeside Apartments (Phase II)       30        $   1,141       $   1,210         N/A              N/A             N/A
 15   (A)   Stones Crossing                      56        $     729       $     755         N/A              N/A             N/A
 16   (A)   Grand Eagle                          33        $     678       $     720         N/A              N/A             N/A
 19         Arbors of Olmsted                   N/A              N/A             N/A         N/A              N/A             N/A
 27         Stoney Run Apartments               N/A              N/A             N/A         N/A              N/A             N/A
 35         Singing River Apartments              6        $     737       $     750         N/A              N/A             N/A
 40         Hillcrest Manor Apartments           12        $     653       $     760         N/A              N/A             N/A
 51         Hillcrest Green Apartments           28        $     644       $     644           4        $     738       $     738
 55         Lake Bonny MHP                      N/A              N/A             N/A         N/A              N/A             N/A
 57         Bennington Greenlane Townhomes      N/A              N/A             N/A         N/A              N/A             N/A
 58         Rugby Apartments                      6        $   2,285       $   2,295         N/A              N/A             N/A
 60         Cedar Village MHP                   N/A              N/A             N/A         N/A              N/A             N/A

(A) THE UNDERLYING MORTGAGE LOANS SECURED BY STONES CROSSING AND GRAND EAGLE ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED.

                        RECURRING RESERVE CAP INFORMATION

                                                                            CONTRACTUAL            CONTRACTUAL     CONTRACTUAL
                                                         CUT-OFF DATE        RECURRING              RECURRING       RECURRING
               LOAN                                        PRINCIPAL        REPLACEMENT            REPLACEMENT       LC & TI
 #    CROSSED  GROUP  LOAN NAME                           BALANCE (1)         RESERVE              RESERVE CAP       RESERVE
 -    -------  -----  ---------                         --------------  -------------------      ----------------  -----------
 1               1    Waikiki Beach Walk Retail         $  130,310,000  $             9,321      $         10,000  $    93,210
 2               1    450 Lexington Avenue              $  110,000,000  $                 0                   N/A  $         0
 4               1    Killeen Mall                      $   82,000,000  $            74,497                   N/A  $   111,746
 5               1    McHugh Marriott Hilton Portfolio  $   51,003,260              Various (2)               N/A  $         0
 7               2    Charlotte Multifamily Portfolio   $   33,465,000  $           186,000                   N/A  $         0
 8               1    Southside Works                   $   32,900,000  $            28,650      $         57,300  $    62,250
 9               2    Lakeside Apartments (Phase II)    $   19,135,000  $                 0 (3)  $         20,000  $         0
 10              1    Radisson Hotel Dallas North       $   16,750,852                    5%     $        328,000  $         0
                 1    Wilshire Plaza Office
 11                   Building                          $   16,684,000  $            28,836      $         86,508  $   180,000
                                                                                                   24 times FF&E
                                                                                                 Required Deposit
 12              1    Holiday Inn Dallas North          $   15,923,181                    4%           Amount      $         0
 13              1    Harvard Market                    $   12,500,000  $                 0                   N/A  $    41,290
 14              1    R&F Amherst                       $   11,958,965  $            16,800      $         67,200  $         0
 15     (A)      2    Stones Crossing                   $    7,025,003  $            40,000                   N/A  $         0
 16     (A)      2    Grand Eagle                       $    4,675,183  $            38,000                   N/A  $         0
 17              1    Park Place at Heathrow            $   11,574,354  $             7,704                   N/A  $    36,000
 19              2    Arbors of Olmsted                 $    9,200,000  $            24,000      $         24,000  $         0
 20     (B)      1    Holiday Inn Express Brooksville   $    4,879,579                    4%                  N/A  $         0
 21     (B)      1    Hampton Inn Spring Hill           $    4,282,080                    4%                  N/A  $         0
                                                                        Greater of $259,044
                                                                           or 3% of Gross
 22              1    Embassy Suites                    $    9,058,021        Revenues           $        777,138  $         0
 23              1    Hecker Pass Plaza                 $    9,014,848  $            13,737                   N/A  $         0
 24              1    Hampton Inn - Erie                $    8,522,402                    4%                  N/A  $         0
 25              1    Henderson Commons                 $    7,817,065  $             4,474                   N/A  $    34,300
 26              1    Gateway Medical Plaza I           $    7,725,000  $             9,107      $         27,321  $         0
 27              2    Stoney Run Apartments             $    7,700,000  $            21,200      $         42,400  $         0
 28              1    Quality Inn & Suites              $    7,465,209                    3%                  N/A  $         0
 30              1    R&F Furniture Showroom -
                        Philadelphia                    $    6,726,918  $             5,820      $         23,280  $         0
 31              1    Hampton Inn - Morehead City, NC   $    6,721,427                    4%     $        306,279  $         0
 33              1    Pacific Plaza                     $    6,000,000  $                 0                   N/A  $    40,000
 34              1    Barron's Promenade Shopping
                        Center                          $    5,473,715  $             2,981      $          8,943  $    22,851
 35              2    Singing River Apartments          $    5,068,349  $            33,500                   N/A  $         0
 36              1    The Creek at Stone Oak            $    4,900,000  $             2,367                   N/A  $    21,542
 37              1    Rochester New York Retail
                        Portfolio                       $    4,898,328  $             9,486                   N/A  $    43,008
 39              1    The Shoppes at Monarch            $    4,500,000  $                 0                   N/A  $     6,732
 40              2    Hillcrest Manor Apartments        $    4,462,099  $            26,000                   N/A  $         0
 41              1    Premier Medical Center            $    4,265,000  $             3,114                   N/A  $         0
 42              1    46-01 20th Avenue                 $    3,987,579  $             2,600                   N/A  $         0
 43              1    Holiday Inn Express Petersburg    $    3,984,670                    4%                  N/A  $         0
 44              1    Uintah Plaza                      $    3,964,294  $            18,840      $         56,514  $    25,008
 46              1    ProSouth Office Building          $    3,569,345  $             7,724      $         23,174  $    37,259
 47              1    George Portfolio (2)              $    3,243,562  $             3,399                   N/A  $    17,500
 48              1    Webster Parc                      $    3,225,000  $                 0                   N/A  $    15,000
 49              1    Waterstone I & II                 $    2,935,000  $             1,932      $          3,870  $    12,900
 50              1    Shoppes at Fairlawn               $    2,670,000  $             2,610                   N/A  $    15,000
 51              2    Hillcrest Green Apartments        $    2,631,405  $            24,000                   N/A  $         0
 52              1    Mission Village Shopping
                      Center                            $    2,439,767  $             3,064      $         12,256  $    10,212
 54              1    R&F Cheektowaga CSC               $    1,995,154  $             8,580      $         34,320  $         0
 56              1    Peoria Strip Center               $    1,673,123  $               694                   N/A  $    14,000
 57              2    Bennington Greenlane Townhomes    $    1,545,238  $             6,000                   N/A  $         0
 58              2    Rugby Apartments                  $    1,500,000  $             3,000                   N/A  $         0
 60              2    Cedar Village MHP                 $      996,168  $             2,150                   N/A  $         0

                                                        CONTRACTUAL
                                                         RECURRING                           CONTRACTUAL         CONTRACTUAL
               LOAN                                       LC & TI     CONTRACTUAL           OTHER RESERVE       OTHER RESERVE
 #    CROSSED  GROUP  LOAN NAME                         RESERVE CAP  OTHER RESERVE           DESCRIPTION             CAP
 -    -------  -----  ---------                         -----------  -------------          -------------       -------------
 1               1    Waikiki Beach Walk Retail         $    50,000  $           0              N/A                  N/A
 2               1    450 Lexington Avenue                      N/A  $   1,136,575   Ground Lease Reserve Fund       N/A
 4               1    Killeen Mall                              N/A  $           0              N/A                  N/A
 5               1    McHugh Marriott Hilton Portfolio          N/A  $           0              N/A                  N/A
 7               2    Charlotte Multifamily Portfolio           N/A  $           0              N/A                  N/A
 8               1    Southside Works                   $   124,500  $           0              N/A                  N/A
 9               2    Lakeside Apartments (Phase II)            N/A  $           0              N/A                  N/A
 10              1    Radisson Hotel Dallas North               N/A  $      15,030       Seasonality Reserve         N/A
                 1    Wilshire Plaza Office                                                                          N/A
 11                   Building                          $   540,000  $           0              N/A
 12              1    Holiday Inn Dallas North                  N/A  $      14,303       Seasonality Reserve         N/A
 13              1    Harvard Market                    $   123,870  $       1,032    Condo Assessment Reserve       N/A
 14              1    R&F Amherst                               N/A  $           0              N/A                  N/A
 15     (A)      2    Stones Crossing                           N/A  $           0              N/A                  N/A
 16     (A)      2    Grand Eagle                               N/A  $           0              N/A                  N/A
 17              1    Park Place at Heathrow            $   100,000  $           0              N/A                  N/A
 19              2    Arbors of Olmsted                         N/A  $           0              N/A                  N/A
 20     (B)      1    Holiday Inn Express Brooksville           N/A  $           0              N/A                  N/A
 21     (B)      1    Hampton Inn Spring Hill                   N/A  $           0              N/A                  N/A
 22              1    Embassy Suites                            N/A  $           0              N/A                  N/A
 23              1    Hecker Pass Plaza                         N/A  $           0              N/A                  N/A
 24              1    Hampton Inn - Erie                        N/A  $           0              N/A                  N/A
 25              1    Henderson Commons                         N/A  $           0              N/A                  N/A
 26              1    Gateway Medical Plaza I                   N/A  $           0              N/A                  N/A
 27              2    Stoney Run Apartments                     N/A  $           0              N/A                  N/A
 28              1    Quality Inn & Suites                      N/A  $           0              N/A                  N/A
 30              1    R&F Furniture Showroom -
                        Philadelphia                            N/A  $           0              N/A                  N/A
 31              1    Hampton Inn - Morehead City, NC           N/A  $           0              N/A                  N/A
 33              1    Pacific Plaza                             N/A  $           0              N/A                  N/A
 34              1    Barron's Promenade Shopping
                        Center                          $   114,252  $           0              N/A                  N/A
 35              2    Singing River Apartments                  N/A  $           0              N/A                  N/A
 36              1    The Creek at Stone Oak                    N/A  $           0              N/A                  N/A
 37              1    Rochester New York Retail
                        Portfolio                       $   120,000  $           0              N/A                  N/A
 39              1    The Shoppes at Monarch            $    25,000  $           0              N/A                  N/A
 40              2    Hillcrest Manor Apartments                N/A  $           0              N/A                  N/A
 41              1    Premier Medical Center                    N/A  $           0              N/A                  N/A
 42              1    46-01 20th Avenue                         N/A  $           0              N/A                  N/A
 43              1    Holiday Inn Express Petersburg            N/A  $      12,656       Seasonality Reserve         N/A
 44              1    Uintah Plaza                      $    75,000  $           0              N/A                  N/A
 46              1    ProSouth Office Building          $   111,777  $           0              N/A                  N/A
 47              1    George Portfolio (2)              $    70,000  $       1,250    Lease Impairment Reserve  $      75,000
 48              1    Webster Parc                      $    45,000  $           0              N/A                  N/A
 49              1    Waterstone I & II                 $    72,000  $           0              N/A                  N/A
 50              1    Shoppes at Fairlawn               $    45,000  $           0              N/A                  N/A
 51              2    Hillcrest Green Apartments                N/A  $           0              N/A                  N/A
 52              1    Mission Village Shopping
                        Center                          $    50,000  $           0              N/A                  N/A
 54              1    R&F Cheektowaga CSC                       N/A  $           0              N/A                  N/A
 56              1    Peoria Strip Center               $    70,000  $           0              N/A                  N/A
 57              2    Bennington Greenlane Townhomes            N/A  $           0              N/A                  N/A
 58              2    Rugby Apartments                          N/A  $           0              N/A                  N/A
 60              2    Cedar Village MHP                         N/A  $           0              N/A                  N/A

(A) THE UNDERLYING MORTGAGE LOANS SECURED BY STONES CROSSING AND GRAND EAGLE ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED.
(B) THE UNDERLYING MORTGAGE LOANS SECURED BY HOLIDAY INN EXPRESS BROOKSVILLE AND HAMPTON INN SPRING HILL ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED.

(1)  BASED ON A CUT-OFF DATE IN APRIL 2008.
(2) WITH RESPECT TO THE MCHUGH MARRIOTT HILTON PORTFOLIO, THE BORROWER IS REQUIRED TO FUND 4.0% OF GROSS INCOME FROM OPERATIONS FOR HAMPTON INN MT. VERNON, HAMPTON INN JOPLIN, HILTON GARDEN INN JOPLIN, HAMPTON INN MARION AND HAMPTON INN ANDERSON, RESPECTIVELY, AND FUND 5.0% OF GROSS INCOME FROM OPERATIONS FOR COURTYARD INN SOUTHPORT CROSSING, FAIRFIELD INN INDIANAPOLIS, FAIRFIELD INN COLLINSVILLE AND FAIRFIELD INN JOPLIN, RESPECTIVELY, INTO AN FF&E RESERVE.
(3) THE BORROWER DEPOSITED $20,000 AT CLOSING INTO A REPLACEMENT RESERVE ACCOUNT. THE CONTRACTUAL REPLACEMENT RESERVE AMOUNT IS $40,000 PER YEAR UNTIL THE BALANCE OF THE REPLACEMENT RESERVE EQUALS OR EXCEEDS $20,000.

                                   EXHIBIT A-2

                            MORTGAGE POOL INFORMATION

                       SEE THIS EXHIBIT FOR TABLES TITLED:

                            Large Loan Concentrations

                        Underlying Mortgage Loan Sellers

                             Mortgage Interest Rates

                         Cut-off Date Principal Balances

                           Original Amortization Terms

                        Original Terms to Stated Maturity

                          Remaining Amortization Terms

                       Remaining Terms to Stated Maturity

                           Years Built/Years Renovated

                         Occupancy Rates at Underwriting

                    Underwritten Debt Service Coverage Ratios

                        Cut-off Date Loan-to-Value Ratios

                       Mortgaged Real Properties by State

                     Underlying Mortgage Loans by Loan Type

                   Mortgaged Real Properties by Property Type

                 Mortgaged Real Properties by Property Sub-Type

                     Prepayment Provision as of Cut-off Date

                                Prepayment Option

                    Underlying Mortgage Loans by Open Periods

           Underlying Mortgaged Real Properties by Ownership Interest

                               Loan Closing Dates

NOTE 1: The above-referenced tables in this Exhibit A-2 are presented in respect of the Mortgage Pool. Certain of the above-referenced tables are also presented for Loan Group No. 1 and Loan Group No. 2.

                            LARGE LOAN CONCENTRATIONS

                                                           WEIGHTED
                                      PERCENTAGE OF         AVERAGE                             WEIGHTED
                  CUT-OFF DATE           INITIAL           MORTGAGE          WEIGHTED            AVERAGE
                    PRINCIPAL         MORTGAGE POOL        INTEREST          AVERAGE          CUT-OFF DATE
 CONCENTRATION     BALANCE (1)           BALANCE             RATE            U/W DSCR         LTV RATIO (1)
-----------------------------------------------------------------------------------------------------------
   Top 1         $   130,310,000          14.7%             5.3870%            1.36x              75.0%
   Top 3             329,810,000          37.2%             5.9452%            1.55               56.5%
   Top 5             462,813,260          52.2%             6.0933%            1.48               62.3%
   Top 7             530,278,260          59.8%             6.1212%            1.48               62.2%
   Top 10            599,064,112          67.5%             6.1863%            1.45               63.3%

                 ------------------------------------------------------------------------------------------
 ENTIRE POOL     $   887,206,601         100.0%             6.2519%            1.41x              65.2%
                 ==========================================================================================

(1)  BASED ON A CUT-OFF DATE IN APRIL 2008.

                        UNDERLYING MORTGAGE LOAN SELLERS

                                                                                       WEIGHTED
                                       NUMBER OF                     PERCENTAGE OF      AVERAGE                      WEIGHTED
                                      UNDERLYING     CUT-OFF DATE       INITIAL        MORTGAGE      WEIGHTED        AVERAGE
                                       MORTGAGE       PRINCIPAL      MORTGAGE POOL     INTEREST      AVERAGE       CUT-OFF DATE
MORTGAGE LOAN SELLER                     LOANS        BALANCE (1)       BALANCE          RATE        U/W DSCR      LTV RATIO (1)
--------------------------------------------------------------------------------------------------------------------------------
Column Financial, Inc.                    39        $  684,257,120        77.1%         6.2087%        1.43x           64.6%
KeyBank National Association              16           149,632,955        16.9%         6.3116%        1.39            65.5%
National City Bank                         5            53,316,525         6.0%         6.6396%        1.28            72.2%

                                      ------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                   60        $  887,206,601       100.0%         6.2519%        1.41x           65.2%
                                      ==========================================================================================

(1)  BASED ON A CUT-OFF DATE IN APRIL 2008.

                             MORTGAGE INTEREST RATES

                                                                                       WEIGHTED
                                       NUMBER OF                     PERCENTAGE OF     AVERAGE                       WEIGHTED
                                      UNDERLYING     CUT-OFF DATE       INITIAL        MORTGAGE      WEIGHTED        AVERAGE
        RANGE OF                       MORTGAGE       PRINCIPAL      MORTGAGE POOL     INTEREST      AVERAGE       CUT-OFF DATE
 MORTGAGE INTEREST RATES                 LOANS        BALANCE (1)       BALANCE          RATE        U/W DSCR      LTV RATIO (1)
--------------------------------------------------------------------------------------------------------------------------------
  5.3870%    -    5.5000%                 2         $  219,810,000        24.8%        5.3961%         1.38x           66.5%
  5.5000%    -    5.8000%                 5             42,608,876         4.8%        5.6885%         1.28            63.9%
  5.8001%    -    5.9000%                 6            120,594,243        13.6%        5.8476%         1.27            78.5%
  5.9001%    -    6.2500%                 6             63,874,449         7.2%        6.0766%         1.28            71.3%
  6.2501%    -    6.5500%                14            115,267,090        13.0%        6.4181%         1.29            72.9%
  6.5501%    -    6.6000%                 4             50,665,964         5.7%        6.5729%         1.54            58.4%
  6.6001%    -    6.7000%                 7             25,836,658         2.9%        6.6233%         1.22            72.1%
  6.7001%    -    7.0000%                 9             49,737,394         5.6%        6.8093%         1.42            62.9%
  7.0001%    -    8.2300%                 7            198,811,926        22.4%        7.2546%         1.65            51.1%
                                      ------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                  60         $  887,206,601       100.0%        6.2519%         1.41x           65.2%
                                      ==========================================================================================

MAXIMUM MORTGAGE INTEREST RATE:           8.2300%
MINIMUM MORTGAGE INTEREST RATE:           5.3870%
WTD. AVG. MORTGAGE INTEREST RATE:         6.2519%

(1)  BASED ON A CUT-OFF DATE IN APRIL 2008.

                       CUT-OFF DATE PRINCIPAL BALANCES (1)

                                                                                       WEIGHTED
                                       NUMBER OF                     PERCENTAGE OF     AVERAGE                       WEIGHTED
                                      UNDERLYING     CUT-OFF DATE       INITIAL        MORTGAGE      WEIGHTED         AVERAGE
      RANGE OF CUT-OFF DATE            MORTGAGE        PRINCIPAL     MORTGAGE POOL     INTEREST      AVERAGE       CUT-OFF DATE
      PRINCIPAL BALANCES (1)             LOANS        BALANCE (1)       BALANCE          RATE        U/W DSCR      LTV RATIO (1)
--------------------------------------------------------------------------------------------------------------------------------
  $    996,168  -      2,000,000          7         $   10,704,061         1.2%        6.6130%         1.28x           71.8%
     2,000,001  -      2,750,000          4              9,841,171         1.1%        6.4736%         1.32            73.0%
     2,750,001  -      3,500,000          3              9,403,562         1.1%        6.3957%         1.23            71.7%
     3,500,001  -      4,000,000          5             19,464,916         2.2%        6.2681%         1.33            66.3%
     4,000,001  -      4,500,000          4             17,509,179         2.0%        6.6057%         1.43            70.3%
     4,500,001  -      5,500,000          7             34,621,309         3.9%        6.6202%         1.32            70.3%
     5,500,001  -      7,000,000          5             32,930,242         3.7%        6.3027%         1.36            66.3%
     7,000,001  -     10,000,000          9             73,527,548         8.3%        6.3494%         1.41            64.9%
    10,000,001  -     15,000,000          4             47,533,318         5.4%        6.2009%         1.21            76.0%
    15,000,001  -     20,000,000          4             68,493,033         7.7%        6.6669%         1.30            67.9%
    20,000,001  -     35,000,000          3            100,365,000        11.3%        6.3704%         1.35            66.8%
    35,000,001  -     55,000,000          1             51,003,260         5.7%        7.4600%         1.37            71.6%
    55,000,001  -     85,000,000          1             82,000,000         9.2%        5.8390%         1.27            80.0%
    85,000,001  -     95,000,000          1             89,500,000        10.1%        5.4094%         1.42            54.1%
    95,000,001       110,000,000          1            110,000,000        12.4%        7.0426%         1.89            36.4%
   110,000,001  -   $130,310,000          1            130,310,000        14.7%        5.3870%         1.36            75.0%
                                      ------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                  60         $  887,206,601       100.0%        6.2519%         1.41x           65.2%
                                      ==========================================================================================

MAXIMUM CUT-OFF DATE PRINCIPAL BALANCE (1):     $ 130,310,000
MINIMUM CUT-OFF DATE PRINCIPAL BALANCE (1):     $     996,168
AVERAGE CUT-OFF DATE PRINCIPAL BALANCE (1):     $  14,786,777

(1)  BASED ON A CUT-OFF DATE IN APRIL 2008.

                         ORIGINAL AMORTIZATION TERMS (1)

                                                                                       WEIGHTED
                                       NUMBER OF                     PERCENTAGE OF     AVERAGE                       WEIGHTED
         RANGE OF                     UNDERLYING     CUT-OFF DATE       INITIAL        MORTGAGE      WEIGHTED        AVERAGE
  ORIGINAL AMORTIZATION                MORTGAGE       PRINCIPAL      MORTGAGE POOL     INTEREST      AVERAGE       CUT-OFF DATE
   TERMS (MONTHS) (1)                    LOANS        BALANCE (2)       BALANCE          RATE        U/W DSCR      LTV RATIO (2)
--------------------------------------------------------------------------------------------------------------------------------
      Interest Only                        6        $  449,540,000        50.7%        5.9446%         1.48x           61.9%
   300       -      300                    5            49,933,747         5.6%        7.1905%         1.42            63.2%
   301       -      360                   49           387,732,854        43.7%        6.4874%         1.33            69.3%

                                      ------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                   60        $  887,206,601       100.0%        6.2519%         1.41x           65.2%
                                      ==========================================================================================

MAXIMUM ORIGINAL AMORTIZATION TERM (MONTHS) (3):     360
MINIMUM ORIGINAL AMORTIZATION TERM (MONTHS) (3):     300
WTD. AVG. ORIGINAL AMORTIZATION TERM (MONTHS) (3):   353

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.
(2)  BASED ON A CUT-OFF DATE IN APRIL 2008.
(3) DOES NOT INCLUDE MORTGAGE LOANS WITH INTEREST ONLY PAYMENTS UNTIL ARD/MATURITY DATE.

                      ORIGINAL TERMS TO STATED MATURITY (1)

                                                                                       WEIGHTED
                                       NUMBER OF                     PERCENTAGE OF     AVERAGE                        WEIGHTED
          RANGE OF                    UNDERLYING     CUT-OFF DATE       INITIAL        MORTGAGE      WEIGHTED         AVERAGE
       ORIGINAL TERMS                  MORTGAGE       PRINCIPAL      MORTGAGE POOL     INTEREST      AVERAGE        CUT-OFF DATE
TO STATED MATURITY (MONTHS) (1)          LOANS        BALANCE (2)       BALANCE          RATE        U/W DSCR       LTV RATIO (2)
---------------------------------------------------------------------------------------------------------------------------------
    58       -         60                  6        $  260,837,852        29.4%        6.4337%         1.59x           49.8%
    61       -         84                  2             3,096,168         0.3%        6.4013%         1.36            68.0%
    85       -        120                 48           608,723,144        68.6%        6.1632%         1.33            71.6%
   121       -        122                  4            14,549,437         1.6%        6.6742%         1.27            73.4%

                                      -------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                   60        $  887,206,601       100.0%        6.2519%         1.41x           65.2%
                                      ===========================================================================================

MAXIMUM ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):             122
MINIMUM ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):              58
WTD. AVG. ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):           101

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.
(2)  BASED ON A CUT-OFF DATE IN APRIL 2008.

                      REMAINING AMORTIZATION TERMS (1), (2)

                                                                                        WEIGHTED
                                         NUMBER OF                    PERCENTAGE OF      AVERAGE                     WEIGHTED
               RANGE OF                 UNDERLYING    CUT-OFF DATE       INITIAL        MORTGAGE      WEIGHTED       AVERAGE
        REMAINING AMORTIZATION           MORTGAGE       PRINCIPAL     MORTGAGE POOL     INTEREST      AVERAGE      CUT-OFF DATE
      TERMS (MONTHS) (1), (2)              LOANS       BALANCE (2)       BALANCE          RATES       U/W DSCR     LTV RATIO (2)
--------------------------------------------------------------------------------------------------------------------------------
            Interest Only                   6       $   449,540,000       50.7%          5.9446%       1.48x          61.9%
      289         -         300             5            49,933,747        5.6%          7.1905%       1.42           63.2%
      301         -         355            15            69,277,860        7.8%          6.4494%       1.43           63.7%
      356         -         360            34           318,454,994       35.9%          6.4957%       1.31           70.6%

                                        ----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                    60       $   887,206,601      100.0%          6.2519%       1.41x          65.2%
                                        ========================================================================================

MAXIMUM REMAINING AMORTIZATION TERM (MONTHS) (2), (3):               360
MINIMUM REMAINING AMORTIZATION TERM (MONTHS) (2), (3):               289
WTD. AVG. REMAINING AMORTIZATION TERM (MONTHS) (2), (3):             351

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.
(2)  BASED ON A CUT-OFF DATE IN APRIL 2008.
(3) DOES NOT INCLUDE MORTGAGE LOANS WITH INTEREST ONLY PAYMENTS UNTIL ARD/MATURITY DATE.

                   REMAINING TERMS TO STATED MATURITY (1), (2)

                                                                                        WEIGHTED
                                         NUMBER OF                    PERCENTAGE OF      AVERAGE                     WEIGHTED
               RANGE OF                 UNDERLYING    CUT-OFF DATE       INITIAL        MORTGAGE      WEIGHTED       AVERAGE
            REMAINING TERMS              MORTGAGE      PRINCIPAL      MORTGAGE POOL     INTEREST      AVERAGE      CUT-OFF DATE
TO STATED MATURITY (MONTHS) (1), (2)      LOANS        BALANCE (2)       BALANCE          RATES       U/W DSCR     LTV RATIO (2)
--------------------------------------------------------------------------------------------------------------------------------
       49         -          60             6       $   260,837,852       29.4%          6.4337%       1.59x          49.8%
       61         -          84             2             3,096,168        0.3%          6.4013%       1.36           68.0%
       85         -         119            52           623,272,581       70.3%          6.1751%       1.33           71.7%

                                        ----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                    60       $   887,206,601      100.0%          6.2519%       1.41x          65.2%
                                        ========================================================================================

MAXIMUM REMAINING TERM TO STATED MATURITY (MONTHS) (1), (2):        119
MINIMUM REMAINING TERM TO STATED MATURITY (MONTHS) (1), (2):         49
WTD. AVG. REMAINING TERM TO STATED MATURITY (MONTHS) (1), (2):       95

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.
(2)  BASED ON A CUT-OFF DATE IN APRIL 2008.

                         YEARS BUILT/YEARS RENOVATED (1)

                                                                                        WEIGHTED
                                         NUMBER OF                    PERCENTAGE OF      AVERAGE                     WEIGHTED
                                        MORTGAGED     CUT-OFF DATE       INITIAL        MORTGAGE      WEIGHTED       AVERAGE
             RANGE OF YEARS                REAL        PRINCIPAL      MORTGAGE POOL     INTEREST      AVERAGE      CUT-OFF DATE
           BUILT/RENOVATED (1)          PROPERTIES     BALANCE (2)       BALANCE          RATE        U/W DSCR     LTV RATIO (2)
--------------------------------------------------------------------------------------------------------------------------------
       1954         -        1990           5       $    23,822,274        2.7%          6.6779%       1.46x          59.9%
       1991         -        1995           6           127,302,388       14.3%          6.9314%       1.80           40.6%
       1996         -        2000           7            50,974,307        5.7%          6.2175%       1.30           72.8%
       2001         -        2005          21           304,365,642       34.3%          6.0034%       1.30           69.4%
       2006         -        2007          35           380,741,990       42.9%          6.2014%       1.38           69.5%

                                        ----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                    74       $   887,206,601      100.0%          6.2519%       1.41x          65.2%
                                        ========================================================================================

MOST RECENT YEAR BUILT/RENOVATED:         2007
OLDEST YEAR BUILT/RENOVATED               1954
WTD. AVG. YEAR BUILT/RENOVATED:           2002

(1) YEARS BUILT/RENOVATED REFLECTS THE LATER OF THE YEAR BUILT OR THE YEAR RENOVATED OF THE MORTGAGED REAL PROPERTIES.
(2)  BASED ON A CUT-OFF DATE IN APRIL 2008.

                       OCCUPANCY RATES AT UNDERWRITING (1)

                                                                                        WEIGHTED
                                         NUMBER OF                    PERCENTAGE OF      AVERAGE                     WEIGHTED
                                        MORTGAGED     CUT-OFF DATE       INITIAL        MORTGAGE      WEIGHTED       AVERAGE
              RANGE OF                     REAL        PRINCIPAL      MORTGAGE POOL     INTEREST      AVERAGE      CUT-OFF DATE
      OCCUPANCY RATES AT U/W (1)        PROPERTIES     BALANCE (2)       BALANCE          RATE        U/W DSCR     LTV RATIO (2)
--------------------------------------------------------------------------------------------------------------------------------
      54%         -         75%            15       $   102,402,843       11.5%          7.1375%       1.47x          63.7%
      76%         -         85%             7           128,863,996       14.5%          5.8911%       1.41           58.5%
      86%         -         90%             4            49,806,168        5.6%          6.3578%       1.21           74.6%
      91%         -         95%             6           122,150,000       13.8%          5.9157%       1.26           79.2%
      96%         -         97%             5           161,481,256       18.2%          5.5483%       1.34           73.8%
      98%         -        100%            37           322,502,338       36.4%          6.5782%       1.51           57.4%

                                        ----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                    74       $   887,206,601      100.0%          6.2519%       1.41x          65.2%
                                        ========================================================================================

MAXIMUM OCCUPANCY RATE AT U/W:            100%
MINIMUM OCCUPANCY RATE AT U/W:             54%
WTD. AVG. OCCUPANCY RATE AT U/W:           91%

(1) FOR HOSPITALITY PROPERTIES THE OCCUPANCY PRESENTED ABOVE IS THE OCCUPANCY CONCLUDED BY THE RESPECTIVE LOAN SELLER AT UNDERWRITING BASED ON HISTORICAL PERFORMANCE AND FUTURE OUTLOOK.
(2)  BASED ON A CUT-OFF DATE IN APRIL 2008.

                    UNDERWRITTEN DEBT SERVICE COVERAGE RATIOS

                                                                                        WEIGHTED
                                         NUMBER OF                    PERCENTAGE OF      AVERAGE                     WEIGHTED
                                        UNDERLYING    CUT-OFF DATE       INITIAL        MORTGAGE      WEIGHTED       AVERAGE
               RANGE OF                  MORTGAGE      PRINCIPAL      MORTGAGE POOL     INTEREST      AVERAGE      CUT-OFF DATE
              U/W DSCRs                    LOANS       BALANCE (1)       BALANCE          RATE        U/W DSCR     LTV RATIO (1)
--------------------------------------------------------------------------------------------------------------------------------
    1.17x         -       1.19              1       $    32,900,000        3.7%          6.4900%       1.17x          77.0%
    1.20          -       1.22             19           128,235,249       14.5%          6.2482%       1.21           73.4%
    1.23          -       1.24              3            29,452,349        3.3%          6.1707%       1.23           75.7%
    1.25          -       1.29              9           144,665,286       16.3%          5.9540%       1.27           76.5%
    1.30          -       1.34              6            21,278,467        2.4%          6.8999%       1.32           72.0%
    1.35          -       1.39              7           219,909,888       24.8%          6.0385%       1.37           71.9%
    1.40          -       1.49              6           121,877,616       13.7%          5.9179%       1.42           56.3%
    1.50          -       1.74              6            69,726,087        7.9%          6.5731%       1.60           55.0%
    1.75          -       1.83              2             9,161,659        1.0%          6.5400%       1.78           64.1%
    1.84          -       1.89x             1           110,000,000       12.4%          7.0426%       1.89           36.4%

                                        ----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                    60       $   887,206,601      100.0%          6.2519%       1.41x          65.2%
                                        ========================================================================================

MAXIMUM U/W DSCR:                        1.89x
MINIMUM U/W DSCR:                        1.17x
WTD. AVG. U/W DSCR:                      1.41x

(1)  BASED ON A CUT-OFF DATE IN APRIL 2008.

                      CUT-OFF DATE LOAN-TO-VALUE RATIOS (1)

                                                                                        WEIGHTED
                                         NUMBER OF                    PERCENTAGE OF      AVERAGE                     WEIGHTED
                                        UNDERLYING    CUT-OFF DATE       INITIAL        MORTGAGE      WEIGHTED       AVERAGE
        RANGE OF CUT-OFF DATE            MORTGAGE      PRINCIPAL      MORTGAGE POOL     INTEREST      AVERAGE      CUT-OFF DATE
       LOAN-TO-VALUE RATIOS (1)           LOANS        BALANCE (1)       BALANCE          RATE        U/W DSCR     LTV RATIO (1)
--------------------------------------------------------------------------------------------------------------------------------
    36.4%         -        50.0%            2       $   113,959,028       12.8%          6.9914%       1.88x          36.4%
    50.1%         -        60.0%            7           163,480,041       18.4%          5.8882%       1.47           54.3%
    60.1%         -        65.0%            8            61,154,860        6.9%          7.1272%       1.47           63.2%
    65.1%         -        70.0%           11            79,302,472        8.9%          6.2343%       1.30           68.8%
    70.1%         -        73.0%            9           101,640,124       11.5%          6.8487%       1.30           71.2%
    73.1%         -        74.0%            2             7,212,579        0.8%          6.6836%       1.20           73.6%
    74.1%         -        75.0%            8           179,222,544       20.2%          5.6541%       1.33           74.9%
    75.1%         -        77.5%            5            48,674,583        5.5%          6.4007%       1.19           77.0%
    77.6%         -        79.5%            4            24,470,000        2.8%          6.0937%       1.24           78.9%
    79.6%         -        80.0%            4           108,090,370       12.2%          5.9103%       1.26           79.9%

                                        ----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                    60       $   887,206,601      100.0%          6.2519%       1.41x          65.2%
                                        ========================================================================================

MAXIMUM CUT-OFF DATE LTV RATIO (1):      80.0%
MINIMUM CUT-OFF DATE LTV RATIO (1):      36.4%
WTD. AVG. CUT-OFF DATE LTV RATIO (1):    65.2%

(1)  BASED ON A CUT-OFF DATE IN APRIL 2008.

                       MORTGAGED REAL PROPERTIES BY STATE

                                                                               WEIGHTED
                              NUMBER OF                     PERCENTAGE OF       AVERAGE                       WEIGHTED
                              MORTGAGED     CUT-OFF DATE       INITIAL         MORTGAGE       WEIGHTED         AVERAGE
                                REAL          PRINCIPAL     MORTGAGE POOL      INTEREST        AVERAGE      CUT-OFF DATE
STATE                        PROPERTIES      BALANCE (1)       BALANCE           RATE         U/W DSCR      LTV RATIO (1)
-------------------------------------------------------------------------------------------------------------------------
New York                          8         $ 137,610,264       15.5%          6.9392%         1.76x           44.2%
Texas                             6           134,248,098       15.1%          6.3768%         1.30            73.7%
Hawaii                            1           130,310,000       14.7%          5.3870%         1.36            75.0%
California                        5           115,098,774       13.0%          5.4807%         1.41            54.5%
  Southern California (2)         4           106,083,926       12.0%          5.4578%         1.41            54.4%
  Northern California (2)         1             9,014,848        1.0%          5.7500%         1.38            56.5%
Pennsylvania                      5            51,392,882        5.8%          6.4870%         1.27            73.4%
North Carolina                    6            40,186,427        4.5%          6.1202%         1.32            69.6%
Ohio                              5            39,558,021        4.5%          6.0918%         1.33            72.6%
Puerto Rico                       1            34,000,000        3.8%          6.5700%         1.59            54.0%
Florida                           6            31,380,012        3.5%          6.4437%         1.39            69.3%
Virginia                          4            27,289,670        3.1%          6.0023%         1.23            70.8%
Illinois                          4            19,959,385        2.2%          7.2365%         1.35            72.1%
Indiana                           3            16,995,428        1.9%          7.4600%         1.37            71.6%
Missouri                          3            16,983,446        1.9%          7.4600%         1.37            71.6%
Michigan                          1            16,684,000        1.9%          6.1500%         1.23            74.8%
Washington                        1            12,500,000        1.4%          6.2810%         1.20            74.6%
South Carolina                    2            11,700,186        1.3%          6.6100%         1.22            70.2%
Tennessee                         1             7,725,000        0.9%          6.3600%         1.20            77.3%
Maryland                          1             7,465,209        0.8%          6.9400%         1.72            53.3%
Georgia                           1             5,473,715        0.6%          7.0950%         1.20            71.1%
Mississippi                       1             5,068,349        0.6%          6.6650%         1.23            74.5%
Kansas                            1             4,726,156        0.5%          5.9500%         1.39            67.5%
Alabama                           2             4,684,724        0.5%          6.0014%         1.30            75.4%
Kentucky                          1             4,462,099        0.5%          7.0450%         1.40            69.7%
Utah                              1             3,964,294        0.4%          6.2000%         1.26            72.1%
Oklahoma                          1             2,631,405        0.3%          6.5330%         1.31            79.7%
Nebraska                          1             2,439,767        0.3%          6.5300%         1.40            64.2%
Arizona                           1             1,673,123        0.2%          6.6200%         1.21            74.4%
Colorado                          1               996,168        0.1%          6.9100%         1.25            68.7%

                            ---------------------------------------------------------------------------------------------
                                 74         $ 887,206,601      100.0%          6.2519%         1.41x           65.2%
                            =============================================================================================

(1)  BASED ON A CUT-OFF DATE IN APRIL 2008.
(2) SOUTHERN CALIFORNIA CONSISTS OF MORTGAGED REAL PROPERTIES IN CALIFORNIA ZIP CODES LESS THAN OR EQUAL TO 93600.
     NORTHERN CALIFORNIA CONSISTS OF MORTGAGED REAL PROPERTIES IN CALIFORNIA ZIP CODES GREATER THAN 93600

                     UNDERLYING MORTGAGE LOANS BY LOAN TYPE

                                                                                 WEIGHTED
                                       NUMBER OF                 PERCENTAGE OF   AVERAGE                WEIGHTED        WEIGHTED
                                      UNDERLYING  CUT-OFF DATE      INITIAL      MORTGAGE   WEIGHTED    AVERAGE         AVERAGE
                                       MORTGAGE     PRINCIPAL    MORTGAGE POOL   INTEREST   AVERAGE   CUT-OFF DATE     REMAINING
LOAN TYPE                                LOANS     BALANCE (1)      BALANCE        RATE     U/W DSCR  LTV RATIO (1)  IO PERIOD (1)
----------------------------------------------------------------------------------------------------------------------------------
Interest Only Balloon Loans                 6     $ 449,540,000       50.7%      5.9446%      1.48x       61.9%            79
Balloon Loans with Partial IO Term         18       181,053,000       20.4%      6.2212%      1.28        71.2%            39
Balloon Loan without IO Term               32       229,075,565       25.8%      6.8476%      1.39        65.9%           N/A
ARD Loans with Partial IO Term              1         6,857,000        0.8%      7.1100%      1.31        65.0%            10
ARD Loans without IO Term                   3        20,681,036        2.3%      6.3200%      1.24        77.6%           N/A

                                      --------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                    60     $ 887,206,601      100.0%      6.2519%      1.41x       65.2%           N/A
                                      ============================================================================================

(1)  BASED ON A CUT-OFF DATE IN APRIL 2008.

                   MORTGAGED REAL PROPERTIES BY PROPERTY TYPE

                                                                                  WEIGHTED
                                   NUMBER OF                    PERCENTAGE OF      AVERAGE                        WEIGHTED
                                   MORTGAGED    CUT-OFF DATE       INITIAL        MORTGAGE        WEIGHTED         AVERAGE
                                     REAL         PRINCIPAL     MORTGAGE POOL     INTEREST         AVERAGE      CUT-OFF DATE
PROPERTY TYPE                     PROPERTIES     BALANCE (1)       BALANCE          RATE          U/W DSCR      LTV RATIO (1)
-----------------------------------------------------------------------------------------------------------------------------
Retail                                 24       $ 355,152,351       40.0%          5.8672%          1.33x           73.0%
Office                                  8         242,559,373       27.3%          6.3185%          1.61            49.0%
Hotel                                  18         128,590,681       14.5%          7.2024%          1.46            65.7%
Multifamily                            17          99,282,445       11.2%          6.1445%          1.26            72.0%
Mixed Use                               4          53,539,018        6.0%          6.3839%          1.22            72.4%
Industrial                              2           5,982,733        0.7%          6.5966%          1.24            74.1%
Other                                   1           2,100,000        0.2%          6.1600%          1.41            67.7%

                                 --------------------------------------------------------------------------------------------
                                       74       $ 887,206,601      100.0%          6.2519%          1.41x           65.2%
                                 ============================================================================================

(1)  BASED ON A CUT-OFF DATE IN APRIL 2008.

                 MORTGAGED REAL PROPERTIES BY PROPERTY SUB-TYPE

                                                                                  WEIGHTED
                                   NUMBER OF                    PERCENTAGE OF      AVERAGE                        WEIGHTED
                                   MORTGAGED    CUT-OFF DATE       INITIAL        MORTGAGE        WEIGHTED         AVERAGE
               PROPERTY              REAL         PRINCIPAL     MORTGAGE POOL     INTEREST         AVERAGE      CUT-OFF DATE
PROPERTY TYPE  SUB-TYPE           PROPERTIES     BALANCE (1)       BALANCE          RATE          U/W DSCR      LTV RATIO (1)
-----------------------------------------------------------------------------------------------------------------------------
RETAIL
               Unanchored              16       $ 187,776,020       21.2%          5.6716%          1.33x           72.6%
               Anchored (2)             8         167,376,332       18.9%          6.0866%          1.32            73.5%

                                 --------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                24       $ 355,152,351       40.0%          5.8672%          1.33x           73.0%
                                 ============================================================================================

OFFICE
               Central Business
                District                2       $ 199,500,000       22.5%          6.3099%          1.68x           44.3%
               Suburban                 6          43,059,373        4.9%          6.3583%          1.28            70.4%

                                 --------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                 8       $ 242,559,373       27.3%          6.3185%          1.61x           49.0%
                                 ============================================================================================

HOTEL
               Limited Service         15       $  86,858,626        9.8%          7.1291%          1.48x           68.0%
               Full Service             3          41,732,054        4.7%          7.3549%          1.43            60.9%

                                 --------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                18       $ 128,590,681       14.5%          7.2024%          1.46x           65.7%
                                 ============================================================================================

MULTIFAMILY
               Conventional            15       $  96,407,277       10.9%          6.1248%          1.26x           72.1%
               Manufactured
                Housing                 2           2,875,168        0.3%          6.8054%          1.23            71.1%

                                 --------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                17       $  99,282,445       11.2%          6.1445%          1.26x           72.0%
                                 ============================================================================================

(1)  BASED ON A CUT-OFF DATE IN APRIL 2008.
(2)  INCLUDES SHADOW-ANCHORED PROPERTIES.

                   PREPAYMENT PROVISION AS OF CUT-OFF DATE (1)

                                                                WEIGHTED      WEIGHTED          WEIGHTED
                                                                AVERAGE       AVERAGE      AVERAGE REMAINING       WEIGHTED
       RANGE OF         NUMBER OF               PERCENTAGE OF  REMAINING     REMAINING      LOCKOUT PLUS YM        AVERAGE
  REMAINING TERMS TO   UNDERLYING  CUT-OFF DATE    INITIAL      LOCKOUT       LOCKOUT     PLUS STATIC PREMIUM     REMAINING
    STATED MATURITY     MORTGAGE    PRINCIPAL   MORTGAGE POOL   PERIOD     PLUS YM PERIOD        PERIOD            MATURITY
  (MONTHS) (1), (2)      LOANS      BALANCE (1)    BALANCE    (MONTHS) (1)  (MONTHS) (1)      (MONTHS) (1)    (MONTHS) (1), (2)
---------------------------------------------------------------------------------------------------------------------------------
   49      -      100       8     $ 263,934,020      29.7%         31            47                47                  51
  101      -      119      52       623,272,581      70.3%        100           110               110                 114

                       ----------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:    60     $ 887,206,601     100.0%         79            91                91                  95
                       ==========================================================================================================

(1)  BASED ON A CUT-OFF DATE IN APRIL 2008.
(2) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.

                                PREPAYMENT OPTION

                                                               WEIGHTED       WEIGHTED          WEIGHTED
                                                                AVERAGE       AVERAGE      AVERAGE REMAINING       WEIGHTED
                       NUMBER OF                PERCENTAGE OF  REMAINING     REMAINING      LOCKOUT PLUS YM        AVERAGE
                       UNDERLYING  CUT-OFF DATE    INITIAL      LOCKOUT       LOCKOUT     PLUS STATIC PREMIUM     REMAINING
                        MORTGAGE    PRINCIPAL   MORTGAGE POOL    PERIOD    PLUS YM PERIOD        PERIOD            MATURITY
PREPAYMENT OPTION        LOANS      BALANCE (1)    BALANCE    (MONTHS) (1)  (MONTHS) (1)      (MONTHS) (1)     (MONTHS) (1), (2)
---------------------------------------------------------------------------------------------------------------------------------
Lockout / Defeasance       49     $ 729,894,288      82.3%         96            96                96                 100
Yield Maintenance           8       148,071,934      16.7%          0            68                68                  72
Lockout / Yield
 Maintenance                3         9,240,379       1.0%         36           113               113                 117

                       ----------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:    60     $ 887,206,601     100.0%         79            91                91                  95
                       ==========================================================================================================

(1)  BASED ON A CUT-OFF DATE IN APRIL 2008.
(2) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.

                    UNDERLYING MORTGAGE LOANS BY OPEN PERIODS

                                                                                            WEIGHTED
                          OPEN PERIOD                 PERCENTAGE OF   WEIGHTED  WEIGHTED    AVERAGE                     WEIGHTED
                           NUMBER OF   CUT-OFF DATE      INITIAL      AVERAGE   AVERAGE     MORTGAGE      WEIGHTED       AVERAGE
        RANGE OF           MORTGAGE      PRINCIPAL    MORTGAGE POOL     OPEN      LOAN      INTEREST       AVERAGE    CUT-OFF DATE
      OPEN PERIODS           LOANS      BALANCE (1)      BALANCE       PERIOD     TERM        RATE        U/W DSCR    LTV RATIO (1)
-----------------------------------------------------------------------------------------------------------------------------------
     2    -      4             51      $ 739,660,715      83.4%           4        98       6.4007%         1.42x         63.6%
     5    -      7              8        143,586,858      16.2%           5       116       5.5041%         1.35          74.4%
     8    -     37              1          3,959,028       0.4%          37       120       5.5700%         1.57          37.0%

                          ---------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        60      $ 887,206,601     100.0%           4       101       6.2519%         1.41x         65.2%
                          =========================================================================================================

MAXIMUM OPEN PERIOD:           37
MINIMUM OPEN PERIOD:            2
WTD. AVG. OPEN PERIOD:          4

(1)  BASED ON A CUT-OFF DATE IN APRIL 2008.

           UNDERLYING MORTGAGED REAL PROPERTIES BY OWNERSHIP INTEREST

                                                                                  WEIGHTED
                                    NUMBER OF                   PERCENTAGE OF      AVERAGE                        WEIGHTED
                                    MORTGAGED    CUT-OFF DATE      INITIAL        MORTGAGE        WEIGHTED        AVERAGE
                                      REAL         PRINCIPAL    MORTGAGE POOL     INTEREST        AVERAGE      CUT-OFF DATE
OWNERSHIP INTEREST                 PROPERTIES     BALANCE (1)      BALANCE          RATES         U/W DSCR     LTV RATIO (1)
----------------------------------------------------------------------------------------------------------------------------
Fee                                    73        $ 777,206,601      87.6%          6.1400%          1.34x          69.3%
Leasehold                               1          110,000,000      12.4%          7.0426%          1.89           36.4%

                                  ------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                74        $ 887,206,601     100.0%          6.2519%          1.41x          65.2%
                                  ==========================================================================================

(1)  BASED ON A CUT-OFF DATE IN APRIL 2008.

                               LOAN CLOSING DATES

                                                                                        WEIGHTED
                                         NUMBER OF                    PERCENTAGE OF      AVERAGE                     WEIGHTED
                                        UNDERLYING    CUT-OFF DATE       INITIAL        MORTGAGE      WEIGHTED       AVERAGE
           RANGE OF CLOSING              MORTGAGE      PRINCIPAL      MORTGAGE POOL     INTEREST      AVERAGE      CUT-OFF DATE
                DATES                     LOANS        BALANCE (1)       BALANCE          RATE        U/W DSCR     LTV RATIO (1)
--------------------------------------------------------------------------------------------------------------------------------
   4/18/2007    -     6/30/2007             7       $   140,299,201       15.8%          5.6270%       1.38x          59.1%
    7/1/2007    -     9/30/2007             6           174,777,021       19.7%          6.8237%       1.74           45.4%
   10/1/2007    -    12/31/2007            39           465,694,081       52.5%          6.0119%       1.31           73.3%
    1/1/2008    -     2/1/2008              8           106,436,298       12.0%          7.1870%       1.33           70.7%

                                        ----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                    60       $   887,206,601      100.0%          6.2519%       1.41x          65.2%
                                        ========================================================================================

LATEST LOAN CLOSING DATE                2/1/2008
OLDEST LOAN CLOSING DATE               4/18/2007
WTD. AVG. CLOSING DATE:                10/5/2007

(1)  BASED ON A CUT-OFF DATE IN APRIL 2008.

                        UNDERLYING MORTGAGE LOAN SELLERS

                                                                               WEIGHTED
                               NUMBER OF                      PERCENTAGE OF    AVERAGE                     WEIGHTED
                               UNDERLYING    CUT-OFF DATE         LOAN         MORTGAGE    WEIGHTED        AVERAGE
                                MORTGAGE       PRINCIPAL         GROUP 1       INTEREST    AVERAGE       CUT-OFF DATE
MORTGAGE LOAN SELLER             LOANS        BALANCE (1)        BALANCE         RATE      U/W DSCR     LTV RATIO (1)
---------------------------------------------------------------------------------------------------------------------
Column Financial, Inc.             28        $ 592,068,180        75.1%        6.2272%      1.45x           63.5%
KeyBank National Association       16          149,632,955        19.0%        6.3116%      1.39            65.5%
National City Bank                  3           46,223,021         5.9%        6.6065%      1.27            72.0%

                          ------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            47        $ 787,924,156       100.0%        6.2655%      1.43x           64.4%
                          ===========================================================================================

(1)  BASED ON A CUT-OFF DATE IN APRIL 2008.

                             MORTGAGE INTEREST RATES

                                                                                          WEIGHTED
                                           NUMBER OF                    PERCENTAGE OF      AVERAGE                     WEIGHTED
                                          UNDERLYING    CUT-OFF DATE        LOAN          MORTGAGE       WEIGHTED       AVERAGE
            RANGE OF                       MORTGAGE      PRINCIPAL         GROUP 1        INTEREST        AVERAGE    CUT-OFF DATE
    MORTGAGE INTEREST RATES                 LOANS        BALANCE (1)       BALANCE          RATE         U/W DSCR    LTV RATIO (1)
----------------------------------------------------------------------------------------------------------------------------------
   5.3870%     -      5.5000%                 2        $   219,810,000      27.9%          5.3961%        1.38x          66.5%
   5.5000%     -      5.8000%                 4             23,473,876       3.0%          5.6954%        1.34           58.9%
   5.8001%     -      5.9000%                 4            103,694,243      13.2%          5.8443%        1.27           78.4%
   5.9001%     -      6.2500%                 5             30,409,449       3.9%          6.1059%        1.27           72.9%
   6.2501%     -      6.5500%                13            112,635,685      14.3%          6.4154%        1.28           72.8%
   6.5501%     -      6.6000%                 4             50,665,964       6.4%          6.5729%        1.54           58.4%
   6.6001%     -      6.7000%                 3              7,568,123       1.0%          6.6165%        1.21           75.4%
   6.7001%     -      7.0000%                 6             45,316,989       5.8%          6.8105%        1.44           61.9%
   7.0001%     -      8.2300%                 6            194,349,827      24.7%          7.2594%        1.66           50.7%

                                      --------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                      47        $   787,924,156     100.0%          6.2655%        1.43x          64.4%
                                      ============================================================================================

MAXIMUM MORTGAGE INTEREST RATE:           8.2300%
MINIMUM MORTGAGE INTEREST RATE:           5.3870%
WTD. AVG. MORTGAGE INTEREST RATE:         6.2655%

(1) BASED ON A CUT-OFF DATE IN APRIL 2008.

                       CUT-OFF DATE PRINCIPAL BALANCES (1)

                                                                                          WEIGHTED
                                           NUMBER OF                    PERCENTAGE OF      AVERAGE                     WEIGHTED
                                          UNDERLYING    CUT-OFF DATE        LOAN          MORTGAGE       WEIGHTED       AVERAGE
      RANGE OF CUT-OFF DATE                MORTGAGE      PRINCIPAL         GROUP 1        INTEREST        AVERAGE    CUT-OFF DATE
      PRINCIPAL BALANCES (1)                LOANS        BALANCE (1)       BALANCE          RATE         U/W DSCR    LTV RATIO (1)
----------------------------------------------------------------------------------------------------------------------------------
   $  1,115,379  -       2,000,000            3       $     4,783,655         0.6%         6.4412%        1.29x          73.4%
      2,000,001  -       2,750,000            3             7,209,767         0.9%         6.4519%        1.33           70.5%
      2,750,001  -       3,500,000            3             9,403,562         1.2%         6.3957%        1.23           71.7%
      3,500,001  -       4,000,000            5            19,464,916         2.5%         6.2681%        1.33           66.3%
      4,000,001  -       4,500,000            3            13,047,080         1.7%         6.4555%        1.44           70.5%
      4,500,001  -       5,500,000            5            24,877,777         3.2%         6.6130%        1.35           69.5%
      5,500,001  -       7,000,000            5            32,930,242         4.2%         6.3027%        1.36           66.3%
      7,000,001  -      10,000,000            6            49,602,545         6.3%         6.4765%        1.48           59.4%
     10,000,001  -      15,000,000            4            47,533,318         6.0%         6.2009%        1.21           76.0%
     15,000,001  -      20,000,000            3            49,358,033         6.3%         7.0495%        1.34           67.1%
     20,000,001  -      35,000,000            2            66,900,000         8.5%         6.5307%        1.38           65.3%
     35,000,001  -      55,000,000            1            51,003,260         6.5%         7.4600%        1.37           71.6%
     55,000,001  -      85,000,000            1            82,000,000        10.4%         5.8390%        1.27           80.0%
     85,000,001  -      95,000,000            1            89,500,000        11.4%         5.4094%        1.42           54.1%
     95,000,001        110,000,000            1           110,000,000        14.0%         7.0426%        1.89           36.4%
    110,000,001  -    $130,310,000            1           130,310,000        16.5%         5.3870%        1.36           75.0%

                                      --------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                      47       $   787,924,156       100.0%         6.2655%        1.43x          64.4%
                                      ============================================================================================

MAXIMUM CUT-OFF DATE PRINCIPAL BALANCE (1):       $  130,310,000
MINIMUM CUT-OFF DATE PRINCIPAL BALANCE (1):       $    1,115,379
AVERAGE CUT-OFF DATE PRINCIPAL BALANCE (1):       $   16,764,344

(1) BASED ON A CUT-OFF DATE IN APRIL 2008.

                         ORIGINAL AMORTIZATION TERMS (1)

                                                                                         WEIGHTED
                                          NUMBER OF                    PERCENTAGE OF      AVERAGE                     WEIGHTED
             RANGE OF                    UNDERLYING    CUT-OFF DATE        LOAN          MORTGAGE       WEIGHTED       AVERAGE
      ORIGINAL AMORTIZATION               MORTGAGE      PRINCIPAL         GROUP 1        INTEREST        AVERAGE    CUT-OFF DATE
       TERMS (MONTHS) (1)                  LOANS        BALANCE (2)       BALANCE          RATE         U/W DSCR    LTV RATIO (2)
---------------------------------------------------------------------------------------------------------------------------------
          Interest Only                       5       $   416,075,000        52.8%        5.9361%          1.49x         61.3%
     300        -        300                  4            44,865,398         5.7%        7.2499%          1.45          61.9%
     301        -        360                 38           326,983,759        41.5%        6.5495%          1.34          68.6%

                                      -------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                      47       $   787,924,156       100.0%        6.2655%          1.43x         64.4%
                                      ===========================================================================================

MAXIMUM ORIGINAL AMORTIZATION TERM (MONTHS) (3):               360
MINIMUM ORIGINAL AMORTIZATION TERM (MONTHS) (3):               300
WTD. AVG. ORIGINAL AMORTIZATION TERM (MONTHS) (3):             353

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.
(2) BASED ON A CUT-OFF DATE IN APRIL 2008.
(3) DOES NOT INCLUDE MORTGAGE LOANS WITH INTEREST ONLY PAYMENTS UNTIL ARD/MATURITY DATE.

                      ORIGINAL TERMS TO STATED MATURITY (1)

                                                                                         WEIGHTED
                                          NUMBER OF                    PERCENTAGE OF      AVERAGE                     WEIGHTED
               RANGE OF                  UNDERLYING    CUT-OFF DATE        LOAN          MORTGAGE       WEIGHTED       AVERAGE
           ORIGINAL TERMS                 MORTGAGE      PRINCIPAL         GROUP 1        INTEREST        AVERAGE    CUT-OFF DATE
   TO STATED MATURITY (MONTHS) (1)         LOANS        BALANCE (2)       BALANCE          RATE         U/W DSCR    LTV RATIO (2)
---------------------------------------------------------------------------------------------------------------------------------
           58    -      60                    5       $   227,372,852       28.9%         6.4902%         1.64x          46.8%
           61    -      84                    1             2,100,000        0.3%         6.1600%         1.41           67.7%
           85    -     120                   37           543,901,867       69.0%         6.1610%         1.34           71.5%
          121    -     122                    4            14,549,437        1.8%         6.6742%         1.27           73.4%

                                      -------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                      47       $   787,924,156      100.0%         6.2655%         1.43x          64.4%
                                      ===========================================================================================

MAXIMUM ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):        122
MINIMUM ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):         58
WTD. AVG. ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):      101

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.
(2) BASED ON A CUT-OFF DATE IN APRIL 2008.

                       REMAINING AMORTIZATION TERMS (1), (2)

                                                                                         WEIGHTED
                                          NUMBER OF                    PERCENTAGE OF      AVERAGE                     WEIGHTED
               RANGE OF                  UNDERLYING    CUT-OFF DATE        LOAN          MORTGAGE       WEIGHTED       AVERAGE
        REMAINING AMORTIZATION            MORTGAGE       PRINCIPAL        GROUP 1        INTEREST        AVERAGE    CUT-OFF DATE
        TERMS (MONTHS) (1), (2)            LOANS        BALANCE (2)       BALANCE          RATES        U/W DSCR    LTV RATIO (2)
---------------------------------------------------------------------------------------------------------------------------------
          Interest Only                       5       $   416,075,000        52.8%        5.9361%         1.49x          61.3%
     289        -        300                  4            44,865,398         5.7%        7.2499%         1.45           61.9%
     301        -        355                 14            68,281,693         8.7%        6.4427%         1.43           63.6%
     356        -        360                 24           258,702,066        32.8%        6.5777%         1.32           70.0%

                                      -------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                      47       $   787,924,156       100.0%        6.2655%         1.43x          64.4%
                                      ===========================================================================================

MAXIMUM REMAINING AMORTIZATION TERM (MONTHS) (2), (3):        360
MINIMUM REMAINING AMORTIZATION TERM (MONTHS) (2), (3):        289
WTD. AVG. REMAINING AMORTIZATION TERM (MONTHS) (2), (3):      350

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.
(2) BASED ON A CUT-OFF DATE IN APRIL 2008.
(3) DOES NOT INCLUDE MORTGAGE LOANS WITH INTEREST ONLY PAYMENTS UNTIL ARD/MATURITY DATE.

                    REMAINING TERMS TO STATED MATURITY (1), (2)

                                                                                         WEIGHTED
                                          NUMBER OF                    PERCENTAGE OF      AVERAGE                     WEIGHTED
               RANGE OF                  UNDERLYING    CUT-OFF DATE        LOAN          MORTGAGE       WEIGHTED       AVERAGE
           REMAINING TERMS                MORTGAGE       PRINCIPAL        GROUP 1        INTEREST        AVERAGE    CUT-OFF DATE
 TO STATED MATURITY (MONTHS) (1), (2)      LOANS        BALANCE (2)       BALANCE          RATES        U/W DSCR    LTV RATIO (2)
---------------------------------------------------------------------------------------------------------------------------------
     49         -         60                  5       $   227,372,852       28.9%         6.4902%         1.64x         46.8%
     61         -         84                  1             2,100,000        0.3%         6.1600%         1.41          67.7%
     85         -        119                 41           558,451,304       70.9%         6.1744%         1.34          71.5%

                                      -------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                      47       $   787,924,156      100.0%         6.2655%         1.43x         64.4%
                                      ===========================================================================================

MAXIMUM REMAINING TERM TO STATED MATURITY (MONTHS)  (1), (2):       119
MINIMUM REMAINING TERM TO STATED MATURITY (MONTHS)  (1), (2):        49
WTD. AVG. REMAINING TERM TO STATED MATURITY (MONTHS)  (1), (2):      96

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.
(2) BASED ON A CUT-OFF DATE IN APRIL 2008.

                         YEARS BUILT/YEARS RENOVATED (1)

                                                                                         WEIGHTED
                                          NUMBER OF                    PERCENTAGE OF      AVERAGE                     WEIGHTED
                                         MORTGAGED     CUT-OFF DATE        LOAN          MORTGAGE       WEIGHTED       AVERAGE
           RANGE OF YEARS                  REAL          PRINCIPAL        GROUP 1        INTEREST        AVERAGE    CUT-OFF DATE
         BUILT/RENOVATED (1)             PROPERTIES     BALANCE (2)       BALANCE          RATE         U/W DSCR    LTV RATIO (2)
---------------------------------------------------------------------------------------------------------------------------------
          1963    -    1990                   3       $    20,947,107        2.7%         6.6604%         1.49x         58.3%
          1991    -    1995                   6           127,302,388       16.2%         6.9314%         1.80          40.6%
          1996    -    2000                   6            46,914,307        6.0%         6.2320%         1.30          73.0%
          2001    -    2005                  13           259,129,051       32.9%         5.9617%         1.31          69.3%
          2006    -    2007                  29           333,631,303       42.3%         6.2272%         1.39          68.8%

                                      -------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                      57       $   787,924,156      100.0%         6.2655%         1.43x         64.4%
                                      ===========================================================================================

MOST RECENT YEAR BUILT/RENOVATED:         2007
OLDEST YEAR BUILT/RENOVATED               1963
WTD. AVG. YEAR BUILT/RENOVATED:           2002

(1) YEARS BUILT/RENOVATED REFLECTS THE LATER OF THE YEAR BUILT OR THE YEAR RENOVATED OF THE MORTGAGED REAL PROPERTIES.
(2) BASED ON A CUT-OFF DATE IN APRIL 2008.

                       OCCUPANCY RATES AT UNDERWRITING (1)

                                                                                         WEIGHTED
                                          NUMBER OF                    PERCENTAGE OF      AVERAGE                     WEIGHTED
                                         MORTGAGED     CUT-OFF DATE        LOAN          MORTGAGE       WEIGHTED       AVERAGE
              RANGE OF                      REAL         PRINCIPAL        GROUP 1        INTEREST        AVERAGE    CUT-OFF DATE
      OCCUPANCY RATES AT U/W (1)         PROPERTIES     BALANCE (2)       BALANCE          RATE         U/W DSCR    LTV RATIO (2)
---------------------------------------------------------------------------------------------------------------------------------
          54%     -     75%                  15        $   102,402,843      13.0%         7.1375%         1.47x         63.7%
          76%     -     85%                   6            122,193,996      15.5%         5.8824%         1.42          57.9%
          86%     -     90%                   1             32,900,000       4.2%         6.4900%         1.17          77.0%
          91%     -     95%                   4            106,125,000      13.5%         5.9128%         1.26          79.7%
          96%     -     97%                   3            151,824,848      19.3%         5.4822%         1.35          73.9%
          98%     -    100%                  28            272,477,469      34.6%         6.6562%         1.56          54.7%

                                      -------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                      57        $   787,924,156     100.0%         6.2655%         1.43x         64.4%
                                      ===========================================================================================

MAXIMUM OCCUPANCY RATE AT U/W:            100%
MINIMUM OCCUPANCY RATE AT U/W:             54%
WTD. AVG. OCCUPANCY RATE AT U/W:           90%

(1) FOR HOSPITALITY PROPERTIES THE OCCUPANCY PRESENTED ABOVE IS THE OCCUPANCY CONCLUDED BY THE RESPECTIVE LOAN SELLER AT UNDERWRITING BASED ON HISTORICAL PERFORMANCE AND FUTURE OUTLOOK.
(2) BASED ON A CUT-OFF DATE IN APRIL 2008.

                    UNDERWRITTEN DEBT SERVICE COVERAGE RATIOS

                                                                                         WEIGHTED
                                          NUMBER OF                    PERCENTAGE OF     AVERAGE                      WEIGHTED
                                         UNDERLYING    CUT-OFF DATE        LOAN          MORTGAGE       WEIGHTED       AVERAGE
              RANGE OF                    MORTGAGE      PRINCIPAL        GROUP 1        INTEREST        AVERAGE    CUT-OFF DATE
              U/W DSCRs                     LOANS      BALANCE (1)       BALANCE          RATE         U/W DSCR    LTV RATIO (1)
---------------------------------------------------------------------------------------------------------------------------------
        1.17x    -     1.19                   1       $    32,900,000       4.2%          6.4900%        1.17x         77.0%
        1.20     -     1.22                  15            95,521,063      12.1%          6.3079%        1.21          74.5%
        1.23     -     1.24                   1            16,684,000       2.1%          6.1500%        1.23          74.8%
        1.25     -     1.29                   5            99,504,119      12.6%          5.9117%        1.27          78.8%
        1.30     -     1.34                   4            17,101,824       2.2%          6.9672%        1.32          70.3%
        1.35     -     1.39                   7           219,909,888      27.9%          6.0385%        1.37          71.9%
        1.40     -     1.49                   5           117,415,517      14.9%          5.8750%        1.42          55.8%
        1.50     -     1.74                   6            69,726,087       8.8%          6.5731%        1.60          55.0%
        1.75     -     1.83                   2             9,161,659       1.2%          6.5400%        1.78          64.1%
        1.84     -     1.89x                  1           110,000,000      14.0%          7.0426%        1.89          36.4%

                                      -------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                      47       $   787,924,156     100.0%          6.2655%        1.43x         64.4%
                                      ===========================================================================================

MAXIMUM U/W DSCR:                         1.89x
MINIMUM U/W DSCR:                         1.17x
WTD. AVG. U/W DSCR:                       1.43x

(1) BASED ON A CUT-OFF DATE IN APRIL 2008.

                      CUT-OFF DATE LOAN-TO-VALUE RATIOS (1)

                                                                                        WEIGHTED
                                          NUMBER OF                    PERCENTAGE OF     AVERAGE                      WEIGHTED
                                         UNDERLYING    CUT-OFF DATE        LOAN          MORTGAGE       WEIGHTED      AVERAGE
        RANGE OF CUT-OFF DATE             MORTGAGE      PRINCIPAL        GROUP 1        INTEREST        AVERAGE    CUT-OFF DATE
       LOAN-TO-VALUE RATIOS (1)             LOANS      BALANCE (1)       BALANCE          RATE         U/W DSCR    LTV RATIO (1)
---------------------------------------------------------------------------------------------------------------------------------
   36.4%      -     50.0%                     2       $   113,959,028       14.5%         6.9914%        1.88x         36.4%
   50.1%      -     60.0%                     7           163,480,041       20.7%         5.8882%        1.47          54.3%
   60.1%      -     65.0%                     7            59,654,860        7.6%         7.1400%        1.48          63.2%
   65.1%      -     70.0%                     8            40,379,205        5.1%         6.2807%        1.30          67.8%
   70.1%      -     73.0%                     5            68,925,938        8.7%         7.2164%        1.34          71.7%
   73.1%      -     74.0%                     2             7,212,579        0.9%         6.6836%        1.20          73.6%
   74.1%      -     75.0%                     7           174,154,195       22.1%         5.6246%        1.33          74.9%
   75.1%      -     77.5%                     4            47,129,345        6.0%         6.3882%        1.19          77.0%
   77.6%      -     79.5%                     2             7,570,000        1.0%         6.5971%        1.20          78.8%
   79.6%      -     80.0%                     3           105,458,965       13.4%         5.8947%        1.26          80.0%

                                      -------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                      47       $   787,924,156      100.0%         6.2655%        1.43x         64.4%
                                      ===========================================================================================

MAXIMUM CUT-OFF DATE LTV RATIO (1):       80.0%
MINIMUM CUT-OFF DATE LTV RATIO (1):       36.4%
WTD. AVG. CUT-OFF DATE LTV RATIO (1):     64.4%

(1) BASED ON A CUT-OFF DATE IN APRIL 2008.

                       MORTGAGED REAL PROPERTIES BY STATE

                                                                                         WEIGHTED
                                          NUMBER OF                    PERCENTAGE OF      AVERAGE                      WEIGHTED
                                         MORTGAGED     CUT-OFF DATE        LOAN          MORTGAGE       WEIGHTED       AVERAGE
                                            REAL         PRINCIPAL        GROUP 1        INTEREST        AVERAGE    CUT-OFF DATE
STATE                                    PROPERTIES     BALANCE (1)       BALANCE          RATE         U/W DSCR    LTV RATIO (1)
---------------------------------------------------------------------------------------------------------------------------------
New York                                      7       $   136,065,026       17.3%         6.9411%         1.76x         43.8%
Texas                                         6           134,248,098       17.0%         6.3768%         1.30          73.7%
Hawaii                                        1           130,310,000       16.5%         5.3870%         1.36          75.0%
California                                    5           115,098,774       14.6%         5.4807%         1.41          54.5%
     Southern California (2)                  4           106,083,926       13.5%         5.4578%         1.41          54.4%
     Northern California (2)                  1             9,014,848        1.1%         5.7500%         1.38          56.5%
Pennsylvania                                  5            51,392,882        6.5%         6.4870%         1.27          73.4%
Puerto Rico                                   1            34,000,000        4.3%         6.5700%         1.59          54.0%
Florida                                       5            29,501,012        3.7%         6.4242%         1.40          69.1%
Ohio                                          3            22,658,021        2.9%         6.2585%         1.38          67.9%
Illinois                                      4            19,959,385        2.5%         7.2365%         1.35          72.1%
Indiana                                       3            16,995,428        2.2%         7.4600%         1.37          71.6%
Missouri                                      3            16,983,446        2.2%         7.4600%         1.37          71.6%
Michigan                                      1            16,684,000        2.1%         6.1500%         1.23          74.8%
Washington                                    1            12,500,000        1.6%         6.2810%         1.20          74.6%
Tennessee                                     1             7,725,000        1.0%         6.3600%         1.20          77.3%
Maryland                                      1             7,465,209        0.9%         6.9400%         1.72          53.3%
North Carolina                                1             6,721,427        0.9%         6.4700%         1.54          67.9%
Virginia                                      2             6,654,670        0.8%         6.7896%         1.27          74.8%
Georgia                                       1             5,473,715        0.7%         7.0950%         1.20          71.1%
Kansas                                        1             4,726,156        0.6%         5.9500%         1.39          67.5%
Alabama                                       2             4,684,724        0.6%         6.0014%         1.30          75.4%
Utah                                          1             3,964,294        0.5%         6.2000%         1.26          72.1%
Nebraska                                      1             2,439,767        0.3%         6.5300%         1.40          64.2%
Arizona                                       1             1,673,123        0.2%         6.6200%         1.21          74.4%

                                      -------------------------------------------------------------------------------------------
                                             57       $   787,924,156      100.0%         6.2655%         1.43x         64.4%
                                      ===========================================================================================

(1) BASED ON A CUT-OFF DATE IN APRIL 2008.
(2) SOUTHERN CALIFORNIA CONSISTS OF MORTGAGED REAL PROPERTIES IN CALIFORNIA ZIP CODES LESS THAN OR EQUAL TO 93600. NORTHERN CALIFORNIA CONSISTS OF MORTGAGED REAL PROPERTIES IN CALIFORNIA ZIP CODES GREATER THAN 93600

                UNDERLYING MORTGAGE LOANS BY LOAN TYPE

                                                                             WEIGHTED
                               NUMBER OF                    PERCENTAGE OF    AVERAGE                      WEIGHTED       WEIGHTED
                              UNDERLYING     CUT-OFF DATE       LOAN         MORTGAGE       WEIGHTED       AVERAGE        AVERAGE
                               MORTGAGE       PRINCIPAL        GROUP 1       INTEREST       AVERAGE     CUT-OFF DATE     REMAINING
LOAN TYPE                        LOANS        BALANCE (1)      BALANCE         RATE         U/W DSCR    LTV RATIO (1)  IO PERIOD (1)
------------------------------------------------------------------------------------------------------------------------------------
Interest Only Balloon Loans        5        $  416,075,000       52.8%        5.9361%         1.49x         61.3%            81
Balloon Loans with Partial
 IO Term                          13           141,639,000       18.0%        6.3252%         1.30          70.5%            43
Balloon Loan without
 IO Term                          25           202,672,120       25.7%        6.8658%         1.41          65.1%           N/A
ARD Loans with Partial
 IO Term                           1             6,857,000        0.9%        7.1100%         1.31          65.0%            10
ARD Loans without IO Term          3            20,681,036        2.6%        6.3200%         1.24          77.6%           N/A

                            --------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:           47        $  787,924,156      100.0%        6.2655%         1.43x         64.4%           N/A
                            ========================================================================================================

(1) BASED ON A CUT-OFF DATE IN APRIL 2008.

                   MORTGAGED REAL PROPERTIES BY PROPERTY TYPE

                                                                                         WEIGHTED
                                          NUMBER OF                    PERCENTAGE OF      AVERAGE                     WEIGHTED
                                         MORTGAGED     CUT-OFF DATE        LOAN          MORTGAGE       WEIGHTED       AVERAGE
                                            REAL         PRINCIPAL        GROUP 1        INTEREST        AVERAGE    CUT-OFF DATE
PROPERTY TYPE                            PROPERTIES     BALANCE (1)       BALANCE          RATE         U/W DSCR    LTV RATIO (1)
---------------------------------------------------------------------------------------------------------------------------------
Retail                                       24       $   355,152,351       45.1%         5.8672%         1.33x         73.0%
Office                                        8           242,559,373       30.8%         6.3185%         1.61          49.0%
Hotel                                        18           128,590,681       16.3%         7.2024%         1.46          65.7%
Mixed Use                                     4            53,539,018        6.8%         6.3839%         1.22          72.4%
Industrial                                    2             5,982,733        0.8%         6.5966%         1.24          74.1%
Other                                         1             2,100,000        0.3%         6.1600%         1.41          67.7%

                                      -------------------------------------------------------------------------------------------
                                             57       $   787,924,156      100.0%         6.2655%         1.43x         64.4%
                                      ===========================================================================================

(1) BASED ON A CUT-OFF DATE IN APRIL 2008.

                 MORTGAGED REAL PROPERTIES BY PROPERTY SUB-TYPE

                                                                                          WEIGHTED
                                           NUMBER OF                    PERCENTAGE OF      AVERAGE                     WEIGHTED
                                          MORTGAGED     CUT-OFF DATE        LOAN          MORTGAGE       WEIGHTED       AVERAGE
               PROPERTY                      REAL         PRINCIPAL        GROUP 1        INTEREST        AVERAGE    CUT-OFF DATE
PROPERTY TYPE  SUB-TYPE                   PROPERTIES     BALANCE (1)       BALANCE          RATE         U/W DSCR    LTV RATIO (1)
----------------------------------------------------------------------------------------------------------------------------------
RETAIL
               Unanchored                    16       $   187,776,020       23.8%          5.6716%         1.33x         72.6%
               Anchored (2)                   8           167,376,332       21.2%          6.0866%         1.32          73.5%

                                        -----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                      24       $   355,152,351       45.1%          5.8672%         1.33x         73.0%
                                        =========================================================================================

OFFICE
               Central Business District      2       $   199,500,000       25.3%          6.3099%         1.68x         44.3%
               Suburban                       6            43,059,373        5.5%          6.3583%         1.28          70.4%
                                        -----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                       8       $   242,559,373       30.8%          6.3185%         1.61x         49.0%
                                        =========================================================================================

HOTEL
               Limited Service               15       $    86,858,626       11.0%          7.1291%         1.48x         68.0%
               Full Service                   3            41,732,054        5.3%          7.3549%         1.43          60.9%
                                        -----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                      18       $   128,590,681       16.3%          7.2024%         1.46x         65.7%
                                        =========================================================================================

(1) BASED ON A CUT-OFF DATE IN APRIL 2008.
(2) INCLUDES SHADOW-ANCHORED PROPERTIES.

                   PREPAYMENT PROVISION AS OF CUT-OFF DATE (1)

                                                                                      WEIGHTED       WEIGHTED
                                                                                      AVERAGE        AVERAGE
                                        NUMBER OF                   PERCENTAGE OF    REMAINING      REMAINING
              RANGE OF                 UNDERLYING    CUT-OFF DATE       LOAN          LOCKOUT        LOCKOUT
         REMAINING TERMS TO             MORTGAGE       PRINCIPAL       GROUP 1         PERIOD     PLUS YM PERIOD
 STATED MATURITY (MONTHS) (1), (2)       LOANS        BALANCE (1)      BALANCE      (MONTHS) (1)   (MONTHS) (1)
----------------------------------------------------------------------------------------------------------------
          49     -    100                  6        $  229,472,852       29.1%          28              47
         101     -    119                 41           558,451,304       70.9%          98             110

                                    ----------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                   47        $  787,924,156      100.0%          78              91
                                    ============================================================================

                                           WEIGHTED
                                       AVERAGE REMAINING              WEIGHTED
                                        LOCKOUT PLUS YM               AVERAGE
               RANGE OF               PLUS STATIC PREMIUM            REMAINING
         REMAINING TERMS TO                 PERIOD                    MATURITY
 STATED MATURITY (MONTHS) (1), (2)       (MONTHS) (1)             (MONTHS) (1), (2)
----------------------------------------------------------------------------------
          49     -    100                      47                        51
         101     -    119                     110                       114

                                    ----------------------------------------------
TOTAL/WEIGHTED AVERAGE:                        91                        96
                                    ==============================================

(1) BASED ON A CUT-OFF DATE IN APRIL 2008.
(2) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.

                                PREPAYMENT OPTION

                                                                                      WEIGHTED       WEIGHTED
                                                                                      AVERAGE        AVERAGE
                                        NUMBER OF                   PERCENTAGE OF    REMAINING      REMAINING
                                       UNDERLYING    CUT-OFF DATE       LOAN          LOCKOUT        LOCKOUT
                                        MORTGAGE       PRINCIPAL       GROUP 1         PERIOD     PLUS YM PERIOD
PREPAYMENT OPTION                        LOANS        BALANCE (1)      BALANCE      (MONTHS) (1)   (MONTHS) (1)
----------------------------------------------------------------------------------------------------------------
Lockout / Defeasance                      36        $  630,611,844       80.0%          97              97
Yield Maintenance                          8           148,071,934       18.8%           0              68
Lockout / Yield Maintenance                3             9,240,379        1.2%          36             113

                                       -------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                   47        $  787,924,156      100.0%          78              91
                                       =========================================================================
                                           WEIGHTED
                                       AVERAGE REMAINING              WEIGHTED
                                        LOCKOUT PLUS YM               AVERAGE
                                      PLUS STATIC PREMIUM            REMAINING
                                            PERIOD                    MATURITY
PREPAYMENT OPTION                        (MONTHS) (1)              (MONTHS) (1), (2)
----------------------------------------------------------------------------------
Lockout / Defeasance                           97                       101
Yield Maintenance                              68                        72
Lockout / Yield Maintenance                   113                       117

                                      --------------------------------------------
TOTAL/WEIGHTED AVERAGE:                        91                        96
                                      ============================================

(1) BASED ON A CUT-OFF DATE IN APRIL 2008.
(2) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.

                 UNDERLYING MORTGAGE LOANS BY OPEN PERIODS

                                                                                           WEIGHTED
                          OPEN PERIOD                  PERCENTAGE OF   WEIGHTED  WEIGHTED  AVERAGE                    WEIGHTED
                           NUMBER OF    CUT-OFF DATE       LOAN        AVERAGE   AVERAGE   MORTGAGE     WEIGHTED      AVERAGE
        RANGE OF           MORTGAGE      PRINCIPAL        GROUP 1        OPEN      LOAN    INTEREST     AVERAGE     CUT-OFF DATE
      OPEN PERIODS           LOANS      BALANCE (1)       BALANCE       PERIOD     TERM      RATE       U/W DSCR    LTV RATIO (1)
---------------------------------------------------------------------------------------------------------------------------------
     2    -     4             42       $  646,298,676       82.0%         4         98      6.4433%       1.44x        62.4%
     5    -     7              4          137,666,452       17.5%         5        116      5.4505%       1.36         74.6%
     8    -    37              1            3,959,028        0.5%        37        120      5.5700%       1.57         37.0%

                        ---------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       47       $  787,924,156      100.0%         4        101      6.2655%       1.43x        64.4%
                        =========================================================================================================

MAXIMUM OPEN PERIOD:               37
MINIMUM OPEN PERIOD:                2
WTD. AVG. OPEN PERIOD:              4

(1) BASED ON A CUT-OFF DATE IN APRIL 2008.

           UNDERLYING MORTGAGED REAL PROPERTIES BY OWNERSHIP INTEREST

                                                                                         WEIGHTED
                                          NUMBER OF                    PERCENTAGE OF      AVERAGE                     WEIGHTED
                                         MORTGAGED     CUT-OFF DATE        LOAN          MORTGAGE       WEIGHTED       AVERAGE
                                            REAL         PRINCIPAL        GROUP 1        INTEREST        AVERAGE    CUT-OFF DATE
OWNERSHIP INTEREST                       PROPERTIES     BALANCE (1)       BALANCE          RATES        U/W DSCR    LTV RATIO (1)
---------------------------------------------------------------------------------------------------------------------------------
Fee                                          56       $   677,924,156       86.0%         6.1394%         1.35x         68.9%
Leasehold                                     1           110,000,000       14.0%         7.0426%         1.89          36.4%

                                      -------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                      57       $   787,924,156      100.0%         6.2655%         1.43x         64.4%
                                      ===========================================================================================

(1) BASED ON A CUT-OFF DATE IN APRIL 2008.

                               LOAN CLOSING DATES

                                                                                         WEIGHTED
                                          NUMBER OF                    PERCENTAGE OF      AVERAGE                     WEIGHTED
                                         UNDERLYING    CUT-OFF DATE        LOAN          MORTGAGE       WEIGHTED       AVERAGE
         RANGE OF CLOSING                 MORTGAGE      PRINCIPAL        GROUP 1         INTEREST        AVERAGE    CUT-OFF DATE
              DATES                        LOANS       BALANCE (1)       BALANCE           RATE         U/W DSCR    LTV RATIO (1)
---------------------------------------------------------------------------------------------------------------------------------
    4/18/2007    -  6/30/2007                 6       $   106,834,201      13.6%          5.4945%        1.41x         55.7%
     7/1/2007    -  9/30/2007                 6           174,777,021      22.2%          6.8237%        1.74          45.4%
    10/1/2007    -  12/31/2007               31           428,476,822      54.4%          5.9948%        1.32          73.5%
     1/1/2008    -   2/1/2008                 4            77,836,112       9.9%          7.5601%        1.36          69.0%

                                        -----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                      47       $   787,924,156     100.0%          6.2655%        1.43x         64.4%
                                        =========================================================================================

LATEST LOAN CLOSING DATE                    2/1/2008
OLDEST LOAN CLOSING DATE                   4/18/2007
WTD. AVG. CLOSING DATE:                    10/5/2007

(1) BASED ON A CUT-OFF DATE IN APRIL 2008.

                        UNDERLYING MORTGAGE LOAN SELLERS

                                                                        WEIGHTED
                           NUMBER OF                    PERCENTAGE OF   AVERAGE                   WEIGHTED
                           UNDERLYING    CUT-OFF DATE       LOAN        MORTGAGE    WEIGHTED      AVERAGE
                            MORTGAGE      PRINCIPAL        GROUP 2      INTEREST    AVERAGE     CUT-OFF DATE
MORTGAGE LOAN SELLER         LOANS       BALANCE (1)       BALANCE        RATE      U/W DSCR   LTV RATIO (1)
------------------------------------------------------------------------------------------------------------
Column Financial, Inc.         11       $ 92,188,940         92.9%       6.0898%      1.25x         71.9%
National City Bank              2          7,093,504          7.1%       6.8551%      1.37          73.4%

                           ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        13       $ 99,282,445        100.0%       6.1445%      1.26x         72.0%
                           =================================================================================

(1) BASED ON A CUT-OFF DATE IN APRIL 2008.

                             MORTGAGE INTEREST RATES

                                                                                         WEIGHTED
                                          NUMBER OF                    PERCENTAGE OF      AVERAGE                     WEIGHTED
                                         UNDERLYING    CUT-OFF DATE         LOAN         MORTGAGE       WEIGHTED       AVERAGE
           RANGE OF                       MORTGAGE       PRINCIPAL        GROUP 2        INTEREST       AVERAGE     CUT-OFF DATE
    MORTGAGE INTEREST RATES                 LOANS       BALANCE (1)       BALANCE          RATE         U/W DSCR    LTV RATIO (1)
---------------------------------------------------------------------------------------------------------------------------------
      5.6800%  -  5.8000%                     1       $    19,135,000       19.3%         5.6800%         1.21x        70.1%
      5.8001%  -  5.9000%                     2            16,900,000       17.0%         5.8682%         1.26         79.0%
      5.9001%  -  6.2500%                     1            33,465,000       33.7%         6.0500%         1.28         69.9%
      6.2501%  -  6.5500%                     1             2,631,405        2.7%         6.5330%         1.31         79.7%
      6.5501%  -  6.7000%                     4            18,268,535       18.4%         6.6261%         1.23         70.8%
      6.7001%  -  7.0000%                     3             4,420,406        4.5%         6.7965%         1.26         73.2%
      7.0001%  -  7.0450%                     1             4,462,099        4.5%         7.0450%         1.40         69.7%

                                        -----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                      13       $    99,282,445      100.0%         6.1445%         1.26x        72.0%
                                        =========================================================================================

MAXIMUM MORTGAGE INTEREST RATE:           7.0450%
MINIMUM MORTGAGE INTEREST RATE:           5.6800%
WTD. AVG. MORTGAGE INTEREST RATE:         6.1445%

(1) BASED ON A CUT-OFF DATE IN APRIL 2008.

                       CUT-OFF DATE PRINCIPAL BALANCES (1)

                                                                                         WEIGHTED
                                          NUMBER OF                    PERCENTAGE OF      AVERAGE                     WEIGHTED
                                         UNDERLYING    CUT-OFF DATE         LOAN         MORTGAGE       WEIGHTED       AVERAGE
       RANGE OF CUT-OFF DATE              MORTGAGE       PRINCIPAL        GROUP 2        INTEREST       AVERAGE     CUT-OFF DATE
       PRINCIPAL BALANCES (1)               LOANS       BALANCE (1)       BALANCE          RATE         U/W DSCR    LTV RATIO (1)
---------------------------------------------------------------------------------------------------------------------------------
  $   996,168  -    2,000,000                 4       $     5,920,406        6.0%         6.7518%         1.26x        70.5%
    2,000,001  -    2,750,000                 1             2,631,405        2.7%         6.5330%         1.31         79.7%
    2,750,001  -    4,500,000                 1             4,462,099        4.5%         7.0450%         1.40         69.7%
    4,500,001  -    5,500,000                 2             9,743,532        9.8%         6.6386%         1.23         72.4%
    5,500,001  -   10,000,000                 3            23,925,003       24.1%         6.0860%         1.25         76.4%
   10,000,001  -   20,000,000                 1            19,135,000       19.3%         5.6800%         1.21         70.1%
   20,000,001  -  $33,465,000                 1            33,465,000       33.7%         6.0500%         1.28         69.9%

                                        -----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                      13       $    99,282,445      100.0%         6.1445%         1.26x        72.0%
                                        =========================================================================================

MAXIMUM CUT-OFF DATE PRINCIPAL BALANCE (1):       $ 33,465,000
MINIMUM CUT-OFF DATE PRINCIPAL BALANCE (1):       $    996,168
AVERAGE CUT-OFF DATE PRINCIPAL BALANCE (1):       $  7,637,111

(1) BASED ON A CUT-OFF DATE IN APRIL 2008.

                         ORIGINAL AMORTIZATION TERMS (1)

                                                                                        WEIGHTED
                                         NUMBER OF                     PERCENTAGE OF    AVERAGE                        WEIGHTED
             RANGE OF                    UNDERLYING    CUT-OFF DATE        LOAN         MORTGAGE        WEIGHTED       AVERAGE
       ORIGINAL AMORTIZATION              MORTGAGE       PRINCIPAL        GROUP 2       INTEREST        AVERAGE      CUT-OFF DATE
        TERMS (MONTHS) (1)                 LOANS        BALANCE (2)       BALANCE         RATE          U/W DSCR    LTV RATIO (2)
---------------------------------------------------------------------------------------------------------------------------------
          Interest Only                       1       $    33,465,000       33.7%         6.0500%         1.28x        69.9%
         300    -    300                      1             5,068,349        5.1%         6.6650%         1.23         74.5%
         301    -    360                     11            60,749,096       61.2%         6.1531%         1.25         73.0%

                                        -----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                      13       $    99,282,445      100.0%         6.1445%         1.26x        72.0%
                                        =========================================================================================

MAXIMUM ORIGINAL AMORTIZATION TERM (MONTHS) (3):          360
MINIMUM ORIGINAL AMORTIZATION TERM (MONTHS) (3):          300
WTD. AVG. ORIGINAL AMORTIZATION TERM (MONTHS) (3):        355

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.
(2) BASED ON A CUT-OFF DATE IN APRIL 2008.
(3) DOES NOT INCLUDE MORTGAGE LOANS WITH INTEREST ONLY PAYMENTS UNTIL ARD/MATURITY DATE.

                      ORIGINAL TERMS TO STATED MATURITY (1)

                                                                                         WEIGHTED
                                         NUMBER OF                     PERCENTAGE OF     AVERAGE                       WEIGHTED
             RANGE OF                    UNDERLYING    CUT-OFF DATE        LOAN          MORTGAGE       WEIGHTED       AVERAGE
          ORIGINAL TERMS                  MORTGAGE       PRINCIPAL        GROUP 2        INTEREST       AVERAGE      CUT-OFF DATE
  TO STATED MATURITY (MONTHS) (1)          LOANS        BALANCE (2)       BALANCE          RATE         U/W DSCR    LTV RATIO (2)
---------------------------------------------------------------------------------------------------------------------------------
          60    -     60                      1       $    33,465,000       33.7%         6.0500%         1.28x        69.9%
          61    -     84                      1               996,168        1.0%         6.9100%         1.25         68.7%
          85    -    120                     11            64,821,277       65.3%         6.1815%         1.25         73.2%

                                        -----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                      13       $    99,282,445      100.0%         6.1445%         1.26x        72.0%
                                        =========================================================================================

MAXIMUM ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):          120
MINIMUM ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):           60
WTD. AVG. ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):         99

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.
(2) BASED ON A CUT-OFF DATE IN APRIL 2008.

                      REMAINING AMORTIZATION TERMS (1), (2)

                                                                                        WEIGHTED
                                         NUMBER OF                     PERCENTAGE OF     AVERAGE                      WEIGHTED
             RANGE OF                    UNDERLYING    CUT-OFF DATE         LOAN        MORTGAGE        WEIGHTED       AVERAGE
      REMAINING AMORTIZATION              MORTGAGE       PRINCIPAL        GROUP 2       INTEREST         AVERAGE    CUT-OFF DATE
      TERMS (MONTHS) (1), (2)              LOANS        BALANCE (2)       BALANCE         RATES         U/W DSCR    LTV RATIO (2)
---------------------------------------------------------------------------------------------------------------------------------
          Interest Only                       1       $    33,465,000       33.7%        6.0500%          1.28x        69.9%
          295   -    300                      1             5,068,349        5.1%        6.6650%          1.23         74.5%
          301   -    355                      1               996,168        1.0%        6.9100%          1.25         68.7%
          356   -    360                     10            59,752,928       60.2%        6.1405%          1.25         73.1%

                                        -----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                      13       $    99,282,445      100.0%        6.1445%          1.26x        72.0%
                                        =========================================================================================

MAXIMUM REMAINING AMORTIZATION TERM (MONTHS) (2), (3):         360
MINIMUM REMAINING AMORTIZATION TERM (MONTHS) (2), (3):         295
WTD. AVG. REMAINING AMORTIZATION TERM (MONTHS) (2), (3):       354

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.
(2) BASED ON A CUT-OFF DATE IN APRIL 2008.
(3) DOES NOT INCLUDE MORTGAGE LOANS WITH INTEREST ONLY PAYMENTS UNTIL ARD/MATURITY DATE.

                   REMAINING TERMS TO STATED MATURITY (1), (2)

                                                                                        WEIGHTED
                                          NUMBER OF                    PERCENTAGE OF     AVERAGE                       WEIGHTED
              RANGE OF                    UNDERLYING   CUT-OFF DATE         LOAN        MORTGAGE        WEIGHTED       AVERAGE
           REMAINING TERMS                 MORTGAGE      PRINCIPAL        GROUP 2       INTEREST        AVERAGE     CUT-OFF DATE
  TO STATED MATURITY (MONTHS) (1), (2)      LOANS       BALANCE (2)       BALANCE         RATES         U/W DSCR    LTV RATIO (2)
---------------------------------------------------------------------------------------------------------------------------------
           50   -    60                       1       $    33,465,000       33.7%        6.0500%          1.28x        69.9%
           61   -    84                       1               996,168        1.0%        6.9100%          1.25         68.7%
           85   -    118                     11            64,821,277       65.3%        6.1815%          1.25         73.2%

                                        -----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                      13       $    99,282,445      100.0%        6.1445%          1.26x        72.0%
                                        =========================================================================================

MAXIMUM REMAINING TERM TO STATED MATURITY (MONTHS) (1), (2):        118
MINIMUM REMAINING TERM TO STATED MATURITY (MONTHS) (1), (2):         50
WTD. AVG. REMAINING TERM TO STATED MATURITY (MONTHS) (1), (2):       94

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.
(2) BASED ON A CUT-OFF DATE IN APRIL 2008.

                         YEARS BUILT/YEARS RENOVATED (1)

                                                                                        WEIGHTED
                                         NUMBER OF                     PERCENTAGE OF    AVERAGE                       WEIGHTED
                                         MORTGAGED     CUT-OFF DATE         LOAN        MORTGAGE       WEIGHTED        AVERAGE
            RANGE OF YEARS                  REAL         PRINCIPAL        GROUP 2       INTEREST        AVERAGE     CUT-OFF DATE
          BUILT/RENOVATED (1)            PROPERTIES     BALANCE (2)       BALANCE         RATE         U/W DSCR     LTV RATIO (2)
---------------------------------------------------------------------------------------------------------------------------------
            1954  -  1990                     2       $     2,875,168        2.9%        6.8054%          1.23x        71.1%
            1991  -  2000                     1             4,060,000        4.1%        6.0500%          1.28         69.9%
            2001  -  2005                     8            45,236,591       45.6%        6.2418%          1.27         70.3%
            2006  -  2007                     6            47,110,686       47.5%        6.0189%          1.25         74.0%

                                        -----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                      17       $    99,282,445      100.0%        6.1445%          1.26x        72.0%
                                        =========================================================================================

MOST RECENT YEAR BUILT/RENOVATED:             2007
OLDEST YEAR BUILT/RENOVATED                   1954
WTD. AVG. YEAR BUILT/RENOVATED:               2003

(1) YEARS BUILT/RENOVATED REFLECTS THE LATER OF THE YEAR BUILT OR THE YEAR RENOVATED OF THE MORTGAGED REAL PROPERTIES.
(2) BASED ON A CUT-OFF DATE IN APRIL 2008.

                       OCCUPANCY RATES AT UNDERWRITING (1)

                                                                                        WEIGHTED
                                          NUMBER OF                    PERCENTAGE OF    AVERAGE                       WEIGHTED
                                          MORTGAGED    CUT-OFF DATE         LOAN        MORTGAGE       WEIGHTED        AVERAGE
               RANGE OF                      REAL        PRINCIPAL        GROUP 2       INTEREST        AVERAGE     CUT-OFF DATE
        OCCUPANCY RATES AT U/W            PROPERTIES    BALANCE (1)       BALANCE         RATE         U/W DSCR     LTV RATIO (1)
---------------------------------------------------------------------------------------------------------------------------------
            85%    -    90%                   4       $    23,576,168       23.7%        6.0863%          1.28x        69.8%
            91%    -    92%                   1             6,825,000        6.9%        6.0500%          1.28         69.9%
            93%    -    95%                   1             9,200,000        9.3%        5.8500%          1.29         79.3%
            96%    -    97%                   2             9,656,408        9.7%        6.5890%          1.24         72.8%
            98%    -   100%                   9            50,024,869       50.4%        6.1532%          1.24         71.9%

                                        -----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                      17       $    99,282,445      100.0%        6.1445%          1.26x        72.0%
                                        =========================================================================================

MAXIMUM OCCUPANCY RATE AT U/W:             100%
MINIMUM OCCUPANCY RATE AT U/W:              85%
WTD. AVG. OCCUPANCY RATE AT U/W:            95%

(1) BASED ON A CUT-OFF DATE IN APRIL 2008.

                    UNDERWRITTEN DEBT SERVICE COVERAGE RATIOS

                                                                                        WEIGHTED
                                         NUMBER OF                     PERCENTAGE OF     AVERAGE                      WEIGHTED
                                         UNDERLYING    CUT-OFF DATE         LOAN        MORTGAGE       WEIGHTED        AVERAGE
           RANGE OF                       MORTGAGE      PRINCIPAL         GROUP 2       INTEREST       AVERAGE      CUT-OFF DATE
           U/W DSCRs                       LOANS       BALANCE (1)        BALANCE         RATE         U/W DSCR     LTV RATIO (1)
---------------------------------------------------------------------------------------------------------------------------------
        1.21x    -    1.23                    6       $    45,482,535       45.8%        6.1088%         1.22x         72.1%
        1.24     -    1.26                    1               996,168        1.0%        6.9100%         1.25          68.7%
        1.27     -    1.29                    3            44,165,000       44.5%        6.0277%         1.28          71.6%
        1.30     -    1.34                    2             4,176,643        4.2%        6.6244%         1.31          78.8%
        1.35     -    1.40x                   1             4,462,099        4.5%        7.0450%         1.40          69.7%

                                        -----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                      13       $    99,282,445      100.0%        6.1445%         1.26x         72.0%
                                        =========================================================================================

MAXIMUM U/W DSCR:                         1.40x
MINIMUM U/W DSCR:                         1.21x
WTD. AVG. U/W DSCR:                       1.26x

(1) BASED ON A CUT-OFF DATE IN APRIL 2008.

                      CUT-OFF DATE LOAN-TO-VALUE RATIOS (1)

                                                                                        WEIGHTED
                                         NUMBER OF                     PERCENTAGE OF     AVERAGE                      WEIGHTED
                                         UNDERLYING    CUT-OFF DATE         LOAN        MORTGAGE        WEIGHTED       AVERAGE
      RANGE OF CUT-OFF DATE               MORTGAGE      PRINCIPAL         GROUP 2       INTEREST        AVERAGE     CUT-OFF DATE
      LOAN-TO-VALUE RATIOS                 LOANS       BALANCE (1)        BALANCE         RATE          U/W DSCR    LTV RATIO (1)
---------------------------------------------------------------------------------------------------------------------------------
       62.5%    -    65.0%                    1       $     1,500,000        1.5%        6.6200%          1.27x        62.5%
       65.1%    -    70.0%                    3            38,923,267       39.2%        6.1861%          1.29         69.8%
       70.1%    -    73.0%                    4            32,714,186       33.0%        6.0741%          1.21         70.3%
       73.1%    -    75.0%                    1             5,068,349        5.1%        6.6650%          1.23         74.5%
       75.1%    -    77.5%                    1             1,545,238        1.6%        6.7800%          1.32         77.3%
       77.6%    -    79.5%                    2            16,900,000       17.0%        5.8682%          1.26         79.0%
       79.6%    -    79.7%                    1             2,631,405        2.7%        6.5330%          1.31         79.7%

                                        -----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                      13       $    99,282,445      100.0%        6.1445%          1.26x        72.0%
                                        =========================================================================================

MAXIMUM CUT-OFF DATE LTV RATIO (1):        79.7%
MINIMUM CUT-OFF DATE LTV RATIO (1):        62.5%
WTD. AVG. CUT-OFF DATE LTV RATIO (1):      72.0%

(1) BASED ON A CUT-OFF DATE IN APRIL 2008.

                       MORTGAGED REAL PROPERTIES BY STATE

                                                                                         WEIGHTED
                                           NUMBER OF                   PERCENTAGE OF     AVERAGE                      WEIGHTED
                                           MORTGAGED    CUT-OFF DATE        LOAN         MORTGAGE       WEIGHTED       AVERAGE
                                             REAL         PRINCIPAL       GROUP 2        INTEREST       AVERAGE     CUT-OFF DATE
STATE                                     PROPERTIES     BALANCE (1)      BALANCE          RATE         U/W DSCR    LTV RATIO (1)
---------------------------------------------------------------------------------------------------------------------------------
North Carolina                                5       $    33,465,000       33.7%         6.0500%         1.28x        69.9%
Virginia                                      2            20,635,000       20.8%         5.7483%         1.21         69.5%
Ohio                                          2            16,900,000       17.0%         5.8682%         1.26         79.0%
South Carolina                                2            11,700,186       11.8%         6.6100%         1.22         70.2%
Mississippi                                   1             5,068,349        5.1%         6.6650%         1.23         74.5%
Kentucky                                      1             4,462,099        4.5%         7.0450%         1.40         69.7%
Oklahoma                                      1             2,631,405        2.7%         6.5330%         1.31         79.7%
Florida                                       1             1,879,000        1.9%         6.7500%         1.22         72.3%
New York                                      1             1,545,238        1.6%         6.7800%         1.32         77.3%
Colorado                                      1               996,168        1.0%         6.9100%         1.25         68.7%

                                        -----------------------------------------------------------------------------------------
                                             17       $    99,282,445      100.0%         6.1445%         1.26x        72.0%
                                        =========================================================================================

(1) BASED ON A CUT-OFF DATE IN APRIL 2008.

                     UNDERLYING MORTGAGE LOANS BY LOAN TYPE

                                                                                WEIGHTED
                                    NUMBER OF                   PERCENTAGE OF   AVERAGE                  WEIGHTED        WEIGHTED
                                    UNDERLYING   CUT-OFF DATE        LOAN       MORTGAGE    WEIGHTED      AVERAGE         AVERAGE
                                     MORTGAGE      PRINCIPAL       GROUP 2      INTEREST     AVERAGE   CUT-OFF DATE      REMAINING
LOAN TYPE                             LOANS       BALANCE (1)      BALANCE        RATE      U/W DSCR   LTV RATIO (1)   IO PERIOD (1)
------------------------------------------------------------------------------------------------------------------------------------
Interest Only Balloon Loans              1     $    33,465,000       33.7%       6.0500%      1.28x       69.9%             50
Balloon Loans with Partial IO Term       5          39,414,000       39.7%       5.8475%      1.24        73.7%             25
Balloon Loan without IO Term             7          26,403,445       26.6%       6.7077%      1.27        72.2%            N/A

                                   -------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                 13     $    99,282,445      100.0%       6.1445%      1.26x       72.0%            N/A
                                   =================================================================================================

(1) BASED ON A CUT-OFF DATE IN APRIL 2008.

                   MORTGAGED REAL PROPERTIES BY PROPERTY TYPE

                                                                                       WEIGHTED
                                          NUMBER OF                    PERCENTAGE OF   AVERAGE                         WEIGHTED
                                          MORTGAGED    CUT-OFF DATE        LOAN        MORTGAGE        WEIGHTED        AVERAGE
                                            REAL         PRINCIPAL        GROUP 2      INTEREST         AVERAGE     CUT-OFF DATE
PROPERTY TYPE                            PROPERTIES     BALANCE (1)       BALANCE        RATE          U/W DSCR     LTV RATIO (1)
---------------------------------------------------------------------------------------------------------------------------------
Multifamily                                  17       $    99,282,445      100.0%        6.1445%         1.26x         72.0%

                                        -----------------------------------------------------------------------------------------
                                             17       $    99,282,445      100.0%        6.1445%         1.26x         72.0%
                                        =========================================================================================

(1) BASED ON A CUT-OFF DATE IN APRIL 2008.

                 MORTGAGED REAL PROPERTIES BY PROPERTY SUB-TYPE

                                                                                        WEIGHTED
                                          NUMBER OF                    PERCENTAGE OF    AVERAGE                       WEIGHTED
                                          MORTGAGED    CUT-OFF DATE        LOAN         MORTGAGE       WEIGHTED        AVERAGE
                 PROPERTY                   REAL         PRINCIPAL        GROUP 2       INTEREST        AVERAGE     CUT-OFF DATE
PROPERTY TYPE    SUB-TYPE                PROPERTIES     BALANCE (1)       BALANCE         RATE         U/W DSCR     LTV RATIO (1)
---------------------------------------------------------------------------------------------------------------------------------
MULTIFAMILY
                 Conventional                15       $    96,407,277       97.1%        6.1248%         1.26x         72.1%
                 Manufactured Housing         2             2,875,168        2.9%        6.8054%         1.23          71.1%

                                        -----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                      17       $    99,282,445      100.0%        6.1445%         1.26x         72.0%
                                        =========================================================================================

(1) BASED ON A CUT-OFF DATE IN APRIL 2008.

                   PREPAYMENT PROVISION AS OF CUT-OFF DATE (1)

                                                                    WEIGHTED       WEIGHTED         WEIGHTED
                                                                    AVERAGE        AVERAGE      AVERAGE REMAINING      WEIGHTED
        RANGE OF         NUMBER OF                 PERCENTAGE OF   REMAINING      REMAINING      LOCKOUT PLUS YM        AVERAGE
   REMAINING TERMS TO   UNDERLYING   CUT-OFF DATE     LOAN          LOCKOUT        LOCKOUT     PLUS STATIC PREMIUM     REMAINING
    STATED MATURITY      MORTGAGE     PRINCIPAL      GROUP 2         PERIOD    PLUS YM PERIOD        PERIOD            MATURITY
   (MONTHS) (1), (2)      LOANS      BALANCE (1)     BALANCE     (MONTHS) (1)   (MONTHS) (1)      (MONTHS) (1)     (MONTHS) (1), (2)
------------------------------------------------------------------------------------------------------------------------------------
    50    -    100            2     $  34,461,168       34.7%          47              47                47                51
   101    -    118           11        64,821,277       65.3%         113             113               113               117

                        ------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:      13     $  99,282,445      100.0%          90              90                90                94
                        ============================================================================================================

(1) BASED ON A CUT-OFF DATE IN APRIL 2008.
(2) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.

                                PREPAYMENT OPTION

                                                                  WEIGHTED        WEIGHTED          WEIGHTED
                                                                   AVERAGE         AVERAGE      AVERAGE REMAINING      WEIGHTED
                         NUMBER OF                 PERCENTAGE OF  REMAINING       REMAINING      LOCKOUT PLUS YM        AVERAGE
                        UNDERLYING  CUT-OFF DATE       LOAN        LOCKOUT         LOCKOUT     PLUS STATIC PREMIUM     REMAINING
                         MORTGAGE    PRINCIPAL        GROUP 2      PERIOD      PLUS YM PERIOD        PERIOD            MATURITY
PREPAYMENT OPTION          LOANS     BALANCE (1)      BALANCE    (MONTHS) (1)    (MONTHS) (1)      (MONTHS) (1)    (MONTHS) (1), (2)
------------------------------------------------------------------------------------------------------------------------------------
Lockout / Defeasance         13     $  99,282,445      100.0%         90              90                90                94

                        ------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:      13     $  99,282,445      100.0%         90              90                90                94
                        ============================================================================================================

(1) BASED ON A CUT-OFF DATE IN APRIL 2008.
(2) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.

                    UNDERLYING MORTGAGE LOANS BY OPEN PERIODS

                                                                                           WEIGHTED
                        OPEN PERIOD                  PERCENTAGE OF   WEIGHTED   WEIGHTED    AVERAGE                WEIGHTED
                         NUMBER OF    CUT-OFF DATE        LOAN        AVERAGE    AVERAGE   MORTGAGE   WEIGHTED      AVERAGE
         RANGE OF         MORTGAGE     PRINCIPAL        GROUP 2        OPEN       LOAN     INTEREST   AVERAGE    CUT-OFF DATE
       OPEN PERIODS        LOANS      BALANCE (1)       BALANCE       PERIOD      TERM       RATE     U/W DSCR   LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------------------
         3  -  4             9        $ 93,362,039       94.0%           3          98      6.1060%     1.26x       72.1%
         5  -  6             4           5,920,406        6.0%           6         114      6.7518%     1.26        70.5%

                        ------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:     13        $ 99,282,445      100.0%           4          99      6.1445%     1.26x       72.0%
                        ======================================================================================================

MAXIMUM OPEN PERIOD:           6
MINIMUM OPEN PERIOD:           3
WTD. AVG. OPEN PERIOD:         4

(1) BASED ON A CUT-OFF DATE IN APRIL 2008.

           UNDERLYING MORTGAGED REAL PROPERTIES BY OWNERSHIP INTEREST

                                                                                         WEIGHTED
                                         NUMBER OF                     PERCENTAGE OF     AVERAGE                      WEIGHTED
                                         MORTGAGED      CUT-OFF DATE        LOAN         MORTGAGE       WEIGHTED       AVERAGE
                                           REAL          PRINCIPAL        GROUP 2        INTEREST        AVERAGE    CUT-OFF DATE
OWNERSHIP INTEREST                      PROPERTIES      BALANCE (1)       BALANCE         RATES         U/W DSCR    LTV RATIO (1)
---------------------------------------------------------------------------------------------------------------------------------
Fee                                          17       $    99,282,445      100.0%         6.1445%         1.26x        72.0%

                                      -------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                      17       $    99,282,445      100.0%         6.1445%         1.26x        72.0%
                                      ===========================================================================================

(1) BASED ON A CUT-OFF DATE IN APRIL 2008.

                               LOAN CLOSING DATES

                                                                                        WEIGHTED
                                         NUMBER OF                     PERCENTAGE OF    AVERAGE                       WEIGHTED
                                         UNDERLYING    CUT-OFF DATE        LOAN         MORTGAGE       WEIGHTED        AVERAGE
          RANGE OF CLOSING                MORTGAGE      PRINCIPAL         GROUP 2       INTEREST        AVERAGE     CUT-OFF DATE
                DATES                      LOANS       BALANCE (1)        BALANCE         RATE         U/W DSCR     LTV RATIO (1)
---------------------------------------------------------------------------------------------------------------------------------
    5/24/2007    -     6/30/2007              1       $    33,465,000       33.7%         6.0500%       1.28x          69.9%
    10/1/2007    -    12/31/2007              8            37,217,259       37.5%         6.2086%       1.25           71.4%
     1/1/2008    -     1/18/2008              4            28,600,186       28.8%         6.1717%       1.25           75.4%
                                        -----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                      13       $    99,282,445      100.0%         6.1445%       1.26x          72.0%
                                        =========================================================================================

LATEST LOAN CLOSING DATE                1/18/2008
OLDEST LOAN CLOSING DATE                5/24/2007
WTD. AVG. CLOSING DATE:                 10/6/2007

(1) BASED ON A CUT-OFF DATE IN APRIL 2008.

                                    EXHIBIT B

                             FORM OF TRUSTEE REPORT

                                                                                 For Additional Information please contact
[WELLS FARGO LOGO]            CREDIT SUISSE COMMERCIAL MORTGAGE TRUST                     CTSLink Customer Service
                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                       1-866-846-4526
                                          SERIES 2008-C1                          Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                         PAYMENT DATE:                  05/16/2008
8480 STAGECOACH CIRCLE                                                           RECORD DATE:                   04/30/2008
FREDERICK, MD 21701-4747                                                         DETERMINATION DATE:            05/12/2008

                           DISTRIBUTION DATE STATEMENT

                                TABLE OF CONTENTS

       STATEMENT SECTIONS                                               PAGE(S)
       ------------------                                               -------
       Certificate Distribution Detail                                     2
       Certificate Factor Detail                                           3
       Reconciliation Detail                                               4
       Other Required Information                                          5
       Cash Reconciliation Detail                                          6
       Ratings Detail                                                      7
       Current Mortgage Loan and Property Stratification Tables          8 - 16
       Mortgage Loan Detail                                                17
       NOI Detail                                                          18
       Principal Prepayment Detail                                         19
       Historical Detail                                                   20
       Delinquency Loan Detail                                             21
       Specially Serviced Loan Detail                                    22 - 23
       Advance Summary                                                     24
       Modified Loan Detail                                                25
       Historical Liquidated Loan Detail                                   26
       Historical Bond / Collateral Realized Loss Reconciliation           27
       Interest Shortfall Reconciliation Detail                          28 - 29
       Defeased Loan Detail                                                30
       Supplemental Reporting                                              31

                    DEPOSITOR                                 MASTER SERVICER                                SPECIAL SERVICER
     Credit Suisse First Boston                   KeyCorp Real Estate Capital Markets, Inc.       Midland Loan Services, Inc.
     Mortgage Securities Corp.                    911 Main Street, Suite 1500                     10851 Mastin Street, Building 82
     11 Madison Avenue, 5th Floor                 Kansas City, MO 64105                           Overland Park, KS 66210
     New York, NY 10010
                                                  Contact:      Bryan Nitcher                     Contact:      Kevin Donahue
     Contact:      General Information Number     Phone Number: (816) 221-8800                    Phone Number: (913) 253-9000
     Phone Number: (212) 325-2000

This report has been compiled from information provided to Wells Fargo Bank, N.A. by various third parties, which may include the Master Servicer, Special Servicer and others. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Wells Fargo Bank, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.

                                                                                 For Additional Information please contact
[WELLS FARGO LOGO]            CREDIT SUISSE COMMERCIAL MORTGAGE TRUST                     CTSLink Customer Service
                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                       1-866-846-4526
                                          SERIES 2008-C1                          Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                         PAYMENT DATE:                  05/16/2008
8480 STAGECOACH CIRCLE                                                           RECORD DATE:                   04/30/2008
FREDERICK, MD 21701-4747                                                         DETERMINATION DATE:            05/12/2008

                         CERTIFICATE DISTRIBUTION DETAIL

--------------------------------------------------------------------------------
                 Pass-Through   Original   Beginning    Principal     Interest
Class   CUSIP        Rate       Balance     Balance   Distribution  Distribution
--------------------------------------------------------------------------------
  A-1                0.000000%      0.00        0.00          0.00          0.00
  A-2                0.000000%      0.00        0.00          0.00          0.00
 A-2FL               0.000000%      0.00        0.00          0.00          0.00
 A-AB                0.000000%      0.00        0.00          0.00          0.00
  A-3                0.000000%      0.00        0.00          0.00          0.00
 A-1-A               0.000000%      0.00        0.00          0.00          0.00
  A-M                0.000000%      0.00        0.00          0.00          0.00
  A-J                0.000000%      0.00        0.00          0.00          0.00
   B                 0.000000%      0.00        0.00          0.00          0.00
   C                 0.000000%      0.00        0.00          0.00          0.00
   D                 0.000000%      0.00        0.00          0.00          0.00
   E                 0.000000%      0.00        0.00          0.00          0.00
   F                 0.000000%      0.00        0.00          0.00          0.00
   G                 0.000000%      0.00        0.00          0.00          0.00
   H                 0.000000%      0.00        0.00          0.00          0.00
   J                 0.000000%      0.00        0.00          0.00          0.00
   K                 0.000000%      0.00        0.00          0.00          0.00
   L                 0.000000%      0.00        0.00          0.00          0.00
   M                 0.000000%      0.00        0.00          0.00          0.00
   N                 0.000000%      0.00        0.00          0.00          0.00
   O                 0.000000%      0.00        0.00          0.00          0.00
   P                 0.000000%      0.00        0.00          0.00          0.00
   Q                 0.000000%      0.00        0.00          0.00          0.00
   S                 0.000000%      0.00        0.00          0.00          0.00
   V                 0.000000%      0.00        0.00          0.00          0.00
   R                 0.000000%      0.00        0.00          0.00          0.00
  LR                 0.000000%      0.00        0.00          0.00          0.00
--------------------------------------------------------------------------------
Totals                              0.00        0.00          0.00          0.00
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                       Realized Loss/                                 Current
         Prepayment   Additional Trust       Total       Ending    Subordination
 Class    Premium       Fund Expenses     Distribution   Balance     Level (1)
--------------------------------------------------------------------------------
  A-1          0.00               0.00           0.00      0.00             0.00
  A-2          0.00               0.00           0.00      0.00             0.00
 A-2FL         0.00               0.00           0.00      0.00             0.00
 A-AB          0.00               0.00           0.00      0.00             0.00
  A-3          0.00               0.00           0.00      0.00             0.00
 A-1-A         0.00               0.00           0.00      0.00             0.00
  A-M          0.00               0.00           0.00      0.00             0.00
  A-J          0.00               0.00           0.00      0.00             0.00
   B           0.00               0.00           0.00      0.00             0.00
   C           0.00               0.00           0.00      0.00             0.00
   D           0.00               0.00           0.00      0.00             0.00
   E           0.00               0.00           0.00      0.00             0.00
   F           0.00               0.00           0.00      0.00             0.00
   G           0.00               0.00           0.00      0.00             0.00
   H           0.00               0.00           0.00      0.00             0.00
   J           0.00               0.00           0.00      0.00             0.00
   K           0.00               0.00           0.00      0.00             0.00
   L           0.00               0.00           0.00      0.00             0.00
   M           0.00               0.00           0.00      0.00             0.00
   N           0.00               0.00           0.00      0.00             0.00
   O           0.00               0.00           0.00      0.00             0.00
   P           0.00               0.00           0.00      0.00             0.00
   Q           0.00               0.00           0.00      0.00             0.00
   S           0.00               0.00           0.00      0.00             0.00
   V           0.00               0.00           0.00      0.00             0.00
   R           0.00               0.00           0.00      0.00             0.00
  LR           0.00               0.00           0.00      0.00             0.00
--------------------------------------------------------------------------------
Totals         0.00               0.00           0.00      0.00             0.00
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
                             Original   Beginning                                               Ending
              Pass-Through   Notional   Notional      Interest     Prepayment       Total      Notional
Class  CUSIP      Rate        Amount     Amount     Distribution     Premium    Distribution    Amount
-------------------------------------------------------------------------------------------------------
A-X               0.000000       0.00        0.00           0.00         0.00           0.00       0.00
-------------------------------------------------------------------------------------------------------

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and
(ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

                                                                                 For Additional Information please contact
[WELLS FARGO LOGO]            CREDIT SUISSE COMMERCIAL MORTGAGE TRUST                     CTSLink Customer Service
                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                       1-866-846-4526
                                          SERIES 2008-C1                          Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                         PAYMENT DATE:                  05/16/2008
8480 STAGECOACH CIRCLE                                                           RECORD DATE:                   04/30/2008
FREDERICK, MD 21701-4747                                                         DETERMINATION DATE:            05/12/2008

                            CERTIFICATE FACTOR DETAIL

-------------------------------------------------------------------------------------------------
                                                                    Realized Loss/
                Beginning    Principal     Interest    Prepayment  Additional Trust     Ending
 Class  CUSIP    Balance   Distribution  Distribution   Premium      Fund Expenses      Balance
-------------------------------------------------------------------------------------------------
  A-1          0.00000000    0.00000000    0.00000000  0.00000000        0.00000000    0.00000000
  A-2          0.00000000    0.00000000    0.00000000  0.00000000        0.00000000    0.00000000
 A-2FL         0.00000000    0.00000000    0.00000000  0.00000000        0.00000000    0.00000000
 A-AB          0.00000000    0.00000000    0.00000000  0.00000000        0.00000000    0.00000000
  A-3          0.00000000    0.00000000    0.00000000  0.00000000        0.00000000    0.00000000
 A-1-A         0.00000000    0.00000000    0.00000000  0.00000000        0.00000000    0.00000000
  A-M          0.00000000    0.00000000    0.00000000  0.00000000        0.00000000    0.00000000
  A-J          0.00000000    0.00000000    0.00000000  0.00000000        0.00000000    0.00000000
   B           0.00000000    0.00000000    0.00000000  0.00000000        0.00000000    0.00000000
   C           0.00000000    0.00000000    0.00000000  0.00000000        0.00000000    0.00000000
   D           0.00000000    0.00000000    0.00000000  0.00000000        0.00000000    0.00000000
   E           0.00000000    0.00000000    0.00000000  0.00000000        0.00000000    0.00000000
   F           0.00000000    0.00000000    0.00000000  0.00000000        0.00000000    0.00000000
   G           0.00000000    0.00000000    0.00000000  0.00000000        0.00000000    0.00000000
   H           0.00000000    0.00000000    0.00000000  0.00000000        0.00000000    0.00000000
   J           0.00000000    0.00000000    0.00000000  0.00000000        0.00000000    0.00000000
   K           0.00000000    0.00000000    0.00000000  0.00000000        0.00000000    0.00000000
   L           0.00000000    0.00000000    0.00000000  0.00000000        0.00000000    0.00000000
   M           0.00000000    0.00000000    0.00000000  0.00000000        0.00000000    0.00000000
   N           0.00000000    0.00000000    0.00000000  0.00000000        0.00000000    0.00000000
   O           0.00000000    0.00000000    0.00000000  0.00000000        0.00000000    0.00000000
   P           0.00000000    0.00000000    0.00000000  0.00000000        0.00000000    0.00000000
   Q           0.00000000    0.00000000    0.00000000  0.00000000        0.00000000    0.00000000
   S           0.00000000    0.00000000    0.00000000  0.00000000        0.00000000    0.00000000
   V           0.00000000    0.00000000    0.00000000  0.00000000        0.00000000    0.00000000
   R           0.00000000    0.00000000    0.00000000  0.00000000        0.00000000    0.00000000
  LR           0.00000000    0.00000000    0.00000000  0.00000000        0.00000000    0.00000000
-------------------------------------------------------------------------------------------------

-----------------------------------------------------------------
                Beginning                               Ending
                Notional     Interest     Prepayment   Notional
Class  CUSIP     Amount    Distribution     Premium     Amount
-----------------------------------------------------------------
A-X            0.00000000    0.00000000    0.00000000  0.00000000
-----------------------------------------------------------------

                                                                                 For Additional Information please contact
[WELLS FARGO LOGO]            CREDIT SUISSE COMMERCIAL MORTGAGE TRUST                     CTSLink Customer Service
                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                       1-866-846-4526
                                          SERIES 2008-C1                          Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                         PAYMENT DATE:                  05/16/2008
8480 STAGECOACH CIRCLE                                                           RECORD DATE:                   04/30/2008
FREDERICK, MD 21701-4747                                                         DETERMINATION DATE:            05/12/2008

                              RECONCILIATION DETAIL

PRINCIPAL RECONCILIATION

--------------------------------------------------------------------------------------------
            Stated Beginning Principal  Unpaid Beginning                         Unscheduled
Loan Group            Balance           Principal Balance   Scheduled Principal   Principal
--------------------------------------------------------------------------------------------
    1                             0.00               0.00                  0.00         0.00
    2                             0.00               0.00                  0.00         0.00
--------------------------------------------------------------------------------------------
  Total                           0.00               0.00                  0.00         0.00
--------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
             Principal                    Stated Ending      Unpaid Ending     Current Principal
Loan Group  Adjustments  Realized Loss  Principal Balance  Principal Balance  Distribution Amount
-------------------------------------------------------------------------------------------------
    1              0.00           0.00               0.00               0.00                 0.00
    2              0.00           0.00               0.00               0.00                 0.00
-------------------------------------------------------------------------------------------------
  Total            0.00           0.00               0.00               0.00                 0.00
-------------------------------------------------------------------------------------------------

CERTIFICATE INTEREST RECONCILIATION

-------------------------------------------------------------------------
                            Accrued        Net Aggregate    Distributable
        Accrual  Accrual  Certificate       Prepayment       Certificate
 Class   Dates    Days     Interest     Interest Shortfall    Interest
-------------------------------------------------------------------------
  A-1      0        0            0.00                 0.00           0.00
  A-2      0        0            0.00                 0.00           0.00
 A-2FL     0        0            0.00                 0.00           0.00
 A-AB      0        0            0.00                 0.00           0.00
  A-3      0        0            0.00                 0.00           0.00
 A-1-A     0        0            0.00                 0.00           0.00
  A-M      0        0            0.00                 0.00           0.00
  A-J      0        0            0.00                 0.00           0.00
  A-X      0        0            0.00                 0.00           0.00
   B       0        0            0.00                 0.00           0.00
   C       0        0            0.00                 0.00           0.00
   D       0        0            0.00                 0.00           0.00
   E       0        0            0.00                 0.00           0.00
   F       0        0            0.00                 0.00           0.00
   G       0        0            0.00                 0.00           0.00
   H       0        0            0.00                 0.00           0.00
   J       0        0            0.00                 0.00           0.00
   K       0        0            0.00                 0.00           0.00
   L       0        0            0.00                 0.00           0.00
   M       0        0            0.00                 0.00           0.00
   N       0        0            0.00                 0.00           0.00
   O       0        0            0.00                 0.00           0.00
   P       0        0            0.00                 0.00           0.00
   Q       0        0            0.00                 0.00           0.00
   S       0        0            0.00                 0.00           0.00
   V       0        0            0.00                 0.00           0.00
-------------------------------------------------------------------------
Totals              0            0.00                 0.00           0.00
-------------------------------------------------------------------------

------------------------------------------------------------------------------------------
            Distributable                 Additional                    Remaining Unpaid
        Certificate Interest   WAC CAP    Trust Fund     Interest         Distributable
 Class       Adjustment       Shortfall    Expenses    Distribution   Certificate Interest
------------------------------------------------------------------------------------------
  A-1                   0.00       0.00         0.00           0.00                   0.00
  A-2                   0.00       0.00         0.00           0.00                   0.00
 A-2FL                  0.00       0.00         0.00           0.00                   0.00
 A-AB                   0.00       0.00         0.00           0.00                   0.00
  A-3                   0.00       0.00         0.00           0.00                   0.00
 A-1-A                  0.00       0.00         0.00           0.00                   0.00
  A-M                   0.00       0.00         0.00           0.00                   0.00
  A-J                   0.00       0.00         0.00           0.00                   0.00
  A-X                   0.00       0.00         0.00           0.00                   0.00
   B                    0.00       0.00         0.00           0.00                   0.00
   C                    0.00       0.00         0.00           0.00                   0.00
   D                    0.00       0.00         0.00           0.00                   0.00
   E                    0.00       0.00         0.00           0.00                   0.00
   F                    0.00       0.00         0.00           0.00                   0.00
   G                    0.00       0.00         0.00           0.00                   0.00
   H                    0.00       0.00         0.00           0.00                   0.00
   J                    0.00       0.00         0.00           0.00                   0.00
   K                    0.00       0.00         0.00           0.00                   0.00
   L                    0.00       0.00         0.00           0.00                   0.00
   M                    0.00       0.00         0.00           0.00                   0.00
   N                    0.00       0.00         0.00           0.00                   0.00
   O                    0.00       0.00         0.00           0.00                   0.00
   P                    0.00       0.00         0.00           0.00                   0.00
   Q                    0.00       0.00         0.00           0.00                   0.00
   S                    0.00       0.00         0.00           0.00                   0.00
   V                    0.00       0.00         0.00           0.00                   0.00
------------------------------------------------------------------------------------------
Totals                  0.00       0.00         0.00           0.00                   0.00
------------------------------------------------------------------------------------------

                                                                                 For Additional Information please contact
[WELLS FARGO LOGO]            CREDIT SUISSE COMMERCIAL MORTGAGE TRUST                     CTSLink Customer Service
                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                       1-866-846-4526
                                          SERIES 2008-C1                          Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                         PAYMENT DATE:                  05/16/2008
8480 STAGECOACH CIRCLE                                                           RECORD DATE:                   04/30/2008
FREDERICK, MD 21701-4747                                                         DETERMINATION DATE:            05/12/2008

                           OTHER REQUIRED INFORMATION
-------------------------------------------------------------------------

Available Distribution Amount (1)                                    0.00

Master Servicing Fee Summary

     Current Period Accrued Master Servicing Fees                    0.00
     Less Delinquent Master Servicing Fees                           0.00
     Less Reductions to Master Servicing Fees                        0.00
     Plus Master Servicing Fees for Delinquent Payments Received     0.00
     Plus Adjustments for Prior Master Servicing Calculation         0.00
     Total Master Servicing Fees Collected                           0.00

(1) The Available Distribution Amount includes any Prepayment Premiums .

Appraisal Reduction Amount

-------------------------------------------
        Appraisal   Cumulative  Most Recent
 Loan   Reduction      ASER      App. Red.
Number  Effected      Amount       Date
-------------------------------------------



-------------------------------------------
 Total
-------------------------------------------

                                                                                 For Additional Information please contact
[WELLS FARGO LOGO]            CREDIT SUISSE COMMERCIAL MORTGAGE TRUST                     CTSLink Customer Service
                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                       1-866-846-4526
                                          SERIES 2008-C1                          Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                         PAYMENT DATE:                  05/16/2008
8480 STAGECOACH CIRCLE                                                           RECORD DATE:                   04/30/2008
FREDERICK, MD 21701-4747                                                         DETERMINATION DATE:            05/12/2008

                           CASH RECONCILIATION DETAIL
--------------------------------------------------------------------------------

TOTAL FUNDS COLLECTED
  INTEREST:
    Interest paid or advanced                                        0.00
    Interest reductions due to Non-Recoverability Determinations     0.00
    Interest Adjustments                                             0.00
    Deferred Interest                                                0.00
    Net Prepayment Interest Shortfall                                0.00
    Net Prepayment Interest Excess                                   0.00
    Extension Interest                                               0.00
    Interest Reserve Withdrawal                                      0.00
                                                                          ------
      TOTAL INTEREST COLLECTED                                              0.00

  PRINCIPAL:
    Scheduled Principal                                              0.00
    Unscheduled Principal                                            0.00
      Principal Prepayments                                          0.00
      Collection of Principal after Maturity Date                    0.00
      Recoveries from Liquidation and Insurance Proceeds             0.00
      Excess of Prior Principal Amounts paid                         0.00
      Curtailments                                                   0.00
    Negative Amortization                                            0.00
    Principal Adjustments                                            0.00
                                                                          ------
      TOTAL PRINCIPAL COLLECTED                                             0.00

  OTHER:
    Prepayment Penalties/Yield Maintenance                           0.00
    Repayment Fees                                                   0.00
    Borrower Option Extension Fees                                   0.00
    Equity Payments Received                                         0.00
    Net Swap Counterparty Payments Received                          0.00
                                                                          ------
      TOTAL OTHER COLLECTED                                                 0.00
                                                                          ------
TOTAL FUNDS COLLECTED                                                       0.00
                                                                          ======

TOTAL FUNDS DISTRIBUTED
  FEES:
    Master Servicing Fee                                             0.00
    Trustee Fee                                                      0.00
    Certificate Administration Fee                                   0.00
    Insurer Fee                                                      0.00
    Miscellaneous Fee                                                0.00
                                                                          ------
      TOTAL FEES                                                            0.00

  ADDITIONAL TRUST FUND EXPENSES:

    Reimbursement for Interest on Advances                           0.00
    ASER Amount                                                      0.00
    Special Servicing Fee                                            0.00
    Rating Agency Expenses                                           0.00
    Attorney Fees & Expenses                                         0.00
    Bankruptcy Expense                                               0.00
    Taxes Imposed on Trust Fund                                      0.00
    Non-Recoverable Advances                                         0.00
    Other Expenses                                                   0.00
                                                                          ------
      TOTAL ADDITIONAL TRUST FUND EXPENSES                                  0.00

  INTEREST RESERVE DEPOSIT                                                  0.00

  PAYMENTS TO CERTIFICATEHOLDERS & OTHERS:
    Interest Distribution                                            0.00
    Principal Distribution                                           0.00
    Prepayment Penalties/Yield Maintenance                           0.00
    Borrower Option Extension Fees                                   0.00
    Equity Payments Paid                                             0.00
    Net Swap Counterparty Payments Paid                              0.00
                                                                          ------
      TOTAL PAYMENTS TO CERTIFICATEHOLDERS & OTHERS                         0.00
                                                                          ------
  TOTAL FUNDS DISTRIBUTED                                                   0.00
                                                                          ======

                                                                                 For Additional Information please contact
[WELLS FARGO LOGO]            CREDIT SUISSE COMMERCIAL MORTGAGE TRUST                     CTSLink Customer Service
                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                       1-866-846-4526
                                          SERIES 2008-C1                          Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                         PAYMENT DATE:                  05/16/2008
8480 STAGECOACH CIRCLE                                                           RECORD DATE:                   04/30/2008
FREDERICK, MD 21701-4747                                                         DETERMINATION DATE:            05/12/2008

                                 RATINGS DETAIL

      ---------------------------------------------------------------
                        Original Ratings        Current Ratings (1)
                      -----------------------------------------------
      Class   CUSIP   Fitch   Moody's  S & P  Fitch   Moody's  S & P
      ---------------------------------------------------------------
       A-1
       A-2
      A-2FL
      A-AB
       A-3
      A-1-A
       A-M
       A-J
       A-X
        B
        C
        D
        E
        F
        G
        H
        J
        K
        L
        M
        N
        O
        P
        Q
        S
        V
      ---------------------------------------------------------------

       NR - Designates that the class was not rated by the above agency at the time of original issuance.
       X  - Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.
      N/A - Data not available this period.

  1) For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained. Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.

Fitch, Inc.               Moody's Investors Service, Inc.   Standard & Poor's Rating Services,
One State Street Plaza    99 Church Street                  a division of the McGraw-Hill Companies
New York, New York 10004  New York, New York 10007          55 Water Street
(212) 908-0500            (212) 553-0300                    New York, New York 10041
                                                            (212) 438-2430

                                                                                 For Additional Information please contact
[WELLS FARGO LOGO]            CREDIT SUISSE COMMERCIAL MORTGAGE TRUST                     CTSLink Customer Service
                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                       1-866-846-4526
                                          SERIES 2008-C1                          Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                         PAYMENT DATE:                  05/16/2008
8480 STAGECOACH CIRCLE                                                           RECORD DATE:                   04/30/2008
FREDERICK, MD 21701-4747                                                         DETERMINATION DATE:            05/12/2008

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                 AGGREGATE POOL

                                SCHEDULED BALANCE

--------------------------------------------------------------------------------
                                           % of
   Scheduled       # of      Scheduled     Agg.     WAM              Weighted
    Balance       Loans       Balance      Bal.     (2)     WAC     Avg DSCR (1)
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
 Totals
--------------------------------------------------------------------------------

                                    STATE (3)

--------------------------------------------------------------------------------
                                           % of
                   # of      Scheduled     Agg.     WAM              Weighted
      State       Props.      Balance      Bal.     (2)     WAC     Avg DSCR (1)
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
 Totals
--------------------------------------------------------------------------------

     See footnotes on last page of this section.

                                                                                 For Additional Information please contact
[WELLS FARGO LOGO]            CREDIT SUISSE COMMERCIAL MORTGAGE TRUST                     CTSLink Customer Service
                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                       1-866-846-4526
                                          SERIES 2008-C1                          Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                         PAYMENT DATE:                  05/16/2008
8480 STAGECOACH CIRCLE                                                           RECORD DATE:                   04/30/2008
FREDERICK, MD 21701-4747                                                         DETERMINATION DATE:            05/12/2008

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                 AGGREGATE POOL

                           DEBT SERVICE COVERAGE RATIO

--------------------------------------------------------------------------------
                                           % of
 Debt Service      # of      Scheduled     Agg.     WAM               Weighted
Coverage Ratio     loans      Balance      Bal.     (2)     WAC     Avg DSCR (1)
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
   Totals
--------------------------------------------------------------------------------

                                    NOTE RATE

--------------------------------------------------------------------------------
                                           % of
    Note           # of      Scheduled     Agg.     WAM               Weighted
    Rate           loans      Balance      Bal.     (2)     WAC     Avg DSCR (1)
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
   Totals
--------------------------------------------------------------------------------

                                PROPERTY TYPE (3)

--------------------------------------------------------------------------------
                                           % of
                   # of      Scheduled     Agg.     WAM               Weighted
 Property Type     Props.     Balance      Bal.     (2)     WAC     Avg DSCR (1)
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
   Totals
--------------------------------------------------------------------------------

                                    SEASONING

--------------------------------------------------------------------------------
                                           % of
                   # of      Scheduled     Agg.     WAM               Weighted
  Seasoning        loans      Balance      Bal.     (2)     WAC     Avg DSCR (1)
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
   Totals
--------------------------------------------------------------------------------

     See footnotes on last page of this section.

                                                                                 For Additional Information please contact
[WELLS FARGO LOGO]            CREDIT SUISSE COMMERCIAL MORTGAGE TRUST                     CTSLink Customer Service
                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                       1-866-846-4526
                                          SERIES 2008-C1                          Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                         PAYMENT DATE:                  05/16/2008
8480 STAGECOACH CIRCLE                                                           RECORD DATE:                   04/30/2008
FREDERICK, MD 21701-4747                                                         DETERMINATION DATE:            05/12/2008

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                 AGGREGATE POOL

               ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)

--------------------------------------------------------------------------------
                                               % of
Anticipated Remaining    # of     Scheduled    Agg.    WAM            Weighted
      Term (2)           loans     Balance     Bal.    (2)    WAC   Avg DSCR (1)
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
      Totals
--------------------------------------------------------------------------------

               REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)

--------------------------------------------------------------------------------
                                               % of
Remaining Amortization   # of     Scheduled    Agg.    WAM            Weighted
         Term            loans     Balance     Bal.    (2)    WAC   Avg DSCR (1)
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
      Totals
--------------------------------------------------------------------------------

                 REMAINING STATED TERM (FULLY AMORTIZING LOANS)

--------------------------------------------------------------------------------
                                               % of
Remaining Stated         # of     Scheduled    Agg.    WAM            Weighted
      Term               loans     Balance     Bal.    (2)    WAC   Avg DSCR (1)
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
      Totals
--------------------------------------------------------------------------------

                             AGE OF MOST RECENT NOI

--------------------------------------------------------------------------------
                                               % of
Age of Most              # of     Scheduled    Agg.    WAM            Weighted
Recent NOI               loans     Balance     Bal.    (2)    WAC   Avg DSCR (1)
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
      Totals
--------------------------------------------------------------------------------

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

                                                                                 For Additional Information please contact
[WELLS FARGO LOGO]            CREDIT SUISSE COMMERCIAL MORTGAGE TRUST                     CTSLink Customer Service
                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                       1-866-846-4526
                                          SERIES 2008-C1                          Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                         PAYMENT DATE:                  05/16/2008
8480 STAGECOACH CIRCLE                                                           RECORD DATE:                   04/30/2008
FREDERICK, MD 21701-4747                                                         DETERMINATION DATE:            05/12/2008

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                     GROUP I

                                SCHEDULED BALANCE

--------------------------------------------------------------------------------
                                               % of
Scheduled                # of     Scheduled    Agg.    WAM            Weighted
 Balance                 loans     Balance     Bal.    (2)    WAC   Avg DSCR (1)
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
   Totals
--------------------------------------------------------------------------------

                                    STATE (3)

--------------------------------------------------------------------------------
                                               % of
                         # of     Scheduled    Agg.    WAM            Weighted
   State                 Props.    Balance     Bal.    (2)    WAC   Avg DSCR (1)
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
   Totals
--------------------------------------------------------------------------------

     See footnotes on last page of this section.

                                                                                 For Additional Information please contact
[WELLS FARGO LOGO]            CREDIT SUISSE COMMERCIAL MORTGAGE TRUST                     CTSLink Customer Service
                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                       1-866-846-4526
                                          SERIES 2008-C1                          Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                         PAYMENT DATE:                  05/16/2008
8480 STAGECOACH CIRCLE                                                           RECORD DATE:                   04/30/2008
FREDERICK, MD 21701-4747                                                         DETERMINATION DATE:            05/12/2008

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                     GROUP I

                           DEBT SERVICE COVERAGE RATIO

--------------------------------------------------------------------------------
                                               % of
    Debt Service         # of     Scheduled    Agg.    WAM            Weighted
   Coverage Ratio        loans     Balance     Bal.    (2)    WAC   Avg DSCR (1)
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
   Totals
--------------------------------------------------------------------------------

                                    NOTE RATE

--------------------------------------------------------------------------------
                                               % of
    Note                 # of     Scheduled    Agg.    WAM            Weighted
    Rate                 loans     Balance     Bal.    (2)    WAC   Avg DSCR (1)
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
   Totals
--------------------------------------------------------------------------------

                                PROPERTY TYPE (3)

--------------------------------------------------------------------------------
                                               % of
                         # of     Scheduled    Agg.    WAM            Weighted
  Property Type          Props.    Balance     Bal.    (2)    WAC   Avg DSCR (1)
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
   Totals
--------------------------------------------------------------------------------

                                    SEASONING

--------------------------------------------------------------------------------
                                               % of
                         # of     Scheduled    Agg.    WAM            Weighted
     Seasoning           loans     Balance     Bal.    (2)    WAC   Avg DSCR (1)
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
     Totals
--------------------------------------------------------------------------------

     See footnotes on last page of this section.

                                                                                 For Additional Information, please contact
[WELLS FARGO LOGO]            CREDIT SUISSE COMMERCIAL MORTGAGE TRUST                     CTSLink Customer Service
                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                       1-866-846-4526
                                          SERIES 2008-C1                          Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                         PAYMENT DATE:                  05/16/2008
8480 STAGECOACH CIRCLE                                                           RECORD DATE:                   04/30/2008
FREDERICK, MD 21701-4747                                                         DETERMINATION DATE:            05/12/2008

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                     GROUP I

               ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)

--------------------------------------------------------------------------------
                                               % of
Anticipated Remaining    # of     Scheduled    Agg.    WAM            Weighted
      Term (2)           loans     Balance     Bal.    (2)    WAC   Avg DSCR (1)
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
     Totals
--------------------------------------------------------------------------------

               REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)

--------------------------------------------------------------------------------
                                               % of
Remaining Amortization   # of     Scheduled    Agg.    WAM            Weighted
         Term            loans     Balance     Bal.    (2)    WAC   Avg DSCR (1)
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
     Totals
--------------------------------------------------------------------------------

                 REMAINING STATED TERM (FULLY AMORTIZING LOANS)

--------------------------------------------------------------------------------
                                               % of
  Remaining Stated       # of     Scheduled    Agg.    WAM            Weighted
        Term             loans     Balance     Bal.    (2)    WAC   Avg DSCR (1)
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
     Totals
--------------------------------------------------------------------------------

                             AGE OF MOST RECENT NOI

--------------------------------------------------------------------------------
                                               % of
    Age of Most          # of     Scheduled    Agg.    WAM            Weighted
    Recent NOI           loans     Balance     Bal.    (2)    WAC   Avg DSCR (1)
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
     Totals
--------------------------------------------------------------------------------

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

                                                                                 For Additional Information please contact
[WELLS FARGO LOGO]            CREDIT SUISSE COMMERCIAL MORTGAGE TRUST                     CTSLink Customer Service
                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                       1-866-846-4526
                                          SERIES 2008-C1                          Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                         PAYMENT DATE:                  05/16/2008
8480 STAGECOACH CIRCLE                                                           RECORD DATE:                   04/30/2008
FREDERICK, MD 21701-4747                                                         DETERMINATION DATE:            05/12/2008

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                    GROUP II

                                SCHEDULED BALANCE

--------------------------------------------------------------------------------
                                               % of
     Scheduled           # of     Scheduled    Agg.    WAM            Weighted
      Balance            loans     Balance     Bal.    (2)    WAC   Avg DSCR (1)
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
     Totals
--------------------------------------------------------------------------------

                                    STATE (3)

--------------------------------------------------------------------------------
                                               % of
                         # of     Scheduled    Agg.    WAM            Weighted
        State            Props.    Balance     Bal.    (2)    WAC   Avg DSCR (1)
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
     Totals
--------------------------------------------------------------------------------

     See footnotes on last page of this section.

                                                                                 For Additional Information please contact
[WELLS FARGO LOGO]            CREDIT SUISSE COMMERCIAL MORTGAGE TRUST                     CTSLink Customer Service
                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                       1-866-846-4526
                                          SERIES 2008-C1                          Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                         PAYMENT DATE:                  05/16/2008
8480 STAGECOACH CIRCLE                                                           RECORD DATE:                   04/30/2008
FREDERICK, MD 21701-4747                                                         DETERMINATION DATE:            05/12/2008

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                    GROUP II

                           DEBT SERVICE COVERAGE RATIO

--------------------------------------------------------------------------------
                                               % of
   Debt Service          # of     Scheduled    Agg.    WAM            Weighted
  Coverage Ratio         loans     Balance     Bal.    (2)    WAC   Avg DSCR (1)
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
     Totals
--------------------------------------------------------------------------------

                                    NOTE RATE

--------------------------------------------------------------------------------
                                               % of
    Note                 # of     Scheduled    Agg.    WAM            Weighted
    Rate                 loans     Balance     Bal.    (2)    WAC   Avg DSCR (1)
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
   Totals
--------------------------------------------------------------------------------

                                PROPERTY TYPE (3)

--------------------------------------------------------------------------------
                                               % of
                         # of     Scheduled    Agg.    WAM            Weighted
  Property Type          Props.    Balance     Bal.    (2)    WAC   Avg DSCR (1)
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
   Totals
--------------------------------------------------------------------------------

                                    SEASONING

--------------------------------------------------------------------------------
                                               % of
                         # of     Scheduled    Agg.    WAM            Weighted
     Seasoning           loans     Balance     Bal.    (2)    WAC   Avg DSCR (1)
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
     Totals
--------------------------------------------------------------------------------

     See footnotes on last page of this section.

                                                                                 For Additional Information please contact
[WELLS FARGO LOGO]            CREDIT SUISSE COMMERCIAL MORTGAGE TRUST                     CTSLink Customer Service
                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                       1-866-846-4526
                                          SERIES 2008-C1                          Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                         PAYMENT DATE:                  05/16/2008
8480 STAGECOACH CIRCLE                                                           RECORD DATE:                   04/30/2008
FREDERICK, MD 21701-4747                                                         DETERMINATION DATE:            05/12/2008

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                    GROUP II

               ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)

--------------------------------------------------------------------------------
                                               % of
Anticipated Remaining    # of     Scheduled    Agg.    WAM            Weighted
      Term (2)           loans     Balance     Bal.    (2)    WAC   Avg DSCR (1)
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
     Totals
--------------------------------------------------------------------------------

               REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)

--------------------------------------------------------------------------------
                                               % of
Remaining Amortization   # of     Scheduled    Agg.    WAM            Weighted
         Term            loans     Balance     Bal.    (2)    WAC   Avg DSCR (1)
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
     Totals
--------------------------------------------------------------------------------

                 REMAINING STATED TERM (FULLY AMORTIZING LOANS)

--------------------------------------------------------------------------------
                                               % of
  Remaining Stated       # of     Scheduled    Agg.    WAM            Weighted
        Term             loans     Balance     Bal.    (2)    WAC   Avg DSCR (1)
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
     Totals
--------------------------------------------------------------------------------

                             AGE OF MOST RECENT NOI

--------------------------------------------------------------------------------
                                               % of
    Age of Most          # of     Scheduled    Agg.    WAM            Weighted
    Recent NOI           loans     Balance     Bal.    (2)    WAC   Avg DSCR (1)
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
     Totals
--------------------------------------------------------------------------------

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

                                                                                 For Additional Information please contact
[WELLS FARGO LOGO]            CREDIT SUISSE COMMERCIAL MORTGAGE TRUST                     CTSLink Customer Service
                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                       1-866-846-4526
                                          SERIES 2008-C1                          Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                         PAYMENT DATE:                  05/16/2008
8480 STAGECOACH CIRCLE                                                           RECORD DATE:                   04/30/2008
FREDERICK, MD 21701-4747                                                         DETERMINATION DATE:            05/12/2008

                              MORTGAGE LOAN DETAIL

-------------------------------------------------------------------------------------------
                                                                     Anticipated
 Loan           Property                Interest  Principal   Gross   Repayment  Maturity
Number   ODCR   Type (1)   City  State   Payment   Payment   Coupon     Date       Date
-------------------------------------------------------------------------------------------



-------------------------------------------------------------------------------------------
 Totals
-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------
          Neg.   Beginning   Ending    Paid  Appraisal  Appraisal   Res.   Mod.
 Loan     Amort  Scheduled  Scheduled  Thru  Reduction  Reduction  Strat.  Code
Number    (Y/N)   Balance    Balance   Date    Date      Amount     (2)     (3)
-------------------------------------------------------------------------------



-------------------------------------------------------------------------------
 Totals
-------------------------------------------------------------------------------

 (1) PROPERTY TYPE CODE     (2) RESOLUTION STRATEGY CODE                (3) Modification Code

    MF - Multi-Family          1  - Modification                           1 - Maturity Date Extension
    RT - Retail                2  - Foreclosure                            2 - Amortization Change
    HC - Health Care           3  - Bankruptcy                             3 - Principal Write-Off
    IN - Industrial            4  - Extension                              4 - Combination
    WH - Warehouse             5  - Note Sale
    MH - Mobile Home Park      6  - DPO
    OF - Office                7  - REO
    MU - Mixed Use             8  - Resolved
    LO - Lodging               9  - Pending Return to Master Servicer
    SS - Self Storage          10 - Deed in Lieu Of Foreclosure
    OT - Other                 11 - Full Payoff
                               12 - Reps and Warranties
                               13 - Other or TBD

                                                                                 For Additional Information please contact
[WELLS FARGO LOGO]            CREDIT SUISSE COMMERCIAL MORTGAGE TRUST                     CTSLink Customer Service
                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                       1-866-846-4526
                                          SERIES 2008-C1                          Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                         PAYMENT DATE:                  05/16/2008
8480 STAGECOACH CIRCLE                                                           RECORD DATE:                   04/30/2008
FREDERICK, MD 21701-4747                                                         DETERMINATION DATE:            05/12/2008

                                   NOI DETAIL

----------------------------------------------------------------------------------------------
                                        Ending       Most      Most   Most Recent  Most Recent
 Loan           Property               Scheduled    Recent    Recent   NOI Start     NOI End
Number   ODCR     Type    City  State   Balance   Fiscal NOI   NOI       Date         Date
----------------------------------------------------------------------------------------------



----------------------------------------------------------------------------------------------
 Total
----------------------------------------------------------------------------------------------

                                                                                 For Additional Information please contact
[WELLS FARGO LOGO]            CREDIT SUISSE COMMERCIAL MORTGAGE TRUST                     CTSLink Customer Service
                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                       1-866-846-4526
                                          SERIES 2008-C1                          Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                         PAYMENT DATE:                  05/16/2008
8480 STAGECOACH CIRCLE                                                           RECORD DATE:                   04/30/2008
FREDERICK, MD 21701-4747                                                         DETERMINATION DATE:            05/12/2008

                           PRINCIPAL PREPAYMENT DETAIL

------------------------------------------------------------------------------------------------------------------------------
                                               Principal Prepayment Amount                 Prepayment Penalties
                         Offering Document  ----------------------------------------------------------------------------------
Loan Number  Loan Group   Cross-Reference   Payoff Amount  Curtailment Amount  Prepayment Premium Yield Maintenance Premium
------------------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------
  Totals
------------------------------------------------------------------------------------------------------------------------------

                                                                                 For Additional Information please contact
[WELLS FARGO LOGO]            CREDIT SUISSE COMMERCIAL MORTGAGE TRUST                     CTSLink Customer Service
                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                       1-866-846-4526
                                          SERIES 2008-C1                          Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                         PAYMENT DATE:                  05/16/2008
8480 STAGECOACH CIRCLE                                                           RECORD DATE:                   04/30/2008
FREDERICK, MD 21701-4747                                                         DETERMINATION DATE:            05/12/2008

                                HISTORICAL DETAIL

                                                  Delinquencies
------------------------------------------------------------------------------------------------------------------
Distribution     30-59 Days       60-89 Days    90 Days or More    Foreclosure          REO         Modifications
    Date      #       Balance  #       Balance  #       Balance  #       Balance  #       Balance  #       Balance
------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------
Delinquencies           Prepayments                Rate and Maturities
------------------------------------------------------------------------
Distribution     Curtailments     Payoff         Next Weighted Avg.
    Date       #       Balance  #       Balance    Coupon  Remit     WAM
------------------------------------------------------------------------




------------------------------------------------------------------------

Note: Foreclosure and REO Totals are excluded from the delinquencies.

                                                                                 For Additional Information please contact
[WELLS FARGO LOGO]            CREDIT SUISSE COMMERCIAL MORTGAGE TRUST                     CTSLink Customer Service
                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                       1-866-846-4526
                                          SERIES 2008-C1                          Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                         PAYMENT DATE:                  05/16/2008
8480 STAGECOACH CIRCLE                                                           RECORD DATE:                   04/30/2008
FREDERICK, MD 21701-4747                                                         DETERMINATION DATE:            05/12/2008

                             DELINQUENCY LOAN DETAIL

-----------------------------------------------------------------------------------------------------------------------------
                 Offering      # of                   Current  Outstanding  Status of  Resolution
                 Document     Months   Paid Through    P & I      P & I     Mortgage    Strategy     Servicing    Foreclosure
Loan Number  Cross-Reference  Delinq.      Date      Advances  Advances **  Loan (1)    Code (2)   Transfer Date     Date
-----------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------
  Totals
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------
              Actual    Outstanding
             Principal   Servicing   Bankruptcy   REO
Loan Number   Balance    Advances       Date     Date
-----------------------------------------------------



-----------------------------------------------------
  Totals
-----------------------------------------------------

              (1) STATUS OF MORTGAGE LOAN                                            (2) RESOLUTION STRATEGY CODE

    A - Payments Not Received But Still in Grace Period Or Not Yet Due     1 - Modification
    B - Late Payment But Less Than 1 Month Delinquent                      2 - Foreclosure
    0 - Current                                                            3 - Bankruptcy
    1 - One Month Delinquent                                               4 - Extension
    2 - Two Months Delinquent                                              5 - Note Sale
    3 - Three or More Months Delinquent                                    6 - DPO
    4 - Assumed Scheduled Payment (Performing Matured Loan)                7 - REO
    5 - Non Performing Matured Balloon                                     8 - Resolved
                                                                           9 - Pending Return to Master Servicer
                                                                           10 - Deed In Lieu Of Forclosure
                                                                           11   Full Payoff
                                                                           12 - Reps and Warranties
                                                                           13 - Other or TBD

** Outstanding P & I Advances include the current period advance.

                                                                                 For Additional Information please contact
[WELLS FARGO LOGO]            CREDIT SUISSE COMMERCIAL MORTGAGE TRUST                     CTSLink Customer Service
                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                       1-866-846-4526
                                          SERIES 2008-C1                          Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                         PAYMENT DATE:                  05/16/2008
8480 STAGECOACH CIRCLE                                                           RECORD DATE:                   04/30/2008
FREDERICK, MD 21701-4747                                                         DETERMINATION DATE:            05/12/2008

                     SPECIALLY SERVICED LOAN DETAIL - PART 1

----------------------------------------------------------------------------------------------------------------------------
                         Offering      Servicing  Resolution                                                    Net
Distribution   Loan      Document      Transfer    Strategy   Scheduled  Property         Interest  Actual   Operating   NOI
    Date      Number  Cross-Reference    Date      Code (1)    Balance   Type (2)  State    Rate    Balance   Income    Date
----------------------------------------------------------------------------------------------------------------------------



----------------------------------------------------------------------------------------------------------------------------

------------------------------------------------
                                      Remaining
Distribution        Note  Maturity  Amortization
    Date      DSCR  Date    Date        Term
------------------------------------------------



------------------------------------------------

              (1) RESOLUTION STRATEGY CODE               (2) PROPERTY TYPE CODE

       1 - Modification                              MF - Multi-Family
       2 - Foreclosure                               RT - Retail
       3 - Bankruptcy                                HC - Health Care
       4 - Extension                                 IN - Industrial
       5 - Note Sale                                 WH - Warehouse
       6 - DPO                                       MH - Mobile Home Park
       7 - REO                                       OF - Office
       8 - Resolved                                  MU - Mixed use
       9 - Pending Return to Master Servicer         LO - Lodging
       10 - Deed In Lieu Of Foreclosure              SS - Self Storage
       11 - Full Payoff                              OT - Other
       12 - Reps and Warranties
       13 - Other or TBD

                                                                                 For Additional Information please contact
[WELLS FARGO LOGO]            CREDIT SUISSE COMMERCIAL MORTGAGE TRUST                     CTSLink Customer Service
                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                       1-866-846-4526
                                          SERIES 2008-C1                          Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                         PAYMENT DATE:                  05/16/2008
8480 STAGECOACH CIRCLE                                                           RECORD DATE:                   04/30/2008
FREDERICK, MD 21701-4747                                                         DETERMINATION DATE:            05/12/2008

                     SPECIALLY SERVICED LOAN DETAIL - PART 2

-----------------------------------------------------------------------------------------------------------------------------------
                         Offering      Resolution     Site
Distribution   Loan      Document       Strategy   Inspection                Appraisal  Appraisal      Other REO
    Date      Number  Cross-Reference   Code (1)      Date     Phase 1 Date    Date       Value    Property Revenue     Comment
-----------------------------------------------------------------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------------------------------------

                          (1) RESOLUTION STRATEGY CODE

       1 - Modification
       2 - Foreclosure
       3 - Bankruptcy
       4 - Extension
       5 - Note Sale
       6 - DPO
       7 - REO
       8 - Resolved
       9 - Pending Return to Master Servicer
       10 - Deed In Lieu Of Foreclosure
       11 - Full Payoff
       12 - Reps and Warranties
       13   Other or TBD

                                                                                 For Additional Information please contact
[WELLS FARGO LOGO]            CREDIT SUISSE COMMERCIAL MORTGAGE TRUST                     CTSLink Customer Service
                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                       1-866-846-4526
                                          SERIES 2008-C1                          Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                         PAYMENT DATE:                  05/16/2008
8480 STAGECOACH CIRCLE                                                           RECORD DATE:                   04/30/2008
FREDERICK, MD 21701-4747                                                         DETERMINATION DATE:            05/12/2008

                                 ADVANCE SUMMARY

           --------------------------------------------------------------------------------------------
                                                                                Current Period Interest
                        Current P&I   Outstanding P&I   Outstanding Servicing    on P&I and Servicing
           Loan Group    Advances        Advances             Advances               Advances Paid
           --------------------------------------------------------------------------------------------
               1               0.00              0.00                    0.00                      0.00
               2               0.00              0.00                    0.00                      0.00
           --------------------------------------------------------------------------------------------
             Totals            0.00              0.00                    0.00                      0.00
           --------------------------------------------------------------------------------------------

                                                                                 For Additional Information please contact
[WELLS FARGO LOGO]            CREDIT SUISSE COMMERCIAL MORTGAGE TRUST                     CTSLink Customer Service
                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                       1-866-846-4526
                                          SERIES 2008-C1                          Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                         PAYMENT DATE:                  05/16/2008
8480 STAGECOACH CIRCLE                                                           RECORD DATE:                   04/30/2008
FREDERICK, MD 21701-4747                                                         DETERMINATION DATE:            05/12/2008

                              MODIFIED LOAN DETAIL

----------------------------------------------------------------------------------------------------------------------------------
          Offering
 Loan     Document     Pre-Modification Post-Modification Pre-Modification Post-Modification Modification
Number Cross-Reference      Balance          Balance        Interest Rate    Interest Rate       Date     Modification Description
----------------------------------------------------------------------------------------------------------------------------------



----------------------------------------------------------------------------------------------------------------------------------
Totals
----------------------------------------------------------------------------------------------------------------------------------

                                                                                 For Additional Information please contact
[WELLS FARGO LOGO]            CREDIT SUISSE COMMERCIAL MORTGAGE TRUST                     CTSLink Customer Service
                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                       1-866-846-4526
                                          SERIES 2008-C1                          Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                         PAYMENT DATE:                  05/16/2008
8480 STAGECOACH CIRCLE                                                           RECORD DATE:                   04/30/2008
FREDERICK, MD 21701-4747                                                         DETERMINATION DATE:            05/12/2008

                        HISTORICAL LIQUIDATED LOAN DETAIL

-----------------------------------------------------------------------------------------------------------------------
                    Beginning       Fees,       Most Recent    Gross Sales   Net Proceeds  Net Proceeds
Distribution        Scheduled     Advances,      Appraised     Proceeds or    Received on  Available for    Realized
    Date      ODCR   Balance   and Expenses *  Value or BPO  Other Proceeds   Liquidation  Distribution   Loss to Trust
-----------------------------------------------------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------------------------
  Current Total
-----------------------------------------------------------------------------------------------------------------------
 Cumulative Total
-----------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------
                    Date of Current  Current Period  Cumulative  Loss to Loan
Distribution          Period Adj.      Adjustment    Adjustment    with Cum
    Date               to Trust         to Trust      to Trust   Adj. to Trust
------------------------------------------------------------------------------



------------------------------------------------------------------------------
  Current Total
------------------------------------------------------------------------------
 Cumulative Total
------------------------------------------------------------------------------

* Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

                                                                                 For Additional Information please contact
[WELLS FARGO LOGO]            CREDIT SUISSE COMMERCIAL MORTGAGE TRUST                     CTSLink Customer Service
                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                       1-866-846-4526
                                          SERIES 2008-C1                          Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                         PAYMENT DATE:                  05/16/2008
8480 STAGECOACH CIRCLE                                                           RECORD DATE:                   04/30/2008
FREDERICK, MD 21701-4747                                                         DETERMINATION DATE:            05/12/2008

              HISTORICAL BOND/COLLATERAL LOSS RECONCILIATION DETAIL


---------------------------------------------------------------------------------------------------------------------------
                 Offering         Beginning      Aggregate    Prior Realized       Amounts       Interest     Modification
Distribution     Document          Balance     Realized Loss   Loss Applied      Covered by    (Shortages)/    /Appraisal
    Date      Cross-Reference  at Liquidation    on Loans     to Certificates  Credit Support    Excesses    Reduction Adj.
---------------------------------------------------------------------------------------------------------------------------



---------------------------------------------------------------------------------------------------------------------------
          Totals
---------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
                 Offering       Additional       Realized Loss      Recoveries of       (Recoveries)/
Distribution     Document      (Recoveries)       Applied to       Realized Losses    Losses Applied to
    Date      Cross-Reference    /Expenses   Certificates to Date   Paid as Cash    Certificate Interest
--------------------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------------------------------
          Totals
--------------------------------------------------------------------------------------------------------

                                                                                 For Additional Information please contact
[WELLS FARGO LOGO]            CREDIT SUISSE COMMERCIAL MORTGAGE TRUST                     CTSLink Customer Service
                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                       1-866-846-4526
                                          SERIES 2008-C1                          Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                         PAYMENT DATE:                  05/16/2008
8480 STAGECOACH CIRCLE                                                           RECORD DATE:                   04/30/2008
FREDERICK, MD 21701-4747                                                         DETERMINATION DATE:            05/12/2008

                INTEREST SHORTFALL RECONCILIATION DETAIL - PART 1

-----------------------------------------------------------------------------------------------------------------------
   Offering      Stated Principal  Current Ending      Special Servicing Fees                           Non-Recoverable
   Document         Balance at        Scheduled    ------------------------------                         (Scheduled
Cross-Reference    Contribution        Balance     Monthly  Liquidation  Work Out  ASER  (PPIS) Excess     Interest)
-----------------------------------------------------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------------------------
    Totals
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------
   Offering                   Modified Interest
   Document      Interest on  Rate (Reduction)
Cross-Reference   Advances         /Excess
-----------------------------------------------



-----------------------------------------------
    Totals
-----------------------------------------------

                                                                                 For Additional Information please contact
[WELLS FARGO LOGO]            CREDIT SUISSE COMMERCIAL MORTGAGE TRUST                     CTSLink Customer Service
                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                       1-866-846-4526
                                          SERIES 2008-C1                          Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                         PAYMENT DATE:                  05/16/2008
8480 STAGECOACH CIRCLE                                                           RECORD DATE:                   04/30/2008
FREDERICK, MD 21701-4747                                                         DETERMINATION DATE:            05/12/2008

                INTEREST SHORTFALL RECONCILIATION DETAIL - PART 2

----------------------------------------------------------------------------------------------------------------------------------
                                                   Reimb of Advances to the Servicer
   Offering      Stated Principal  Current Ending  ---------------------------------
   Document         Balance at        Scheduled                   Left to Reimburse   Other (Shortfalls)/
Cross-Reference    Contribution        Balance     Current Month   Master Servicer          Refunds                 Comments
----------------------------------------------------------------------------------------------------------------------------------



----------------------------------------------------------------------------------------------------------------------------------
    Totals
----------------------------------------------------------------------------------------------------------------------------------
    Interest Shortfall Reconciliation Detail Part 2 Total              0.00
----------------------------------------------------------------------------------------------------------------------------------
    Interest Shortfall Reconciliation Detail Part 1 Total              0.00
----------------------------------------------------------------------------------------------------------------------------------
    Total Interest Shortfall Allocated to Trust                        0.00
----------------------------------------------------------------------------------------------------------------------------------

                                                                                 For Additional Information please contact
[WELLS FARGO LOGO]            CREDIT SUISSE COMMERCIAL MORTGAGE TRUST                     CTSLink Customer Service
                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                       1-866-846-4526
                                          SERIES 2008-C1                          Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                         PAYMENT DATE:                  05/16/2008
8480 STAGECOACH CIRCLE                                                           RECORD DATE:                   04/30/2008
FREDERICK, MD 21701-4747                                                         DETERMINATION DATE:            05/12/2008

                              DEFEASED LOAN DETAIL

---------------------------------------------------------------------------------------------
             Offering Document  Ending Scheduled
Loan Number   Cross-Reference        Balance      Maturity Date  Note Rate  Defeasance Status
---------------------------------------------------------------------------------------------



---------------------------------------------------------------------------------------------
Totals
---------------------------------------------------------------------------------------------

                                                                                 For Additional Information please contact
[WELLS FARGO LOGO]            CREDIT SUISSE COMMERCIAL MORTGAGE TRUST                     CTSLink Customer Service
                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                       1-866-846-4526
                                          SERIES 2008-C1                          Reports Available @ www.ctslink.com/cmbs
WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                         PAYMENT DATE:                  05/16/2008
8480 STAGECOACH CIRCLE                                                           RECORD DATE:                   04/30/2008
FREDERICK, MD 21701-4747                                                         DETERMINATION DATE:            05/12/2008

                             SUPPLEMENTAL REPORTING

                                    EXHIBIT C

                  DECREMENT TABLES FOR THE OFFERED CERTIFICATES

         PERCENTAGE OF INITIAL TOTAL PRINCIPAL BALANCE OUTSTANDING FOR:

                             CLASS A-1 CERTIFICATES

FOLLOWING THE DISTRIBUTION DATE IN--   0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
------------------------------------   ------   -------   -------   -------   --------
Issue Date                              100%      100%      100%      100%      100%
April 2009                               80        80        80        80        80
April 2010                               58        58        58        58        58
April 2011                               31        31        31        31        31
April 2012                                2         0         0         0         0
April 2013 and thereafter                 0         0         0         0         0
WEIGHTED AVERAGE LIFE (IN YEARS)        2.3       2.2       2.2       2.2       2.2

                             CLASS A-2 CERTIFICATES

FOLLOWING THE DISTRIBUTION DATE IN--   0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
------------------------------------   ------   -------   -------   -------   --------
Issue Date                              100%      100%      100%      100%      100%
April 2009                              100       100       100       100       100
April 2010                              100       100       100       100       100
April 2011                              100       100       100       100       100
April 2012                              100        96        91        83        13
April 2013 and thereafter                 0         0         0         0         0
WEIGHTED AVERAGE LIFE (IN YEARS)        4.2       4.2       4.2       4.2       4.0

                             CLASS A-AB CERTIFICATES

FOLLOWING THE DISTRIBUTION DATE IN--   0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
------------------------------------   ------   -------   -------   -------   --------
Issue Date                              100%      100%      100%      100%      100%
April 2009                              100       100       100       100       100
April 2010                              100       100       100       100       100
April 2011                              100       100       100       100       100
April 2012                              100       100       100       100       100
April 2013                               95        95        95        95        95
April 2014                               65        65        66        67        74
April 2015                               42        42        42        42        42
April 2016                               18        18        18        18        18
April 2017 and thereafter                 0         0         0         0         0
WEIGHTED AVERAGE LIFE (IN YEARS)        6.8       6.8       6.8       6.8       6.8


                             CLASS A-3 CERTIFICATES

FOLLOWING THE DISTRIBUTION DATE IN--   0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
------------------------------------   ------   -------   -------   -------   --------
Issue Date                              100%      100%      100%      100%      100%
April 2009                              100       100       100       100       100
April 2010                              100       100       100       100       100
April 2011                              100       100       100       100       100
April 2012                              100       100       100       100       100
April 2013                              100       100       100       100       100
April 2014                              100       100       100       100        99
April 2015                              100       100        99        99        99
April 2016                              100        99        99        99        99
April 2017                               98        94        90        83        11
April 2018 and thereafter                 0         0         0         0         0
WEIGHTED AVERAGE LIFE (IN YEARS)        9.2       9.2       9.2       9.1       8.9

                            CLASS A-1-A CERTIFICATES

FOLLOWING THE DISTRIBUTION DATE IN--   0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
------------------------------------   ------   -------   -------   -------   --------
Issue Date                              100%      100%      100%      100%      100%
April 2009                              100       100       100       100       100
April 2010                               99        99        99        99        99
April 2011                               99        99        99        99        99
April 2012                               98        96        94        91        64
April 2013                               63        63        63        63        63
April 2014                               62        62        62        62        62
April 2015                               60        60        60        60        60
April 2016                               59        59        59        59        59
April 2017                               58        58        58        58        58
April 2018 and thereafter                 0         0         0         0         0
WEIGHTED AVERAGE LIFE (IN YEARS)        7.4       7.4       7.3       7.3       7.2

                                    EXHIBIT D

                   CLASS A-AB TARGETED PRINCIPAL BALANCE TABLE

DISTRIBUTION DATE       BALANCE            DISTRIBUTION DATE           BALANCE
-----------------   --------------   ---------------------------   ---------------
May 2008            $22,262,000.00   October 2012                  $22,262,000.00
June 2008           $22,262,000.00   November 2012                 $22,262,000.00
July 2008           $22,262,000.00   December 2012                 $22,262,000.00
August 2008         $22,262,000.00   January 2013                  $22,262,000.00
September 2008      $22,262,000.00   February 2013                 $22,093,814.03
October 2008        $22,262,000.00   March 2013                    $21,563,762.30
November 2008       $22,262,000.00   April 2013                    $21,212,914.14
December 2008       $22,262,000.00   May 2013                      $20,799,526.66
January 2009        $22,262,000.00   June 2013                     $20,444,385.01
February 2009       $22,262,000.00   July 2013                     $20,026,819.06
March 2009          $22,262,000.00   August 2013                   $19,667,336.06
April 2009          $22,262,000.00   September 2013                $19,305,834.77
May 2009            $22,262,000.00   October 2013                  $18,882,079.57
June 2009           $22,262,000.00   November 2013                 $18,516,166.03
July 2009           $22,262,000.00   December 2013                 $18,088,116.79
August 2009         $22,262,000.00   January 2014                  $17,717,741.82
September 2009      $22,262,000.00   February 2014                 $17,345,287.02
October 2009        $22,262,000.00   March 2014                    $16,791,133.95
November 2009       $22,262,000.00   April 2014                    $14,401,126.66
December 2009       $22,262,000.00   May 2014                      $13,964,115.21
January 2010        $22,262,000.00   June 2014                     $13,584,000.85
February 2010       $22,262,000.00   July 2014                     $13,142,543.59
March 2010          $22,262,000.00   August 2014                   $12,757,810.10
April 2010          $22,262,000.00   September 2014                $12,370,914.84
May 2010            $22,262,000.00   October 2014                  $11,922,858.34
June 2010           $22,262,000.00   November 2014                 $11,531,268.31
July 2010           $22,262,000.00   December 2014                 $11,078,642.78
August 2010         $22,262,000.00   January 2015                  $10,682,305.59
September 2010      $22,262,000.00   February 2015                 $10,283,741.04
October 2010        $22,262,000.00   March 2015                    $ 9,707,110.37
November 2010       $22,262,000.00   April 2015                    $ 9,303,056.03
December 2010       $22,262,000.00   May 2015                      $ 8,838,300.03
January 2011        $22,262,000.00   June 2015                     $ 8,429,359.39
February 2011       $22,262,000.00   July 2015                     $ 7,959,847.97
March 2011          $22,262,000.00   August 2015                   $ 7,545,966.50
April 2011          $22,262,000.00   September 2015                $ 7,129,758.41
May 2011            $22,262,000.00   October 2015                  $ 6,653,174.20
June 2011           $22,262,000.00   November 2015                 $ 6,231,944.17
July 2011           $22,262,000.00   December 2015                 $ 5,750,472.53
August 2011         $22,262,000.00   January 2016                  $ 5,324,164.51
September 2011      $22,262,000.00   February 2016                 $ 4,895,459.59
October 2011        $22,262,000.00   March 2016                    $ 4,349,082.31
November 2011       $22,262,000.00   April 2016                    $ 3,914,889.09
December 2011       $22,262,000.00   May 2016                      $ 3,420,801.44
January 2012        $22,262,000.00   June 2016                     $ 2,981,385.49
February 2012       $22,262,000.00   July 2016                     $ 2,482,215.00
March 2012          $22,262,000.00   August 2016                   $ 2,037,518.02
April 2012          $22,262,000.00   September 2016                $ 1,590,320.08
May 2012            $22,262,000.00   October 2016                  $ 1,083,576.01
June 2012           $22,262,000.00   November 2016                 $   631,010.16
July 2012           $22,262,000.00   December 2016                 $   119,041.94
August 2012         $22,262,000.00   January 2017 and thereafter   $         0.00
September 2012      $22,262,000.00

                                    EXHIBIT E

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

          Except in limited circumstances, the globally offered Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2008-C1, Class A-1, Class A-2, Class A-AB, Class A-3 and Class A-1-A will be available only in book-entry form.

          The book-entry certificates will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

          Secondary market trading between investors holding book-entry certificates through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice, which is seven calendar days' settlement.

          Secondary market trading between investors holding book-entry certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

          Secondary cross-market trading between member organizations of Clearstream, Luxembourg or Euroclear and DTC participants holding book-entry certificates will be accomplished on a delivery against payment basis through the respective depositaries of Clearstream, Luxembourg and Euroclear, in that capacity, as DTC participants.

          As described under "Certain U.S. Federal Income Tax Documentation Requirements" below, non-U.S. holders of book-entry certificates will be subject to U.S. withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.

INITIAL SETTLEMENT

          All certificates of each class of offered certificates will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the book-entry certificates will be represented through financial institutions acting on their behalf as direct and indirect DTC participants. As a result, Clearstream, Luxembourg and Euroclear will hold positions on behalf of their member organizations through their respective depositaries, which in turn will hold positions in accounts as DTC participants.

          Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

          Investors electing to hold their book-entry certificates through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

          Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

          TRADING BETWEEN DTC PARTICIPANTS. Secondary market trading between DTC participants will be settled in same-day funds.

          TRADING BETWEEN CLEARSTREAM, LUXEMBOURG AND/OR EUROCLEAR PARTICIPANTS. Secondary market trading between member organizations of Clearstream, Luxembourg or Euroclear will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

          TRADING BETWEEN DTC SELLER AND CLEARSTREAM, LUXEMBOURG OR EUROCLEAR PURCHASER. When book-entry certificates are to be transferred from the account of a DTC participant to the account of a member organization of Clearstream, Luxembourg or Euroclear, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through that member organization at least one business day prior to settlement. Clearstream, Luxembourg or Euroclear, as the case may be, will instruct the respective depositary to receive the book-entry certificates against payment. Payment will include interest accrued on the book-entry certificates from and including the first day of the month in which the last coupon distribution date occurs (or, if no coupon distribution date has occurred, from and including April 1, 2008) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. Payment will then be made by the respective depositary to the DTC participant's account against delivery of the book-entry certificates. After settlement has been completed, the book-entry certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the member organization of Clearstream, Luxembourg or Euroclear, as the case may be. The securities credit will appear the next day, European time, and the cash debit will be back-valued to, and the interest on the book-entry certificates will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, which means the trade fails, the Clearstream, Luxembourg or Euroclear cash debit will be valued instead as of the actual settlement date.

          Member organizations of Clearstream, Luxembourg and Euroclear will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the book-entry certificates are credited to their accounts one day later.

          As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, member organizations of Clearstream, Luxembourg or Euroclear can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, the member organizations purchasing book-entry certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the book-entry certificates were credited to their accounts. However, interest on the book-entry certificates would accrue from the value date. Therefore, in many cases the investment income on the book-entry certificates earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on the cost of funds of the respective member organization of Clearstream, Luxembourg or Euroclear.

          Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending book-entry certificates to the respective depositary for the benefit of member organizations of Clearstream, Luxembourg or Euroclear. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

          TRADING BETWEEN CLEARSTREAM, LUXEMBOURG OR EUROCLEAR SELLER AND DTC PURCHASER. Due to time zone differences in their favor, member organizations of Clearstream, Luxembourg or Euroclear may employ their customary procedures for transactions in which book-entry certificates are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream, Luxembourg or Euroclear through a member organization of Clearstream, Luxembourg or Euroclear at least one business day prior to settlement. In these cases, Clearstream, Luxembourg or Euroclear, as appropriate, will instruct the respective depositary to deliver the book-entry certificates to the DTC participant's account against payment. Payment will include interest accrued on the book-entry certificates from and including the first day of the month in which the last coupon distribution date occurs (or, if no coupon distribution date has occurred, from and including April 1, 2008) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. The payment will then be reflected in the account of the member organization of Clearstream, Luxembourg or Euroclear the following day, and receipt of the cash proceeds in the account of that member organization of Clearstream, Luxembourg or Euroclear would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the member organization of Clearstream, Luxembourg or Euroclear have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period. If settlement is not completed on the intended value date, which means the trade fails, receipt of the cash proceeds in the account of the member organization of Clearstream, Luxembourg or Euroclear would be valued instead as of the actual settlement date.

          Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase book-entry certificates from DTC participants for delivery to member organizations of Clearstream, Luxembourg or Euroclear should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

          - borrowing through Clearstream, Luxembourg or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream, Luxembourg or Euroclear accounts, in accordance with the clearing system's customary procedures;

          - borrowing the book-entry certificates in the United States from a DTC participant no later than one day prior to settlement, which would allow sufficient time for the book-entry certificates to be reflected in their Clearstream, Luxembourg or Euroclear accounts in order to settle the sale side of the trade; or

          - staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the member organization of Clearstream, Luxembourg or Euroclear.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

          A holder that is not a "United States person" (a "U.S. person") within the meaning of Section 7701(a)(30) of the Code (a "non-U.S. holder") holding a book-entry certificate through Clearstream, Luxembourg, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder's book-entry certificate, the paying agent or any other entity required to withhold tax (any of the foregoing, a "U.S. withholding agent") establishing an exemption from withholding. A non-U.S. holder may be subject to 30% withholding unless each U.S. withholding agent receives:

          1. from a non-U.S. holder that is classified as a corporation for U.S. federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS Form W-8BEN (or any successor form);

          2. from a non-U.S. holder that is eligible for an exemption on the basis that the holder's income from the certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor form);

          3. from a non-U.S. holder that is classified as a partnership for U.S. federal income tax purposes, a duly completed and executed IRS Form W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury Regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

          4. from a non-U.S. holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a certificate):

               (a) if the intermediary is a "qualified intermediary" within the meaning of Section 1.1441-1(e)(5)(ii) of the U.S. Treasury Regulations (a "qualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)--

                    (i) stating the name, permanent residence address and qualified intermediary employer identification number of the qualified intermediary and the country under the laws of which the qualified intermediary is created, incorporated or governed,

                    (ii) certifying that the qualified intermediary has provided, or will provide, a withholding statement as required under Section 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations,

                    (iii) certifying that, with respect to accounts it
                          identifies on its withholding statement, the qualified intermediary is not acting for its own account but is acting as a qualified intermediary, and

                    (iv) providing any other information, certifications, or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information and certifications described in Section 1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of
                          the U.S. Treasury Regulations; or

               (b) if the intermediary is not a qualified intermediary (a "nonqualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)--

                    (i) stating the name and permanent residence address of the nonqualified intermediary and the country under the laws of which the nonqualified intermediary is created, incorporated or governed,

                    (ii) certifying that the nonqualified intermediary is not acting for its own account,

                    (iii) certifying that the nonqualified intermediary has
                          provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of such nonqualified intermediary's beneficial owners, and

                    (iv) providing any other information, certifications or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information, certifications, and statements described in Section 1.1441-1(e)(3)(iii) or
                          (iv) of the U.S. Treasury Regulations; or

          5. from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the certificate, either an IRS Form W-8BEN or W-8IMY; any non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

          All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S. Treasury Regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

          In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Luxembourg, Euroclear or DTC may be subject to backup withholding unless the holder--

          - provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a non-U.S. holder;

          - provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

          -    can be treated as an "exempt recipient" within the meaning of
               Section 1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations (e.g., a corporation or a financial institution such as a bank).

          This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are non-U.S. holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

PROSPECTUS

            CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., THE
      DEPOSITOR COMMERCIAL/MULTIFAMILY MORTGAGE PASS-THROUGH CERTIFICATES,
                 ISSUABLE IN SERIES BY SEPARATE ISSUING ENTITIES

     We are Credit Suisse First Boston Mortgage Securities Corp, the depositor with respect to each series of certificates offered by this prospectus. We intend to offer from time to time commercial/multifamily mortgage pass-through certificates issued by one or more issuing entities. These offers may be made through one or more different methods, including offerings through underwriters. The offered certificates will represent interests in only the trust related to the subject series of offered certificates and do not represent obligations of or interests in us, any of our affiliates, the sponsor or any of the sponsor's affiliates. We do not currently intend to list the offered certificates of any series on any national securities exchange including the NASDAQ stock market. See "Plan of Distribution."

              THE OFFERED CERTIFICATES:                                     THE TRUST ASSETS:
The offered certificates will be issuable in series.         The assets of each of our trusts will include
Each series of offered certificates will-                    mortgage loans secured by first and/or junior
                                                             liens on, or security interests in, various
      -    have its own series designation;                  interests in commercial and multifamily real
                                                             properties.
      -    consist of one or more classes with various
           payment characteristics;

      - evidence beneficial ownership interests in a trust established by us; and

      -    be payable solely out of the related trust
           assets.
                                                             Trust assets may also include letters of credit,
No governmental agency or instrumentality will               surety bonds, insurance policies, guarantees,
insure or guarantee payment on the offered                   reserve funds, guaranteed investment contracts,
certificates. Neither we nor any of our affiliates           interest rate exchange agreements, interest rate
are responsible for making payments on the offered           cap or floor agreements, currency exchange
certificates if collections on the related trust             agreements, or other similar instruments and
assets are insufficient.                                     agreements.

     In connection with each offering, we will prepare a supplement to this prospectus in order to describe in more detail the particular certificates being offered and the related trust assets. In that document, we will also state the price to public for each class of offered certificates or explain the method for determining that price. In that document, we will also identify the applicable lead or managing underwriter(s), if any, and provide information regarding the relevant underwriting arrangements and the underwriters' compensation. You may not purchase the offered certificates of any series unless you have also received the prospectus supplement for that series. You should carefully consider the risk factors beginning on page 12 in this prospectus, as well as those set forth in the related prospectus supplement, prior to investing.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the offered certificates or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                 The date of this prospectus is March 18, 2008.

                                TABLE OF CONTENTS

                                                                                             Page
                                                                                             ----
IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS.............................4
AVAILABLE INFORMATION; INCORPORATION BY REFERENCE...............................................4
SUMMARY OF PROSPECTUS...........................................................................5
RISK FACTORS...................................................................................13
CAPITALIZED TERMS USED IN THIS PROSPECTUS......................................................32
CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP............................................32
THE SPONSOR....................................................................................33
USE OF PROCEEDS................................................................................33
DESCRIPTION OF THE TRUST FUND..................................................................34
YIELD AND MATURITY CONSIDERATIONS..............................................................55
DESCRIPTION OF THE CERTIFICATES................................................................60
DESCRIPTION OF THE GOVERNING DOCUMENTS.........................................................71
DESCRIPTION OF CREDIT SUPPORT..................................................................80
LEGAL ASPECTS OF MORTGAGE LOANS................................................................82
FEDERAL INCOME TAX CONSEQUENCES................................................................92
STATE AND OTHER TAX CONSEQUENCES..............................................................125
ERISA CONSIDERATIONS..........................................................................125
LEGAL INVESTMENT..............................................................................128
PLAN OF DISTRIBUTION..........................................................................130
LEGAL MATTERS.................................................................................131
FINANCIAL INFORMATION.........................................................................131
RATING........................................................................................131
GLOSSARY......................................................................................132

       IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS

     When deciding whether to invest in any of the offered certificates, you should only rely on the information contained in this prospectus and the related prospectus supplement. We have not authorized any dealer, salesman or other person to give any information or to make any representation that is different. In addition, information in this prospectus or any related prospectus supplement is current only as of the date on its cover. By delivery of this prospectus and any related prospectus supplement, we are not offering to sell any securities, and are not soliciting an offer to buy any securities, in any state where the offer and sale is not permitted.

                AVAILABLE INFORMATION; INCORPORATION BY REFERENCE

     We have filed with the SEC a registration statement under the Securities Act of 1933, as amended, with respect to the certificates offered by this prospectus. This prospectus forms a part of the registration statement. This prospectus and the related prospectus supplement do not contain all of the information with respect to an offering that is contained in the registration statement. For further information regarding the documents referred to in this prospectus and the related prospectus supplement, you should refer to the registration statement and its exhibits. You can inspect the registration statement, its exhibits and other filed materials (including annual reports on Form 10-K, distribution reports on Form 10-D and current reports on Form 8-K) and make copies of these documents at prescribed rates, at the public reference facility maintained by the SEC at its public reference room, 450 Fifth Street, NW., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The Securities and Exchange Commission also maintains a site on the world wide web at "http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system. The depositor has filed the registration statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the Securities and Exchange Commission's website. The Securities and Exchange Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

     If so specified in the related prospectus supplement, copies of all filings through the EDGAR system of the related issuing entity on Form 10-D, Form 10-K and Form 8-K will be made available on the applicable trustee's or other identified party's website.

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                              SUMMARY OF PROSPECTUS

     This summary contains selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of a particular offering of certificates, you should read carefully this prospectus and the related prospectus supplement in full.

THE DEPOSITOR.......................................    We are Credit Suisse First Boston Mortgage Securities Corp.,
                                                        the depositor with respect to each series of certificates
                                                        offered by this prospectus. Our principal offices are located at
                                                        Eleven Madison Avenue, New York, New York 10010, telephone number (212) 325-2000. We are a wholly-owned subsidiary of
                                                        Credit Suisse Management LLC, which in turn is a wholly-owned subsidiary of Credit Suisse Holdings (USA), Inc. See "Credit
                                                        Suisse First Boston Mortgage Securities Corp." herein.

                                                        All references to "we," "us" and "our" in this prospectus are intended to mean Credit Suisse First Boston Mortgage Securities
                                                        Corp.

THE SPONSOR.........................................    Column Financial, Inc., a Delaware corporation, and an affiliate of the depositor, will act as a sponsor with respect to the trust fund. Column Financial, Inc. is a wholly-owned subsidiary of DLJ Mortgage Capital, Inc., which in turn is a wholly-owned subsidiary of Credit Suisse (USA) Inc. The principal offices of
                                                        Column Financial, Inc. are located at Eleven Madison Avenue, New
                                                        York, New York 10010, telephone number (212) 325-2000. See "The
                                                        Sponsor" herein.

                                                        In the related prospectus supplement, we will identify any additional sponsors for each series of offered certificates.

THE SECURITIES BEING OFFERED........................    The securities that will be offered by this prospectus and the related prospectus supplements consist of commercial/multifamily mortgage pass-through certificates. These certificates will be issued in series, and each series will, in turn, consist of one or more classes. Each class of offered certificates must, at the time of issuance, be assigned an investment grade rating by at least one nationally recognized statistical rating organization.
                                                        Typically, the four highest rating categories, within which there may be sub-categories or gradations to indicate relative standing, signify investment grade. See "Rating."

                                                        Each series of offered certificates will evidence beneficial ownership interests in a trust established by us and containing the assets described in this prospectus and the related
                                                        prospectus supplement.

THE OFFERED CERTIFICATES MAY BE
ISSUED WITH OTHER CERTIFICATES......................    We may not publicly offer all the commercial/multifamily
                                                        mortgage pass-through certificates evidencing interests in one of our trusts. We may elect to retain some of those
                                                        certificates, to place some privately with institutional
                                                        investors or to deliver some to the applicable seller as partial consideration for the related mortgage assets. In addition, some of those certificates may not satisfy the rating requirement for offered certificates described under "--The Securities Being
                                                        Offered" above.

THE GOVERNING DOCUMENTS.............................    In general, a pooling and servicing agreement or other similar agreement or collection of agreements will govern, among other things--

                                                        -   the issuance of each series of offered certificates;

                                                        -   the creation of and transfer of assets to the related trust; and

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
                                                        -   the servicing and administration of those assets.

                                                        The parties to the governing document(s) for a series of offered certificates will always include us and a trustee. We will be responsible for establishing the trust relating to each series of offered certificates. In addition, we will transfer or
                                                        arrange for the transfer of the initial trust assets to that trust. In general, the trustee for a series of offered
                                                        certificates will be responsible for, among other things, making payments and preparing and disseminating various reports to the holders of those offered certificates.

                                                        If the trust assets for a series of offered certificates include mortgage loans, the parties to the governing document(s) will also include--

                                                        -   one or more master servicers that will generally be
                                                            responsible for performing customary servicing duties with respect to those mortgage loans that are not defaulted or
                                                            otherwise problematic in any material respect; and

                                                        -   one or more special servicers that will generally be
                                                            responsible for servicing and administering those mortgage loans that are defaulted or otherwise problematic in any material respect and real estate assets acquired as part of the related trust with respect to defaulted mortgage loans.

                                                        The same person or entity, or affiliated entities, may act as both master servicer and special servicer for any trust.

                                                        One or more primary servicers or sub-servicers may also be a party to the governing documents.

                                                        In the related prospectus supplement, we will identify the trustee and any master servicer, special servicer, primary servicer, sub-servicer (to the extent known) or manager for each series of offered certificates and their respective duties. See
                                                        "Description of the Governing Documents."

CHARACTERISTICS OF THE MORTGAGE ASSETS..............    The trust assets with respect to any series of offered
                                                        certificates will, in general, include mortgage loans. Each of those mortgage loans will constitute the obligation of one or more persons to repay a debt. The performance of that obligation will be secured by a first or junior lien on, or security
                                                        interest in, the ownership, leasehold or other interest(s) of the related borrower or another person in or with respect to one or more commercial or multifamily real properties. In
                                                        particular, those properties may include--

                                                        -   rental or cooperatively-owned buildings with multiple dwelling units or residential properties containing condominium units;

                                                        -   retail properties related to the sale of consumer goods and other products, or related to providing entertainment,
                                                            recreational or personal services, to the general public;

                                                        -   office buildings;

                                                        -   hospitality properties;

                                                        -   casino properties;

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
                                                        -   health care-related facilities;

                                                        -   industrial facilities;

                                                        -   warehouse facilities, mini-warehouse facilities and
                                                            self-storage facilities;

                                                        -   restaurants, taverns and other establishments involved in
                                                            the food and beverage industry;

                                                        -   manufactured housing communities, mobile home parks and
                                                            recreational vehicle parks;

                                                        -   recreational and resort properties;

                                                        -   arenas and stadiums;

                                                        -   churches and other religious facilities;

                                                        -   parking lots and garages;

                                                        -   mixed use properties;

                                                        -   other income-producing properties; and/or

                                                        -   unimproved land.

                                                        The mortgage loans underlying a series of offered certificates may have a variety of payment terms. For example, any of those mortgage loans--

                                                        -   may provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;

                                                        -   may provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower's election from an adjustable to a fixed interest rate or from a fixed to an
                                                            adjustable interest rate;

                                                        -   may provide for no accrual of interest;

                                                        -   may provide for level payments to stated maturity, for
                                                            payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to
                                                            accommodate changes in the mortgage interest rate or to reflect the occurrence of specified events;

                                                        -   may be fully amortizing or, alternatively, may be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated maturity date;

                                                        -   may permit the negative amortization or deferral of accrued interest;

                                                        -   may prohibit some or all voluntary prepayments or require
                                                            payment of a premium, fee or charge in connection with those prepayments;
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                                        7
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
                                                        -   may permit defeasance and the release of real property
                                                            collateral in connection with that defeasance;

                                                        -   may provide for payments of principal, interest or both, on due dates that occur monthly, bi-monthly, quarterly,
                                                            semi-annually, annually or at some other interval; and/or

                                                        -   may have two or more component parts, each having
                                                            characteristics that are otherwise described in this prospectus as being attributable to separate and distinct mortgage loans.

                                                        Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by liens on real properties located in the United States, its territories and possessions.
                                                        However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its
                                                        territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

                                                        We do not originate mortgage loans. However, some or all of the mortgage loans included in one of our trusts may be originated by our affiliates. See "The Sponsor" herein.

                                                        Neither we nor any of our affiliates will guarantee or insure repayment of any of the mortgage loans underlying a series of offered certificates. Unless we expressly state otherwise in the related prospectus supplement, no governmental agency or
                                                        instrumentality will guarantee or insure repayment of any of the mortgage loans underlying a series of offered certificates. See
                                                        "Description of the Trust Fund--Mortgage Loans."

                                                        In addition to the asset classes described above in this
                                                        "Characterization of the Mortgage Assets" section, we may
                                                        include other asset classes in the trust with respect to any series of offered certificates. We will describe the specific characteristics of the mortgage assets underlying a series of offered certificates in the related prospectus supplement.

                                                        If 10% or more of pool assets are or will be located in any one state or other geographic region, we will describe in the
                                                        related prospectus supplement any economic or other factors specific to such state or region that may materially impact those pool assets or the cash flows from those pool assets.

                                                        In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates. In the event that the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, we may deposit or arrange for the
                                                        deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall. For 90 days
                                                        following the date of initial issuance of that series of
                                                        certificates, we will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down
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                                        8

                                                        the total principal balance of the related series of
                                                        certificates, as described in the related prospectus supplement.

SUBSTITUTION, ACQUISITION AND
REMOVAL OF MORTGAGE ASSETS..........................    If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust
                                                        particular mortgage assets underlying a series of certificates in exchange for--

                                                        -   cash that would be applied to pay down the principal balances of certificates of that series; and/or

                                                        -   other mortgage loans that--

                                                            1.  conform to the description of mortgage assets in this
                                                                prospectus; and

                                                            2.  satisfy the criteria set forth in the related prospectus supplement.

                                                        In addition, if so specified in the related prospectus
                                                        supplement, the related trustee may be authorized or required, to apply collections on the mortgage assets underlying a series of offered certificates to acquire new mortgage loans that--

                                                        -   conform to the description of mortgage assets in this
                                                            prospectus; and

                                                        -   satisfy the criteria set forth in the related prospectus
                                                            supplement.

                                                        No replacement of mortgage assets or acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.

                                                        If any mortgage loan in the specified trust fund becomes
                                                        delinquent as to any balloon payment or becomes a certain number of days delinquent as specified in the related prospectus
                                                        supplement as to any other monthly debt service payment (in each case without giving effect to any applicable grace period) or becomes a specially serviced mortgage loan as a result of any non monetary event of default, then the related directing
                                                        certificateholder, the special servicer or any other person specified in the related prospectus supplement may, at its option, purchase that underlying mortgage loan from the trust fund at the price and on the terms described in the related prospectus supplement.

                                                        In addition, if so specified under circumstances described in the related prospectus supplement, any single holder or group of holders of a specified class of certificates or a servicer may have the option to purchase all of the underlying mortgage loans and all other property remaining in the related trust fund on any distribution date on which the total principal balance of the underlying mortgage loans is less than a specified
                                                        percentage of the initial mortgage pool balance.

                                                        Further, if so specified in the related prospectus supplement, we and/or another seller of mortgage loans may make or assign to the subject trust certain representations and warranties with respect to those mortgage

                                                        loans and, upon notification or discovery of a breach of any such representation or warranty or a material defect with
                                                        respect to certain specified related mortgage loan documents, which breach or defect materially and adversely affects the value of any mortgage loan (or such other standard as is
                                                        described in the related prospectus supplement), then we or such other seller may be required to either cure such breach,
                                                        repurchase the affected mortgage loan from the related trust or substitute the affected mortgage loan with another mortgage loan.

CHARACTERISTICS OF THE OFFERED CERTIFICATES.........    An offered certificate may entitle the holder to receive--

                                                        -   a stated principal amount;

                                                        -   interest on a principal balance or notional amount, at a
                                                            fixed, variable or adjustable pass-through rate;

                                                        -   specified, fixed or variable portions of the interest,
                                                            principal or other amounts received on the related mortgage assets;

                                                        -   payments of principal, with disproportionate, nominal or no payments of interest;

                                                        -   payments of interest, with disproportionate, nominal or no payments of principal;

                                                        -   payments of interest or principal that commence only as of a specified date or only after the occurrence of specified events, such as the payment in full of the interest and principal
                                                            outstanding on one or more other classes of certificates of the same series;

                                                        -   payments of principal to be made, from time to time or for designated periods, at a rate that is--

                                                            1.  faster and, in some cases, substantially faster, or

                                                            2.  slower and, in some cases, substantially slower,

                                                            than the rate at which payments or other collections of
                                                            principal are received on the related mortgage assets;

                                                        -   payments of principal to be made, subject to available funds, based on a specified principal payment schedule or other
                                                            methodology; or

                                                        -   payments of all or part of the prepayment or repayment
                                                            premiums, fees and charges, equity participations payments or other similar items received on the related mortgage assets.

                                                        Any class of offered certificates may be senior or subordinate to one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses.

                                                        A class of offered certificates may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and
                                                        distinct classes.
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                                       10
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
                                                        We will describe the specific characteristics of each class of offered certificates in the related prospectus supplement. See
                                                        "Description of the Certificates."

CREDIT SUPPORT AND REINVESTMENT,
INTEREST RATE AND CURRENCY RELATED
PROTECTION FOR THE OFFERED CERTIFICATES.............    Some classes of offered certificates may be protected in full or in part against defaults and losses, or select types of defaults and losses, on the related mortgage assets through the
                                                        subordination of one or more other classes of certificates of the same series or by other types of credit support. The other types of credit support may include a letter of credit, a surety bond, an insurance policy, a guarantee or a reserve fund. We will describe the credit support, if any, for each class of offered certificates in the related prospectus supplement.

                                                        The trust assets with respect to any series of offered
                                                        certificates may also include any of the following agreements--

                                                        -   guaranteed investment contracts in accordance with which
                                                            moneys held in the funds and accounts established with respect to those offered certificates will be invested at a specified rate;

                                                        -   interest rate exchange agreements, interest rate cap or floor agreements, or other agreements and arrangements designed to reduce the effects of interest rate fluctuations on the related mortgage assets or on one or more classes of those offered certificates; or

                                                        -   currency exchange agreements or other agreements and
                                                            arrangements designed to reduce the effects of currency exchange rate fluctuations with respect to the related mortgage assets and one or more classes of those offered certificates.

                                                        We will describe the types of reinvestment, interest rate and currency related protection, if any, for each class of offered certificates in the related prospectus supplement.

                                                        See "Risk Factors," "Description of the Trust Fund" and "Description
                                                        of Credit Support."

ADVANCES WITH RESPECT TO THE MORTGAGE ASSETS........    As and to the extent described in the related prospectus
                                                        supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to the mortgage loans to cover--

                                                        -   delinquent scheduled payments of principal and/or interest, other than balloon payments;

                                                        -   property protection expenses;

                                                        -   other servicing expenses; or

                                                        -   any other items specified in the related prospectus
                                                            supplement.

                                                        Any party making advances will be entitled to reimbursement from subsequent recoveries on the related mortgage loan and as
                                                        otherwise described in this prospectus or the related prospectus supplement. That
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                                       11
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
                                                        party may also be entitled to receive interest on its advances for a specified period. See "Description of the
                                                        Certificates--Advances."

OPTIONAL TERMINATION................................    We will describe in the related prospectus supplement any
                                                        circumstances in which a specified party is permitted or
                                                        obligated to purchase or sell any of the mortgage assets
                                                        underlying a series of offered certificates. In particular, a master servicer, special servicer or other designated party may be permitted or obligated to purchase or sell--

                                                        -   all the mortgage assets in any particular trust, thereby
                                                            resulting in a termination of the trust; or

                                                        -   that portion of the mortgage assets in any particular trust as is necessary or sufficient to retire one or more classes of offered certificates of the related series.

                                                        See "Description of the Certificates--Termination."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES............     Any class of offered certificates will constitute or evidence ownership of--

                                                        -   regular interests or residual interests in a real estate
                                                            mortgage investment conduit under Sections 860A through 860G of the Internal Revenue Code of 1986; or

                                                        -   interests in a grantor trust under subpart E of Part I of
                                                            subchapter J of the Internal Revenue Code of 1986.

                                                        See "Federal Income Tax Consequences."

CERTAIN ERISA CONSIDERATIONS........................    If you are a fiduciary of a retirement plan or other employee benefit plan or arrangement, you should review with your legal advisor whether the purchase or holding of offered certificates could give rise to a transaction that is prohibited or is not otherwise permissible under applicable law. See "ERISA
                                                        Considerations."

LEGAL INVESTMENT....................................    If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to
                                                        restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in
                                                        determining the suitability of and consequences to you of the purchase, ownership, and sale of the offered certificates. See
                                                        "Legal Investment" herein.
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                                  RISK FACTORS

     You should consider the following factors, as well as the factors set forth under "Risk Factors" in the related prospectus supplement, in deciding whether to purchase any offered certificates.

LIMITED LIQUIDITY OF YOUR CERTIFICATES MAY HAVE AN ADVERSE IMPACT ON YOUR
ABILITY TO SELL YOUR OFFERED CERTIFICATES

     The offered certificates may have limited or no liquidity. We cannot assure you that a secondary market for your offered certificates will develop. There will be no obligation on the part of anyone to establish a secondary market.
Even if a secondary market does develop for your offered certificates, it may provide you with less liquidity than you anticipated and it may not continue for the life of your offered certificates.

     We will describe in the related prospectus supplement the information that will be available to you with respect to your offered certificates. The limited nature of the information may adversely affect the liquidity of your offered certificates.

     We do not currently intend to list the offered certificates on any national securities exchange including the NASDAQ stock market.

     Lack of liquidity will impair your ability to sell your offered certificates and may prevent you from doing so at a time when you may want or need to. Lack of liquidity could adversely affect the market value of your offered certificates. We do not expect that you will have any redemption rights with respect to your offered certificates.

     If you decide to sell your offered certificates, you may have to sell them at a discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

THE MARKET VALUE OF YOUR CERTIFICATES WILL BE SENSITIVE TO FACTORS UNRELATED TO
THE PERFORMANCE OF YOUR CERTIFICATES AND THE UNDERLYING MORTGAGE ASSETS.

     The market value of your certificates can decline even if those certificates and the underlying mortgage assets are performing at or above your expectations.

     The market value of your certificates will be sensitive to fluctuations in current interest rates. However, a change in the market value of your certificates as a result of an upward or downward movement in current interest rates may not equal the change in the market value of your certificates as a result of an equal but opposite movement in interest rates.

     The market value of your certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally. The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolio, that are available for securitization. A number of factors will affect investors' demand for commercial mortgage-backed securities, including--

     - the availability of alternative investments that offer high yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid;

     - legal and other restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities or limit the amount or types of commercial mortgage-backed securities that it may acquire;

     - investors' perceptions regarding the commercial and multifamily real estate markets which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by income-producing properties;
          and

     - investors' perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial and multifamily real estate markets.

     If you decide to sell your certificates, you may have to sell at discount from the price you paid for reasons unrelated to the performance of your certificates or the related mortgage assets. Pricing information regarding your certificates may not be generally available on an ongoing basis.

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CERTAIN CLASSES OF THE OFFERED CERTIFICATES ARE SUBORDINATE TO, AND ARE
THEREFORE RISKIER THAN, ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME
SERIES.

     If you purchase any offered certificates that are subordinate to one or more other classes of offered certificates of the same series, then your offered certificates will provide credit support to such other classes of certificates of the same series that are senior to your offered certificates. As a result, you will receive payments after, and must bear the effects of losses on the trust assets before, the holders of those other classes of certificates of the same series that are senior to your offered certificates.

     When making an investment decision, you should consider, among other things--

     - the payment priorities of the respective classes of the certificates of the same series,

     - the order in which the principal balances of the respective classes of the certificates of the same series with balances will be reduced in connection with losses and default-related shortfalls, and

     - the characteristics and quality of the mortgage loans in the related trust.

LIMITED ASSETS OF EACH TRUST MAY ADVERSELY IMPACT YOUR ABILITY TO RECOVER YOUR
INVESTMENT IN THE EVENT OF LOSS ON THE UNDERLYING MORTGAGE ASSETS

     The offered certificates do not represent obligations of any person or entity and do not represent a claim against any assets other than those of the related trust. Unless the related prospectus supplement states otherwise, no governmental agency or instrumentality will guarantee or insure payment on the offered certificates. In addition, neither we nor our affiliates are responsible for making payments on the offered certificates if collections on the related trust assets are insufficient. If the related trust assets are insufficient to make payments on your offered certificates, no other assets will be available to you for payment of the deficiency, and you will bear the resulting loss. Any advances made by a master servicer or other party with respect to the mortgage assets underlying your offered certificates are intended solely to provide liquidity and not credit support. The party making those advances will have a right to reimbursement, probably with interest, which is senior to your right to receive payment on your offered certificates.

CREDIT SUPPORT IS LIMITED AND MAY NOT BE SUFFICIENT TO PREVENT LOSS ON YOUR
OFFERED CERTIFICATES

     The prospectus supplement for a series of certificates will describe any credit support provided for that series. Any use of credit support will be subject to the conditions and limitations described in this prospectus and in the related prospectus supplement, and may not cover all potential losses or risks.

     A series of certificates may include one or more classes of subordinate certificates, if so provided in the related prospectus supplement. Although subordination is intended to reduce the risk to holders of senior certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances described in the related prospectus supplement. In addition, if principal payments on one or more classes of certificates of a series are made in a specified order or priority, any limits with respect to the aggregate amount of claims under any related credit support may be exhausted before the principal of the later paid classes of certificates of that series has been repaid in full. As a result, the impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon those subordinate classes of certificates. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series.

     The amount of any applicable credit support for one or more classes of offered certificates, including the subordination of one or more other classes of certificates, will be determined on the basis of criteria established by each rating agency rating those classes of certificates. Such criteria will be based on a assumed level of defaults, delinquencies and losses on the underlying mortgage assets and certain other factors. However, we cannot assure you that the default, delinquency or loss experience on the related mortgage assets will not exceed the assumed levels. See "--The Nature of Ratings Are Limited and Will
Not Guarantee that You Will Receive Any Projected Return on Your Offered
Certificates" above and "Description of the Certificates" and "Description of Credit Support" in this prospectus.

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ADDITIONAL COMPENSATION TO THE MASTER SERVICER AND THE SPECIAL SERVICER AND
INTEREST ON ADVANCES WILL AFFECT YOUR RIGHT TO RECEIVE DISTRIBUTIONS ON YOUR
OFFERED CERTIFICATES.

     To the extent described in the related prospectus supplement, the master servicer, the special servicer, the trustee and any fiscal agent will each be entitled to receive interest on unreimbursed advances made by that party with respect to the mortgage assets. This interest will generally accrue from the date on which the related advance was made or the related expense was incurred through the date of reimbursement. In addition, under certain circumstances, including a default by the borrower in the payment of principal and interest on a mortgage asset, that mortgage asset will become specially serviced and the related special servicer will be entitled to compensation for performing special servicing functions pursuant to the related governing document(s). The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. Thus, the payment of interest on advances and the payment of special servicing compensation may lead to shortfalls in amounts otherwise distributable on your offered certificates.

INABILITY TO REPLACE SERVICER COULD AFFECT COLLECTIONS AND RECOVERIES ON THE
MORTGAGE ASSETS

     The structure of the servicing fee payable to the master servicer might effect the ability to find a replacement master servicer. Although the trustee is required to replace the master servicer if the master servicer is terminated or resigns, if the trustee is unwilling (including for example because the servicing fee is insufficient) or unable (including for example, because the trustee does not have the systems to service mortgage loans), it may be necessary to appoint a replacement master servicer. Because the master servicing fee is structured as a percentage of the stated principal balance of each mortgage asset, it may be difficult to replace the servicer at a time when the balance of the mortgage loans has been significantly reduced because the fee may be insufficient to cover the costs associated with servicing the mortgage assets and/or related REO properties remaining in the mortgage pool. The performance of the mortgage assets may be negatively impacted, beyond the expected transition period during a servicing transfer, if a replacement master servicer is not retained within a reasonable amount of time.

PREPAYMENT CONSIDERATIONS; VARIABILITY IN AVERAGE LIFE OF OFFERED CERTIFICATES;
SPECIAL YIELD CONSIDERATIONS

     THE TERMS OF THE UNDERLYING MORTGAGE LOANS WILL AFFECT PAYMENTS ON YOUR
OFFERED CERTIFICATES. Each of the mortgage loans underlying the offered certificates will specify the terms on which the related borrower must repay the outstanding principal amount of the loan. The rate, timing and amount of scheduled payments of principal may vary, and may vary significantly, from mortgage loan to mortgage loan. The rate at which the underlying mortgage loans amortize will directly affect the rate at which the principal balance or notional amount of your offered certificates is paid down or otherwise reduced.

     In addition, any mortgage loan underlying the offered certificates may permit the related borrower during some or all of the loan term to prepay the loan. In general, a borrower will be more likely to prepay its mortgage loan when it has an economic incentive to do so, such as obtaining a larger loan on the same underlying real property or a lower or otherwise more advantageous interest rate through refinancing. If a mortgage loan includes some form of prepayment restriction, the likelihood of prepayment should decline. These restrictions may include--

     - an absolute or partial prohibition against voluntary prepayments during some or all of the loan term; or

     - a requirement that voluntary prepayments be accompanied by some form of prepayment premium, fee or charge during some or all of the loan term.

In many cases, however, there will be no restriction associated with the application of insurance proceeds or condemnation proceeds as a prepayment of principal.

     THE TERMS OF THE UNDERLYING MORTGAGE LOANS DO NOT PROVIDE ABSOLUTE
CERTAINTY AS REGARDS THE RATE, TIMING AND AMOUNT OF PAYMENTS ON YOUR OFFERED
CERTIFICATES. Notwithstanding the terms of the mortgage loans backing your offered certificates, the amount, rate and timing of payments and other collections on those mortgage loans will, to some degree, be unpredictable because of borrower defaults and because of casualties and condemnations with respect to the underlying real properties.

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     The investment performance of your offered certificates may vary materially and adversely from your expectations due to--

     - the rate of prepayments and other unscheduled collections of principal on the underlying mortgage loans being faster or slower than you anticipated; or

     - the rate of defaults on the underlying mortgage loans being faster, or the severity of losses on the underlying mortgage loans being greater, than you anticipated.

     The actual yield to you, as a holder of an offered certificate, may not equal the yield you anticipated at the time of your purchase, and the total return on investment that you expected may not be realized. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment, default and loss assumptions to be used.

     PREPAYMENTS ON THE UNDERLYING MORTGAGE LOANS WILL AFFECT THE AVERAGE LIFE
OF YOUR OFFERED CERTIFICATES; AND THE RATE AND TIMING OF THOSE PREPAYMENTS MAY
BE HIGHLY UNPREDICTABLE. Payments of principal and/or interest on your offered certificates will depend upon, among other things, the rate and timing of payments on the related mortgage assets. Prepayments on the underlying mortgage loans may result in a faster rate of principal payments on your offered certificates, thereby resulting in a shorter average life for your offered certificates than if those prepayments had not occurred. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates. As a result, repayment of your offered certificates could occur significantly earlier or later, and the average life of your offered certificates could be significantly shorter or longer, than you expected.

     The extent to which prepayments on the underlying mortgage loans ultimately affect the average life of your offered certificates depends on the terms and provisions of your offered certificates. A class of offered certificates may entitle the holders to a pro rata share of any prepayments on the underlying mortgage loans, to all or a disproportionately large share of those prepayments, or to none or a disproportionately small share of those prepayments. If you are entitled to a disproportionately large share of any prepayments on the underlying mortgage loans, your offered certificates may be retired at an earlier date. If, however, you are only entitled to a small share of the prepayments on the underlying mortgage loans, the average life of your offered certificates may be extended. Your entitlement to receive payments, including prepayments, of principal of the underlying mortgage loans may--

     - vary based on the occurrence of specified events, such as the retirement of one or more other classes of certificates of the same series; or

     - be subject to various contingencies, such as prepayment and default rates with respect to the underlying mortgage loans.

     We will describe the terms and provisions of your offered certificates more fully in the related prospectus supplement.

     CERTIFICATES PURCHASED AT A PREMIUM OR A DISCOUNT WILL BE SENSITIVE TO THE
RATE OF PRINCIPAL PAYMENT. A series of certificates may include one or more classes of offered certificates offered at a premium or discount. Yields on those classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the underlying mortgage loans. Where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, as with certain classes of interest-only certificates, you might fail to recover your original investment under some prepayment scenarios. The extent to which the yield to maturity of any class of offered certificates may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and the amount and timing of distributions on those certificates. You should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield.

                                       16
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THE NATURE OF RATINGS ARE LIMITED AND WILL NOT GUARANTEE THAT YOU WILL RECEIVE
ANY PROJECTED RETURN ON YOUR OFFERED CERTIFICATES

     Any rating assigned to a class of offered certificates by a rating agency will only reflect its assessment of the probability that you will receive payments to which you are entitled. This rating will not constitute an assessment of the probability--

     -    that principal prepayments on the related mortgage loans will be made;

     - of the degree to which the rate of prepayments might differ from the rate of prepayments that was originally anticipated; or

     - of the likelihood of early optional termination of the related trust fund.

     Furthermore, the rating will not address the possibility that prepayment of the related mortgage loans at a higher or lower rate than you anticipated may cause you to experience a lower than anticipated yield or that if you purchase a certificate at a significant premium you might fail to recover your initial investment under certain prepayment scenarios.

     The amount, type and nature of credit support, if any, provided with respect to a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of that series. These criteria are sometimes based upon analysis of the behavior of mortgage loans in a larger group. However, we cannot assure you that the historical data supporting that analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. In other cases, the criteria may be based upon determinations of the values of the mortgaged properties that provide security for the mortgage loans in the related trust fund. However, we cannot assure you that those values will not decline in the future.

RISKS ASSOCIATED WITH COMMERCIAL OR MULTIFAMILY MORTGAGE LOANS

     MANY OF THE MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES WILL BE
NONRECOURSE. You should consider all of the mortgage loans underlying your offered certificates to be nonrecourse loans. This means that, in the event of a default, recourse will be limited to the related real property or properties securing the defaulted mortgage loan. In those cases where recourse to a borrower or guarantor is permitted by the loan documents, we generally will not undertake any evaluation of the financial condition of that borrower or guarantor. Consequently, full and timely payment on each mortgage loan underlying your offered certificates will depend on one or more of the following--

     - the sufficiency of the net operating income of the applicable real property;

     - the market value of the applicable real property at or prior to maturity; and

     - the ability of the related borrower to refinance or sell the applicable real property.

     In general, the value of a multifamily or commercial property will depend on its ability to generate net operating income. The ability of an owner to finance a multifamily or commercial property will depend, in large part, on the property's value and ability to generate net operating income.

     Unless we state otherwise in the related prospectus supplement, none of the mortgage loans underlying your offered certificates will be insured or guaranteed by any governmental entity or private mortgage insurer.

     The risks associated with lending on multifamily and commercial properties are inherently different from those associated with lending on the security of single-family residential properties. This is because multifamily rental and commercial real estate lending involves larger loans and, as described above, repayment is dependent upon the successful operation and value of the related real estate project.

     MANY RISK FACTORS ARE COMMON TO MOST OR ALL MULTIFAMILY AND COMMERCIAL
PROPERTIES. The following factors, among others, will affect the ability of a multifamily or commercial property to generate net operating income and, accordingly, its value--

     -    the age, design and construction quality of the property;

     - perceptions regarding the safety, convenience and attractiveness of the property;

                                       17

     -    the characteristics of the neighborhood where the property is located;

     -    the proximity and attractiveness of competing properties;

     -    the existence and construction of competing properties;

     -    the adequacy of the property's management and maintenance;

     - national, regional or local economic conditions, including plant closings, industry slowdowns and unemployment rates;

     - local real estate conditions, including an increase in or oversupply of comparable commercial or residential space;

     -    demographic factors;

     -    customer tastes and preferences;

     -    retroactive changes in building codes; and

     - changes in governmental rules, regulations and fiscal policies, including environmental legislation.

     Particular factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income include--

     - an increase in interest rates, real estate taxes and other operating expenses;

     - an increase in the capital expenditures needed to maintain the property or make improvements;

     - a decline in the financial condition of a major tenant and, in particular, a sole tenant or anchor tenant;

     -    an increase in vacancy rates;

     -    a decline in rental rates as leases are renewed or replaced; and

     - natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots.

     The volatility of net operating income generated by a multifamily or commercial property over time will be influenced by many of the foregoing factors, as well as by--

     -    the length of tenant leases;

     -    the creditworthiness of tenants;

     -    the rental rates at which leases are renewed or replaced;

     -    the percentage of total property expenses in relation to revenue;

     - the ratio of fixed operating expenses to those that vary with revenues; and

     - the level of capital expenditures required to maintain the property and to maintain or replace tenants.

     Therefore, commercial and multifamily properties with short-term or less creditworthy sources of revenue and/or relatively high operating costs, such as those operated as hospitality and self-storage properties, can be expected to have more volatile cash flows than commercial and multifamily properties with medium- to long-term leases from creditworthy tenants and/or relatively low operating costs. A decline in the real estate market will tend to have a more immediate effect on the net operating income of commercial and multifamily properties with short-term revenue sources and may lead to higher rates of delinquency or defaults on the mortgage loans secured by those properties.

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     THE SUCCESSFUL OPERATION OF A MULTIFAMILY OR COMMERCIAL PROPERTY DEPENDS ON
TENANTS. Generally, multifamily and commercial properties are subject to leases. The owner of a multifamily or commercial property typically uses lease or rental payments for the following purposes--

     - to pay for maintenance and other operating expenses associated with the property;

     - to fund repairs, replacements and capital improvements at the property; and

     - to service mortgage loans secured by, and any other debt obligations associated with operating, the property.

     Factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income from lease and rental payments include--

     - an increase in vacancy rates, which may result from tenants deciding not to renew an existing lease or discontinuing operations;

     -    an increase in tenant payment defaults;

     - a decline in rental rates as leases are entered into, renewed or extended at lower rates;

     - an increase in the capital expenditures needed to maintain the property or to make improvements; and

     -    a decline in the financial condition of a major or sole tenant.

     Various factors that will affect the operation and value of a commercial property include--

     -    the business operated by the tenants;

     -    the creditworthiness of the tenants; and

     -    the number of tenants.

     DEPENDENCE ON A SINGLE TENANT OR A SMALL NUMBER OF TENANTS MAKES A PROPERTY RISKIER COLLATERAL. In those cases where an income-producing property is leased to a single tenant or is primarily leased to one or a small number of major tenants, a deterioration in the financial condition or a change in the plan of operations of any of those tenants can have particularly significant effects on the net operating income generated by the property. If any of those tenants defaults under or fails to renew its lease, the resulting adverse financial effect on the operation of the property will be substantially more severe than would be the case with respect to a property occupied by a large number of less significant tenants.

     An income-producing property operated for retail, office or industrial purposes also may be adversely affected by a decline in a particular business or industry if a concentration of tenants at the property is engaged in that business or industry.

     TENANT BANKRUPTCY ADVERSELY AFFECTS PROPERTY PERFORMANCE. The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, at a commercial property may adversely affect the income produced by the property. Under the U.S. Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant unless there is collateral securing the claim. The claim would be limited to--

     - the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition or any earlier surrender of the leased premises; plus

     - an amount, not to exceed three years' rent, equal to the greater of one year's rent and 15% of the remaining reserved rent.

     THE SUCCESS OF AN INCOME-PRODUCING PROPERTY DEPENDS ON RELETTING VACANT SPACES. The operations at an income-producing property will be adversely affected if the owner or property manager is unable to renew leases or relet space on comparable terms when existing leases expire and/or become defaulted. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions in the case of income-producing properties operated for retail, office or industrial purposes, can be substantial and could reduce cash flow from the income-producing properties. Moreover, if a tenant at a income-producing property defaults in its lease obligations, the landlord may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

     If an income-producing property has multiple tenants, re-leasing expenditures may be more frequent than in the case of a property with fewer tenants, thereby reducing the cash flow generated by the multi-tenanted property. Multi-tenanted properties may also experience higher continuing vacancy rates and greater volatility in rental income and expenses.

     PROPERTY VALUE MAY BE ADVERSELY AFFECTED EVEN WHEN CURRENT OPERATING INCOME IS NOT. Various factors may affect the value of multifamily and commercial properties without affecting their current net operating income, including--

     -    changes in interest rates;

     -    the availability of refinancing sources;

     -    changes in governmental regulations, licensing or fiscal policy;

     -    changes in zoning or tax laws; and

     -    potential environmental or other legal liabilities.

     PROPERTY MANAGEMENT MAY AFFECT PROPERTY OPERATIONS AND VALUE. The operation of an income-producing property will depend upon the property manager's performance and viability. The property manager generally is responsible for--

     -    responding to changes in the local market;

     - planning and implementing the rental structure, including staggering durations of leases and establishing levels of rent payments;

     -    operating the property and providing building services;

     -    managing operating expenses; and

     - ensuring that maintenance and capital improvements are carried out in a timely fashion.

     Income-producing properties that derive revenues primarily from short-term rental commitments, such as hospitality or self-storage properties, generally require more intensive management than properties leased to tenants under long-term leases.

     By controlling costs, providing appropriate and efficient services to tenants and maintaining improvements in good condition, a property manager can--

     -    maintain or improve occupancy rates, business and cash flow;

     -    reduce operating and repair costs; and

     -    preserve building value.

On the other hand, management errors can, in some cases, impair the long term viability of an income-producing property.

     MAINTAINING A PROPERTY IN GOOD CONDITION MAY BE COSTLY. The owner may be required to expend a substantial amount to maintain, renovate or refurbish a commercial or multifamily property. Failure to do so may materially impair the property's ability to generate cash flow. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even superior construction will deteriorate over time if management does not schedule and perform adequate maintenance in a timely fashion. There can be no assurance that an income-producing property will generate sufficient cash flow to cover the increased costs of maintenance and capital improvements in addition to paying debt service on the mortgage loan(s) that may encumber that property.

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     COMPETITION WILL ADVERSELY AFFECT THE PROFITABILITY AND VALUE OF AN
INCOME-PRODUCING PROPERTY. Some income-producing properties are located in highly competitive areas. Comparable income-producing properties located in the same area compete on the basis of a number of factors including--

     -    rental rates;

     -    location;

     -    type of business or services and amenities offered; and

     -    nature and condition of the particular property.

     The profitability and value of an income-producing property may be adversely affected by a comparable property that--

     -    offers lower rents;

     -    has lower operating costs;

     -    offers a more favorable location; or

     -    offers better facilities.

     Costs of renovating, refurbishing or expanding an income-producing property in order to remain competitive can be substantial.

     VARIOUS TYPES OF INCOME-PRODUCING PROPERTIES MAY PRESENT SPECIAL RISKS. The relative importance of any factor affecting the value or operation of an income-producing property will depend on the type and use of the property. In addition, the type and use of a particular income-producing property may present special risks. For example--

     - Health care-related facilities and casinos are subject to significant governmental regulation of the ownership, operation, maintenance and/or financing of those properties;

     - Multifamily rental properties, manufactured housing communities and mobile home parks may be subject to rent control or rent stabilization laws and laws governing landlord/tenant relationships;

     - Hospitality and restaurant properties are often operated under franchise, management or operating agreements, which may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's or restaurant's operating, liquor and other licenses upon a transfer of the hotel or restaurant is subject to local law requirements;

     - Depending on their location, recreational and resort properties, properties that provide entertainment services, hospitality properties, restaurants and taverns, mini-warehouses and self-storage facilities tend to be adversely affected more quickly by a general economic downturn than other types of commercial properties;

     - Marinas will be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways;

     - Some recreational and hospitality properties may have seasonal fluctuations and/or may be adversely affected by prolonged unfavorable weather conditions;

     - Churches and other religious facilities may be highly dependent on donations which are likely to decline as economic conditions decline; and

     - Properties used as gas stations, automotive sales and service centers, dry cleaners, warehouses and industrial facilities may be more likely to have environmental issues.

     Additionally, many types of commercial properties are not readily convertible to alternative uses if the original use is not successful or may require significant capital expenditures to effect any conversion to an alternative use. For example, a mortgaged real property may not be readily convertible due to restrictive covenants related to the property. In addition,

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converting commercial properties to alternate uses generally requires substantial capital expenditures. As a result, the liquidation value of any of those types of property would be substantially less than would otherwise be the case. See "Description of the Trust Fund--Mortgage Loans--Various Types of Multifamily and Commercial Properties May Secure Mortgage Loans Underlying a Series of Offered Certificates."

     BORROWERS MAY BE UNABLE TO MAKE BALLOON PAYMENTS. Any of the mortgage loans underlying your offered certificates may be nonamortizing or only partially amortizing. The borrower under a mortgage loan of that type is required to make substantial payments of principal and interest, which are commonly called balloon payments, on the maturity date of the loan. The ability of the borrower to make a balloon payment depends upon the borrower's ability to refinance or sell the real property securing the loan. The ability of the borrower to refinance or sell the property will be affected by a number of factors, including--

     -    the fair market value and condition of the underlying real property;

     -    the level of interest rates;

     -    the borrower's equity in the underlying real property;

     -    the borrower's financial condition;

     -    the operating history of the underlying real property;

     -    changes in zoning and tax laws;

     -    changes in competition in the relevant area;

     -    changes in rental rates in the relevant area;

     -    changes in governmental regulation and fiscal policy;

     -    prevailing general and regional economic conditions;

     -    the state of the fixed income and mortgage markets; and

     - the availability of credit for multifamily rental or commercial properties.

     Neither we nor any of our affiliates will be obligated to refinance any mortgage loan underlying your offered certificates.

     The related master servicer or special servicer may, within prescribed limits, extend and modify mortgage loans underlying your offered certificates that are in default or as to which a payment default is imminent in order to maximize recoveries on the defaulted loans. The related master servicer or special servicer is only required to determine that any extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing the defaulted loan. There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery.

BORROWER CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT AND LOSS

     A particular borrower or group of related borrowers may be associated with multiple real properties securing the mortgage loans underlying a series of offered certificates. The bankruptcy or insolvency of, or other financial problems with respect to, that borrower or group of borrowers could have an adverse effect on the operation of all of the related real properties and on the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans. For example, if a borrower or group of related borrowers that owns or controls several real properties experiences financial difficulty at one of those properties, it could defer maintenance at another of those properties in order to satisfy current expenses with respect to the first property. That borrower or group of related borrowers could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on all the related mortgage loans for an indefinite period. In addition, multiple real properties owned by the same borrower or related borrowers are likely to have common management. This would increase the risk that financial or other difficulties experienced by the property manager could have a greater impact on the owner of the related loans.

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LOAN CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT
AND LOSS

     Any of the mortgage assets in one of our trusts may be substantially larger than the other assets in that trust. In general, the inclusion in a trust of one or more mortgage assets that have outstanding principal balances that are substantially larger than the other mortgage assets in the trust can result in losses that are more severe, relative to the size of the related mortgage asset pool, than would be the case if the aggregate balances of that pool were distributed more evenly.

GEOGRAPHIC CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT AND LOSS

     If a material concentration of mortgage loans underlying a series of offered certificates is secured by real properties in a particular locale, state or region, then the holders of those certificates will have a greater exposure to--

     - any adverse economic developments that occur in the locale, state or region where the properties are located;

     -    changes in the real estate market where the properties are located;

     - changes in governmental rules and fiscal policies in the governmental jurisdiction where the properties are located; and

     - acts of nature, including hurricanes, floods, tornadoes and earthquakes, in the areas where properties are located.

CHANGES IN POOL COMPOSITION WILL CHANGE THE NATURE OF YOUR INVESTMENT

     The mortgage loans underlying any series of offered certificates will amortize at different rates and mature on different dates. In addition, some of those mortgage loans may be prepaid or liquidated. As a result, the relative composition of the related mortgage asset pool will change over time.

     If you purchase certificates with a pass-through rate that is equal to or calculated based upon a weighted average of interest rates on the underlying mortgage loans, your pass-through rate will be affected, and may decline, as the relative composition of the mortgage pool changes.

     In addition, as payments and other collections of principal are received with respect to the underlying mortgage loans, the remaining mortgage pool backing your certificates may exhibit an increased concentration with respect to property type, number and affiliation of borrowers and geographic location.

ADJUSTABLE RATE MORTGAGE LOANS MAY ENTAIL GREATER RISKS OF DEFAULT TO LENDERS THAN FIXED RATE MORTGAGE LOANS

     Some or all of the mortgage loans underlying a series of offered certificates may provide for adjustments to their respective mortgage interest rates and corresponding adjustments to their respective periodic debt service payments. As the periodic debt service payment for any of those mortgage loans increases, the likelihood that cash flow from the underlying real property will be insufficient to make that periodic debt service payment and pay operating expenses also increases.

SUBORDINATE DEBT INCREASES THE LIKELIHOOD THAT A BORROWER WILL DEFAULT ON A MORTGAGE LOAN BACKING YOUR CERTIFICATES

     Certain mortgage loans included in one of our trusts may either-

     - prohibit the related borrower from encumbering the related real property with additional secured debt, or

     - require the consent of the holder of the mortgage loan prior to so encumbering the related real property.

     However, a violation of this prohibition may not become evident until the affected mortgage loan otherwise defaults, and a lender, such as one of our trusts, may not realistically be able to prevent a borrower from incurring subordinate debt.

     The existence of any secured subordinated indebtedness increases the difficulty of refinancing a mortgage loan at the loan's maturity. In addition, the related borrower may have difficulty repaying multiple loans. Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose out the junior lien. See "Legal Aspects of Mortgage Loans--Subordinate Financing."

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JUNIOR MORTGAGE LOANS MAY UNDERLIE YOUR OFFERED CERTIFICATES AND WILL CAUSE
GREATER RISKS OF LOSS THAN FIRST MORTGAGE LOAN

     To the extent specified in the related prospectus supplement, certain mortgage loans may be secured primarily by junior mortgages. In the case of liquidation, mortgage loans underlying the offered certificates are entitled to satisfaction from proceeds that remain from the sale of the related mortgaged property after the mortgage loans senior to those junior mortgage loans have been satisfied. If there are not sufficient funds to satisfy those junior mortgage loans and senior mortgage loans, the junior mortgage loan would suffer a loss and, accordingly, one or more classes of certificates would bear that loss. Therefore, any risks of deficiencies associated with first mortgage loans will be greater with respect to junior mortgage loans.

THE TYPE OF MORTGAGOR MAY ENTAIL RISK

     Mortgage loans made to partnerships, corporations or other entities may entail risks of loss from delinquency and foreclosure that are greater than those of mortgage loans made to individuals. The mortgagor's sophistication and form of organization may increase the likelihood of protracted litigation or bankruptcy in default situations.

THE ENFORCEABILITY OF SOME PROVISIONS IN THE MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES MAY BE CHALLENGED

     CROSS-COLLATERALIZATION ARRANGEMENTS. It may be possible to challenge cross-collateralization arrangements involving more than one borrower as a fraudulent conveyance, even if the borrowers are related. If one of those borrowers were to become a debtor in a bankruptcy case, creditors of the bankrupt party or the representative of the bankruptcy estate of the bankrupt party could seek to have the bankruptcy court avoid any lien granted by the bankrupt party to secure repayment of another borrower's loan. In order to do so, the court would have to determine that--

     -    the bankrupt party--

          1.   was insolvent at the time of granting the lien,

          2.   was rendered insolvent by the granting of the lien,

          3.   was left with inadequate capital, or

          4.   was not able to pay its debts as they matured; and

     - the bankrupt party did not, when it allowed its property to be encumbered by a lien securing the other borrower's loan, receive fair consideration or reasonably equivalent value for pledging its property for the equal benefit of the other borrower.

If the court were to conclude that the granting of the lien was an avoidable fraudulent conveyance, it could nullify the lien or security instrument effecting the cross-collateralization. The court could also allow the bankrupt party to recover payments it made under the avoided cross-collateralization.

     PREPAYMENT PREMIUMS, FEES AND CHARGES. Under the laws of a number of states, the enforceability of any mortgage loan provisions that require payment of a prepayment premium, fee or charge upon an involuntary prepayment, is unclear. If those provisions were unenforceable, borrowers would have an incentive to default in order to prepay their loans.

     DUE-ON-SALE AND DEBT ACCELERATION CLAUSES. Some or all of the mortgage loans included in one of our trusts may contain a due-on-sale clause, which permits the lender, with some exceptions, to accelerate the maturity of the mortgage loan upon the sale, transfer or conveyance of--

     -    the related real property; or

     -    a majority ownership interest in the related borrower.

     We anticipate that all of the mortgage loans included in one of our trusts will contain some form of debt-acceleration clause, which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults by the related borrower.

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     The courts of all states will enforce acceleration clauses in the event of a material payment default. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust or other security instrument or to permit the acceleration of the indebtedness if--

     -    the default is deemed to be immaterial;

     -    the exercise of those remedies would be inequitable or unjust; or

     -    the circumstances would render the acceleration unconscionable.

     ASSIGNMENTS OF LEASES. Some or all of the mortgage loans included in one of our trusts may be secured by, among other things, an assignment of leases and rents. Under that document, the related borrower will assign its right, title and interest as landlord under the leases on the related real property and the income derived from those leases to the lender as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. In the event the borrower defaults, the license terminates and the lender is entitled to collect rents. In some cases, those assignments may not be perfected as security interests prior to actual possession of the cash flow. Accordingly, state law may require that the lender take possession of the property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, the commencement of bankruptcy or similar proceedings by or with respect to the borrower will adversely affect the lender's ability to collect the rents. See "Legal Aspects of Mortgage Loans--Bankruptcy Laws."

     DEFEASANCE. A mortgage loan underlying a series of offered certificates may permit the related borrower, during the periods specified and subject to the conditions set forth in the loan, to pledge to the holder of the mortgage loan a specified amount of direct, non-callable United States government securities and thereby obtain a release of the related mortgaged property. The cash amount which a borrower must expend to purchase, or must deliver to a master servicer in order for the master servicer to purchase, the required United States government securities may be in excess of the principal balance of the mortgage loan. A court could interpret that excess amount as a form of prepayment premium or could take it into account for usury purposes. In some states, some forms of prepayment premiums are unenforceable. If the payment of that excess amount were held to be unenforceable, the remaining portion of the cash amount to be delivered may be insufficient to purchase the requisite amount of United States government securities.

CHANGES IN ZONING LAWS MAY ADVERSELY AFFECT THE USE OR VALUE OF A REAL PROPERTY

     Due to changes in zoning requirements since the construction thereof, an income-producing property may not comply with current zoning laws, including density, use, parking and set back requirements. Accordingly, the property may be a permitted non-conforming structure or the operation of the property may be a permitted non-conforming use. This means that the owner is not required to alter the property's structure or use to comply with the new law, but the owner may be limited in its ability to rebuild the premises "as is" in the event of a substantial casualty loss. This may adversely affect the cash flow available following the casualty. If a substantial casualty were to occur, insurance proceeds may not be sufficient to pay a mortgage loan secured by the property in full. In addition, if the property were repaired or restored in conformity with the current law, its value or revenue-producing potential may be less than that which existed before the casualty.

COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT OF 1990 MAY BE EXPENSIVE

     Under the Americans with Disabilities Act of 1990, all existing facilities considered to be "public accommodations" are required to meet certain federal requirements related to access and use by disabled persons such that the related borrower is required to take steps to remove architectural and communication barriers that are deemed "readily achievable" under the Americans with Disabilities Act of 1990. Factors to be considered in determining whether or not an action is "readily achievable" include the nature and cost of the action, the number of persons employed at the related mortgaged real property and the financial resources of the related borrower. To the extent a mortgaged real property securing an underlying mortgage loan does not comply with the Americans with Disabilities Act of 1990, the related borrower may be required to incur costs to comply with this law. There can be no assurance that the related borrower will have the resources to comply with the requirements imposed by the Americans with Disabilities Act of 1990, which could result in the imposition of fines by the federal government or an award of damages to private litigants.

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LITIGATION MAY ADVERSELY AFFECT A BORROWER'S ABILITY TO REPAY ITS MORTGAGE LOAN

     The owner of a multifamily or commercial property may be a defendant in a litigation arising out of, among other things, the following--

     -    breach of contract involving a tenant, a supplier or other party;

     -    negligence resulting in a personal injury; or

     -    responsibility for an environmental problem.

     Litigation will divert the owner's attention from operating its property. If the litigation were decided adversely to the owner, the award to the plaintiff may adversely affect the owner's ability to repay a mortgage loan secured by the property.

CERTAIN ASPECTS OF SUBORDINATION AGREEMENTS, INCLUDING CO-LENDER AGREEMENTS EXECUTED IN CONNECTION WITH MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES THAT ARE PART OF A SPLIT LOAN STRUCTURE, MAY BE UNENFORCEABLE

     Pursuant to co-lender agreements for certain of the mortgage loans included in one of our trusts, which mortgage loans are either part of a split loan structure or loan combination that includes a subordinate non-trust mortgage loan, or are senior to a second mortgage loan made to a common borrower, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the related borrower, and that the holder of the related mortgage loan that is included in our trust (through an applicable servicer) will have all rights to direct all such actions. There can be no assurance that in the event of the borrower's bankruptcy, a court will enforce such restrictions against a subordinate lender. While subordination agreements are generally enforceable in bankruptcy, in its decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10, 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgage to vote a second mortgagee's claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which one court has already followed, potentially limits the availability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender's objection. In the event the foregoing holding is followed with respect to a co-lender relationship related to one of the mortgage loans underlying your offered certificates, the trustee's recovery with respect to the related borrower in a bankruptcy proceeding may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

WORLD EVENTS AND NATURAL DISASTERS COULD HAVE AN ADVERSE IMPACT ON THE REAL PROPERTIES SECURING THE MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES AND CONSEQUENTLY COULD REDUCE THE CASH FLOW AVAILABLE TO MAKE PAYMENTS ON THE OFFERED CERTIFICATES.

     The economic impact of the United States' military operations in Iraq and other parts of the world, as well as the possibility of any terrorist attacks domestically or abroad, is uncertain, but could have a material effect on general economic conditions, consumer confidence, and market liquidity. We can give no assurance as to the effect of these events on consumer confidence and the performance of the loans held by trust fund. Any adverse impact resulting from these events would be borne by the holders of one or more classes of the securities. In addition, natural disasters, including earthquakes, floods and hurricanes, also may adversely affect the real properties securing the mortgage loans that back your offered certificates. For example, real properties located in California may be more susceptible to certain hazards (such as earthquakes or widespread fires) than properties in other parts of the country and mortgaged real properties located in coastal states generally may be more susceptible to hurricanes than properties in other parts of the country. Hurricanes and related windstorms, floods and tornadoes have caused extensive and catastrophic physical damage in and to coastal and inland areas located in the Gulf Coast region of the United States and certain other parts of the southeastern United States. The underlying mortgage loans do not all require the maintenance of flood insurance for the related real properties. We cannot assure you that any damage caused by hurricanes, windstorms, floods or tornadoes would be covered by insurance.

SPECIAL HAZARD LOSSES MAY CAUSE YOU TO SUFFER LOSSES ON YOUR OFFERED
CERTIFICATES

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion,

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subject to the conditions and exclusions specified in the related policy. Most insurance policies typically do not cover any physical damage resulting from, among other things--

     -    war;

     -    riot, strike and civil commotion;

     -    terrorism;

     -    nuclear, biological or chemical materials;

     -    revolution;

     -    governmental actions;

     -    floods and other water-related causes;

     -    earth movement, including earthquakes, landslides and mudflows;

     -    wet or dry rot;

     -    vermin; and

     -    domestic animals.

     Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from these causes, then the resulting losses may be borne by you as a holder of offered certificates.

     There is also a possibility of casualty losses on a real property for which insurance proceeds, together with land value, may not be adequate to pay the mortgage loan in full or rebuild the improvements. Consequently, there can be no assurance that each casualty loss incurred with respect to a real property securing one of the mortgage loans included in one of our trusts will be fully covered by insurance or that the mortgage loan will be fully repaid in the event of a casualty.

     Furthermore, various forms of insurance maintained with respect to any of the real properties for the mortgage loans included in one of our trusts, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure loans in that trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in our trust.

GROUND LEASES CREATE RISKS FOR LENDERS THAT ARE NOT PRESENT WHEN LENDING ON AN ACTUAL OWNERSHIP INTEREST IN A REAL PROPERTY

     In order to secure a mortgage loan, a borrower may grant a lien on its leasehold interest in a real property as tenant under a ground lease. If the ground lease does not provide for notice to a lender of a default thereunder on the part of the borrower, together with a reasonable opportunity for the lender to cure the default, the lender may be unable to prevent termination of the lease and may lose its collateral.

     In addition, upon the bankruptcy of a landlord or a tenant under a ground lease, the debtor entity has the right to assume or to reject the ground lease. If a debtor landlord rejects the lease, the tenant has the right to remain in possession of its leased premises at the rent reserved in the lease for the term, including renewals. If a debtor tenant rejects any or all of its leases, the tenant's lender may not be able to succeed to the tenant's position under the lease unless the landlord has specifically granted the lender that right. If both the landlord and the tenant are involved in bankruptcy proceedings, the trustee for your offered certificates may be unable to enforce the bankrupt tenant's obligation to refuse to treat as terminated a ground lease rejected by a bankrupt landlord. In those circumstances, it is possible that the trustee could be deprived of its security interest in the leasehold estate, notwithstanding lender protection provisions contained in the lease or mortgage loan documents.

     Further, in a recent decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 2003 U.S. App. LEXIS 7612 (7th Cir. Apr. 23, 2003)), the court ruled that where a statutory sale

                                       27
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of the leased property occurs under Section 363(f) of the U.S. Bankruptcy Code upon the bankruptcy of a landlord, such sale terminates a lessee's possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section 363(e) of the U.S. Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, there can be no assurance that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the Bankruptcy Code, the lessee may be able to maintain possession of the property under the ground lease. In addition, there can be no assurances that the lessee and/or the lender (to the extent it can obtain standing to intervene) will be able to recuperate the full value of the leasehold interest in bankruptcy court.

CONDOMINIUMS CREATE RISKS FOR LENDERS THAT ARE NOT PRESENT WHEN LENDING ON COMMERCIAL PROPERTIES THAT ARE NOT CONDOMINIUMS

     In the case of condominiums, a condominium owner is generally responsible for the payment of common area maintenance charges. In the event those charges are not paid when due, the condominium association may have a lien for those unpaid charges against the owner of the subject condominium unit, and, in some cases, pursuant to the condominium declaration, the lien of the mortgage for a related mortgage loan is subordinate to that lien for unpaid common area maintenance charges. In addition, pursuant to many condominium declarations, the holders of the remaining units would become responsible for the common area maintenance charges that remain unpaid by any particular unit holder.

     Further, in the case of condominiums, a board of managers generally has discretion to make decisions affecting the condominium building and there is no assurance that the borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers. Thus, decisions made by that board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium building, restoration following a casualty and many other decisions affecting the maintenance of that building, may not be consistent with the mortgage loan documents and may have an adverse impact on the mortgage loans that are secured by real properties consisting of such condominium interests.

     There can be no assurance that the related board of managers will always act in the best interests of the borrower under those mortgage loans. Further, due to the nature of condominiums, a default on the part of the borrower with respect to such real properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominiums. The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to the subject real property, due to the possible existence of multiple loss payees on any insurance policy covering such real property, there could be a delay in the restoration of the real property and/or the allocation of related insurance proceeds, if any. Consequently, if any of the mortgage loans underlying the offered certificates are secured by the related borrower's interest in a condominium, servicing and realizing upon such mortgage loan could subject the holders of such offered certificates to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium.

ENVIRONMENTAL RISKS

     We cannot provide any assurance--

     - as to the degree of environmental testing conducted at any of the real properties securing the mortgage loans that back your offered certificates;

     - that the environmental testing conducted by or on behalf of the applicable originators or any other parties in connection with the origination of those mortgage loans or otherwise identified all adverse environmental conditions and risks at the related real properties;

     - that the results of the environmental testing were accurately evaluated in all cases;

     - that the related borrowers have implemented or will implement all operations and maintenance plans and other remedial actions recommended by any environmental consultant that may have conducted testing at the related real properties; or

     - that the recommended action will fully remediate or otherwise address all the identified adverse environmental conditions and risks.

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     Environmental site assessments vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

     In addition, the current environmental condition of a real property securing a mortgage loan underlying your offered certificates could be adversely affected by--

     -    tenants at the property, such as gasoline stations or dry cleaners; or

     - conditions or operations in the vicinity of the property, such as leaking underground storage tanks at another property nearby.

     Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to the property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, there are laws that impose liability for release of asbestos containing materials into the air or require the removal or containment of the materials. The owner's liability for any required remediation generally is unlimited and could exceed the value of the property and/or the total assets of the owner. In addition, the presence of hazardous or toxic substances, or the failure to remediate the adverse environmental condition, may adversely affect the owner's or operator's ability to use the affected property. In some states, contamination of a property may give rise to a lien on the property to ensure the costs of cleanup. Depending on the state, this lien may have priority over the lien of an existing mortgage, deed of trust or other security instrument. In addition, third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to hazardous substances, including asbestos and lead-based paint. Persons who arrange for the disposal or treatment of hazardous or toxic substances may be liable for the costs of removal or remediation of the substances at the disposal or treatment facility.

     The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, as well as other federal and state laws, provide that a secured lender, such as one of our trusts, may be liable as an "owner" or "operator" of the real property, regardless of whether the borrower or a previous owner caused the environmental damage, if--

     - agents or employees of the lender are deemed to have participated in the management of the borrower; or

     - the lender actually takes possession of a borrower's property or control of its day-to-day operations, including through the appointment of a receiver or foreclosure.

     Although recently enacted legislation clarifies the activities in which a lender may engage without becoming subject to liability under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and similar federal laws, that legislation has no applicability to state environmental laws. Moreover, future laws, ordinances or regulations could impose material environmental liability.

     Federal law requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers--

     - any condition on the property that causes exposure to lead-based paint; and

     - the potential hazards to pregnant women and young children, including that the ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure.

     Property owners may be liable for injuries to their tenants resulting from exposure under various laws that impose affirmative obligations on property owners of residential housing containing lead-based paint.

DELINQUENT MORTGAGE LOANS MAY UNDERLIE YOUR OFFERED CERTIFICATES AND ADVERSELY AFFECT THE YIELD ON YOUR OFFERED CERTIFICATES

     The related prospectus supplement may provide that certain delinquent mortgage loans underlie a series of offered certificates. Unless the related prospectus supplement provides otherwise, the special servicer may service these mortgage loans. The same entity may act as both master servicer and special servicer. Any credit enhancement provided with respect to a particular series of certificates may not cover all losses related to delinquent mortgage loans, and you should consider the

                                       29
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risk that the inclusion of delinquent mortgage loans in the trust may adversely affect the rate of defaults and prepayments on the mortgage loans and accordingly the yield on your certificates.

LIMITED INFORMATION CAUSES UNCERTAINTY

     Some of the mortgage loans that we intend to include in any of our trusts are loans that were made to enable the related borrower to acquire the related real property. Accordingly, for certain of these loans limited or no historical operating information is available with respect to the related real property. As a result, you may find it difficult to analyze the historical performance of those properties.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES REGARDING RESIDUAL CERTIFICATES

     INCLUSION OF TAXABLE INCOME IN EXCESS OF CASH RECEIVED. If you own a certificate that is a residual interest in a real estate mortgage investment conduit, or REMIC, for federal income tax purposes, you will have to report on your income tax return as ordinary income your pro rata share of the taxable income of that REMIC, regardless of the amount or timing of your possible receipt of any cash on the certificate. As a result, your offered certificate may have phantom income early in the term of the REMIC because the taxable income from the certificate may exceed the amount of economic income, if any, attributable to the certificate. While you will have a corresponding amount of tax losses later in the term of the REMIC, the present value of the phantom income may significantly exceed the present value of the tax losses. Therefore, the after-tax yield on any REMIC residual certificate may be significantly less than that of a corporate bond or other instrument having similar cash flow characteristics. In fact, some offered certificates that are residual interests may have a negative value.

     You will have to report your share of the taxable income and net loss of the REMIC until all the certificates in the related series have a principal balance of zero. See "Federal Income Tax Consequences--REMICs."

     SOME TAXABLE INCOME OF A RESIDUAL INTEREST CAN NOT BE OFFSET UNDER THE INTERNAL REVENUE CODE OF 1986. A portion of the taxable income from a REMIC residual certificate may be treated as excess inclusions under the Internal Revenue Code of 1986. You will have to pay tax on the excess inclusions regardless of whether you have other credits, deductions or losses. In particular, the tax on excess inclusion--

     -    generally will not be reduced by losses from other activities;

     - for a tax-exempt holder, will be treated as unrelated business taxable income; and

     - for a foreign holder, will not qualify for any exemption from withholding tax.

     INDIVIDUALS AND CERTAIN ENTITIES SHOULD NOT INVEST IN REMIC RESIDUAL CERTIFICATES. The fees and non-interest expenses of a REMIC will be allocated pro rata to certificates that are residual interests in the REMIC. However, individuals will only be able to deduct these expenses as miscellaneous itemized deductions, which are subject to numerous restrictions and limitations under the Internal Revenue Code of 1986. Therefore, the certificates that are residual interests generally are not appropriate investments for--

     -    individuals;

     -    estates;

     -    trusts beneficially owned by any individual or estate; and

     - pass-through entities having any individual, estate or trust as a shareholder, member or partner.

     TRANSFER LIMITATIONS. In addition, the REMIC residual certificates will be subject to numerous transfer restrictions. These restrictions will reduce your ability to liquidate a REMIC residual certificate. For example, unless we indicate otherwise in the related prospectus supplement, you will not be able to transfer a REMIC residual certificate to a foreign person under the Internal Revenue Code of 1986 or to partnerships that have (or are permitted to have under the related partnership agreement)any non-United States persons as partners.

     See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates."

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BORROWER BANKRUPTCY PROCEEDINGS CAN DELAY AND IMPAIR RECOVERY ON A MORTGAGE LOAN
UNDERLYING YOUR OFFERED CERTIFICATES

     Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of a real property owned by that borrower, as well as the commencement or continuation of a foreclosure action.

     In addition, if a court determines that the value of a real property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then-value of the property. This would make the lender a general unsecured creditor for the difference between the then-value of the property and the amount of its outstanding mortgage indebtedness.

     A bankruptcy court also may--

     - grant a debtor a reasonable time to cure a payment default on a mortgage loan;

     -    reduce monthly payments due under a mortgage loan;

     -    change the rate of interest due on a mortgage loan; or

     -    otherwise alter a mortgage loan's repayment schedule.

     Furthermore, the borrower, as debtor-in-possession, or its bankruptcy trustee has special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of a secured lender, such as one of our trusts, may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Under the U.S. Bankruptcy Code, a lender will be stayed from enforcing a borrower's assignment of rents and leases. The U.S. Bankruptcy Code also may interfere with a lender's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents. Rents also may escape an assignment to the extent they are used by borrower to maintain its property or for other court authorized expenses.

     As a result of the foregoing, the related trust's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the total amount ultimately collected may be substantially less than the amount owed.

TAXES ON FORECLOSURE PROPERTY WILL REDUCE AMOUNTS AVAILABLE TO MAKE PAYMENTS ON THE OFFERED CERTIFICATES

     One of our trusts may be designated, in whole or in part, as a real estate mortgage investment conduit for federal income tax purposes. If that trust acquires a real property through a foreclosure or deed in lieu of foreclosure, then the related special servicer may be required to retain an independent contractor to operate and manage the property. Receipt of the following types of income on that property will subject the trust to federal, and possibly state or local, tax on that income at the highest marginal corporate tax rate--

     - any net income from that operation and management that does not consist of qualifying rents from real property within the meaning of
          Section 856(d) of the Internal Revenue Code of 1986; and

     - any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved.

These taxes would reduce the net proceeds available for payment with respect to the related offered certificates.

BOOK-ENTRY REGISTRATION MAY LIMIT YOUR ABILITY TO EXERCISE YOUR RIGHTS, PROVIDE ONLY LIMITED INFORMATION, AND AFFECT PAYMENT AND TRANSFERABILITY OF YOUR OFFERED CERTIFICATES

     Your offered certificates may be issued in book-entry form through the facilities of the Depository Trust Company. As a result--

     - you will be able to exercise your rights as a certificateholder only indirectly through the Depository Trust Company and its participating organizations;

     - you may have only limited access to information regarding your offered certificates;

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     -    you may suffer delays in the receipt of payments on your offered certificates; and

     - your ability to pledge or otherwise take action with respect to your offered certificates may be limited due to the lack of a physical certificate evidencing your ownership of those certificates.

     See "Description of the Certificates--Book-Entry Registration."

POTENTIAL CONFLICTS OF INTEREST CAN AFFECT A PERSON'S PERFORMANCE

     The master servicer or special servicer for one of our trusts, or any of their respective affiliates, may purchase certificates evidencing interests in that trust.

     In addition, the master servicer or special servicer for one of our trusts, or any of their respective affiliates, may have interests in, or other financial relationships with, borrowers under the related mortgage loans. These relationships may create conflicts of interest.

     In servicing the mortgage loans in any of our trusts, the related master servicer and special servicer will each be required to observe the terms of the governing document(s) for the related series of offered certificates and, in particular, to act in accordance with the servicing standard described in the related prospectus supplement. You should consider, however, that either of these parties, if it or an affiliate owns certificates, or has financial interests in or other financial dealings with any of the related borrowers, may have interests when dealing with the mortgage loans underlying your offered certificates that are in conflict with your interests. For example, if the related special servicer owns any certificates, it could seek to mitigate the potential loss on its certificates from a troubled mortgage loan by delaying enforcement in the hope of realizing greater proceeds in the future. However, this action by a special servicer could result a lower recovery to the related trust than would have been the case if the special servicer had not delayed in taking enforcement action.

     Furthermore, the master servicer or special servicer for any of our trusts may service existing and new loans for third parties, including portfolios of loans similar to the mortgage loans included in that trust. The properties securing these other loans may be in the same markets as and compete with the properties securing mortgage loans in our trust. Accordingly, that master servicer or special servicer may be acting on behalf of parties with conflicting interests.

PROPERTY MANAGERS AND BORROWERS MAY EACH EXPERIENCE CONFLICTS OF INTEREST IN MANAGING MULTIPLE PROPERTIES.

     In the case of many of the mortgage loans underlying the offered certificates, the related property managers and borrowers may experience conflicts of interest in the management and/or ownership of the related real properties because:

     - the real properties may be managed by property managers that are affiliated with the related borrowers;

     - the property managers also may manage additional properties, including properties that may compete with those real properties; or

affiliates of the property managers and/or the borrowers, or the property managers and/or the borrowers themselves, also may own other properties, including properties that may compete with those real properties.

                    CAPITALIZED TERMS USED IN THIS PROSPECTUS

     From time to time we use capitalized terms in this prospectus. Each of those capitalized terms will have the meaning assigned to it in the "Glossary" attached to this prospectus.

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

     Credit Suisse First Boston Mortgage Securities Corp., the depositor, is a wholly-owned subsidiary of Credit Suisse Management LLC, which is a wholly-owned subsidiary of Credit Suisse (USA), Inc., which in turn is a wholly-owned subsidiary of Credit Suisse Holdings (USA), Inc., the ultimate parent. The depositor was incorporated in the State of Delaware on December 31, 1985. The depositor will create the trust fund and transfer the underlying mortgage loans to it. The principal executive offices of the depositor are located at Eleven Madison Avenue, New York, New York, 10010. Its telephone number is
(212) 325-2000.

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     The depositor's primary business is the securitization of commercial and residential mortgage loans. The depositor, with its commercial and residential mortgage lending affiliates, has been involved in the securitization of commercial and residential mortgage loans since 1987. As of October 2007, the total amount of commercial and residential mortgage securitization transactions involving the depositor since 2004 was approximately $170.8 billion. The depositor does not deal in any other business other than the securitization of mortgage loans. The depositor does not have, nor is it expected in the future to have, any significant assets.

     The depositor will have minimal ongoing duties with respect to the offered certificates and the underlying mortgage loans. The depositor's duties pursuant to the related pooling and servicing agreement include, without limitation, the duty to appoint a successor trustee in the event of the resignation or removal of the trustee, to remove the trustee if requested by at least a majority of certificateholders, to provide information in its possession to the trustee to the extent necessary to perform REMIC tax administration, to indemnify the trustee, any similar party and trust fund for any liability, assessment or costs arising from its bad faith, negligence or malfeasance in providing such information, to indemnify the trustee or any similar party against certain securities laws liabilities, and to sign any reports required under the Securities Exchange Act of 1934, as amended, including the required certification under the Sarbanes-Oxley Act of 2002, required to be filed by the trust fund. The depositor is required under the underwriting agreement relating to the series of offered certificates to indemnify the underwriters for certain securities law liabilities.

     Neither we nor any of our affiliates will guarantee any of the mortgage assets included in one of our trusts. Furthermore, unless we indicate otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure any of those mortgage assets.

                                   THE SPONSOR

     Column Financial, Inc., a Delaware corporation, and an affiliate of the depositor, will act as a sponsor with respect to the trust fund. Column Financial, Inc. is a wholly-owned subsidiary of DLJ Mortgage Capital, Inc., which in turn is a wholly-owned subsidiary of Credit Suisse (USA), Inc. The principal offices of Column Financial, Inc. are located at Eleven Madison Avenue, New York, New York 10010, telephone number (212) 325-2000.

     Column's primary business is the underwriting, origination, acquisition and sale of mortgage loans secured by commercial or multifamily properties. Column sells the majority of the loans it originates through CMBS securitizations. Column, with its commercial mortgage lending affiliates, has been involved in the securitization of commercial mortgage loans since 1993. As of October, 2007, the total amount of commercial mortgage loans originated by Column since the inception of its commercial mortgage securitization program in 1993 was approximately $131.5 billion, which was originated for the purpose of securitizing such commercial mortgage loans in a securitization in which an affiliate of Column was the depositor. In its fiscal year ended 2006, Column originated $27.2 billion commercial mortgage loans, of which an amount in excess of $17 billion have been included in securitizations in which an affiliate of Column was the depositor.

     The commercial mortgage loans originated by Column include both fixed rate loans and floating rate loans and both conduit loans and large loans. Column primarily originates commercial, multifamily and residential mortgage loans.

     As a sponsor, Column originates mortgage loans and either by itself or together with other sponsors or loan sellers, initiates the securitization of such mortgage loans by transferring such mortgage loans to the depositor or another entity that acts in a similar capacity as the depositor, which mortgage loans will ultimately be transferred to the issuing trust fund for the related securitization. In coordination with Credit Suisse Securities (USA) LLC and other underwriters, Column works with rating agencies, loan sellers and servicers in structuring the securitization transaction. Column acts as sponsor, originator or mortgage loan seller in transactions in which it is sole sponsor and mortgage loan seller.

     Neither Column nor any of its affiliates acts as servicer of the commercial mortgage loans in its securitizations. Instead, Column and/or the related depositor contracts with other entities to service the loans on its behalf.

     In the related prospectus supplement, we will identify any additional sponsors for each series of offered certificates.

                                 USE OF PROCEEDS

     The net proceeds to be received from the sale of the offered certificates of any series will be applied by us to the purchase of assets for the related trust or will be used by us to cover expenses related to that purchase and the issuance of those certificates. You may review a breakdown of the estimated expenses of issuing and distributing the certificates in Part II, Item 14 of the registration statement of which this prospectus forms a part. See "Available Information; Incorporation by

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Reference" for information concerning obtaining a copy of the registration statement. Also see "Underwriting" in the related prospectus supplement for information concerning the proceeds to us from the sale of the particular offered certificates. We expect to sell the offered certificates from time to time, but the timing and amount of offerings of those certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.

     We expect to sell the offered certificates from time to time, but the timing and amount of offerings of those certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.

                          DESCRIPTION OF THE TRUST FUND

GENERAL

     We will be responsible for establishing the trust underlying each series of offered certificates. The certificates of each series will represent interests in the assets of the related trust fund, and the certificates of each series will be backed by the assets of the related trust fund. The trust fund for each series will be held by the related trustee for the benefit of the related certificateholders. Each trust fund will generally be a common law trust formed under the laws of the state specified in the related prospectus supplement pursuant to a pooling and servicing agreement generally between the depositor, the trustee of the trust fund and the related master servicer and special servicer.

DESCRIPTION OF THE TRUST ASSETS

     The assets of each trust fund will primarily consist of various types of multifamily and/or commercial mortgage loans.

     Mortgaged real property that is security for an underlying mortgage loan included in the trust fund may also secure another mortgage loan that is either PARI PASSU with or subordinate to the underlying mortgage loan included in the trust fund. Such other PARI PASSU or subordinate mortgage loan may back another series of certificates. If so, we will provide information regarding the additional securities that is material to an understanding of their effect on the subject offered certificates, including:

     - the relative priority of the additional securities to the subject offered certificates and rights to the common mortgaged real property and their cash flows;

     - allocation of cash flow from the common mortgaged real property and any expenses or losses among the various series or classes; and

     - any cross-default and cross-collateralization provisions in the additional securities.

In addition to the asset classes described above in this "Description of the Trust Assets" section, we may include other asset classes in a trust. We will describe the specific characteristics of the mortgage assets underlying a series of offered certificates in the related prospectus supplement.

ORIGINATOR[S]

     We do not originate mortgage loans. Accordingly, we must acquire each of the mortgage loans to be included in one of our trusts from the originator or a subsequent assignee. In some cases, that originator or subsequent assignee will be one of our affiliates.

     We will identify in the related prospectus supplement any originator or group of affiliated originators (other than a sponsor or affiliate of a sponsor) that will be or is expected to be an originator of mortgage loans representing more than 10% of the related mortgage asset pool, by balance.

MORTGAGE LOANS

     GENERAL. Each mortgage loan underlying the offered certificates will constitute the obligation of one or more persons to repay a debt. That obligation will be evidenced by a promissory note or bond. In addition, that obligation will be

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secured by a mortgage, deed of trust or other security instrument that creates a first or junior lien on, or security interest in, an interest in one or more of the following types of real property--

     -    rental or cooperatively-owned buildings with multiple dwelling units;

     - retail properties related to the sale of consumer goods and other products to the general public, such as shopping centers, malls, factory outlet centers, automotive sales centers, department stores and other retail stores, grocery stores, specialty shops, convenience stores and gas stations;

     - retail properties related to providing entertainment, recreational and personal services to the general public, such as movie theaters, fitness centers, bowling alleys, salons, dry cleaners and automotive service centers;

     -    office properties;

     - hospitality properties, such as hotels, motels and other lodging facilities;

     -    casino properties;

     - health care-related properties, such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and, in some cases, assisted living centers and senior housing;

     -    industrial properties;

     - warehouse facilities, mini-warehouse facilities and self-storage facilities;

     - restaurants, taverns and other establishments involved in the food and beverage industry;

     - manufactured housing communities, mobile home parks and recreational vehicle parks;

     - recreational and resort properties, such as recreational vehicle parks, golf courses, marinas, ski resorts and amusement parks;

     -    arenas and stadiums;

     -    churches and other religious facilities;

     -    parking lots and garages;

     -    mixed use properties;

     -    other income-producing properties; and

     -    unimproved land.

     The real property interests that may be encumbered in order to secure a mortgage loan underlying your offered certificates, include--

     - a fee interest or estate, which consists of ownership of the property for an indefinite period;

     - an estate for years, which consists of ownership of the property for a specified period of years;

     - a leasehold interest or estate, which consists of a right to occupy and use the property for a specified period of years, subject to the terms and conditions of a lease;

     -    shares in a cooperative corporation which owns the property; or

     -    any other real estate interest under applicable local law.

Any of these real property interests may be subject to deed restrictions, easements, rights of way and other matters of public record with respect to the related property. In addition, the use of, and improvements that may be constructed on, any particular real property will, in most cases, be subject to zoning laws and other legal restrictions.

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     Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by liens on real properties located in the United States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

     If we so indicate in the related prospectus supplement, one or more of the mortgage loans underlying a series of offered certificates may be secured by a junior lien on the related real property. However, the loan or loans secured by the more senior liens on that property may not be included in the related trust. The primary risk to the holder of a mortgage loan secured by a junior lien on a real property is the possibility that the foreclosure proceeds remaining after payment of the loans secured by more senior liens on that property will be insufficient to pay the junior loan in full. In a foreclosure proceeding, the sale proceeds are applied--

     - first, to the payment of court costs and fees in connection with the foreclosure;

     -    second, to the payment of real estate taxes; and

     - third, to the payment of any and all principal, interest, prepayment or acceleration penalties, and other amounts owing to the holder of the senior loans.

The claims of the holders of the senior loans must be satisfied in full before the holder of the junior loan receives any payments with respect to the junior loan. If a lender forecloses on a junior loan, it does so subject to any related senior loans.

     If we so indicate in the related prospectus supplement, the mortgage loans underlying a series of offered certificates may be delinquent as of the date the certificates are initially issued. In those cases, we will describe in the related prospectus supplement--

     -    the period of the delinquency;

     -    any forbearance arrangement then in effect;

     -    the condition of the related real property; and

     - the ability of the related real property to generate income to service the mortgage debt.

We will not, however, transfer any mortgage loan to a trust if we know that the mortgage loan is, at the time of transfer, more than 90 days delinquent with respect to any scheduled payment of principal or interest or in foreclosure.

     VARIOUS TYPES OF MULTIFAMILY AND COMMERCIAL PROPERTIES MAY SECURE MORTGAGE LOANS UNDERLYING A SERIES OF OFFERED CERTIFICATES. The mortgage loans underlying a series of offered certificates may be secured by numerous types of multifamily and commercial properties. As we discuss below under "--Mortgage Loans--Default and Loss Considerations with Respect to Commercial and Multifamily Mortgage Loans," the adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income. Set forth below is a discussion of some of the various factors that may affect the value and operations of the indicated types of multifamily and commercial properties.

     MULTIFAMILY RENTAL PROPERTIES. Factors affecting the value and operation of a multifamily rental property include--

     - the physical attributes of the property, such as its age, appearance, amenities and construction quality;

     -    the types of services offered at the property;

     -    the location of the property;

     - the characteristics of the surrounding neighborhood, which may change over time;

     - the rents charged for dwelling units at the property relative to the rents charged for comparable units at competing properties;

     - the ability of management to provide adequate maintenance and insurance;

     -    the property's reputation;

     - the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

     - the existence or construction of competing or alternative residential properties, including other apartment buildings and complexes, manufactured housing communities, mobile home parks and single-family housing;

     -    the ability of management to respond to competition;

     - the tenant mix and whether the property is primarily occupied by workers from a particular company or type of business, personnel from a local military base or students;

     - adverse local, regional or national economic conditions, which may limit the amount that may be charged for rents and may result in a reduction in timely rent payments or a reduction in occupancy levels;

     - state and local regulations, which may affect the property owner's ability to increase rent to the market rent for an equivalent apartment;

     - the extent to which the property is subject to land use restrictive covenants or contractual covenants that require that units be rented to low income tenants;

     - the extent to which the cost of operating the property, including the cost of utilities and the cost of required capital expenditures, may increase; and

     - the extent to which increases in operating costs may be passed through to tenants.

     Because units in a multifamily rental property are leased to individuals, usually for no more than a year, the property is likely to respond relatively quickly to a downturn in the local economy or to the closing of a major employer in the area.

     Some states regulate the relationship of an owner and its tenants at a multifamily rental property. Among other things, these states may--

     -    require written leases;

     -    require good cause for eviction;

     -    require disclosure of fees;

     -    prohibit unreasonable rules;

     -    prohibit retaliatory evictions;

     -    prohibit restrictions on a resident's choice of unit vendors;

     -    limit the bases on which a landlord may increase rent; or

     - prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

     Apartment building owners have been the subject of suits under state Unfair and Deceptive Practices Acts and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.

     Some counties and municipalities also impose rent control regulations on apartment buildings. These regulations may limit rent increases to--

     -    fixed percentages;

     -    percentages of increases in the consumer price index;

     -    increases set or approved by a governmental agency; or

     -    increases determined through mediation or binding arbitration.

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     In many cases, the rent control laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a landlord's ability to raise rents at a multifamily rental property may impair the landlord's ability to repay a mortgage loan secured by the property or to meet operating costs.

     Some multifamily rental properties are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies. These covenants generally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the area or region. These covenants may limit the potential rental rates that may be charged at a multifamily rental property, the potential tenant base for the property or both. An owner may subject a multifamily rental property to these covenants in exchange for tax credits or rent subsidies. When the credits or subsidies cease, net operating income will decline.

     Some mortgage loans underlying the offered certificates will be secured by--

     - the related borrower's interest in multiple units in a residential condominium project; and

     -    the related voting rights in the owners' association for the project.

Due to the nature of condominiums, a default on any of those mortgage loans will not allow the related special servicer the same flexibility in realizing on the real property collateral as is generally available with respect to multifamily rental properties that are not condominiums. The rights of other unit owners, the governing documents of the owners' association and the state and local laws applicable to condominiums must be considered and respected. Consequently, servicing and realizing upon the collateral for those mortgage loans could subject the related trust to greater delay, expense and risk than a loan secured by a multifamily rental property that is not a condominium.

     COOPERATIVELY-OWNED APARTMENT BUILDINGS. Some multifamily properties are owned or leased by cooperative corporations. In general, each shareholder in the corporation is entitled to occupy a particular apartment unit under a long-term proprietary lease or occupancy agreement.

     A tenant/shareholder of a cooperative corporation must make a monthly maintenance payment to the corporation. The monthly maintenance payment represents a tenant/shareholder's pro rata share of the corporation's--

     -    mortgage loan payments;

     -    real property taxes;

     -    maintenance expenses; and

     -    other capital and ordinary expenses of the property.

These monthly maintenance payments are in addition to any payments of principal and interest the tenant/shareholder must make on any loans of the tenant/shareholder secured by its shares in the corporation.

     A cooperative corporation is directly responsible for building maintenance and payment of real estate taxes and hazard and liability insurance premiums. A cooperative corporation's ability to meet debt service obligations on a mortgage loan secured by, and to pay all other operating expenses of, the cooperatively owned property depends primarily upon the receipt of--

     -    maintenance payments from the tenant/shareholders; and

     - any rental income from units or commercial space that the cooperative corporation might control.

     A cooperative corporation may have to impose special assessments on the tenant/shareholders in order to pay unanticipated expenditures. Accordingly, a cooperative corporation is highly dependent on the financial well being of its tenant/shareholders. A cooperative corporation's ability to pay the amount of any balloon payment due at the maturity of a mortgage loan secured by the cooperatively owned property depends primarily on its ability to refinance the property.

     In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation. Shares are allocated to each apartment unit by the owner or sponsor. The current tenants have a specified period to subscribe at prices discounted from the prices to be offered to the public after that period. As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation. In general the sponsor controls the corporation's board of directors and management for a limited period of time. If the

                                       38
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sponsor holds the shares allocated to a large number of apartment units, the lender on a mortgage loan secured by a cooperatively owned property may be adversely affected by a decline in the creditworthiness of the sponsor.

     Many cooperative conversion plans are non-eviction plans. Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in its apartment unit as a subtenant from the owner of the shares allocated to that unit. Any applicable rent control or rent stabilization laws would continue to be applicable to the subtenancy. In addition, the subtenant may be entitled to renew its lease for an indefinite number of years with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws. The owner/shareholder is responsible for the maintenance payments to the cooperative corporation without regard to whether it receives rent from the subtenant or whether the rent payments are lower than maintenance payments on the unit. Newly-formed cooperative corporations typically have the greatest concentration of non-tenant/shareholders.

     RETAIL PROPERTIES. The term "retail property" encompasses a broad range of properties at which businesses sell consumer goods and other products and provide various entertainment, recreational or personal services to the general public. Some examples of retail properties include--

     -    shopping centers;

     -    factory outlet centers;

     -    malls;

     -    automotive sales and service centers;

     -    consumer oriented businesses;

     -    department stores;

     -    grocery stores;

     -    convenience stores;

     -    specialty shops;

     -    gas stations;

     -    movie theaters;

     -    fitness centers;

     -    bowling alleys;

     -    salons; and

     -    dry cleaners.

     Unless owner occupied, retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Therefore, it is important for the owner of a retail property to attract and keep tenants, particularly significant tenants, that are able to meet their lease obligations. In order to attract tenants, the owner of a retail property may be required--

     -    to lower rents;

     -    to grant a potential tenant a free rent or reduced rent period;

     -    to improve the condition of the property generally; or

     - to make at its own expense, or grant a rent abatement to cover, tenant improvements for a potential tenant.

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     A prospective tenant will also be interested in the number and type of customers that it will be able to attract at a particular retail property. The ability of a tenant at a particular retail property to attract customers will be affected by a number of factors related to the property and the surrounding area, including--

     -    competition from other retail properties;

     - perceptions regarding the safety, convenience and attractiveness of the property;

     -    perceptions regarding the safety of the surrounding area;

     -    demographics of the surrounding area;

     - the strength and stability of the local, regional and national economies;

     -    traffic patterns and access to major thoroughfares;

     -    the visibility of the property;

     -    availability of parking;

     - the particular mixture of the goods and services offered at the property;

     -    customer tastes, preferences and spending patterns; and

     -    the drawing power of other tenants.

     The success of a retail property is often dependent on the success of its tenants' businesses. A significant component of the total rent paid by tenants of retail properties is often tied to a percentage of gross sales or revenues. Declines in sales or revenues of the tenants will likely cause a corresponding decline in percentage rents and/or impair the tenants' ability to pay their rent or other occupancy costs. A default by a tenant under its lease could result in delays and costs in enforcing the landlord's rights. Retail properties would be directly and adversely affected by a decline in the local economy and reduced consumer spending.

     Repayment of a mortgage loan secured by a retail property will be affected by the expiration of space leases at the property and the ability of the borrower to renew or relet the space on comparable terms. Even if vacant space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, may be substantial and could reduce cash flow from a retail property.

     The presence or absence of an anchor tenant in a multi-tenanted retail property can be important. Anchor tenants play a key role in generating customer traffic and making the center desirable for other tenants. An anchor tenant is, in general, a retail tenant whose space is substantially larger in size than that of other tenants at the same retail property and whose operation is vital in attracting customers to the property. At some retail properties, the anchor tenant owns the space it occupies. In those cases where the property owner does not control the space occupied by the anchor tenant, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as granting concessions to retain an anchor tenant or removing an ineffective anchor tenant. In some cases, an anchor tenant may cease to operate at the property, thereby leaving its space unoccupied even though it continues to own or pay rent on the vacant space. If an anchor tenant ceases operations at a retail property, other tenants at the property may be entitled to terminate their leases prior to the scheduled termination date or to pay rent at a reduced rate for the remaining term of the lease.

     Various factors will adversely affect the economic performance of an anchored retail property, including--

     -    an anchor tenant's failure to renew its lease;

     -    termination of an anchor tenant's lease;

     - the bankruptcy or economic decline of an anchor tenant or a self-owned anchor;

     - the cessation of the business of a self-owned anchor or of an anchor tenant, notwithstanding its continued ownership of the previously occupied space or its continued payment of rent, as the case may be; or

     -    a loss of an anchor tenant's ability to attract shoppers.

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     Retail properties may also face competition from sources outside a given real estate market or with lower operating costs. For example, all of the following compete with more traditional department stores and specialty shops for consumer dollars--

     -    factory outlet centers;

     -    discount shopping centers and clubs;

     -    catalogue retailers;

     -    television shopping networks and programs;

     -    internet websites; and

     -    telemarketing.

     Similarly, home movie rentals and pay-per-view movies provide alternate sources of entertainment to movie theaters. Continued growth of these alternative retail outlets and entertainment sources, which are often characterized by lower operating costs, could adversely affect the rents collectible at retail properties.

     Gas stations, automotive sales and service centers and dry cleaners also pose unique environmental risks because of the nature of their businesses and the types of products used or sold in those businesses.

     OFFICE PROPERTIES. Factors affecting the value and operation of an office property include--

     - the number and quality of the tenants, particularly significant tenants, at the property;

     - the physical attributes of the building in relation to competing buildings;

     - the location of the property with respect to the central business district or population centers;

     - demographic trends within the metropolitan area to move away from or towards the central business district;

     - social trends combined with space management trends, which may change towards options such as telecommuting or hoteling to satisfy space needs;

     - tax incentives offered to businesses or property owners by cities or suburbs adjacent to or near where the building is located;

     - local competitive conditions, such as the supply of office space or the existence or construction of new competitive office buildings;

     -    the quality and philosophy of building management;

     -    access to mass transportation; and

     -    changes in zoning laws.

     Office properties may be adversely affected by an economic decline in the business operated by their tenants. The risk associated with that economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

     Office properties are also subject to competition with other office properties in the same market. Competitive factors affecting an office property include--

     -    rental rates;

     - the building's age, condition and design, including floor sizes and layout;

     -    access to public transportation and availability of parking; and

     - amenities offered to its tenants, including sophisticated building systems, such as fiber optic cables, satellite communications or other basic building technological features.

     The cost of refitting office space for a new tenant is often higher than for other property types.

     The success of an office property also depends on the local economy. Factors influencing a company's decision to locate in a given area include--

     -    the cost and quality of labor;

     -    tax incentives; and

     -    quality of life matters, such as schools and cultural amenities.

     The strength and stability of the local or regional economy will affect an office property's ability to attract stable tenants on a consistent basis. A central business district may have a substantially different economy from that of a suburb.

     HOSPITALITY PROPERTIES. Hospitality properties may involve different types of hotels and motels, including--

     -    full service hotels;

     -    resort hotels with many amenities;

     -    limited service hotels;

     - hotels and motels associated with national or regional franchise chains;

     - hotels that are not affiliated with any franchise chain but may have their own brand identity; and

     -    other lodging facilities.

     Factors affecting the economic performance of a hospitality property include--

     - the location of the property and its proximity to major population centers or attractions;

     -    the seasonal nature of business at the property;

     -    the level of room rates relative to those charged by competitors;

     -    quality and perception of the franchise affiliation;

     - economic conditions, either local, regional or national, which may limit the amount that can be charged for a room and may result in a reduction in occupancy levels;

     -    the existence or construction of competing hospitality properties;

     -    nature and quality of the services and facilities;

     -    financial strength and capabilities of the owner and operator;

     - the need for continuing expenditures for modernizing, refurbishing and maintaining existing facilities;

     - increases in operating costs, which may not be offset by increased room rates;

     - the property's dependence on business and commercial travelers and tourism; and

     - changes in travel patterns caused by changes in access, energy prices, labor strikes, relocation of highways, the reconstruction of additional highways or other factors.

     Because limited service hotels and motels are relatively quick and inexpensive to construct and may quickly reflect a positive value, an over-building of these hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates. Further, because rooms at hospitality properties are generally rented for short periods of time, hospitality properties tend to be more sensitive to adverse economic conditions and competition than many other types of commercial properties. Additionally, the revenues of some hospitality properties, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature.

     Hospitality properties may be operated under franchise agreements. The continuation of a franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hospitality property to maintain those standards or adhere to those other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of capital expenditures that the owner of the hospitality property determines are too expensive or are otherwise unwarranted in light of the operating results or prospects of the property. In that event, the owner of the hospitality property may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the owner of the hospitality property may seek to obtain a suitable replacement franchise or to operate property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or value of the hospitality property because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

     The viability of any hospitality property that is a franchise of a national or a regional hotel or motel chain is dependent upon--

     -    the continued existence and financial strength of the franchisor;

     -    the public perception of the franchise service mark; and

     -    the duration of the franchise licensing agreement.

     The transferability of franchise license agreements may be restricted. The consent of the franchisor would be required for the continued use of the franchise license by the hospitality property following a foreclosure. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hospitality property, the lender or other purchaser of the hospitality property may not be entitled to the rights under any associated liquor license. That party would be required to apply in its own right for a new liquor license. There can be no assurance that a new license could be obtained or that it could be obtained promptly.

     CASINO PROPERTIES. Factors affecting the economic performance of a casino property include--

     - location, including proximity to or easy access from major population centers;

     -    appearance;

     - economic conditions, either local, regional or national, which may limit the amount of disposable income that potential patrons may have for gambling;

     -    the existence or construction of competing casinos;

     -    dependence on tourism; and

     -    local or state governmental regulation.

     Competition among major casinos may involve attracting patrons by--

     - providing alternate forms of entertainment, such as performers and sporting events; and

     -    offering low-priced or free food and lodging.

     Casino owners may expend substantial sums to modernize, refurbish and maintain existing facilities.

     The ownership and operation of casino properties is often subject to local or state governmental regulation. A government agency or authority may have jurisdiction over or influence with respect to the foreclosure of a casino property or the bankruptcy of its owner or operator. In some jurisdictions, it may be necessary to receive governmental approval before foreclosing, thereby resulting in substantial delays to a lender. Gaming licenses are not transferable, including in connection with a foreclosure. There can be no assurance that a lender or another purchaser in foreclosure or otherwise will be able to obtain the requisite approvals to continue operating the foreclosed property as a casino.

     Any given state or municipality that currently allows legalized gambling could pass legislation banning it.

     The loss of a gaming license for any reason would have a material adverse effect on the value of a casino property.

     HEALTH CARE-RELATED PROPERTIES. Health-care related properties include--

     -    hospitals;

     -    skilled nursing facilities;

     -    nursing homes;

     -    congregate care facilities; and

     -    in some cases, assisted living centers and housing for seniors.

     Health care-related facilities, particularly nursing homes, may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to--

     -    statutory and regulatory changes;

     -    retroactive rate adjustments;

     -    administrative rulings;

     -    policy interpretations;

     -    delays by fiscal intermediaries; and

     -    government funding restrictions.

All of the foregoing can adversely affect revenues from the operation a health care-related facility. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers. In addition, there are currently under consideration various proposals for national health care relief that could further limit these payments.

     Providers of long-term nursing care and other medical services are highly regulated by federal, state and local law. They are subject to numerous factors which can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations, including--

     -    federal and state licensing requirements;

     -    facility inspections;

     -    rate setting;

     -    reimbursement policies; and

     - laws relating to the adequacy of medical care, distribution of pharmaceuticals, use of equipment, personnel operating policies and maintenance of and additions to facilities and services.

     Under applicable federal and state laws and regulations, Medicare and Medicaid reimbursements generally may not be made to any person other than the provider who actually furnished the related material goods and services. Accordingly, in the event of foreclosure on a health care-related facility, neither a lender nor other subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the property prior to foreclosure. Furthermore, in the event of foreclosure, there can be no assurance that a lender or other purchaser in a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals. The lender or other purchaser may have to apply in its own right for those licenses and approvals. There can be no assurance that a new license could be obtained or that a new approval would be granted.

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

     Health care-related facilities are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. Furthermore, transfers of health care-related facilities are subject to regulatory approvals under state, and in some cases federal, law not required for transfers of most other types of commercial properties.

     INDUSTRIAL PROPERTIES. Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slowdown in the economy. In addition, an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.

     The value and operation of an industrial property depends on--

     - location of the property, the desirability of which in a particular instance may depend on--

          1.   availability of labor services,

          2.   proximity to supply sources and customers, and

          3. accessibility to various modes of transportation and shipping, including railways, roadways, airline terminals and ports;

     - building design of the property, the desirability of which in a particular instance may depend on--

          1.   ceiling heights,

          2.   column spacing,

          3.   number and depth of loading bays,

          4.   divisibility,

          5.   floor loading capacities,

          6.   truck turning radius,

          7.   overall functionality, and

          8. adaptability of the property, because industrial tenants often need space that is acceptable for highly specialized activities; and

     - the quality and creditworthiness of individual tenants, because industrial properties frequently have higher tenant concentrations.

     Industrial properties are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value.

     WAREHOUSE, MINI-WAREHOUSE AND SELF-STORAGE FACILITIES. Warehouse, mini-warehouse and self-storage properties are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. In addition, it would require substantial capital expenditures to convert a warehouse, mini-warehouse or self-storage property to an alternative use. This will materially impair the liquidation value of the property if its operation for storage purposes becomes unprofitable due to decreased demand, competition, age of improvements or other factors.

     Successful operation of a warehouse, mini-warehouse or self-store property depends on--

     -    building design;

     -    location and visibility;

     -    tenant privacy;

     -    efficient access to the property;

     - proximity to potential users, including apartment complexes or commercial users;

     -    services provided at the property, such as security;

     -    age and appearance of the improvements; and

     -    quality of management.

     RESTAURANTS AND TAVERNS. Factors affecting the economic viability of individual restaurants, taverns and other establishments that are part of the food and beverage service industry include--

     - competition from facilities having businesses similar to a particular restaurant or tavern;

     - perceptions by prospective customers of safety, convenience, services and attractiveness;

     -    the cost, quality and availability of food and beverage products;

     - negative publicity, resulting from instances of food contamination, food-borne illness and similar events;

     -    changes in demographics, consumer habits and traffic patterns;

     -    the ability to provide or contract for capable management; and

     - retroactive changes to building codes, similar ordinances and other legal requirements.

     Adverse economic conditions, whether local, regional or national, may limit the amount that may be charged for food and beverages and the extent to which potential customers dine out. Because of the nature of the business, restaurants and taverns tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. Furthermore, the transferability of any operating, liquor and other licenses to an entity acquiring a bar or restaurant, either through purchase or foreclosure, is subject to local law requirements.

     The food and beverage service industry is highly competitive. The principal means of competition are--

     -    segment;

     -    product;

     -    price;

     -    value;

     -    quality;

     -    service;

     -    convenience;

     -    location; and

     -    the nature and condition of the restaurant facility.

     A restaurant or tavern operator competes with the operators of comparable establishments in the area in which its restaurant or tavern is located. Other restaurants could have--

     -    lower operating costs;

     -    more favorable locations;

     -    more effective marketing;

     -    more efficient operations; or

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

     -    better facilities.

     The location and condition of a particular restaurant or tavern will affect the number of customers and, to an extent, the prices that may be charged. The characteristics of an area or neighborhood in which a restaurant or tavern is located may change over time or in relation to competing facilities. Also, the cleanliness and maintenance at a restaurant or tavern will affect its appeal to customers. In the case of a regionally- or nationally-known chain restaurant, there may be costly expenditures for renovation, refurbishment or expansion, regardless of its condition.

     Factors affecting the success of a regionally- or nationally-known chain restaurant include--

     - actions and omissions of any franchisor, including management practices that--

          1.   adversely affect the nature of the business, or

          2. require renovation, refurbishment, expansion or other expenditures;

     - the degree of support provided or arranged by the franchisor, including its franchisee organizations and third-party providers of products or services; and

     - the bankruptcy or business discontinuation of the franchisor or any of its franchisee organizations or third-party providers.

     Chain restaurants may be operated under franchise agreements. Those agreements typically do not contain provisions protective of lenders. A borrower's rights as franchisee typically may be terminated without informing the lender, and the borrower may be precluded from competing with the franchisor upon termination. In addition, a lender that acquires title to a restaurant site through foreclosure or similar proceedings may be restricted in the use of the site or may be unable to succeed to the rights of the franchisee under the related franchise agreement. The transferability of a franchise may be subject to other restrictions. Also, federal and state franchise regulations may impose additional risk, including the risk that the transfer of a franchise acquired through foreclosure or similar proceedings may require registration with governmental authorities or disclosure to prospective transferees.

     MANUFACTURED HOUSING COMMUNITIES, MOBILE HOME PARKS AND RECREATIONAL VEHICLE PARKS. Manufactured housing communities and mobile home parks consist of land that is divided into "spaces" or "home sites" that are primarily leased to owners of the individual mobile homes or other housing units. The home owner often invests in site-specific improvements such as carports, steps, fencing, skirts around the base of the home, and landscaping. The land owner typically provides private roads within the park, common facilities and, in many cases, utilities.

     Due to relocation costs and, in some cases, demand for homesites, the value of a mobile home or other housing unit in place in a manufactured housing community or mobile home park is generally higher, and can be significantly higher, than the value of the same unit not placed in a manufactured housing community or mobile home park. As a result, a well-operated manufactured housing community or mobile home park that has achieved stabilized occupancy is typically able to maintain occupancy at or near that level. For the same reason, a lender that provided financing for the home of a tenant who defaulted in his or her space rent generally has an incentive to keep rental payments current until the home can be resold in place, rather than to allow the unit to be removed from the park. In general, the individual mobile homes and other housing units will not constitute collateral for a mortgage loan underlying a series of offered certificates.

     Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers, primarily designed for recreational, camping or travel use. In general, parks that lease recreational vehicle spaces can be viewed as having a less stable tenant population than parks occupied predominantly by mobile homes. However, it is not unusual for the owner of a recreational vehicle to leave the vehicle at the park on a year-round basis or to use the vehicle as low cost housing and reside in the park indefinitely.

     Factors affecting the successful operation of a manufactured housing community, mobile home park or recreational vehicle park include--

     -    the number of comparable competing properties in the local market;

     -    the age, appearance and reputation of the property;

     -    the quality of management; and

     -    the types of facilities and services it provides.

     Manufactured housing communities and mobile home parks also compete against alternative forms of residential housing, including--

     -    multifamily rental properties;

     -    cooperatively-owned apartment buildings;

     -    condominium complexes; and

     -    single-family residential developments.

     Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, such as staying at a hotel at the beach.

     Manufactured housing communities, mobile home parks and recreational vehicle parks are special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect the liquidation value of the property if its operation as a manufactured housing community, mobile home park or recreational vehicle park, as the case may be, becomes unprofitable due to competition, age of the improvements or other factors.

     Some states regulate the relationship of an owner of a manufactured housing community or mobile home park and its tenants in a manner similar to the way they regulate the relationship between a landlord and tenant at a multifamily rental property. In addition, some states also regulate changes in the use of a manufactured housing community or mobile home park and require that the owner give written notice to its tenants a substantial period of time prior to the projected change.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on manufactured housing communities and mobile home parks. These ordinances may limit rent increases to--

     -    fixed percentages;

     -    percentages of increases in the consumer price index;

     -    increases set or approved by a governmental agency; or

     -    increases determined through mediation or binding arbitration.

     In many cases, the rent control laws either do not permit vacancy decontrol or permit vacancy decontrol only in the relatively rare event that the mobile home or manufactured housing unit is removed from the homesite. Local authority to impose rent control on manufactured housing communities and mobile home parks is pre-empted by state law in some states and rent control is not imposed at the state level in those states. In some states, however, local rent control ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control with respect to those tenants.

     RECREATIONAL AND RESORT PROPERTIES. Any mortgage loan underlying a series of offered certificates may be secured by a golf course, marina, ski resort, amusement park or other property used for recreational purposes or as a resort. Factors affecting the economic performance of a property of this type include--

     -    the location and appearance of the property;

     -    the appeal of the recreational activities offered;

     - the existence or construction of competing properties, whether or not they offer the same activities;

     - the need to make capital expenditures to maintain, refurbish, improve and/or expand facilities in order to attract potential patrons;

     -    geographic location and dependence on tourism;

     - changes in travel patterns caused by changes in energy prices, strikes, location of highways, construction of additional highways and similar factors;

     - seasonality of the business, which may cause periodic fluctuations in operating revenues and expenses;

     -    sensitivity to weather and climate changes; and

     -    local, regional and national economic conditions.

     A marina or other recreational or resort property located next to water will also be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

     Because of the nature of the business, recreational and resort properties tend to respond to adverse economic conditions more quickly than do many other types of commercial properties.

     Recreational and resort properties are generally special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

     ARENAS AND STADIUMS. The success of an arena or stadium generally depends on its ability to attract patrons to a variety of events, such as sporting events, musical events, theatrical events, animal shows, and circuses. The ability to attract patrons is dependent on, among others, the following factors--

     -    the appeal of the particular event;

     -    the cost of admission;

     - perceptions by prospective patrons of the safety, convenience, services and attractiveness of the arena or stadium;

     - perceptions by prospective patrons of the safety of the surrounding area; and

     - the alternative forms of entertainment available in the particular locale.

     In some cases, an arena's or stadium's success will depend on its ability to attract and keep a sporting team as a tenant. An arena or stadium may become unprofitable, or unacceptable to a tenant of that type, due to decreased attendance, competition and age of improvements. Often, substantial expenditures must be made to modernize, refurbish and/or maintain existing facilities.

     Arenas and stadiums are special purpose properties which cannot be readily convertible to alternative uses. This will adversely affect their liquidation value.

     CHURCHES AND OTHER RELIGIOUS FACILITIES. Churches and other religious facilities generally depend on charitable donations to meet expenses and pay for maintenance and capital expenditures. The extent of those donations is dependent on the attendance at any particular religious facility and the extent to which attendees are prepared to make donations, which is influenced by a variety of social, political and economic factors. Donations may be adversely affected by economic conditions, whether local, regional or national. Religious facilities are special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

     PARKING LOTS AND GARAGES. The primary source of income for parking lots and garages is the rental fees charged for parking spaces. Factors affecting the success of a parking lot or garage include--

     -    the number of rentable parking spaces and rates charged;

     - the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

     -    the amount of alternative parking spaces in the area;

     -    the availability of mass transit; and

     - the perceptions of the safety, convenience and services of the lot or garage.

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     UNIMPROVED LAND. The value of unimproved land is largely a function of its potential use. This may depend on--

     -    its location;

     -    its size;

     -    the surrounding neighborhood; and

     -    local zoning laws.

     DEFAULT AND LOSS CONSIDERATIONS WITH RESPECT TO COMMERCIAL AND MULTIFAMILY MORTGAGE LOANS. Mortgage loans secured by liens on income-producing properties are substantially different from mortgage loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon--

     -    the successful operation of the related real property;

     - the related borrower's ability to refinance the mortgage loan or sell the related real property; and

     - its ability to generate income sufficient to make payments on the loan.

This is particularly true because most or all of the mortgage loans underlying the offered certificates will be nonrecourse loans.

     The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of--

     - the amount of income derived or expected to be derived from the related real property for a twelve-month period that is available to pay debt service; to

     - the annualized scheduled payments of principal and/or interest on the mortgage loan and any other senior loans that are secured by the related real property.

The amount described in the first bullet point of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property. We will provide a more detailed discussion of its calculation in the related prospectus supplement.

     The cash flow generated by a multifamily or commercial property will generally fluctuate over time and may or may not be sufficient to--

     -    make the loan payments on the related mortgage loan;

     -    cover operating expenses; and

     -    fund capital improvements at any given time.

     Operating revenues of a nonowner-occupied, income-producing property may be affected by the condition of the applicable real estate market and/or area economy. Properties leased, occupied or used on a short-term basis, such as--

     -    some health care-related facilities;

     -    hotels and motels;

     -    recreational vehicle parks; and

     - mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as--

     -    warehouses;

     -    retail stores;

     -    office buildings; and

     -    industrial facilities.

     Some commercial properties may be owner-occupied or leased to a small number of tenants. Accordingly, the operating revenues may depend substantially on the financial condition of the borrower or one or a few tenants. Mortgage loans secured by liens on owner-occupied and single tenant properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

     Increases in property operating expenses can increase the likelihood of a borrower default on a multifamily or commercial mortgage loan secured by the property. Increases in property operating expenses may result from--

     -    increases in energy costs and labor costs;

     -    increases in interest rates and real estate tax rates; and

     -    changes in governmental rules, regulations and fiscal policies.

     Some net leases of commercial properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, a net lease will result in stable net operating income to the borrower/landlord only if the lessee is able to pay the increased operating expense while also continuing to make rent payments.

     Lenders also look to the loan-to-value ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of--

     - the then outstanding principal balance of the mortgage loan and any other senior loans that are secured by the related real property; to

     - the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

     A low loan-to-value ratio means the borrower has a large amount of its own equity in the multifamily or commercial property that secures its loan. In these circumstances--

     - the borrower has a greater incentive to perform under the terms of the related mortgage loan in order to protect that equity; and

     - the lender has greater protection against loss on liquidation following a borrower default.

     Loan-to-value ratios are not necessarily an accurate measure of the likelihood of liquidation loss in a pool of multifamily and commercial mortgage loans. For example, the value of a multifamily or commercial property as of the date of initial issuance of a series of offered certificates may be less than the estimated value determined at loan origination. The value of any real property, in particular a multifamily or commercial property, will likely fluctuate from time to time. Moreover, even a current appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on--

     - the market comparison method, which takes into account the recent resale value of comparable properties at the date of the appraisal;

     - the cost replacement method, which takes into account the cost of replacing the property at the date of the appraisal;

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     -    the income capitalization method, which takes into account the property's projected net cash flow; or

     -    a selection from the values derived from the foregoing methods.

     Each of these appraisal methods presents analytical difficulties. For example--

     - it is often difficult to find truly comparable properties that have recently been sold;

     - the replacement cost of a property may have little to do with its current market value; and

     - income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate.

     If more than one appraisal method is used and significantly different results are produced, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

     The value of a multifamily or commercial property will be affected by property performance. As a result, if a multifamily or commercial mortgage loan defaults because the income generated by the related property is insufficient to pay operating costs and expenses as well as debt service, then the value of the property will decline and a liquidation loss may occur.

     We believe that the foregoing considerations are important factors that generally distinguish mortgage loans secured by liens on income-producing real estate from single-family mortgage loans. However, the originators of the mortgage loans underlying your offered certificates may not have considered all of those factors for all or any of those loans.

     PAYMENT PROVISIONS OF THE MORTGAGE LOANS. Each of the mortgage loans included in one of our trusts will have the following features--

     -    an original term to maturity of not more than approximately 40 years;
          and

     - scheduled payments of principal, interest or both, to be made on specified dates, that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval.

     A mortgage loan included in one of our trusts may also include terms that--

     - provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;

     - provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower's election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;

     -    provide for no accrual of interest;

     - provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the coupon rate or to reflect the occurrence of specified events;

     - be fully amortizing or, alternatively, may be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated maturity date;

     -    permit the negative amortization or deferral of accrued interest;

     - permit defeasance and the release of the real property collateral in connection with that defeasance; and/or

     - prohibit some or all voluntary prepayments or require payment of a premium, fee or charge in connection with those prepayments.

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     MORTGAGE LOAN INFORMATION IN PROSPECTUS SUPPLEMENTS. We will describe in the related prospectus supplement the characteristics of the mortgage loans that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage loans in one of our trusts--

     - the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;

     - the type or types of property that provide security for repayment of the mortgage loans;

     - the earliest and latest origination date and maturity date of the mortgage loans;

     - the original and remaining terms to maturity of the mortgage loans, or the range of each of those terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans;

     - loan-to-value ratios of the mortgage loans either at origination or as of a more recent date, or the range of those loan-to-value ratios, and the weighted average of those loan-to-value ratios;

     - the mortgage interest rates of the mortgage loans, or the range of those mortgage interest rates, and the weighted average mortgage interest rate of the mortgage loans;

     - if any mortgage loans have adjustable mortgage interest rates, the index or indices upon which the adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the loan;

     - information on the payment characteristics of the mortgage loans, including applicable prepayment restrictions;

     - debt service coverage ratios of the mortgage loans either at origination or as of a more recent date, or the range of those debt service coverage ratios, and the weighted average of those debt service coverage ratios; and

     - the geographic distribution of the properties securing the mortgage loans on a state-by-state basis.

     If we are unable to provide the specific information described above at the time a series of offered certificates is initially offered, we will provide--

     -    more general information in the related prospectus supplement; and

     - specific information in a report which will be filed with the Commission as part of a Current Report on Form 8-K following the issuance of those certificates.

     If 10% or more of the pool assets are or will be located in any one state or other geographic region, we will describe in the related prospectus supplement any economic or other factors specific to such state or region that may materially impact those pool assets or the cash flows from those pool assets.

     In addition, if any mortgage loan, or group of related mortgage loans, included in our trust relates to a single obligor (or group of affiliated obligors) and represents a material concentration of the asset pool, we will include in the related prospectus supplement financial statements or other financial information on the related real property or properties as required under the Securities Act and the Exchange Act.

SUBSTITUTION, ACQUISITION AND REMOVAL OF MORTGAGE ASSETS

     If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of offered certificates in exchange for--

     - cash that would be applied to pay down the principal balances of the certificates of that series; and/or

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     -    other mortgage loans that--

          1. conform to the description of mortgage assets in this prospectus, and

          2. satisfy the criteria set forth in the related prospectus supplement.

     In addition, if so specified in the related prospectus supplement, the trustee may be authorized or required to apply collections on the related mortgage assets to acquire new mortgage loans that--

     -    conform to the description of mortgage assets in this prospectus; and

     -    satisfy the criteria set forth in the related prospectus supplement.

     No replacement of mortgage assets or acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.

     In addition, if so specified under circumstances described in the related prospectus supplement, any single holder or group of holders of a specified class of certificates or a servicer may have the option to purchase all of the underlying mortgage loans and all other property remaining in the related trust fund on any distribution date on which the total principal balance of the underlying mortgage loans is less than a specified percentage of the initial mortgage pool balance.

     Further, if so specified in the related prospectus supplement, we and/or another seller of mortgage loans may make or assign to the subject trust certain representations and warranties with respect to those mortgage loans and, upon notification or discovery of a breach of any such representation or warranty or a material defect with respect to certain specified related mortgage loan documents, which breach or defect materially and adversely affects the value of any mortgage loan (or such other standard as is described in the related prospectus supplement), then we or such other seller may be required to either cure such breach, repurchase the affected mortgage loan from the related trust or substitute the affected mortgage loan with another mortgage loan.

UNDELIVERED MORTGAGE ASSETS

     In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates. In the event that the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, we may deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall. For 90 days following the date of initial issuance of that series of certificates, we will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.

ACCOUNTS

     The trust assets underlying a series of offered certificates will include one or more accounts established and maintained on behalf of the holders. All payments and collections received or advanced on the mortgage assets and other trust assets will be deposited and held in those accounts. We will identify and describe those accounts, and will further describe the deposits to and withdrawals from those accounts, in the related prospectus supplement.

CREDIT SUPPORT

     The holders of any class of offered certificates may be the beneficiaries of credit support designed to protect them partially or fully against all or particular defaults and losses on the related mortgage assets. The types of credit support that may benefit the holders of a class of offered certificates include--

     - the subordination or one or more other classes of certificates of the same series;

     -    a letter of credit;

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

     -    a surety bond;

     -    an insurance policy;

     -    a guarantee; and/or

     -    a reserve fund.

     The amount and types of any credit support benefiting the holders of a class of offered certificates, the identity of the entity providing it (if applicable) and related information with respect to each type of credit support, if any, will be set forth in the related prospectus supplement for a series of certificates.

ARRANGEMENTS PROVIDING REINVESTMENT, INTEREST RATE AND CURRENCY RELATED
PROTECTION

     The trust assets for a series of offered certificates may include guaranteed investment contracts in accordance with which moneys held in the funds and accounts established for that series will be invested at a specified rate. Those trust assets may also include--

     -    interest rate exchange agreements;

     -    interest rate cap agreements;

     -    interest rate floor agreements;

     -    currency exchange agreements; or

     - other agreements or arrangements designed to reduce the effects of interest rate or currency exchange rate fluctuations with respect to the related mortgage assets and one or more classes of offered certificates.

     In the related prospectus supplement, we will describe any agreements or other arrangements designed to protect the holders of a class of offered certificates against shortfalls resulting from movements or fluctuations in interest rates or currency exchange rates. If applicable, we will also identify any obligor under the agreement or other arrangement.

                        YIELD AND MATURITY CONSIDERATIONS

GENERAL

     The yield on your offered certificates will depend on--

     -    the price you paid for your offered certificates;

     -    the pass-through rate on your offered certificates; and

     -    the amount and timing of payments on your offered certificates.

PASS-THROUGH RATE

     A class of interest-bearing offered certificates may have a fixed, variable or adjustable pass-through rate. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, if the pass-through rate is variable or adjustable, the method of determining the pass-through rate.

PAYMENT DELAYS

     There will be a delay between the date on which payments on the underlying mortgage loans are due and the date on which those payments are passed through to you and other investors. That delay will reduce the yield that would otherwise be produced if those payments were passed through on your offered certificates on the same date that they were due.

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

YIELD AND PREPAYMENT CONSIDERATIONS

     The yield to maturity on your offered certificates will be affected by the rate of principal payments on the underlying mortgage loans and the allocation of those principal payments to reduce the principal balance or notional amount of your offered certificates. The rate of principal payments on those mortgage loans will be affected by the following--

     - the amortization schedules of the mortgage loans, which may change from time to time to reflect, among other things, changes in mortgage interest rates or partial prepayments of principal;

     -    the dates on which any balloon payments are due; and

     - the rate of principal prepayments on the mortgage loans, including voluntary prepayments by borrowers and involuntary prepayments resulting from liquidations, casualties or purchases of mortgage loans.

     Because the rate of principal prepayments on the mortgage loans underlying your offered certificates will depend on future events and a variety of factors, we cannot give you any assurance as to that rate.

     The extent to which the yield to maturity of your offered certificates may vary from your anticipated yield will depend upon--

     - whether you purchased your offered certificates at a discount or premium and, if so, the extent of that discount or premium; and

     - when, and to what degree, payments of principal on the underlying mortgage loans are applied or otherwise result in the reduction of the principal balance or notional amount of your offered certificates.

     If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

     If your offered certificates entitle you to payments of interest, with disproportionate, nominal or no payments of principal, you should consider that your yield will be extremely sensitive to prepayments on the underlying mortgage loans and, under some prepayment scenarios, may be negative.

     If a class of offered certificates accrues interest on a notional amount, that notional amount will, in general, either--

     - be based on the principal balances of some or all of the mortgage assets in the related trust; or

     - equal the total principal balance of one or more of the other classes of certificates of the same series.

Accordingly, the yield on that class of certificates will be inversely related to, as applicable, the rate at which--

     - payments and other collections of principal are received on the mortgage assets referred to in the first bullet point of the prior sentence; or

     - payments are made in reduction of the total principal balance of the class or classes of certificates referred to in the second bullet point of the prior sentence.

     The extent of prepayments of principal of the mortgage loans underlying your offered certificates may be affected by a number of factors, including--

     -    the availability of mortgage credit;

     - the relative economic vitality of the area in which the related real properties are located;

     -    the quality of management of the related real properties;

     -    the servicing of the mortgage loans;

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

     -    possible changes in tax laws; and

     -    other opportunities for investment.

     In general, those factors that increase--

     - the attractiveness of selling or refinancing a commercial or multifamily property; or

     - the likelihood of default under a commercial or multifamily mortgage loan,

would be expected to cause the rate of prepayment to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment to slow.

     The rate of principal payments on the mortgage loans underlying your offered certificates may also be affected by the existence and enforceability of prepayment restrictions, such as--

     -    prepayment lock-out periods; and

     - requirements that voluntary principal prepayments be accompanied by prepayment premiums, fees or charges.

If enforceable, those provisions could constitute either an absolute prohibition, in the case of a prepayment lock-out period, or a disincentive, in the case of a prepayment premium, fee or charge, to a borrower's voluntarily prepaying its mortgage loan, thereby slowing the rate of prepayments.

     The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. As prevailing market interest rates decline, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of adjustable rate mortgage loans, as prevailing market interest rates decline, the related borrowers may have an increased incentive to refinance for the following purposes--

     -    to convert to a fixed rate loan and thereby lock in that rate; or

     - to take advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

     Subject to prevailing market interest rates and economic conditions generally, a borrower may sell a real property in order to--

     -    realize its equity in the property;

     -    meet cash flow needs; or

     -    make other investments.

     Additionally, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their properties prior to the exhaustion of tax depreciation benefits.

     We make no representation as to--

     - the particular factors that will affect the prepayment of the mortgage loans underlying any series of offered certificates;

     -    the relative importance of those factors;

     - the percentage of the principal balance of those mortgage loans that will be paid as of any date; or

     -    the overall rate of prepayment on those mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans underlying any series of offered certificates will affect the ultimate maturity and the weighted average life of one or more classes of those certificates. In general,

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

weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

     The weighted average life and maturity of a class of offered certificates will be influenced by the rate at which principal on the underlying mortgage loans is paid to that class, whether in the form of--

     -    scheduled amortization; or

     -    prepayments, including--

          1.   voluntary prepayments by borrowers, and

          2. involuntary prepayments resulting from liquidations, casualties or condemnations and purchases of mortgage loans out of the related trust.

     Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model. CPR represents an assumed constant rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of those loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the 30th month. Beginning in the 30th month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption is a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. It is unlikely that the prepayment experience of the mortgage loans underlying your offered certificates will conform to any particular level of CPR or SPA.

     In the prospectus supplement for a series of offered certificates, we will include tables, if applicable, setting forth--

     - the projected weighted average life of each class of those offered certificates with principal balances; and

     - the percentage of the initial total principal balance of each class of those offered certificates that would be outstanding on specified dates,

based on the assumptions stated in that prospectus supplement, including assumptions regarding prepayments on the underlying mortgage loans. Those tables and assumptions illustrate the sensitivity of the weighted average lives of those offered certificates to various assumed prepayment rates and are not intended to predict, or to provide information that will enable you to predict, the actual weighted average lives of your offered certificates.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     BALLOON PAYMENTS; EXTENSIONS OF MATURITY. Some or all of the mortgage loans underlying a series of offered certificates may require that balloon payments be made at maturity. The ability of a borrower to make a balloon payment typically will depend upon its ability either--

     -    to refinance the loan; or

     -    to sell the related real property.

If a borrower is unable to refinance or sell the related real property, there is a possibility that the borrower may default on the mortgage loan or that the maturity of the mortgage loan may be extended in connection with a workout. If a borrower defaults, recovery of proceeds may be delayed by--

     -    the bankruptcy of the borrower; or

     - adverse economic conditions in the market where the related real property is located.

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     In order to minimize losses on defaulted mortgage loans, the related master servicer or special servicer may be authorized within prescribed limits to modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay payments of principal on your offered certificates and extend the weighted average life of your offered certificates.

     NEGATIVE AMORTIZATION. The weighted average life of a class of offered certificates can be affected by mortgage loans that permit negative amortization to occur. Those are the mortgage loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues on the mortgage loan, with the unpaid portion of that interest being added to the related principal balance. Negative amortization most commonly occurs with respect to an adjustable rate mortgage loan that--

     - limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate;

     - provides that its scheduled payment will adjust less frequently than its mortgage interest rate; or

     - provides for constant scheduled payments regardless of adjustments to its mortgage interest rate.

     Negative amortization on one or more mortgage loans in any of our trusts may result in negative amortization on a related class of offered certificates. We will describe in the related prospectus supplement, if applicable, the manner in which negative amortization with respect to the underlying mortgage loans is allocated among the respective classes of a series of offered certificates.

     The portion of any mortgage loan negative amortization allocated to a class of offered certificates may result in a deferral of some or all of the interest payable on those certificates. Deferred interest may be added to the total principal balance of a class of offered certificates. In addition, an adjustable rate mortgage loan that permits negative amortization would be expected during a period of increasing interest rates to amortize, if at all, at a slower rate than if interest rates were declining or were remaining constant. This slower rate of mortgage loan amortization would be reflected in a slower rate of amortization for one or more classes of certificates of the related series. Accordingly, there may be an increase in the weighted average lives of those classes of certificates to which any mortgage loan negative amortization would be allocated or that would bear the effects of a slower rate of amortization of the underlying mortgage loans.

     The extent to which the yield on your offered certificates may be affected by any negative amortization on the underlying mortgage loans will depend, in part, upon whether you purchase your offered certificates at a premium or a discount.

     During a period of declining interest rates, the scheduled payment on an adjustable rate mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. The result is the accelerated amortization of the mortgage loan. The acceleration in amortization of a mortgage loan will shorten the weighted average lives of those classes of certificates that entitle their holders to a portion of the principal payments on the mortgage loan.

     FORECLOSURES AND PAYMENT PLANS. The weighted average life of and yield on your offered certificates will be affected by--

     - the number of foreclosures with respect to the underlying mortgage loans; and

     - the principal amount of the foreclosed mortgage loans in relation to the principal amount of those mortgage loans that are repaid in accordance with their terms.

     Servicing decisions made with respect to the underlying mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also affect the payment patterns of particular mortgage loans and, as a result, the weighted average life of and yield on your offered certificates.

     LOSSES AND SHORTFALLS ON THE MORTGAGE ASSETS. The yield on your offered certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections on the underlying mortgage loans and the timing of those losses and shortfalls. In general, the earlier that you bear any loss or shortfall, the greater will be the negative effect on the yield of your offered certificates.

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     The amount of any losses or shortfalls in collections on the mortgage assets in any of our trusts will, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, that we specify in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by the following--

     - a reduction in the entitlements to interest and/or the total principal balances of one or more classes of certificates; and/or

     - the establishment of a priority of payments among classes of certificates.

     If you purchase subordinated certificates, the yield to maturity on those certificates may be extremely sensitive to losses and shortfalls in collections on the underlying mortgage loans.

     ADDITIONAL CERTIFICATE AMORTIZATION. If your offered certificates have a principal balance, then they entitle you to a specified portion of the principal payments received on the underlying mortgage loans. They may also entitle you to payments of principal from the following sources--

     - amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

     - interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

     - prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

     -    any other amounts described in the related prospectus supplement.

     The amortization of your offered certificates out of the sources described in the prior paragraph would shorten their weighted average life and, if your offered certificates were purchased at a premium, reduce their yield to maturity.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     Each series of offered certificates, together with any non-offered certificates of the same series, will represent beneficial ownership interests in a trust established by us. Each series of offered certificates will consist of one or more classes. Any non-offered certificates of that series will likewise consist of one or more classes.

     A series of certificates consists of all those certificates that--

     -    have the same series designation;

     -    were issued under the same Governing Document; and

     -    represent beneficial ownership interests in the same trust.

     A class of certificates consists of all those certificates of a particular series that--

     -    have the same class designation; and

     -    have the same payment terms.

     The respective classes of offered and non-offered certificates of any series may have a variety of payment terms. An offered certificate may entitle the holder to receive--

     - a stated principal amount, which will be represented by its principal balance;

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     -    interest on a principal balance or notional amount, at a fixed, floating, adjustable or variable pass-through rate, which pass-through rate may change as of a specified date or upon the occurrence of specified events as described in the related prospectus supplement;

     - specified, fixed or variable portions of the interest, principal or other amounts received on the related mortgage assets;

     - payments of principal, with disproportionate, nominal or no payments of interest;

     - payments of interest, with disproportionate, nominal or no payments of principal;

     - payments of interest on a deferred or partially deferred basis, which deferred interest may be added to the principal balance, if any, of the subject class of offered certificates or which deferred interest may or may not itself accrue interest, all as set forth in the related prospectus supplement;

     - payments of interest or principal that commence only as of a specified date or only after the occurrence of specified events, such as the payment in full of the interest and principal outstanding on one or more other classes of certificates of the same series;

     - payments of interest or principal that are, in whole or in part, calculated based on or payable specifically or primarily from payments or other collections on particular related mortgage assets;

     - payments of principal to be made, from time to time or for designated periods, at a rate that is--

          1.   faster and, in some cases, substantially faster, or

          2.   slower and, in some cases, substantially slower,

          than the rate at which payments or other collections of principal are received on the related mortgage assets;

     - payments of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology;

     - payments of principal that may be accelerated or slowed in response to a change in the rate of principal payments on the related mortgage assets in order to protect the subject class of offered certificates or, alternatively, to protect one or more other classes of certificates of the same series from prepayment and/or extension risk;

     - payments of principal out of amounts other than payments or other collections of principal on the related mortgage assets, such as excess spread on the related mortgage assets or amounts otherwise payable as interest with respect to another class of certificates of the same series, which other class of certificates provides for the deferral of interest payments thereon;

     - payments of residual amounts remaining after required payments have been made with respect to other classes of certificates of the same series; or

     - payments of all or part of the prepayment or repayment premiums, fees and charges, equity participations payments or other similar items received on the related mortgage assets.

     Any class of offered certificates may be senior or subordinate to or pari passu with one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses or other shortfalls.

     A class of offered certificates may have two or more component parts, each having characteristics that are described in this prospectus as being attributable to separate and distinct classes. For example, a class of offered certificates may have a total principal balance on which it accrues interest at a fixed, floating, adjustable or variable rate. That class of offered certificates may also accrue interest on a total notional amount at a different fixed, floating, adjustable or variable rate. In addition, a class of offered certificates may accrue interest on one portion of its total principal balance or notional amount at one fixed, floating, adjustable or variable rate and on another portion of its total principal balance or notional amount at a

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different fixed, floating, adjustable or variable rate. Furthermore, a class of offered certificates may be senior to another class of certificates of the same series in some respects, such as receiving payments out of payments and other collections on particular related mortgage assets, but subordinate in other respects, such as receiving payments out of the payments and other collections on different related mortgage asset.

     Each class of offered certificates will be issued in minimum denominations corresponding to specified principal balances, notional amounts or percentage interests, as described in the related prospectus supplement. A class of offered certificates may be issued in fully registered, definitive form and evidenced by physical certificates or may be issued in book-entry form through the facilities of The Depository Trust Company. Offered certificates held in fully registered, definitive form may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, except for any tax or other governmental charge payable in connection with the transfer or exchange. Interests in offered certificates held in book-entry form will be transferred on the book-entry records of DTC and its participating organizations. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through Clearstream Banking, societe anonyme or the Euroclear System, for so long as they are participants in DTC.

INVESTOR REQUIREMENTS AND TRANSFER RESTRICTIONS

     A Governing Document may impose minimum standards, restrictions or suitability requirements regarding potential investors in purchasing the subject offered certificates and/or restrictions on ownership or transfer of the subject offered certificates. If so, we will discuss any such standards, restrictions and/or requirements in the related prospectus supplement if and to the extent that we do not already do so.

PAYMENTS ON THE CERTIFICATES

     GENERAL. Payments on a series of offered certificates may occur monthly, bi-monthly, quarterly, semi-annually, annually or at any other specified interval. Payments or other collections on or with respect to the related mortgage assets will be the primary source of funds payable on a series of offered certificates. In the prospectus supplement for each series of offered certificates, we will identify--

     - the frequency of distribution on, and the periodic payment date for, that series;

     - the relevant collection period, which may vary from mortgage asset to mortgage asset, for payments and other collections on or with respect to the related mortgage assets that are payable on that series on any particular payment date; and

     - the record date as of which certificateholders entitled to payments on any particular payment date will be established.

     All payments with respect to a class of offered certificates on any payment date will be allocated pro rata among the outstanding certificates of that class in proportion to the respective principal balances, notional amounts or percentage interests, as the case may be, of those certificates. Payments on an offered certificate will be made to the holder entitled thereto either--

     - by wire transfer of immediately available funds to the account of that holder at a bank or similar entity, provided that the holder has furnished the party making the payments with wiring instructions no later than the applicable record date and has satisfied any other conditions specified in the related prospectus supplement; or

     - by check mailed to the address of that holder as it appears in the certificate register, in all other cases.

     In general, the final payment on any offered certificate will be made only upon presentation and surrender of that certificate at the location specified to the holder in notice of final payment.

     In connection with the offering and issuance of each series of offered certificates, we will include the following information in the related prospectus supplement:

     - the flow of funds for the transaction, including the payment allocations, rights and distribution priorities among all classes of the subject offered certificates, and within each class of those offered certificates, with respect to cash flows;

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     -    any specified changes to the transaction structure that would be triggered upon a default or event of default on the related trust assets or the failure to make any required payment on any class of certificates of the subject series, such as a change in distribution priority among classes;

     - any credit enhancement or other support and any other structural features designed to enhance credit, facilitate the timely payment of monies due on the mortgage assets or owing to certificateholders, adjust the rate of return on those offered certificates, or preserve monies that will or might be distributed to certificateholders;

     - how cash held pending distribution or other uses is held and invested, the length of time cash will be held pending distributions to certificateholders, the identity of the party or parties with access to cash balances and the authority to invest cash balances, the identity of the party or parties making decisions regarding the deposit, transfer or disbursement of mortgage asset cash flows and whether there will be any independent verification of the transaction accounts or account activity; and

     - an itemized list (in tabular format) of fees and expenses to be paid or payable out of the cash flows from the related mortgage assets.

     In the flow of funds discussion in any prospectus supplement, we will provide information regarding any directing of cash flows from the trust assets (such as to reserve accounts, cash collateral accounts or expenses) and the purpose and operation of those requirements.

     PAYMENTS OF INTEREST. In the case of each class of interest-bearing offered certificates, interest will accrue from time to time, at the applicable pass-through rate and in accordance with the applicable interest accrual method, on the total outstanding principal balance or notional amount of that class. However, in some cases, the interest payable with respect to a class of interest-bearing offered certificates will equal a specified percentage or other specified portion, calculated as described in the related prospectus supplement, of the interest accrued or payable, as applicable, on some or all of the related mortgage assets or on one or more particular related mortgage assets.

     The pass-through rate for a class of interest-bearing offered certificates may be fixed, variable or adjustable. For example, the pass-through rate for a class of interest-bearing offered certificates may be:

     -    a specified fixed rate;

     - a rate based on the interest rate for a particular related mortgage asset;

     - a rate based on a weighted average of the interest rates for some or all of the related mortgage assets, except that for purposes of calculating that weighted average rate any or all of the underlying rates may first be subject to a cap or floor or be increased or decreased by a specified spread or percentage or by a spread or percentage calculated based on a specified formula, with any such underlying rate adjustments permitted to vary from mortgage asset to mortgage asset or, in the case of any particular mortgage asset, from one accrual or payment period to another;

     - a rate that resets periodically based upon, and that varies either directly or indirectly with, the value from time to time of a designated objective index, such as the London interbank offered rate, a particular prime lending rate, a particular Treasury rate, the average cost of funds of one or more financial institutions or other similar index rate, as determined from time to time as set forth in the related prospectus supplement;

     - a rate that is equal to the product of (a) a rate described in any of the foregoing bullets in this sentence, multiplied by (b) a specified percentage or a percentage calculated based on a specified formula, which specified percentage or specified formula may vary from one accrual or payment period to another;

     - a rate that is equal to (a) a rate described in any of the foregoing bullets in this sentence, increased or decreased by (b) a specified spread or a spread calculated based on a specified formula, which specified spread or specified formula may vary from one accrual or payment period to another;

     - a floating, adjustable or otherwise variable rate that is described in any of the foregoing bullets in this sentence, except that it is limited by (a) a cap or ceiling that establishes either a maximum rate or a maximum number of basis points by which the rate may increase from one accrual or payment period to another or over the life of the subject offered certificates or (b) a floor that establishes either a minimum

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          rate or a maximum number of basis points by which the rate may decrease from one accrual or payment period to another or over the life of the subject offered certificates;

     - a rate that is described in any of the foregoing bullets in this sentence, except that it is subject to a limit on the amount of interest to be paid on the subject offered certificates in any accrual or payment period that is based on the total amount available for distribution;

     - the highest, lowest or average of any two or more of the rates described in the foregoing bullets in this sentence, or the differential between any two of the rates described in the foregoing bullets in this sentence; or

     - a rate that is based on (a) one fixed rate during one or more accrual or payment periods and a different fixed rate or rates, or any other rate or rates described in any of the foregoing bullets in this sentence, during other accrual or payment periods or (b) a floating, adjustable or otherwise variable rate described in any of the foregoing bullets in this sentence, during one or more accrual or payment periods and a fixed rate or rates, or a different floating, adjustable or otherwise variable rate or rates described in any of the foregoing bullets in this sentence, during other accrual or payment periods.

     We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, in the case of a floating, adjustable or variable pass-through rate, the method for determining that pass-through rate and how frequently it will be determined. If the rate to be paid with respect to any class of offered certificates can be a combination of two or more rates, we will provide information in the related prospectus supplement regarding each of those rates and when it applies.

     Interest may accrue with respect to any offered certificate on the basis of--

     -    a 360-day year consisting of twelve 30-day months;

     - the actual number of days elapsed during each relevant period in a year assumed to consist of 360 days;

     - the actual number of days elapsed during each relevant period in a normal calendar year; or

     -    any other method identified in the related prospectus supplement.

     We will identify the interest accrual method for each class of offered certificates in the related prospectus supplement.

     Subject to available funds and any adjustments to interest entitlements described in the related prospectus supplement, accrued interest with respect to each class of interest-bearing offered certificates will normally be payable on each payment date. However, in the case of some classes of interest-bearing offered certificates, payments of accrued interest will only begin on a particular payment date or under the circumstances described in the related prospectus supplement. Prior to that time, the amount of accrued interest otherwise payable on that class will be added to its total principal balance on each date or otherwise deferred as described in the related prospectus supplement.

     If a class of offered certificates accrues interest on a total notional amount, that total notional amount, in general, will be either--

     - based on the principal balances of some or all of the related mortgage assets; or

     - equal to the total principal balances of one or more other classes of certificates of the same series.

     Reference to the notional amount of any certificate is solely for convenience in making calculations of interest and does not represent the right to receive any payments of principal.

     We will describe in the related prospectus supplement the extent to which the amount of accrued interest that is payable on, or that may be added to the total principal balance of, a class of interest-bearing offered certificates may be reduced as a result of any contingencies, including shortfalls in interest collections due to prepayments, delinquencies, losses and deferred interest on the related mortgage assets.

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     PAYMENTS OF PRINCIPAL. An offered certificate may or may not have a principal balance. If it does, that principal balance outstanding from time to time will represent the maximum amount that the holder of that certificate will be entitled to receive as principal out of the future cash flow on the related mortgage assets and the other related trust assets.

     The total outstanding principal balance of any class of offered certificates will be reduced by--

     -    payments of principal actually made to the holders of that class; and

     - if and to the extent that we so specify in the related prospectus supplement, losses of principal on the related mortgage assets that are allocated to or are required to be borne by that class.

     A class of interest-bearing offered certificates may provide that payments of accrued interest will only begin on a particular payment date or under the circumstances described in the related prospectus supplement. If so, the total outstanding principal balance of that class may be increased by the amount of any interest accrued, but not currently payable, on that class.

     We will specify the expected initial total principal balance of each class of offered certificates in the related prospectus supplement. Unless we so state in the related prospectus supplement, the initial total principal balance of a series of certificates will not be greater than the total outstanding principal balance of the related mortgage assets transferred by us to the related trust. If applicable, we will express, as a percentage, in the related prospectus supplement, the extent to which the initial total principal balance of a series of certificates is greater than or less than the total outstanding principal balance of the related mortgage assets that we transfer to the related trust.

     The payments of principal to be made on a series of offered certificates from time to time will, in general, be a function of the payments, other collections and advances or principal received or made with respect to the related mortgage assets as described in the related prospectus supplement. Payments of principal on a series of offered certificates may also be made from the following sources--

     - amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

     - interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

     - prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

     -    any other amounts described in the related prospectus supplement.

     We will describe in the related prospectus supplement the principal entitlement of each class of offered certificates on each payment date, including any principal distribution schedules and formulas for calculating principal distributions from cash flows on the trust assets. Payment priorities among, principal distribution schedules for and formulas for calculating principal distributions from cash flows on the related trust assets with respect to, various classes of certificates of any particular series may be affected by and/or subject to change based upon defaults and/or losses with respect to the related trust assets or one or more particular trust assets and/or liquidation, amortization, performance or similar triggers or events with respect to the related trust assets or one or more particular trust assets. We will identify in the related prospectus supplement the rights of certificateholders and changes to the transaction structure or flow of funds in response to the events or triggers described in the preceding sentence.

ALLOCATION OF LOSSES AND SHORTFALLS

     If and to the extent that any losses or shortfalls in collections on the mortgage assets in any of our trusts are not covered or offset by delinquency advances or draws on any reserve fund or under any instrument of credit support, they will be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, the allocations may be effected as follows--

     - by reducing the entitlements to interest and/or the total principal balances of one or more of those classes; and/or

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     -    by establishing a priority of payments among those classes.

     See "Description of Credit Support."

ADVANCES

     If any trust established by us includes mortgage loans, then as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover--

     - delinquent payments of principal and/or interest, other than balloon payments;

     -    property protection expenses;

     -    other servicing expenses; or

     -    any other items specified in the related prospectus supplement.

     If there are any limitations with respect to a party's advancing obligations, we will discuss those limitations in the related prospectus supplement.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to certificateholders. Advances are not a guarantee against losses. The advancing party will be entitled to recover all of its advances out of--

     - subsequent recoveries on the related mortgage loans, including amounts drawn under any fund or instrument constituting credit support; and

     - any other specific sources identified in the related prospectus supplement.

     If and to the extent that we so specify in the related prospectus supplement, any entity making advances will be entitled to receive interest on some or all of those advances for a specified period during which they are outstanding at the rate specified in that prospectus supplement. That entity may be entitled to payment of interest on its outstanding advances--

     - periodically from general collections on the mortgage assets in the related trust, prior to any payment to the related series of certificateholders; or

     - at any other times and from any other sources as we may describe in the related prospectus supplement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE; REPORTS FILED WITH THE SEC

     All documents (other than Annual Reports on Form 10-K)filed for the trust fund referred to in the accompanying prospectus supplement after the date of this prospectus and before the end of the related offering with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, are incorporated by reference in this prospectus and are a part of this prospectus from the date of their filing. Any statement contained in a document incorporated by reference in this prospectus is modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus (or in the accompanying prospectus supplement) or in any other subsequently filed document that also is incorporated by reference differs from that statement. Any statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

     The depositor or master servicer on behalf of the trust fund of the related series will file the reports required under the Securities Act and under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act. These reports include (but are not limited to):

     - Reports on Form 8-K (Current Report), following the issuance of the series of certificates of the related trust fund, including as Exhibits to the Form 8-K (1) the agreements or other documents specified in the related prospectus supplement, if applicable, and (2) the opinions related to the tax consequences and the legality of the series being issued required to be filed under applicable securities laws;

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     -    Reports on Form 8-K (Current Report), following the occurrence of events specified in Form 8-K requiring disclosure, which are required to be filed within the time-frame specified in Form 8-K related to the type of event;

     - Reports on Form 10-D (Asset-Backed Issuer Distribution Report), containing the distribution and pool performance information required on Form 10-D, which are required to be filed 15 days following the distribution date specified in the related prospectus supplement; and

     - Report on Form 10-K (Annual Report), containing the items specified in Form 10-K with respect to a fiscal year and filing or furnishing, as appropriate, the required exhibits.

     Neither the depositor nor the master servicer intends to file with the Commission any reports required under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act with respect to a trust fund following completion of the reporting period required by Rule 15d-1 or Regulation 15D under the Securities Exchange Act of 1934. Unless specifically stated in the report, the reports and any information included in the report will neither be examined nor reported on by an independent public accountant. Each trust fund formed by the depositor will have a separate file number assigned by the Commission, which unless otherwise specified in the related prospectus supplement is not available until filing of the final prospectus supplement related to the series. Reports filed with respect to a trust fund with the Commission after the final prospectus supplement is filed will be available under trust fund's specific number, which will be a series number assigned to the file number of the depositor shown above.

REPORTS TO CERTIFICATEHOLDERS

     On or about each payment date, the related master servicer, manager or trustee will forward to each offered certificateholder a statement substantially in the form, or specifying the information, set forth in the related prospectus supplement. In general, that statement will include information regarding--

     - the payments made on that payment date with respect to the applicable class of offered certificates; and

     -    the recent performance of the mortgage assets.

     Within a reasonable period of time after the end of each calendar year, the related master servicer, manager or trustee, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate a statement containing information regarding the principal, interest and other amounts paid on the applicable class of offered certificates, aggregated for--

     -    that calendar year; or

     - the applicable portion of that calendar year during which the person was a certificateholder.

The obligation to provide that annual statement will be deemed to have been satisfied by the related master servicer, manager or trustee, as the case may be, to the extent that substantially comparable information is provided in accordance with any requirements of the Internal Revenue Code of 1986.

     Except as described in the related prospectus supplement, neither the master servicer nor any other party to a Governing Document will be required to provide certificateholders, or a trustee on their behalf, periodic evidence of the absence of a default under, or of compliance with the terms of, that Governing Document.

VOTING RIGHTS

     Voting rights will be allocated among the respective classes of offered and non-offered certificates of each series in the manner described in the related prospectus supplement. Certificateholders will generally not have a right to vote, except--

     - with respect to those amendments to the governing documents described under "Description of the Governing Documents--Amendment"; or

     - as otherwise specified in this prospectus or in the related prospectus supplement.

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     As and to the extent described in the related prospectus supplement, the certificateholders entitled to a specified amount of the voting rights for a particular series will have the right to act as a group to remove or replace the related trustee, master servicer, special servicer or manager. In general, that removal or replacement must be for cause. We will identify exceptions in the related prospectus supplement.

TERMINATION

     The trust for each series of offered certificates will terminate and cease to exist following--

     - the final payment or other liquidation of the last mortgage asset in that trust; and

     - the payment, or provision for payment, to the certificateholders of that series of all amounts required to be paid to them.

     Written notice of termination of a trust will be given to each affected certificateholder prior to the date of termination. The final payment will be made only upon presentation and surrender of the certificates of the related series at the location to be specified in the notice of termination.

     If we so specify in the related prospectus supplement, one or more designated parties will be entitled to purchase all of the mortgage assets underlying a series of offered certificates, thereby effecting early retirement of the certificates and early termination of the related trust. We will describe in the related prospectus supplement which parties may exercise that purchase option, the circumstances under which those parties may exercise that purchase option and the purchase price.

     If we so specify in the related prospectus supplement, one or more certificateholders will be entitled to exchange all or most of the certificates, including all of the offered certificates of that particular series, for all of the mortgage assets underlying that series, thereby effecting early termination of the related trust. We will describe in the related prospectus supplement the circumstances under which that exchange may occur.

     In addition, if we so specify in the related prospectus supplement, on a specified date or upon the reduction of the total principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the related prospectus supplement may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust or of a sufficient portion of the mortgage assets to retire that class or those classes of certificates. The solicitation of bids must be conducted in a commercially reasonable manner, and assets will, in general, be sold at their fair market value. If the fair market value of the mortgage assets being sold is less than their unpaid balance, then the certificateholders of one or more classes of certificates may receive an amount less than the total principal balance of, and accrued and unpaid interest on, their certificates.

BOOK-ENTRY REGISTRATION

     GENERAL. Any class of offered certificates may be issued in book-entry form through the facilities of DTC. If so, that class will be represented by one or more global certificates registered in the name of DTC or its nominee. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through the Euroclear System or Clearstream Banking, societe anonyme, for so long as they are participants in DTC.

     DTC, EUROCLEAR AND CLEARSTREAM, LUXEMBOURG. DTC is--

     -    a limited-purpose trust company organized under the New York Banking
          Law;

     -    a "banking corporation" within the meaning of the New York Banking
          Law;

     -    a member of the Federal Reserve System;

     - a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

     - a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

     DTC was created to hold securities for participants in the DTC system and to facilitate the clearance and settlement of securities transactions between those participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Organizations that maintain accounts with DTC

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include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. DTC is owned by a number of its participating organizations and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that directly or indirectly clear through or maintain a custodial relationship with one of the organizations that maintains an account with DTC. The rules applicable to DTC and its participating organizations are on file with the SEC.

     It is our understanding that Clearstream, Luxembourg holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through electronic book-entry changes in accounts of those organizations, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream, Luxembourg in over 28 currencies, including United States dollars. Clearstream, Luxembourg provides to its member organizations, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg. It is subject to regulation by the Banque Centrale du Luxembourg, which supervises Luxembourg banks. Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg and Euroclear have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

     It is our understanding that Euroclear holds securities for its member organizations and facilitates clearance and settlement of securities transactions between its member organizations through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Over 210,000 different securities are accepted for settlement through Euroclear, the majority of which are domestic securities from over 30 markets. Transactions may be settled in Euroclear in any of over 30 currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below in this "--Book-Entry Registration" section. Euroclear is operated by Euroclear Bank S.A./N.V., as Euroclear Operator, under a license agreement with Euroclear Clearance System Public Limited Company. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear Clearance System. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a member organization of Euroclear, either directly or indirectly. Euroclear and Clearstream, Luxembourg have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Euroclear Terms and Conditions. The Euroclear Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Euroclear Terms and Conditions only on behalf of member organizations of Euroclear and has no record of or relationship with persons holding through those member organizations.

     The information in this prospectus concerning DTC, Euroclear and Clearstream, Luxembourg, and their book-entry systems, has been obtained from sources believed to be reliable, but we do not take any responsibility for the accuracy or completeness of that information.

     HOLDING AND TRANSFERRING BOOK-ENTRY CERTIFICATES. Purchases of book-entry certificates under the DTC system must be made by or through, and will be recorded on the records of, the Financial Intermediary that maintains the beneficial owner's account for that purpose. In turn, the Financial Intermediary's ownership of those certificates will be recorded on the records of DTC or, alternatively, if the Financial Intermediary does not maintain an account with DTC, on the records of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC. A beneficial owner of book-entry certificates must rely on the foregoing procedures to evidence its beneficial ownership of those certificates. DTC has no knowledge of the actual beneficial owners of the book-entry certificates. DTC's records reflect only the identity of the direct participants to whose accounts those certificates are credited, which may or may not be the actual beneficial owners. The participants in the DTC system will remain responsible for keeping account of their holdings on behalf of their customers.

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     Transfers between participants in the DTC system will be effected in the ordinary manner in accordance with DTC's rules and will be settled in same-day funds. Transfers between direct account holders at Euroclear and Clearstream, Luxembourg, or between persons or entities participating indirectly in Euroclear or Clearstream, Luxembourg, will be effected in the ordinary manner in accordance with their respective procedures and in accordance with DTC's rules.

     Cross-market transfers between direct participants in DTC, on the one hand, and member organizations at Euroclear or Clearstream, Luxembourg, on the other, will be effected through DTC in accordance with DTC's rules and the rules of Euroclear or Clearstream, Luxembourg, as applicable. These cross-market transactions will require, among other things, delivery of instructions by the applicable member organization to Euroclear or Clearstream, Luxembourg, as the case may be, in accordance with the rules and procedures and within deadlines, Brussels time, established in Euroclear or Clearstream, Luxembourg, as the case may be. If the transaction complies with all relevant requirements, Euroclear or Clearstream, Luxembourg, as the case may be, will then deliver instructions to its depositary to take action to effect final settlement on its behalf.

     Because of time-zone differences, the securities account of a member organization of Euroclear or Clearstream, Luxembourg purchasing an interest in a global certificate from a DTC participant that is not a member organization, will be credited during the securities settlement processing day, which must be a business day for Euroclear or Clearstream, Luxembourg, as the case may be, immediately following the DTC settlement date. Transactions in interests in a book-entry certificate settled during any securities settlement processing day will be reported to the relevant member organization of Euroclear or Clearstream, Luxembourg on the same day. Cash received in Euroclear or Clearstream, Luxembourg as a result of sales of interests in a book-entry certificate by or through a member organization of Euroclear or Clearstream, Luxembourg, as the case may be, to a DTC participant that is not a member organization will be received with value on the DTC settlement date, but will not be available in the relevant Euroclear or Clearstream, Luxembourg cash account until the business day following settlement in DTC. The related prospectus supplement will contain additional information regarding clearance and settlement procedures for the book-entry certificates and with respect to tax documentation procedures relating to the book-entry certificates.

     Conveyance of notices and other communications by DTC to DTC participants, and by DTC participants to Financial Intermediaries and beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Payments on the book-entry certificates will be made to DTC. DTC's practice is to credit DTC participants' accounts on the related payment date in accordance with their respective holdings shown on DTC's records, unless DTC has reason to believe that it will not receive payment on that date. Disbursement of those payments by DTC participants to Financial Intermediaries and beneficial owners will be--

     - governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name; and

     - the sole responsibility of each of those DTC participants, subject to any statutory or regulatory requirements in effect from time to time.

     Under a book-entry system, beneficial owners may receive payments after the related payment date.

     The only "certificateholder" of book-entry certificates will be DTC or its nominee. Parties to the governing documents for any series of offered certificates need not recognize beneficial owners of book-entry certificates as "certificateholders." The beneficial owners of book-entry certificates will be permitted to exercise the rights of "certificateholders" only indirectly through the DTC participants, who in turn will exercise their rights through DTC. We have been informed that DTC will take action permitted to be taken by a "certificateholder" only at the direction of one or more DTC participants. DTC may take conflicting actions with respect to the book-entry certificates to the extent that those actions are taken on behalf of Financial Intermediaries whose holdings include those certificates.

     Because DTC can act only on behalf of DTC participants, who in turn act on behalf of Financial Intermediaries and beneficial owners of the applicable book-entry securities, the ability of a beneficial owner to pledge its interest in a class of book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise to take actions with respect to its interest in a class of book-entry certificates, may be limited due to the lack of a physical certificate evidencing that interest.

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     ISSUANCE OF DEFINITIVE CERTIFICATES. Unless we specify otherwise in the related prospectus supplement, beneficial owners of offered certificates initially issued in book-entry form will not be able to obtain physical certificates that represent those offered certificates, unless--

     - we advise the related trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those offered certificates and we are unable to locate a qualified successor; or

     - we notify DTC of our intent to terminate the book-entry system through DTC and, upon receipt of notice of such intent from DTC, the participants holding beneficial interests in the certificates agree to initiate such termination.

     Upon the occurrence of either of the two events described in the prior paragraph, the related trustee or another designated party will be required to notify all DTC participants of the availability through DTC of physical certificates with respect to the affected offered certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry offered certificates, together with instructions for registration, the related trustee or other designated party will be required to issue to the beneficial owners identified in those instructions physical certificates representing those offered certificates.

                     DESCRIPTION OF THE GOVERNING DOCUMENTS

GENERAL

     The "Governing Document" for purposes of issuing the offered certificates of each series will be a pooling and servicing agreement or other similar agreement or collection of agreements. In general, the parties to the Governing Document for a series of offered certificates will include us, a trustee, one or more master servicers and one or more special servicer. One or more primary servicers or sub-servicers may also be party to the Governing Documents. We will identify in the related prospectus supplement the parties to the Governing Document for the related series of offered certificates.

     If we so specify in the related prospectus supplement, the originator of the mortgage assets or a party from whom we acquire mortgage assets or one of their respective affiliates may perform the functions of master servicer, special servicer, primary servicer, sub-servicer or manager for the trust to which we transfer those assets. If we so specify in the related prospectus supplement, the same person or entity may act as both master servicer and special servicer for one of our trusts.

     Any party to the Governing Document for a series of offered certificates, or any of its affiliates, may own certificates issued thereunder. However, except in limited circumstances, including with respect to required consents to amendments to the Governing Document for a series of offered certificates, certificates that are held by the related master servicer, special servicer or manager will not be allocated voting rights.

     A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of the Governing Document for each series of offered certificates will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust assets. The following summaries describe select provisions that may appear in the Governing Document for each series of offered certificates. The prospectus supplement for each series of offered certificates will provide material additional information regarding the Governing Document for that series. The summaries in this prospectus do not purport to be complete, and you should refer to the provisions of the Governing Document for your offered certificates and, further, to the description of those provisions in the related prospectus supplement. We will provide a copy of the Governing Document, exclusive of exhibits, that relates to your offered certificates, without charge, upon written request addressed to our principal executive offices specified under "Credit Suisse First Boston Mortgage Securities Corp."

ASSIGNMENT OF MORTGAGE ASSETS

     As further described in the related prospectus supplement, at the time of initial issuance of any series of offered certificates, we will assign or cause to be assigned to the designated trustee the mortgage assets and any other assets to be included in the related trust. We will specify in the related prospectus supplement all material documents to be delivered, and all other material actions to be taken, by us or any prior holder of the related mortgage assets in connection with that assignment. We will also specify in the related prospectus supplement any remedies available to the related certificateholders, or the related trustee on their behalf, in the event that any of those material documents are not delivered or any of those other material actions are not taken as required. Concurrently with that assignment, the related trustee will

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deliver to us or our designee the certificates of that series in exchange for the mortgage assets and the other assets to be included in the related trust.

     - Each mortgage asset included in one of our trusts will be identified in a schedule appearing as an exhibit to the related Governing Document. That schedule generally will include detailed information about each mortgage asset transferred to the related trust, including:

          1.   the address of the related real property,

          2. the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information,

          3.   the remaining term to maturity,

          4. the remaining amortization term if that mortgage loan is a balloon loan, and

          5.   the outstanding principal balance.

REPRESENTATIONS AND WARRANTIES WITH RESPECT TO MORTGAGE ASSETS

     Unless otherwise specified in the related prospectus supplement, the unaffiliated seller of a mortgage loan to us or any of our affiliates (or the master servicer, if the unaffiliated seller is also the master servicer under the Governing Document) will have made representations and warranties in respect of the mortgage loans it is selling to us or our affiliates. Those representations and warranties will generally include, among other things--

     - with respect to each mortgaged property, that title insurance or, in the case of mortgaged properties located in areas where title insurance policies are generally not available, an attorney's opinion of title and any required hazard insurance was effective at the origination of each mortgage loan, and that each policy remained in effect on the date of purchase of the mortgage loan from the unaffiliated seller;

     -    that the unaffiliated seller had good title to each mortgage loan;

     - with respect to each mortgaged property, that each mortgage constituted a valid first lien on the mortgaged property, subject only to permissible title insurance exceptions and other permitted encumbrances, unless otherwise specified in the related prospectus supplement;

     - that, to the unaffiliated seller's knowledge, there were no delinquent tax or assessment liens against the mortgaged property; and

     - that each mortgage loan was current as to all required debt service payments (unless otherwise specified in the related prospectus supplement).

     The unaffiliated seller in respect of a mortgage loan will make its representations and warranties to us or our affiliates as of the date of sale. A substantial period of time may have elapsed between such date and the date of the initial issuance a series of offered certificate and the particular mortgage loan. Because the representations and warranties do not address events that may occur following the sale of a mortgage loan by it, its repurchase obligation described below will not arise if, on or after the date of the sale of a mortgage loan by the unaffiliated seller to us or our affiliates, the relevant event occurs that would have given rise to such an obligation. However, we will not include any mortgage loan in the trust fund for any series of certificates if anything has come to our attention that would cause us to believe that the representations and warranties of an unaffiliated seller will not be accurate and complete in all material respects in respect of that mortgage loan as of the date listed in the related prospectus supplement. The related prospectus supplement may provide that we will make certain representations and warranties for the benefit of holders of certificates in respect of a mortgage loan that relate to the period commencing on the date of sale of that mortgage loan to us or our affiliates.

     Unless otherwise set forth or specified in the related prospectus supplement, upon the discovery of the breach of any representation or warranty made by an unaffiliated seller in respect of a mortgage loan that materially and adversely affects the interests of holders of the related series, that unaffiliated seller or, if so specified in the related prospectus supplement, the master servicer will be obligated to repurchase the mortgage loan at a purchase price that, unless otherwise specified in the related prospectus supplement, will equal to 100% of the unpaid principal balance thereof at the date of repurchase or, in the case of a series of certificates as to which the we have elected to treat the related trust as a REMIC, at a price as may be

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necessary to avoid a tax on a prohibited transaction, as described in Section
860F(a) of the Internal Revenue Code of 1986 as amended, in each case together with accrued interest at the pass-through rate to the first day of the month following the repurchase and the amount of any unreimbursed advances made by the master servicer in respect of such mortgage loan. The master servicer or other specified party to the related Governing Document will be required to enforce this obligation of the unaffiliated seller for the benefit of the trustee and the certificateholders, following the practices it would employ in its good faith business judgment were it the owner of such mortgage loan. Unless otherwise specified in the applicable prospectus supplement and subject to the ability of the unaffiliated seller or the master servicer to deliver substitute mortgage loans for certain mortgage loans as described below, this repurchase obligation constitutes the sole remedy available to the certificateholders of the affected series for a breach of a representation or warranty by an unaffiliated seller.

     Any obligation of the master servicer to purchase a mortgage loan if an unaffiliated seller defaults on its obligation to do so is subject to limitations, and no assurance can be given that an unaffiliated seller will carry out its repurchase obligation with respect to the mortgage loans.

     If and as specified in the related prospectus supplement, we will make representations and warranties with respect to the mortgage loans in a mortgage pool. Upon a breach of any representation or warranty by us that materially and adversely affects the interests of the certificateholders, we will be obligated either to cure the breach in all material respects or to purchase the related mortgage loan at the purchase price set forth above. Unless otherwise specified in the applicable prospectus supplement and subject to our ability to deliver substitute mortgage loans for certain mortgage loans as described below, this repurchase obligation constitutes the sole remedy available to the certificateholders or the trustee for a breach of representation or warranty by us.

     The proceeds for the repurchase of a mortgage loan will be distributed into one or more accounts as called for under the related Governing Document.

     Within the period of time specified in the related prospectus supplement, following the issuance of a series of certificates, we, the master servicer or the unaffiliated seller, as the case may be, may deliver to the trustee mortgage loans in substitution for any one or more of the mortgage loans initially included in the trust but which do not conform in one or more respects to the description thereof contained in the related prospectus supplement, as to which a breach of a representation or warranty is discovered, which breach materially and adversely affects the interests of the certificateholders, or as to which a document in the related mortgage loan file is defective in any material respect.

     Unless otherwise specified in the related prospectus supplement, the required characteristics of any substitute mortgage loan will generally include, among other things, that the substitute mortgage loan on the date of substitution, will--

     - have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the removed mortgage loan, with the amount of any shortfall to be distributed to certificateholders in the month of substitution;

     - have a per annum interest rate not less than, and not more than 1% greater than, the per annum interest rate of the removed mortgage loan;

     - have a remaining term to maturity not greater than, and not more than one year less than, that of the removed mortgage loan; and

     - comply with all the representations and warranties set forth in the Governing Document as of the date of substitution.

COLLECTION AND OTHER SERVICING PROCEDURES WITH RESPECT TO MORTGAGE LOANS

     The Governing Document for each series of offered certificates will govern the servicing and administration of any mortgage loans included in the related trust.

     In general, the related master servicer and special servicer, directly or through primary servicers or sub-servicers, will be obligated to service and administer for the benefit of the related certificateholders the mortgage loans in any of our trusts. The master servicer and the special servicer will be required to service and administer those mortgage loans in accordance with applicable law and, further, in accordance with the terms of the related Governing Document, the mortgage loans themselves and any instrument of credit support included in that trust. Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with that servicing and administration that it may deem necessary and desirable.

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     As part of its servicing duties, each of the master servicer and the special servicer for one of our trusts will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the related mortgage loans that it services. In general, each of the master servicer and the special servicer for one of our trusts will be obligated to follow the same collection procedures as it would follow for comparable mortgage loans held for its own account, provided that--

     - those procedures are consistent with the terms of the related Governing Document; and

     - they do not impair recovery under any instrument of credit support included in the related trust.

     Consistent with the foregoing, the master servicer and the special servicer will each be permitted, in its discretion, to waive any default interest or late payment charge in connection with collecting a late payment on any defaulted mortgage loan.

     The master servicer and/or the special servicer for one or our trusts, directly or through primary servicers or sub-servicers, will also be required to perform various other customary functions of a servicer of comparable loans, including--

     - maintaining escrow or impound accounts for the payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items;

     -    ensuring that the related properties are properly insured;

     -    attempting to collect delinquent payments;

     -    supervising foreclosures;

     -    negotiating modifications;

     - responding to borrower requests for partial releases of the encumbered property, easements, consents to alteration or demolition and similar matters;

     - protecting the interests of certificateholders with respect to senior lienholders;

     - conducting inspections of the related real properties on a periodic or other basis;

     - collecting and evaluating financial statements for the related real properties;

     - managing or overseeing the management of real properties acquired on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise; and

     -    maintaining servicing records relating to mortgage loans in the trust.

     We will specify in the related prospectus supplement when, and the extent to which, servicing of a mortgage loan is to be transferred from a master servicer to a special servicer. In general, a special servicer for any of our trusts will be responsible for the servicing and administration of--

     - mortgage loans that are delinquent with respect to a specified number of scheduled payments;

     -    mortgage loans as to which there is a material non-monetary default;

     -    mortgage loans as to which the related borrower has--

          1. entered into or consented to bankruptcy, appointment of a receiver or conservator or similar insolvency proceeding, or

          2. become the subject of a decree or order for such a proceeding which has remained in force, undischarged or unstayed for a specified number of days; and

     - real properties acquired as part of the trust with respect to defaulted mortgage loans.

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     The related Governing Document also may provide that if a default on a mortgage loan in the related trust has occurred or, in the judgment of the related master servicer or other specified party, a payment default is reasonably foreseeable, the related master servicer may elect to transfer the servicing of that mortgage loan, in whole or in part, to the related special servicer. When the circumstances no longer warrant a special servicer's continuing to service a particular mortgage loan, such as when the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and that borrower, the master servicer will generally resume the servicing duties with respect to the particular mortgage loan.

     A borrower's failure to make required mortgage loan payments may mean that operating income from the related real property is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related real property. In general, with respect to each series of offered certificates, the related special servicer will be required to monitor any mortgage loan in the related trust that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related real property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related real property and take any other actions as it deems necessary and appropriate. A significant period of time may elapse before a special servicer is able to assess the success of any corrective action or the need for additional initiatives. The time within which a special servicer can--

     -    make the initial determination of appropriate action;

     -    evaluate the success of corrective action;

     -    develop additional initiatives;

     -    institute foreclosure proceedings and actually foreclose; or

     - accept a deed to a real property in lieu of foreclosure, on behalf of the certificateholders of the related series,

may vary considerably depending on the particular mortgage loan, the related real property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the related real property is located. If a borrower files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the defaulted loan or to foreclose on the related real property for a considerable period of time. See "Legal Aspects of Mortgage Loans--Bankruptcy Laws."

     A special servicer for one of our trusts may also perform limited duties with respect to mortgage loans in that trust for which the related master servicer is primarily responsible, such as--

     -    performing property inspections; and

     -    collecting and evaluating financial statements.

     A master servicer for one of our trusts may perform limited duties with respect to any mortgage loan in that trust for which the related special servicer is primarily responsible, such as--

     -    continuing to receive payments on the mortgage loan;

     -    making calculations with respect to the mortgage loan; and

     - making remittances and preparing reports to the related trustee and/or certificateholders with respect to the mortgage loan.

     The duties of the master servicer and special servicer for your series will be more fully described in the related prospectus supplement.

     Unless we state otherwise in the related prospectus supplement, the master servicer for your series will be responsible for filing and settling claims with respect to particular mortgage loans for your series under any applicable instrument of credit support. See "Description of Credit Support" in this prospectus.

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PRIMARY SERVICERS AND SUB-SERVICERS

     A master servicer or special servicer may delegate its servicing obligations to one or more third-party servicers, primary servicers or sub-servicers. In addition, an originator or a seller of a mortgage loan may act as primary servicer or sub-servicer with respect to that mortgage loan after it is included in one of our trusts. A primary servicer or subservicer with respect to a particular Mortgage Loan will often have direct contact with the related borrower and may effectively perform all of the related primary servicing functions (other than special servicing functions), with related collections and reports being forwarded by such primary servicer or sub-servicer to the master servicer for aggregation of such items with the remaining mortgage pool. However, unless we specify otherwise in the related prospectus supplement, the master servicer or special servicer will remain obligated under the related Governing Document. Each sub-servicing agreement between a master servicer or special servicer, as applicable, and a sub-servicer must provide for servicing of the applicable mortgage loans consistent with the related Governing Document. Any master servicer and special servicer for one of our trusts will each be required to monitor the performance of sub-servicers retained by it.

     Unless we specify otherwise in the related prospectus supplement, any master servicer or special servicer for one of our trusts will be solely liable for all fees owed by it to any primary servicer or sub-servicer, regardless of whether the master servicer's or special servicer's compensation under the related Governing Document is sufficient to pay those fees. Each primary servicer or sub-servicer will be entitled to reimbursement from the master servicer or special servicer, as the case may be, that retained it, for expenditures which it makes, generally to the same extent the master servicer or special servicer would be reimbursed under the related Governing Document.

     We will identify in the related prospectus supplement any primary servicer or sub-servicer that will be or is expected to be a servicer of mortgage loans representing more than 10% of the related mortgage asset pool, by balance.

MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER, THE MANAGER AND US

     Unless we specify otherwise in the related prospectus supplement, no master servicer, special servicer or manager for any of our trusts may resign from its obligations in that capacity, except upon--

     - the appointment of, and the acceptance of that appointment by, a successor to the resigning party and receipt by the related trustee of written confirmation from each applicable rating agency that the resignation and appointment will not result in a withdrawal or downgrade of any rating assigned by that rating agency to any class of certificates of the related series; or

     - a determination that those obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by the resigning party.

     In general, no resignation will become effective until the related trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or manager, as the case may be.

     With respect to each series of offered certificates, we and the related master servicer, special servicer and/or manager, if any, will in each case be obligated to perform only those duties specifically required under the related Governing Document.

     With respect to each series of offered certificates, we and the related master servicer, special servicer and/or manager, if any, will, in each case, be obligated to perform only those duties specifically required under the related Governing Document. The Governing Document requires the resigning master servicer or special servicer to pay all costs and expenses in connection with such resignation and the resulting transfer of servicing.

     In no event will we or any master servicer, special servicer or manager for one of our trusts, or any of our or its respective members, managers, directors, officers, employees or agents, be under any liability to that trust or the related certificateholders for any action taken, or not taken, in good faith under the related Governing Document or for errors in judgment. Neither we nor any of those other persons or entities will be protected, however, against any liability that would otherwise be imposed by reason of--

     - willful misfeasance, bad faith, or negligence in the performance of obligations or duties under the Governing Document for any series of offered certificates; or

     -    reckless disregard of those obligations and duties.

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     Furthermore, the Governing Document for each series of offered certificates will entitle us, the master servicer, special servicer and/or manager for the related trust, and our and their respective members, managers, directors, officers, employees and agents, to indemnification out of the related trust assets for any loss, liability or expense incurred in connection with any claim or legal action that relates to that Governing Document or series of offered certificates or to the related trust. The indemnification will not extend, however, to any loss, liability or expense--

     - specifically required to be borne by the relevant party, without right of reimbursement, under the terms of that Governing Document;

     - incurred in connection with any legal action against the relevant party resulting from any breach of a representation or warranty made in that Governing Document; or

     - incurred in connection with any legal action against the relevant party resulting from any willful misfeasance, bad faith or negligence in the performance of obligations or duties under that Governing Document.

     Neither we nor any master servicer, special servicer or manager for the related trust will be under any obligation to appear in, prosecute or defend any legal action unless--

     - the action is related to the respective responsibilities of that party under the Governing Document for the affected series of offered certificates; and

     -    either--

          1. that party is specifically required to bear the expense of the action, or

          2. the action will not, in its opinion, involve that party in any ultimate expense or liability for which it would not be reimbursed under the Governing Document for the affected series of offered certificates.

     However, we and each of those other parties may undertake any legal action that may be necessary or desirable with respect to the enforcement or protection of the rights and duties of the parties to the Governing Document for any series of offered certificates and the interests of the certificateholders of that series under that Governing Document. In that event, the legal expenses and costs of the action, and any liability resulting from the action, will be expenses, costs and liabilities of the related trust and payable out of related trust assets.

     With limited exception, any person or entity--

     - into which we or any related master servicer, special servicer or manager may be merged or consolidated;

     - resulting from any merger or consolidation to which we or any related master servicer, special servicer or manager is a party; or

     - succeeding to our business or the business of any related master servicer, special servicer or manager,

will be the successor of us or that master servicer, special servicer or manager, as the case may be, under the Governing Document for a series of offered certificates.

     The compensation arrangements with respect to any master servicer, special servicer or manager for any of our trusts will be set forth in the related prospectus supplement. In general, that compensation will be payable out of the related trust assets.

EVENTS OF DEFAULT

     We will identify in the related prospectus supplement the various events of default under the Governing Document for each series of offered certificates for which any related master servicer, special servicer or manager may be terminated in that capacity. In general, the Governing Document will provide that any costs or expenses incurred by a party thereto in connection with an action to be taken by such party resulting from an event of default must be borne by the defaulting party, and if not paid by the defaulting party within a certain amount of time after the presentation of reasonable documentation of such costs and expenses, such expenses will be reimbursed by the trust fund, although the defaulting party will not thereby be relieved of its liability for such expenses.

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AMENDMENT

     The Governing Document for each series of offered certificates may be amended by the parties thereto, without the consent of any of the holders of those certificates, or of any non-offered certificates of the same series, for the following reasons--

     1.   to cure any ambiguity;

     2. to correct, modify or supplement any provision in the Governing Document which may be inconsistent with any other provision in that document or to correct any error;

     3. to make any other provisions with respect to matters or questions arising under the Governing Document that are not inconsistent with the existing provisions of that document;

     4.   to maintain a rating or ratings assigned to a series of certificates;
          or

     5. to otherwise modify or delete existing provisions of the Governing Document.

     Further, the Governing Document may also provide that the parties to the Governing Document may amend it without the consent of the holders of certificates to modify, eliminate or add provisions that are necessary to maintain the qualification of any REMIC created under the Governing Document as a REMIC while certificates remain outstanding. Any action taken to maintain REMIC status must be necessary or helpful to maintain REMIC status as evidenced by an opinion of counsel acceptable to the related trustee.

     The Governing Document may also provide that any amendment made to it must be accompanied by an opinion of counsel stating that the amendment will not adversely affect the REMIC status of any series of certificates.

     The prospectus supplement for an individual series of certificates may describe other or different provisions concerning the amendment of the Governing Document.

     However, no amendment of the Governing Document for any series of offered certificates covered solely by clause 3. of the first paragraph of this "--Amendment" section, may adversely affect in any material respect the interests of any holders of offered or non-offered certificates of that series as evidenced by an opinion of counsel acceptable to us and the trustee for the related series.

     In general, the Governing Document for a series of offered certificates may also be amended by the parties to that document, with the consent of the holders of offered and non-offered certificates representing, in total, not less than 51%, or any other percentage specified in the related prospectus supplement, of all the voting rights allocated to those classes of that series that are materially affected by the amendment. However, the Governing Document for a series of offered certificates may not be amended to--

     - reduce in any manner the amount of, or delay the timing of, payments received on the related mortgage assets which are required to be distributed on any offered or non-offered certificate of that series without the consent of the holder of that certificate;

     - adversely affect in any material respect the interests of the holders of any class of offered or non-offered certificates of that series in any other manner without the consent of the holders of all certificates of that class;

     - modify the provisions of the Governing Document relating to amendments of that document without the consent of the holders of all offered and non-offered certificates of that series then outstanding; or

     - alter the servicing standard set forth in the Governing Document without the consent of the holders of all offered and non-offered certificates of that series then outstanding.

THE TRUSTEE

     The trustee for each series of offered certificates will be named in the related prospectus supplement. The commercial bank, banking association, banking corporation or trust company that serves as trustee for any series of offered certificates may have typical banking relationships with us and our affiliates and with any of the other parties to the related Governing Document and its affiliates. The related Governing Document requires that the trustee may not be affiliated with

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us, the master servicer or the special servicer, and that it must satisfy additional requirements concerning minimum capital and surplus.

     The protections, immunities and indemnities afforded to the trustee for one of our trusts will also be available to it in its capacity as authenticating agent, certificate registrar, tax administrator and custodian for that trust.

DUTIES OF THE TRUSTEE

     The trustee for each series of offered certificates will not--

     - make any representation as to the validity or sufficiency of those certificates, the related Governing Document or any underlying mortgage asset or related document; or

     - be accountable for the use or application by or on behalf of any other party to the related Governing Document of any funds paid to that party with respect to those certificates or the underlying mortgage assets.

     If no event of default has occurred and is continuing under the related Governing Document, the trustee for each series of offered certificates will be required to perform only those duties specifically required under the related Governing Document. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it under the related Governing Document, the trustee must examine those documents and determine whether they conform to the requirements of that Governing Document.

MATTERS REGARDING THE TRUSTEE

     As and to the extent described in the related prospectus supplement, the fees and normal disbursements of the trustee for any series of offered certificates may be the expense of the related master servicer or other specified person or may be required to be paid by the related trust assets.

     The trustee for each series of offered certificates will be entitled to indemnification, out of related trust assets, for any loss, liability or expense incurred by that trustee in connection with its acceptance or administration of its trusts under the related Governing Document.

     No trustee for any series of offered certificates will be liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized by the related Governing Document.

     No trustee for any series of offered certificates will be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related Governing Document, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

     The trustee for each series of offered certificates will be entitled to execute any of its trusts or powers and perform any of its duties under the related Governing Document, either directly or by or through agents or attorneys. The trustee will not be responsible for any willful misconduct or gross negligence on the part of any agent or attorney appointed by it with due care.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     The trustee for any series of offered certificates may resign at any time. We will be obligated to appoint a successor to a resigning trustee. We may also remove the trustee for any series of offered certificates if that trustee ceases to be eligible to continue under the related Governing Document or if that trustee becomes insolvent. Unless we indicate otherwise in the related prospectus supplement, the trustee for any series of offered certificates may also be removed at any time by the holders of the offered and non-offered certificates of that series evidencing not less than 51%, or any other percentage specified in the related prospectus supplement, of the voting rights for that series. However, if the removal was without cause, the certificateholders effecting the removal may be responsible for any costs and expenses incurred by the terminated trustee in connection with its removal. Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

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EVIDENCE AS TO COMPLIANCE

     The related prospectus supplement will identify each party that will be required to deliver annually to the trustee, master servicer or us, as applicable, on or before the date specified in the applicable pooling and servicing agreement, an officer's certificate stating that (i) a review of that party's servicing activities during the preceding calendar year and of performance under the pooling and servicing agreement has been made under the supervision of the officer, and (ii) to the best of the officer's knowledge, based on the review, such party has fulfilled all its obligations under the pooling and servicing agreement throughout the year, or, if there has been a default in the fulfillment of any obligation, specifying the default known to the officer and the nature and status of the default.

     In addition, each party that participates in the servicing and administration of more than 5% of the mortgage loans and other assets comprising a trust for any series will be required to deliver annually to us and/or the trustee, a report (an "Assessment of Compliance") that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 CFR 229.1122) that contains the following:

     (a) a statement of the party's responsibility for assessing compliance with the servicing criteria applicable to it;

     (b) a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

     (c) the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month, setting forth any material instance of noncompliance identified by the party; and

     (d) a statement that a registered public accounting firm has issued an attestation report on the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month.

     Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an "Attestation Report") of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party's assessment of compliance with the applicable servicing criteria.

                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

     Credit support may be provided with respect to one or more classes of the offered certificates of any series or with respect to the related mortgage assets. That credit support may be in the form of any of the following--

     - the subordination of one or more other classes of certificates of the same series;

     - the use of a letter of credit, a surety bond, an insurance policy or a guarantee;

     -    the establishment of one or more reserve funds; or

     -    any combination of the foregoing.

     If and to the extent described in the related prospectus supplement, any of the above forms of credit support may provide credit enhancement for non-offered certificates, as well as offered certificates, or for more than one series of certificates.

     If you are the beneficiary of any particular form of credit support, that credit support may not protect you against all risks of loss and will not guarantee payment to you of all amounts to which you are entitled under your offered certificates. If losses or shortfalls occur that exceed the amount covered by that credit support or that are of a type not covered by that credit support, you will bear your allocable share of deficiencies. Moreover, if that credit support covers the offered certificates of more than one class or series and total losses on the related mortgage assets exceed the amount of that credit support, it is possible that the holders of offered certificates of other classes and/or series will be disproportionately benefited by that credit support to your detriment.

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     If you are the beneficiary of any particular form of credit support, we will include in the related prospectus supplement a description of the following--

     -    the nature and amount of coverage under that credit support;

     -    any conditions to payment not otherwise described in this prospectus;

     - any conditions under which the amount of coverage under that credit support may be reduced and under which that credit support may be terminated or replaced; and

     -    the material provisions relating to that credit support.

     Additionally, we will set forth in the related prospectus supplement information with respect to the obligor, if any, under any instrument of credit support.

SUBORDINATE CERTIFICATES

     If and to the extent described in the related prospectus supplement, one or more classes of certificates of any series may be subordinate to one or more other classes of certificates of that series. If you purchase subordinate certificates, your right to receive payments out of collections and advances on the related trust assets on any payment date will be subordinated to the corresponding rights of the holders of the more senior classes of certificates. If and to the extent described in the related prospectus supplement, the subordination of a class of certificates may not cover all types of losses or shortfalls. In the related prospectus supplement, we will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which that subordination will be available.

     If the mortgage assets in any trust established by us are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that payments be made on senior certificates evidencing interests in one group of those mortgage assets prior to payments on subordinate certificates evidencing interests in a different group of those mortgage assets. We will describe in the related prospectus supplement the manner and conditions for applying any cross-support provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     The mortgage loans included in any trust established by us may be covered for some default risks by insurance policies or guarantees. If so, we will describe in the related prospectus supplement the nature of those default risks and the extent of that coverage.

LETTERS OF CREDIT

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by one or more letters of credit, issued by a bank or other financial institution specified in the related prospectus supplement. The issuer of a letter of credit will be obligated to honor draws under that letter of credit in a total fixed dollar amount, net of unreimbursed payments under the letter of credit, generally equal to a percentage specified in the related prospectus supplement of the total principal balance of some or all of the related mortgage assets as of the date the related trust was formed or of the initial total principal balance of one or more classes of certificates of the applicable series. The letter of credit may permit draws only in the event of select types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the letter of credit issuer under the letter of credit for any series of offered certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the related trust.

CERTIFICATE INSURANCE AND SURETY BONDS

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Those instruments may cover, with respect to one or more classes of the offered certificates of the related series, timely payments of interest and principal or timely payments of interest and payments of principal on the basis of a schedule of principal payments set forth in or determined in the manner specified in

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the related prospectus supplement. We will describe in the related prospectus supplement any limitations on the draws that may be made under any of those instruments.

RESERVE FUNDS

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination of the foregoing, will be deposited, in the amounts specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, the reserve fund for the related series of offered certificates may also be funded over time.

     Amounts on deposit in any reserve fund for a series of offered certificates will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, reserve funds may be established to provide protection only against select types of losses and shortfalls. Following each payment date for the related series of offered certificates, amounts in a reserve fund in excess of any required balance may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

                         LEGAL ASPECTS OF MORTGAGE LOANS

     Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by multifamily and commercial properties in the United States, its territories and possessions. However, some of those mortgage loans may be secured by multifamily and commercial properties outside the United States, its territories and possessions.

     The following discussion contains general summaries of select legal aspects of mortgage loans secured by multifamily and commercial properties in the United States. Because these legal aspects are governed by applicable state law, which may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all jurisdictions in which the security for the mortgage loans underlying the offered certificates is situated. Accordingly, you should be aware that the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust Fund--Mortgage Loans."

     If a significant percentage of mortgage loans underlying a series of offered certificates are secured by properties in a particular state, we will discuss the relevant state laws, to the extent they vary materially from this discussion, in the related prospectus supplement.

GENERAL

     Each mortgage loan underlying a series of offered certificates will be evidenced by a note or bond and secured by an instrument granting a security interest in real property. The instrument granting a security interest in real property may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which that real property is located. Mortgages, deeds of trust and deeds to secure debt are often collectively referred to in this prospectus as "mortgages." A mortgage creates a lien upon, or grants a title interest in, the real property covered by the mortgage, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on--

     -    the terms of the mortgage;

     - the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property;

     -    the knowledge of the parties to the mortgage; and

     - in general, the order of recordation of the mortgage in the appropriate public recording office.

     However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

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TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage--

     - a mortgagor, who is the owner of the encumbered interest in the real property; and

     -    a mortgagee, who is the lender.

     In general, the mortgagor is also the borrower.

     In contrast, a deed of trust is a three-party instrument. The parties to a deed of trust are--

     -    the trustor, who is the equivalent of a mortgagor;

     -    the trustee to whom the real property is conveyed; and

     - the beneficiary for whose benefit the conveyance is made, who is the lender.

     Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note.

     A deed to secure debt typically has two parties. Under a deed to secure debt, the grantor, who is the equivalent of a mortgagor, conveys title to the real property to the grantee, who is the lender, generally with a power of sale, until the debt is repaid.

     Where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation.

     The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by--

     -    the express provisions of the related instrument;

     -    the law of the state in which the real property is located;

     -    various federal laws; and

     -    in some deed of trust transactions, the directions of the beneficiary.

INSTALLMENT CONTRACTS

     The mortgage loans underlying your offered certificates may consist of installment contracts. Under an installment contract the seller retains legal title to the property and enters into an agreement with the purchaser for payment of the purchase price, plus interest, over the term of the installment contract. Only after full performance by the borrower of the contract is the seller obligated to convey title to the real estate to the purchaser. During the period that the installment contract is in effect, the purchaser is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

     The seller's enforcement of an installment contract varies from state to state. Generally, installment contracts provide that upon a default by the purchaser, the purchaser loses his or her right to occupy the property, the entire indebtedness is accelerated, and the purchaser's equitable interest in the property is forfeited. The seller in this situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the purchaser has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of purchaser default during the early years of an installment contract, the courts will permit ejectment of the purchaser and a forfeiture of his or her interest in the property.

     However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the seller may be required to give notice of default and the borrower may be granted some grace period

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during which the contract may be reinstated upon full payment of the default amount and the purchaser may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a purchaser with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the seller's procedures for obtaining possession and clear title under an installment contract for the sale of real estate in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

LEASES AND RENTS

     A mortgage that encumbers an income-producing property often contains an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases. Under an assignment of rents and leases, the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived from each lease. However, the borrower retains a revocable license to collect the rents, provided there is no default and the rents are not directly paid to the lender. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

     In most states, hotel and motel room rates are considered accounts receivable under the UCC. Room rates are generally pledged by the borrower as additional security for the loan when a mortgage loan is secured by a hotel or motel. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured by hotels or motels may be included in one of our trusts even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. A lender will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default, even if the lender's security interest in room rates is perfected under applicable nonbankruptcy law.

     In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect hotel and motel room rates. However, the room rates will constitute cash collateral and cannot be used by the bankrupt borrower--

     -    without a hearing or the lender's consent; or

     - unless the lender's interest in the room rates is given adequate protection.

     For purposes of the foregoing, the adequate protection may include a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the bankrupt borrower proposes to use. See "--Bankruptcy Laws" below.

PERSONALTY

     Some types of income-producing real properties, such as hotels, motels and nursing homes, may include personal property, which may, to the extent it is owned by the borrower and not previously pledged, constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in the personal property and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured in part by personal property may be included in one of our trusts even if the security interest in the personal property was not perfected or the requisite UCC filings were allowed to lapse.

FORECLOSURE

     GENERAL. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property security at public auction to satisfy the indebtedness.

     FORECLOSURE PROCEDURES VARY FROM STATE TO STATE. The two primary methods of foreclosing a mortgage are--

     -    judicial foreclosure, involving court proceedings; and

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     -    nonjudicial foreclosure under a power of sale granted in the mortgage instrument.

     Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed. A foreclosure action sometimes requires several years to complete.

     JUDICIAL FORECLOSURE. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, a lender initiates the action by the service of legal pleadings upon--

     - all parties having a subordinate interest of record in the real property; and

     - all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage.

     Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. The court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property upon successful completion of a judicial foreclosure proceeding. The proceeds of that public sale are used to satisfy the judgment. The procedures that govern these public sales vary from state to state.

     EQUITABLE AND OTHER LIMITATIONS ON ENFORCEABILITY OF PARTICULAR PROVISIONS. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on these principles, a court may--

     - alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching;

     - require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan;

     - require the lender to reinstate a loan or recast a payment schedule in order to accommodate a borrower that is suffering from a temporary financial disability; or

     - limit the right of the lender to foreclose in the case of a nonmonetary default, such as--

          1.   a failure to adequately maintain the mortgaged property, or

          2.   an impermissible further encumbrance of the mortgaged property.

     Some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have--

     -    upheld the reasonableness of the notice provisions; or

     - found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     In addition, some states may have statutory protection such as the right of the borrower to reinstate its mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

     NONJUDICIAL FORECLOSURE/POWER OF SALE. In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale under a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following--

     - a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower; and

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     -    notice of sale is given in accordance with the terms of the deed of trust and applicable state law.

     In some states, prior to a nonjudicial public sale, the trustee under the deed of trust must--

     -    record a notice of default and notice of sale; and

     - send a copy of those notices to the borrower and to any other party who has recorded a request for a copy of them.

In addition, in some states, the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. Some states require a reinstatement period during which the borrower or junior lienholder may have the right to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     PUBLIC SALE. A third party may be unwilling to purchase a mortgaged property at a public sale because of--

     - the difficulty in determining the exact status of title to the property due to, among other things, redemption rights that may exist; and

     - the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings.

     As a result of the foregoing, it is common for the lender to purchase the mortgaged property and become its owner, subject to the borrower's right in some states to remain in possession during a redemption period. In that case, the lender will have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make repairs necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Whether, the ultimate proceeds of the sale of the property equal the lender's investment in the property depends upon market conditions. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on the related mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens. In addition, it may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. Furthermore, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     RIGHTS OF REDEMPTION. The purposes of a foreclosure action are--

     -    to enable the lender to realize upon its security; and

     - to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercising their equity of redemption.

     The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties to the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law, nonstatutory right which should be distinguished from post-sale statutory rights of redemption. In some states, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property after sale under a deed of trust or foreclosure of a mortgage. In some states, statutory

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redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. A statutory right of redemption will diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     ANTI-DEFICIENCY LEGISLATION. Some or all of the mortgage loans underlying a series of offered certificates may be nonrecourse loans. Recourse in the case of a default on a non-recourse mortgage loan will be limited to the mortgaged property and any other assets that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states, a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security, but in doing so, the lender may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders will usually proceed first against the security in states where an election of remedy provision exists. Finally, other statutory provisions limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale. These other statutory provisions are intended to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale.

     LEASEHOLD CONSIDERATIONS. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a mortgage on the borrower's leasehold interest under a ground lease. Leasehold mortgage loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease--

     - requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them;

     - permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale; and

     - contains other protective provisions typically required by prudent lenders to be included in a ground lease.

     Some mortgage loans underlying a series of offered certificates, however, may be secured by ground leases which do not contain these provisions.

     COOPERATIVE SHARES. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases belonging to those shares, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Loans secured in this manner are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Loans secured in this manner typically are subordinate to the mortgage, if any, on the cooperative's building. That mortgage, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative is subject to various regulations as well as to restrictions under the governing documents of the cooperative. The shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, that the lender may cure a default under a proprietary lease.

     Under the laws applicable in many states, "foreclosure" on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a commercially reasonable manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary leases.

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BANKRUPTCY LAWS

     Operation of the U.S. Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral or to enforce a deficiency judgment. For example, under the U.S. Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition. Often, no interest or principal payments are made during the course of the bankruptcy case. The delay caused by an automatic stay and its consequences can be significant. Also, under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

     Under the U.S. Bankruptcy Code, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified provided that substantive and procedural safeguards protective of the lender are met. A bankruptcy court may, among other things--

     - reduce the secured portion of the outstanding amount of the loan to the then-current value of the property, thereby leaving the lender a general unsecured creditor for the difference between the then-current value of the property and the outstanding balance of the loan;

     - reduce the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule, with or without affecting the unpaid principal balance of the loan;

     -    extend or shorten the term to maturity of the loan;

     - permit the bankrupt borrower to cure of the subject loan default by paying the arrearage over a number of years; or

     - permit the bankrupt borrower, through its rehabilitative plan, to reinstate the loan payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

     Federal bankruptcy law may also interfere with or affect the ability of a secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. A lender may be stayed from enforcing the assignment under the U.S. Bankruptcy Code. In addition, the legal proceedings necessary to resolve the issue could be time-consuming, and result in delays in the lender's receipt of the rents. However, recent amendments to the U.S. Bankruptcy Code may minimize the impairment of the lender's ability to enforce the borrower's assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of cash collateral as noted above, the amendments provide that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases holding that a security interest in rents is unperfected under the laws of some states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

     A borrower's ability to make payment on a mortgage loan may be impaired by the commencement of a bankruptcy case relating to the tenant under a lease of the related property. Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a tenant results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for--

     -    past due rent;

     -    accelerated rent;

     -    damages; or

     - a summary eviction order with respect to a default under the lease that occurred prior to the filing of the tenant's bankruptcy petition.

     In addition, the U.S. Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court--

     -    assume the lease and either retain it or assign it to a third party;
          or

     -    reject the lease.

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     If the lease is assumed, the trustee, debtor-in-possession or assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with adequate assurance of future performance. These remedies may be insufficient, and any assurances provided to the lessor may be inadequate. If the lease is rejected, the lessor will be treated, except potentially to the extent of any security deposit, as an unsecured creditor with respect to its claim for damages for termination of the lease. The U.S. Bankruptcy Code also limits a lessor's damages for lease rejection to--

     - the rent reserved by the lease without regard to acceleration for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease; plus

     - unpaid rent to the earlier of the surrender of the property or the lessee's bankruptcy filing.

ENVIRONMENTAL CONSIDERATIONS

     GENERAL. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Those environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In some circumstances, a lender may decide to abandon a contaminated real property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

     SUPERLIEN LAWS. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, that lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to that superlien.

     CERCLA. The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, imposes strict liability on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have participated in the management of the property or the operations of the borrower. Liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of the contaminated mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA's definition of "owner" or "operator," however, is a person who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest. This is the so called "secured creditor exemption."

     The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Lender Liability Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Lender Liability Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if--

     - it exercises decision-making control over a borrower's environmental compliance and hazardous substance handling and disposal practices; or

     - assumes day-to-day management of operational functions of a mortgaged property.

     The Lender Liability Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell that property at the earliest practicable commercially reasonable time on commercially reasonable terms.

     OTHER FEDERAL AND STATE LAWS. Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

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     Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may--

     - impose liability for releases of or exposure to asbestos-containing materials; and

     - provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

     Federal law requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

     Beyond statute-based environmental liability, there exist common law causes of action related to hazardous environmental conditions on a property, such as actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

     Federal, state and local environmental regulatory requirements change often. It is possible that compliance with a new regulatory requirement could impose significant compliance costs on a borrower. These costs may jeopardize the borrower's ability to meet its loan obligations.

     ADDITIONAL CONSIDERATIONS. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard. However, that individual or entity may be without substantial assets. Accordingly, it is possible that the costs could become a liability of the related trust and occasion a loss to the related certificateholders.

     If the operations on a foreclosed property are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. This compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. This disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Some or all of the mortgage loans underlying a series of offered certificates may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the a mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce these clauses in many states. However, the Garn-St Germain Depository Institutions Act of 1982 generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to the limitations prescribed in that Act and the regulations promulgated thereunder.

JUNIOR LIENS; RIGHTS OF HOLDERS OF SENIOR LIENS

     Any of our trusts may include mortgage loans secured by junior liens, while the loans secured by the related senior liens may not be included in that trust. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior loans and the junior loan.

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     In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied as follows--

     - first, to the payment of court costs and fees in connection with the foreclosure;

     -    second, to real estate taxes;

     - third, in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens; and

     - last, in satisfaction of all principal, interest, prepayment and acceleration penalties, if any, and any other sums due and owing to the holder of the junior liens.

SUBORDINATE FINANCING

     Some mortgage loans underlying a series of offered certificates may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or the restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to the following additional risks--

     - the borrower may have difficulty servicing and repaying multiple loans;

     - if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan;

     - acts of the senior lender that prejudice the junior lender or impair the junior lender's security, such as the senior lender's agreeing to an increase in the principal amount of or the interest rate payable on the senior loan, may create a superior equity in favor of the junior lender;

     - if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

     - the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made. They may also contain provisions that prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment premium, fee or charge. In some states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment premiums, fees and charges upon an involuntary prepayment is unclear under the laws of many states.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that state usury limitations shall not apply to various types of residential, including multifamily, first mortgage loans originated by particular lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, owners of public accommodations, such as hotels, restaurants, shopping centers, hospitals,

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schools and social service center establishments, must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected property owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, because the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender that is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

SERVICEMEMBERS CIVIL RELIEF ACT

     Under the terms of the Servicemembers Civil Relief Act of 1940 (formerly the Soldiers' and Sailors' Civil Relief Act of 1940), as amended (the "Relief Act"), a borrower who enters military service after the origination of the borrower's mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by the borrower, will not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act.

     Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on an affected mortgage loan. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts payable to the holders of certificates of the related series, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a master servicer or special servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status and, under some circumstances, during an additional three month period after the active duty status ceases.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

     Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations statute can be seized by the government if the property was used in, or purchased with the proceeds of, those crimes. Under procedures contained in the comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

     A lender may avoid forfeiture of its interest in the property if it establishes that--

     - its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based; or

     - the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     This is a general discussion of the material federal income tax consequences of purchasing, owning and transferring the offered certificates. To the extent it relates to matters of law or legal conclusions, it represents the opinion of our counsel, subject to any qualifications as may be expressed in this discussion. Unless we otherwise specify in the related prospectus

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supplement, our counsel for each series will be either Cadwalader, Wickersham &
Taft LLP or Skadden, Arps, Slate, Meagher & Flom LLP (as provided in the related prospectus supplement).

     This discussion is directed to certificateholders that hold the offered certificates as "capital assets" within the meaning of Section 1221 of the Internal Revenue Code of 1986, which we will refer to throughout this "Federal Income Tax Consequences" section as the "Code." This section does not discuss all federal income tax consequences that may be relevant to owners of offered certificates, particularly as to investors subject to special treatment under the Code, including--

     -    banks;

     -    insurance companies; and

     -    foreign investors.

     Further, this discussion does not address investors who treat items of income, expense gain or loss with respect to the offered certificates differently for book and tax purposes. This discussion and any legal opinions referred to in this discussion are based on authorities that can change, or be differently interpreted, with possible retroactive effect. No rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below. Accordingly, the IRS may take contrary positions.

     Investors and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is--

     - given with respect to events that have occurred at the time the advice is rendered; and

     -    is directly relevant to the determination of an entry on a tax return.

     Accordingly, even if this discussion addresses an issue regarding the tax treatment of the owner of the offered certificates, investors should consult their own tax advisors regarding that issue. Investors should do so not only as to federal taxes, but also state and local taxes. See "State and Other Tax Consequences."

     The following discussion addresses securities of two general types--

     - "REMIC certificates" representing interests in a trust, or a portion thereof, as to which a specified person or entity will make a "real estate mortgage investment conduit," or "REMIC," election under Sections 860A through 860G of the Code; and

     - "grantor trust certificates" representing interests in a trust or a portion thereof, as to which no REMIC election will be made.

     We will indicate in the prospectus supplement for each series whether the related trustee, another party to the related Governing Document or an agent appointed by that trustee or other party, in any event, a tax administrator, will make a REMIC election for the related trust. If the related tax administrator is required to make a REMIC election, we also will identify in the related prospectus supplement all regular interests and residual interests in the resulting REMIC.

     The following discussion is limited to certificates offered under this prospectus. In addition, this discussion applies only to the extent that the related trust or a portion thereof holds only mortgage loans. If a trust holds assets other than mortgage loans, we will disclose in the related prospectus supplement the tax consequences associated with those other assets being included. In addition, if agreements other than guaranteed investment contracts are included in a trust to provide interest rate protection for the related offered certificates, the anticipated material tax consequences associated with those agreements also will be discussed in the related prospectus supplement. See "Description of the Trust Fund--Arrangements Providing Reinvestment, Interest Rate and Currency Related Protection."

     The following discussion is based in part on the rules governing original issue discount in Sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued under those sections. It is also based in part on the rules governing REMICs in Sections 860A-860G of the Code and in the Treasury regulations issued under those sections, which we will refer to as the "REMIC Regulations." The regulations relating to original issue discount do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the offered certificates.

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REMICs

     GENERAL. With respect to each series of offered certificates as to which the related tax administrator will make a REMIC election, our counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Governing Document, and subject to certain assumptions set forth in the opinion--

     - the related trust, or the relevant designated portion of the trust, will qualify as a REMIC; and

     - those offered certificates of that series will be considered to evidence ownership of--

          1.   REMIC "regular interests," or

          2.   REMIC "residual interests."

     We refer in this discussion to--

     - certificates that evidence REMIC "regular interests" as the "REMIC regular certificates"; and

     - certificates that represent REMIC "residual interests" as the "REMIC residual certificates."

     If an entity electing to be treated as a REMIC fails to comply with the ongoing requirements of the Code for REMIC status, it may lose its REMIC status. If so, the entity may become taxable as a corporation. Therefore, the related certificates may not be given the tax treatment summarized below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, the Treasury Department has not done so. Any relief mentioned above, moreover, may be accompanied by sanctions. These sanctions could include the imposition of a corporate tax on all or a portion of a trust's income for the period in which the requirements for REMIC status are not satisfied. The Governing Document with respect to each REMIC will include provisions designed to maintain its status as a REMIC under the Code.

     QUALIFICATION AS A REMIC. In order to qualify as a REMIC, an entity must comply with the requirements set forth in the Code. The REMIC must fulfill an asset test, which requires that no more than a DE MINIMIS portion of the assets of the REMIC, as of the close of the third calendar month beginning after the "Startup Day" and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments." The "Startup Day" for the purposes of this discussion is the date of issuance of the REMIC certificates. The REMIC Regulations provide a safe harbor pursuant to which the DE MINIMIS requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a DE MINIMIS amount of nonqualified assets. A REMIC also must provide "reasonable arrangements" to prevent its residual interest from being held by "Disqualified Organizations" and must furnish applicable tax information to transferors or agents that violate this requirement. The Governing Document for each series will contain a provision designed to meet this requirement. See "--Sales of REMIC Certificates" and "--Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations" below.

     A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC on the Startup Day or is purchased by the REMIC within a three-month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include--

     -    whole mortgage loans, such as the mortgage loans;

     - certificates of beneficial interest in a grantor trust that holds mortgage loans, including certain mortgage backed securities;

     - regular interests in another REMIC, such as mortgage backed securities in a trust as to which a REMIC election has been made;

     - loans secured by timeshare interests and loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general that:

          1. the fair market value of the real property security (including buildings and structural components) is at least 80% of the principal balance of the related mortgage loan or mortgage loan underlying the mortgage certificate either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security); or

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          2.   substantially all the proceeds of the mortgage loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan.

If the mortgage loan has been significantly modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in (1) above as of the date of the last significant modification or at closing. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC on the Startup Day and that is received either--

     - in exchange for any qualified mortgage within a three-month period thereafter; or

     - in exchange for a "defective obligation" within a two-year period thereafter.

     A "defective obligation" includes--

     - a mortgage in default or as to which default is reasonably foreseeable;

     - a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC has been breached;

     -    a mortgage that was fraudulently procured by the mortgagor; and

     - a mortgage that was not in fact principally secured by real property (but only if the mortgage is disposed of within 90 days of discovery).

     Permitted investments include cash flow investments, qualified reserve assets and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC to provide for payments of expenses of the REMIC or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. The reserve fund will be disqualified if more than 30% of the gross income from the assets in the fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" as payments on the mortgage loans are received. Foreclosure property is real property acquired by the REMIC in connection with the default or imminent default of a qualified mortgage, provided that we had no knowledge that the mortgage loan would go into default at the time it was transferred to the REMIC. Foreclosure property generally must be disposed of prior to the close of the third calendar year following the acquisition of the property by the REMIC, with an extension that may be granted by the IRS.

     In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following--

     -    one or more classes of regular interests; or

     - a single class of residual interests on which distributions, if any, are made pro rata.

     A regular interest is an interest in a REMIC that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. The specified portion may consist of--

     -    a fixed number of basis points;

     -    a fixed percentage of the total interest; or

     - a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate.

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     The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC may be treated as a regular interest even if payments of principal with respect to that interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC or prepayment interest shortfalls. Accordingly, the REMIC regular certificates of a series will constitute one or more classes of regular interests, and the REMIC residual certificates for each REMIC of that series will constitute a single class of residual interests on which distributions are made pro rata.

     CHARACTERIZATION OF INVESTMENTS IN REMIC CERTIFICATES. Unless we state otherwise in the related prospectus supplement, the offered certificates that are REMIC certificates will be treated as--

     - "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code in the hands of a real estate investment trust; and

     - "loans secured by an interest in real property" or other assets described in Section 7701(a)(19)(C) of the Code in the hands of a thrift institution,

in the same proportion that the assets of the related REMIC are so treated.

     However, to the extent that the REMIC assets constitute mortgage loans on property not used for residential or certain other prescribed purposes, the related offered certificates will not be treated as assets qualifying under
Section 7701(a)(19)(C). If 95% or more of the assets of the REMIC qualify for any of the foregoing characterizations at all times during a calendar year, the related offered certificates will qualify for the corresponding status in their entirety for that calendar year.

     In addition, unless provided otherwise in the related prospectus supplement, offered certificates that are REMIC regular certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code in the hands of another REMIC.

     Finally, interest, including original issue discount, on offered certificates that are REMIC regular certificates, and income allocated to offered certificates that are REMIC residual certificates, will be interest described in Section 856(c)(3)(B) of the Code if received by a real estate investment trust, to the extent that these certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code.

     The related tax administrator will determine the percentage of the REMIC's assets that constitute assets described in the above-referenced sections of the Code with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The related tax administrator will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

     The assets of the REMIC will include, in addition to mortgage loans, collections on mortgage loans held pending payment on the related offered certificates and any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts, would be considered to be part of the mortgage loans, or whether these assets otherwise would receive the same treatment as the mortgage loans for purposes of the above-referenced sections of the Code. In addition, in some instances, the mortgage loans may not be treated entirely as assets described in those sections of the Code. If so, we will describe in the related prospectus supplement those mortgage loans that are characterized differently. The Treasury regulations do provide, however, that cash received from collections on mortgage loans held pending payment is considered part of the mortgage loans for purposes of Section 856(c)(5)(B) of the Code, relating to real estate investment trusts.

     To the extent a REMIC certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower's interest in a bank account, that mortgage loan is not secured solely by real estate, and therefore--

     - a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in
          Section 7701(a)(19)(C) of the Code;

     - a portion of that certificate may not represent ownership of "real estate assets" under Section 856(c)(5)(B) of the Code; and

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     -    the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code.

     TIERED REMIC STRUCTURES. For certain series of REMIC certificates, the related tax administrator may make two or more REMIC elections as to the related trust for federal income tax purposes. As to each of these series of REMIC certificates, our counsel will opine that each portion of the related trust as to which a REMIC election is to be made will qualify as a REMIC. Each of these series will be treated as one REMIC solely for purposes of determining--

     - whether the related REMIC certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code;

     - whether the related REMIC certificates will be "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code; and

     - whether the interest/income on the related REMIC certificates is interest described in Section 856(c)(3)(B) of the Code.

   TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES.

     GENERAL. Except as otherwise stated in this discussion, the Code treats REMIC regular certificates as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Holders of REMIC regular certificates that otherwise report income under the cash method of accounting must nevertheless report income with respect to REMIC regular certificates under the accrual method.

     ORIGINAL ISSUE DISCOUNT. Certain REMIC regular certificates may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Any holders of REMIC regular certificates issued with original issue discount generally will have to include original issue discount in income as it accrues, in accordance with the constant yield method described below, prior to the receipt of the cash attributable to that income. The IRS has issued regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Section 1272(a)(6) of the Code provides special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The Treasury Department has not issued final regulations under that section. You should be aware, however, that Section 1272(a)(6) and the regulations under Sections 1271 to 1275 of the Code do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your certificates.

     The Code requires, in computing the accrual of original issue discount on REMIC regular certificates, that a reasonable assumption be used concerning the rate at which borrowers will prepay the mortgage loans held by the related REMIC. Further, adjustments must be made in the accrual of that original issue discount to reflect differences between the prepayment rate actually experienced and the assumed prepayment rate. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations that the Treasury Department has not yet issued. The Conference Committee Report accompanying the Tax Reform Act of 1986 (the "Committee Report") indicates that the regulations should provide that the prepayment assumption used with respect to a REMIC regular certificate is determined once, at initial issuance, and must be the same as that used in pricing. The prepayment assumption used in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither we nor any other person will make any representation that the mortgage loans underlying any series of REMIC regular certificates will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or that the IRS will not challenge on audit the prepayment assumption used.

     The original issue discount, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price.

     The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of those certificates are sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC regular certificates is sold for cash on or prior to the related date of initial issuance of those certificates, the issue price for that class will be the fair market value of that class on the date of initial issuance.

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     Under the Treasury regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on that certificate other than qualified stated interest. Qualified stated interest is interest that is unconditionally payable at least annually, during the entire term of the instrument, at--

     -    a single fixed rate;

     -    a qualified floating rate;

     -    an objective rate;

     - a combination of a single fixed rate and one or more qualified floating rates;

     - a combination of a single fixed rate and one qualified inverse floating rate; or

     - a combination of qualified floating rates that does not operate in a manner that accelerates or defers interest payments on the REMIC regular certificate.

     In the case of REMIC regular certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of those certificates. If the original issue discount rules apply to those certificates, we will describe in the related prospectus supplement the manner in which those rules will be applied with respect to those certificates in preparing information returns to the certificateholders and the IRS.

     Certain classes of REMIC regular certificates may provide that the first interest payment with respect to those certificates be made more than one month after the date of initial issuance, a period that is longer than the subsequent monthly intervals between interest payments. Assuming the accrual period for original issue discount is the monthly period that ends on each payment date, then, as a result of this long first accrual period, some or all interest payments may be required to be included in the stated redemption price of the REMIC regular certificate and accounted for as original issue discount. Because interest on REMIC regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

     In addition, if the accrued interest to be paid on the first payment date is computed with respect to a period that begins prior to the date of initial issuance, a portion of the purchase price paid for a REMIC regular certificate will reflect that accrued interest. In those cases, information returns provided to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued prior to the date of initial issuance is treated as part of the overall cost of the REMIC regular certificate. Therefore, the portion of the interest paid on the first payment date in excess of interest accrued from the date of initial issuance to the first payment date is included in the stated redemption price of the REMIC regular certificate. However, the Treasury regulations state that all or some portion of this accrued interest may be treated as a separate asset, the cost of which is recovered entirely out of interest paid on the first payment date. It is unclear how an election to do so would be made under these regulations and whether this election could be made unilaterally by a certificateholder.

     Notwithstanding the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be DE MINIMIS if it is less than 0.25% of the stated redemption price of the certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of a REMIC regular certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the certificate, by multiplying--

     - the number of complete years, rounding down for partial years, from the date of initial issuance, until that payment is expected to be made, presumably taking into account the prepayment assumption; by

     -    a fraction--

          1.   the numerator of which is the amount of the payment, and

          2. the denominator of which is the stated redemption price at maturity of the certificate.

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     Under the Treasury regulations, original issue discount of only a DE
MINIMIS amount, other than DE MINIMIS original issue discount attributable to a so-called teaser interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of:

     -    the total amount of the DE MINIMIS original issue discount, and

     -    a fraction--

          1. the numerator of which is the amount of the principal payment, and

          2. the denominator of which is the outstanding stated principal amount of the subject REMIC regular certificate.

     The Treasury regulations also would permit you to elect to accrue DE MINIMIS original issue discount into income currently based on a constant yield method. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" below for a description of that election under the applicable Treasury regulations.

     If original issue discount on a REMIC regular certificate is in excess of a DE MINIMIS amount, the holder of the certificate must include in ordinary gross income the sum of the daily portions of original issue discount for each day during its taxable year on which it held the certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC regular certificate, the daily portions of original issue discount will be determined as described below.

     As to each accrual period, the related tax administrator will calculate the original issue discount that accrued during that accrual period. For these purposes, an accrual period is, unless we otherwise state in the related prospectus supplement, the period that begins on a date that corresponds to a payment date, or in the case of the first accrual period, begins on the date of initial issuance, and ends on the day immediately preceding the following payment date. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of--

     -    the sum of--

          1. the present value, as of the end of the accrual period, of all of the payments remaining to be made on the subject REMIC regular certificate, if any, in future periods, presumably taking into account the prepayment assumption, and

          2. the payments made on that certificate during the accrual period of amounts included in the stated redemption price; over

     - the adjusted issue price of the subject REMIC regular certificate at the beginning of the accrual period.

The adjusted issue price of a REMIC regular certificate is--

     -    the issue price of the certificate; increased by

     - the aggregate amount of original issue discount previously accrued on the certificate; reduced by

     - the amount of all prior payments of amounts included in its stated redemption price.

     The present value of the remaining payments referred to in item 1 of the second preceding sentence, will be calculated--

     - assuming that payments on the REMIC regular certificate will be received in future periods based on the related mortgage loans being prepaid at a rate equal to the prepayment assumption;

     - using a discount rate equal to the original yield to maturity of the certificate, based on its issue price and the assumption that the related mortgage loans will be prepaid at a rate equal to the prepayment assumption; and

     - taking into account events, including actual prepayments, that have occurred before the close of the accrual period.

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     The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

     A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, that is less than its remaining stated redemption price, will also be required to include in gross income the daily portions of any original issue discount with respect to the certificate. However, the daily portion will be reduced, if the cost is in excess of its adjusted issue price, in proportion to the ratio that the excess bears to the aggregate original issue discount remaining to be accrued on the certificate. The adjusted issue price of a REMIC regular certificate, as of any date of determination, equals the sum of:

     - the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that date of determination; and

     - the daily portions of original issue discount for all days during the accrual period prior to that date of determination.

     If the foregoing method for computing original issue discount results in a negative amount of original issue discount as to any accrual period with respect to a REMIC regular certificate held by you, the amount of original issue discount accrued for that accrual period will be zero. You may not deduct the negative amount currently. Instead, you will only be permitted to offset the negative amount against future positive original issue discount, if any, attributable to the certificate. Although not free from doubt, it is possible that you may be permitted to recognize a loss to the extent your basis in the certificate exceeds the maximum amount of payments that you could ever receive with respect to the certificate. However, any such loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to certificates that have no, or a disproportionately small, amount of principal because they can have negative yields if the mortgage loans held by the related REMIC prepay more quickly than anticipated. See "Risk Factors--Prepayment Considerations; Variability in Average Life of Offered Certificates; Special Yield Considerations."

     The Treasury regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that you may be able to select a method for recognizing original issue discount that differs from that used by the trust in preparing reports to you and the IRS. Prospective purchasers of the REMIC regular certificates should consult their tax advisors concerning the tax treatment of these certificates in this regard.

     The Treasury Department proposed regulations on August 24, 2004 that create a special rule for accruing original issue discount on REMIC regular certificates providing for a delay between record and payment dates, such that the period over which original issue discount accrues coincides with the period over which the certificateholder's right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, taxpayers would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to REMIC regular certificates with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any REMIC regular certificate issued after the date the final regulations are published in the Federal Register.

     MARKET DISCOUNT. You will be considered to have purchased a REMIC regular certificate at a market discount if--

     - in the case of a certificate issued without original issue discount, you purchased the certificate at a price less than its remaining stated principal amount; or

     - in the case of a certificate issued with original issue discount, you purchased the certificate at a price less than its adjusted issue price.

     If you purchase a REMIC regular certificate with more than a DE MINIMIS amount of market discount, you will recognize gain upon receipt of each payment representing stated redemption price. Under Section 1276 of the Code, you generally will be required to allocate the portion of each payment representing some or all of the stated redemption price first to accrued market discount not previously included in income. You must recognize ordinary income to that extent. You may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, this election will apply to all market discount bonds acquired by you on or after the first day of the first taxable year to which this election applies.

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     The Treasury regulations also permit you to elect to accrue all interest and discount, including DE MINIMIS market or original issue discount, in income as interest, and to amortize premium, based on a constant yield method. Your making this election with respect to a REMIC regular certificate with market discount would be deemed to be an election to include market discount in income currently with respect to all other debt instruments with market discount that you acquire during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, your making this election as to a certificate acquired at a premium would be deemed to be an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that you own or acquire. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium" below.

     Each of the elections described above to accrue interest and discount and to amortize premium, with respect to a certificate on a constant yield method or as interest would be irrevocable except with the approval of the IRS.

     However, market discount with respect to a REMIC regular certificate will be considered to be DE MINIMIS for purposes of Section 1276 of the Code if the market discount is less than 0.25% of the remaining stated redemption price of the certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the Treasury regulations refer to the weighted average maturity of obligations. It is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as DE MINIMIS under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a DE MINIMIS amount. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

     Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period, you may accrue market discount on a REMIC regular certificate held by you, at your option--

     -    on the basis of a constant yield method;

     - in the case of a certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the certificate as of the beginning of the accrual period; or

     - in the case of a certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total amount of original issue discount remaining on the certificate at the beginning of the accrual period.

     The prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount.

     To the extent that REMIC regular certificates provide for monthly or other periodic payments throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC regular certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

     Further, Section 1277 of the Code may require you to defer a portion of your interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the DE MINIMIS rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during the related taxable year and is, in general, allowed as a deduction not later than the year in which the related market discount is includible in income. If you have elected, however, to include market discount in income currently as it accrues, the interest deferral rule described above would not apply.

     PREMIUM. A REMIC regular certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, that is greater than its remaining stated redemption price will be considered to be purchased at a premium. You may elect under Section 171 of the Code to amortize the premium under the constant yield method over the life of the certificate. If you elect to amortize bond premium, bond premium would be amortized on a constant yield method

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and would be applied as an offset against qualified stated interest. If made, this election will apply to all debt instruments having amortizable bond premium that you own or subsequently acquire. The IRS has issued regulations on the amortization of bond premium, but they specifically do not apply to holders of REMIC regular certificates.

     The Treasury regulations also permit you to elect to include all interest, discount and premium in income based on a constant yield method, further treating you as having made the election to amortize premium generally. See
"-- REMICs --Taxation of Owners of REMIC Regular Certificates--Market Discount" above. The Committee Report states that the same rules that apply to accrual of market discount and require the use of a prepayment assumption in accruing market discount with respect to REMIC regular certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under Section 171 of the Code.

     Whether you will be treated as holding a REMIC regular certificate with amortizable bond premium will depend on--

     -    the purchase price paid for your certificate; and

     - the payments remaining to be made on your certificate at the time of its acquisition by you.

     If you acquire an interest in any class of REMIC regular certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium.

     REALIZED LOSSES. Under Section 166 of the Code, if you are either a corporate holder of a REMIC regular certificate or a noncorporate holder of a REMIC regular certificate that acquires the certificate in connection with a trade or business, you should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which your certificate becomes wholly or partially worthless as the result of one or more realized losses on the related mortgage loans. However, if you are a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business, it appears that--

     - you will not be entitled to deduct a loss under Section 166 of the Code until your certificate becomes wholly worthless; and

     -    the loss will be characterized as a short-term capital loss.

     You will also have to accrue interest and original issue discount with respect to your REMIC regular certificate, without giving effect to any reductions in payments attributable to defaults or delinquencies on the related mortgage loans, until it can be established that those payment reductions are not recoverable. As a result, your taxable income in a period could exceed your economic income in that period. If any amounts previously included in taxable income are not ultimately received due to a loss on the related mortgage loans, you should be able to recognize a loss or reduction in income. However, the law is unclear with respect to the timing and character of this loss or reduction in income.

   TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES.

     GENERAL. Although a REMIC is a separate entity for federal income tax purposes, the Code does not subject a REMIC to entity-level taxation, except with regard to prohibited transactions and certain other transactions. See "--REMICs--Prohibited Transactions Tax and Other Taxes" below. Rather, a holder of REMIC residual certificates must generally take in income the taxable income or net loss of the related REMIC. Accordingly, the Code treats the REMIC residual certificates much differently than it would if they were direct ownership interests in the related mortgage loans or debt instruments issued by the related REMIC.

     Holders of REMIC residual certificates generally will be required to report their daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the related REMIC for each day during a calendar quarter that they own those certificates. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless we otherwise disclose in the related prospectus supplement. These daily amounts then will be allocated among the holders of the REMIC residual certificates in proportion to their respective ownership interests on that day. Any amount included in the certificateholders' gross income or allowed as a loss to them by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "--REMICs--Taxation of Owners of REMIC Residual Certificates--Taxable Income of the REMIC." Holders of REMIC residual certificates must report the taxable income of the related REMIC without regard to the timing or amount of cash payments by the REMIC until

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the REMIC's termination. Income derived from the REMIC residual certificates will be "portfolio income" for the purposes of the limitations under Section 469 of the Code on the deductibility of "passive losses."

     A holder of a REMIC residual certificate that purchased the certificate from a prior holder also will be required to report on its federal income tax return amounts representing its daily share of the taxable income, or net loss, of the related REMIC for each day that it holds the REMIC residual certificate. These daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise, to reduce or increase the income of a holder of a REMIC residual certificate. These modifications would occur when a holder purchases the REMIC residual certificate from a prior holder at a price other than the adjusted basis that the REMIC residual certificate would have had in the hands of an original holder of that certificate. The Treasury regulations, however, do not provide for these modifications.

     The Treasury Department has issued final regulations, effective May 11, 2004, which address the federal income tax treatment of "inducement fees" received by transferees of noneconomic REMIC residual interests. The final regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss allocable to the holder. The final regulations provide two safe harbor methods which permit transferees to include inducement fees in income either (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption. If the holder of a REMIC residual interest sells or otherwise disposes of the Residual Certificate, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. The final regulations also provide that an inducement fee shall be treated as income from sources within the United States. In addition, the IRS has issued administrative guidance addressing the procedures by which transferees of noneconomic REMIC residual interests may obtain automatic consent from the IRS to change the method of accounting for REMIC inducement fee income to one of the safe harbor methods provided in these final regulations (including a change from one safe harbor method to the other safe harbor method). Prospective purchasers of the REMIC residual certificates should consult with their tax advisors regarding the effect of these final regulations and the related guidance regarding the procedures for obtaining automatic consent to change the method of accounting.

     Tax liability with respect to the amount of income that holders of REMIC residual certificates will be required to report, will often exceed the amount of cash payments received from the related REMIC for the corresponding period. Consequently, you should have--

     - other sources of funds sufficient to pay any federal income taxes due as a result of your ownership of REMIC residual certificates; or

     -    unrelated deductions against which income may be offset.

     See, however, the rules discussed below relating to--

     -    "excess inclusions";

     -    residual interests without "significant value"; and

     -    "noneconomic" residual interests.

     The fact that the tax liability associated with this income allocated to you may exceed the cash payments received by you for the corresponding period may significantly and adversely affect their after-tax rate of return. This disparity between income and payments may not be offset by corresponding losses or reductions of income attributable to your certificates until subsequent tax years. Even then, the extra income may not be completely offset due to changes in the Code, tax rates or character of the income or loss. Therefore, the REMIC residual certificates will ordinarily have a negative value at the time of issuance. See "Risk Factors--Certain Federal Income Tax Consequences Regarding Residual Certificates."

     TAXABLE INCOME OF THE REMIC. The taxable income of a REMIC will equal--

     -    the income from the mortgage loans and other assets of the REMIC; plus

     - any cancellation of indebtedness income due to the allocation of realized losses to those REMIC certificates, constituting "regular interests" in the REMIC; less

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     -    the following items--

          1. the deductions allowed to the REMIC for interest, including original issue discount but reduced by any premium on issuance, on any class of REMIC certificates constituting "regular interests" in the REMIC, whether offered or not,

          2. amortization of any premium on the mortgage loans held by the REMIC,

          3. bad debt losses with respect to the mortgage loans held by the REMIC, and

          4. except as described below, servicing, administrative and other expenses.

     For purposes of determining its taxable income, a REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC certificates, or in the case of REMIC certificates not sold initially, their fair market values. The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered hereby will be determined in the manner described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." The issue price of a REMIC certificate received in exchange for an interest in mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the related tax administrator may be required to estimate the fair market value of these interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

     Subject to possible application of the DE MINIMIS rules, the method of accrual by a REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC regular certificates. That method is a constant yield method taking into account the prepayment assumption. However, a REMIC that acquires loans at a market discount must include that market discount in income currently, as it accrues, on a constant yield basis. See "--REMICs--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing the discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

     A REMIC will acquire a mortgage loan with discount, or premium, to the extent that the REMIC's basis, determined as described in the preceding paragraph, is different from its stated redemption price. Discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates. A REMIC probably will elect under Section 171 of the Code to amortize any premium on the mortgage loans that it holds. Premium on any mortgage loan to which this election applies may be amortized under a constant yield method, presumably taking into account the prepayment assumption.

     A REMIC will be allowed deductions for interest, including original issue discount, on all of the certificates that constitute "regular interests" in the REMIC, whether or not offered hereby, as if those certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." However, the DE MINIMIS rule described in that section will not apply in determining deductions.

     If a class of REMIC regular certificates is issued at a price in excess of the stated redemption price of that class, the net amount of interest deductions that are allowed to the REMIC in each taxable year with respect to those certificates will be reduced by an amount equal to the portion of that excess that is considered to be amortized in that year. It appears that this excess should be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount."

     As a general rule, the taxable income of a REMIC will be determined as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--REMICs--Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by
Section 67 of the Code will not be applied at the REMIC level so that the REMIC will be allowed full deductions for servicing, administrative and other noninterest expenses in determining its taxable income. All those expenses will be allocated as a separate item to the holders of the related REMIC certificates, subject to the limitation of Section 67 of the Code. See "--REMICs--Taxation of Owners of REMIC Residual Certificates--Pass-Through of Miscellaneous Itemized Deductions"

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below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

     BASIS RULES, NET LOSSES AND DISTRIBUTIONS. The adjusted basis of a REMIC residual certificate will be equal to--

     -    the amount paid for that REMIC residual certificate; increased by

     - amounts included in the income of the holder of that REMIC residual certificate; and decreased, but not below zero, by

     - distributions made, and by net losses allocated, to the holder of that REMIC residual certificate.

     A holder of a REMIC residual certificate is not allowed to take into account any net loss for any calendar quarter to the extent that the net loss exceeds the adjusted basis to that holder as of the close of that calendar quarter, determined without regard to that net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC residual certificate.

     Any distribution on a REMIC residual certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC residual certificate. To the extent a distribution on a REMIC residual certificate exceeds the holder's adjusted basis, it will be treated as gain from the sale of that REMIC residual certificate.

     A holder's basis in a REMIC residual certificate will initially equal the amount paid for the certificate and will be increased by that holder's allocable share of taxable income of the related REMIC. However, these increases in basis may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the related REMIC's taxable income is allocated to that holder. To the extent the initial basis of the holder of a REMIC residual certificate is less than the payments to that holder, and increases in the initial basis either occur after these distributions or, together with the initial basis, are less than the amount of these distributions, gain will be recognized to that holder on these distributions. This gain will be treated as gain from the sale of its REMIC residual certificate.

     The effect of these rules is that a holder of a REMIC residual certificate may not amortize its basis in a REMIC residual certificate, but may only recover its basis--

     -    through distributions;

     -    through the deduction of any net losses of the REMIC; or

     - upon the sale of its REMIC residual certificate. See "--REMICs--Sales of REMIC Certificates" below.

     For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder, see "--REMICs--Taxation of Owners of REMIC Residual Certificates--General" above. These adjustments could require a holder of a REMIC residual certificate to account for any difference between the cost of the certificate to the holder and the adjusted basis if the certificate would have been in the hands of an original holder.

     EXCESS INCLUSIONS. Any excess inclusions with respect to a REMIC residual certificate will be subject to federal income tax in all events. In general, the excess inclusions with respect to a REMIC residual certificate for any calendar quarter will be the excess, if any, of--

     - the daily portions of REMIC taxable income allocable to that certificate; over

     - the sum of the daily accruals for each day during the quarter that the certificate was held by that holder.

     The daily accruals of a holder of a REMIC residual certificate will be determined by allocating to each day during a calendar quarter its ratable portion of a numerical calculation. That calculation is the product of the adjusted issue price of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the long-term Federal rate in effect on the date of initial issuance. For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to--

     -    the issue price of the certificate; increased by

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     -    the sum of the daily accruals for all prior quarters; and decreased, but not below zero; by

     - any payments made with respect to the certificate before the beginning of that quarter.

     The issue price of a REMIC residual certificate is the initial offering price to the public at which a substantial amount of the REMIC residual certificates were sold, but excluding sales to bond houses, brokers and underwriters or, if no sales have been made, their initial value. The long-term Federal rate is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

     Although it has not done so, the Treasury Department has authority to issue regulations that would treat the entire amount of income accruing on a REMIC residual certificate as excess inclusions if the REMIC residual interest evidenced by that certificate is considered not to have significant value.

     For holders of REMIC residual certificates, excess inclusions--

     - will not be permitted to be offset by deductions, losses or loss carryovers from other activities;

     - will be treated as unrelated business taxable income to an otherwise tax-exempt organization; and

     - will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the United States withholding tax imposed on payments to holders of REMIC residual certificates that are foreign investors. See, however, "--REMICs--Foreign Investors in REMIC Certificates" below.

     Furthermore, for purposes of the alternative minimum tax--

     - excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction; and

     - alternative minimum taxable income may not be less than the taxpayer's excess inclusions.

     This last rule has the effect of preventing non-refundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

     In the case of any REMIC residual certificates held by a real estate investment trust, or REIT, the aggregate excess inclusions with respect to these REMIC residual certificates will be allocated among the shareholders of the REIT in proportion to the dividends received by the shareholders from the REIT. Any amount so allocated will be treated as an excess inclusion with respect to a REMIC residual certificate as if held directly by the shareholder. The aggregate excess inclusions referred to in the previous sentence will be reduced, but not below zero, by any REIT taxable income, within the meaning of Section 857(b)(2) of the Code, other than any net capital gain. Treasury regulations yet to be issued could apply a similar rule to--

     -    regulated investment companies;

     -    common trust funds; and

     -    certain cooperatives.

The Treasury regulations, however, currently do not address this subject.

     NONECONOMIC REMIC RESIDUAL CERTIFICATES. Under the Treasury regulations, transfers of "noneconomic" REMIC residual certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax". If a transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the "noneconomic" REMIC residual certificate. The Treasury regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required liquidation provided for in the related Governing Document--

     - the present value of the expected future payments on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions; and

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     -    the transferor reasonably expects that the transferee will receive payments with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

The present value calculation referred to above is calculated using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate. This rate is computed and published monthly by the IRS.

     Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related Governing Document that are intended to reduce the possibility of any transfer being disregarded. These restrictions will require an affidavit--

     - from each party to the transfer, stating that no purpose of the transfer is to impede the assessment or collection of tax;

     - from the prospective transferee, providing certain representations as to its financial condition and providing a representation that it understands that, as the holder of the noneconomic interest, the transferee may incur tax liabilities in excess of cash flows generated by the residual interest and the transferee intends to pay the taxes associated with the residual interest as they become due; and

     - from the prospective transferor, stating that it has made a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future; and

     - from the prospective transferee, stating that it will not cause income from the REMIC residual certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other person, and the REMIC residual certificate, is, in fact, not transferred to such permanent establishment or fixed base.

     In addition, the Treasury has issued final regulations, which require that one of the following two tests be satisfied in order to obtain safe harbor protection from possible disregard of a transfer of a REMIC residual certificate:

     - the present value of the anticipated tax liabilities associated with holding the REMIC residual interest were less than or equal to the sum of--

          1. the present value of any consideration given to the transferee to acquire the interest;

          2. the present value of the expected future distributions on the interest; and

          3. the present value of the anticipated tax savings associated with the holding of the interest as the REMIC generates losses.

For purposes of these computations, the transferee is assumed to pay tax at the highest corporate rate of tax (currently 35%) or, in certain circumstances, the alternative minimum tax rate. Present values would be computed using a discount rate equal to a short-term Federal rate set forth in Section 1274(d) of the Code for the month of such transfer and the compounding period used by the transferee; or

     1. the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years);

     2. the transferee must agree in writing that any subsequent transfer of the residual interest would meet the requirements for a safe harbor transfer; and

     3. the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the REMIC residual interest will not be paid by the transferee.

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Unless otherwise stated in the related prospectus supplement, the Governing
Document requires that all transferees of residual certificates furnish an affidavit as to the applicability of the safe harbor, unless the transferor waives the requirement that the transferee do so.

     Prospective investors should consult their own tax advisors as to the applicability and effect of these safe harbor tests.

     Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of a REMIC residual certificate to another party at some future date may be disregarded in accordance with the above-described rules. This would result in the retention of tax liability by the transferor in respect of that purported transfer.

     We will disclose in the related prospectus supplement whether the offered REMIC residual certificates may be considered "noneconomic" residual interests under the Treasury regulations. However, we will base any disclosure that a REMIC residual certificate will not be considered "noneconomic" upon certain assumptions. Further, we will make no representation that a REMIC residual certificate will not be considered "noneconomic" for purposes of the above-described rules.

     See "--REMICs--Taxation of Owners of REMIC Residual
Certificates--Foreigners May Not Hold REMIC Residual Certificates" below for additional restrictions applicable to transfers of certain REMIC residual certificates to foreign persons and to United States partnerships that have any non-United States persons as partners.

     MARK-TO-MARKET RULES. Regulations under Section 475 of the Code provide a REMIC residual certificate is not treated as a security for purposes of Section 475 of the Code. Thus, a REMIC residual certificate is not subject to the mark-to-market rules.

     FOREIGNERS MAY NOT HOLD REMIC RESIDUAL CERTIFICATES. Unless we otherwise state in the related prospectus supplement, transfers of REMIC residual certificates to investors that are foreign persons under the Code and to United States partnerships that have (or are permitted to have under the related partnership agreement) any non-United States persons as partners will be prohibited under the related Governing Document. If transfers of REMIC residual certificates to investors that are foreign persons are permitted pursuant to the related Governing Document, we will describe in the related prospectus supplement additional restrictions applicable to transfers of certain REMIC residual certificates to these persons.

     In addition, under temporary and final Treasury regulations, effective August 1, 2006, a U.S. partnership having a partner who is not a United States Person will be required to pay withholding tax in respect of excess inclusion income allocable to such non-United States partner, even if no cash distributions are made to such partner. Accordingly, the related Governing Document will prohibit transfer of a REMIC residual certificate to a United States Person treated as a partnership for federal income tax purposes, any beneficial owner of which (other than through a United States corporation) is (or is permitted to be under the related partnership agreement) a non-United States Person.

     PASS-THROUGH OF MISCELLANEOUS ITEMIZED DEDUCTIONS. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC residual certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC regular certificates. Unless we state otherwise in the related prospectus supplement, however, these fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

     If the holder of a REMIC certificate receives an allocation of fees and expenses in accordance with the preceding discussion, and if that holder is--

     -    an individual;

     -    an estate or trust; or

     - a pass-through entity beneficially owned by one or more individuals, estates or trusts,

then--

     - an amount equal to this individual's, estate's or trust's share of these fees and expenses will be added to the gross income of this holder; and

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     -    the individual's, estate's or trust's share of these fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits the deduction of these fees and expenses only to the extent they exceed in the aggregate 2% of a taxpayer's adjusted gross income.

     In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of--

     - 3% of the excess, if any, of adjusted gross income over a statutory inflation-adjusted amount, or;

     - 80% of the amount of itemized deductions otherwise allowable for such year.

Under current law, the applicable limitation is reduced by one third for taxable years beginning in 2006 and 2007, and by two thirds in taxable years beginning in 2008 and 2009. For taxable years beginning after December 31, 2009, the overall limitation on itemized deductions is repealed.

     Furthermore, in determining the alternative minimum taxable income of a holder of a REMIC certificate that is--

     -    an individual,

     -    an estate or trust, or

     - a pass-through entity beneficially owned by one or more individuals, estates or trusts,

no deduction will be allowed for the holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of these fees and other deductions will be included in the holder's gross income.

     The amount of additional taxable income reportable by holders of REMIC certificates that are subject to the limitations of either Section 67 or Section 68 of the Code, or the complete disallowance of the related expenses for alternative minimum tax purposes, may be substantial.

     Accordingly, REMIC certificates to which these expenses are allocated will generally not be appropriate investments for--

     -    an individual;

     -    an estate or trust; or

     - a pass-through entity beneficially owned by one or more individuals, estates or trusts.

     We recommend that prospective investors consult with their tax advisors prior to making an investment in a REMIC certificate to which these expenses are allocated.

     SALES OF REMIC CERTIFICATES. If a REMIC certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate. The adjusted basis of a REMIC regular certificate generally will equal--

     -    the cost of the certificate to that certificateholder; increased by

     - income reported by that certificateholder with respect to the certificate, including original issue discount and market discount income; and reduced, but not below zero, by

     - payments on the certificate received by that certificateholder, amortized premium and realized losses allocated to the certificate and previously deducted by the certificateholder.

     The adjusted basis of a REMIC residual certificate will be determined as described above under "--REMICs--Taxation of Owners of REMIC Residual Certificates--Basis Rules, Net Losses and Distributions." Except as described below, any gain or loss from your sale of a REMIC certificate will be capital gain or loss, provided that you hold the certificate as a capital asset within the meaning of Section 1221 of the Code, which is generally property held for investment.

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     In addition to the recognition of gain or loss on actual sales, the Code requires the recognition of gain, but not loss, upon the "constructive sale of an appreciated financial position." A constructive sale of an appreciated financial position occurs if a taxpayer enters into certain transactions or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

     -    entitle the holder to a specified principal amount;

     -    pay interest at a fixed or variable rate; and

     -    are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most REMIC regular certificates meet this exception, Section 1259 will not apply to most REMIC regular certificates. However, REMIC regular certificates that have no, or a disproportionately small amount of, principal, can be the subject of a constructive sale.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year. A taxpayer would do so because of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     The Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income recognized or received by individuals. No rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss is relevant for other purposes to both individuals and corporations.

     Gain from the sale of a REMIC regular certificate that might otherwise be a capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of--

     - the amount that would have been includible in the seller's income with respect to that REMIC regular certificate assuming that income had accrued thereon at a rate equal to 110% of the applicable Federal rate determined as of the date of purchase of the certificate, which is a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate based on the application of the prepayment assumption to the certificate; over

     - the amount of ordinary income actually includible in the seller's income prior to that sale.

     In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased the certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of that discount that accrued during the period the certificate was held by the seller, reduced by any market discount included in income under the rules described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" and "--Premium."

     REMIC certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section of the Code applies will be ordinary income or loss.

     A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that a holder holds the certificate as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in that transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

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

     Except as may be provided in Treasury regulations yet to be issued, a loss realized on the sale of a REMIC residual certificate will be subject to the "wash sale" rules of Section 1091 of the Code, if during the period beginning six months before, and ending six months after, the date of that sale, the seller of that certificate--

     -    reacquires that same REMIC residual certificate;

     -    acquires any other residual interest in a REMIC; or

     - acquires any similar interest in a "taxable mortgage pool," as defined in Section 7701(i) of the Code.

     In that event, any loss realized by the holder of a REMIC residual certificate on the sale will not be recognized or deductible currently, but instead will be added to that holder's adjusted basis in the newly-acquired asset.

     PROHIBITED TRANSACTIONS TAX AND OTHER TAXES. The Code imposes a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to certain specified exceptions, a prohibited transaction includes--

     -    the disposition of a non-defaulted mortgage loan,

     - the receipt of income from a source other than a mortgage loan or certain other permitted investments,

     -    the receipt of compensation for services, or

     - the gain from the disposition of an asset purchased with collections on the mortgage loans for temporary investment pending payment on the REMIC certificates.

     It is not anticipated that any REMIC will engage in any prohibited transactions as to which it would be subject to this tax.

     In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property. The related Governing Document will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

     REMICs also are subject to federal income tax at the highest corporate rate on net income from foreclosure property, determined by reference to the rules applicable to REITs. Net income from foreclosure property generally means income from foreclosure property other than qualifying rents and other qualifying income for a REIT. Under certain circumstances, the special servicer may be authorized to conduct activities with respect to a mortgaged property acquired by a trust that causes the trust to incur this tax if doing so would, in the reasonable discretion of the special servicer, maximize the net after-tax proceeds to certificateholders. However, under no circumstance will the special servicer cause the acquired mortgaged property to cease to be a "permitted investment" under Section 860G(a)(5) of the Code.

     Unless we otherwise disclose in the related prospectus supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

     Unless we state otherwise in the related prospectus supplement, and to the extent permitted by then applicable laws, any tax on prohibited transactions, certain contributions or net income from foreclosure property, and any state or local income or franchise tax, that may be imposed on the REMIC will be borne by the related trustee, tax administrator, master servicer, special servicer or manager, in any case out of its own funds, provided that--

     -    the person has sufficient assets to do so; and

     - the tax arises out of a breach of that person's obligations under select provisions of the related Governing Document.

     Any tax not borne by one of these persons would be charged against the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

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     TAX AND RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL CERTIFICATES TO CERTAIN
ORGANIZATIONS. If a REMIC residual certificate is transferred to a disqualified organization, a tax will be imposed in an amount equal to the product of--

     - the present value of the total anticipated excess inclusions with respect to the REMIC residual certificate for periods after the transfer; and

     - the highest marginal federal income tax rate applicable to corporations.

     The value of the anticipated excess inclusions is discounted using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate.

     The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on--

     -    events that have occurred up to the time of the transfer;

     -    the prepayment assumption; and

     - any required or permitted clean up calls or required liquidation provided for in the related Governing Document.

     The tax on transfers to disqualified organizations generally would be imposed on the transferor of the REMIC residual certificate, except when the transfer is through an agent for a disqualified organization. In that case, the tax would instead be imposed on the agent. However, a transferor of a REMIC residual certificate would in no event be liable for the tax with respect to a transfer if--

     - the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization; and

     - as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

     In addition, if a pass-through entity includes in income excess inclusions with respect to a REMIC residual certificate, and a disqualified organization is the record holder of an interest in that entity, then a tax will be imposed on that entity equal to the product of--

     - the amount of excess inclusions on the certificate that are allocable to the interest in the pass-through entity held by the disqualified organization; and

     -    the highest marginal federal income tax rate imposed on corporations.

     A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in that pass-through entity furnishes to that pass-through entity--

     - the holder's social security number and a statement under penalties of perjury that the social security number is that of the record holder; or

     - a statement under penalties of perjury that the record holder is not a disqualified organization.

     If an electing large partnership holds a REMIC residual certificate, all interests in the electing large partnership are treated as held by disqualified organizations for purposes of the tax imposed on pass-through entities described in the second preceding paragraph. This tax on electing large partnerships must be paid even if each record holder of an interest in that partnership provides a statement mentioned in the prior paragraph.

     For these purposes, a "disqualified organization" means--

     -    the United States;

     -    any State or political subdivision thereof;

     -    any foreign government;

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

     -    any international organization;

     - any agency or instrumentality of the foregoing, except for instrumentalities described in Section 168(h)(2)(D) of the Code or Freddie Mac;

     - any organization, other than a cooperative described in Section 521 of the Code, that is exempt from federal income tax, except if it is subject to the tax imposed by Section 511 of the Code; or

     -    any organization described in Section 1381(a)(2)(C) of the Code.

     For these purposes, a "pass-through entity" means any--

     -    regulated investment company;

     -    real estate investment trust;

     -    trust;

     -    partnership; or

     -    certain other entities described in Section 860E(e)(6) of the Code.

     For these purposes, an "electing large partnership" means any partnership having more than 100 members during the preceding tax year which elects to apply simplified reporting provisions under the Code, except for certain service partnerships and commodity pools.

     In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to that interest, be treated as a pass-through entity.

     Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that--

     - the residual interests in the entity are not held by disqualified organizations; and

     - the information necessary for the application of the tax described herein will be made available.

     We will include in the related Governing Document restrictions on the transfer of REMIC residual certificates and certain other provisions that are intended to meet this requirement, and we will discuss those restrictions and provisions in any prospectus supplement relating to the offering of any REMIC residual certificate.

     TERMINATION. A REMIC will terminate immediately after the payment date following receipt by the REMIC of the final payment in respect of the related mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last payment on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC residual certificate, if the last payment on that certificate is less than the REMIC residual certificateholder's adjusted basis in the certificate, that holder should, but may not, be treated as realizing a capital loss equal to the amount of that difference.

     REPORTING AND OTHER ADMINISTRATIVE MATTERS. Solely for purposes of the administrative provisions of the Code, a REMIC will be treated as a partnership and holders of the related REMIC residual certificates will be treated as partners. Unless we otherwise state in the related prospectus supplement, the related tax administrator will file REMIC federal income tax returns on behalf of the REMIC, and will be designated as and will act as or on behalf of the tax matters person with respect to the REMIC in all respects.

     As, or as agent for, the tax matters person, the related tax administrator, subject to certain notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the holders of the REMIC residual certificates in connection with the administrative and judicial review of the REMIC's--

     -    income;

     -    deductions;

     -    gains;

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

     -    losses; and

     -    classification as a REMIC.

     Holders of REMIC residual certificates generally will be required to report these REMIC items consistently with their treatment on the related REMIC's tax return. In addition, these holders may in some circumstances be bound by a settlement agreement between the related tax administrator, as, or as agent for, the tax matters person, and the IRS concerning any REMIC item. Adjustments made to the REMIC's tax return may require these holders to make corresponding adjustments on their returns. An audit of the REMIC's tax return, or the adjustments resulting from that audit, could result in an audit of a holder's return.

     Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that other person, as well as other information.

     Reporting of interest income, including any original issue discount, with respect to REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent or made readily available through electronic means to individual holders of REMIC regular certificates and the IRS. Holders of REMIC regular certificates that are--

     -    corporations;

     -    trusts;

     -    securities dealers; and

     -    certain other non-individuals,

will be provided interest and original issue discount income information and the information set forth in the following paragraphs. This information will be provided upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of--

     - 30 days after the end of the quarter for which the information was requested; or

     -    two weeks after the receipt of the request.

     Reporting with respect to REMIC residual certificates, including--

     -    income;

     -    excess inclusions;

     -    investment expenses; and

     -    relevant information regarding qualification of the REMIC's assets,

will be made as required under the Treasury regulations, generally on a quarterly basis.

     As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount."

     Unless we otherwise specify in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the tax administrator for the subject REMIC.

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     BACKUP WITHHOLDING WITH RESPECT TO REMIC CERTIFICATES. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the "backup withholding tax" under Section 3406 of the Code if recipients of these payments--

     - fail to furnish to the payor certain information, including their taxpayer identification numbers; or

     -    otherwise fail to establish an exemption from this tax.

     Any amounts deducted and withheld from a payment to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

     FOREIGN INVESTORS IN REMIC CERTIFICATES. A holder of an offered certificate that is--

     -    a foreign person; and

     - not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of that certificate;

will normally not be subject to United States federal income or withholding tax in respect of a payment on an offered certificate. To avoid withholding tax, that holder must provide certain documentation. The appropriate documentation includes Form W-8BEN, if the foreign person is a corporation or individual eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; Form W-8ECI if the foreign person is eligible for an exemption on the basis of its income from the REMIC certificate being effectively connected to a United States trade or business; Form W-8BEN or Form W-8IMY if the foreign person is a trust, depending on whether such trust is classified as the beneficial owner of the regular certificate; and Form W-8IMY, with supporting documentation as specified in the Treasury regulations, required to substantiate exemptions from withholding on behalf of its partners, if the foreign person is a partnership. An intermediary (other than a partnership) must provide Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A "qualified intermediary" must certify that it has provided, or will provide, a withholding statement as required under Treasury regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its Form W-8IMY, and may certify its account holders' status without including each beneficial owner's certification. A non-"qualified intermediary" must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term "intermediary" means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a regular certificate. A "qualified intermediary" is generally a foreign financial institution or clearing organization or a non-United States branch or office of a United States financial institution or clearing organization that is a party to a withholding agreement with the IRS.

     For these purposes, a "foreign person" is anyone other than a United States person. A "United States person" is--

     -    a citizen or resident of the United States;

     - a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of Columbia;

     - an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

     -    a trust as to which--

          1. a court in the United States is able to exercise primary supervision over the administration of the trust, and

          2. one or more United States persons have the authority to control all substantial decisions of the trust.

     In addition, to the extent provided in the Treasury regulations, a trust will be a United States person if it was in existence on August 20, 1996 and it elected to be treated as a United States person.

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

     It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC regular certificate held by a person or entity that owns directly or indirectly a 10% or greater interest in the related REMIC residual certificates. If the holder does not qualify for exemption, payments of interest, including payments in respect of accrued original issue discount, to that holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

     It is possible, under regulations promulgated under Section 881 of the Code concerning conduit financing transactions, that the exemption from withholding taxes described above may also not be available to a holder who is a foreign person and either--

     -    owns 10% or more of one or more underlying mortgagors; or

     - if the holder is a controlled foreign corporation, is related to one or more mortgagors in the applicable trust.

     Further, it appears that a REMIC regular certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, it is recommended that certificateholders who are nonresident alien individuals consult their tax advisors concerning this question.

     Unless we otherwise state in the related prospectus supplement, the related Governing Document will prohibit transfers of REMIC residual certificates to investors that are--

     -    foreign persons, or

     - United States persons, if classified as a partnership under the Code, unless all of their direct or indirect beneficial owners (other than through a U.S. Corporation) are (and are required to be under the related partnership agreement) United States persons.

GRANTOR TRUSTS

     CLASSIFICATION OF GRANTOR TRUSTS. With respect to each series of grantor trust certificates, our counsel will deliver its opinion to the effect that, assuming compliance with all provisions of the related Governing Document, the related trust, or relevant portion thereof, will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation.

     For purposes of the following discussion--

     - A grantor trust certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust, together with interest (if any) thereon at a pass-through rate, will be referred to as a "grantor trust fractional interest certificate"; and

     - A grantor trust certificate representing ownership of all or a portion of the difference between--

          1. interest paid on the mortgage loans constituting the related grantor trust, minus

          2.   the sum of--

               -    normal administration fees, and

               - interest paid to the holders of grantor trust fractional interest certificates issued with respect to that grantor trust,

          will be referred to as a "grantor trust strip certificate." A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust.

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   CHARACTERIZATION OF INVESTMENTS IN GRANTOR TRUST CERTIFICATES.

     GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATES. Unless we otherwise disclose in the related prospectus supplement, any offered certificates that are grantor trust fractional interest certificates will generally represent interests in--

     - "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code, but only to the extent that the underlying mortgage loans have been made with respect to property that is used for residential or certain other prescribed purposes;

     - "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3) of the Code; and

     - "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code.

     In addition, interest on offered certificates that are grantor trust fractional interest certificates will, to the same extent, be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.

     GRANTOR TRUST STRIP CERTIFICATES. Even if grantor trust strip certificates evidence an interest in a grantor trust--

     - consisting of mortgage loans that are "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code;

     - consisting of mortgage loans that are "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code; and

     - the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(A) of the Code,

it is unclear whether the grantor trust strip certificates, and the income therefrom, will be so characterized. We recommend that prospective purchasers to which the characterization of an investment in grantor trust strip certificates is material consult their tax advisors regarding whether the grantor trust strip certificates, and the income therefrom, will be so characterized.

     The grantor trust strip certificates will be "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of
Section 860G(a)(3)(A) of the Code.

   TAXATION OF OWNERS OF GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATES.

     GENERAL. Holders of a particular series of grantor trust fractional interest certificates generally--

     - will be required to report on their federal income tax returns their shares of the entire income from the mortgage loans, including amounts used to pay reasonable servicing fees and other expenses, and

     - will be entitled to deduct their shares of any reasonable servicing fees and other expenses.

     Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a grantor trust fractional interest certificate may differ significantly from interest paid or accrued on the underlying mortgage loans.

     Section 67 of the Code allows an individual, estate or trust holding a grantor trust fractional interest certificate directly or through certain pass-through entities a deduction for any reasonable servicing fees and expenses only to the extent that the aggregate of the holder's miscellaneous itemized deductions exceeds two percent of the holder's adjusted gross income.

     Section 68 of the Code reduces the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount. Under current law, the applicable limitation is reduced by one third for taxable years beginning in 2006 and 2007, and by two thirds in taxable years beginning in 2008 and 2009. For taxable years beginning after December 31, 2009, the overall limitation on itemized deductions is repealed.

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     The amount of additional taxable income reportable by holders of grantor trust fractional interest certificates who are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Further, certificateholders, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining their alternative minimum taxable income.

     Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates, including grantor trust strip certificates, are issued, any fees and expenses should be allocated among those classes of grantor trust certificates. The method of this allocation should recognize that each class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, we currently expect that information returns or reports to the IRS and certificateholders will be based on a method that allocates these fees and expenses among classes of grantor trust certificates with respect to each period based on the payments made to each class during that period.

     The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the stripped bond rules of Section 1286 of the Code. Grantor trust fractional interest certificates may be subject to those rules if--

     - a class of grantor trust strip certificates is issued as part of the same series; or

     - we or any of our affiliates retain, for our or its own account or for purposes of resale, a right to receive a specified portion of the interest payable on an underlying mortgage loan.

     Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgage loans that constitutes a stripped coupon. We will include in the related prospectus supplement information regarding servicing fees paid out of the assets of the related trust to--

     -    a master servicer;

     -    a special servicer;

     -    any sub-servicer; or

     -    their respective affiliates.

     With respect to certain categories of debt instruments, Section 1272(a)(6) of the Code requires the use of a reasonable prepayment assumption in accruing original issue discount, and adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption.

     Legislation enacted in 1997 extended the section to cover investments in any pool of debt instruments the yield on which may be affected by reason of prepayments. The precise application of Section 1272(a)(6) of the Code to pools of debt instruments, is unclear in certain respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all of a taxpayer's investments in these pools of debt instruments, or on an investment-by-investment basis. Similarly, it is not clear whether the assumed prepayment rate as to investments in grantor trust fractional interest certificates is to be determined based on conditions at the time of the first sale of the certificate or, with respect to any holder, at the time of purchase of the certificate by that holder.

     We recommend that certificateholders consult their tax advisors concerning reporting original issue discount, market discount and premium with respect to grantor trust fractional interest certificates.

     In light of the application of Section 1286 of the Code, a beneficial owner of a stripped bond generally will be required to compute accruals of original issue discount based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to these stripped bonds, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of original issue discount for these certificates. Prospective investors therefore should be aware that the timing of accruals of original issue discount applicable to a stripped bond generally will be different than that reported to holders and the IRS. Prospective investors should consult their own tax advisors regarding their obligation to compute and include in income the correct amount of original issue discount accruals and any possible tax consequences to them if they should fail to do so.

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     IF STRIPPED BOND RULES APPLY. If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with "original issue discount" within the meaning of Section 1273(a) of the Code. This is subject, however, to the discussion below regarding--

     -    the treatment of certain stripped bonds as market discount bonds; and

     -    DE MINIMIS market discount.

See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--Market Discount" below.

     The holder of a grantor trust fractional interest certificate will report interest income from its grantor trust fractional interest certificate for each month, to the extent it constitutes "qualified stated interest," in accordance with its normal method of accounting. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above for a definition of "qualified stated interest."

     The original issue discount on a grantor trust fractional interest certificate will be the excess of the certificate's stated redemption price over its issue price. The issue price of a grantor trust fractional interest certificate as to any purchaser will be equal to the price paid by that purchaser of the grantor trust fractional interest certificate. The stated redemption price of a grantor trust fractional interest certificate will be--

     -    the sum of all payments to be made on that certificate;

     -    other than qualified stated interest, if any; and

     - the certificate's share of reasonable servicing fees and other expenses.

     See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" for a definition of qualified stated interest. In general, the amount of income that accrues in any month would equal the product of--

     - the holder's adjusted basis in the grantor trust fractional interest certificate at the beginning of the related month, as defined in "--Grantor Trusts--Sales of Grantor Trust Certificates"; and

     - the yield of that grantor trust fractional interest certificate to the holder.

     The yield would be computed as the rate, that, if used to discount the holder's share of future payments on the related mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate. This rate is compounded based on the regular interval between payment dates. In computing yield under the stripped bond rules, a certificateholder's share of future payments on the related mortgage loans will not include any payments made in respect of any ownership interest in those mortgage loans retained by us, a master servicer, a special servicer, a sub-servicer, or our or their respective affiliates, but will include the certificateholder's share of any reasonable servicing fees and other expenses, and is based generally on the method described in Section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

     In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the related mortgage loans allocable to that certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a grantor trust fractional interest certificate acquired at a price less than or greater than the principal amount, respectively, the use of a reasonable prepayment assumption would increase or decrease the yield. Therefore, the use of this prepayment assumption would accelerate or decelerate, respectively, the reporting of income.

     In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on--

     - a prepayment assumption determined when certificates are offered and sold hereunder, which we will disclose in the related prospectus supplement; and

     - a constant yield computed using a representative initial offering price for each class of certificates.

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     However, neither we nor any other person will make any representation that--

     - the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption used or any other rate; or

     -    the prepayment assumption will not be challenged by the IRS on audit.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports that we send, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     Under Treasury regulations Section 1.1286-1, certain stripped bonds are to be treated as market discount bonds. Accordingly, any purchaser of this type of bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon--

     - there is no original issue discount or only a DE MINIMIS amount of original issue discount; or

     - the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the related mortgage loans, before subtracting any servicing fee or any stripped coupon.

     If interest payable on a grantor trust fractional interest certificate is more than one percentage point lower than the gross interest rate payable on the related mortgage loans, we will disclose that fact in the related prospectus supplement. If the original issue discount or market discount on a grantor trust fractional interest certificate determined under the stripped bond rules is less than the product of--

     -    0.25% of the stated redemption price; and

     -    the weighted average maturity of the related mortgage loans,

then the original issue discount or market discount will be considered to be DE MINIMIS. Original issue discount or market discount of only a DE MINIMIS amount will be included in income in the same manner as DE MINIMIS original issue discount and market discount described in "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" and "--Market Discount" below.

     IF STRIPPED BOND RULES DO NOT APPLY. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, the certificateholder will be required to report its share of the interest income on the related mortgage loans in accordance with the certificateholder's normal method of accounting. In that case, the original issue discount rules will apply, even if the stripped bond rules do not apply, to a grantor trust fractional interest certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

     The original issue discount, if any, on mortgage loans will equal the difference between--

     -    the stated redemption price of the mortgage loans; and

     -    their issue price.

     For a definition of "stated redemption price," see "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan. If the borrower separately pays points to the lender that are not paid for services provided by the lender, such as commitment fees or loan processing costs, the amount of points paid reduces the issue price.

     The stated redemption price of a mortgage loan will generally equal its principal amount. The determination as to whether original issue discount will be considered to be DE MINIMIS will be calculated using the same test as in the REMIC discussion. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

     In the case of mortgage loans bearing adjustable or variable interest rates, we will describe in the related prospectus supplement the manner in which these rules will be applied with respect to the mortgage loans by the related trustee or master servicer, as applicable, in preparing information returns to certificateholders and the IRS.

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

     If original issue discount is in excess of a DE MINIMIS amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based generally on the method described in Section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor
Trusts--Taxation of Owners of Grantor Trust Fractional Interest
Certificates--General."

     A purchaser of a grantor trust fractional interest certificate may purchase the grantor trust fractional interest certificate at a cost less than the certificate's allocable portion of the aggregate remaining stated redemption price of the underlying mortgage loans. In that case, the purchaser will also be required to include in gross income the certificate's daily portions of any original issue discount with respect to those mortgage loans. However, each daily portion will be reduced, if the cost of the grantor trust fractional interest certificate to the purchaser is in excess of the certificate's allocable portion of the aggregate adjusted issue prices of the underlying mortgage loans. The reduction will be approximately in proportion to the ratio that the excess bears to the certificate's allocable portion of the aggregate original issue discount remaining to be accrued on those mortgage loans.

     The adjusted issue price of a mortgage loan on any given day equals the sum of--

     - the adjusted issue price or the issue price, in the case of the first accrual period, of the mortgage loan at the beginning of the accrual period that includes that day, and

     - the daily portions of original issue discount for all days during the accrual period prior to that day.

     The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal--

     -    the issue price of the mortgage loan; increased by

     - the aggregate amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods; and reduced by

     - the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

     In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on--

     - a prepayment assumption determined when the certificates are offered and sold hereunder and disclosed in the related prospectus supplement; and

     - a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     - the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or any other rate; or

     -    the prepayment assumption will not be challenged by the IRS on audit.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     MARKET DISCOUNT. If the stripped bond rules do not apply to a grantor trust fractional interest certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a mortgage loan is considered to have been purchased at a market discount. A mortgage loan is considered to have been purchased at a market discount if--

     - in the case of a mortgage loan issued without original issue discount, it is purchased at a price less than its remaining stated redemption price; or

     - in the case of a mortgage loan issued with original issue discount, it is purchased at a price less than its adjusted issue price.

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

     If market discount is in excess of a DE MINIMIS amount, the holder generally must include in income in each month the amount of the discount that has accrued, under the rules described below, through that month that has not previously been included in income. However, the inclusion will be limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by or, for accrual method certificateholders, due to, the trust in that month. A certificateholder may elect to include market discount in income currently as it accrues, under a constant yield method based on the yield of the certificate to the holder, rather than including it on a deferred basis in accordance with the foregoing. This market discount will be accrued generally on the method described in Section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

     We recommend that certificateholders consult their own tax advisors concerning accrual of market discount with respect to grantor trust fractional interest certificates. Certificateholders should also refer to the related prospectus supplement to determine whether and in what manner the market discount will apply to the underlying mortgage loans purchased at a market discount.

     To the extent that the underlying mortgage loans provide for periodic payments of stated redemption price, you may be required to include market discount in income at a rate that is not significantly slower than the rate at which that discount would be included in income if it were original issue discount.

     Market discount with respect to mortgage loans may be considered to be DE MINIMIS and, if so, will be includible in income under DE MINIMIS rules similar to those described under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

     Further, under the rules described under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" above, any discount that is not original issue discount and exceeds a DE MINIMIS amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the underlying mortgage loans.

     PREMIUM. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, which is a price in excess of their remaining stated redemption price, the certificateholder may elect under Section 171 of the Code to amortize the portion of that premium allocable to mortgage loans originated after September 27, 1985 using a constant yield method. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should--

     - be allocated among the payments of stated redemption price on the mortgage loan; and

     - be allowed as a deduction as those payments are made or, for an accrual method certificateholder, due.

     It appears that a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code similar to that described for calculating the accrual of market discount of grantor trust fractional interest certificates, based generally on the method described in
Section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

     TAXATION OF OWNERS OF GRANTOR TRUST STRIP CERTIFICATES. The "stripped coupon" rules of Section 1286 of the Code will apply to the grantor trust strip certificates. Except as described above under "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Apply," no regulations or published rulings under Section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities, such as the grantor trust strip certificates. Accordingly, we recommend that you consult your tax advisors concerning the method to be used in reporting income or loss with respect to those certificates.

     The Treasury regulations promulgated under the original discount rules do not apply to stripped coupons, although they provide general guidance as to how the original issue discount sections of the Code will be applied.

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

     Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method. In effect, you would include as interest income in each month an amount equal to the product of your adjusted basis in the grantor trust strip certificate at the beginning of that month and the yield of the grantor trust strip certificate to you. This yield would be calculated based on--

     -    the price paid for that grantor trust strip certificate by you; and

     - the projected payments remaining to be made thereon at the time of the purchase; plus

     - an allocable portion of the projected servicing fees and expenses to be paid with respect to the underlying mortgage loans.

Such yield will accrue generally on the method described in Section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

     If the method for computing original issue discount under Section 1272(a)(6) results in a negative amount of original issue discount as to any accrual period with respect to a grantor trust strip certificate, the amount of original issue discount allocable to that accrual period will be zero. That is, no current deduction of the negative amount will be allowed to you. You will instead only be permitted to offset that negative amount against future positive original issue discount, if any, attributable to that certificate. Although not free from doubt, it is possible that you may be permitted to deduct a loss to the extent your basis in the certificate exceeds the maximum amount of payments you could ever receive with respect to that certificate. However, any loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to grantor trust certificates with no, or disproportionately small, amounts of principal, which can have negative yields under circumstances that are not default related. See "Risk Factors--Prepayment Considerations; Variability in Average Life of Offered Certificates; Special Yield Considerations" above.

     The accrual of income on the grantor trust strip certificates will be significantly slower using a prepayment assumption than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, we currently expect that information returns or reports to the IRS and certificateholders will be based on--

     - the prepayment assumption we will disclose in the related prospectus supplement; and

     - a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     - the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption or at any other rate; or

     -    the prepayment assumption will not be challenged by the IRS on audit.

     We recommend that prospective purchasers of the grantor trust strip certificates consult their tax advisors regarding the use of the prepayment assumption.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     SALES OF GRANTOR TRUST CERTIFICATES. Any gain or loss recognized on the sale or exchange of a grantor trust certificate by an investor who holds that certificate as a capital asset, will be capital gain or loss, except as described below. The amount recognized equals the difference between--

     - the amount realized on the sale or exchange of a grantor trust certificate; and

     -    its adjusted basis.

     The adjusted basis of a grantor trust certificate generally will equal--

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

     -    its cost; increased by

     - any income reported by the seller, including original issue discount and market discount income; and reduced, but not below zero, by

     -    any and all--

          1.   previously reported losses,

          2.   amortized premium, and

          3.   payments with respect to that grantor trust certificate.

     As of the date of this prospectus, the Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income realized or received by individuals. No rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

     Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income. Gain or loss recognized by banks and other financial institutions subject to
Section 582(c) of the Code will be treated as ordinary income.

     Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the grantor trust certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate, at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     The Code requires the recognition of gain upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into certain transactions or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

     -    entitle the holder to a specified principal amount;

     -    pay interest at a fixed or variable rate; and

     -    are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most grantor trust certificates meet this exception, this Section will not apply to most grantor trust certificates. However, certain grantor trust certificates have no, or a disproportionately small, amount of principal and these certificates can be the subject of a constructive sale.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the relevant taxable year. This election would be done for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     GRANTOR TRUST REPORTING. Unless otherwise provided in the related prospectus supplement, the related tax administrator will furnish or make readily available through electronic means to each holder of a grantor trust certificate with each payment a statement setting forth the amount of the payment allocable to principal on the underlying mortgage loans and to interest thereon at the related pass-through rate. In addition, the related tax administrator will furnish, within a reasonable time after the end of each calendar year, to each person or entity that was the holder of a grantor trust certificate at any time during that year, information regarding--

     - the amount of servicing compensation received by a master servicer or special servicer; and

     - all other customary factual information the reporting party deems necessary or desirable to enable holders of the related grantor trust certificates to prepare their tax returns.

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

     The reporting party will furnish comparable information to the IRS as and when required by law to do so.

     Because the rules for accruing discount and amortizing premium with respect to grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the information reports of those items of income and expense. Moreover, those information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

     Final Treasury regulations establish a reporting framework for interests in "widely held fixed investment trusts" and place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as an arrangement classified as a "trust" under Treasury regulations Section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to--

     -    a custodian of a person's account;

     -    a nominee; and

     -    a broker holding an interest for a customer in street name.

     The trustee is required to calculate and provide information to the IRS and to requesting persons with respect to the trust fund in accordance with these regulations. The trustee, or applicable middleman, is required to file information returns with the IRS and provide tax information statements to certificateholders in accordance with these regulations.

     BACKUP WITHHOLDING. In general, the rules described under "--REMICs--Backup Withholding with Respect to REMIC Certificates" above will also apply to grantor trust certificates.

     FOREIGN INVESTORS. In general, the discussion with respect to REMIC regular certificates under "--REMICs--Foreign Investors in REMIC Certificates" above applies to grantor trust certificates. However, unless we otherwise specify in the related prospectus supplement, grantor trust certificates will be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion above, only to the extent the related mortgage loans were originated after July 18, 1984.

     To the extent that interest on a grantor trust certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the certificate is not held in connection with a certificateholder's trade or business in the United States, the certificate will not be subject to United States estate taxes in the estate of a nonresident alien individual.

                        STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Federal Income Tax Consequences," potential investors should consider the state and local tax consequences concerning the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, we recommend that prospective investors consult their tax advisors with respect to the various tax consequences of investments in the offered certificates.

                              ERISA CONSIDERATIONS

GENERAL

     Title I of ERISA and Section 4975 of the Code impose various requirements on--

     -    Plans; and

     -    persons that are fiduciaries with respect to Plans,

in connection with the investment of the assets of a Plan. For purposes of this discussion, Plans may include individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts, including as applicable, insurance company general accounts, in which other Plans are invested.

     Governmental plans and, if they have not made an election under Section 410(d) of the Code, church plans, are not subject to ERISA requirements. However, these plans may be subject to provisions of other applicable federal and state law that are materially similar to the provisions of ERISA and the Code. Any of those plans which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules in Section 503 of the Code.

     ERISA imposes general fiduciary requirements on a fiduciary that is investing the assets of a Plan, including--

     -    investment prudence and diversification; and

     -    compliance with the investing Plan's governing the documents.

     Section 406 of ERISA and Section 4975 of the Code also prohibit a broad range of transactions involving the assets of a Plan and a Party in Interest with respect to that Plan, unless a statutory or administrative exemption exists.

     The types of transactions between Plans and Parties in Interest that are prohibited include--

     -    sales, exchanges or leases of property;

     -    loans or other extensions of credit; and

     -    the furnishing of goods and services.

     Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed under Section 4975 of the Code or a penalty imposed under Section 502(i) of ERISA, unless a statutory or administrative exemption is available. In addition, the persons involved in the prohibited transaction may have to cancel the transaction and pay an amount to the affected Plan for any losses realized by that Plan or profits realized by those persons. In addition, individual retirement accounts involved in the prohibited transaction may be disqualified, which would result in adverse tax consequences to the owner of the account.

PLAN ASSET REGULATIONS

     A Plan's investment in offered certificates may cause the underlying mortgage assets and other assets of the related trust to be deemed assets of that Plan. The Plan Asset Regulations provide that when a Plan acquires an equity interest in an entity, the assets of that Plan or arrangement include both that equity interest and an undivided interest in each of the underlying assets of the entity, unless an exception applies. One such exception occurs when the equity participation in the entity by benefit plan investors, which include both Plans and any entity which is deemed to include plan assets because of investment in the entity by one or more Plans, is not significant. The equity participation by benefit plan investors will be significant on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. The percentage owned by benefit plan investors is determined by excluding the investments of the following persons--

     - those with discretionary authority or control over the assets of the entity;

     - those who provide investment advice directly or indirectly for a fee with respect to the assets of the entity; and

     - those who are affiliates of the persons described in the preceding two bullets.

     In the case of one of our trusts, investments by us, by the related trustee, the related master servicer, the related special servicer or any other party with discretionary authority over the related trust assets, or by the affiliates of these persons, will be excluded.

     A fiduciary of an investing Plan is any person who--

     - has discretionary authority or control over the management or disposition of the assets of that Plan; or

     - provides investment advice with respect to the assets of that Plan for a fee.

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

     If the mortgages and other assets included in one of our trusts are Plan assets, then any party exercising management or discretionary control regarding those assets, such as the related trustee, master servicer or special servicer, or affiliates of any of these parties, may be--

     -    deemed to be a fiduciary with respect to the investing Plan; and

     -    subject to the fiduciary responsibility provisions of ERISA.

     In addition, if the mortgages and other assets included in one of our trusts are Plan assets, then the operation of that trust may involve prohibited transactions under ERISA or the Code. For example, if a borrower with respect to a mortgage loan in that trust is a Party in Interest to an investing Plan, then the purchase by that Plan of offered certificates evidencing interests in that trust, could be a prohibited loan between that Plan and the Party in Interest.

     The Plan Asset Regulations provide that where a Plan purchases a "guaranteed governmental mortgage pool certificate," the assets of that Plan include the certificate but do not include any of the mortgages underlying the certificate. The Plan Asset Regulations include in the definition of a "guaranteed governmental mortgage pool certificate" some certificates issued and/or guaranteed by Freddie Mac, Ginnie Mae, Fannie Mae, or Farmer Mac. Accordingly, even if these types of mortgaged-backed securities were deemed to be assets of a Plan, the underlying mortgages would not be treated as assets of that Plan. Private label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities are not "guaranteed governmental mortgage pool certificates" within the meaning of the Plan Asset Regulations.

     In addition, the acquisition or holding of offered certificates by or on behalf of a Plan could give rise to a prohibited transaction if we or the related trustee, master servicer or special servicer or any related underwriter, sub-servicer, tax administrator, manager, borrower or obligor under any credit enhancement mechanism, or one of their affiliates, is or becomes a Party in Interest with respect to an investing Plan.

     If you are the fiduciary of a Plan, you should consult your counsel and review the ERISA discussion in the related prospectus supplement before purchasing any offered certificates.

UNDERWRITER'S EXEMPTION

     It is expected that Credit Suisse Securities (USA) LLC will be the sole, lead or co-lead underwriter in each underwritten offering of certificates made by this prospectus. The U.S. Department of Labor issued PTE 89-90 to a predecessor in interest to Credit Suisse Securities (USA) LLC. Subject to the satisfaction of the conditions specified in that exemption, as amended, including by PTE 2007-5, PTE 89-90 generally exempts from the application of the prohibited transaction provisions of ERISA and the Code, various transactions relating to, among other things--

     - the servicing and operation of some mortgage assets pools, such as the types of mortgage asset pools that will be included in our trusts; and

     - the purchase, sale and holding of some certificates evidencing interests in those pools that are underwritten by Credit Suisse Securities (USA) LLC or any person affiliated with Credit Suisse Securities (USA) LLC, such as particular classes of the offered certificates.

     The related prospectus supplement will state whether PTE 89-90 or other similar exemption is or may be available with respect to any offered certificates underwritten by Credit Suisse Securities (USA) LLC or other underwriters.

INSURANCE COMPANY GENERAL ACCOUNTS

     The Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides relief from the fiduciary and prohibited transaction provisions of ERISA and the Code for transactions involving an insurance company general account. This relief is in addition to any exemption that may be available under PTCE 95-60 for the purchase and holding of certain classes of offered certificates by an insurance company general account.

     Under Section 401(c) of ERISA, the U.S. Department of Labor issued a final regulation on January 5, 2000, providing guidance for determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets are Plan assets. That regulation generally provides that, if the specified requirements are satisfied with respect to insurance policies issued on or before December 31, 1998, the assets of an insurance company general account will not be Plan assets.

     Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998, or issued to a Plan on or before December 31, 1998 for which the insurance company does not comply with the requirements set forth in the final regulation under Section 401(c) of ERISA, may be treated as Plan assets. In addition, because Section 401(c) of ERISA and the regulation issued under Section 401(c) of ERISA do not relate to insurance company separate accounts, separate account assets are still treated as Plan assets, invested in the separate account. If you are an insurance company are contemplating the investment of general account assets in offered certificates, you should consult your legal counsel as to the applicability of
Section 401(c) of ERISA and PTCE 95-60.

CONSULTATION WITH COUNSEL

     If you are a fiduciary for a Plan and you intend to purchase offered certificates on behalf of or with assets of that Plan, you should--

     -    consider your general fiduciary obligations under ERISA; and

     -    consult with your legal counsel as to--

          1. the potential applicability of ERISA and the Code to investment, and

          2. the availability of any prohibited transaction exemption in connection with investment.

TAX EXEMPT INVESTORS

     A Plan that is exempt from federal income taxation under Section 501 of the Code will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" within the meaning of Section 512 of the Code.

                                LEGAL INVESTMENT

     If so specified in the prospectus supplement, certain classes of offered certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). Generally, the only classes of offered certificates which will qualify as "mortgage related securities" will be those that (1) are rated in one of two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of those offered certificates not qualifying as "mortgage related securities" for purposes of SMMEA ("Non-SMMEA offered certificates") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such offered certificates, may be subject to significant interpretive uncertainties. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Non-SMMEA offered certificates constitute legal investments for them.

     Those classes of offered certificates qualifying as "mortgage related securities" will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities, including depository institutions, insurance companies, trustees, and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

     Under SMMEA, a number of states enacted legislation, on or prior to the October 3, 1991 cut off for those enactments, limiting to various extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" to include, in relevant part, offered certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state regulated entities in those types of offered certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

     SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell, or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. Section 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. Section 1.2(m) to include certain "commercial mortgage related securities." As so defined, "commercial mortgage related security" means, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any of the offered certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The National Credit Union Administration (the "NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities," other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R. Section 703.16(e) for investing in those securities), residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's "investment pilot program" under 12 C.F.R.
Section 703.19 may be able to invest in those prohibited forms of securities, while "RegFlex credit unions" may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. Section 742.4(b)(2). The Office of Thrift Supervision (the "OTS") has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," and Thrift Bulletin 73a (December 18, 2001), "Investing in Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment Securities and End User Derivatives Activities" (the "1998 Policy Statement") of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the Federal Deposit Insurance Corporation and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass through securities and mortgage derivative products) used for investment purposes.

     Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies, and guidelines adopted from time to time by those authorities before purchasing any offered certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies, or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage of assets limits, provisions which may restrict or prohibit investment in securities which are not "interest-bearing" or "income-paying," and, with regard to any offered certificates issued in book entry form, provisions which may restrict or prohibit investments in securities which are issued in book entry form.

     Except as to the status of certain classes of the offered certificates as "mortgage related securities," no representations are made as to the proper characterization of the offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase offered certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity of the offered certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments or are subject to investment, capital, or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

                              PLAN OF DISTRIBUTION

     The certificates offered by this prospectus and the related prospectus supplements will be offered in series through one or more of the methods described in the next paragraph. The prospectus supplement prepared for the offered certificates of each series will describe the method of offering being utilized for those certificates and will state the net proceeds to us from the sale of those certificates.

     We intend that offered certificates will be offered through the following methods from time to time. We further intend that offerings may be made concurrently through more than one of these methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of these methods. The methods are as follows--

     - by negotiated firm commitment or best efforts underwriting and public offering by one or more underwriters which may include one of our affiliate corporations, Credit Suisse Securities (USA) LLC, as specified in the related prospectus supplement;

     -    by placements by us with institutional investors through dealers; and

     -    by direct placements by us with institutional investors.

     In addition, if specified in the related prospectus supplement, the offered certificates of a series may be offered in whole or in part to the seller of the mortgage assets that would back those certificates. Furthermore, the related trust assets for any series of offered certificates may include other securities, the offering of which was registered under the registration statement of which this prospectus is a part.

     If underwriters are used in a sale of any offered certificates, other than in connection with an underwriting on a best efforts basis, the offered certificates will be acquired by the underwriters for their own account. These certificates may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters with respect to the offer and sale of offered certificates of a particular series will be described on the cover of the prospectus supplement relating to the series and the members of the underwriting syndicate, if any, will be named in the relevant prospectus supplement.

     Underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the payment of the offered certificates may be deemed to be underwriters in connection with those certificates. In addition, any discounts or commissions received by them from us and any profit on the resale of those offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that--

     - the obligations of the underwriters will be subject to various conditions precedent;

     - the underwriters will be obligated to purchase all the certificates if any are purchased, other than in connection with an underwriting on a best efforts basis; and

     - in limited circumstances, we will indemnify the several underwriters and the underwriters will indemnify us against civil liabilities relating to disclosure in our registration statement, this prospectus or any of the related prospectus supplements, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made with respect to any liabilities.

     The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

     We anticipate that the offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of offered certificates. Holders of offered certificates should consult with their legal advisors in this regard prior to any reoffer or sale.

                                  LEGAL MATTERS

     Unless otherwise specified in the related prospectus supplement, particular legal matters in connection with the certificates of each series, including some federal income tax consequences, will be passed upon for us by Cadwalader, Wickersham & Taft LLP or Skadden, Arps, Slate, Meagher & Flom LLP (as provided in the related prospectus supplement).

                              FINANCIAL INFORMATION

     A new trust will be formed with respect to each series of offered certificates. None of those trusts will engage in any business activities or have any assets or obligations prior to the issuance of the related series of offered certificates. Accordingly, no financial statements with respect to any trust will be included in this prospectus or in the related prospectus supplement. We have determined that our financial statements will not be material to the offering of any offered certificates.

                                     RATING

     It is a condition to the issuance of any class of offered certificates that, at the time of issuance, at least one nationally recognized statistical rating organization has rated those certificates in one of its generic rating categories which signifies investment grade. Typically, the four highest rating categories, within which there may be sub-categories or gradations indicating relative standing, signify investment grade.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of all payments of interest and/or principal to which they are entitled. These ratings address the structural, legal and issuer-related aspects associated with the certificates, the nature of the underlying mortgage assets and the credit quality of any third-party credit enhancer. The rating(s) on a class of offered certificates will not represent any assessment of--

     -    whether the price paid for those certificates is fair;

     - whether those certificates are a suitable investment for any particular investor;

     -    the tax attributes of those certificates or of the related trust;

     - the yield to maturity or, if they have principal balances, the average life of those certificates;

     - the likelihood or frequency of prepayments of principal on the underlying mortgage loans;

     - the degree to which the amount or frequency of prepayments on the underlying mortgage loans might differ from those originally anticipated;

     - whether or to what extent the interest payable on those certificates may be reduced in connection with interest shortfalls resulting from the timing of voluntary prepayments;

     - the likelihood that any amounts other than interest at the related mortgage interest rates and principal will be received with respect to the underlying mortgage loans; or

     - if those certificates provide solely or primarily for payments of interest, whether the holders, despite receiving all payments of interest to which they are entitled, would ultimately recover their initial investments in those certificates.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

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

                                    GLOSSARY

     The following capitalized terms will have the respective meanings assigned to them in this "Glossary" section whenever they are used in this prospectus.

     "ADA" means the Americans with Disabilities Act of 1990, as amended.

     "CERCLA" means the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

     "CODE" means the Internal Revenue Code of 1986, as amended.

     "COMMITTEE REPORT" means the Conference Committee Report accompanying the Tax Reform Act of 1986.

     "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then-scheduled principal balance of a pool of mortgage loans for the life of those loans.

     "DISQUALIFIED ORGANIZATION" means--

     -    the United States;

     -    any State or political subdivision of the United States;

     -    any foreign government;

     -    any international organization;

     - any agency or instrumentality of the foregoing, except for instrumentalities described in Section 168(h)(2)(D) of the Code or Freddie Mac;

     - any organization, other than a cooperative described in Section 521 of the Code, that is exempt from federal income tax, except if it is subject to the tax imposed by Section 511 of the Code; or

     -    any organization described in Section 1381(a)(2)(C) of the Code.

     "ELECTING LARGE PARTNERSHIP" means any partnership having more than 100 members during the preceding tax year which elects to apply simplified reporting provisions under the Code, except for some service partnerships and commodity pools.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "EUROCLEAR OPERATOR" means Euroclear Bank, Brussels, Belgium office, as operator of the Euroclear System.

     "EUROCLEAR TERMS AND CONDITIONS" means the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and, to the extent that it applies to the operation of the Euroclear System, Belgian law.

     "FANNIE MAE" means the Federal National Mortgage Association.

     "FARMER MAC" means the Federal Agricultural Mortgage Corporation.

     "FDIC" means the Federal Deposit Insurance Corporation.

     "FINANCIAL INTERMEDIARY" means a brokerage firm, bank, thrift institution or other financial intermediary that maintains an account of a beneficial owner of securities.

     "FREDDIE MAC" means the Federal Home Loan Mortgage Corporation.

     "GINNIE MAE" means the Government National Mortgage Association.

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

     "GOVERNING DOCUMENT" means the pooling and servicing agreement or other similar agreement or collection of agreements, which governs the issuance of a series of offered certificates.

     "IRS" means the Internal Revenue Service.

     "LENDER LIABILITY ACT" means the Asset Conservation, Lender Liability and Deposit Insurance Act of 1996, as amended.

     "NET INCOME FROM FORECLOSURE PROPERTY" means income from foreclosure property other than qualifying rents and other qualifying income for a REIT.

     "NCUA" means the National Credit Union Administration.

     "OCC" means the Office of the Comptroller of the Currency.

     "OTS" means the Office of Thrift Supervision.

     "PARTY IN INTEREST" means any person that is a "party in interest" within the meaning of ERISA or a "disqualified person" within the meaning of the Code.

     "PASS-THROUGH ENTITY" means any--

     -    regulated investment company;

     -    real estate investment trust;

     -    trust;

     -    partnership; or

     - other entities described in Section 860E(e)(6) of the Internal Revenue Code.

     "PLAN" means any retirement plan or other employee benefit plan, arrangement or account that is subject to the fiduciary responsibility provisions of the ERISA or Section 4975 of the Code.

     "PLAN ASSET REGULATIONS" means the regulations of the U.S. Department of Labor promulgated under ERISA relating to what constitutes assets of a Plan.

     "PTCE" means a prohibited transaction class exemption issued by the U.S. Department of Labor.

     "PTE" means a prohibited transaction exemption issued by the U.S. Department of Labor.

     "REIT" means a real estate investment trust within the meaning of Section 856(a) of the Code.

     "RELIEF ACT" means the Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

     "REMIC" means a real estate mortgage investment conduit, within the meaning of, and formed in accordance with, the Tax Reform Act of 1986 and Sections 860A through 860G of the Code.

     "SEC" means the Securities and Exchange Commission.

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

     "SPA" means standard prepayment assumption.

     "UCC" means, for any jurisdiction, the Uniform Commercial Code as in effect in that jurisdiction.

     "U.S. PERSON" means--

     -    a citizen or resident of the United States;

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

     - a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of Columbia;

     - an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

     -    a trust as to which--

          1. a court in the United States is able to exercise primary supervision over the administration of the trust, and

          2. one or more United States persons have the authority to control all substantial decisions of the trust.

In addition, to the extent provided in the Treasury regulations, a trust will be a U.S. Person if it was in existence on August 20, 1996 and it elected to be treated as a U.S. Person.

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[MAP OMITTED]

LAKESIDE APARTMENTS (PHASE II)
CHARLOTTESVILLE, VA

[GRAPHIC OMITTED]

GRAND EAGLE
GREENVILLE, SC

[GRAPHIC OMITTED]

HOLIDAY INN DALLAS NORTH
RICHARDSON, TX

[GRAPHIC OMITTED]

COURTYARD INN SOUTHPORT CROSSING
INDIANAPOLIS, IN

[GRAPHIC OMITTED]

THE CREEK AT STONE OAK
SAN ANTONIO, TX

[GRAPHIC OMITTED]

KILLEEN MALL
KILLEEN, TX

[GRAPHIC OMITTED]

HARVARD MARKET
SEATTLE, WA

[GRAPHIC OMITTED]

WEXFORD
CHARLOTTE, NC

[GRAPHIC OMITTED]

AGUADILLA MALL
AGUADILLA, PR

[GRAPHIC OMITTED]

WEBSTER PARC
WEBSTER, NY

[GRAPHIC OMITTED]

1100 EXECUTIVE TOWER
ORANGE, CA

[GRAPHIC OMITTED]

STONEY RUN APARTMENTS
BRUNSWICK, OH

[GRAPHIC OMITTED]

FAIRFIELD INN JOPLIN
JOPLIN, MO

          The attached diskette contains one spreadsheet file that can be put on a user-specified hard drive or network drive. This spreadsheet file is "CSMC 2008-C1.xls." The spreadsheet file "CSMC 2008-C1.xls" is a Microsoft Excel(1), Version 5.0 spreadsheet. The spreadsheet file provides, in electronic format, statistical information that is used to present the information presented in and on Exhibits A-1 and A-2 to this prospectus supplement. Defined terms used, but not otherwise defined, in the spreadsheet file will have the respective meanings assigned to them in the glossary to this prospectus supplement. All the information contained in the spreadsheet file is subject to the same limitations and qualifications contained in this prospectus supplement. Prospective investors are strongly urged to read this prospectus supplement and accompanying prospectus in its entirety prior to accessing the spreadsheet file.

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(1)  Microsoft Excel is a registered trademark of Microsoft Corporation.

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                               TABLE OF CONTENTS

            Prospectus Supplement

Important Notice about Information
  Presented in This Prospectus
  Supplement........................     S-4
Notice to Residents of the United
  Kingdom...........................     S-4
Summary of Prospectus Supplement....     S-6
Risk Factors........................    S-37
Capitalized Terms Used in This
  Prospectus Supplement.............    S-64
Forward-Looking Statements..........    S-64
Affiliations........................    S-64
Description of the Issuing Entity...    S-64
Description of the Depositor........    S-66
Description of the Sponsors and
  Mortgage Loan Sellers.............    S-66
Description of the Underlying
  Mortgage Loans....................    S-71
Description of the Offered
  Certificates......................   S-132
Yield and Maturity Considerations...   S-158
Description of the Swap Agreement...   S-163
The Series 2008-C1 Pooling and
  Servicing Agreement...............   S-163
Certain Legal Aspects of Mortgage
  Loans for Mortgaged Properties
  Located in New York, Texas and
  Hawaii............................   S-201
Certain Legal Aspects of Mortgage
  Loans for Mortgaged Properties
  Located in Puerto Rico............   S-202
Federal Income Tax Consequences.....   S-202
ERISA Considerations................   S-205
Legal Investment....................   S-208
Use of Proceeds.....................   S-208
Underwriting........................   S-208
Legal Matters.......................   S-209
Rating..............................   S-210
Glossary............................   S-211

                                  $542,544,000
                                 (Approximate)

                            CREDIT SUISSE COMMERCIAL
                                 MORTGAGE TRUST
                                 SERIES 2008-C1

                              Commercial Mortgage
                           Pass-Through Certificates,
                                 Series 2008-C1

                       Class A-1, Class A-2, Class A-AB,
                           Class A-3 and Class A-1-A
                        --------------------------------
                             PROSPECTUS SUPPLEMENT
                        --------------------------------

                                 CREDIT SUISSE

                                 MORGAN STANLEY

                            DEUTSCHE BANK SECURITIES

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